     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 30, 1999

                                                 REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ---------------------

                              THE BANC CORPORATION
             (Exact Name of Registrant as Specified in its Charter)
                             ---------------------

              DELAWARE                                 6711                                63-1201350
   (State or Other Jurisdiction of         (Primary Standard Industrial                 (I.R.S. Employer
   Incorporation or Organization)           Classification Code Number)              Identification Number)

                             ---------------------
                              17 NORTH 20TH STREET
                           BIRMINGHAM, ALABAMA 35203
                                 (205) 326-2265
  (Address, including Zip Code, and Telephone Number, including Area Code, of
                   Registrant's Principal Executive Offices)

                              JAMES A. TAYLOR, JR.
            EXECUTIVE VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                   THE BANC CORPORATION, 17 NORTH 20TH STREET
                           BIRMINGHAM, ALABAMA 35203
                                 (205) 326-2265
 (Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)
                             ---------------------
                                   COPIES TO:

            ROBERT E. LEE GARNER                            PETER G. WEINSTOCK
          F. HAMPTON MCFADDEN, JR.                           PAM GATES O'QUINN
      HASKELL SLAUGHTER & YOUNG, L.L.C.                  JENKENS & GILCHRIST, P.C.
         1200 AMSOUTH/HARBERT PLAZA                             SUITE 3200
           1901 SIXTH AVENUE NORTH                           1445 ROSS AVENUE
          BIRMINGHAM, ALABAMA 35203                      DALLAS, TEXAS 75202-2799
               (205) 251-1000                                 (214) 855-4500

                             ---------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

     If the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
      TITLE OF EACH CLASS OF                            PROPOSED MAXIMUM     PROPOSED MAXIMUM
         SECURITIES TO BE             AMOUNT TO BE       OFFERING PRICE     AGGREGATE OFFERING        AMOUNT OF
            REGISTERED                REGISTERED(1)         PER UNIT             PRICE(2)         REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.001 per
share.............................      2,164,921              N/A              $8,850,000            $2,460.30
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------

(1) Represents the maximum amount of common stock, par value $.001 per share ("Corporation common stock"), of The Banc Corporation (the "Corporation") issuable upon the consummation of the mergers, assuming (a) the conversion of each outstanding share of common stock, par value $10.00 per share ("C&L common stock"), of C&L Banking Corporation ("C&L") into 1,286,686 shares of Corporation common stock; (b) the conversion of each outstanding share of common stock, not owned by C&L Banking Corporation, par value $10.00 per share ("Bank of Bristol common stock") of C&L Bank of Bristol ("Bank of Bristol") into 24,921 shares of Corporation common stock; and (c) the conversion of each outstanding share of common stock, par value $12.00 per share ("Bank of Blountstown common stock"), of C&L Bank of Blountstown ("Bank of Blountstown") into 853,314 shares of Corporation common stock.
(2) Computed in accordance with Rule 457(f)(2), solely for the purpose of calculating the registration fee, based upon the book value of C&L common stock of $4,885,000 at December 31, 1998, the book value of Bank of Bristol common stock of $94,000 at December 31, 1998, and the book value of Bank of Blountstown common stock of $3,871,000 at December 31, 1998.
                             ---------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SEC, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                            C&L BANKING CORPORATION

To Our Stockholders:

     I am pleased to invite you to attend the special meeting of stockholders of C&L Banking Corporation. The date, time and place of the special meeting are as follows:

                                                 , 1999
                                        a.m. local time
                              C&L Bank of Bristol
                          Highway 20 and Baker Street
                             Bristol, Florida 32321

     At this meeting, you will be asked to consider and vote upon a merger between C&L and The Banc Corporation. If the merger is completed, C&L will merge into the Corporation, and the banking operations of C&L will continue to be conducted through C&L Bank of Bristol, a Florida bank, which will become a subsidiary of the Corporation.

     Additionally, if the merger is completed, you will receive the number of shares of Corporation common stock calculated as discussed in the attached Prospectus-Joint Proxy Statement for each share of C&L stock that you own, unless you exercise dissenters' rights of appraisal. The C&L merger is subject to certain conditions, including the approval of the C&L merger by holders of a majority of the outstanding shares of C&L common stock. The exchange of your shares of C&L common stock for Corporation common stock in the C&L merger is intended to be a tax-free reorganization for federal income tax purposes. The C&L merger is described in greater detail in the accompanying Prospectus-Joint Proxy Statement.

     YOUR VOTE, IN PERSON OR BY PROXY, IS VERY IMPORTANT. Whether or not you plan to attend the special meeting, please complete, date, sign and promptly return the enclosed proxy in the enclosed envelope to ensure your shares are represented. If you return your proxy without indicating how you want to vote, your proxy will be voted in favor of the merger. If you do not return your card, the effect will be a vote against the proposed merger. If you have any questions, please contact me at (850) 643-2221.

     THE BOARD OF DIRECTORS OF C&L UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" APPROVAL OF THE C&L MERGER, WHICH APPROVAL AND ADOPTION WILL CONSTITUTE APPROVAL OF THE TRANSACTIONS CONTEMPLATED THEREBY. WE URGE YOU TO CONSIDER CAREFULLY THESE IMPORTANT MATTERS, WHICH ARE DESCRIBED IN THE ACCOMPANYING PROSPECTUS-JOINT PROXY STATEMENT.

                                          Sincerely,

                                                   /s/ JED M. HIERS

                                          --------------------------------------
                                                       Jed M. Hiers
                                          President and Chief Executive Officer

                            C&L BANKING CORPORATION

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                   TO BE HELD                          , 1999
                                             A.M.
                              C&L BANK OF BRISTOL
                          HIGHWAY 20 AND BAKER STREET
                             BRISTOL, FLORIDA 32321

     C&L Banking Corporation will hold a special meeting of stockholders to vote on the following:

     To consider and vote upon a proposal to approve a Plan and Agreement of Merger, dated as of February 25, 1999, by and between The Banc Corporation, a Delaware corporation headquartered in Birmingham, Alabama, and C&L, and the transactions contemplated thereby. The C&L Plan of Merger, which describes the merger in more detail, is included in the accompanying Prospectus-Joint Proxy Statement as Annex A.

     If the proposed merger is completed, C&L will merge into the Corporation, with the Corporation as the surviving corporation. C&L stockholders will receive the number of shares of Corporation common stock calculated as discussed in the attached Prospectus-Joint Proxy Statement for each share of C&L common stock they own. C&L will cease to exist as a separate corporate entity. Consummation of the C&L merger is subject to certain conditions, including the approval and adoption of the C&L Plan of Merger by holders of at least a majority of the C&L common stock entitled to vote at the meeting.

     Stockholders of C&L have a right to dissent from the proposed C&L merger and obtain payment in cash of the appraised or fair value of their shares of C&L common stock by complying with the applicable provisions of Florida law. The full text of Sections 607.1301 through 607.1320 of the Florida Business Corporation Act, which describes the procedures to be followed by stockholders who choose to dissent under applicable law, are included as Annex D to the Prospectus-Joint Proxy Statement and should be read carefully.

     Only stockholders of record at the close of business on           , 1999,
will be entitled to notice of and to vote at the C&L special meeting or any adjournments or postponements thereof.

     The Board of Directors of C&L unanimously recommends that holders of C&L common stock vote "FOR" the proposals listed above.

     IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE C&L SPECIAL MEETING REGARDLESS OF THE NUMBER OF SHARES YOU OWN. EVEN IF YOU PLAN TO ATTEND THE C&L SPECIAL MEETING, WE URGE YOU TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENVELOPE PROVIDED AS PROMPTLY AS POSSIBLE. IF YOU ATTEND THE C&L SPECIAL MEETING, YOU MAY VOTE EITHER IN PERSON OR BY PROXY. ANY PROXY GIVEN MAY BE REVOKED BY YOU AT ANY TIME PRIOR TO ITS EXERCISE IN THE MANNER DESCRIBED IN THE PROSPECTUS-JOINT PROXY STATEMENT.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          Sincerely,

                                                   /s/ JED M. HIERS
                                          --------------------------------------
                                                       Jed M. Hiers
                                          President and Chief Executive Officer

                         , 1999

                              C&L BANK OF BRISTOL

To Our Stockholders:

     I would like to invite you to attend the special meeting of stockholders of C&L Bank of Bristol. The date, time and place of the special meeting are as follows:

                                                 , 1999
                                        a.m. local time
                              C&L Bank of Bristol
                          Highway 20 and Baker Street
                             Bristol, Florida 32321

     At this meeting, you will be asked to consider and vote upon a share exchange between the Bank of Bristol and a subsidiary of The Banc Corporation. If the share exchange is completed, Bank of Bristol stockholders, except for C&L Banking Corporation, will receive shares of Corporation common stock from the subsidiary of the Corporation.

     Additionally, if the share exchange is completed, each share of Bank of Bristol common stock not owned by C&L Banking Corporation will be converted into the number of shares of Corporation common stock calculated as discussed in the attached Prospectus-Joint Proxy Statement for each share of Bank of Bristol common stock you own, unless you exercise dissenters' rights of appraisal. After the share exchange, Bank of Bristol will be a wholly-owned subsidiary of the Corporation. The share exchange is subject to certain conditions, including the approval of the share exchange by holders of a majority of the outstanding shares of Bank of Bristol common stock. The exchange of your shares of Bank of Bristol common stock for Corporation common stock in the share exchange is intended to be a tax-free reorganization for federal income tax purposes. The share exchange is described in greater detail in the accompanying Prospectus-Joint Proxy Statement.

     YOUR VOTE, IN PERSON OR BY PROXY, IS VERY IMPORTANT. Whether or not you plan to attend the special meeting, please complete, date, sign and promptly return the enclosed proxy in the enclosed envelope to ensure your shares are represented. If you return your proxy without indicating how you want to vote, your proxy will be voted in favor of the share exchange. If you do not return your card, the effect will be a vote against the proposed share exchange. If you have any questions, please contact me at (850) 643-2221.

     THE BOARD OF DIRECTORS OF BANK OF BRISTOL UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" APPROVAL OF THE SHARE EXCHANGE, WHICH APPROVAL WILL CONSTITUTE APPROVAL OF THE TRANSACTIONS CONTEMPLATED THEREBY. WE URGE YOU TO CONSIDER CAREFULLY THESE IMPORTANT MATTERS, WHICH ARE DESCRIBED IN THE ACCOMPANYING PROSPECTUS-JOINT PROXY STATEMENT.

                                          Sincerely,

                                                   /s/ JED M. HIERS

                                          --------------------------------------
                                                       Jed M. Hiers
                                          President and Chief Executive Officer

                              C&L BANK OF BRISTOL

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                   TO BE HELD                          , 1999
                                             A.M.
                              C&L BANK OF BRISTOL
                          HIGHWAY 20 AND BAKER STREET
                             BRISTOL, FLORIDA 32321

     C&L Bank of Bristol, a Florida corporation, will hold a special meeting of stockholders to vote on the following:

     To consider and vote upon a proposal to approve a Share Exchange Agreement, dated as of February 25, 1999, among The Banc Corporation, a Delaware corporation headquartered in Birmingham, Alabama, C&L Banking Corporation, a Florida corporation headquartered in Bristol, Florida, C&L Bank of Bristol, a Florida corporation and a subsidiary of C&L Banking Corporation, and Bristol Acquisition Corporation, a subsidiary of the Corporation, and the transactions contemplated thereby. The Share Exchange Agreement is included in the accompanying Prospectus-Joint Proxy Statement as Annex B.

     If the proposed share exchange is completed, the stockholders of Bank of Bristol, except for C&L Banking Corporation, will receive the number of shares of Corporation common stock calculated as discussed in the attached Prospectus-Joint Proxy Statement for each share of Bank of Bristol common stock they own. After the share exchange, Bank of Bristol will become a wholly-owned subsidiary of the Corporation. Consummation of the share exchange is subject to certain conditions, including the approval and adoption of the share exchange by holders of at least a majority of the Bank of Bristol common stock entitled to vote at the special meeting.

     Stockholders of Bank of Bristol have a right to dissent from the proposed share exchange and obtain payment in cash of the appraised or fair value of their shares of Bank of Bristol common stock by complying with the applicable provisions of Florida law. The full text of Section 658.45 of the Florida Banking Code, which sets forth the procedures to be followed by stockholders who choose to dissent under applicable law, are included as Annex E to the Prospectus-Joint Proxy Statement and should be read carefully.

     Only stockholders of record at the close of business on           , 1999,
will be entitled to notice of and to vote at the Bank of Bristol special meeting or any adjournments or postponements thereof.

     The Board of Directors of Bank of Bristol unanimously recommends that holders of Bank of Bristol common stock vote "FOR" the proposals listed above.

     IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE BANK OF BRISTOL SPECIAL MEETING REGARDLESS OF THE NUMBER OF SHARES YOU OWN. EVEN IF YOU PLAN TO ATTEND THE BANK OF BRISTOL SPECIAL MEETING, WE URGE YOU TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENVELOPE PROVIDED AS PROMPTLY AS POSSIBLE. IF YOU ATTEND THE BANK OF BRISTOL SPECIAL MEETING, YOU MAY VOTE EITHER IN PERSON OR BY PROXY. ANY PROXY GIVEN MAY BE REVOKED BY YOU AT ANY TIME PRIOR TO ITS EXERCISE IN THE MANNER DESCRIBED IN THE PROSPECTUS-JOINT PROXY STATEMENT.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                                   /s/ JED M. HIERS

                                          --------------------------------------
                                                       Jed M. Hiers
                                          President and Chief Executive Officer
               , 1999

                            C&L BANK OF BLOUNTSTOWN

To Our Stockholders:

     I would like to invite you to attend the special meeting of stockholders of C&L Bank of Blountstown. The date, time and place of the special meeting are as follows:
                                            , 1999
                                     a.m. local time
                             W.T. Neal Civic Center
                                Highway 71 North
                           Blountstown, Florida 32424

     At this meeting, you will be asked to consider and vote upon the merger of Bank of Blountstown and Bank of Bristol, a subsidiary of C&L Banking Corporation. Immediately prior to the merger, C&L will be merged into The Banc Corporation. If the merger is completed, Bank of Blountstown will merge with the Bank of Bristol and the combined banking operations of the Bank of Bristol and Bank of Blountstown will be conducted through Bank of Bristol, which will be a subsidiary of the Corporation.

     Additionally, if the merger is completed, you will receive the number of shares of Corporation common stock calculated as discussed in the attached Prospectus-Joint Proxy Statement, unless you exercise dissenters' rights of appraisal. The Bank of Blountstown merger is subject to certain conditions, including the approval of the Bank of Blountstown merger by holders of a majority of the Bank of Blountstown common stock entitled to vote at the meeting. The exchange of your shares of Bank of Blountstown common stock for Corporation common stock in the Bank of Blountstown merger is intended to be a tax-free reorganization for federal income tax purposes. The Bank of Blountstown merger is described in greater detail in the accompanying Prospectus-Joint Proxy Statement.

     YOUR VOTE, IN PERSON OR BY PROXY, IS VERY IMPORTANT. Whether or not you plan to attend the special meeting, please complete, date, sign and promptly return the enclosed proxy in the enclosed envelope to ensure your shares are represented. If you return your proxy without indicating how you want to vote, your proxy will be voted in favor of the merger. If you do not return your card, the effect will be a vote against the proposed merger. If you have any questions, please contact me at (850) 643-2221.

     THE BOARD OF DIRECTORS OF BANK OF BLOUNTSTOWN UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" APPROVAL OF THE BANK OF BLOUNTSTOWN MERGER, WHICH APPROVAL WILL CONSTITUTE APPROVAL OF THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE BANK OF BLOUNTSTOWN MERGER. WE URGE YOU TO CONSIDER CAREFULLY THESE IMPORTANT MATTERS, WHICH ARE DESCRIBED IN THE ACCOMPANYING PROSPECTUS-JOINT PROXY STATEMENT.

                                          Sincerely,

                                                   /s/ JED M. HIERS

                                          --------------------------------------
                                                       Jed M. Hiers
                                                        President

                            C&L BANK OF BLOUNTSTOWN

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                   TO BE HELD                         , 1999
                                             A.M.
                            W. T. NEAL CIVIC CENTER,
                                HIGHWAY 71 NORTH
                           BLOUNTSTOWN, FLORIDA 32424

     C&L Bank of Blountstown, a Florida corporation, will hold a special meeting of stockholders to vote on the following:

     To consider and vote upon a proposal to approve a Plan and Agreement of Merger, dated as of February 25, 1999, among The Banc Corporation, a Delaware corporation headquartered in Birmingham, Alabama, and C&L Banking Corporation, a Florida corporation headquartered in Bristol, Florida, C&L Bank of Bristol, a Florida corporation and a subsidiary of C&L Banking Corporation, and Bank of Blountstown, and the transactions contemplated thereby. The Bank of Blountstown Plan of Merger is included in the accompanying Prospectus-Joint Proxy Statement as Annex C.

     If the proposed merger is completed, the Bank of Blountstown will merge into the Bank of Bristol, with Bank of Bristol as the surviving corporation. Bank of Blountstown stockholders will receive the number of shares of Corporation common stock calculated as discussed in the attached Prospectus-Joint Proxy Statement for each share of Bank of Blountstown that they own. Consummation of the Bank of Blountstown merger is subject to certain conditions, including the approval and adoption of the Bank of Blountstown Plan of Merger by holders of at least a majority of the Bank of Blountstown common stock entitled to vote at the special meeting.

     Stockholders of Bank of Blountstown have a right to dissent from the proposed Bank of Blountstown merger and obtain payment in cash of the appraised or fair value of their shares of Bank of Blountstown common stock by complying with the applicable provisions of Florida law. The full text of Section 658.44 of the Florida Banking Code, which sets forth the procedures to be followed by stockholders who choose to dissent under applicable law, are included as Annex E to the Prospectus-Joint Proxy Statement and should be read carefully.

     Only stockholders of record at the close of business on                ,
1999, will be entitled to notice of and to vote at the Bank of Blountstown special meeting or any adjournments or postponements thereof.

     The Board of Directors of Bank of Blountstown unanimously recommends that holders of Bank of Blountstown common stock vote "FOR" the proposals listed above.

     IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE BANK OF BLOUNTSTOWN SPECIAL MEETING REGARDLESS OF THE NUMBER OF SHARES YOU OWN. EVEN IF YOU PLAN TO ATTEND THE BANK OF BLOUNTSTOWN SPECIAL MEETING, WE URGE YOU TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENVELOPE PROVIDED AS PROMPTLY AS POSSIBLE. IF YOU ATTEND THE BANK OF BLOUNTSTOWN SPECIAL MEETING, YOU MAY VOTE EITHER IN PERSON OR BY PROXY. ANY PROXY GIVEN MAY BE REVOKED BY YOU AT ANY TIME PRIOR TO ITS EXERCISE IN THE MANNER DESCRIBED IN THE PROSPECTUS-JOINT PROXY STATEMENT.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                                   /s/ JED M. HIERS

                                          --------------------------------------
                                                       Jed M. Hiers
                                                        President

                         , 1999

                PROPOSED MERGERS -- YOUR VOTE IS VERY IMPORTANT

     The Board of Directors of The Banc Corporation has approved the two mergers and the share exchange which would result in C&L Banking Corporation and C&L Bank of Blountstown being merged into The Banc Corporation or one of its subsidiaries. The Board of Directors of each of C&L and C&L Bank of Blountstown, has approved its company's merger with The Banc Corporation. The Boards of Director of The Banc Corporation, Bristol Acquisition Corporation and C&L Bank of Bristol have approved the share exchange which would result in Bank of Bristol becoming a wholly-owned subsidiary of The Banc Corporation.

     As a stockholder of C&L, Bank of Bristol or Bank of Blountstown, the number of shares of Corporation common stock you will receive if the proposed mergers and share exchange are completed will not be finalized until shortly before the special meetings to consider the mergers:

     C&L Stockholders: You will receive approximately $790.64 worth of Corporation common stock for each share of C&L common stock you own. The actual number of shares of Corporation common stock you receive will depend upon the market performance of Corporation common stock. It is likely to be between
79.0639 and 56.4742 shares of Corporation common stock for each share of C&L stock you own.

     Bank of Bristol Stockholders: You will receive approximately $655.80 worth of Corporation common stock for each share of Bank of Bristol common stock you own. The actual number of shares of Corporation common stock you receive will depend upon the market performance of Corporation common stock. It is likely to be between 65.5803 and 46.8431 shares of Corporation common stock for each share of Bank of Bristol stock you own.

     Bank of Blountstown Stockholders: You will receive approximately $85.33 worth of Corporation common stock for each share of Bank of Blountstown common stock you own. The actual number of shares of Corporation common stock you receive will depend upon the market performance of Corporation common stock. It is likely to be between 8.5331 and 6.0951 shares of Corporation common stock for each share of Bank of Blountstown stock you own.

     The mergers and the share exchange cannot be completed unless the stockholders of C&L, Bank of Bristol and Bank of Blountstown approve them. The Board of Directors of C&L, Bank of Bristol and Bank of Blountstown have scheduled special meetings to vote on the mergers as follows:

                         C&L BANK OF BRISTOL
C&L BANKING CORPORATION        , 1999         C&L BANK OF BLOUNTSTOWN
             , 1999             a.m.                  , 1999
                a.m      C&L Bank of Bristol           a.m.
  C&L Bank of Bristol      Highway 20 and     W.T. Neal Civic Center
 Highway 20 and Baker       Baker Street         Highway 71 North
         Street           Bristol, Florida     Blountstown, Florida
Bristol, Florida 32321          32321                  32424

     YOUR VOTE IS IMPORTANT. PLEASE TAKE THE TIME TO VOTE ON THE PROPOSALS BY COMPLETING AND MAILING THE ENCLOSED PROXY CARD, EVEN IF YOU PLAN TO ATTEND YOUR STOCKHOLDERS MEETING. THIS PROSPECTUS-JOINT PROXY STATEMENT PROVIDES YOU WITH DETAILED INFORMATION ABOUT THE PROPOSED MERGERS AND SHARE EXCHANGE. IN ADDITION, YOU MAY OBTAIN INFORMATION ABOUT THE BANC CORPORATION FROM DOCUMENTS THAT WE HAVE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. WE ENCOURAGE YOU TO READ THIS ENTIRE DOCUMENT CAREFULLY.

     Please note these securities:

     - are not bank accounts or deposits;

     - are not federally insured by the FDIC; and

     - are not insured by any other state or federal agency.

NEITHER THE SECURITIES EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     This Prospectus-Joint Proxy Statement is dated             , 1999, and is
first being mailed to stockholders of C&L, Bank of Bristol and Bank of
Blountstown on or about           , 1999.

                           FORWARD-LOOKING STATEMENTS

     Each company makes forward-looking statements in this Prospectus-Joint Proxy Statement that are subject to risks or uncertainties that could cause actual results to differ materially from those contemplated by the forward-looking statements. These forward-looking statements include information about possible or assumed future results of operations or performance of the combined company after the proposed mergers, future economic performance, plans and objectives of management for future operations and other financial items that are based on the beliefs and assumptions made by and currently available to management. When we use the words "estimate," "project," "intend," "anticipate," "expect" and similar expressions, we are making forward-looking statements. Many possible events or factors could affect the future financial results and performance of each of our companies and the combined company after the proposed mergers. This could cause results or performance to differ materially from those expressed on our forward-looking statements. You are cautioned not to place undue reliance on these forward looking statements, which speak only to the date of this Prospectus-Joint Proxy Statement. In addition, you should consider carefully these risks when you vote on the mergers and share exchange. These events could include any of the following:

     - We may have more trouble obtaining regulatory approvals for the proposed mergers than expected;

     - Our revenues following the mergers and our other recent acquisitions may be lower or our costs may be greater, than expected, or we may not fully or timely realize our expected cost savings from the mergers;

     - We may have more trouble integrating acquired businesses or retaining key personnel or customers than expected;

     - Competitive pressures among depository or other financial institutions may increase significantly;

     - General economic or business conditions may be less favorable than expected either nationally or in the states where the companies do business;

     - Adverse changes may occur in the market for stocks of smaller or community banks;

     - It may be more expensive, or take longer, than expected to integrate our information systems; and

     - Legislative or regulatory changes may adversely affect our business.

     All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in the paragraph above. For additional information, please refer to the discussion under "Risk Factors" on
page   .
                             ---------------------

     YOU SHOULD RELY ONLY ON INFORMATION PROVIDED IN THIS PROSPECTUS-JOINT PROXY STATEMENT. NEITHER THE CORPORATION, C&L, BANK OF BRISTOL NOR BANK OF BLOUNTSTOWN HAS AUTHORIZED ANYONE ELSE TO PROVIDE YOU WITH DIFFERENT INFORMATION. THE INFORMATION IN THIS PROSPECTUS-JOINT PROXY STATEMENT ABOUT THE CORPORATION AND ITS SUBSIDIARIES HAS BEEN SUPPLIED BY THE CORPORATION; THE INFORMATION IN THIS PROSPECTUS-JOINT PROXY STATEMENT ABOUT C&L AND BANK OF BRISTOL HAS BEEN SUPPLIED BY C&L; AND THE INFORMATION IN THIS PROSPECTUS-JOINT PROXY STATEMENT ABOUT BANK OF BLOUNTSTOWN HAS BEEN SUPPLIED BY BANK OF BLOUNTSTOWN. ALTHOUGH NEITHER THE CORPORATION, C&L NOR BANK OF BLOUNTSTOWN HAS ACTUAL KNOWLEDGE THAT WOULD INDICATE THAT ANY STATEMENTS OR INFORMATION (INCLUDING FINANCIAL STATEMENTS) RELATING TO THE OTHER PARTY CONTAINED HEREIN ARE INACCURATE OR INCOMPLETE, NEITHER THE CORPORATION, ON THE ONE HAND, NOR C&L OR BANK OF BLOUNTSTOWN, ON THE OTHER HAND, WARRANTS THE ACCURACY OR COMPLETENESS OF SUCH STATEMENTS OR INFORMATION AS THEY RELATE TO ANY OTHER PARTY. THE CORPORATION IS NOT MAKING AN OFFER OF THESE SECURITIES IN ANY STATE WHERE THE OFFER IS NOT PERMITTED. C&L, BANK OF BRISTOL AND BANK OF BLOUNTSTOWN ARE NOT SOLICITING PROXIES IN ANY STATE WHERE THE SOLICITATION OF PROXIES IS NOT PERMITTED.

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
FORWARD-LOOKING STATEMENTS..................................    i
QUESTIONS AND ANSWERS ABOUT THE MERGERS.....................  viii
SUMMARY OF PROSPECTUS-JOINT PROXY STATEMENT.................    1
  The Companies.............................................    1
     The Banc Corporation...................................    1
     C&L Banking Corporation................................    1
     C&L Bank of Bristol....................................    2
     C&L Bank of Blountstown................................    2
  Recent Developments of the Corporation....................    2
  Our Reasons for the Mergers and Share Exchange............    2
  Management of the Surviving Corporation...................    3
  The Special Meetings......................................    3
  Our Recommendations to Stockholders.......................    3
  Vote Required.............................................    3
THE MERGER BETWEEN THE CORPORATION AND C&L..................    4
  What C&L Stockholders Will Receive........................    4
  Other Interests of Officers and Directors of C&L in the
     C&L Merger.............................................    4
  Conditions to the C&L Merger..............................    5
  No Solicitation By C&L....................................    5
  Regulatory Approvals......................................    5
  Termination of the C&L Plan of Merger.....................    5
  Accounting Treatment......................................    6
  Opinion of Financial Advisor..............................    6
  Material Federal Income Tax Consequences..................    6
  Dissenters' Rights of C&L Stockholders....................    6
THE SHARE EXCHANGE AMONG THE CORPORATION, BRISTOL
  ACQUISITION CORPORATION AND BANK OF BRISTOL...............    6
  What Bank of Bristol Stockholders Will Receive............    6
  Conditions to the Share Exchange..........................    7
  Termination of the Share Exchange.........................    7
  Accounting Treatment......................................    7
  Material Federal Income Tax Consequences..................    7
  Dissenters' Rights of Bank of Bristol Stockholders........    8
THE MERGER AMONG THE CORPORATION, BANK OF BLOUNTSTOWN AND
  BANK OF BRISTOL...........................................    8
  What Bank of Blountstown Stockholders Will Receive........    8
  Other Interests of Officers and Directors of Bank of
     Blountstown in the Bank of Blountstown Merger..........    9
  Conditions to the Bank of Blountstown Merger..............    9
  No Solicitation By Bank of Blountstown....................    9
  Regulatory Approvals......................................    9
  Termination of the Bank of Blountstown Plan of Merger.....   10
  Accounting Treatment......................................   10
  Opinion of Financial Advisor..............................   10
  Material Federal Income Tax Consequences..................   10
  Dissenters' Rights of Bank of Blountstown Stockholders....   11
  Selected Historical and Pro Forma Financial Data..........   11
  Risk Factors..............................................   11

                                                              PAGE
                                                              ----
  Market Information and Dividend Policy....................   11
  Listing of Corporation Common Stock.......................   12
  Comparative Per Share Information.........................   12
RISK FACTORS................................................   14
  The Corporation's recent acquisitions and its proposed
     mergers involve integration risks and may impact future
     earnings...............................................   14
  The mergers and the share exchange are conditioned on the
     completion of each other...............................   15
  The Corporation's ability to sustain growth involves
     risks..................................................   15
  The Corporation cannot predict loan losses or the adequacy
     of the allowance for loan losses.......................   15
  The fluctuations in interest rates may affect the
     Corporation's interest income..........................   15
  Geographic concentration and significance of local
     economic conditions may affect the Corporation's
     profitability..........................................   15
  The Corporation's Year 2000 readiness may affect
     operations and revenues of the Corporation.............   16
     Review of the Computer Systems.........................   16
     Year 2000 Merger Policy................................   16
     Contingency Plans......................................   17
  The Corporation is subject to extensive governmental
     regulation.............................................   17
  The Corporation's Restated Certificate of Incorporation
     and Bylaws and Delaware law may prevent takeover by
     another company........................................   17
  Issuance of preferred stock may have possible adverse
     effects................................................   18
  There are restrictions on the Corporation's ability to pay
     dividends..............................................   18
  The Corporation is dependent on key management............   18
  The banking industry is highly competitive................   19
  Management of the Corporation holds a large portion of
     Corporation common stock...............................   19
  Possible volatility of stock price may affect the market
     price of Corporation common stock......................   19
  Stockholders may experience risks relating to federal
     income taxes...........................................   19
THE SPECIAL MEETINGS........................................   20
  The C&L Special Meeting...................................   20
     Date, Place and Time...................................   20
     Record Date, Quorum and Voting.........................   20
     Vote Required..........................................   20
     Voting and Revocation of Proxies.......................   20
     Solicitation of Proxies................................   20
  The Bank of Bristol Special Meeting.......................   21
     Date, Place and Time...................................   21
     Record Date, Quorum and Voting.........................   21
     Vote Required..........................................   21
     Voting and Revocation of Proxies.......................   21
     Solicitation of Proxies................................   22
  The Bank of Blountstown Special Meeting...................   22
     Date, Place and Time...................................   22
     Record Date, Quorum and Voting.........................   22
     Vote Required..........................................   22
     Voting and Revocation of Proxies.......................   23
     Solicitation of Proxies................................   23
THE C&L MERGER..............................................   23
  Terms of the C&L Merger...................................   23
  Background of and Reasons for the Mergers and Share
     Exchange; Recommendation of C&L Board of Directors.....   24
     Background of the Mergers..............................   24
     Reasons for the Mergers................................   25

                                                              PAGE
                                                              ----
  Opinion of C&L's Financial Advisor........................   26
  Effective Time of the Merger..............................   30
  Exchange of Certificates..................................   30
  Conditions to the C&L Merger..............................   31
  Representations and Covenants.............................   33
  Regulatory Approvals......................................   34
  Business Pending the Merger...............................   35
  Resale of Corporation Common Stock by Affiliates..........   35
  Interests of Certain Persons in the C&L Merger............   36
  Accounting Treatment......................................   36
  Material Federal Income Tax Consequences..................   37
  No Solicitation of Transactions...........................   38
  Expenses..................................................   38
  Indemnification...........................................   38
  Rights of Dissenting Stockholders.........................   40
THE SHARE EXCHANGE..........................................   40
  Terms of the Share Exchange...............................   40
  Background of and Reasons for the Share Exchange;
     Recommendation of Bank of Bristol Board of Directors...   41
  Opinion of Bank of Bristol's Financial Advisor............   41
  Effective Time of the Share Exchange......................   41
  Exchange of Certificates..................................   42
  Conditions to the Share Exchange..........................   43
  Representations and Covenants.............................   43
  Regulatory Approvals......................................   43
  Resale of Corporation Common Stock by Affiliates..........   44
  Interests of Certain Persons in the Share Exchange........   44
  Accounting Treatment......................................   44
  Material Federal Income Tax Consequences..................   45
  Expenses..................................................   45
  Indemnification...........................................   45
  Rights of Dissenting Stockholders.........................   47
THE BANK OF BLOUNTSTOWN MERGER..............................   47
  Terms of the Bank of Blountstown Merger...................   48
  Background of and Reasons for the Bank of Blountstown
     Merger; Recommendations of Bank of Blountstown Board of
     Directors..............................................   48
  Opinion of Bank of Blountstown's Financial Advisor........   48
  Effective Time of the Merger..............................   48
  Exchange of Certificates..................................   49
  Conditions to the Bank of Blountstown Merger..............   51
  Representations and Covenants.............................   51
  Regulatory Approvals......................................   52
  Business Pending the Merger...............................   53
  Resale of Corporation Common Stock by Affiliates..........   53
  Interests of Certain Persons in the Bank of Blountstown
     Merger.................................................   54
  Accounting Treatment......................................   54
  Material Federal Income Tax Consequences..................   55
  No Solicitation of Transactions...........................   56
  Expenses..................................................   56
  Indemnification...........................................   56
  Rights of Dissenting Stockholders.........................   56

                                                              PAGE
                                                              ----
OPERATIONS AND MANAGEMENT OF THE CORPORATION AFTER THE
  MERGERS...................................................   55
  Operations................................................   55
  Management................................................   55
THE BANC CORPORATION AND SUBSIDIARIES; CONDENSED PRO FORMA
  STATEMENT OF CONDITION (UNAUDITED)........................   56
SELECTED SUPPLEMENTAL FINANCIAL DATA........................   61
SUPPLEMENTAL MANAGEMENT'S DISCUSSION AND ANALYSIS OF
  FINANCIAL CONDITION AND RESULTS OF OPERATIONS.............   62
  Basis of Presentation.....................................   62
  Year 2000 Compliance......................................   63
  Results Of Operations.....................................   64
  Net Interest Income.......................................   66
CONSOLIDATED AVERAGE BALANCE INTEREST/INCOME/EXPENSE AND
  YIELD/RATES TAXABLE EQUIVALENT BASIS......................   67
  Market Risk -- Interest Rate Sensitivity..................   68
  Provision and Allowance for Loan Losses...................   69
  Earning Assets............................................   71
  Deposits and Other Interest-Bearing Liabilities...........   73
  Noninterest Expense.......................................   74
  Regulatory Capital Table..................................   74
  Impact of Inflation.......................................   74
  Recent Operating Results..................................   75
BUSINESS OF THE CORPORATION.................................   76
  General...................................................   76
  Recent Developments.......................................   77
  Strategy..................................................   77
  Market Areas..............................................   78
  Lending Activities........................................   78
     Loan Portfolio.........................................   78
     Credit Procedures and Review...........................   79
  Deposits..................................................   79
  Competition...............................................   79
  Market Information........................................   80
  Properties................................................   80
  Employees.................................................   80
  Legal Proceedings.........................................   80
  Where You Can Find Additional Information.................   80
SUPERVISION AND REGULATION..................................   81
  The Corporation -- Bank Holding Company...................   81
  The Corporation -- Thrift Holding Company.................   84
  The Bank..................................................   84
  Emerald Coast Bank........................................   87
  Instability of Regulatory Structure.......................   90
  Enforcement Authority.....................................   91
  Effect on Economic Environment............................   91
MANAGEMENT OF CORPORATION...................................   92
  Directors and Executive Officers..........................   92
  Classified Board of Directors.............................   95
  Committees of the Board of Directors......................   96
  Executive Officer Compensation............................   97
  Director Compensation.....................................   98

                                                              PAGE
                                                              ----
  Employment Agreements.....................................   98
  Compensation Committee Interlocks and Insider
     Participation..........................................  100
  Incentive Plans...........................................  100
  Certain Relationships and Related Transactions............  101
PRINCIPAL STOCKHOLDERS OF THE CORPORATION...................  102
SELECTED FINANCIAL DATA -- C&L BANKING CORPORATION..........  104
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
  AND RESULTS OF OPERATIONS -- C&L..........................  105
  Basis of Presentation.....................................  105
  Year 2000 Readiness Disclosure............................  105
  Results of Operations.....................................  106
  Net Interest Income.......................................  107
  Provision and Allowance for Loan Losses...................  109
  Earning Assets............................................  111
  Deposits and Other Interest-Bearing Liabilities...........  112
  Regulatory Capital Table..................................  113
  Impact of Inflation.......................................  113
BUSINESS OF C&L AND BANK OF BRISTOL.........................  114
  Business and Properties...................................  114
  Competition...............................................  114
  Legal Proceedings.........................................  114
  Management................................................  115
  Summary of Employment Contract of Jed M. Hiers............  115
  Market for the C&L Common Stock...........................  115
  Market for the Bank of Bristol Common Stock...............  116
SELECTED FINANCIAL DATA -- BANK OF BLOUNTSTOWN..............  117
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
  AND RESULTS OF OPERATIONS -- C&L BANK OF BLOUNTSTOWN......  118
  Basis of Presentation.....................................  118
  Year 2000 Readiness Disclosure............................  118
  Results of Operations.....................................  119
  Net Interest Income.......................................  120
  Provision and Allowance for Loan Losses...................  122
  Earning Assets............................................  125
  Deposits and Other Interest-Bearing Liabilities...........  126
  Regulatory Capital Table..................................  127
  Impact of Inflation.......................................  127
BUSINESS OF BANK OF BLOUNTSTOWN.............................  128
  Business and Properties...................................  128
  Competition...............................................  128
  Legal Proceedings.........................................  128
  Management................................................  129
  Market for the Bank of Blountstown Common Stock...........  129
COMPARISON OF RIGHTS OF C&L STOCKHOLDERS, BANK OF BRISTOL
  STOCKHOLDERS, BANK OF BLOUNTSTOWN STOCKHOLDERS AND
  CORPORATION STOCKHOLDERS..................................  130
  Classes and Series of Capital Stock.......................  130
  Size and Election of the Board of Directors...............  130
  Removal of Directors......................................  131
  Dividends.................................................  131
  Conversion and Dissolution................................  132

                                                              PAGE
                                                              ----
  Amendment or Repeal of the Certificate of Incorporation
     and Bylaws.............................................  133
  Special Meetings of Stockholders..........................  133
  Liability of Directors....................................  134
DESCRIPTION OF CAPITAL STOCK OF THE CORPORATION.............  135
  Authorized Capital Stock..................................  135
  Corporation Common Stock..................................  135
  Corporation Preferred Stock...............................  136
  Certain Provisions of the Corporation Certificate and
     Delaware Law...........................................  136
  Limitations on Liability of Officers and Directors........  137
  Transfer Agent and Registrar..............................  138
EXPERTS.....................................................  138
LEGAL MATTERS...............................................  138
ADDITIONAL INFORMATION......................................  138
  Other Business............................................  138

                    QUESTIONS AND ANSWERS ABOUT THE MERGERS

Q: WHAT DO I NEED TO DO NOW?

A: After carefully reading and considering the information contained in this document, please fill out and sign your proxy card. Mail your signed proxy card in the enclosed return envelope as soon as possible so that your shares may be represented at your special meeting.

Q: WHAT WILL I RECEIVE?

A: The number of shares of Corporation common stock you will receive for your shares of C&L, Bank of Bristol or Bank of Blountstown common stock will not be finalized until three days before the special meetings. The number of shares of Corporation common stock you will receive for the shares of C&L, Bank of Bristol or Bank of Blountstown common stock that you own is calculated in three steps. First, the total number of shares of Corporation common stock to be exchanged in each transaction is calculated by dividing $12,866,857.42 for C&L, $249,205.19 for Bank of Bristol and $8,533,142.58 for
   Bank of Blountstown by the closing date trading price. The closing date trading price is the twenty trading day average of the last sales price for Corporation common stock on Nasdaq, ending three trading days prior to the special meetings. Second, the exchange ratio is calculated by dividing the total number of shares of Corporation common stock to be exchanged in each transaction by the total number of shares of C&L, Bank of Bristol or Bank of Blountstown common stock outstanding. Third, the number of shares of Corporation common stock you will receive is equal to the number of shares of C&L, Bank of Bristol or Bank of Blountstown common stock that you own multiplied by the exchange ratio.

   If the closing date trading price is greater than $14.00, the closing date trading price will be fixed at $14.00 and the exchange ratio will be fixed at 56.4742, 46.8431 and 6.0951 shares of Corporation common stock for each share of C&L, Bank of Bristol or Bank of Blountstown common stock you own.

   The following table shows the number of shares of Corporation common stock to be exchanged for your shares assuming a range of closing date trading prices.

               NUMBER OF SHARES OF CORPORATION COMMON STOCK TO BE
                  EXCHANGED FOR EACH SHARE OF COMMON STOCK OF:

CLOSING DATE                 BANK OF     BANK OF
TRADING PRICE        C&L     BRISTOL   BLOUNTSTOWN
-------------      -------   -------   -----------
$10.00             79.0639   65.5803     8.5331
$11.00             71.8763   59.6185     7.7574
$12.00             65.8866   54.6503     7.1110
$13.00             60.8184   50.4464     6.5640
$14.00 or greater  56.4742   46.8431     6.0951

Q: CAN I CHANGE MY VOTE AFTER I HAVE MAILED MY SIGNED PROXY CARD?

A: Yes. You can change your vote at any time before your proxy is voted at your special meeting. You can do this in one of three ways. First, you can send a written notice stating that you would like to revoke your proxy. Second, you can complete and submit a new proxy card. If you choose either of these two methods, you must submit your notice of revocation or your new proxy card to Jed M. Hiers at the address below if you are a C&L stockholder, to Jed M. Hiers at the address below, if you are a Bank of Blountstown stockholder, and to Jed M. Hiers at the address below if you are a Bank of Bristol stockholder. Third, you can attend the special meeting for your company and vote in person. Simply attending the meeting, however, will not revoke your proxy.

Q: SHOULD I SEND IN MY STOCK CERTIFICATES NOW?

A: No. After the mergers and the share exchange are completed, we will send you written instructions on exchanging your stock certificates.

Q: WHEN DO YOU EXPECT THE MERGERS AND THE SHARE EXCHANGE TO BE COMPLETED?

A: We are working towards completing the mergers and the share exchange as quickly as possible. In addition to stockholder approvals, we must also obtain regulatory approvals. We expect to complete the mergers and the share exchange by June 30, 1999.

Q: WHAT ARE THE TAX CONSEQUENCES OF THE MERGERS AND THE SHARE EXCHANGE?

A: The receipt of Corporation common stock in the mergers and the share exchange generally will be tax-free to stockholders for federal income tax purposes.
   To review the tax consequences in greater detail, see pages   ,   and   .

Q: WHO CAN HELP ANSWER MY QUESTIONS?

A: If you have more questions about the mergers or the share exchange, you should contact:

C&L stockholders:               Bank of Bristol stockholders:   Bank of Blountstown
C&L Banking Corporation         C&L Bank of Bristol             stockholders:
Post Office Box 550             Post Office Box 550             C&L Bank of Blountstown
Bristol, Florida 32321          Bristol, Florida 32321          307 W. Central Avenue
Attention: Jed M. Hiers         Attention: Jed M. Hiers         Blountstown, Florida 32424
Telephone: (850) 643-2221       Telephone: (850) 643-2221       Attention: Jed M. Hiers
                                                                Telephone: (850) 674-5900

                  SUMMARY OF PROSPECTUS-JOINT PROXY STATEMENT

     This summary highlights selected information from this document and may not contain all of the information that is important to you. You should read carefully this entire document and the documents to which we have referred you. This will help you to understand the mergers, the share exchange and related matters fully and their legal terms.

THE COMPANIES
(See pages   ,   ,   and   )

     The Banc Corporation. The Banc Corporation is a registered bank holding company and registered thrift holding company incorporated in Delaware and headquartered in Birmingham, Alabama. The Corporation provides banking and other financial services in Alabama and Florida through its banking subsidiaries, The Bank and Emerald Coast Bank. The Bank, an Alabama banking corporation headquartered in Birmingham, Alabama, is 99.75% owned by the Corporation and has 17 locations in Alabama. Emerald Coast Bank is a federally chartered thrift which was acquired by the Corporation on February 12, 1999. Emerald Coast Bank has four locations in the panhandle of Florida.

     The recent acquisition of banks and other financial institutions have contributed significantly to the Corporation's growth. The following chart lists the Corporation's recent acquisitions and their dates of completion:

-    Commercial Bancshares of Roanoke, Inc. and its subsidiary,      October 16, 1998
-    City National Corporation and its subsidiary,                   October 30, 1998
-    First Citizens Bancorp, Inc. and its subsidiary,                October 30, 1998
-    Commerce Bank of Alabama,                                       November 6, 1998
-    Emerald Coast Bancshares, Inc. and its subsidiary,              February 12, 1999

     As of December 31, 1998, the Corporation had assets of approximately $524 million, loans of approximately $365 million, deposits of approximately $435 million and stockholders' equity of approximately $57 million.

     The principal executive offices of the Corporation, The Bank and Emerald Coast Bank are:

    The Banc Corporation                 The Bank                    Emerald Coast Bank
    17 North 20th Street           17 North 20th Street            7522 Front Beach Road
  Birmingham, Alabama 35203      Birmingham, Alabama 35203    Panama City Beach, Florida 32408
       (205) 326-2265                 (205) 326-2265                   (850) 230-9800

As used in this Prospectus-Joint Proxy Statement, the term "Corporation" refers to The Banc Corporation and its respective subsidiaries and affiliates, including The Bank and Emerald Coast Bank unless the context requires otherwise.

     C&L Banking Corporation. C&L, established in 1987, is a registered bank holding company and incorporated under Florida law. Through its subsidiary, C&L Bank of Bristol, C&L provides community banking services in Bristol, Florida. As of December 31, 1998, C&L had total assets of approximately $48.9 million, loans of approximately $34.9 million, deposits of approximately $43.4 million and stockholders' equity of approximately $4.9 million. The principal executive offices of C&L are:

                            C&L Banking Corporation
                          Highway 20 and Baker Street
                              Post Office Box 550
                             Bristol, Florida 32321
                           Telephone: (850) 643-2221

     C&L Bank of Bristol. C&L Bank of Bristol, established in 1975, is a Florida banking corporation and 98.1% owned subsidiary of C&L. C&L Bank of Bristol provides community banking services in Bristol, Florida. The principal executive offices of Bank of Bristol are:

                              C&L Bank of Bristol
                          Highway 20 and Baker Street
                              Post Office Box 550
                             Bristol, Florida 32321
                           Telephone: (850) 643-2221

     C&L Bank of Blountstown. C&L Bank of Blountstown, established in 1987, is a Florida banking corporation that provides community banking services in Blountstown, Florida and Altha, Florida. As of December 31, 1998, Bank of Blountstown had total assets of approximately $56.8 million, loans of approximately $31.7 million, deposits of approximately $52.3 million and stockholders' equity of approximately $3.9 million. The principal executive offices of Bank of Blountstown are:

                            C&L Bank of Blountstown
                             307 W. Central Avenue
                           Blountstown, Florida 32424
                           Telephone: (850) 674-5900

RECENT DEVELOPMENTS OF THE CORPORATION

     BankersTrust of Alabama, Inc. On January 13, 1999, the Corporation entered into an agreement to acquire BankersTrust of Alabama, Inc., an Alabama bank holding company. BankersTrust owns 100% of BankersTrust of Madison, an Alabama banking corporation, with locations in Huntsville and Madison, Alabama. The BankersTrust acquisition is structured to be accounted for as a purchase.

     Public Offering of Corporation Common Stock. During the fourth quarter of 1998, the Corporation completed an underwritten public offering of 1,000,000 shares of Corporation common stock resulting in net proceeds to the Corporation of approximately $9.6 million. On January 10, 1999, the underwriters of the public offering exercised their overallotment option to purchase an additional 150,000 shares of Corporation common stock resulting in net proceeds to the Corporation of approximately $1.5 million. The Corporation used the proceeds received from this offering to repay debt incurred for the acquisition of Commercial Bancshares of Roanoke, Inc. and for working capital.

     Recent Operating Results. On April 28, 1999, the Corporation announced its operating results for the first quarter ended March 31, 1999. For the first quarter of 1999, net income was $504,000, or $.04 per share on a basic and diluted basis, compared to $652,000, or $.06 per share on a basic and diluted
basis for the first quarter of 1998. See page   .

OUR REASONS FOR THE MERGERS AND SHARE EXCHANGE

     The Boards of Directors of the Corporation, C&L, Bank of Bristol and Bank of Blountstown, have identified various benefits that are likely to result from the mergers and share exchange. The Boards of Directors expect the mergers and share exchange to:

     - Enhance the franchise and resources of the companies;

     - Increase the presence of the Corporation in certain geographical areas;

     - Increase the profitability of the combined operations through cost savings, operating efficiencies, economies of scale, lower financing costs and stronger market positions; and

     - Provide liquidity to the stockholders of C&L, Bank of Bristol and Bank of Blountstown by giving them a security for which there is a public trading market.

These and other reasons identified by each board for recommending and approving the mergers and the share exchange are explained in greater detail on pages
through   , pages   through   and pages   through   of this document.

MANAGEMENT OF THE SURVIVING CORPORATION
(See pages   ,   ,   and   )

     After the mergers, the Corporation will be managed by the same Board of Directors and executive officers as existed before the mergers except that Jerry Smith, a director of C&L and Bank of Blountstown, will join the Board of Directors of the Corporation.

THE SPECIAL MEETINGS
(See pages   ,   and   )

     The special meetings to vote on the proposed mergers or share exchange will be held on the dates, times and places as follows:

       C&L BANKING CORPORATION                  C&L BANK OF BRISTOL                  C&L BANK OF BLOUNTSTOWN
                     , 1999                           , 1999                                 , 1999
                   a.m                                 a.m.                                   a.m.
         C&L Bank of Bristol                    C&L Bank of Bristol                  W.T. Neal Civic Center
     Highway 20 and Baker Street            Highway 20 and Baker Street                 Highway 71 North
       Bristol, Florida 32321                 Bristol, Florida 32321               Blountstown, Florida 32424

OUR RECOMMENDATIONS TO STOCKHOLDERS

  To C&L Stockholders:

     The C&L Board of Directors believes that the C&L merger is in the best interests of C&L and its stockholders and recommends that C&L stockholders vote for the proposal to approve and adopt the C&L Plan of Merger.

  To Bank of Bristol Stockholders:

     The Bank of Bristol Board of Directors believes that the share exchange is in the best interests of Bank of Bristol and its stockholders and recommends that Bank of Bristol stockholders vote for the proposal to approve and adopt the Share Exchange Agreement.

  To Bank of Blountstown Stockholders:

     The Bank of Blountstown Board of Directors believes that the Bank of Blountstown merger is in the best interests of Bank of Blountstown and its stockholders and recommends that Bank of Blountstown stockholders vote for the proposal to approve and adopt the Bank of Blountstown Plan of Merger.

VOTE REQUIRED

     To approve the C&L merger, a majority of the C&L common stock entitled to vote at the meeting must vote in favor of the C&L Plan of Merger. The directors of C&L, who collectively own approximately 71.34% of the outstanding C&L common stock, have appointed James A. Taylor as their proxy to vote their shares in favor of the C&L Plan of Merger. Therefore, approval of the C&L merger is assured.

     To approve the share exchange, a majority of the shares of Bank of Bristol common stock entitled to vote at the meeting must vote in favor of the share exchange. C&L owns approximately 98.1% of the outstanding shares of Bank of Bristol common stock and has agreed to vote in favor of the share exchange. Therefore, approval of the share exchange is assured.

     To approve the Bank of Blountstown merger, a majority of the shares of Bank of Blountstown common stock entitled to vote at the meeting must vote in favor of the Bank of Blountstown Plan of Merger. The directors of Bank of Blountstown, who collectively own approximately 52.06% of the voting power of the outstanding Bank of Blountstown common stock, have appointed James A. Taylor as their proxy to vote their Bank of Blountstown shares in favor of the Bank of Blountstown Plan of Merger. Therefore, approval of the Bank of Blountstown merger is assured.

                   THE MERGER BETWEEN THE CORPORATION AND C&L

     The C&L Plan of Merger is included as Annex A to this Prospectus-Joint Proxy Statement. You are encouraged to read the C&L Plan of Merger because it is the legal document that governs the C&L merger.

WHAT C&L STOCKHOLDERS WILL RECEIVE
(See page   )

     As a result of the C&L merger, each outstanding share of C&L common stock will be converted into shares of Corporation common stock. The number of shares of Corporation common stock that you will receive in exchange for your shares of C&L common stock is calculated as follows:.

     - Step 1. Total number of shares to be exchanged.

     The total number of shares of Corporation common stock to be exchanged is calculated by dividing $12,866,857.42 by the closing date trading price. The closing date trading price is the twenty trading day average last sales price for Corporation common stock on Nasdaq, ending three trading days prior to the special meeting.

     - Step 2. The exchange ratio.

     The exchange ratio is the total number of shares of Corporation common stock to be exchanged divided by the total number of shares of C&L common stock outstanding.

     - Step 3. Number of shares you will receive.

     You will receive the number of shares of Corporation common stock equal to the number of shares of C&L common stock that you own multiplied by the exchange ratio.

If the closing date trading price is greater than $14.00, the closing date trading price will be fixed at $14.00 and you will receive 56.4742 shares of Corporation common stock for each share of C&L common stock you own.

     The number of shares of Corporation common stock you will receive for your shares of C&L common stock will not be finalized until three days before the special meeting. The exchange ratio was negotiated between C&L and the Corporation giving consideration to the factors set forth in "The C&L Merger -- Background of the Merger." In view of the wide variety of factors considered in connection with its evaluation of the C&L merger, the C&L Board of Directors did not quantify or otherwise assign relative weights to the specific factors considered in reaching its determination.

     You should not send in your stock certificates until instructed to do so after the C&L merger is completed.

OTHER INTERESTS OF OFFICERS AND DIRECTORS OF C&L IN THE C&L MERGER
(See page   )

     You should be aware that the officers and directors of C&L, all of whom are also stockholders of C&L, have interests in the C&L merger that are different from or in addition to your interests. If the C&L merger is consummated, Jed M. Hiers, currently the Chief Executive Officer, President and a director of C&L, will receive an employment contract from the Corporation and Jerry Smith, a director of C&L and Bank of Blountstown, will join the Board of Directors of the Corporation.

     In addition, the Corporation will maintain C&L's current policy regarding the officers' and directors' liability insurance for at least four years for the current officers and directors of C&L.

CONDITIONS TO THE C&L MERGER
(See page   )

     The completion of the C&L merger depends upon a number of conditions, including the following:

     - Approval of the C&L Plan of Merger by the C&L stockholders;

     - No law shall have been enacted or injunction entered that effectively prohibits the C&L merger;

     - The registration statement filed with the SEC with respect to the shares of Corporation common stock to be received by the C&L stockholders shall have been declared effective;

     - Receipt of legal opinions regarding certain tax consequences of the C&L merger;

     - Receipt of an accountant's letter regarding accounting for the C&L merger as a pooling of interests;

     - The shares of Corporation common stock to be received by the C&L stockholders shall have been listed on Nasdaq;

     - Receipt of all necessary regulatory approvals and consents;

     - Holders of no more than 10% of the outstanding shares of C&L giving written notice of dissent; and

     - The merger occurring simultaneously with the Corporation's acquisition of Bank of Blountstown.

     Except for stockholder approval and other legal requirements, any condition to the C&L merger may be waived by the company entitled to assert the condition. The C&L merger and the Bank of Blountstown merger are conditioned upon each other, and therefore, the stockholders of both C&L and Bank of Blountstown must approve their respective plan of merger in order for both mergers to be completed.

NO SOLICITATION BY C&L
(See page   )

     C&L has agreed that it will not initiate or encourage any discussions regarding a business combination of C&L with any other party.

REGULATORY APPROVALS
(See page   )

     The C&L merger must be approved by the Board of Governors of the Federal Reserve and the Florida Banking Department. We have filed all of the required notices and applications with the Federal Reserve Board and the Florida Banking Department.

TERMINATION OF THE C&L PLAN OF MERGER
(See page   )

     The Corporation and C&L can agree to terminate the C&L Plan of Merger without completing the C&L merger. Either the Corporation or C&L can terminate the C&L Plan of Merger if any of the following occurs:

     - The C&L merger is not completed by September 30, 1999;

     - The approval of the C&L stockholders is not received;

     - A court or other governmental authority permanently prohibits the C&L merger;

     - The other party materially breaches any of its representations or warranties or obligations under the C&L Plan of Merger; or

     - The closing date trading price of Corporation common stock is less than or equal to $10.00.

     The Corporation can terminate the C&L Plan of Merger if the C&L Board of Directors withdraws, modifies or amends its approval of the C&L Plan of Merger in any way adverse to the Corporation or recommends an alternative transaction.

ACCOUNTING TREATMENT
(See page   )

     We expect the C&L merger to qualify as a pooling of interests, which means that the Corporation and C&L will be treated as if they had always been combined for accounting and financial reporting purposes. The C&L merger is conditioned on receiving this accounting treatment.

OPINION OF FINANCIAL ADVISOR
(See page   )

     We have conditioned the C&L merger on C&L's receipt of fairness opinions from Alex Sheshunoff & Co. as to the fairness of the merger consideration from a financial point of view to the stockholders of C&L as of March 5, 1999, and as of the most practicable and closest date prior to the mailing of this Prospectus-Joint Proxy Statement. C&L has received an opinion from Sheshunoff that the C&L merger is fair to the stockholders of C&L from a financial point of
view as of March 5, 1999 and as of           , 1999, the most practicable and
closest date prior to the mailing of this Prospectus-Joint Proxy Statement.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES
(See page   )

     The C&L merger is structured so that you should not recognize a gain or loss for federal income tax purposes on the exchange of shares of C&L common stock for shares of Corporation common stock. Federal income tax may be payable, however, on cash received by C&L stockholders instead of fractional shares or in connection with their exercise of dissenters' rights. We will not complete the merger unless we receive legal opinions from counsel that the merger will not be taxable for federal income tax purposes.

     The tax consequences of the C&L merger to you will depend on the facts of your own situation. You are advised to consult your tax advisor as to the tax consequences of the C&L merger to you.

DISSENTERS' RIGHTS OF C&L STOCKHOLDERS
(See page   )

     You have the right to dissent from the C&L merger under Florida law and receive payment in cash of the "fair value" of your shares if you do not vote in favor of the merger and give written notice to C&L prior to the special meeting that you plan to dissent from the merger.

         THE SHARE EXCHANGE AMONG THE CORPORATION, BRISTOL ACQUISITION
                        CORPORATION AND BANK OF BRISTOL

     The Share Exchange Agreement is included as Annex B to this
Prospectus-Joint Proxy Statement. You are encouraged to read the Share Exchange Agreement because it is the legal document that governs the share exchange.

WHAT BANK OF BRISTOL STOCKHOLDERS WILL RECEIVE
(See page   )

     As a result of the share exchange, the outstanding shares of Bank of Bristol common stock not owned by C&L will be converted into shares of Corporation common stock. The number of shares of Corporation common stock that you will receive in exchange for your shares of Bank of Bristol common stock is calculated as follows:

     - Step 1. Total number of shares to be exchanged.

     The total number of shares of Corporation common stock to be exchanged is calculated by dividing $249,205.19 by the closing date trading price. The closing date trading price is the twenty trading day average last sales price for Corporation common stock on Nasdaq, ending three trading days prior to the special meeting.

     - Step 2. The exchange ratio.

     The exchange ratio is the total number of shares of Corporation common stock to be exchanged divided by the total number of shares of Bank of Bristol common stock outstanding not owned by C&L Banking Corporation.

     - Step 3. Number of shares you will receive.

     You will receive the number of shares of Corporation common stock equal to the number of shares of Bank of Bristol common stock that you own multiplied by the exchange ratio.

If the closing date trading price is greater than $14.00, the closing date trading price will be fixed at $14.00 and you will receive 46.8431 shares of Corporation common stock for each share of Bank of Bristol common stock you own.

     The number of shares of Corporation common stock you will receive for your shares of Bank of Bristol common stock will not be finalized until three days before the special meeting. Bank of Bristol stockholders will receive Corporation common stock from Bristol Acquisition Corporation, a subsidiary of the Corporation.

     You should not send in your stock certificates until instructed to do so after the share exchange is completed.

CONDITIONS TO THE SHARE EXCHANGE
(See page     )

     The completion of the share exchange depends upon a number of conditions, including the following:

     - approval of the Bank of Bristol stockholders;

     - no pending or threatened litigation which is sought to restrain or prohibit the consummation of the share exchange;

     - the completion of the C&L merger.

     Except for stockholder approval and other legal requirements, any condition to the share exchange may be waived by the company entitled to assert the condition.

TERMINATION OF THE SHARE EXCHANGE
(See page     )

     The Corporation, Bristol Acquisition Corporation and Bank of Bristol can agree to terminate the share exchange for the following reasons:

     - by written consent of either both the Corporation and Bristol Acquisition Corporation or by Bank of Bristol; or

     - by any party if the conditions to the party's obligations have not been met or waived.

ACCOUNTING TREATMENT
(See page     )

     We expect the share exchange to qualify as a pooling of interests which means that Corporation and Bank of Bristol will be treated as if they have always been combined for accounting and financial reporting purposes.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES
(See page     )

     The share exchange is structured so that you should not recognize a gain or loss for federal income tax purposes on the exchange of shares of Bank of Bristol common stock for shares of Corporation common stock. Federal income tax may be payable, however, on cash received by Bank of Bristol stockholders instead of fractional shares.

     The tax consequences of the Bank of Bristol merger to you will depend on the facts of your own situation. You are advised to consult your tax advisor as to the tax consequences of the Bank of Bristol merger to you.

DISSENTERS' RIGHTS OF BANK OF BRISTOL STOCKHOLDERS
(See page     )

     You have the right to dissent from the share exchange under Florida law and receive payment of the "fair value" of your shares if you do not vote in favor of the share exchange and give written notice to Bank of Bristol prior to the special meeting that you plan to dissent from the share exchange.

             THE MERGER AMONG THE CORPORATION, BANK OF BLOUNTSTOWN
                              AND BANK OF BRISTOL

     The Bank of Blountstown Plan of Merger is included as Annex C to this Prospectus-Joint Proxy Statement. You are encouraged to read the Bank of Blountstown Plan of Merger because it is the legal document that governs the Bank of Blountstown merger.

WHAT BANK OF BLOUNTSTOWN STOCKHOLDERS WILL RECEIVE
(See page     )

     As a result of the Bank of Blountstown merger, each outstanding share of Bank of Blountstown common stock will be converted into shares of Corporation common stock. The number of shares of Corporation common stock that you will receive in exchange for your shares of Bank of Blountstown common stock is calculated as follows:

     - Step 1. Total number of shares to be exchanged.

     The total number of shares of Corporation common stock to be exchanged is calculated by dividing $8,533,142.58 by the closing date trading price. The closing date trading price is the twenty trading day average last sales price for Corporation common stock on Nasdaq, ending three trading days prior to the special meeting.

     - Step 2. The exchange ratio.

     The exchange ratio is the total number of shares of Corporation common stock to be exchanged divided by the total number of shares of Bank of Blountstown common stock outstanding.

     - Step 3. Number of shares you will receive.

     You will receive the number of shares of Corporation common stock equal to the number of shares of Bank of Blountstown common stock that you own multiplied by the exchange ratio.

If the closing date trading price is greater than $14.00, the closing date trading price will be fixed at $14.00 and you will receive 6.0951 shares of Corporation common stock for each share of Bank of Blountstown common stock you own.

     The number of shares of Corporation common stock you will receive for your shares of Bank of Blountstown common stock will not be finalized until three days before the special meeting. The exchange ratio was negotiated between Bank of Blountstown and the Corporation giving consideration to the factors set forth in "The Bank of Blountstown Merger -- Background of the Merger." In view of the wide variety of factors considered in connection with its evaluation of the Bank of Blountstown merger, the Bank of Blountstown Board of Directors did not quantify or otherwise assign relative weights to the specific factors considered in reaching its determination.

     You should not send in your stock certificates until instructed to do so after the Bank of Blountstown merger is completed.

OTHER INTERESTS OF OFFICERS AND DIRECTORS OF BANK OF BLOUNTSTOWN IN THE BANK OF BLOUNTSTOWN MERGER
(See page   )

     You should be aware that a number of officers and directors of Bank of Blountstown have interests in the Bank of Blountstown merger that are different from or in addition to your interests. If the Bank of Blountstown merger is consummated, Jed M. Hiers, currently the President and a director of Bank of Blountstown, will receive an employment contract from the Corporation, and Jerry Smith, a director of Bank of Blountstown and C&L, will join the Corporation Board of Directors.

     In addition, the Corporation will maintain Bank of Blountstown's current policy of officers' and directors' insurance for at least four years for the current officers and directors of Bank of Blountstown.

CONDITIONS TO THE BANK OF BLOUNTSTOWN MERGER
(See page   )

     The completion of the Bank of Blountstown merger depends upon a number of conditions, including the following:

     - Approval of the Bank of Blountstown Plan of Merger by the Bank of Blountstown stockholders;

     - No law shall have been enacted or injunction entered that effectively prohibits the Bank of Blountstown merger;

     - The registration statement filed with the SEC with respect to the shares of Corporation common stock to be received by the Bank of Blountstown stockholders shall have been declared effective;

     - Receipt of legal opinions regarding certain tax consequences of the Bank of Blountstown merger;

     - Receipt of an accountant's letter regarding accounting for the Bank of Blountstown merger as a pooling of interests;

     - Shares of Corporation common stock to be issued have been listed on Nasdaq;

     - Receipt of all necessary regulatory approvals and consents;

     - Holders of no more than 10% of the outstanding shares of Bank of Blountstown giving notice of dissent;

     - The Corporation, C&L and Bank of Bristol shall have completed the share exchange; and

     - The merger occurring simultaneously with the Corporation's acquisition of C&L.

     Except for stockholder approval and other legal requirements, any condition to the Bank of Blountstown merger may be waived by the company entitled to assert the condition. The C&L merger and the Bank of Blountstown merger are conditioned upon each other, and therefore, the stockholders of both C&L and Bank of Blountstown must approve their respective Plan of Merger in order for both mergers to be completed.

NO SOLICITATION BY BANK OF BLOUNTSTOWN
(See page   )

     Bank of Blountstown has agreed that it will not initiate or encourage any discussions regarding a business combination of Bank of Blountstown with any other party.

REGULATORY APPROVALS
(See page   )

     The Bank of Blountstown merger must be approved by the Federal Deposit Insurance Corporation and the Florida Banking Department. We have filed all of the necessary notices and applications with the FDIC and the Florida Banking Department.

TERMINATION OF THE BANK OF BLOUNTSTOWN PLAN OF MERGER
(See page   )

     The Corporation and Bank of Blountstown can agree to terminate the Bank of Blountstown Plan of Merger without completing the Bank of Blountstown merger. Either the Corporation or Bank of Blountstown can terminate the Bank of Blountstown Plan of Merger if any of the following occurs:

     - The Bank of Blountstown merger is not completed by September 30, 1999;

     - The approval of the Bank of Blountstown stockholders is not received;

     - A court or other governmental authority permanently prohibits the Bank of Blountstown merger;

     - The other party materially breaches any of its representations or warranties or obligations under the Bank of Blountstown Plan of Merger; or

     - The closing date trading price of Corporation common stock is less than or equal to $10.00.

     The Corporation can terminate the Bank of Blountstown Plan of Merger if the Bank of Blountstown Board of Directors withdraws, modifies or amends its approval of the Bank of Blountstown Plan of Merger in any way adverse to the Corporation or recommends an alternative transaction.

ACCOUNTING TREATMENT
(See page   )

     We expect the Bank of Blountstown merger to qualify as a pooling of interests, which means that the Corporation and Bank of Blountstown will be treated as if they had always been combined for accounting and financial reporting purposes. The Bank of Blountstown merger is conditioned on receiving this accounting treatment.

OPINION OF FINANCIAL ADVISOR
(See page   )

     We have conditioned the Bank of Blountstown merger on Bank of Blountstown's receipt of fairness opinions from Alex Sheshunoff & Co. and as to the fairness of the merger consideration from a financial point of view to the stockholders of Bank of Blountstown as of March 5, 1999 and as the most practicable and closest date prior to the mailing of this Prospectus-Joint Proxy Statement. Bank of Blountstown has received an opinion from Sheshunoff that the Bank of Blountstown merger is fair to the stockholders of Bank of Blountstown from a
financial point of view as of March 5, 1999 and as of           , 1999, the most
practicable and closest date prior to the mailing of this Prospectus-Joint Proxy Statement.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES
(See page   )

     The Bank of Blountstown merger is structured so that you should not recognize a gain or loss for federal income tax purposes on the exchange of shares of Bank of Blountstown common stock for shares of Corporation common stock. Federal income tax may be payable, however, on cash received by Bank of Blountstown stockholders instead of fractional shares or in connection with their exercise of dissenters' rights. We will not complete the merger unless we receive legal opinions from counsel that the merger will not be taxable for federal income tax purposes.

     The tax consequences of the Bank of Blountstown merger to you will depend on the facts of your own situation. You are advised to consult your tax advisor as to the tax consequences of the Bank of Blountstown merger to you.

DISSENTERS' RIGHTS OF BANK OF BLOUNTSTOWN STOCKHOLDERS
(See page   )

     You have the right to dissent from the Bank of Blountstown merger under Florida law and receive payment in cash of the "fair value" of your shares if you do not vote in favor of the merger and give Bank of Blountstown written notice of your intent to dissent from the merger.

SELECTED HISTORICAL AND PRO FORMA FINANCIAL DATA
(See page   )

     The table below presents certain unaudited condensed supplemental historical financial and operating data for the Corporation and certain unaudited pro forma condensed financial and operating data for the Corporation after giving effect to (1) the mergers as if they had each occurred as of January 1, 1998, and (2) the pro forma adjustments described in the Notes to the Unaudited Pro Forma Condensed Financial Statements of the Corporation which appear elsewhere in this Prospectus -- Joint Proxy Statement. The amount of pro forma combined net income for the year ended December 31, 1998, shown below reflects adjustments which give effect to factors attributable to the mergers. The pro forma financial information should be read in conjunction with the financial statements and notes thereto appearing elsewhere in this Prospectus-Joint Proxy Statement. The pro forma condensed statement of financial condition information and net income are not necessarily indicative of the combined financial position at consummation of the mergers or the results of operations following consummation of the mergers.

                                                                AS OF AND FOR THE
                                                                    YEAR ENDED
                                                                DECEMBER 31, 1998
                                                              ----------------------
                                                                          PRO FORMA
                                                               ACTUAL      COMBINED
                                                              ---------   ----------
                                                              (DOLLARS IN THOUSANDS)
Assets......................................................  $524,394     $629,642
Loans, net of unearned income...............................   365,379      431,930
Deposits....................................................   435,366      530,593
Stockholders' equity........................................    57,211       66,061
Net (loss) income...........................................      (367)         285
Leverage ratio..............................................     11.01%       10.58%
Tier 1 risk-based capital ratio.............................     13.87        13.90
Total risk-based capital ratio..............................     14.99        15.04

RISK FACTORS
(See page   )

     See "Risk Factors" for a discussion of certain risk factors related to the mergers and the combined companies.

MARKET INFORMATION AND DIVIDEND POLICY
(See page   )

     Corporation common stock currently trades on the Nasdaq National Market System under the trading symbol "TBNC." Before the Corporation's public offering on December 10, 1998, there was no public market for the Corporation common stock. On February 24, 1999, the last full trading day prior to the public announcement of the proposed merger, the Corporation common stock closed at
$10.12 per share on Nasdaq. On             , 1999, the Corporation common stock
closed at $          per share. There is no established trading market for the
common stock of C&L, Bank of Bristol or Bank of Blountstown.

     The Corporation has not paid any dividends this year. Any dividends paid by the Corporation in the future will be subject to certain state law restrictions, federal restrictions and the judgment of the Board of Directors of the Corporation. There can be no assurance that dividends will be paid in the future.

LISTING OF CORPORATION COMMON STOCK
(See page     )

     The Corporation will list the shares of Corporation common stock to be issued in connection with the mergers and share exchange with Nasdaq.

COMPARATIVE PER SHARE INFORMATION

     The following summary presents selected comparative per share information for (1) the Corporation on a supplemental basis in comparison with pro forma information giving effect to the mergers on a pooling of interests basis, and
(2) C&L and Bank of Blountstown on a historical basis in comparison with pro forma equivalent information after giving effect to the mergers, assuming the various closing date trading prices noted in the table below. The supplemental and pro forma financial information should be read in conjunction with the supplemental consolidated financial statements of the Corporation, the historical consolidated financial statements of C&L and Bank of Blountstown and the related notes thereto. See "Index to Financial Statements."

     The following information is not necessarily indicative of the combined results of operations or combined financial position that would have resulted had the mergers been consummated at the beginning of the periods indicated, nor is it necessarily indicative of the future combined results of operations or financial position.

                                                                         PER COMMON SHARES
                                                            -------------------------------------------
                                                             DILUTED NET INCOME (LOSS)    STOCKHOLDERS'
                                                              YEAR ENDED DECEMBER 31         EQUITY
                                                            ---------------------------   -------------
                                                             1996      1997      1998         1998
                                                            -------   -------   -------   -------------
Corporation
  Historical..............................................     .15       .20      (.03)      $  4.78
  Pro forma combined assuming closing date trading price
     of:(1)
     $10..................................................     .23       .22       .02          4.67
      11..................................................     .24       .23       .02          4.74
      12..................................................     .24       .23       .02          4.80
      13..................................................     .24       .23       .02          4.84
      14..................................................     .25       .24       .02          4.89
C&L
  Historical..............................................   36.51     42.98     35.39        300.17
  Pro forma equivalent assuming closing date trading price
     of:(2)
     $10..................................................   18.18     17.39      1.58        369.44
      11..................................................   17.25     16.53      1.44        340.60
      12..................................................   15.81     15.15      1.32        315.93
      13..................................................   14.60     13.99      1.22        294.59
      14..................................................   14.12     13.55      1.13        275.96
Bank of Blountstown
  Historical..............................................    4.86       .19       .76         38.71
  Pro forma equivalent assuming closing date trading price
     of:(2)
     $10..................................................    1.96      1.88       .17         39.87
      11..................................................    1.86      1.78       .16         36.76
      12..................................................    1.71      1.64       .14         34.10
      13..................................................    1.58      1.51       .13         31.79
      14..................................................    1.52      1.46       .12         29.78

                                                                 PER COMMON SHARES
                                                              ------------------------
                                                                DIVIDENDS PER SHARE
                                                               YEAR ENDED DECEMBER 31
                                                              ------------------------
                                                               1996     1997     1998
                                                              ------   ------   ------
Corporation
  Historical................................................  $  .08   $  .09   $   --
C&L
  Historical................................................    2.05     3.07     3.07
  Pro forma equivalent assuming closing date trading price
     of:(2)
     $10....................................................    4.96     5.61     1.78
      11....................................................    4.70     5.31     1.69
      12....................................................    4.47     5.04     1.60
      13....................................................    4.25     4.80     1.53
      14....................................................    4.06     4.58     1.46
Bank of Blountstown
  Historical................................................     .60      .60      .60
  Pro forma equivalent assuming closing date trading price
     of:(2)
     $10....................................................     .54      .60      .19
      11....................................................     .51      .57      .18
      12....................................................     .48      .54      .17
      13....................................................     .46      .52      .16
      14....................................................     .44      .49      .16

---------------

(1) Assumes both of the mergers close. See "Risk Factors" and "Condensed Combined Pro Forma Financial Information."
(2) C&L and Bank of Blountstown pro forma equivalent per common share data is calculated by multiplying the pro forma combined amounts by the respective exchange ratios of:

               NUMBER OF SHARES OF CORPORATION COMMON STOCK TO BE
                  EXCHANGED FOR EACH SHARE OF COMMON STOCK OF:

  CLOSING DATE                 BANK OF
  TRADING PRICE      C&L     BLOUNTSTOWN
-----------------  -------   -----------
$10.00             79.0639     8.5331
$11.00             71.8763     7.7574
$12.00             65.8866     7.1110
$13.00             60.8184     6.5640
$14.00             56.4742     6.0951
$14.00 or greater  56.4742     6.0951

                                  RISK FACTORS

     If the mergers and the share exchange are consummated, you will receive shares of Corporation common stock in exchange for your shares of either C&L common stock, Bank of Bristol common stock or Bank of Blountstown common stock. In deciding whether to approve the mergers and the share exchange you should carefully consider the risks listed below associated with an investment in Corporation common stock. Specifically, there are risks and uncertainties that could affect the Corporation's future financial results and that may cause the Corporation's future earnings and financial condition to be less favorable than the Corporation's expectations.

     Some of the risks and uncertainties relate to economic conditions generally and would affect other financial institutions in similar ways. These aspects are discussed above under the heading "Forward Looking Statements." This section addresses particular risks and uncertainties that are specific to the Corporation.

THE CORPORATION'S RECENT ACQUISITIONS AND ITS PROPOSED MERGERS INVOLVE INTEGRATION RISKS AND MAY IMPACT FUTURE EARNINGS

     Since September 30, 1998, the Corporation has acquired five financial institutions, and it currently has three such acquisitions pending, including the proposed mergers. The most significant transactions were the mergers of each of Commerce Bank of Alabama, First Citizens Bancorp, Inc. and City National Corporation with the Corporation, by virtue of the size of those three companies relative to the Corporation and the fact that the Corporation became a publicly traded company as a result of those transactions.

     The Corporation's expectations concerning future earnings depend in part on its being able to combine the operations of the acquired institutions with the Corporation's own operations promptly and efficiently, and also on the Corporation being correct in its assumptions about the financial impact of the acquisitions.

     The risks and uncertainties that may affect the Corporation's future earnings and financial condition include the following:

     - The Corporation's revenues after the proposed mergers and other recent acquisitions may be lower than expected.

     Particularly in connection with the Commerce Bank of Alabama, First Citizens Bancorp and City National Corporation acquisitions, the Corporation estimated that it could enhance revenues from combining their separate operations with the Corporation. There is a risk that such revenue enhancements may not be achieved and also a risk that the revenues of other acquired institutions may erode over time.

     - The Corporation's restructuring charges in recent acquisitions may be higher than expected.

     The Corporation has recorded restructuring and merger-related charges in connection with its recently completed acquisitions. There is a risk there may be additional costs and charges resulting from these transactions that exceed the charges the Corporation has recorded for financial reporting and accounting purposes.

     - The Corporation may have more trouble integrating acquired businesses or retaining key personnel than expected.

     Converting the systems and procedures of each acquired institution to the Corporation's systems is an important part of the Corporation's acquisition program. There is a risk that the conversion of an acquired institution may not be completed on schedule or may be more difficult and costly than expected. There is also a risk that the Corporation may not be able to retain key personnel of an acquired institution, which could cause the acquired operations to perform below expectations.

     - The Corporation's operating costs after the mergers and other recent acquisitions may be greater than expected, and the Corporation's costs savings from the mergers and other recent acquisitions may be less than expected, or the Corporation may be unable to obtain those cost savings as soon as expected.

     You should also refer to the discussion above under the heading "Forward-Looking Statements."

THE MERGERS AND THE SHARE EXCHANGE ARE CONDITIONED ON THE COMPLETION OF EACH
OTHER

     Completion of each merger and the share exchange is conditioned upon completion of the other. Therefore, failure by the Corporation to complete one of the transactions would mean that all of these transactions would fail.

THE CORPORATION'S ABILITY TO SUSTAIN GROWTH INVOLVES RISKS

     The Corporation believes its future growth will depend on its ability to expand its business through:

     - internal growth;

     - the opening of new branch offices in new markets; and

     - the acquisition of other financial institutions or branches.

     Furthermore, the Corporation's continued growth and profitability depend on the Corporation's ability:

     - to manage its growth;

     - to attract and retain skilled employees;

     - to finance its growth, if necessary, at an acceptable cost; and

     - to expand the capabilities of the Corporation's management information systems.

     The Corporation's growth strategy could have a material adverse effect on the Corporation's financial condition and results of operations if the Corporation is not able to manage its growth successfully or address adequately all of the changing demands its planned growth may create.

THE CORPORATION CANNOT PREDICT LOAN LOSSES OR THE ADEQUACY OF THE ALLOWANCE FOR LOAN LOSSES

     Lending money is an essential part of the banking business. However, borrowers do not always repay their loans. The Corporation attempts to maintain an appropriate allowance for loan losses to provide for potential losses in its loan portfolio.

     There is no precise method of predicting loan losses; therefore, there can be no assurance that the allowance for loan losses will be sufficient to absorb future loan losses. Excess loan losses could have a material adverse effect on the Corporation's financial condition and results of operations. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Corporation -- Allocation of the Allowance for Loan Losses."

THE FLUCTUATIONS IN INTEREST RATES MAY AFFECT THE CORPORATION'S INTEREST INCOME

     The Corporation's operating results are dependent to a significant degree on its net interest income. Net interest income is the difference between interest earned and interest paid and it will change as interest rates fluctuate. Interest rates are largely dependent on the rate of interest charged by the Federal Reserve for funds it makes available to institutions. Changes in the interest rates may have an adverse effect on the deposit levels, net interest margin, loan demand or the business and earnings of the Corporation and its subsidiaries. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Corporation."

GEOGRAPHIC CONCENTRATION AND SIGNIFICANCE OF LOCAL ECONOMIC CONDITIONS MAY AFFECT THE CORPORATION'S PROFITABILITY

     Substantially all of The Bank's deposits and assets at December 31, 1998, were derived from operations in relatively rural markets of Alabama while Emerald Coast Bank's revenues were derived from operations in markets in Florida which depend on tourism. Consequently, the Corporation's profitability may be negatively affected by factors that have a significant impact on agriculture and tourism, including weather. Some of The

Bank's and Emerald Bank's market areas have experienced severe weather in 1998, primarily heavy rains and flooding. See "Business of the Corporation."

     The success of the Corporation depends on the general economic conditions in the geographic markets served by the Corporation's banking subsidiaries. Although current economic conditions in these markets are favorable, there is no assurance that favorable economic conditions will continue. Adverse changes in economic conditions in the geographic markets that the banks serve would likely impair the Corporation's banking subsidiaries' ability to collect loans and could otherwise negatively affect the Corporation's financial condition and results of operations. See "Business of the Corporation."

THE CORPORATION'S YEAR 2000 READINESS MAY AFFECT OPERATIONS AND REVENUES OF THE CORPORATION

     The Year 2000 Issue is the result of computer programs being written using two digits rather than four to define the applicable year. Any of the Corporation's computer programs or hardware that have date-sensitive software or embedded chips may recognize a date using "00" as the year 1900 rather than the year 2000. This could cause a system failure or miscalculations resulting in disruptions of operations, including, among other things, a temporary inability to process transactions, send statements or engage in similar normal business activities.

     Review of the Computer Systems. The Corporation has completed a review of its material computer applications to identify ways the Year 2000 may affect its computer systems. The Corporation's computer applications are divided into two categories, those maintained internally by the Corporation's information technology group and those maintained externally by the Corporation's vendors. For internally maintained applications, revisions were implemented during the first quarter of 1999. The Corporation expects that the total cost associated with these revisions will not have a material impact on the financial condition of the Corporation. These costs were primarily incurred during 1998 and were charged to expenses as incurred. For externally maintained systems, the Corporation has received written confirmation from its vendors that each system is currently Year 2000 compliant or will be made Year 2000 compliant during 1999. The costs to be incurred by the Corporation with respect to externally maintained systems is expected to be minimal.

     Year 2000 Merger Policy. The Corporation has adopted a Year 2000 Merger Policy to address Year 2000 compliance on a stand-alone basis and with C&L and Bank of Blountstown in the context, and assuming completion, of the mergers. This policy, adopted by the Board of Directors of the Corporation, defines not only the techniques and procedures to resolve Year 2000 issues, but also establishes a management function for reviewing and coordinating Year 2000 efforts in C&L and Bank of Blountstown. The Year 2000 Merger Policy is designed to act as a guide to C&L and Bank of Blountstown in dealing with Year 2000 issues and to insure compliance of the Corporation both before and after the mergers.

     The Corporation is using this policy to insure that C&L and Bank of Blountstown follow a logical and planned process for assessing, testing, renovation and establishing contingencies for effective systems. This policy includes environmental, security, communications and other embedded chip systems as well as computers. The Corporation is also addressing additional Year 2000 risk factors that may be significantly influenced by activities related to the mergers, including: delayed or alternate schedules for the closing of the mergers; the inadequate allocation of resources to Year 2000 issues by one or both C&L and Bank of Blountstown; and the potential costs of completing renovation or replacement of non-compliant systems of one or both C&L and Bank of Blountstown.

     Because of the uncertainty of timing of the mergers and because the mergers may involve the replacement of current systems, each company is approaching the Year 2000 issue from two different scenarios. One, C&L and Bank of Blountstown assume that the mergers will take place as scheduled and that merger related operational changes might provide a reasonable answer to some of the problems presented by non-compliant systems. Second, each of C&L and Bank of Blountstown assumes that the mergers will be significantly delayed or cancelled. In this situation, C&L and Bank of Blountstown must plan how noncompliant systems can be renovated or replaced without the merger related operational changes. Therefore, each of C&L and Bank of Blountstown is proceeding with its individual Year 2000 project. Each project includes a contingency plan to address the possibility that scheduled merger related systems changes might not take place. The Corporation, through the Year 2000 Merger Plan, is providing coordination between C&L and Bank of Blountstown to insure that each is adequate and to reduce the duplication of efforts within the surviving corporation.

     Contingency Plans. Assessment and the establishment of mission-critical priorities have been completed in C&L and Bank of Blountstown with the testing phase currently in process. Contingency plans to address possible failure of currently compliant or renovated mission-critical systems are currently in the development process and should be ready for approval by C&L's and Bank of Blountstown's Year 2000 steering committees and boards of directors during the month of September.

     The Corporation believes that all of its material applications will be Year 2000 compliant before the end of 1999 and does not expect the costs of attaining compliance to have a material adverse effect on the financial condition and operating results of the Corporation. The Corporation has developed contingency plans to address the possible failure of its currently compliant or renovated systems. However, because of the many uncertainties associated with Year 2000 compliance issues, and because the Corporation's assessment is necessarily based on information from C&L and Bank of Blountstown as well as third party vendors, there can be no assurance that the Corporation's assessment is correct. For a discussion of the Corporation's assessment of its potential Year 2000 exposure and the status of the Corporation's program to become Year 2000 compliant, see "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Year 2000 Compliance" for each of the Corporation, C&L and Bank of Blountstown.

THE CORPORATION IS SUBJECT TO EXTENSIVE GOVERNMENTAL REGULATION

     Bank and thrift holding companies, banks and thrifts operate in a highly regulated environment and are subject to extensive supervision and examination by several federal and state regulatory agencies. The Corporation is subject to the Bank Holding Company Act and to regulation and supervision by the Federal Reserve Board and the Office of Thrift Supervision. Emerald Coast Bank is subject to supervision and regulation by the Office of Thrift Supervision. The Bank is subject to supervision and regulation by the state regulatory authorities and the FDIC. Regulatory agencies such as the FDIC, the OTS and the Alabama Banking Department can prohibit or place significant restrictions on The Bank's and Emerald Coast Bank's operations or force The Bank and Emerald Coast Bank to take prompt corrective action if the agencies deem The Bank's or Emerald Coast Bank's activities to be unsafe or unsound. These regulations are intended primarily for the protection of depositors and consumers, rather than for the benefit of stockholders. The Corporation is subject to changes in federal and state law, as well as changes in regulatory and governmental policies, income tax laws and accounting principles. The Corporation cannot predict the future effect of any of those potential changes, but they could materially adversely affect the Corporation's business and operations.

     From time to time, legislation is proposed or enacted that would increase the cost of doing business, limit or expand permissible activities or affect the competitive balance between banks and other financial and non-financial institutions. Congress, the Alabama legislature and various state and federal bank regulatory agencies frequently propose changes to the laws and regulations governing the operations and taxation of banks and other financial institutions. The recent authorization of interstate branching is likely to increase branching and merger activity and enhance competition among financial institutions. It is impossible to predict the likelihood of additional changes and the effects these changes might have on the Corporation or the bank to be acquired in the mergers. See "Supervision and Regulation."

THE CORPORATION'S RESTATED CERTIFICATE OF INCORPORATION AND BYLAWS AND DELAWARE LAW MAY PREVENT TAKEOVER BY ANOTHER COMPANY

     The Corporation's Restated Certificate of Incorporation, its Bylaws and Delaware law all contain provisions that could discourage potential acquisition proposals, delay or prevent a change in control of the Corporation and limit the price that investors may be willing to pay in the future for shares of Corporation common stock. The Corporation's Restated Certificate of Incorporation divides the Board of Directors of the Corporation into three classes serving staggered terms. One class is elected each year and no more than one-third of the seats of on the Board of Directors of the Corporation will be up for election at each annual meeting of stockholders. The classification of the Board of Directors of the Corporation could make it more difficult for a company to acquire control of the Corporation. Additionally, the Corporation can issue, without further stockholder approval, preferred stock with rights and privileges that could be senior to the Corporation common stock.

     Further, Delaware law, subject to certain exceptions, prohibits the Corporation, without approval of the Board of Directors of the Corporation, from engaging in a broad range of business combinations with any "interested stockholder" for a period of three years following the date that such stockholder became an interested stockholder. An "interested stockholder" is generally a stockholder who owns 15% of the outstanding Corporation common stock. See "Management of the Corporation -- Classified Board of Directors," "Description of Capital Stock -- Certain Provisions of the Corporation's Certificate and Delaware Law" and "-- Possible Adverse Effects of the Issuance of Preferred Stock."

ISSUANCE OF PREFERRED STOCK MAY HAVE POSSIBLE ADVERSE EFFECTS

     The Corporation is authorized to issue up to 5,000,000 shares of preferred stock, $.001 per share. The Board of Directors of the Corporation may designate the rights and preferences of Corporation preferred stock. If Corporation preferred stock were to be issued, its effects on the holders of Corporation common stock could include the following:

     - reduction of the amount of money otherwise available for the payment of dividends on Corporation common stock if dividends are payable on Corporation preferred stock;

     - restrictions on dividends on Corporation common stock if dividends on Corporation preferred stock are in arrears;

     - dilution of the voting power of Corporation common stock if the Corporation preferred stock has voting rights, including a possible "veto" power if the Corporation preferred stock has class voting rights;

     - dilution of the equity interest of holders of Corporation common stock if Corporation preferred stock is convertible, and is converted into Corporation common stock; and

     - restrictions on the rights of holders of Corporation common stock to share in the Corporation's assets upon liquidation until satisfaction of any liquidation preference granted to the holders of Corporation preferred stock.

     Holders of Corporation common stock have no preemptive rights to purchase or otherwise acquire any Corporation preferred stock that may be issued. See "Description of Capital Stock of the Corporation."

THERE ARE RESTRICTIONS ON THE CORPORATION'S ABILITY TO PAY DIVIDENDS

     The Corporation must comply with Delaware law and federal bank regulations before it can pay dividends. The Board of Directors of the Corporation must authorize the Corporation to pay dividends and there must be sufficient income to pay dividends. The Corporation conducts its principal business operations through its subsidiaries. The Corporation will derive cash available to pay dividends primarily, if not entirely, from dividends paid to the Corporation by its subsidiaries. Certain state and federal regulations restrict the ability of the Corporation's subsidiaries to pay dividends to the Corporation. The Corporation has never paid dividends, and there can be no assurance that dividends will be paid in the future.

THE CORPORATION IS DEPENDENT ON KEY MANAGEMENT

     At this stage of the Corporation's development, its prospects for success depend, to a significant degree, on the efforts of James A. Taylor, the Corporation's Chairman of the Board, Chief Executive Officer and President. There is no assurance that Mr. Taylor's services will remain available to the Corporation indefinitely or that the Corporation will be successful under his management. The Corporation maintains key employee insurance on Mr. Taylor in the amount of $6 million. See "Management of the Corporation" and "Principal Stockholders of the Corporation."

THE BANKING INDUSTRY IS HIGHLY COMPETITIVE

     The Bank and Emerald Coast Bank compete with many types of financial institutions including other commercial banks, savings associations, credit unions, mortgage banking companies, securities brokerage companies, insurance companies and money market mutual funds operating in Alabama, the Florida panhandle and elsewhere. Many of these competitors have substantially greater resources and lending limits than we do and offer certain services that we may not provide. In addition, non-depository institution competitors are generally not subject to the extensive regulation applicable to the Corporation, The Bank and Emerald Coast Bank. Pursuant to the Riegle-Neal Interstate Banking and Branching Efficiency Act, commercial banks may now acquire financial institutions nationwide, further increasing competition. The long-term success of the Corporation will be dependent on the ability of the Corporation's subsidiaries to compete successfully with other financial institutions in their respective market areas. See "Business of the Corporation -- Competition."

MANAGEMENT OF THE CORPORATION HOLDS A LARGE PORTION OF CORPORATION COMMON STOCK

     As of March 31, 1999, the Corporation's directors and executive officers own or control approximately 37.39% of the outstanding shares of Corporation common stock. See "Principal Stockholders of the Corporation." Accordingly, if the directors and executive officers were to act in concert, they would likely control the Board of Directors of the Corporation and therefore the business and policies of the Corporation. As a result, the Corporation's management has significant control of the Corporation.

POSSIBLE VOLATILITY OF STOCK PRICE MAY AFFECT THE MARKET PRICE OF CORPORATION COMMON STOCK

     Corporation common stock trades on the Nasdaq National Market System under the symbol "TBNC." This Nasdaq listing of Corporation common stock provides a public market for holders of Corporation common stock to sell their securities. Because the Corporation common stock has been listed on Nasdaq since December 10, 1998, Corporation common stock has a limited trading history. The Corporation cannot guarantee that:

     - the market for Corporation common stock on Nasdaq will be liquid;

     - that you will be able to sell your Corporation common stock; or

     - that you will be able to sell your Corporation common stock at any particular price.

     Even with a public market on Nasdaq for the holders of Corporation common stock, the market price of Corporation common stock could fluctuate significantly due to variations in quarterly and yearly results of operations, general trends in the banking industry and other factors. Stocks of financial institutions are particularly affected by changes in interest rates. Additionally, in recent years and especially in recent months, there have been price and volume fluctuations in the stock market that have often been unrelated or disproportionate to the operating performance of affected companies. These broad fluctuations might adversely affect the market price of the Corporation common stock.

STOCKHOLDERS MAY EXPERIENCE RISKS RELATING TO FEDERAL INCOME TAXES

     If either merger or the share exchange did not constitute a tax-free reorganization under Section 368(a) of the Internal Revenue Code, each stockholder involved in that merger or share exchange would recognize gain or loss equal to the difference between the fair market value of Corporation common stock received plus any cash received in lieu of fractional shares and such stockholder's basis in the shares exchanged for Corporation common stock. See "The C&L Merger -- Material Federal Income Tax Consequences," and "The Share Exchange -- Material Federal Income Tax Consequences" and "The Bank of Blountstown Merger -- Material Federal Income Tax Consequences."

                              THE SPECIAL MEETINGS

THE C&L SPECIAL MEETING

     This Prospectus-Joint Proxy Statement is being furnished to C&L stockholders in connection with the solicitation of proxies by the C&L Board of Directors for use at the C&L special meeting to consider and vote upon the approval of the C&L Plan of Merger. Each copy of this Prospectus-Joint Proxy Statement mailed or delivered to C&L stockholders is accompanied by a form of Proxy for use at the C&L special meeting.

     This Prospectus-Joint Proxy Statement is also furnished to C&L stockholders as a Prospectus in connection with the issuance to them of shares of Corporation common stock upon consummation of the C&L merger.

     Date, Place and Time. The C&L special meeting is to be held at the principal executive offices of C&L Bank of Bristol at Highway 20 and Baker
Street, Bristol Florida 32321, on             , 1999, at      a.m.

     Record Date, Quorum and Voting.  The C&L Board of Directors has fixed the
close of business on             , 1999, as the record date for the
determination of the C&L stockholders entitled to receive notice of and to vote at the C&L special meeting. The presence, in person or by Proxy, of the holders of a majority of the shares of C&L common stock entitled to vote at the C&L special meeting will constitute a quorum. Each stockholder of record as of the C&L record date is entitled to one vote for each share then held.

     Vote Required. As of the C&L record date, there were 16,274 shares of C&L common stock outstanding. Approval and adoption of the C&L Plan of Merger requires the affirmative vote of a majority of all outstanding C&L common stock entitled to vote thereon; as a result, failures to vote and abstentions will be the equivalents of votes against the C&L Plan of Merger. Accordingly, approval and adoption of the C&L Plan of Merger at the C&L special meeting will require the affirmative vote of the holders of at least 8,138 shares of C&L common stock.

     As of the C&L record date, directors and executive officers of C&L beneficially owned or held a proxy for an aggregate of 11,611 shares of C&L common stock, or approximately 71.34% of the C&L common stock, outstanding on such date. The directors of C&L have appointed James A. Taylor as their proxy to vote the shares of C&L common stock beneficially owned by them for the C&L Plan of Merger. Therefore, approval of the C&L merger is assured.

     See "The C&L Merger -- Conditions to the Merger."

     Voting and Revocation of Proxies. Shares of C&L common stock represented by a Proxy properly signed and received at or prior to the C&L special meeting, unless subsequently revoked, will be voted in accordance with the instructions thereon. IF A PROXY IS PROPERLY EXECUTED AND RETURNED WITHOUT INDICATING ANY VOTING INSTRUCTIONS, SHARES OF C&L COMMON STOCK REPRESENTED BY THE PROXY WILL BE VOTED FOR APPROVAL AND ADOPTION OF THE C&L PLAN OF MERGER. Any Proxy given pursuant to the solicitation may be revoked by the person giving the Proxy at any time before the Proxy is voted by filing an instrument revoking it or by delivering a duly executed Proxy bearing a later date to Jed M. Hiers at C&L prior to or at the C&L special meeting, or by voting in person at the C&L special meeting. Attendance at the C&L special meeting will not in and of itself constitute a revocation of a Proxy. Only votes cast FOR approval of the C&L Plan of Merger or other matters constitute affirmative votes. Abstentions and votes that are withheld will, therefore, have the same effect as votes AGAINST approval of the C&L Plan of Merger, so it is important that you return your Proxy properly executed.

     The C&L Board of Directors is not aware of any business to be acted upon at the C&L special meeting other than as described in this Prospectus-Joint Proxy Statement. If, however, other matters are properly brought before the C&L special meeting, or any adjournments or postponements thereof, the persons appointed as proxies will have discretion to vote or act thereon according to their best judgment and subject to applicable rules of the SEC.

     Solicitation of Proxies. In addition to solicitation by mail, directors, officers and employees of C&L, who will not be specifically compensated for such services, may solicit proxies from the stockholders of C&L personally or by telephone or other forms of communication. Except as otherwise provided in the C&L Plan of Merger, C&L will bear its own expenses in connection with the solicitation of proxies for the C&L special meeting. See "The C&L Merger -- Expenses."

     C&L STOCKHOLDERS SHOULD NOT SEND STOCK CERTIFICATES WITH THEIR PROXY CARDS. THE PROCEDURE FOR THE EXCHANGE OF SHARES AFTER THE C&L MERGER IS CONSUMMATED IS
DESCRIBED AT PAGE   IN THIS PROSPECTUS-JOINT PROXY STATEMENT. SEE "THE C&L
MERGER -- EXCHANGE OF CERTIFICATES."

THE BANK OF BRISTOL SPECIAL MEETING

     This Prospectus-Joint Proxy Statement is being furnished to Bank of Bristol stockholders in connection with the solicitation of proxies by the Bank of Bristol Board of Directors for use at the Bank of Bristol special meeting to consider and vote upon the approval of the share exchange and to transact such other business as may properly come before the Bank of Bristol special meeting or any adjournments or postponements thereof. Each copy of this Prospectus-Joint Proxy Statement mailed or delivered to Bank of Bristol stockholders is accompanied by a form of Proxy for use at the Bank of Bristol special meeting.

     This Prospectus-Joint Proxy Statement is also furnished to Bank of Bristol stockholders as a Prospectus in connection with the issuance to them of shares of Corporation common stock upon consummation of the share exchange.

     Date, Place and Time. The Bank of Bristol special meeting is to be held at the principal executive offices of Bank of Bristol at Highway 20 and Baker
Street, Bristol, Florida 32321, on             , 1999, at      a.m.

     Record Date, Quorum and Voting.  The Bank of Bristol Board of Directors has
fixed the close of business on             , 1999, as the record date for the
determination of the Bank of Bristol stockholders entitled to receive notice of and to vote at the Bank of Bristol special meeting. The presence, in person or by Proxy, of the holders of a majority of the shares of Bank of Bristol common stock entitled to vote at the Bank of Bristol special meeting will constitute a quorum. Each stockholder of record as of the Bank of Bristol record date is entitled to one vote for each share then held.

     Vote Required. As of the Bank of Bristol record date, there were 20,000 shares of Bank of Bristol common stock outstanding. Approval and adoption of the share exchange requires the affirmative vote of a majority of all outstanding Bank of Bristol common stock entitled to vote thereon; as a result, failures to vote and abstentions will be the equivalents of votes against the share exchange. Accordingly, approval and adoption of the share exchange at the Bank of Bristol special meeting will require the affirmative vote of the holders of at least 10,001 shares of Bank of Bristol common stock.

     As of the Bank of Bristol record date, C&L beneficially owned or held a proxy for an aggregate of 19,620 shares of Bank of Bristol common stock, or approximately 98.1% of the Bank of Bristol common stock, outstanding on such date. The directors of C&L have indicated their intentions to vote the shares of Bank of Bristol common stock beneficially owned by C&L FOR the share exchange. Therefore, approval of the share exchange is assured.

     See "The Share Exchange -- Conditions to the Share Exchange."

     Voting and Revocation of Proxies. Shares of Bank of Bristol common stock represented by a Proxy properly signed and received at or prior to the Bank of Bristol special meeting, unless subsequently revoked, will be voted in accordance with the instructions thereon. IF A PROXY IS PROPERLY EXECUTED AND RETURNED WITHOUT INDICATING ANY VOTING INSTRUCTIONS, SHARES OF BANK OF BRISTOL COMMON STOCK REPRESENTED BY THE PROXY WILL BE VOTED FOR APPROVAL AND ADOPTION OF THE SHARE EXCHANGE. Any Proxy given pursuant to the solicitation may be revoked by the person giving the Proxy at any time before the Proxy is voted by filing an instrument revoking it or by delivering a duly executed Proxy bearing a later date to Jed M. Hiers at Bank of Bristol prior to or at the Bank of Bristol special meeting, or by voting in person at the Bank of Bristol special meeting. Attendance at the Bank of Bristol special meeting will not in and of itself constitute a revocation of a Proxy. Only votes cast FOR approval of the share exchange or other matters constitute affirmative votes. Abstentions and votes that are withheld will, therefore, have the same effect as votes AGAINST approval of the share exchange, so it is important that you return your Proxy properly executed.

     The Bank of Bristol Board of Directors is not aware of any business to be acted upon at the Bank of Bristol special meeting other than as described in this Prospectus-Joint Proxy Statement. If, however, other matters are properly brought before the Bank of Bristol special meeting, or any adjournments or postponements, the persons appointed as proxies will have discretion to vote or act thereon according to their best judgment and subject to applicable rules of the SEC.

     Solicitation of Proxies. In addition to solicitation by mail, directors, officers and employees of Bank of Bristol, who will not be specifically compensated for such services, may solicit proxies from the stockholders of Bank of Bristol personally or by telephone or other forms of communication. Except as otherwise provided in the share exchange, Bank of Bristol will bear its own expenses in connection with the solicitation of proxies for the Bank of Bristol special meeting. See "The Share Exchange -- Expenses."

     BANK OF BRISTOL STOCKHOLDERS SHOULD NOT SEND STOCK CERTIFICATES WITH THEIR PROXY CARDS. THE PROCEDURE FOR THE EXCHANGE OF SHARES AFTER THE SHARE EXCHANGE
IS CONSUMMATED IS DESCRIBED ON PAGE      IN THIS PROSPECTUS-JOINT PROXY
STATEMENT. SEE "THE SHARE EXCHANGE -- EXCHANGE OF CERTIFICATES."

THE BANK OF BLOUNTSTOWN SPECIAL MEETING

     This Prospectus-Joint Proxy Statement is being furnished to Bank of Blountstown stockholders in connection with the solicitation of proxies by the Bank of Blountstown Board of Directors for use at the Bank of Blountstown special meeting to consider and vote upon the approval of the Bank of Blountstown Plan of Merger and to transact such other business as may properly come before the Bank of Blountstown special meeting or any adjournments or postponements thereof. Each copy of this Prospectus-Joint Proxy Statement mailed or delivered to Bank of Blountstown stockholders is accompanied by a form of Proxy for use at the Bank of Blountstown special meeting.

     This Prospectus-Joint Proxy Statement is also furnished to Bank of Blountstown stockholders as a Prospectus in connection with the issuance to them of shares of Corporation common stock upon consummation of the Bank of Blountstown merger.

     Date, Place and Time. The Bank of Blountstown special meeting is to be held at W. T. Neal Civic Center, Highway 71 North, Blountstown, Florida 32424,
on           , 1999, at                a.m.

     Record Date, Quorum and Voting.  The Bank of Blountstown Board of Directors
has fixed the close of business on           , 1999, as the record date for the
determination of the Bank of Blountstown stockholders entitled to receive notice of and to vote at the Bank of Blountstown special meeting. The presence, in person or by Proxy, of the holders of a majority of the shares of Bank of Blountstown common stock entitled to vote at the Bank of Blountstown special meeting will constitute a quorum. Each stockholder of record as of the Bank of Blountstown record date is entitled to one vote for each share then held.

     Vote Required. As of the Bank of Blountstown record date, there were 100,000 shares of Bank of Blountstown common stock outstanding. Approval and adoption of the Bank of Blountstown Plan of Merger requires the affirmative vote of a majority of all outstanding Bank of Blountstown common stock entitled to vote thereon; as a result, failures to vote and abstentions will be the equivalents of votes against the Bank of Blountstown Plan of Merger. Accordingly, approval and adoption of the Bank of Blountstown Plan of Merger at the Bank of Blountstown special meeting will require the affirmative vote of the holders of at least 50,001 shares of Bank of Blountstown common stock.

     As of the Bank of Blountstown record date, directors and executive officers of Bank of Blountstown beneficially owned or held a proxy for an aggregate of 52,059 shares of Bank of Blountstown common stock, or approximately 52.06% of the Bank of Blountstown common stock, outstanding on such date. The directors of Bank of Blountstown have appointed James A. Taylor as their proxy to vote the shares of Bank of Blountstown common stock beneficially owned by them FOR the Bank of Blountstown Plan of Merger. Therefore, approval of the Bank of Blountstown is assured.

     See "The Bank of Blountstown Merger -- Conditions to the Merger."

     Voting and Revocation of Proxies. Shares of Bank of Blountstown common stock represented by a Proxy properly signed and received at or prior to the Bank of Blountstown special meeting, unless subsequently revoked, will be voted in accordance with the instructions thereon. IF A PROXY IS PROPERLY EXECUTED AND RETURNED WITHOUT INDICATING ANY VOTING INSTRUCTIONS, SHARES OF BANK OF BLOUNTSTOWN COMMON STOCK REPRESENTED BY THE PROXY WILL BE VOTED FOR APPROVAL AND ADOPTION OF THE BANK OF BLOUNTSTOWN PLAN OF MERGER. Any Proxy given pursuant to the solicitation may be revoked by the person giving the Proxy at any time before the Proxy is voted by filing an instrument revoking it or by delivering a duly executed Proxy bearing a later date to Jed M. Hiers at Bank of Blountstown prior to or at the Bank of Blountstown special meeting, or by voting in person at the Bank of Blountstown special meeting. Attendance at the Bank of Blountstown special meeting will not in and of itself constitute a revocation of a Proxy. Only votes cast FOR approval of the Bank of Blountstown Plan of Merger or other matters constitute affirmative votes. Abstentions and votes that are withheld will, therefore, have the same effect as votes AGAINST approval of the Bank of Blountstown Plan of Merger, so it is important that you return your Proxy properly executed.

     The Bank of Blountstown Board of Directors is not aware of any business to be acted upon at the Bank of Blountstown special meeting other than as described in this Prospectus-Joint Proxy Statement. If, however, other matters are properly brought before the Bank of Blountstown special meeting, or any adjournments or postponements thereof, the persons appointed as proxies will have discretion to vote or act thereon according to their best judgment and subject to applicable rules of the SEC.

     Solicitation of Proxies. In addition to solicitation by mail, directors, officers and employees of Bank of Blountstown, who will not be specifically compensated for such services, may solicit proxies from the stockholders of Bank of Blountstown personally or by telephone or other forms of communication. Except as otherwise provided in the Bank of Blountstown Plan of Merger, Bank of Blountstown will bear its own expenses in connection with the solicitation of proxies for the Bank of Blountstown special meeting. See "The Bank of Blountstown Merger -- Expenses."

     BANK OF BLOUNTSTOWN STOCKHOLDERS SHOULD NOT SEND STOCK CERTIFICATES WITH THEIR PROXY CARDS. THE PROCEDURE FOR THE EXCHANGE OF SHARES AFTER THE BANK OF
BLOUNTSTOWN MERGER IS CONSUMMATED IS DESCRIBED ON PAGE      IN THIS
PROSPECTUS-JOINT PROXY STATEMENT. SEE "THE BANK OF BLOUNTSTOWN
MERGER -- EXCHANGE OF CERTIFICATES."

                                 THE C&L MERGER

     The description of the C&L merger contained in this Prospectus-Joint Proxy Statement summarizes the principal provisions of the C&L Plan of Merger. This description is not complete and is qualified in its entirety by reference to the C&L Plan of Merger, the full text of which is attached hereto as Annex A. All C&L stockholders are urged to read Annex A carefully in its entirety.

     On February 25, 1999, the Corporation entered into a Plan and Agreement of Merger with C&L pursuant to which C&L is to be merged with and into the Corporation. As of December 31, 1998, C&L had total assets of approximately $48.9 million, deposits of approximately $43.4 million and stockholders' equity of approximately $4.9 million. C&L's subsidiary bank, Bank of Bristol, is based in Bristol, Florida. See "Business of C&L" and "Pro Forma Condensed Financial Information."

TERMS OF THE C&L MERGER

     The Corporation will acquire C&L by means of the merger of C&L with and into the Corporation, with the Corporation being the surviving corporation. The Certificate of Incorporation and the Bylaws of the Corporation in effect at the effective time of the C&L merger will govern the Corporation until amended or repealed in accordance with applicable law. At the effective time, the Corporation shall continue as the surviving corporation under the name "The Banc Corporation."

     The Corporation has agreed to exchange $12,866,857.42 of its common stock for all of the issued and outstanding C&L common stock. The total number of shares of Corporation common stock to be issued in the C&L merger is equal to $12,866,857.42 divided by the closing date trading price. The closing date trading price is the twenty trading day average last sales price for Corporation common stock on Nasdaq, ending three trading days before the special meeting. The closing date trading price cannot be higher than $14.00 per share or lower than $10.00 per share. The number of shares of Corporation common stock to be exchanged for each share of C&L common stock will be an exchange ratio determined by dividing the total number of shares of Corporation common stock by the total number of shares of issued and outstanding C&L common stock. You will receive the number of shares of Corporation common stock equal to the number of shares of C&L common stock you own multiplied by this exchange ratio. Therefore, the number of shares of Corporation common stock you will receive will not be finalized until three trading days prior to the special meeting. If the closing
date trading price had been calculated as of           , 1999, it would have
been $          and the exchange ratio would have been                shares of
Corporation common stock for each share of C&L common stock.

     If the merger has not been completed by July 31, 1999, the total merger consideration will be increased by any earnings of C&L from August 1, 1999, through the most reasonably practicable date that the earnings can be determined prior to the special meeting. This amount will be added to the total consideration the Corporation has agreed to pay to acquire C&L prior to the calculation of the exchange ratio. The C&L merger will not be completed if the Bank of Blountstown merger is not approved and completed.

BACKGROUND OF AND REASONS FOR THE MERGERS AND SHARE EXCHANGE; RECOMMENDATION OF C&L BOARD OF DIRECTORS

     Background of the Mergers. During the last several years, there have been significant developments in the banking and financial services industry. These developments have included the increased emphasis and dependence on automation and specialization of products and services, increased competition from other financial institutions, and a trend toward consolidation and geographic expansion, combined with a relaxation of regulatory restrictions on interstate conduct of business of financial institutions.

     In December 1996, the Boards of Directors of C&L (references in this section to C&L include Bank of Bristol unless otherwise noted) and Bank of Blountstown authorized the officers of C&L and Bank of Blountstown, respectively, to investigate various matters relating to the maximization of C&L's and Bank of Blountstown's stockholders' value, including the possibility of positioning the institutions to become eligible to elect tax treatment under Subchapter S of the Internal Revenue Code, a possible merger of Bank of Bristol and Bank of Blountstown, and the possible sale or merger of C&L and Bank of Blountstown with another institution. After considering the various options, the Boards of Directors of C&L and Bank of Blountstown determined that a sale or merger of C&L and Bank of Blountstown into another institution would provide the greatest return to stockholders. The Boards of Directors of C&L and Bank of Blountstown believed that, due to the cost savings and earnings enhancements an acquiror would achieve through the purchase of both C&L and Bank of Blountstown after certain managerial and asset quality enhancements at Bank of Blountstown, stockholder value would be maximized by the sale of C&L and Bank of Blountstown together.

     During March and April, 1998, C&L and Bank of Blountstown received non-binding indications of interest from two lending institutions which may have had interest in acquiring C&L and Bank of Blountstown. C&L and Bank of Blountstown subsequently entered into satisfactory confidentiality agreements with each of those two institutions and then distributed confidential information to such entities. During April and May 1998, these two institutions conducted due diligence. Upon conclusion of their due diligence, both institutions verbally indicated to Mr. Jerry M. Smith their continuing interest in a possible acquisition transaction. Both of these non-binding indications contemplated all stock "pooling-of-interests" transactions.

     In April 1998, the Boards of Directors of C&L and Bank of Blountstown determined that, on the basis of opportunities to reduce costs and pursue other actions to improve earnings further at C&L and Bank of Blountstown, the views of the respective Boards of Directors of the prospects for C&L and Bank of Blountstown, the prices being offered, and in view of issues regarding the loan portfolio of Bank of

Blountstown, the indications of interest received to that point should not be acted upon until certain steps were taken with regard to effecting cost savings and improving the quality of the loan portfolio of Bank of Blountstown. In May 1998, the Bank of Blountstown implemented asset quality enhancements, and both C&L and Bank of Blountstown began implementing certain cost savings including the selection of one president for both banks.

     In June 1998, the C&L Board of Directors received a non-binding indication of interest from a third institution. This institution did not conduct due diligence, however, and the C&L Board of Directors determined that, on the basis of the price offered and the probable price to be commanded by both companies together, action on this proposal should also be delayed until such time as the operational improvements and cost savings could be reflected in a combined price for both entities.

     From October through December 1998, discussions continued with the two original interested institutions. In January 1999, C&L and Bank of Blountstown received a non-binding indication of interest from the Corporation. C&L and Bank of Blountstown subsequently distributed confidential information to the Corporation upon the Corporation's execution and C&L's and Bank of Blountstown's receipt of a confidentiality agreement satisfactory to C&L and Bank of Blountstown. During January 1999, the Corporation conducted due diligence. On January 25, 1999, the C&L and Bank of Blountstown Boards of Directors met to consider the three remaining proposals, including the Corporation's proposal, all of which contemplated a tax-free transaction with all the consideration to consist of common stock. The respective Boards of Directors based their decisions on a number of factors, including, without limitation, the then-prevailing stock market values, price to tangible book value and price earnings multiples of the common stock of all three interested institutions, and the value of recent comparable bank mergers and acquisitions. On the basis of these and other factors, the C&L and Bank of Blountstown Boards of Directors then authorized the execution of a letter of intent with the Corporation. In a joint meeting on February 23, 1999, the respective Boards of Directors of C&L, Bank of Bristol and Bank of Blountstown, assisted by their advisors, considered the factors set forth below, and authorized the execution of the C&L Plan of Merger, the Bank of Blountstown Plan of Merger and the Share Exchange Agreement.

     Reasons for the Mergers. In approving the C&L merger, the Bank of Blountstown merger and the share exchange, the directors of C&L, Bank of Bristol and Bank of Blountstown considered a number of factors. Without assigning any relative or specific weights to the factors, the respective Boards of Directors considered the following material factors:

          (a) information concerning the business, operations, earnings, asset quality, and financial condition of the Corporation (and other potential merger partners) from which the respective Boards of Directors determined that the Corporation is a high quality, well-managed institution with favorable prospects for future growth in its business, earnings and share price;

          (b) the similar community banking cultures and business philosophies of the Corporation, C&L and Bank of Blountstown, particularly with respect to community lending philosophy, customer satisfaction, and efficiency and credit quality;

          (c) the likely impact of the proposed mergers on the employees and customers of C&L and its subsidiaries and of Bank of Blountstown, on the communities in which C&L and Bank of Blountstown presently conduct their business, and on C&L's and Bank of Blountstown's other constituencies in view of the Corporation's commitment to community banking;

          (d) the exchange ratio of the mergers from a number of valuation perspectives, as presented by Sheshunoff (see "-- Opinion of C&L's Financial Advisor," "The Share Exchange -- Opinion of Bank of Bristol's Financial Advisor" and "The Bank of Blountstown Merger -- Opinion of Bank of Blountstown's Financial Advisor");

          (e) the opinion of Sheshunoff that the exchange ratios are fair to the stockholders of C&L, Bank of Bristol and Bank of Blountstown from a financial point of view (see "-- Opinion of C&L's Financial Advisor");

          (f) the termination provisions of each of the C&L Plan of Merger and the Bank of Blountstown Plan of Merger applicable in the event of a significant decline in the price of the Corporation common stock prior to the consummation of the mergers (see "-- Waiver, Amendment, and Termination of the Agreement");

          (g) the treatment of the mergers as a pooling of interests for financial accounting purposes and as a tax-free reorganization for federal income tax purposes (see "-- Material Federal Income Tax Consequences" and "-- Accounting Treatment");

          (h) the commitment of the Corporation to keep the Bank of Bristol Board of Directors in place through at least the end of 1999, and the placement of Mr. Jerry Smith on the Corporation Board of Directors, ensuring that the current directors of C&L, Bank of Bristol and Bank of Blountstown will have a significant voice in how Bank of Bristol is operated after consummation of the mergers and the share exchange;

          (i) the likelihood of the mergers and the share exchange being approved by applicable regulatory authorities without undue conditions or delay;

          (j) the alternatives to the mergers, including remaining independent institutions in light of the current economic conditions of C&L's and Bank of Blountstown's markets; and

          (k) the financial terms of recent business combinations in the financial services industry and a comparison of the multiples of selected combinations with the terms of the proposed transaction with the Corporation.

     The terms of the mergers and the share exchange were the result of arm's-length negotiations between representatives of C&L and Bank of Blountstown and representatives of the Corporation. Based upon the consideration of the foregoing factors, the Boards of Directors of each of C&L, Bank of Bristol and Bank of Blountstown unanimously approved the mergers and the share exchange as being in the best interests of C&L, Bank of Bristol, Bank of Blountstown, their stockholders and their other constituencies.

     THE C&L BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT C&L STOCKHOLDERS VOTE FOR APPROVAL OF THE C&L PLAN OF MERGER AND THE C&L MERGER.

     THE BANK OF BRISTOL BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT BANK OF BRISTOL STOCKHOLDERS VOTE FOR APPROVAL OF THE SHARE EXCHANGE AGREEMENT AND THE SHARE EXCHANGE.

     THE BANK OF BLOUNTSTOWN BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT BANK OF BLOUNTSTOWN STOCKHOLDERS VOTE FOR APPROVAL OF THE BANK OF BLOUNTSTOWN PLAN OF MERGER AND THE BANK OF BLOUNTSTOWN MERGER.

     The Plan and Agreement of Merger included at Annex A supersedes all previous agreements between C&L and the Corporation and sets forth the terms of the C&L merger described in this Prospectus-Joint Proxy Statement.

OPINION OF C&L'S FINANCIAL ADVISOR

     C&L and Bank of Blountstown retained the Advisor to provide its opinion of the fairness from a financial viewpoint, of the merger consideration to be received by the stockholders of C&L, Bank of Bristol, and Bank of Blountstown in connection with the transactions with the Corporation. As part of its investment banking business, the Advisor is regularly engaged in the valuation of securities in connection with mergers and acquisitions and valuations for estate, corporate and other purposes. The Boards of Directors of C&L and Bank of Blountstown retained the Advisor based upon its experience as a financial advisor in mergers and acquisitions of financial institutions and its knowledge of financial institutions. Neither C&L, nor Bank of Bristol, nor Bank of Blountstown retained the Advisor to negotiate the proposed transactions and the terms and conditions of the transactions were negotiated directly by and between C&L, Bank of Bristol, Bank of Blountstown, and the Corporation.

     On February 23, 1999, the Advisor rendered its oral opinions that, as of such date, the merger consideration was fair, from a financial point of view, to the stockholders of C&L and Bank of Blountstown. The Advisor rendered its written Fairness Opinions as of March 5, 1999 and its updated Fairness Opinions as of April 20, 1999. The Advisor rendered its written Fairness Opinion as to the fairness, from a financial point of view, of the consideration to be received by the stockholders of the Bank of Bristol as of April 20, 1999.

     The full text of the Fairness Opinions which set forth, among other things, assumptions made, procedures followed, matters considered and limitations on the review undertaken, are attached as Annexes F, G and H to this Prospectus -- Joint Proxy Statement. The stockholders of C&L, Bank of Bristol, and Bank of Blountstown are urged to read the Advisor's Fairness Opinions carefully and in their entirety. The Fairness Opinions are addressed to the Boards of Directors of C&L and Bank of Blountstown, and do not constitute a recommendation to any stockholder of C&L, Bank of Bristol or Bank of Blountstown as to how such stockholder should vote at the C&L, Bank of Bristol or Bank of Blountstown special meetings.

     In connection with the Fairness Opinions, the Advisor:

     1. reviewed the Plans of Merger and the Share Exchange Agreement;

     2. reviewed certain publicly available financial statements and regulatory information concerning the Corporation, C&L and Bank of Blountstown, respectively;

     3. reviewed certain internal financial statements and other financial and operating data of C&L and Bank of Blountstown provided to the Advisor by the management of C&L and Bank of Blountstown;

     4. reviewed the reported market prices and trading activity for the Corporation's common stock;

     5. discussed the past and current operations, financial condition and future prospects of C&L and Bank of Blountstown with their respective executive managements;

     6. discussed the past and current operations, financial condition and future prospects of the Corporation with its executive management;

     7. compared C&L, Bank of Blountstown and the Corporation from a financial point of view with certain other banking companies that the Advisor deemed to be relevant;

     8. compared the financial performance of the Corporation and the market prices and trading activity of the Corporation's common stock with that of certain other indices of publicly traded equity securities;

     9. reviewed the financial terms, to the extent publicly available, of certain comparable merger transactions in the Southeastern United States and in Florida; and

     10. performed such other analyses and reviews as the Advisor deemed appropriate.

     In connection with its review, the Advisor relied upon and assumed the accuracy and completeness of all of the foregoing information provided to it or made publicly available, and the Advisor did not assume any responsibility for independent verification of such information. The Advisor assumed that internal confidential financial projections provided by C&L and Bank of Blountstown were reasonably prepared reflecting the best currently available estimates and judgments of the future financial performance of C&L and Bank of Blountstown and did not independently verify the validity of such assumptions. The Advisor did not make any independent evaluation or appraisal of the assets or liabilities of C&L or Bank of Blountstown, nor was the Advisor furnished with any such appraisals. The Advisor did not examine any individual loan files of C&L or Bank of Blountstown. The Advisor is not an expert in the evaluation of loan portfolios for the purposes of assessing the adequacy of the allowance for losses with respect thereto and has assumed that such allowance is, in the aggregate, adequate to cover such losses.

     With respect to the Corporation, the Advisor did not conduct any independent evaluation or appraisal of the assets, liabilities or business prospects of the Corporation, was not furnished with any evaluations or appraisals, and did not review any individual credit files of the Corporation.

     The Fairness Opinions are necessarily based on economic, market and other conditions as in effect on, and the information made available to the Advisor as of April 19, 1999.

     In rendering the Fairness Opinions, the Advisor performed a variety of financial analyses. The preparation of an opinion involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. Consequently, the Fairness Opinions are not readily susceptible to partial analysis of summary description. Moreover, the evaluation of fairness, from a financial point of view, of the merger consideration is to some extent subjective, based on the experience and judgment of the Advisor, and not merely the result of mathematical analysis of financial data. Accordingly, notwithstanding the separate factors summarized below, the Advisor believes that its analyses must be considered as a whole and that selecting portions of its analyses and of the factors considered by it, without considering all analyses and factors, could create an incomplete view of the evaluation process underlying its opinion. The ranges of valuations resulting from any particular analysis described below should not be taken to be the Advisor's view of the actual value of C&L, Bank of Bristol or Bank of Blountstown.

     In performing its analyses, the Advisor made numerous assumptions with respect to industry performance, business and economic conditions and other matters, many of which are beyond the control of C&L and Bank of Blountstown. The analyses performed by the Advisor are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses, nor are they appraisals. In addition, the Advisor's analyses should not be viewed as determinative of the opinions of the Boards of Directors or the management of C&L and Bank of Blountstown with respect to the value of C&L, Bank of Bristol or Bank of Blountstown.

     The following is a summary of the analyses performed by the Advisor in connection with its opinions updated as of April 20, 1999. The following discussion contains financial information concerning C&L, Bank of Blountstown and the Corporation as of December 30, 1998 and market information as of April 19, 1999.

     Analysis of Selected Transactions. The Advisor performed an analysis of premiums paid in selected pending or recently completed acquisitions of banking organizations in Florida and in the Southeastern United States with comparable characteristics to the mergers. Two sets of comparable transactions were analyzed to ensure a thorough comparison.

     The first set of comparable transactions consisted of a group of comparable transactions based upon the geographical market area of Florida for which pricing data was available. These comparable transactions consisted of eight mergers and acquisitions of banks located in Florida with assets of less than $75 million which announced or completed between January 1, 1998 and April 19, 1999. The analysis yielded multiples of the purchase price in these transactions relative to:

     1. Book value ranging from 2.09 times to 3.55 times with an average of 2.76 times and a median of 2.82 times (compared with the multiples implied in the mergers of 2.52 times December 30, 1998 book value for C&L and Bank of Bristol, and 2.02 times December 30, 1998 book value for Bank of Blountstown);

     2. Last twelve months earnings ranging from 16.9 times to 47.5 times with an average of 26.2 times and a median of 22.7 times (compared with the multiples implied in the mergers of 16.5 times last twelve months earnings as of December 30, 1998 for C&L and Bank of Bristol, and 20.9 times last twelve months earnings as of December 30, 1998 for Bank of Blountstown);

     3. Total assets ranging between 12.9% and 35.7% with an average of 26.3% and a median of 27.3% (compared with the multiples implied in the mergers of 26.5% of December 30, 1998 total assets for C&L and Bank of Bristol, and 14.8% of December 30, 1998 total assets for Bank of Blountstown); and

     4. Total deposits ranging from 14.1% to 43.2% with an average of 30.4% and a median of 31.0% (compared with the multiples implied in the mergers of 29.8% of deposits as of December 30, 1998 for C&L and Bank of Bristol, and 16.1% of deposits as of December 30, 1998 for Bank of Blountstown).

     The second set of comparable transactions consisted of a group of comparable transactions based upon the profitability, asset size and geographical market area of C&L and Bank of Blountstown for which pricing data is available. These comparable transactions specifically consisted of forty-four mergers and acquisitions of banks in the Southeast with total assets of less than $75 million and which announced or completed between January 1, 1998 and April 19, 1999. The analysis yielded multiples of the purchase price in these transactions relative to:

     1. Book value ranging from 1.22 times to 3.81 times with an average of 2.50 times and a median of 2.52 times (compared with the multiples implied in the mergers of 2.52 times December 30, 1998 book value for C&L and Bank of Bristol, and 2.02 times December 30, 1998 book value for Bank of Blountstown);

     2. Last twelve months earnings ranging from 12.6 times to 47.5 times with an average of 24.3 times and a median of 22.2 times (compared with the multiples implied in the mergers of 16.5 times last twelve months earnings as of December 30, 1998 for C&L and Bank of Bristol, and 20.9 times last twelve months earnings as of December 30, 1998 for Bank of Blountstown);

     3. Total assets ranging between 12.9% and 51.1% with an average of 25.4% and a median of 24.5% (compared with the multiples implied in the mergers of 26.5% of December 30, 1998 total assets for C&L and Bank of Bristol, and 14.8% of December 30, 1998 total assets for Bank of Blountstown); and

     4. Total deposits ranging from 14.1% to 59.2% with an average of 29.5% and a median of 27.7% (compared with the multiples implied in the mergers of 29.8% of deposits as of December 30, 1998 for C&L and Bank of Bristol, and 16.1% of deposits as of December 30, 1998 for Bank of Blountstown).

     Discounted Cash Flow Analysis. Using discounted cash flow analysis, the Advisor estimated the present value of the future after-tax cash flow streams that C&L and Bank of Blountstown each could produce through the year 2003, under various circumstances, assuming that each performed in accordance with the earnings/return projections management provided for the separate banks.

     With respect to C&L, the Advisor estimated the terminal value for Bank of Bristol at the end of 2003 by capitalizing the final period projected earnings by the quotient of (i) the assumed annual growth rate of the earnings of Bank of Bristol plus one and (ii) the difference between a range of required rates of return and the assumed annual growth rate of earnings in (i) above. This produced a range of terminal values per share of $528.00 to $661.00. The Advisor then discounted the annual cash flow streams (defined as all earnings in excess of that required to maintain a tangible equity to asset ratio of 6.0%) and the terminal values using discount rates ranging from 12% to 14%. The discount range was chosen to reflect different assumptions regarding the required rates of return of Bank of Bristol and the inherent risk surrounding the underlying projections. This discounted cash flow analysis indicated a range of values per share of $464.00 to $575.00, compared to the value per share of the merger consideration to Bank of Bristol stockholders of $650.47 as of April 19, 1999. Converting these indicated values into per share values for C&L stockholders yields a range of values of $570.00 to $706.00, compared to the value per share of the merger consideration to C&L stockholders of $784.21 as of April 19, 1999.

     The Advisor also estimated the terminal value for Bank of Blountstown at the end of 2003 by capitalizing the final period projected earnings by the quotient of (i) the assumed annual growth rate of the earnings of Bank of Blountstown plus one and (ii) the difference between a range of required rates of return and the assumed annual growth rate of earnings in (i) above. This produced a range of terminal values per share of $73.00 to $91.00. The Advisor then discounted the annual cash flow streams (defined as all earnings in excess of that required to maintain a tangible equity to asset ratio of 6.0%) and the terminal values using discount rates ranging from 12% to 14%. The discount range was chosen to reflect different assumptions regarding the required rates of return of Bank of Blountstown and the inherent risk surrounding the underlying projections. This discounted cash flow analysis indicated a range of values per share of $64.00 to $79.00, compared to the value per share of the merger consideration to Bank of Blountstown stockholders of $84.64 as of April 19, 1999.

     Comparable Company Analysis. The Advisor compared selected stock market results of the Corporation to the publicly available corresponding data of other composites which the Advisor deemed to be relevant, including SNL Securities, L.P.'s (i) index of all publicly traded banks and (ii) the SNL index of banks with assets of less than $500 million and the S&P 500. Although the Corporation's common stock price has exhibited some recent weakness relative to the selected indices, this weakness in itself is not material to the fairness from a financial point of view of the merger consideration to be received by stockholders of C&L, Bank of Bristol, or Bank of Blountstown as of the date of the Fairness Opinions. The trading history for the Corporation's common stock is relatively short as the initial public offering of the Corporation's common stock occurred in December 1998. As a result, there is a greater than normal probability that the stock price will experience above average volatility in the immediate future.

     No company or transaction used in the comparable company and comparable transaction analyses is identical to C&L, Bank of Blountstown, the Corporation or the mergers. Accordingly, an analysis of the results of the foregoing necessarily involves complex considerations and judgments concerning differences in financial and operating characteristics of C&L, Bank of Blountstown and the Corporation and other factors that could affect the public trading value of the companies to which they are being compared. Mathematical analysis (such as determining the average or median) is not in itself a meaningful method of using comparable transaction data or comparable company data.

     Pursuant to an engagement letter dated February 1, 1999, between Bank of Blountstown and the Advisor, Bank of Blountstown agreed to pay the Advisor a fee of $20,000. Pursuant to an engagement letter dated February 1, 1999 amended by a letter amendment dated April 26, 1999 between C&L and the Advisor, C&L agreed to pay the Advisor fees of $22,000.

     C&L and Bank of Blountstown also agreed to indemnify and hold harmless the Advisor and its officers and employees against certain liabilities in connection with its services under the engagement letters and the amendment, except for liabilities resulting from the negligence, violation of law or regulation or bad faith of the Advisor or any matter for which the Advisor may have strict liability.

     The Fairness Opinions are directed only to the question of whether the merger consideration and the consideration to be paid pursuant to the share exchange is fair and equitable from a financial perspective and do not constitute a recommendation to any C&L, Bank of Bristol, or Bank of Blountstown stockholder to vote in favor of either of the mergers or the share exchange. No limitations were imposed on the Advisor regarding the scope of its investigation or otherwise by C&L, Bank of Bristol, or Bank of Blountstown.

     Based on the results of the various analyses described above, the Advisor concluded that the merger consideration and the consideration to be paid pursuant to the share exchange to be received by C&L, Bank of Bristol, and Bank of Blountstown stockholders pursuant to the mergers and the share exchange is fair, from a financial point of view, to the stockholders of C&L, Bank of Bristol, and Bank of Blountstown.

EFFECTIVE TIME OF THE MERGER

     Subject to the provisions of the C&L Plan of Merger, Articles of Merger and a Certificate of Merger shall be duly executed and, on the closing date, or as soon thereafter as reasonably practicable, filed with the Florida Secretary of State in accordance with Florida law, and with the Delaware Secretary of State in accordance with Delaware law. It is presently anticipated that such filings will be made as soon as practicable after the C&L Special Meeting and in conjunction with similar filings relating to the share exchange and Bank of Blountstown merger, and that the effective time will occur upon the filings, although there can be no assurance as to whether or when the C&L merger will occur.

EXCHANGE OF CERTIFICATES

     As soon as reasonably practicable after the effective time, SunTrust Bank (the "Exchange Agent") will mail to each C&L stockholder of record (1) a letter of transmittal, and (2) instructions for use in effecting the surrender of the certificates representing shares of C&L common stock in exchange for certificates representing shares of Corporation common stock. The letter of transmittal will specify that delivery will be effected, and risk of loss and title to the certificates will pass, only upon delivery of the certificates to the Corporation and shall be in the form as the Corporation may reasonably specify. When a C&L stockholder surrenders his certificate to the Exchange Agent, together with a letter of transmittal, duly executed, and such other documents as may reasonably be required by the Corporation, that stockholder shall be entitled to receive in exchange a certificate representing that number of whole shares of Corporation common stock which that stockholder has the right to receive pursuant to the provisions of the C&L Plan of Merger.

     If a transfer of ownership of C&L common stock is not registered in the transfer records of C&L, a certificate representing the proper number of shares of Corporation common stock may be issued to a person other than the person in whose name the certificate so surrendered is registered, if the certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting the issuance shall pay any transfer or other taxes required by reason of the issuance of shares of Corporation common stock to a person other than the registered holder of the certificate or establish to the satisfaction of the Corporation that such tax has been paid or is not applicable.

     Until surrendered as contemplated by the C&L Plan of Merger, each certificate shall be deemed at any time after the effective time to represent only the right to receive Corporation common stock and cash for fractional shares to which the holder of the certificates is entitled. No interest will be paid or will accrue on any cash payable in lieu of any fractional shares of Corporation common stock. To the extent permitted by law, former holders of record of C&L common stock shall be entitled to vote the number of shares of Corporation common stock into which their respective shares of C&L common stock are converted after the effective time at any meeting of Corporation stockholders, regardless of whether such holders have received their certificates representing Corporation common stock in accordance with the C&L Plan of Merger.

     No certificates or scrip representing fractional shares of Corporation common stock shall be issued upon conversion of C&L common stock, and the fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of the Corporation. Notwithstanding any other provision of the C&L Plan of Merger, each holder of C&L common stock exchanged pursuant to the C&L merger who would otherwise have been entitled to receive a fraction of a share of Corporation common stock shall receive cash instead of fractional
shares of Corporation common stock, an amount equal to $     per share (based on
a closing price of $     ).

     At the effective time of the C&L merger, C&L stockholders will cease to be, and shall have no rights as, C&L stockholders other than:

          - the right to receive the number of shares of Corporation common stock into which the shares of C&L common stock have been converted,

          - any fractional share payment,

          - any dividends or other distributions to which they may be entitled under the C&L Plan of Merger, and

          - the right to perfect dissenter's rights, if such have been properly exercised.

     Neither the Corporation, C&L nor the Exchange Agent will be liable to any holder of C&L common stock for any shares of Corporation common stock or any related dividends or other distributions or cash in lieu of fractional shares delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

CONDITIONS TO THE C&L MERGER

     The C&L Plan of Merger is subject to a number of conditions, some of which are mutual and others of which are applicable to either the Corporation or C&L. Though most of the conditions will not be satisfied until immediately before the effective time of the C&L merger, the companies believe that they are currently in material compliance with the conditions.

     The obligation of the Corporation to complete the C&L merger is subject to the following conditions:

     - No material adverse changes shall have occurred in the business, operations or financial condition of C&L.

     - Except as otherwise provided therein, the representations and warranties of C&L contained in the C&L Plan of Merger shall be true and correct.

     - C&L shall have performed and complied with all covenants, agreements and conditions required by the C&L Plan of Merger.

     - The Corporation shall have received an opinion of C&L's legal counsel, Jenkens & Gilchrist, P.C., as to certain legal matters.

     - The Corporation shall have received an opinion from Haskell Slaughter & Young, L.L.C. as to the federal income tax consequences of the C&L merger.

     - The Corporation shall have received from Ernst & Young LLP a letter, dated as of the date of the mailing of this Prospectus-Joint Proxy Statement and as of the closing date, in form and substance reasonably satisfactory to Corporation and customary in scope and substance for letters delivered by independent public accountants in connection with pooling of interests transactions similar to the C&L merger.

     - The C&L merger shall occur simultaneously with and be conditioned on the Corporation's acquisition of Bank of Blountstown.

     The obligation of C&L to consummate the C&L merger is subject to, among others, the following conditions:

     - No material adverse changes shall have occurred in the business, operations or financial condition of Corporation.

     - Except as otherwise provided therein, the representations and warranties of the Corporation contained in the C&L Plan of Merger shall be true and correct.

     - The Corporation shall have performed and complied with all covenants, agreements and conditions required by the C&L Plan of Merger to be performed or complied with in all material respects.

     - C&L shall have received an opinion of Haskell Slaughter & Young, L.L.C., legal counsel for the Corporation, as to certain legal matters.

     - C&L shall have received from Ernst & Young LLP a letter dated as of the date of the mailing of this Prospectus-Joint Proxy Statement and as of the closing date, in form and substance reasonably satisfactory to C&L and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement and pooling of interests transactions similar to the C&L merger.

     - C&L shall have received an opinion from Jenkens & Gilchrist, P.C., that, for federal income tax purposes, the C&L merger will constitute a tax-free reorganization;

     - C&L shall have received opinions dated as of March 5, 1999 and as of the most reasonably practicable date prior to mailing the Prospectus-Joint Proxy Statement from Alex Sheshunoff & Co. that the transaction is fair from a financial point of view to its stockholders.

     - The C&L merger shall occur simultaneously with and be conditioned on the Corporation's acquisition of Bank of Blountstown.

     The obligation of each of the Corporation and C&L to consummate the C&L merger is subject to certain additional conditions, including the following:

     - The Registration Statement shall have been declared effective and shall not be subject to a stop order of the SEC, and all applicable federal securities and state blue sky laws shall have been complied with.

     - The shares of Corporation common stock to be issued in connection with the C&L merger shall have been approved for listing on Nasdaq.

     - No legal proceeding shall have been threatened or pending before any court, administrative or governmental agency which, in the reasonable opinion of C&L or Corporation, presents a significant risk of restraint or prohibition of the transactions contemplated by the C&L Plan of Merger or the attainment of material damages or other relief against C&L or its stockholders or the Corporation or its stockholders in connection therewith.

     - The C&L merger shall have been approved by holders of majority of the outstanding C&L common stock entitled to vote thereon.

     - Receipt of all authorizations, approvals and consents of any third parties as well as the expiration of applicable waiting periods, including federal or state governmental or regulatory bodies and officials, necessary for the consummation of the C&L Plan of Merger and for the continuation in all material respects of the business of the Corporation and C&L, without interruption after the effective time, in substantially the manner in which such business is now conducted, and no such authorizations or approvals shall contain any conditions or restrictions that C&L or the Corporation reasonably believes will materially restrict or limit the business or activities of the Corporation or have a material adverse effect on their businesses, operations or financial conditions taken as a whole.

     - Holders of not more than ten percent (10%) of the outstanding shares of C&L common stock shall have voted against approval of, and given notice in writing to C&L at or prior to the C&L stockholders' meeting that they dissent from the transaction contemplated by the C&L Plan of Merger.

     - The Corporation and Bank of Bristol shall have entered into the Share Exchange Agreement providing for the share exchange to immediately follow consummation of the C&L merger.

     - The Corporation, Bank of Bristol and Jed M. Hiers shall have entered into an employment agreement providing for Mr. Hiers' continued employment with Bank of Bristol after the effective time.

     Before or at the effective time, either the Corporation or C&L, or both, acting through their respective Boards of Directors, chief executive officers or other authorized officers, may:

     - waive any default in the performance of any term of the C&L Plan of Merger by the other party,

     - waive or extend the time for the compliance or fulfillment by the other party of any and all of its obligations under the C&L Plan of Merger, and

     - waive any of the conditions precedent to the obligations of such party under the C&L Plan of Merger, except any condition (such as required regulatory or C&L stockholder approval) that, if not satisfied, would result in the violation of any applicable law or governmental regulation.

However, the C&L merger and Bank of Blountstown merger are conditioned upon each other, and, therefore, both mergers must be approved.

REPRESENTATIONS AND COVENANTS

     Under the C&L Plan of Merger, the Corporation and C&L have each made a number of representations regarding the organization and capital structures of the respective companies and their subsidiaries, their operations, financial condition and other matters, including their authority to enter into the C&L Plan of Merger and to consummate the C&L merger.

REGULATORY APPROVALS

     The C&L merger must be approved by the Federal Reserve Board and the Florida Banking Department. The Corporation filed the appropriate notices and applications with the Federal Reserve Board on April 15, 1999 and the Florida Banking Department on April 28, 1999.

     Certain persons, such as states' attorneys general and private parties, could challenge the C&L merger as violative of the antitrust laws and seek to enjoin the consummation of the C&L merger and, in the case of private persons, also seek to obtain treble damages. There can be no assurance that a challenge to the C&L merger on antitrust grounds will not be made or, if such a challenge is made, that it will not be successful. Neither the Corporation nor C&L intends to seek any further stockholder approval or authorization of the C&L Plan of Merger as a result of any action that it may take to resist or resolve any Department of Justice or other objections, unless required to do so by applicable law.

BUSINESS PENDING THE MERGER

     The C&L Plan of Merger provides that, during the period from the date of the C&L Plan of Merger to the effective time, except as provided in the C&L Plan of Merger, C&L, and C&L will cause its subsidiary, Bank of Bristol, to conduct their business in the ordinary course in material compliance with all applicable laws and use their respective reasonable best efforts to preserve intact their business organizations, to keep available to the Corporation and the surviving corporation the services of the present employees of C&L and maintain the goodwill of customers, suppliers and others having business dealings with C&L and Bank of Bristol.

     Under the C&L Plan of Merger, C&L will not do or will not permit Bank of Bristol to do the following:

     - encumber any asset or enter into any transaction or make any contract or commitment relating to its properties, assets or businesses, other than in the ordinary course of business.

     - change the articles of incorporation or bylaws of C&L or Bank of Bristol.

     - change the number of shares of capital stock of C&L or Bank of Bristol issued and outstanding or cause any material change in the capital structure of C&L.

     - enter into any contract or commitment, other than deposits, loan commitments and investments or the sale of other real estate owned in the ordinary course of business of C&L or Bank of Bristol, extending for more than one year or involving payment by C&L or Bank of Bristol of more than $25,000 in any one contract or related series of contracts or otherwise materially affecting its business.

     - enter into any employment agreement or other agreement with any employee of C&L or Bank of Bristol or increase any C&L or Bank of Bristol employee's salary or benefits except for normal annual increases as agreed to by Corporation in writing, or modify or amend any employee benefit plan.

     - pay dividends or make distributions with respect to C&L stock, except as provided by the C&L Plan of Merger.

     - will not make any loan in excess of $100,000 without providing the Corporation with all relevant documents related thereto and giving the Corporation a reasonable opportunity to review such loan and comment thereon.

     - sell the securities it owns and will not purchase any new securities other than securities of a type and duration as C&L has previously purchased under its investment policy without the Corporation's approval.

     - obligate C&L under all employment, severance or other agreements between C&L and its respective employees related to the termination of such agreements in excess of the amounts described in the employment agreements.

     - take any action to cause any material adverse change in the condition (financial or otherwise), assets, liabilities or business of C&L.

     - take any action to cause any material adverse change in the character of the assets or liabilities of C&L.

     - make any capital improvements, except for ordinary maintenance and repairs, or any purchase of property by C&L at a cost in excess of $25,000, other than supplies in the ordinary course of business.

     - make any material change in the accounting methods or practices of C&L unless required by law, regulation, GAAP or RAP, as the case may be.

     - will not cause any loss incurred or accrued for by C&L as a result of environmental problems which has or would be expected to have a material adverse effect on the financial position of C&L.

RESALE OF CORPORATION COMMON STOCK BY AFFILIATES

     Corporation common stock to be issued to C&L stockholders in connection with the C&L merger will be registered under the Securities Act. Corporation common stock received by the C&L stockholders upon consummation of the merger will be freely transferable under the Securities Act, except for shares issued to any person who may be deemed an "affiliate" of C&L or the Corporation within the meaning of Rule 145 under the Securities Act. "Affiliates" are generally defined as persons who control, are controlled by, or are under common control with C&L or the Corporation at the time of the C&L special meeting. Affiliates generally include directors and some executive officers of C&L or the Corporation and major stockholders of the Corporation and C&L. Generally, all shares of Corporation common stock received by affiliates may not be sold until the Corporation publishes at least one full month of the combined results of operations of the Corporation and C&L. In addition, affiliates of C&L or the Corporation must sell their shares of Corporation common stock acquired in connection with the C&L merger in compliance with Rule 145 or another applicable exemption from the registration requirements of the Securities Act.

     In general, under Rule 145, for one year following the effective time, an affiliate (together with certain related persons) would be entitled to sell shares of Corporation common stock acquired in the C&L merger only through unsolicited "broker transactions" or in transactions directly with a "market maker," as such terms are defined in Rule 144 under the Securities Act. Additionally, the number of shares to be sold by an affiliate (together with certain related persons and certain persons acting in concert) during that one-year period within any three-month period for purposes of Rule 145 may not exceed the greater of 1% of the outstanding shares of Corporation common stock or the average weekly trading volume of the stock during the four calendar weeks preceding such sale. Rule 145 would remain available to affiliates only if the Corporation remained current with its information filings with the SEC under the Exchange Act. One year after the effective time, an affiliate of C&L would be able to sell its shares of Corporation common stock without the manner of sale or volume limitations, provided that the Corporation was current with its Securities Exchange Act information filings and such affiliate was no longer an affiliate of the Corporation. Two years after the effective time, an affiliate of C&L would be able to sell its shares of Corporation common stock without any restrictions so long as the affiliate was not, and had not been for at least three months before selling, an affiliate of the Corporation.

INTERESTS OF CERTAIN PERSONS IN THE C&L MERGER

     In considering the recommendation of the Board of Directors of C&L with respect to the C&L Plan of Merger and the transactions contemplated thereby, C&L stockholders should be aware that certain members of the management of C&L and the Board of Directors of C&L have certain interests in the C&L merger that are in addition to the interests of C&L stockholders generally.

     The Corporation has agreed in the C&L Plan of Merger to take all necessary action to nominate and elect Jerry M. Smith as a director of the Corporation upon consummation of the C&L merger and related transactions. Mr. Smith will also receive a $15,000 fee for assisting the Board of Directors of C&L in the negotiation of the C&L merger.

     Pursuant to the C&L Plan of Merger, the Corporation will enter into an employment agreement with Jed M. Hiers. Mr. Hiers will be employed as President of Bank of Bristol. The agreement also provides that Mr. Hiers will receive other benefits such life and health insurance, participation in Corporation retirement plans, dues for various civic clubs, standard vacation days, and participation in other executive compensation plans. The agreement is for a term of three years. If Mr. Hiers is terminated for any reason other than cause, as defined in the agreement, Mr. Hiers shall receive his annual compensation for the remaining term of the agreement and may not, directly or indirectly, carry on or do similar business or solicit similar business with any customer, Bank of Bristol or its subsidiaries in Calhoun County, Florida, Liberty County, Florida or in any county located west of Calhoun or Liberty County, Florida. The terms of this agreement have resulted from arm's length negotiation between the parties involved in connection with the execution of the C&L Plan of Merger.

     Pursuant to the C&L Plan of Merger, the Corporation shall maintain for four years after the effective time C&L's current policy, or a similar policy, of directors' and officers' liability for the benefit of the individuals who, at or before the effective time, were directors or officers of C&L with respect to matters occurring before the effective time.

     As of the record date, directors and executive officers of C&L beneficially owned an aggregate of 11,611 shares of C&L common stock, representing 71.34% of the shares outstanding. Therefore, approval of the C&L merger is assured. The
directors and executive officers of C&L would receive a total of      % of
Corporation common stock issued to C&L stockholders in the C&L merger. The directors of C&L have appointed James A. Taylor, the Chairman of the Board of the Corporation, as proxy to vote their shares of C&L common stock for the C&L Plan of Merger. See "Principal Stockholders of C&L -- Security Ownership of Management."

ACCOUNTING TREATMENT

     Consummation of the C&L merger is conditioned upon the receipt by the Corporation and C&L of letters from Ernst & Young LLP, dated as of the date of the mailing of the Prospectus-Joint Proxy Statement and as of the closing date of the C&L merger, that the C&L merger will qualify for pooling of interests accounting treatment if consummated in accordance with the C&L Plan of Merger. The Corporation and C&L have agreed not to intentionally take any action that would disqualify the C&L merger as a pooling-of-interests for accounting purposes.

     Under the pooling of interests method of accounting, the historical basis of the assets and liabilities of the Corporation and C&L will be combined at the effective time and carried forward at their previously recorded amounts, the stockholders' equity accounts of the Corporation and C&L will be combined on the Corporation's consolidated balance sheet and no goodwill or other intangible assets will be created. Consolidated financial statements of the Corporation issued after the C&L merger will be restated retroactively to reflect the consolidated operations of the Corporation and C&L as if the C&L merger had taken place prior to the periods covered by such consolidated financial statements.

     The unaudited pro forma financial information contained in this Prospectus-Joint Proxy Statement has been prepared using the pooling of interests accounting method to account for the C&L merger. See "Pro Forma Condensed Financial Information."

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     The following is a discussion of material federal income tax consequences of the C&L merger and the exchange by the C&L stockholders of C&L common stock for shares of Corporation common stock. Each stockholder's individual circumstances may affect the tax consequences of the C&L merger to him or her. In addition, no information is provided in this Prospectus-Joint Proxy Statement with respect to the tax consequences of the C&L merger under applicable foreign, state or local laws.

     Neither the Corporation nor C&L has requested or will receive an advance ruling from the Internal Revenue Service ("IRS") as to the federal income tax consequences of the C&L merger. The respective obligations of C&L and the Corporation to consummate the C&L merger were conditioned upon receipt of certain legal opinions relating to the federal income tax consequences of the C&L merger in form and substance satisfactory to C&L and the Corporation and their respective counsel, which have been received and are exhibits to the Registration Statement. The opinions of the Corporation's and C&L's counsel are based upon the facts that are described in this Prospectus-Joint Proxy Statement and upon certain customary representations made by the management of C&L and by the management of the Corporation. These opinions are also based upon the Internal Revenue Code of 1986 (the "Internal Revenue Code"), regulations currently in effect thereunder, current administrative rulings and practice by the IRS and judicial authority, all of which are subject to change. Any such change could affect the continuing validity of such opinions and this discussion. In addition, an opinion of counsel is not binding upon the IRS, and there can be no assurance, and none is given, that the IRS will not take a position which is contrary to one or more positions reflected in the opinions of such counsel, or that such opinions will be upheld by the courts if challenged by the IRS. Furthermore, the Corporation and C&L have agreed in the C&L Plan of Merger not to take any action which would disqualify the C&L merger as a reorganization which is tax-free to the stockholders of C&L pursuant to Section 368(a) of the Internal Revenue Code. EACH C&L STOCKHOLDER IS URGED TO CONSULT SUCH STOCKHOLDER'S PERSONAL TAX AND FINANCIAL ADVISORS AS TO THE SPECIFIC FEDERAL INCOME TAX CONSEQUENCES TO SUCH STOCKHOLDER, BASED ON SUCH STOCKHOLDER'S OWN PARTICULAR STATUS AND CIRCUMSTANCES, AND ALSO AS TO ANY STATE, LOCAL, FOREIGN OR OTHER TAX CONSEQUENCES ARISING OUT OF THE C&L MERGER.

     It is a condition to the obligation of the Corporation to proceed with the C&L merger that the Corporation shall have received an opinion from Haskell Slaughter & Young, L.L.C., its counsel, which it has received, and it is a condition to the obligation of C&L to proceed with the C&L merger that C&L shall have received an opinion from Jenkens & Gilchrist, P.C., its counsel, which it has received, concerning the material federal income tax consequences of the C&L merger. The opinions received by the Corporation and C&L reflect and support the following:

     - Provided the C&L merger qualifies as a statutory merger under applicable state corporate law, the C&L merger will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, and the Corporation and C&L will each be a party to the reorganization within the meaning of Section 368(b) of the Internal Revenue Code.

     - No gain or loss will be recognized by the Corporation or C&L as a result of the C&L merger.

     - No gain or loss will be recognized by a C&L stockholder who receives solely shares of Corporation common stock in exchange for C&L common stock.

     - The receipt of cash in lieu of fractional shares of Corporation common stock will be treated as if the fractional shares were distributed as part of the exchange and then were redeemed by the Corporation. These payments will be treated as having been received as distributions in full payment in exchange for the stock redeemed as provided in Section 302(a) of the Internal Revenue Code, provided the redemption is not essentially equivalent to a dividend.

     - The aggregate tax basis of the shares of Corporation common stock received by a C&L stockholder will be equal to the aggregate tax basis of the C&L common stock exchanged therefore, excluding any basis allocable to a fractional share of Corporation common stock for which cash is received.

     - The holding period of the shares of Corporation common stock received by a C&L stockholder will include the holding period or periods of the C&L common stock exchanged therefore, provided that the C&L common stock is held as a capital asset within the meaning of Section 1221 of the Internal Revenue Code at the effective time.

     - Where cash is received by a C&L stockholder in exchange for his shares of C&L common stock pursuant to the exercise of dissenters' rights, such cash will be treated as having been received in redemption of his C&L common stock, subject to the provisions and limitations of Section 302 of the Internal Revenue Code.

     The discussion above is intended only as a summary of the material federal income tax consequences of the C&L merger and is not a complete analysis or listing of all potential tax effects relevant to a decision whether to vote in favor of approval and adoption of the C&L Plan of Merger and the C&L merger.

NO SOLICITATION OF TRANSACTIONS

     Under the C&L Plan of Merger, C&L is restricted in its ability to participate in discussions and negotiate with any person concerning any proposal to acquire C&L upon a merger, purchase of assets, purchase of or tender offer for C&L common stock or similar acquisition transaction. C&L has also agreed, except to the extent legally required for the Board of Directors of C&L to discharge its fiduciary duties, not to make any information regarding C&L available to any person for the purpose of affecting or causing a merger, consolidation or disposition of C&L, or its assets or common stock.

EXPENSES

     The Corporation and C&L shall pay their own costs and expenses incurred in connection with the C&L Plan of Merger and the transactions contemplated thereby.

INDEMNIFICATION

     The Corporation's Restated Certificate of Incorporation and Bylaws provide for the elimination of directors' liability for monetary damages arising from a breach of certain fiduciary obligations and for the indemnification of directors, officers and agents to the full extent permitted by Delaware law. These provisions generally provide for indemnification in the absence of gross negligence or willful misconduct and cannot be amended without the affirmative vote of a majority of the outstanding shares of Corporation common stock entitled to vote thereon.

     By operation of law under Delaware law and Florida law, all rights to indemnification for acts or omissions occurring prior to the effective time now existing in favor of the current or former directors or officers of C&L as provided in its articles of incorporation or bylaws shall survive the merger and shall continue in effect in accordance with their terms.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Corporation pursuant to the foregoing provisions, the Corporation has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

RIGHTS OF DISSENTING STOCKHOLDERS

     The following discussion is not a complete statement of the law relating to dissenters' rights and is qualified in its entirety by reference to Annex D, which contains the full text of Sections 607.1301 through 607.1320 of the Florida Business Corporation Act. Pursuant to Sections 607.1301 through 607.1320, any stockholder of a corporation has the right to dissent from, and obtain payment of the "fair value" of his or her shares in the event of a consummation of a plan of merger to which the corporation is a party if the stockholder is entitled to vote on the merger. A person having a beneficial interest in C&L common stock which is held of record in the name of another person, such as a broker or nominee, must act promptly to cause the record stockholder to timely and properly follow the steps summarized below to perfect whatever dissenters' rights the beneficial stockholder may have.

     Sections 607.1301 through 607.1320 of the Florida Business Corporation Act provide for rights of appraisal of the value of the shares for which the stockholder of record (1) has delivered notice in writing to C&L before the vote is taken that he or she intends to demand a cash payment for his shares if the C&L merger is consummated and (2) does not vote in favor of the C&L merger. A proxy or vote against the C&L merger does not constitute such notice of intent to demand payment. A stockholder may dissent as to less than all of the shares registered in his name. The rights of a partial dissenter are determined as if the shares as to which such holder dissents and other shares held by the holder are registered in different names of C&L stockholders. Within ten (10) days after the C&L special meeting, the Corporation will send to each C&L stockholder who has given such dissent notice to C&L a written notice of the authorization of the C&L Plan of Merger by the C&L stockholders. Within twenty (20) days after the date of such notice the stockholder must submit a notice of election to dissent and a written demand for payment of the fair value of his shares to the Corporation. Simultaneously with the filing of the election to dissent, the C&L stockholder shall submit his certificates representing shares of C&L common stock to the Corporation for notation thereon that such demand has been made.

     The dissenters notice should be sent to:

         Mr. Jed M. Hiers
         C&L Banking Corporation
         Post Office Box 550
         Bristol, Florida 32321

     Upon filing a notice of election to dissent, the C&L stockholder shall thereafter be entitled only to payment as provided under Section 607.1301 through 607.1320 of the Florida Business Corporations Act, and the C&L stockholder shall not be entitled to vote or exercise any other rights of a C&L stockholder. A notice of election to dissent may be withdrawn in writing by the C&L stockholder at any time before an offer to pay for his shares is made by the Corporation. After the Corporation makes such an offer, the notice of election to dissent may not be withdrawn unless the Corporation consents thereto.

     Within ten (10) days after the expiration of the period in which C&L stockholders may file their notices of election to dissent, or within ten (10) days after the C&L merger is completed, whichever is later (but in no case later than ninety (90) days from the C&L stockholder's special meeting), the Corporation will offer to pay each dissenting C&L stockholder who has demanded payment in accordance with Sections 607.1301 through 607.1320 of the Florida Business Corporation Act an amount which the Corporation estimated to be the fair value of the shares, and each dissenting C&L stockholder who has demanded payment in accordance with Sections 607.1301 through 607.1320 of the Florida Business Corporation Act may agree to accept such offer of payment. "Fair Value" means the value of the shares as of the close of business on the day prior to the C&L stockholders' special meeting, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.

     If within thirty (30) days after the Corporation makes an offer of payment to any such C&L stockholder and the C&L stockholder accepts the same, payment for his or her shares shall be made within ninety (90) days after the making of such offer or the C&L closing date, whichever is later. Upon receiving payment, such dissenting C&L stockholder ceases to have any interest in the shares.

     If the Corporation fails to make such offer within ten (10) days after the expiration of the period in which C&L stockholders may file their notices of election to dissent, or within ten (10) days after the C&L merger is completed, or if the Corporation makes the offer and any dissenting C&L stockholder fails to accept the same within the period of thirty (30) days thereafter, then the Corporation, within thirty (30) days after receipt of written demand from any dissenting C&L stockholder given within sixty (60) days after the date on which the C&L merger is completed, shall, or at its election at any time within such period of sixty (60) days may, file an action in any court of competent jurisdiction in Calhoun County, Florida, requesting that the fair value of such shares be determined. The court shall also determine whether each dissenting C&L stockholder, as to whom the Corporation requests the court to make such determination, is entitled to receive payment for his or her shares. If the Corporation fails to file an action, any dissenting C&L stockholder may do so in the name of the Corporation. All dissenting C&L stockholders (whether or not residents of the state of Florida), other than C&L stockholders who have agreed with the Corporation as to the value of their shares, shall be made parties to the proceeding as an action against their shares. All C&L stockholders who are proper parties to the proceeding are entitled to judgment against the Corporation for the amount of the fair value of their shares. The Corporation shall pay each dissenting C&L stockholder the amount found to be due him or her within ten (10) days after final determination of the proceedings. Upon payment of the judgment, the dissenting C&L stockholder shall cease to have any interest in such shares. The judgment may, at the discretion of the court, include a fair rate of interest, to be determined by the court. The costs and expenses of any such proceeding shall be determined by the court and shall be assessed against the Corporation, but all or any part of such costs and expenses may be apportioned and assessed as the court deems equitable against any or all of the dissenting C&L stockholders who are parties to the proceeding, to whom the Corporation has made an offer to pay for the shares, if the court finds that the action of such C&L stockholders in failing to accept such offer was arbitrary, vexatious, or not in good faith.

     A C&L stockholder who dissents and obtains payment under these procedures may not challenge the C&L merger unless the C&L merger is unlawful or fraudulent with respect to the stockholder or C&L.

     FAILURE OF A C&L STOCKHOLDER TO COMPLY WITH ANY REQUIREMENTS OF THE PROVISIONS RELATING TO DISSENTERS' RIGHTS OF APPRAISAL WILL RESULT IN A FORFEITURE BY SUCH C&L STOCKHOLDER OF APPRAISAL RIGHTS.

     References herein to applicable statutes are summaries of portions thereof and do not purport to be complete and are qualified in their entirety by reference to applicable law. Sections 607.1301 through 607.1320 of the Florida Business Corporations Act are attached hereto as Annex D. YOU SHOULD READ ANNEX D CAREFULLY.

                               THE SHARE EXCHANGE

     The description of the share exchange contained in this Prospectus-Joint Proxy Statement summarizes the principal provisions of the Share Exchange Agreement. This description is not complete and is qualified in its entirety by reference to the Share Exchange Agreement, the full text of which is attached hereto as Annex B. All Bank of Bristol stockholders are urged to read Annex B carefully in its entirety.

     On February 25, 1999, the Corporation entered into a Share Exchange Agreement with Bank of Bristol, C&L and Bristol Acquisition Corporation pursuant to which all shares of Bank of Bristol common stock not owned by C&L are to be exchanged for the number of shares of the Corporation common stock as calculated below held by Bristol Acquisition Corporation. After the share exchange, Bank of Bristol will be a wholly owned subsidiary of the Corporation. Bank of Bristol is a 98.1% owned subsidiary of C&L. Bank of Bristol is based in Bristol, Florida. See "Business of Bank of Bristol" and "Pro Forma Condensed Financial Information."

TERMS OF THE SHARE EXCHANGE

     In the share exchange, each share of Bank of Bristol common stock not owned by C&L will be exchanged for shares of Corporation common stock held by Bristol Acquisition Corporation, a wholly-owned subsidiary of the Corporation. As a result, the Bank of Bristol will become a wholly owned subsidiary of the Corporation.

     The Corporation has agreed to exchange $249,205.19 of its common stock for all of the issued and outstanding Bank of Bristol common stock not owned by C&L. The total number of shares of Corporation common stock to be issued in the Bank of Bristol merger is equal to $249,205.19 divided by the closing date trading price. The closing date trading price is the twenty trading day average last sales price for Corporation common stock on Nasdaq, ending three trading days before the special meeting. The closing date trading price cannot be higher than $14.00 per share or lower than $10.00 per share. The number of shares of Corporation common stock to be exchanged for each share of Bank of Bristol common stock will be an exchange ratio determined by dividing the total number of shares of Corporation common stock by the total number of shares of issued and outstanding Bank of Bristol common stock not owned by C&L. You will receive the number of shares of Corporation common stock equal to the number of shares of Bank of Bristol common stock you own multiplied by this exchange ratio. Therefore, the number of shares of Corporation common stock you will receive will not be finalized until three trading days prior to the special meeting. If
the closing date trading price had been calculated as of        , 1999, it would
have been $     and the exchange ratio would have been      shares of
Corporation common stock for each share of Bank of Bristol common stock.

     If the merger has not been completed by July 31, 1999, the total merger consideration will be increased by any earnings of Bank of Bristol from August 1, 1999, through the most reasonably practicable date that the earnings can be determined prior to the special meeting. This amount will be added to the total consideration the Corporation has agreed to pay to acquire Bank of Bristol prior to the calculation of the exchange ratio. The share exchange is conditioned upon the approval and completion of the C&L merger.

BACKGROUND OF AND REASONS FOR THE SHARE EXCHANGE; RECOMMENDATION OF BANK OF BRISTOL BOARD OF DIRECTORS

     For a complete discussion of the background of and reasons for the mergers and share exchange, see "The C&L Merger -- Background of and Reasons for the Mergers and Share Exchange; Recommendations of the C&L Board of Directors" on
pages   through   of this Prospectus-Joint Proxy Statement.

     THE BANK OF BRISTOL BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT BANK OF BRISTOL STOCKHOLDERS VOTE FOR APPROVAL OF THE SHARE EXCHANGE AGREEMENT AND THE SHARE EXCHANGE.

     The Share Exchange Agreement included at Annex B sets forth the terms of the share exchange that are described in this Prospectus-Joint Proxy Statement. All Bank of Bristol stockholders are urged to read the Share Exchange Agreement in its entirety.

OPINION OF BANK OF BRISTOL'S FINANCIAL ADVISOR

     For a complete discussion of the opinion of Bank of Bristol's financial advisor, see "The C&L Merger -- Opinion of Financial Advisor" on pages
through      of this Prospectus-Joint Proxy Statement.

EFFECTIVE TIME OF THE SHARE EXCHANGE

     Subject to the provisions of the Share Exchange Agreement, Articles of Share Exchange shall be duly executed and, on the closing date, or as soon thereafter as reasonably practicable, filed with the Florida Banking Department and the Florida Secretary of State. It is presently anticipated that such filing will be made as soon as practicable after the Bank of Bristol special meeting and in conjunction with similar filings relating to the C&L merger, and that the effective time will occur upon such filing, although there can be no assurance as to whether or when the share exchange will occur.

EXCHANGE OF CERTIFICATES

     As soon as reasonably practicable after the effective time, the Corporation's Exchange Agent will mail to Bank of Bristol stockholders of record
(1) a letter of transmittal, and (2) instructions for use in effecting the surrender of the certificates representing shares of Bank of Bristol common stock in exchange for certificates representing shares of Corporation common stock. The letter of transmittal will specify that delivery shall be effected, and risk of loss and title to the certificates will pass, only upon delivery of the certificates to the Corporation and will be in form as the Corporation may reasonably specify. When a Bank of Bristol stockholder surrenders his certificate to the Exchange Agent, together with a letter of transmittal, duly executed, and such other documents as may reasonably be required by the Corporation, that stockholder shall be entitled to receive in exchange a certificate representing that number of whole shares of Corporation common stock which that stockholder has the right to receive pursuant to the provisions of the Share Exchange Agreement.

     In the event of a transfer of ownership of Bank of Bristol common stock which is not registered in the transfer records of Bank of Bristol, a certificate representing the proper number of shares of Corporation common stock may be issued to a person other than the person in whose name the certificate so surrendered is registered, if the certificate shall be properly endorsed or otherwise be in proper form for transfer, and the person requesting such issuance shall pay any transfer or other taxes required by reason of the issuance of shares of Corporation common stock to a person other than the registered holder of such certificate or establish to the satisfaction of the Corporation that such tax has been paid or is not applicable.

     Until surrendered as contemplated by the Share Exchange Agreement, each certificate shall be deemed at any time after the effective time to represent only the right to receive Corporation common stock and cash for fractional shares to which the holder of such certificates is entitled. No interest will be paid or will accrue on any cash payable in lieu of any fractional shares of Corporation common stock. To the extent permitted by law, former holders of record of Bank of Bristol common stock shall be entitled to vote the number of shares of Corporation common stock into which their respective shares of Bank of Bristol common stock are converted after the effective time at any meeting of Corporation stockholders, regardless of whether such holders have received their certificates representing Corporation common stock in accordance with the Share Exchange Agreement.

     No certificates or scrip representing fractional shares of Corporation common stock shall be issued upon conversion of Bank of Bristol common stock, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of the Corporation. Notwithstanding any other provision of the

Share Exchange Agreement, each holder of Bank of Bristol common stock exchanged pursuant to the share exchange who would otherwise have been entitled to receive a fraction of a share of Corporation common stock shall receive cash, instead of
fractional shares of Corporation common stock in an amount equal to $     per
share.

     At the effective time of the share exchange, Bank of Bristol stockholders will cease to be, and shall have no rights as, holders of Bank of Bristol common stock, other than:

     - the right to receive shares of Corporation common stock into which the shares of Bank of Bristol common stock have been converted,

     - any fractional share payment,

     - any dividends or other distributions to which they may be entitled under the Share Exchange Agreement, and

     - the right to perfect any dissenters' rights to the extent that such rights have been properly exercised.

     Neither the Corporation nor Bank of Bristol will be liable to any holder of Bank of Bristol common stock for any shares of Corporation common stock or any related dividends or other distributions, or cash in lieu of fractional shares delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

CONDITIONS TO THE SHARE EXCHANGE

     The Share Exchange Agreement is subject to a number of conditions, some of which are mutual and others of which are applicable to either the Corporation or Bank of Bristol. Though most of the conditions will not be satisfied until immediately before the effective time of the share exchange, each party believes that it is currently in material compliance with the conditions.

     The obligation of the Corporation to complete the Share Exchange Agreement is subject to the following conditions:

     - No material adverse changes shall have occurred in the business, operations or financial condition of Bank of Bristol.

     - Except as otherwise provided in the Share Exchange Agreement, the representations and warranties of Bank of Bristol shall be true and correct.

     - Bank of Bristol shall have performed and complied with all covenants, agreements and conditions required by the Share Exchange Agreement.

     - The share exchange is conditioned on the Corporation's acquisition of C&L.

     The obligation of Bank of Bristol to consummate the share exchange is subject to the following conditions:

     - No material adverse changes shall have occurred in the business, operations or financial condition of Corporation.

     - Except as otherwise provided in the Share Exchange Agreement, the representations and warranties of the Corporation shall be true and correct.

     - The Corporation shall have performed and complied with all covenants, agreements and conditions required by the Share Exchange Agreement to be performed or complied with in all material respects.

     - The share exchange is conditioned on the Corporation's acquisition of C&L.

     Before or at the effective time, either the Corporation or Bank of Bristol, or both, acting through their respective Boards of Directors, chief executive officers or other authorized officers, may:

     - waive any default in the performance of any term of the Share Exchange Agreement by the other party.

     - waive or extend the time for the compliance or fulfillment by the other party of any and all of its obligations under the Share Exchange Agreement.

     - waive any of the conditions precedent to the obligations of such party under the Share Exchange Agreement, except any condition such as required regulatory or Bank of Bristol stockholder approval, that, if not satisfied, would result in the violation of any applicable law or governmental regulation.

However, because the share exchange is conditioned upon the C&L merger and indirectly on the Bank of Blountstown merger, the mergers and the share exchange must all receive the required regulatory and stockholder approvals.

REPRESENTATIONS AND COVENANTS

     Under the Share Exchange Agreement, the Corporation and Bank of Bristol have each made a number of representations regarding the organization and capital structures of the respective companies and their subsidiaries, their operations, financial condition and other matters, including their authority to enter into the Share Exchange Agreement and to consummate the share exchange.

REGULATORY APPROVALS

     The share exchange does not specifically require regulatory approval. However, the C&L merger must be approved by the Federal Reserve Board and the Bank of Blountstown merger must be approved by the Florida Banking Department and by the FDIC. Each of the Federal Reserve Board, the Florida Banking Department and the FDIC will evaluate all of the related transactions, including the share exchange, in connection with their respective approval processes. Applications for requisite approvals have been filed with the Federal Reserve Board on April 15, 1999, the Florida Banking Department on April 19, 1999 and April 28, 1999, and the FDIC on April 16, 1999.

     Certain persons, such as states' attorneys general and private parties, could challenge the share exchange as violative of the antitrust laws and seek to enjoin the consummation of the share exchange and, in the case of private persons, also seek to obtain treble damages. There can be no assurance that a challenge to the share exchange on antitrust grounds will not be made or, if such a challenge is made, that it will not be successful. Neither the Corporation nor Bank of Bristol intends to seek any further stockholder approval or authorization of the Share Exchange Agreement as a result of any action that it may take to resist or resolve any Department of Justice or other objections, unless required to do so by applicable law.

RESALE OF CORPORATION COMMON STOCK BY AFFILIATES

     Corporation common stock to be issued to Bank of Bristol stockholders in connection with the share exchange will be registered under the Securities Act. Corporation common stock received by the Bank of Bristol stockholders upon consummation of the share exchange will be freely transferable under the Securities Act, except for shares issued to any person who may be deemed an "affiliate" of Bank of Bristol or the Corporation within the meaning of Rule 145 under the Securities Act. "Affiliates" are generally defined as persons who control, are controlled by, or are under common control with Bank of Bristol or the Corporation at the time of the Bank of Bristol special meeting. Affiliates generally include directors and some executive officers of Bank of Bristol or the Corporation and major stockholders of the Corporation or Bank of Bristol. Generally, all shares of Corporation common stock received by affiliates may not be sold until the Corporation publishes at least one full month of the combined results of operations of the Corporation and Bank of Bristol. In addition, affiliates of Bank of Bristol or the Corporation must sell their shares of Corporation common stock acquired in connection with the share exchange in compliance with Rule 145 or another applicable exemption from the registration requirements of the Securities Act.

     In general, under Rule 145, for one year following the effective time, an affiliate (together with certain related persons) would be entitled to sell shares of Corporation common stock acquired in the share exchange only through unsolicited "broker transactions" or in transactions directly with a "market maker," as such terms are defined in Rule 144 under the Securities Act. Additionally, the number of shares to be sold by an affiliate (together with certain related persons and certain persons acting in concert) during such one-year period within any three-month period for purposes of Rule 145 may not exceed the greater of 1% of the outstanding shares of Corporation common stock or the average weekly trading volume of such stock during the four calendar weeks preceding such sale. Rule 145 would remain available to affiliates only if the Corporation remained current with its information filings with the SEC under the Exchange Act. One year after the effective time, an affiliate of Bank of Bristol would be able to sell such Corporation common stock without such manner of sale or volume limitations, provided that the Corporation was current with its Exchange Act information filings and such affiliate was not then an affiliate of the Corporation. Two years after the effective time, an affiliate of Bank of Bristol would be able to sell such shares of Corporation common stock without any restrictions so long as such affiliate was not, and had not been for at least three months prior thereto, an affiliate of the Corporation.

INTERESTS OF CERTAIN PERSONS IN THE SHARE EXCHANGE

     In considering the recommendation of the Board of Directors of Bank of Bristol with respect to the share exchange and the transactions contemplated thereby, Bank of Bristol stockholders should be aware that certain members of the management of Bank of Bristol and the Board of Directors of Bank of Bristol have certain interests in the share exchange that are in addition to the interests of stockholders of Bank of Bristol generally.

     As of the record date, C&L beneficially owned an aggregate of 19,620 shares of Bank of Bristol common stock, representing 98.1% of the shares outstanding. The Board of Directors of C&L has unanimously indicated its intention to vote the shares of Bank of Bristol common stock beneficially owned by it for the share exchange. Therefore, stockholder approval of the share exchange is assured. See "Principal Stockholders of Bank of Bristol -- Security Ownership of Management."

ACCOUNTING TREATMENT

     The share exchange will be treated as a pooling of interests for accounting purposes. Under the pooling of interests method of accounting, the historical basis of the assets and liabilities of the Corporation and Bank of Bristol will be combined at the effective time and carried forward at their previously recorded amounts, the stockholders' equity accounts of the Corporation and Bank of Bristol will be combined on the Corporation's consolidated balance sheet and no goodwill or other intangible assets will be created. Consolidated financial statements of the Corporation issued after the share exchange will be restated retroactively to reflect the consolidated operations of the Corporation and Bank of Bristol as if the share exchange had taken place prior to the periods covered by such consolidated financial statements.

     The unaudited pro forma financial information contained in this Prospectus-Joint Proxy Statement has been prepared using the pooling of interests accounting method to account for the share exchange. See "Pro Forma Condensed Financial Information."

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     The following is a discussion of material federal income tax consequences of the share exchange and the exchange by the Bank of Bristol stockholders of Bank of Bristol common stock for shares of Corporation common stock. Each stockholder's individual circumstances may affect the tax consequences of the share exchange to him or her. In addition, no information is provided in this Prospectus-Joint Proxy Statement with respect to the tax consequences of the share exchange under applicable foreign, state or local laws.

     Neither the Corporation nor Bank of Bristol has requested or will receive an advance ruling from the IRS as to the federal income tax consequences of the share exchange. The share exchange is intended to constitute for federal income tax purposes a reorganization within the meaning of Section 368(a) of the Internal

Revenue Code. EACH BANK OF BRISTOL STOCKHOLDER IS URGED TO CONSULT SUCH STOCKHOLDER'S PERSONAL TAX AND FINANCIAL ADVISORS AS TO THE SPECIFIC FEDERAL INCOME TAX CONSEQUENCES TO SUCH STOCKHOLDER, BASED ON SUCH STOCKHOLDER'S OWN PARTICULAR STATUS AND CIRCUMSTANCES, AND ALSO AS TO ANY STATE, LOCAL, FOREIGN OR OTHER TAX CONSEQUENCES ARISING OUT OF THE SHARE EXCHANGE.

EXPENSES

     The Corporation, Bristol Acquisition Corporation and Bank of Bristol will each pay its own costs and expenses incurred in connection with the share exchange and the transactions contemplated thereby.

INDEMNIFICATION

     The Corporation's Restated Certificate of Incorporation and Bylaws provide for the elimination of directors' liability for monetary damages arising from a breach of certain fiduciary obligations and for the indemnification of directors, officers and agents to the full extent permitted by Delaware law. These provisions generally provide for indemnification in the absence of gross negligence or willful misconduct and cannot be amended without the affirmative vote of a majority of the outstanding shares of Corporation common stock entitled to vote thereon.

     By operation of law under Delaware law and Florida law, all rights to indemnification for acts or omissions occurring before the effective time now existing in favor of the current or former directors or officers of Bank of Bristol as provided in its articles of incorporation or bylaws shall survive the share exchange and shall continue in effect in accordance with their terms.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Corporation pursuant to the foregoing provisions, the Corporation has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

RIGHTS OF DISSENTING STOCKHOLDERS

     The following discussion is not a complete statement of the law relating to dissenters' rights and is qualified in its entirety by reference to Annex D, which contains the full text of Sections 607.1301 through 607.1320 of the Florida Business Corporation Act. Pursuant to Sections 607.1301 through 607.1320, any stockholder of a corporation has the right to dissent from, and obtain payment of the fair value of his or her shares in the event of a consummation of a plan of merger to which the corporation is a party if the stockholder is entitled to vote on the merger. A person having a beneficial interest in Bank of Bristol common stock which is held of record in the name of another person, such as a broker or nominee, must act promptly to cause the record stockholder to timely and properly follow the steps summarized below to perfect whatever dissenter's rights the beneficial stockholder may have.

     Sections 607.1301 through 607.1320 of the Florida Business Corporation Act provide for rights of appraisal of the value of the shares for which the stockholder of record (1) has delivered notice in writing to Bank of Bristol before the vote is taken that he intends to demand payment for his shares if the share exchange is consummated and (2) does not vote in favor of the share exchange. A proxy or vote against the share exchange does not constitute such notice of intent to demand payment. A stockholder may dissent as to less than all of the shares registered in his name. The rights of a partial dissenter are determined as if the shares as to which such holder dissents and other shares held by the holder are registered in different names of Bank of Bristol stockholders. Within ten (10) days after the Bank of Bristol special meeting, the Corporation will send to each Bank of Bristol stockholder who has given such dissent notice to Bank of Bristol a written notice of authorization of the Share Exchange Agreement. Within twenty (20) days after the date of such notice the stockholder must submit a notice of election to dissent and a written demand for payment to the Corporation. Simultaneously with the filing of the election to dissent, the Bank of Bristol stockholder shall submit this certificates representing shares in Bank of Bristol common stock to the Corporation for notation thereon that such demand has been made.

     The dissenters notice should be sent to:

         Mr. Jed M. Hiers
         C&L Bank of Bristol
         Post Office Box 550
         Bristol, Florida 32321

     Upon filing a notice of election to dissent, the Bank of Bristol stockholder shall thereafter be entitled only to payment as provided under
Section 607.1301 through 607.1320 of the Florida Business Corporation Act, and the Bank of Bristol stockholder shall not be entitled to vote or exercise any other rights of a Bank of Bristol stockholder. A notice of election to dissent may be withdrawn in writing by the Bank of Bristol stockholder at any time before an offer is made by the Corporation. After the Corporation makes such an offer, the notice of election to dissent may not be withdrawn unless the Corporation consents thereto.

     Within ten (10) days after the expiration of the period in which Bank of Bristol stockholders may file their notices of election to dissent, or within ten (10) days after the share exchange is completed, whichever is later (but in no case later than ninety (90) days from the Bank of Bristol stockholder's special meeting), the Corporation will offer to pay each dissenting Bank of Bristol stockholder who has demanded payment in accordance with Sections
607.1301 through 607.1320 of the Florida Business Corporation Act an amount which the Corporation estimated to be the fair value of the shares, and each dissenting Bank of Bristol stockholder may agree to accept such offer of payment. "Fair Value" means the value of the shares as of the close of business on the day prior to the Bank of Bristol stockholders' special meeting date, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be in equitable.

     If within thirty (30) days after the Corporation makes an offer of payment to any such Bank of Bristol stockholder and the Bank of Bristol stockholder accepts the same, payment for his or her shares shall be made within ninety (90) days after the making of such offer or the Bank of Bristol closing date, whichever is later. Upon receiving payment, such dissenting Bank of Bristol stockholder ceases to have any interest in the shares.

     If the Corporation fails to make such offer within ten (10) days after the expiration of the period in which Bank of Bristol stockholders may file their notices of election to dissent, or within ten (10) days after the share exchange is completed, or if the Corporation makes the offer and any dissenting Bank of Bristol stockholder fails to accept the same within the period of thirty (30) days thereafter, then the Corporation, within thirty (30) days after receipt of written demand from any dissenting Bank of Bristol stockholder given within sixty (60) days after the date on which the share exchange is completed, shall, or at its election at any time within such period of sixty (60) days may, file an action in any court of competent jurisdiction in Calhoun County, Florida, requesting that the fair value of such shares be determined. The court shall also determine whether each dissenting Bank of Bristol stockholder, as to whom the Corporation requests the court to make such determination, is entitled to receive payment for his or her shares. If the Corporation fails to file an action, any dissenting Bank of Bristol stockholder may do so in the name of the Corporation. All dissenting Bank of Bristol stockholders (whether or not residents of the state of Florida), other than Bank of Bristol stockholders who have agreed with the Corporation as to the value of their shares, shall be made parties to the proceeding as an action against their shares. All Bank of Bristol stockholders who are proper parties to the proceeding are entitled to judgment against the Corporation for the amount of the fair value of their shares. The Corporation shall pay each dissenting Bank of Bristol stockholder the amount found to be due him or her within ten (10) days after final determination of the proceedings. Upon payment of the judgment, the dissenting Bank of Bristol stockholder shall cease to have any interest in such shares. The judgment may, at the discretion of the court, include a fair rate of interest, to be determined by the court. The costs and expenses of any such proceeding shall be determined by the court and shall be assessed against the Corporation, but all or any part of such costs and expenses may be apportioned and assessed as the court deems equitable against any or all of the dissenting Bank of Bristol stockholders who are parties to the proceeding, to whom the Corporation has made an offer to pay for the shares, if the court finds that the action of such Bank of Bristol stockholders in failing to accept such offer was arbitrary, vexatious, or not in good faith.

     A Bank of Bristol stockholder who dissents and obtains payment under these procedures may not challenge the share exchange unless the share exchange is unlawful or fraudulent with respect to the stockholder or Bank of Bristol.

     FAILURE OF A BANK OF BRISTOL STOCKHOLDER TO COMPLY WITH ANY REQUIREMENTS OF THE PROVISIONS RELATING TO DISSENTERS' RIGHTS OF APPRAISAL WILL RESULT IN A FORFEITURE BY SUCH BANK OF BRISTOL STOCKHOLDER OF APPRAISAL RIGHTS.

     References herein to applicable statutes are summaries of portions thereof and do not purport to be complete and are qualified in their entirety by reference to applicable law. Sections 607.1301 through 607.1320 of the Florida Business Corporations Act attached hereto as Annex D. YOU SHOULD READ ANNEX D CAREFULLY.

                         THE BANK OF BLOUNTSTOWN MERGER

     The description of the Bank of Blountstown merger contained in this Prospectus-Joint Proxy Statement summarizes the principal provisions of the Bank of Blountstown Plan of Merger. This description is not complete and is qualified in its entirety by reference to the Bank of Blountstown Plan of Merger, the full text of which is attached hereto as Annex C. All Bank of Blountstown stockholders are urged to read Annex C carefully in its entirety.

     On February 25, 1999, the Corporation entered into a Plan and Agreement of Merger with Bank of Blountstown pursuant to which Bank of Blountstown is to be merged with and into Bank of Bristol. As of December 31, 1998, Bank of Blountstown had total assets of approximately $56.8 million, deposits of approximately $52.3 million and stockholders' equity of approximately $3.9 million. Bank of Blountstown is based in Blountstown, Florida. See "Business of Bank of Blountstown" and "Pro Forma Condensed Financial Information."

TERMS OF THE BANK OF BLOUNTSTOWN MERGER

     The Corporation will acquire Bank of Blountstown by the merger of Bank of Blountstown with and into Bank of Bristol, with Bank of Bristol being the surviving corporation. The Bank of Blountstown merger will occur after the Corporation's acquisition of the Bank of Bristol through the C&L merger and the share exchange. The Articles of Incorporation and the Bylaws of Bank of Bristol in effect at the effective time of the Bank of Blountstown merger will govern the surviving corporation until amended or repealed in accordance with applicable law. At the effective time, Bank of Bristol shall continue as the surviving corporation under the name "C&L Bank."

     The Corporation has agreed to exchange $8,533,142.58 of its common stock for all of the issued and outstanding Bank of Blountstown common stock. The total number of shares of Corporation common stock to be issued in the Bank of Blountstown merger is equal to $8,533,142.58 divided by the closing date trading price. The closing date trading price is the twenty trading day average last sales price for Corporation common stock on Nasdaq, ending three trading days before the special meeting. The closing date trading price cannot be higher than $14.00 per share or lower than $10.00 per share. The number of shares of Corporation common stock to be exchanged for each share of Bank of Blountstown common stock will be an exchange ratio determined by dividing the total number of shares of Corporation common stock to be exchanged by the total number of shares of issued and outstanding Bank of Blountstown common stock. You will receive the number of shares of Corporation common stock equal to the number of shares of Bank of Blountstown common stock you own multiplied by this exchange ratio. Therefore, the number of shares of Corporation common stock you will receive will not be finalized until three trading days prior to the special meeting. If the closing date trading price had been calculated as of
  , 1999, it would have been $          and the exchange ratio would have been
          shares of Corporation common stock for each share of Bank of Blountstown common stock.

     If the merger has not been completed by July 31, 1999, the total merger consideration will be increased by any earnings of Bank of Blountstown from August 1, 1999, through the most reasonably practicable date that the earnings can be determined prior to the special meeting. This amount will be added to the total consideration the Corporation has agreed to pay to acquire Bank of Blountstown prior to the calculation of the exchange ratio. The Bank of Blountstown merger will not be completed if the C&L merger is not approved and completed.

BACKGROUND OF AND REASONS FOR THE BANK OF BLOUNTSTOWN MERGER; RECOMMENDATIONS OF BANK OF BLOUNTSTOWN BOARD OF DIRECTORS

     For a complete discussion of the background of and reasons for the mergers and share exchange, see "The C&L Merger -- Background of and Reasons for the Mergers; Recommendations of the C&L Board of Directors" on pages
through                of this Prospectus-Joint Proxy Statement.

     The Bank of Blountstown Board of Directors unanimously recommends that Bank of Blountstown stockholders vote FOR approval of the Bank of Blountstown Plan of Merger and the Bank of Blountstown merger.

     The Bank of Blountstown Plan of Merger included at Annex C supersedes all previous agreements between Bank of Blountstown and the Corporation and sets forth the terms of the Bank of Blountstown merger described in this Prospectus-Joint Proxy Statement.

OPINION OF BANK OF BLOUNTSTOWN'S FINANCIAL ADVISOR

     For a complete discussion of the opinion of Bank of Blountstown's financial advisor, see "The C&L Merger -- Opinion of Financial Advisor" on pages
through      of this Prospectus-Joint Proxy Statement.

EFFECTIVE TIME OF THE MERGER

     Subject to the provisions of the Bank of Blountstown Plan of Merger, a Plan of Merger and Merger Agreement shall be duly executed and, on the closing date, or as soon thereafter as reasonably practicable, filed with the Florida Banking Department in accordance with Florida law. It is presently anticipated that such filing will be made as soon as practicable after the Bank of Blountstown special meeting and in conjunction with similar filings relating to the C&L merger and the share exchange, and that the effective time will occur upon such filing, although there can be no assurance as to whether or when the Bank of Blountstown merger will occur.

EXCHANGE OF CERTIFICATES

     As soon as reasonably practicable after the effective time, the Corporation's Exchange Agent will mail to each Bank of Blountstown holder of record (1) a letter of transmittal, and (2) instructions for use in effecting the surrender of the certificates representing Bank of Blountstown common stock in exchange for certificates representing shares of Corporation common stock. The letter of transmittal will specify that delivery will be effected, and risk of loss and title to the certificates shall pass, only upon delivery of the certificates to the Corporation and will be in the form as the Corporation may reasonably specify. When a Bank of Blountstown stockholder surrenders his certificate to the Exchange Agent, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Corporation, that stockholder shall be entitled to receive in exchange a certificate representing that number of whole shares of Corporation common stock which that stockholder has the right to receive pursuant to the provisions of the Bank of Blountstown Plan of Merger.

     If a transfer of ownership of Bank of Blountstown common stock has occurred which is not registered in the transfer records of Bank of Blountstown, a certificate representing the proper number of shares of Corporation common stock may be issued to a person other than the person in whose name the certificate so surrendered is registered, if certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such issuance shall pay any transfer or other taxes required by reason of the issuance of shares of Corporation common stock to a person other than the registered holder of such certificate or establish to the satisfaction of the Corporation that such tax has been paid or is not applicable.

     Until surrendered as contemplated by the Bank of Blountstown Plan of Merger, each certificate shall be deemed at any time after the effective time to represent only the right to receive Corporation common stock and cash for fractional shares to which the holder of such certificates is entitled. No interest will be paid or will accrue on any cash payable in lieu of any fractional shares of Corporation common stock. To the extent permitted by law, former holders of record of Bank of Blountstown common stock shall be entitled to vote the number of shares of Corporation common stock into which their respective shares of Bank of Blountstown common stock are converted after the effective time at any meeting of Corporation stockholders, regardless of whether such holders have received their certificates representing Corporation common stock in accordance with the Bank of Blountstown Plan of Merger.

     No certificates or scrip representing fractional shares of Corporation common stock shall be issued upon conversion of Bank of Blountstown common stock, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of the Corporation. Notwithstanding any other provision of the Bank of Blountstown Plan of Merger, each holder of Bank of Blountstown common stock exchanged pursuant to the Bank of Blountstown merger who would otherwise have been entitled to receive a fraction of a share of Corporation common stock shall receive cash, instead of fractional shares of
Corporation common stock in an amount equal to                per share.

     At the effective time of the Bank of Blountstown merger, Bank of Blountstown stockholders will cease to be, and shall have no rights as, Bank of Blountstown stockholders other than:

     - the right to receive shares of Corporation common stock into which the shares of Bank of Blountstown common stock have been converted,

     - any fractional share payment,

     - any dividends or other distributions to which they may be entitled under the Bank of Blountstown Plan of Merger, and

     - the right to perfect any dissenters' rights to the extent that such rights have been properly exercised.

     Neither the Corporation nor Bank of Blountstown will be liable to any holder of Bank of Blountstown common stock for any shares of Corporation common stock or any related dividends or other distributions, or cash in lieu of fractional shares delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

CONDITIONS TO THE BANK OF BLOUNTSTOWN MERGER

     The Bank of Blountstown Plan of Merger is subject to a number of conditions, some of which are mutual and others of which are applicable to either the Corporation or Bank of Blountstown. Though most of the conditions will not be satisfied until immediately before the effective time of the Bank of Blountstown merger, the companies believe that they are currently in material compliance with the conditions.

     The obligation of the Corporation to complete the Bank of Blountstown merger is subject to the following conditions:

     - No material adverse changes shall have occurred in the business, operations or financial condition of Bank of Blountstown.

     - Except as otherwise provided therein, the representations and warranties of Bank of Blountstown contained in the Bank of Blountstown Plan of Merger shall be true and correct.

     - Bank of Blountstown shall have performed and complied with all covenants, agreements and conditions required by the Bank of Blountstown Plan of Merger.

     - The Corporation shall have received an opinion of Bank of Blountstown's legal counsel, Jenkens & Gilchrist, P.C., as to certain legal matters.

     - Holders of not more than ten percent (10%) of the outstanding shares of Bank of Blountstown common stock shall have dissented from the transactions contemplated by the Bank of Blountstown Plan of Merger.

     - The Corporation shall have received from Ernst & Young LLP a letter, dated as of the date of the mailing of this Prospectus-Joint Proxy Statement and as of the closing date, in form and substance reasonably satisfactory to Corporation and customary in scope and substance for letters delivered by independent public accountants in connection with pooling of interests transactions similar to the Bank of Blountstown merger.

     - The Bank of Blountstown merger shall occur simultaneously with and be conditioned on the Corporation's acquisition of C&L.

     The obligation of Bank of Blountstown to consummate the Bank of Blountstown merger is subject to, among others, the following conditions:

     - No material adverse changes shall have occurred in the business, operations or financial condition of Corporation.

     - Bank of Blountstown shall have received an opinion from Jenkens & Gilchrist, P.C., that, for federal income tax purposes, the Bank of Blountstown merger will constitute a tax-free reorganization.

     - Except as otherwise provided therein, the representations and warranties of the Corporation contained in the Bank of Blountstown Plan of Merger shall be true and correct.

     - The Corporation shall have performed and complied with all covenants, agreements and conditions required by the Bank of Blountstown Plan of Merger to be performed or complied with in all material respects.

     - Bank of Blountstown shall have received an opinion of Haskell Slaughter & Young, L.L.C., legal counsel for the Corporation as to certain legal matters.

     - Bank of Blountstown shall have received from Ernst & Young LLP a letter dated the date of the mailing of this Prospectus-Joint Proxy Statement and the closing date, in form and substance reasonably satisfactory to Bank of Blountstown and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement and pooling of interests transactions similar to the Bank of Blountstown merger.

     - Bank of Blountstown shall have received an opinion from Alex Sheshunoff & Co. stating that the transaction is fair from a financial point of view to its stockholders.

     - Bank of Blountstown merger shall occur simultaneously with and be conditioned on the Corporation's acquisition of C&L.

     The obligation of each of the Corporation and Bank of Blountstown to consummate the Bank of Blountstown merger is subject to certain additional conditions, including the following:

     - The Registration Statement shall have been declared effective and shall not be subject to a stop order of the SEC, and all applicable state blue sky laws shall have been complied with.

     - The shares of Corporation common stock to be issued in connection with the Bank of Blountstown merger shall have been approved for listing by Nasdaq.

     - No legal proceeding shall have been threatened or pending before any court, administrative or governmental agency which, in the reasonable opinion of Bank of Blountstown or the Corporation, presents a significant risk of restraint or prohibition of the transactions contemplated by the Bank of Blountstown Plan of Merger or the attainment of material damages or other relief against Bank of Blountstown or its stockholders or the Corporation or its stockholders in connection therewith.

     - The Bank of Blountstown merger shall have been approved by holders of majority of the outstanding Bank of Blountstown common stock entitled to vote thereon.

     - Receipt of all authorizations, approvals and consents of any third parties as well as the expiration of applicable waiting periods, including federal or state governmental or regulatory bodies and officials, necessary for the consummation of the Bank of Blountstown Plan of Merger and for the continuation in all material respects of the business of the Corporation and Bank of Blountstown, without interruption after the effective time, in substantially the manner in which such business is now conducted, and no such authorizations or approvals shall contain any conditions or restrictions that the Corporation reasonably believes will materially restrict or limit the business or activities of the Corporation or have a material adverse effect on their businesses, operations or financial conditions taken as a whole.

     - Holders of not more than ten percent (10%) of the outstanding shares of Bank of Blountstown common stock shall have voted against approval of, and give notice in writing to Bank of Blountstown at or prior to the Bank of Blountstown stockholders' meeting that he or she dissents from the transaction contemplated by Bank of Blountstown Plan of Merger.

     - The outstanding shares of Bank of Bristol not owned by C&L shall have been exchanged for shares of Corporation common stock pursuant to the Share Exchange Agreement.

     Before the effective time, either the Corporation or Bank of Blountstown, or both, acting through their respective Boards of Directors, chief executive officers or other authorized officers, may

     - waive any default in the performance of any term of the Bank of Blountstown Plan of Merger by the other party,

     - waive or extend the time for the compliance or fulfillment by the other party of any and all of its obligations under the Bank of Blountstown Plan of Merger, and

     - waive any of the conditions precedent to the obligations of such party under the Bank of Blountstown Plan of Merger, except any condition (such as required regulatory or Bank of Blountstown stockholder approval) that, if not satisfied, would result in the violation of any applicable law or governmental regulation.

However, the Bank of Blountstown merger and the C&L merger are conditioned upon each other, and therefore, each merger must be approved and completed.

REPRESENTATIONS AND COVENANTS

     Under the Bank of Blountstown Plan of Merger, the Corporation and Bank of Blountstown have each made a number of representations regarding the organization and capital structures of the respective companies and their subsidiaries, their operations, financial condition and other matters, including their authority to enter into the Bank of Blountstown Plan of Merger and to consummate the Bank of Blountstown merger.

REGULATORY APPROVALS

     The Bank of Blountstown merger must be approved by the Florida Banking Department and by the FDIC. Applications for the requisite approvals have been filed with the Florida Banking Department on April 19, 1999 and with the FDIC on April 16, 1999.

     Certain persons, such as states' attorneys general and private parties, could challenge the Bank of Blountstown merger as violative of the antitrust laws and seek to enjoin the consummation of the Bank of Blountstown merger and, in the case of private persons, also seek to obtain treble damages. There can be no assurance that a challenge to the Bank of Blountstown merger on antitrust grounds will not be made or, if such a challenge is made, that it will not be successful. Neither the Corporation nor Bank of Blountstown intends to seek any further stockholder approval or authorization of the Bank of Blountstown Plan of Merger as a result of any action that it may take to resist or resolve any Department of Justice or other objections, unless required to do so by applicable law.

BUSINESS PENDING THE MERGER

     The Bank of Blountstown Plan of Merger provides that, during the period from the date of the Bank of Blountstown Plan of Merger to the effective time Bank of Blountstown will conduct its business in the ordinary course in material compliance with all applicable laws and use its reasonable best efforts to preserve intact its business organizations, to keep available to the Corporation and the surviving corporation the services of the present employees of Bank of Blountstown and maintain the goodwill of customers, suppliers and others having business dealings with Bank of Blountstown.

     Under the Bank of Blountstown Plan of Merger, Bank of Blountstown will not do the following:

     - encumber any asset or enter into any transaction or make any contract or commitment relating to its properties, assets or businesses, other than in the ordinary course of business.

     - change the articles of incorporation or bylaws of Bank of Blountstown.

     - change the number of shares of capital stock of Bank of Blountstown issued and outstanding or cause any material change in the capital structure of Bank of Blountstown.

     - enter into any contract or commitment, other than deposits, loan commitments and investments or the sale of other real estate owned in the ordinary course of business of Bank of Blountstown, extending for more than one year or involving payment by Bank of Blountstown of more than $25,000 in any one contract or related series of contracts or otherwise materially affecting its business.

     - enter into any employment agreement or other agreement with any employee of Bank of Blountstown or increase any Bank of Blountstown employee's salary or benefits except for normal annual increases as agreed to by Corporation in writing, or modify or amend any employee benefit plan.

     - pay dividends or make distributions, with respect to Bank of Blountstown stock.

     - will not make any loan in excess of $100,000 without providing the Corporation with all relevant documents related thereto and giving the Corporation a reasonable opportunity to review such loan and comment thereon.

     - sell the securities it owns and will not purchase any new securities other than securities of a type and duration as Bank of Blountstown has previously purchased under its investment policy without the Corporation's approval.

     - obligate Bank of Blountstown under all employment, severance or other agreements between Bank of Blountstown and its respective employees related to the termination of such agreements in excess of the amounts described in the employment agreements.

     - take any action to cause any material adverse change in the condition (financial or otherwise), assets, liabilities or business of Bank of Blountstown.

     - take any action to cause any material adverse change in the character of the assets or liabilities of Bank of Blountstown.

     - make any capital improvements, except for ordinary maintenance and repairs, or any purchase of property by Bank of Blountstown at a cost in excess of $25,000, other than supplies in the ordinary course of business.

     - make any material change in the accounting methods or practices of Bank of Blountstown unless required by law, regulation, GAAP or RAP, as the case may be.

     - will not cause any loss incurred or accrued for by Bank of Blountstown as a result of environmental problems which has or would be expected to have a material adverse effect on the financial position of Bank of Blountstown.

RESALE OF CORPORATION COMMON STOCK BY AFFILIATES

     Corporation common stock to be issued to Bank of Blountstown stockholders in connection with the Bank of Blountstown merger will be registered under the Securities Act. Corporation common stock received by the Bank of Blountstown stockholders upon consummation of the merger will be freely transferable under the Securities Act, except for shares issued to any person who may be deemed an "affiliate" of Bank of Blountstown or the Corporation within the meaning of Rule 145 under the Securities Act. "Affiliates" are generally defined as persons who control, are controlled by, or are under common control with Bank of Blountstown or the Corporation at the time of the Bank of Blountstown special meeting. Affiliates generally include directors and some executive officers of Bank of Blountstown or the Corporation and major stockholders of the Corporation and Bank of Blountstown. Generally, all shares of Corporation common stock received by affiliates may not be sold until the Corporation publishes at least one full month of the combined results of operations of the Corporation and Bank of Blountstown. In addition, affiliates of Bank of Blountstown or the Corporation must sell their shares of Corporation common stock acquired in connection with the Bank of Blountstown merger in compliance with Rule 145 or another applicable exemption from the registration requirements of the Securities Act.

     Under Rule 145, for one year following the effective time, an affiliate (together with certain related persons) would be entitled to sell shares of Corporation common stock acquired with the Bank of Blountstown merger only through unsolicited "broker transactions" or in transactions directly with a "market maker," as such terms are defined in Rule 144 under the Securities Act. Additionally, the number of shares to be sold by an affiliate (together with certain related persons and certain persons acting in concert) during one-year period within any three-month period for purposes of Rule 145 may not exceed the greater of 1% of the outstanding shares of Corporation common stock or the average weekly trading volume of stock during the four calendar weeks preceding such sale. Rule 145 would remain available to affiliates only if the Corporation remained current with its information filings with the SEC under the Exchange Act. One year after the effective time, an affiliate of Bank of Blountstown would be able to sell such Corporation common stock without such manner of sale or volume limitations, provided that the Corporation was current with its Exchange Act information filings and such person was no longer then an affiliate of the Corporation. Two years after the effective time, an affiliate of Bank of Blountstown would be able to sell those shares of Corporation common stock without any restrictions so long as the affiliate was not, and had not been for at least three months prior before selling an affiliate of the Corporation.

INTERESTS OF CERTAIN PERSONS IN THE BANK OF BLOUNTSTOWN MERGER

     In considering the recommendation of the Board of Directors of Bank of Blountstown with respect to the Bank of Blountstown Plan of Merger and the transactions contemplated thereby, Bank of Blountstown stockholders should be aware that certain members of the management of Bank of Blountstown and the Board of Directors of Bank of Blountstown have certain interests in the Bank of Blountstown merger that are in addition to the interests of stockholders of Bank of Blountstown generally.

     Under the terms of the Bank of Blountstown Plan of Merger, the Corporation shall maintain for four years after the effective time Bank of Blountstown's current policy, or a similar policy, of directors' and officers' liability for the benefit of the individuals who, at or before the effective time, were directors or officers of Bank of Blountstown with respect to matters occurring before the effective time.

     As of the record date, directors and executive officers of Bank of Blountstown beneficially owned an aggregate of 52,059 shares of Bank of Blountstown common stock, representing 52.06% of the shares outstanding. Therefore, approval of the Bank of Blountstown merger is assured. The executive
officers and directors of Bank of Blountstown will receive a total of      % of
Corporation common stock issued to Bank of Blountstown stockholders in the Bank of Blountstown merger. The directors of Bank of Blountstown have appointed James
A. Taylor, the Chairman of the Board of the Corporation, as proxy to vote their shares of Bank of Blountstown common stock for the Bank of Blountstown Plan of Merger. See "Principal Stockholders of Bank of Blountstown -- Security Ownership of Management."

ACCOUNTING TREATMENT

     Consummation of the Bank of Blountstown merger is conditioned upon the receipt by the Corporation and Bank of Blountstown of a letter from Ernst & Young LLP dated as of the date of the mailing of this Prospectus-Joint Proxy Statement and as of the effective time of the Bank of Blountstown merger that the Bank of Blountstown merger will qualify for pooling of interests accounting treatment if consummated in accordance with the Bank of Blountstown Plan of Merger. The Corporation and Bank of Blountstown have agreed not to intentionally take any action that would disqualify the Bank of Blountstown merger as a pooling-of-interests for accounting purposes.

     Under the pooling of interests method of accounting, the historical basis of the assets and liabilities of the Corporation and Bank of Blountstown will be combined at the effective time and carried forward at their previously recorded amounts, the stockholders' equity accounts of the Corporation and Bank of Blountstown will be combined on the Corporation's consolidated balance sheet and no goodwill or other intangible assets will be created. Consolidated financial statements of the Corporation issued after the Bank of Blountstown merger will be restated retroactively to reflect the consolidated operations of the Corporation and Bank of Blountstown as if the Bank of Blountstown merger had taken place prior to the periods covered by such consolidated financial statements.

     The unaudited pro forma financial information contained in this Prospectus-Joint Proxy Statement has been prepared using the pooling of interests accounting method to account for the Bank of Blountstown merger. See "Pro Forma Condensed Financial Information."

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     The following is a discussion of material federal income tax consequences of the Bank of Blountstown merger and the exchange by the Bank of Blountstown stockholders of Bank of Blountstown common stock for shares of Corporation common stock. Each stockholder's individual circumstances may affect the tax consequences of the Bank of Blountstown merger to him or her. In addition, no information is provided in this Prospectus-Joint Proxy Statement with respect to the tax consequences of the Bank of Blountstown merger under applicable foreign, state or local laws.

     Neither the Corporation nor Bank of Blountstown has requested or will receive an advance ruling from the IRS as to the federal income tax consequences of the Bank of Blountstown merger. The respective obligations of Bank of Blountstown and the Corporation to consummate the Bank of Blountstown merger were conditioned upon receipt of certain legal opinions relating to the federal income tax consequences of the Bank of Blountstown merger in form and substance satisfactory to Bank of Blountstown and the Corporation and their respective counsel, which have been received and are exhibits to the Registration Statement. The opinions of the Corporation's and Bank of Blountstown's counsel are based upon the facts that are described in this Prospectus-Joint Proxy Statement and upon certain customary representations made by the management of Bank of Blountstown and by the management of the Corporation. These opinions are also based upon the Internal Revenue Code, regulations currently in effect thereunder, current administrative rulings and practice by the IRS and judicial authority, all of which are subject to change. Any such change could affect the continuing validity of such opinions and this discussion. In addition, an opinion of counsel is not binding upon the IRS, and there can be no assurance, and none is hereby given, that the IRS will not take a position which is contrary to one or more positions reflected in the opinions of such counsel, or that such opinions will be upheld by the courts if challenged by the IRS. Furthermore, the Corporation and Bank of Blountstown have agreed in the Bank of Blountstown Plan of Merger not to take any action which would disqualify the Bank of Blountstown merger as a reorganization which is tax-free to the stockholders of Bank of Blountstown pursuant to Section 368(a) of the Internal Revenue Code. EACH BANK OF BLOUNTSTOWN STOCKHOLDER IS URGED TO CONSULT SUCH STOCKHOLDER'S PERSONAL TAX AND FINANCIAL ADVISORS AS TO THE SPECIFIC FEDERAL INCOME TAX CONSEQUENCES TO SUCH STOCKHOLDER, BASED ON SUCH STOCKHOLDER'S OWN PARTICULAR STATUS AND CIRCUMSTANCES, AND ALSO AS TO ANY STATE, LOCAL, FOREIGN OR OTHER TAX CONSEQUENCES ARISING OUT OF THE BANK OF BLOUNTSTOWN MERGER.

     It is a condition to the obligation of the Corporation to proceed with the Bank of Blountstown merger that the Corporation shall have received an opinion from Haskell Slaughter & Young, L.L.C., its counsel, which it has received, and it is a condition to the obligation of Bank of Blountstown to proceed with the Bank of Blountstown merger that Bank of Blountstown shall have received an opinion from Jenkens & Gilchrist, P.C., its counsel, which it has received, concerning the material federal income tax consequences of the Bank of Blountstown merger. The opinions received by the Corporation and Bank of Blountstown reflect and support the following:

     - Provided the Bank of Blountstown merger qualifies as a stationary merger under applicable state corporation law, the Bank of Blountstown merger will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, and the Corporation and Bank of Blountstown will each be a party to the reorganization within the meaning of Section 368(b) of the Internal Revenue Code.

     - No gain or loss will be recognized by the Corporation or Bank of Blountstown as a result of the Bank of Blountstown merger.

     - No gain or loss will be recognized by a Bank of Blountstown stockholder who receives solely shares of Corporation common stock in exchange for Bank of Blountstown common stock.

     - The receipt of cash in lieu of fractional shares of Corporation common stock will be treated as if the fractional shares were distributed as part of the exchange and then were redeemed by the Corporation. These payments will be treated as having been received as distributions in full payment in exchange for the stock redeemed as provided in Section 302(a) of the Internal Revenue Code, provided the redemption is not essentially equivalent to a dividend.

     - The aggregate tax basis of the shares of Corporation common stock received by a Bank of Blountstown stockholder will be equal to the aggregate tax basis of the Bank of Blountstown common stock exchanged therefore, excluding any basis allocable to a fractional share of Corporation common stock for which cash is received.

     - The holding period of the shares of Corporation common stock received by a Bank of Blountstown stockholder will include the holding period or periods of the Bank of Blountstown common stock exchanged therefore, provided that the Bank of Blountstown common stock is held as a capital asset within the meaning of Section 1221 of the Internal Revenue Code at the effective time.

     - Where cash is received by a Bank of Blountstown stockholder in exchange for his Bank of Blountstown common stock pursuant to the exercise of dissenters' rights, such cash will be treated as having been received in redemption of his Bank of Blountstown common stock, subject to the provisions and limitations of Section 302 of the Internal Revenue Code.

     The above discussion is intended only as a summary of the material federal income tax consequences of the Bank of Blountstown merger and is not a complete analysis or listing of all potential tax effects relevant to a decision whether to vote in favor of approval and adoption of the Bank of Blountstown Plan of Merger and the Bank of Blountstown merger.

NO SOLICITATION OF TRANSACTIONS

     Under the Bank of Blountstown Plan of Merger, Bank of Blountstown is restricted in its ability to participate in discussions and negotiate with such entities concerning any proposal to acquire Bank of Blountstown upon a merger, purchase of assets, purchase of or tender offer for Bank of Blountstown common stock or similar acquisition transaction. Bank of Blountstown has agreed that it will not, and will direct each officer, director, employee, representative and agent of Bank of Blountstown not to, directly or indirectly, encourage, solicit, participate in or initiate discussions or negotiations with or provide any information to any corporation, partnership, person or other entity or group (other than the Corporation or an affiliate or associate or agent of the Corporation) concerning any acquisition transaction. Bank of Blountstown has further agreed that except to the extent legally required for the discharge by the Bank of Blountstown Board of Directors of its fiduciary duties, it will not make any information concerning Bank of Blountstown available to any person for the purpose of effecting an acquisition transaction.

EXPENSES

     The Corporation and Bank of Blountstown shall pay their own costs and expenses incurred in connection with the Bank of Blountstown Plan of Merger and the transactions contemplated thereby.

INDEMNIFICATION

     The Corporation's Restated Certificate of Incorporation and Bylaws provide for the elimination of directors' liability for monetary damages arising from a breach of certain fiduciary obligations and for the indemnification of directors, officers and agents to the full extent permitted by Delaware law. These provisions generally provide for indemnification in the absence of gross negligence or willful misconduct and cannot be amended without the affirmative vote of a majority of the outstanding shares of Corporation common stock entitled to vote thereon.

     By operation of law under Delaware law and Florida law, all rights to indemnification for acts or omissions occurring prior to the effective time now existing in favor of the current or former directors or officers of Bank of Blountstown as provided in its articles of incorporation or bylaws shall survive the merger and shall continue in effect in accordance with their terms.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Corporation pursuant to the foregoing provisions, the Corporation has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

RIGHTS OF DISSENTING STOCKHOLDERS

     The following discussion is not a complete statement of the law relating to dissenters' rights and is qualified in its entirety by reference to Annex E, which sets forth the full text of Section 658.44 of the Florida Banking Code. Under Section 658.44, any stockholder of a corporation has the right to dissent from, and obtain payment of the fair value of his or her shares in the event of a consummation of a plan of merger to which the corporation is a party if the stockholder is entitled to vote on the merger. A person having a beneficial interest in Bank of Blountstown common stock which is held of record in the name of another person, such as a broker or nominee, must act promptly to cause the record stockholder to timely and properly follow the steps summarized below to perfect whatever dissenter's rights the beneficial stockholder may have.

     Section 658.44 of the Florida Banking Code provides for rights of appraisal of the value of the shares of a stockholder of record who either (1) has delivered notice in writing to Bank of Blountstown before the vote is taken that he intends to seek a cash payment if the Bank of Blountstown merger is consummated or (2) votes against the Bank of Blountstown merger. On or promptly after the effective time of the Bank of Blountstown merger, the Bank of Bristol may fix an amount that the Bank of Bristol considers to be not more than the fair market value of the Bank of Blountstown shares and which it will offer and pay to all the Bank of Blountstown dissenting stockholders.

     The dissenters notice should be sent to:

         Mr. Jed M. Hiers
         C&L Bank of Blountstown
         307 W. Central Avenue
         Blountstown, Florida 32424

     The Bank of Blountstown dissenting stockholders who have accepted the offer of fair value made by the Bank of Bristol shall be entitled to receive the fair value amount for such Bank of Blountstown shares in cash upon surrendering their Bank of Blountstown stock certificates representing such shares at any time within thirty (30) days after the effective time of the Bank of Blountstown merger.

     The Bank of Blountstown dissenting stockholders who do not accept the offer of fair value made by the Bank of Bristol shall have the value of their Bank of Blountstown dissenting shares determined by an appraisal. The value of the Bank of Blountstown dissenting shares shall be determined as of the effective time of the Bank of Blountstown merger by three appraisers, one to be selected by the owners of at least two-thirds ( 2/3) of such Bank of Blountstown dissenting shares, one appraiser to be selected by the Bank of Bristol, and the third to be selected by the two appraisers so chosen. The value of the Bank of Blountstown dissenting shares agreed upon by any two of the appraisers shall control and be final and binding on all parties. If, within ninety (90) days from the effective time of the Bank of Blountstown merger, for any reason one or more of the appraisers is not selected as provided herein, or the appraisers fail to determine the value of such Bank of Blountstown dissenting shares, the Florida Banking Department shall cause an appraisal of such Bank of Blountstown dissenting shares to be made which will be final and binding on all parties.

     The Bank of Blountstown dissenting stockholders, who have had an appraisal conducted for the value of their Bank of Blountstown shares, shall be entitled to receive the fair value amount for such Bank of Blountstown shares in cash upon surrendering their Bank of Blountstown stock certificates representing such shares at any time within thirty (30) days after the value of such Bank of Blountstown shares has been determined by appraisal made on or after the effective time of the Bank of Blountstown merger.

     FAILURE OF A STOCKHOLDER TO COMPLY WITH ANY REQUIREMENTS OF THE PROVISIONS RELATING TO DISSENTERS' RIGHTS OF APPRAISAL WILL RESULT IN A FORFEITURE BY SUCH STOCKHOLDER OF APPRAISAL RIGHTS.

     References herein to applicable statutes are summaries of portions thereof and do not purport to be complete and are qualified in their entirety by reference to applicable law. Section 658.44 of the Florida Banking Code is attached hereto as Annex E. You should read Annex E carefully.

                  OPERATIONS AND MANAGEMENT OF THE CORPORATION
                               AFTER THE MERGERS

OPERATIONS

     After consummation of the mergers, the surviving bank holding corporation will operate under the name "The Banc Corporation" and will continue to engage in the banking business through its banking subsidiaries. The surviving subsidiary bank will operate under the name "C&L Bank." The operations of each of the merged companies will be integrated where appropriate with the operations of the Corporation, The Bank and Emerald Coast Bank.

MANAGEMENT

     After the consummation of the mergers, the Corporation will be managed by the same Board of Directors and executive officers as existed prior to the mergers, except that Jerry M. Smith will become a member of the Board of Directors of the Corporation. In addition, Jed M. Hiers will be employed as President of C&L Bank.

                     THE BANC CORPORATION AND SUBSIDIARIES

             CONDENSED PRO FORMA STATEMENT OF CONDITION (UNAUDITED)

     The following summary includes (i) the condensed supplemental consolidated statement of financial condition of the Corporation as of December 31, 1998,
(ii) the condensed consolidated statement of financial condition of C&L as of December 31, 1998, (iii) the condensed statement of financial condition of Bank of Blountstown as of December 31, 1998, (vi) adjustments to give effect to the proposed pooling of interest method business combinations with C&L and Bank of Blountstown, and (vii) the pro forma combined condensed statements of financial condition of the Corporation and subsidiaries as if such combinations had occurred on December 31, 1998.

     These pro forma statements should be read in conjunction with the accompanying notes and the separate consolidated statements of financial condition of the Corporation, C&L and Bank of Blountstown. The pro forma information provided below may not be indicative of future results.

                            AS OF DECEMBER 31, 1998
                                 (IN THOUSANDS)

                                                          HISTORICAL
                                            ---------------------------------------
                                                THE           C&L           C&L
                                               BANC         BANKING       BANK OF      PRO FORMA       PRO FORMA
                                            CORPORATION   CORPORATION   BLOUNTSTOWN   ADJUSTMENTS      COMBINED
                                            -----------   -----------   -----------   -----------      ---------
                                                     ASSETS
Cash and due from banks...................   $ 25,595       $ 2,695       $ 3,017      $   (477)(a)    $ 30,830
Interest bearing deposits in other
  banks...................................        158           890            --            --           1,048
Federal funds sold........................     14,435         2,582         8,028            --          25,045
Investment securities available for
  sale....................................     77,442         7,446         8,126            --          93,014
Investment securities held to maturity....         --            --         5,194            --           5,194
Loans held for resale.....................      4,899            --            --            --           4,899
Loans, net of unearned....................    365,379        34,894        31,657            --         431,930
Less: Allowance for loan losses...........     (4,533)         (849)       (1,083)           --          (6,465)
                                             --------       -------       -------      --------        --------
         Net loans........................    360,846        34,045        30,574            --         425,465
                                             --------       -------       -------      --------        --------
Premises and equipment, net...............     28,515           352           799            --          29,666
Intangibles, net..........................        867            --            --            --             867
Other assets..............................     11,637           927         1,050            --          13,614
                                             --------       -------       -------      --------        --------
         Total assets.....................   $524,394       $48,937       $56,788      $   (477)       $629,642
                                             ========       =======       =======      ========        ========

                                      LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits
  Noninterest-bearing.....................   $ 67,963       $ 5,273       $ 6,754      $   (477)(a)    $ 79,513
  Interest-bearing........................    367,403        38,152        45,525            --         451,080
                                             --------       -------       -------      --------        --------
         Total deposits...................    435,366        43,425        52,279          (477)        530,593
Advances from FHLB and other borrowed
  funds...................................     26,860            --            --            --          26,860
Accrued expenses and other liabilities....      4,957           627           638           (94)(b)       6,128
                                             --------       -------       -------      --------        --------
         Total liabilities................    467,183        44,052        52,917          (571)        563,581
Stockholders' Equity
  Common stock............................         12           163         1,200             2(b)           14
                                                                                         (1,363)(b)
  Surplus.................................     42,888           492           751         2,698(b)       45,586
                                                                                         (1,243)(b)
  Retained earnings.......................     14,233         4,233         1,896            --          20,362
  Accumulated other comprehensive
    income(loss)..........................         78            (3)           24            --              99
                                             --------       -------       -------      --------        --------
         Total stockholders' equity.......     57,211         4,885         3,871            94          66,061
                                             --------       -------       -------      --------        --------
         Total liabilities and
           stockholders' equity...........   $524,394       $48,937       $56,788      $   (477)       $629,642
                                             ========       =======       =======      ========        ========

     NOTES TO PRO FORMA CONDENSED COMBINED STATEMENT OF FINANCIAL CONDITION

a -- To eliminate intercompany account.

b -- To record the exchange of 1,968,110 shares of the Corporation common stock for all of the outstanding shares of the following accounted for as a pooling of interests. The exchange ratio assumes a closing date price of $11.00 per share.

                                                       C&L          C&L
                                                     BANKING      BANK OF      BANK OF
                                                   CORPORATION    BRISTOL    BLOUNTSTOWN     TOTAL
                                                   -----------   ---------   -----------   ----------
Outstanding shares of acquired corporation.......      16,274          380     100,000
Assumed exchange ratio...........................     71.8763      59.6185      7.7574
                                                   ----------    ---------    --------
Corporation shares to be issued..................   1,169,715       22,655     775,740      1,968,110
Par value of shares to be issued at $.001 per
  share..........................................  $        1    $      --    $      1     $        2
Total common stock and surplus of acquired
  corporation....................................         655           94       1,951          2,700
                                                   ----------    ---------    --------     ----------
  Excess recorded as an increase in contributed
     capital.....................................         654           94       1,950          2,698
                                                   ----------    ---------    --------     ----------
To eliminate acquired corporations capital stock
  Common stock at par value......................        (163)          --      (1,200)        (1,363)
  Surplus........................................        (492)          --        (751)        (1,243)
                                                   ----------    ---------    --------     ----------
                                                         (655)          --      (1,951)        (2,606)
                                                   ----------    ---------    --------     ----------
          Net change in equity...................  $       --    $      94    $     --     $       94
                                                   ==========    =========    ========     ==========

                     THE BANC CORPORATION AND SUBSIDIARIES

            CONDENSED PRO FORMA STATEMENTS OF OPERATIONS (UNAUDITED)

     The following summaries include (i) the condensed supplemental consolidated statements of operations of the Corporation for the years ended December 31, 1998, 1997, and 1996, (ii) the condensed consolidated statements of operations of C&L on a historical basis for the years ended December 31, 1998, 1997, and 1996, (iii) the condensed statements of operations of the Bank of Blountstown on a historical basis for the years ended December 31, 1998, 1997, and 1996, (iv) adjustments to give affect to the proposed pooling of interests method combination with C&L and Bank of Blountstown (vii) the pro forma combined condensed consolidated statements of operations of the Corporation as if such combinations had occurred on January 1, 1996.

     These pro forma statements should be read in conjunction with the accompanying notes, the supplemental consolidated statements of operations of the Corporation, and the separate consolidated statements of operations for C&L and the Bank of Blountstown. The pro forma information may not necessarily be indicative of future results.

                      FOR THE YEAR ENDED DECEMBER 31, 1998
                                 (IN THOUSANDS)

                                                         HISTORICAL
                                           ---------------------------------------
                                               THE           C&L           C&L
                                              BANC         BANKING       BANK OF      PRO FORMA    PRO FORMA
                                           CORPORATION   CORPORATION   BLOUNTSTOWN   ADJUSTMENTS   COMBINED
                                           -----------   -----------   -----------   -----------   ---------
Interest income..........................    $34,009       $ 4,102       $ 4,361       $    --      $42,472
Interest expense.........................     15,918         1,948         2,340            --       20,206
                                             -------       -------       -------       -------      -------
          Net interest income............     18,091         2,154         2,021            --       22,266
Provision for loan losses................      3,433           440           784            --        4,657
                                             -------       -------       -------       -------      -------
  Net interest income after provision for
     loan losses.........................     14,658         1,714         1,237            --       17,609
Noninterest income.......................      2,949           501           352            --        3,802
Securities gains.........................        272            --             7                        279
Noninterest expenses.....................     19,224         1,316         1,589            --       22,129
                                             -------       -------       -------       -------      -------
  (Loss) income before income taxes......     (1,345)          899             7            --         (439)
Income tax expense(benefit)..............       (978)          323           (69)           --         (724)
                                             -------       -------       -------       -------      -------
  Net (loss) income......................    $  (367)      $   576       $    76       $    --      $   285
                                             =======       =======       =======       =======      =======
Basic and diluted net (loss) income per
  share..................................    $ (0.03)      $ 35.39       $  0.76                    $  0.02
                                             =======       =======       =======                    =======
Average number of shares
  outstanding -- basic and dilutive......     11,011            16           100                     12,979
                                             =======       =======       =======                    =======

                      FOR THE YEAR ENDED DECEMBER 31, 1997
                                 (IN THOUSANDS)

                                                         HISTORICAL
                                           ---------------------------------------
                                               THE           C&L           C&L
                                              BANC         BANKING       BANK OF      PRO FORMA    PRO FORMA
                                           CORPORATION   CORPORATION   BLOUNTSTOWN   ADJUSTMENTS   COMBINED
                                           -----------   -----------   -----------   -----------   ---------
Interest income..........................    $25,704       $3,609        $4,391        $    --      $33,704
Interest expense.........................     11,952        1,580         2,261             --       15,793
                                             -------       ------        ------        -------      -------
  Net interest income....................     13,752        2,029         2,130             --       17,911
Provision for loan losses................      1,849          112           723             --        2,684
                                             -------       ------        ------        -------      -------
  Net interest income after provision for
     loan losses.........................     11,903        1,917         1,407             --       15,227
Noninterest income.......................      2,103          376           318             --        2,797
Securities gains.........................        217            3            --                         220
Noninterest expenses.....................     11,849        1,224         1,702             --       14,775
                                             -------       ------        ------        -------      -------
  Income before income taxes.............      2,374        1,072            23             --        3,469
Income tax expense.......................        696          373             4             --        1,073
                                             -------       ------        ------        -------      -------
  Net income.............................    $ 1,678       $  699        $   19        $    --      $ 2,396
                                             =======       ======        ======        =======      =======
Basic and diluted net income per share...    $  0.20       $42.98        $ 0.19                     $  0.23
                                             =======       ======        ======                     =======
Average number of shares outstanding
  -- basic...............................      8,449           16           100                      10,417
                                             =======       ======        ======                     =======
  -- diluted.............................      8,568           16           100                      10,536
                                             =======       ======        ======                     =======

                      FOR THE YEAR ENDED DECEMBER 31, 1996
                                 (IN THOUSANDS)

                                                        HISTORICAL
                                         ----------------------------------------
                                             THE           C&L           C&L
                                            BANC         BANKING       BANK OF       PRO FORMA     PRO FORMA
                                         CORPORATION   CORPORATION   BLOUNTSTOWN    ADJUSTMENTS    COMBINED
                                         -----------   -----------   ------------   ------------   ---------
Interest income........................    $17,974       $3,134         $4,099         $   --       $25,207
Interest expense.......................      8,025        1,354          2,108             --        11,487
                                           -------       ------         ------         ------       -------
  Net interest income..................      9,949        1,780          1,991             --        13,720
Provision for loan losses..............        966           77            192             --         1,235
                                           -------       ------         ------         ------       -------
  Net interest income after provision
     for loan losses...................      8,983        1,703          1,799             --        12,485
Noninterest income.....................      1,914          333            299             --         2,546
Securities gains.......................         52           22             26                          100
Noninterest expenses...................      9,456        1,148          1,427             --        12,031
                                           -------       ------         ------         ------       -------
  Income before income taxes...........      1,493          910            697             --         3,100
Income tax expense.....................        390          316            211             --           917
                                           -------       ------         ------         ------       -------
     Net income........................    $ 1,103       $  594         $  486         $   --       $ 2,183
                                           =======       ======         ======         ======       =======
Basic and diluted net income per
  share................................    $  0.15       $36.51         $ 4.86                      $  0.24
                                           =======       ======         ======                      =======
Average number of shares outstanding
   -- basic............................      7,217           16            100                        9,185
                                           =======       ======         ======                      =======
   -- diluted..........................      7,314           16            100                        9,282
                                           =======       ======         ======                      =======

                      SELECTED SUPPLEMENTAL FINANCIAL DATA

     The following table sets forth selected financial data for the Corporation derived from the Corporation's supplemental consolidated financial statements and should be read in conjunction with the related supplemental consolidated financial statements and notes thereto. See "The Banc Corporation and Subsidiaries Supplemental Consolidated Financial Statements."

                                                        YEAR ENDED DECEMBER 31,(2)(3)
                                            -----------------------------------------------------
                                              1998        1997       1996       1995       1994
                                            --------    --------   --------   --------   --------
                                                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
SELECTED STATEMENT OF FINANCIAL CONDITION
  DATA:
Total assets..............................  $524,394    $363,710   $272,172   $200,739   $149,515
Loans, net of unearned income.............   365,379     216,830    153,074    101,484     70,213
Investment securities.....................    77,442      82,440     77,738     64,905     53,242
Deposits..................................   435,366     306,785    234,884    173,106    131,701
Stockholders' equity......................    57,211      45,497     33,346     25,146     17,000
SELECTED STATEMENT OF OPERATIONS DATA:
Interest income...........................    34,009      25,704     17,974     13,820     10,800
Interest expense..........................    15,918      11,952      8,025      5,932      4,086
                                            --------    --------   --------   --------   --------
          Net interest income.............    18,091      13,752      9,949      7,888      6,714
Provision for loan losses.................     3,433       1,849        966        550        167
Noninterest income........................     3,221       2,320      1,966      1,621      1,461
Merger related costs......................     1,466          --         --         --         --
Other noninterest expense.................    17,758      11,849      9,456      7,285      5,524
                                            --------    --------   --------   --------   --------
Income (loss) before tax..................    (1,345)      2,374      1,493      1,674      2,484
Income tax (benefit) expense..............      (978)        696        390        326        638
                                            --------    --------   --------   --------   --------
          Net (loss) income...............  $   (367)   $  1,678   $  1,103   $  1,348   $  1,846
                                            ========    ========   ========   ========   ========
PER SHARE DATA:
Net (loss) income-basic and diluted.......  $   (.03)   $    .20   $    .15   $    .21   $    .34
Book value................................      4.78        4.39       4.09       3.79       3.18
Dividends (1).............................        --         .09        .08        .08        .07
PERFORMANCE RATIOS:
Return on average assets..................      (.08)%       .53%       .49%       .76%      1.26%
Return on average equity..................      (.78)       4.79       3.87       6.02      10.91
ASSET QUALITY RATIOS:
Allowance for loan losses to nonperforming
  loans...................................    142.50%     108.30%     85.70%    190.34%    210.47%
Allowance for loan losses to loans, net of
  unearned income.........................      1.24        1.16       1.15       1.46       1.77
Nonperforming loans to loans, net of
  unearned income.........................       .87        1.07       1.34        .76        .84
Net loan charge-offs to average loans.....       .65         .57        .57        .37        .25

---------------

(1) Dividends per share represent dividends paid on the common stock of the Corporation's predecessor Warrior Capital Corporation.
(2) Information for all prior periods has been restated for the poolings of interests completed during 1998 and February 1999.
(3) The selected financial data includes the financial data for Emerald Coast Bancshares, Inc. since the date of its inception, August 30, 1996.

         SUPPLEMENTAL MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
               CONDITION AND RESULTS OF OPERATIONS -- CORPORATION

BASIS OF PRESENTATION

     The following is a narrative discussion and analysis of significant changes in the Corporation's results of operations and financial condition. This discussion should be read in conjunction with the supplemental consolidated financial statements and selected financial data included elsewhere in this document.

     The Corporation was established in April 1998 so that Warrior Capital Corporation, a registered Alabama bank holding company could merge into the Corporation and thereby change its name to "The Banc Corporation" and its domicile from Alabama to Delaware. Warrior merged with the Corporation on September 24, 1998. Before it merged with Warrior, the Corporation was a shell corporation with no independent operations. The principal subsidiaries of the Corporation are The Bank, a bank organized and existing under the laws of Alabama and headquartered in Birmingham, Alabama, and Emerald Coast Bank, a federally-chartered thrift headquartered in Panama City Beach, Florida.

     Recently Completed Acquisitions. The acquisitions of other banks and related institutions have contributed significantly to the Corporation's growth since the Warrior merger. The following chart lists the Corporation's business combinations completed during 1998 and to date in 1999:

                            1998
                            ----------------------------------------------------------
DATE COMPLETED              COMPANY ACQUIRED                BANKING LOCATIONS
--------------              ----------------                -----------------
October 16, 1998..........  Commercial Bancshares of        Roanoke, Alabama(2)
                            Roanoke, Inc.
October 30, 1998..........  First Citizens Bancorp, Inc.    Monroeville(2) and Frisco
                                                            City, Alabama
October 30, 1998..........  City National Corporation       Sylacauga, Childersburg
                                                            and Mignon, Alabama
November 6, 1998..........  Commerce Bank of Alabama        Albertville, Gadsden,
                                                            Guntersville and Rainbow
                                                            City, Alabama

                            1999
                            ----------------------------------------------------------
DATE COMPLETED              COMPANY ACQUIRED                BANKING LOCATIONS
--------------              ----------------                -----------------
February 12, 1999.........  Emerald Coast Bancshares, Inc.  Panama City Beach, Destin,
                                                            Seagrove and Bay Point,
                                                            Florida

     Pending Acquisitions. The following chart lists three other financial institutions the Corporation has agreed to acquire since January 1, 1999:

DATE OF AGREEMENT           COMPANY TO BE ACQUIRED          BANKING LOCATIONS
-----------------           ----------------------          -----------------
January 13, 1999..........  BankersTrust of Alabama, Inc.   Huntsville and Madison,
                                                            Alabama
February 25, 1999.........  C&L Banking Corporation         Bristol, Florida
February 25, 1999.........  C&L Bank of Blountstown         Blountstown and Altha,
                                                            Florida

     This discussion contains information and forward-looking statements that are based on the Corporation's belief as well as certain assumptions made by, and information currently available to, the Corporation with respect to its ability to achieve the operating results it expects relating to the recently-completed and pending acquisitions; the ability of the Corporation to achieve anticipated cost savings and revenue enhancements with respect to the acquired operations; the assimilation of the acquired operations by the Corporation, including installing the Corporation's centralized policy oversight, credit review and management systems at the acquired institutions; the absence of material contingencies related to the acquired operations; the adequacy of the allowance for loan losses; the effect of legal proceedings on the Corporation's financial condition, results of operations and liquidity; Year 2000 compliance issues and market risk disclosures, as well as other information. The risks and uncertainties that may affect operations, performance, growth projections and the results of the Corporation's business include, but are not limited to, fluctuations in the economy, the relative strength and weakness in the commercial and consumer sector and in the real estate market, the actions taken by the Federal Reserve for the purpose of managing the economy, interest rate movements, the impact of competitive products, services and pricing, timely development by the Corporation of technology enhancements for its products and operating systems, legislation and similar matters. Although management of the Corporation believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Actual results may vary materially from those anticipated, estimated, projected or expected.

YEAR 2000 COMPLIANCE

     The Year 2000 issue is the result of computer programs being written using two digits rather than four to define the applicable year. Any of the Corporation's computer programs or hardware that have date-sensitive software or embedded chips may recognize a date using "00" as the year 1900 rather than the year 2000. This could cause a system failure or miscalculations resulting in disruptions of operations, including, among other things, a temporary inability to process transactions, send statements or engage in similar normal business activities.

     The Corporation has a five-step plan to resolve the Year 2000 Issue for its Alabama based operations:

     - establishing awareness of and educating key personnel with respect to Year 2000 issues and the Corporation's plan to address those potential problems;

     - identifying significant systems and assessing potential Year 2000 issues relating to those systems;

     - renovating and repairing noncompliant systems;

     - testing and validating solutions; and

     - implementing those solutions.

     To date, the Corporation has completed the first three steps and expects to complete the remaining steps during the second and third quarters of 1999. The Corporation determined that it needed to upgrade significant portions of its software and hardware so that those systems will utilize dates beyond December 31, 1999. The Corporation presently believes that with these upgrades of its existing software and hardware, potential Year 2000 issues can be mitigated.

     The Corporation adopted a Year 2000 Merger Policy to address Year 2000 issues related to the Corporation's acquisitions. The Year 2000 Merger Policy is designed to act as a guide for both the Corporation and its acquired entities in addressing Year 2000 issues. The Corporation is using this policy to ensure that both the Corporation and its acquired entities follow a logical and planned process for identifying, assessing and remediating Year 2000 issues and testing and implementing those solutions.

     The Corporation is utilizing both internal and external resources to reprogram, replace and test software and other components of its systems for Year 2000 modifications. Modifications have been scheduled to ensure that mission-critical systems are completed in time to allow for extended testing.

     The Corporation's systems are divided into two categories, those maintained internally by the Corporation's information systems personnel and those provided by external vendors. For internally maintained systems, revisions were implemented during the first quarter of 1999. The Corporation has already installed the Year 2000 releases provided by vendors on its core-business systems and is on target to complete century date testing and validation of these core business systems. For the remainder of the externally maintained systems, the Corporation has received written confirmation from its vendors that each system will be made Year 2000 compliant in 1999. The Corporation will continue to assess with its vendors the status of their Year 2000 compliance and install any necessary additional code releases through 1999.

     The majority of the Corporation's software is supplied by third parties affecting most significant systems of the Corporation. The Corporation has begun formal communications with all of its significant suppliers and large customers to determine the extent to which the Corporation is vulnerable to those third parties' failure to remediate their own Year 2000 issues. The Corporation is applying the majority of its resources that are allocated to the Year 2000 Issue to installing and testing vendor releases. To date, the Corporation is not aware of any external agent with a Year 2000 issue that would have a material adverse effect on the Corporation's financial condition or results of operations.

     The combined projected total cost of the Year 2000 project for The Bank and Emerald Coast Bank is currently estimated at approximately $360,000 and is being funded through operating cash flows. As of December 31, 1998, the Corporation has incurred $145,000 in expenses, with $2,000 and $143,000 expensed in 1997 and 1998, respectively. The majority of the remaining cost will be spent on converting Commercial Bancshares of Roanoke and First Citizens Bank to its centralized data processing system. These conversions are scheduled to be completed in the first half of 1999. The other banks acquired in 1998 were converted in 1998. Emerald Coast Bank will continue to process data on its own system in the foreseeable future. The costs of the project and the date on which the Corporation plans to complete Year 2000 modifications are based on management's best estimates, which were derived utilizing numerous assumptions of future events including the continued availability of certain resources, third party modification plans and other factors. However, there can be no assurance that these estimates will be achieved, and actual results could differ materially from those plans.

     The Corporation believes it has an effective program in place to resolve the Year 2000 Issue in a timely manner. However, disruptions in the economy that are beyond the Corporation's control resulting from Year 2000 issues could materially adversely affect the Corporation. Furthermore, the Corporation has no means of ensuring that third parties that it does not control will be Year 2000 compliant. The Corporation believes that failure of third parties to address their Year 2000 problems in a timely fashion presents the greatest likelihood of the Corporation not being Year 2000 compliant. Such a failure could materially adversely impact the Corporation's operations, the estimated costs of the Year 2000 project and the target dates for completion. The effect of non-compliance by third parties is not determinable at this time. The Corporation could be subject to litigation for computer systems product failure, including equipment shutdown or failure to properly date business records. The amount of potential liability, if any and lost revenue cannot be reasonably estimated at this time.

     The Corporation is currently developing contingency plans in the event that efforts to renovate the Corporation's systems are not fully successful or are not completed in accordance with current expectations. The contingency plans address risk factors related to the Corporation's acquisitions, including the inadequate allocation of resources to Year 2000 issues by one or more of the acquired companies; and the potential costs of completing renovation or replacement of non-compliant systems of one or more of the acquired companies.

     During 1998, Emerald Coast Bank established a committee to review all computer-based systems and applications. This committee developed an action plan for identifying, renovating, testing and implementing required solutions to ensure that its computer and information systems will function properly in the year 2000. This plan, which has been approved by the Board of Directors of Emerald Coast Bank provides a goal of having all of the Emerald Coast Banks' systems and applications evaluated, tested and updated where necessary to address the year 2000 problem by June 30, 1999. In addition, the plan requires Emerald Coast Bank to develop a detailed contingency plan and business resumption plan in the event of an unanticipated failure (i.e. power outage, telecommunications failure, etc.) It is expected that this portion of the plan will also be developed and tested prior to June 30, 1999. As of March 31, 1999, the committee estimated that Emerald Coast Bank was 90% complete toward reaching its goal of Year 2000 readiness.

RESULTS OF OPERATIONS

  Year Ended December 31, 1998, compared with years ended December 31, 1997 and 1996

     Net income (loss) decreased $2.1 million, to ($367,000) for the year ended December 31, 1998, from $1.7 million for the year ended December 31, 1997, primarily because of (a) increased loan loss reserves and

(b) non-recurring expenses incurred for the Corporation's recently completed mergers. Without the non-recurring charges operating earnings for the year ended December 31, 1998 would have decreased 34.5% to $1.1 million from 1997 net income of $1.7 million, and decreased 0.4% from 1996 net income of $1.1 million.

     The Corporation's return on average assets in 1998 was (.08)%, compared to .53% in 1997 and .49% in 1996. Return on average equity was (.78)% in 1998 compared to 4.79% in 1997 and 3.87% in 1996. Average equity to average assets was 10.9% in 1998 compared to 11.0% in 1997 and 12.7% in 1996.

     Net interest income increased $4.3 million, or 31.6% to $18.1 million for the year ended December 31, 1998, from $13.8 million for the year ended December 31, 1997, which increased $3.8 million, or 38.2% from $9.9 million in 1996. Interest income increased $8.3 million, or 32.3% to $34.0 million for the year ended December 31, 1998 from $25.7 million for the year ended December 31, 1997, which increased $7.7 million, or 43.0%, from $18.0 million for the year ended December 31, 1996.

     The increase in interest income is attributable to an increase in average earning assets, which consist primarily of loans. A significant portion of the loan growth is due to the opening of a branch office in Birmingham, Alabama on July 1, 1998; and the growth of the Emerald operations. Average loans increased $83.7 million or 43.9% to $274.6 million during 1998 from $190.9 million for the year ended December 31, 1997, which increased $70.8 million or 59.0% from $120.1 million for the year 1996.

     Interest expense increased $3.9 million, or 33.2% to $15.9 million for the year ended December 31, 1998 from $12.0 million for the year ended December 31, 1997, which increased $4.0 million, or 48.9% from $8.0 million in 1996. The increase in interest expense is a result of the opening of the Birmingham branch on July 1, 1998, and the growth of the Emerald operations. Average interest-bearing deposits increased $75.9 million, or 31.9% to $314.1 million for 1998, from $238.1 million for 1997 which increased $74.9 million, or 45.0% from $164.3 million in 1996.

     The provision for loan losses was $3.4 million for the year ended December 31, 1998 compared to $1.8 million in 1997 and $966,000 in 1996. The
Corporation's allowance for loan losses as a percentage of loans was 1.24%, 1.16% and 1.15% at December 31, 1998, 1997 and 1996, respectively. The allowance for loan losses as a percentage of period-end nonperforming loans was 142.5% at December 31, 1998, compared to 108.3% at December 31, 1997 and 85.7% at December 31, 1996. The Corporation had net charge-offs of $1.8 million in 1998, resulting in a ratio of net charge-offs to average loans of .65%. This compares to $1.1 million or .57% in 1997 and $683,000 or .57% in 1996.

     Noninterest income increased $901,000, or 38.8% to $3.2 million in 1998, from $2.3 million in 1997, which increased $354,000, or 18.0% from $2.0 million in 1996, primarily as the result of additional customer service charges and fees and gains from sales of residential mortgage loans.

     Noninterest expense increased $7.4 million, or 62.2% to $19.2 million in 1998 from $11.8 million in 1997, which increased $2.4 million, or 25.3% from $9.5 million in 1996. The increase is primarily attributable to increases in salaries and employee benefits, occupancy expenses due to the opening of new offices, the creation of new departments and the conversion of the data processing system. Another major component of the increase in noninterest expense is approximately $1.5 million incurred in legal, accounting and printing expenses related to the Corporations recent acquisitions and the write off of obsolete equipment.

     The Corporation's income tax benefit for 1998 was $978,000 (72.7%) on a loss of $1.3 million. For 1997 and 1996, the Corporation's income tax expense was $696,000 (29.3%) and $390,000 (26.1%) on pre-tax income of $2.4 million and
$1.5 million, respectively. The primary difference in the effective tax rate and the federal statutory rate (34%) for 1998 arose from the recognition of a rehabilitation tax credit of $1.5 million (net of a valuation allowance) generated from the restoration of the Corporation's headquarters, the John A. Hand building. The rate differences for 1997 and 1996 are related to the Corporation's investment in tax-free state, county and municipal securities.

     The Corporation's determination of the realization of the deferred tax asset is based upon management's judgment of various future events and uncertainties, including the timing and amount of future income earned by the Corporation's subsidiaries and the implementation of various tax planning strategies to maximize realization of the deferred tax asset. The Corporation believes that the Corporation's subsidiaries may be able to generate sufficient operating earnings to realize the deferred tax benefits. However, a portion of the amount of the deferred tax asset that can be realized in any year is subject to certain statutory federal income tax limitations. Because of these uncertainties, a valuation allowance has been established. The Corporation periodically evaluates the realizability of the deferred tax asset and, if necessary, adjusts the valuation allowance accordingly.

NET INTEREST INCOME

     The largest component of the Corporation's net income is its net interest income, which is the difference between the income earned on interest earning assets and interest paid on deposits and borrowings used in support of such assets. Net interest income is determined by the rates earned on the Corporation's interest earning assets and the rates paid on its interest-bearing liabilities, the relative amounts of interest earning assets and interest-bearing liabilities, and the degree of mismatch and the maturity and repricing characteristics of its interest-earning assets and interest-bearing liabilities. Net interest income divided by average interest-earning assets represents the Corporation's net interest margin.

     Average Balances, Income, Expenses and Rates. The following tables depict, on a tax-equivalent basis for the periods indicated, certain information related to the Corporation's average balance sheet and its average yields on assets and average costs of liabilities. Such yields are derived by dividing income or expense by the average balance of the corresponding assets or liabilities. Average balances have been derived from daily averages.

              CONSOLIDATED AVERAGE BALANCE INTEREST/INCOME/EXPENSE
                    AND YIELD/RATES TAXABLE EQUIVALENT BASIS

                                                                          YEAR ENDED DECEMBER 31
                                          ---------------------------------------------------------------------------------------
                                                     1998                          1997                          1996
                                          ---------------------------   ---------------------------   ---------------------------
                                          AVERAGE    INCOME/   YIELD/   AVERAGE    INCOME/   YIELD/   AVERAGE    INCOME/   YIELD/
                                          BALANCE    EXPENSE    RATE    BALANCE    EXPENSE    RATE    BALANCE    EXPENSE    RATE
                                          --------   -------   ------   --------   -------   ------   --------   -------   ------
                                                                          (DOLLARS IN THOUSANDS)
                                                             ASSETS
Earning assets:
  Loans, net of unearned income(1)......  $274,596   $27,430    9.99%   $190,881   $19,378   10.15%   $120,064   $12,698   10.58%
  Investment securities
    Taxable.............................    78,446     4,725    6.02      73,818     4,795    6.50      55,497     3,613    6.51
    Tax-exempt..........................    14,081       953    6.77       8,441       661    7.83       9,771       799    8.18
                                          --------   -------            --------   -------            --------   -------
        Total investment securities.....    92,527     5,678    6.14      82,259     5,456    6.63      65,268     4,412    6.76
    Federal funds sold..................    15,857       941    5.93      17,105       955    5.58      19,466     1,002    5.15
    Other investments...................     2,585       198    7.66       1,140        83    7.28         812        65    8.00
                                          --------   -------            --------   -------            --------   -------
        Total interest-earning assets...   385,565    34,247    8.88     291,385    25,872    8.88     205,610    18,177    8.84
Noninterest-earning assets:
  Cash and due from banks...............    17,061                        12,415                         9,080
  Premises and equipment................    22,272                         8,341                         4,200
  Accrued interest and other assets.....     8,567                         7,730                         7,474
  Allowance for loan losses.............    (4,185)                       (2,381)                       (1,587)
                                          --------                      --------                      --------
        Total assets....................  $429,280                      $317,490                      $224,777
                                          ========                      ========                      ========

                                              LIABILITIES AND STOCKHOLDERS' EQUITY
Interest-bearing liabilities:
  Demand deposits.......................  $ 90,274   $ 3,031    3.36%   $ 51,115   $ 1,859    3.64%   $ 33,581   $ 1,045    3.11%
  Savings deposits......................    25,402       743    2.92      27,303       791    2.90      26,178       796    3.04
  Time deposits.........................   198,405    11,554    5.82     159,743     9,173    5.74     104,525     6,156    5.89
  Other borrowings......................    11,543       590    5.11       2,437       129    5.29         620        28    4.52
                                          --------   -------    ----    --------   -------   -----    --------   -------   -----
        Total interest-bearing
          liabilities...................   325,624    15,918    4.89     240,598    11,952    4.97     164,904     8,025    4.87
Noninterest-bearing liabilities:
  Demand deposits.......................    50,039                        39,453                        29,029
  Accrued interest and other
    liabilities.........................     6,778                         2,396                         2,319
  Stockholders' equity..................    46,839                        35,043                        28,525
                                          --------                      --------                      --------
        Total liabilities and
          stockholders' equity..........  $429,280                      $317,490                      $224,777
                                          ========                      ========                      ========
Net interest income/net interest
  spread................................              18,329    3.99%               13,920    3.91%               10,152    3.97%
                                                                ====                         =====                         =====
Net yield on earning assets.............                        4.75%                         4.78%                         4.94%
                                                                ====                         =====                         =====
Taxable equivalent adjustment:
  Investment securities(2)..............                 238                           168                           203
                                                     -------                       -------                       -------
        Net interest income.............             $18,091                       $13,752                       $ 9,949
                                                     =======                       =======                       =======

---------------

(1) Nonaccrual loans of an immaterial amount are included in loans net of unearned income. No adjustment has been made for these loans in the calculation of yields.
(2) Interest income and yields are presented on a fully taxable equivalent basis using a tax rate of 34 percent.

     Analysis of Changes in Net Interest Income. The following table sets forth, on a taxable equivalent basis, the effect which the varying levels of earning assets and interest-bearing liabilities and the applicable rates have had on changes in net income for the years ended December 31, 1998 and 1997.

                                                     YEAR ENDED DECEMBER 31
                                    ---------------------------------------------------------
                                           1998 VS 1997                  1997 VS 1996
                                    ---------------------------   ---------------------------
                                                 CHANGES DUE TO                CHANGES DUE TO
                                     INCREASE    --------------    INCREASE    --------------
                                    (DECREASE)   RATE    VOLUME   (DECREASE)   RATE    VOLUME
                                    ----------   -----   ------   ----------   -----   ------
                                                     (DOLLARS IN THOUSANDS)
Increase (decrease) in:
  Income from earning assets:
     Interest and fees on loans...    $8,052     $(313)  $8,365     $6,680     $(521)  $7,201
     Interest on securities:
          Taxable.................       (70)     (350)     280      1,182        (8)   1,190
          Tax-exempt..............       292       (97)     389       (138)      (34)    (104)
  Interest on federal funds.......       (14)       60      (74)       (47)       84     (131)
  Interest on other investments...       115         5      110         18        (6)      24
                                      ------     -----   ------     ------     -----   ------
          Total interest income...     8,375      (695)   9,070      7,695      (485)   8,180
                                      ------     -----   ------     ------     -----   ------
Expense from interest-bearing
  liabilities:
  Interest on demand deposits.....     1,172      (252)   1,424        814       190      624
  Interest on savings deposits....       (48)        7      (55)        (5)      (38)      33
  Interest on time deposits.......     2,381       161    2,220      3,017      (156)   3,173
  Interest on other borrowings....       461       (21)     482        101         7       94
                                      ------     -----   ------     ------     -----   ------
          Total interest
            expense...............     3,966      (105)   4,071      3,927         3    3,924
                                      ------     -----   ------     ------     -----   ------
          Net interest income.....    $4,409     $(590)  $4,999     $3,768     $(488)  $4,256
                                      ======     =====   ======     ======     =====   ======

---------------

(1) The change in interest due to both rate and volume has been allocated to volume and rate changes in proportion to the relationship of the absolute dollar amounts of the changes in rate.

MARKET RISK -- INTEREST RATE SENSITIVITY

     Market risk is the risk of loss arising from adverse changes in the fair value of financial instruments due to a change in interest rates, exchange rates and equity prices. The Corporation's primary market risk is interest rate risk.

     The primary objective of Asset/Liability management is to manage interest rate risk and achieve reasonable stability in net interest income throughout interest rate cycles. This is achieved by maintaining the proper balance of interest rate sensitive earning assets and interest rate sensitive liabilities. The relationship of rate sensitive earning assets to rate sensitive liabilities is the principal factor in projecting the effect that fluctuating interest rates will have on future net interest income. Rate sensitive earning assets and interest-bearing liabilities are those that can be repriced to current market rates within a relatively short time period.

     Over the next twelve months approximately $34.2 million more interest-bearing liabilities than interest earning assets can be repriced to current market rates. As a result, the one-year cumulative gap (the ratio of rate sensitive assets to rate sensitive liabilities) at December 31, 1998, was 0.88, indicating a slightly liability sensitive position. However, the Corporation's interest rate risk is heavily asset sensitive during the first ninety days of 1999. As of December 31, 1998, the Corporation's interest rate risk model indicated that projected net interest income would increase on an annual basis by 2.6% assuming an instantaneous increase in interest rates of 200 basis points, or decrease on an annual basis by 3.4%, assuming an instantaneous decrease of 200 basis points.

     The Corporation attempts to manage the one-year gap position as close to even as possible. This ensures the Corporation of avoiding wide variances in case of a rapid change in its interest rate environment. Also, certain products that are classified as being rate sensitive do not reprice on a contractual basis. These products include regular savings, interest-bearing transaction accounts, money market and now accounts. The rates paid on these accounts are not typically directly related to market interest rates and management exercises some discretion in adjusting these rates as market rates change. In the event of a rapid shift in interest rates, management would attempt to take certain actions to mitigate the negative impact to net interest income. These actions include but are not limited to, restructuring of interest-earning assets, seeking alternative funding sources and entering into interest rate swap agreements.

     The Corporation evaluates interest rate sensitivity risk and then formulates guidelines regarding asset generation and repricing, funding sources and pricing and off-balance sheet commitments in order to decrease interest rate sensitivity risk. The Corporation uses computer simulations to measure the net income effect of various interest rate scenarios. The modeling reflects interest rate changes and the related impact on net income over specified periods of time.

     The goal of liquidity management is to provide adequate funds to meet changes in loan and lease demand or any potential unexpected deposit withdrawals. Additionally, management strives to maximize its earnings by investing its excess funds in securities and other securitized loan assets with maturities matching its offsetting liabilities. See the "Selected Loan Maturity and Interest Rate Sensitivity" and the "Maturity Distribution of Investment Securities" tables.

PROVISION AND ALLOWANCE FOR LOAN LOSSES

     The Corporation maintains an allowance for loan losses at a level that it believes is adequate to absorb estimated losses inherent in the loan portfolio, plus estimated losses associated with off-balance sheet credit instruments such as letters of credits and unfunded lines of credit. The Corporation prepares an analysis to assess the risk in the loan portfolio and to determine the adequacy of the allowance for loan losses. Generally, the Corporation estimates the allowance using factors such as historical loss experience based on volume and types of loans, volume and trends in delinquencies and non-accruals, national and local economic conditions and other pertinent information.

     The Bank's personnel conducts a review of all loans over $250,000 and a sample of loans less than $250,000 in its Alabama operations. Emerald Coast Bank uses an outside independent group that reviews 25% of all new loans closed and all loans greater than $250,000 on a quarterly basis. The loans are reviewed for proper documentation as well as loan quality. Specific reserves are allocated based on these reviews. General reserves are allocated based on the aforementioned factors. Thus, there can be no assurance that charge-offs in future periods will not exceed the allowance for loan losses or that additional increases in the allowance for loan losses will not be required. The adequacy of the allowance for loan losses and the effectiveness of the Corporation's monitoring and analysis system are also reviewed periodically by the banking regulators.

     Additions to the allowance for loan losses, which are expensed on the Corporation's statement of operations, are made periodically to maintain the allowance at an appropriate level based on the analysis of the potential risk in the loan portfolio. Loan losses and recoveries are charged or credited directly to the allowance. Total loans net of unearned income increased 68.5% to $365.4 million for the year ended December 31, 1998 from $216.8 million at December 31, 1997. While loan growth was significant in 1998, it was well diversified between commercial, industrial, agricultural, consumer and mortgage loans. Commercial, industrial and agricultural loans increased $66.1 million, or 91.7%, consumer loans increased $20.8 million, or 44.0% and mortgage loans increased $37.8 million, or 48.5%.

     Net charge-offs increased 63.2% over the same period from $1.1 million in 1997 to $1.8 million in 1998. The ratio of net charge-offs to average loans has increased in each of the past four years, averaging 0.54%, with the last two years being 0.65% in 1998 and 0.57% in 1997. Historically, net charge-offs have been more significant for commercial and consumer loans. Allowance for loan losses as a percentage of non-performing loans increased to 142.5% at December 31, 1998 from 108.3% at December 31, 1997. The dollar level of nonperforming loans has remained consistent for the past three years; however, with the dramatic increase in loan volume, the actual dollar amount could increase in the future. The allowance as a percentage of period ending loans at December 31, 1998 was 1.24%. The average allowance as a percentage of period ending loans for the last three years has been 1.18%.

     The following table summarizes certain information with respect to the Corporation's allowance for loan losses and the composition of charge-offs and recoveries for the periods indicated.

                        SUMMARY OF LOAN LOSS EXPERIENCE

                                                             YEAR ENDED DECEMBER 31
                                               ---------------------------------------------------
                                                 1998       1997       1996       1995      1994
                                               --------   --------   --------   --------   -------
                                                             (DOLLARS IN THOUSANDS)
Allowance for loan losses at beginning of
  period.....................................  $  2,516   $  1,760   $  1,477   $  1,246   $ 1,251
Allowance of acquired bank...................       368         --         --         --        --
Charge-offs:
  Commercial, industrial and agricultural....       818        537         67          7       125
  Real estate................................       311         57         46         58        --
  Consumer...................................     1,225        779        731        403       149
                                               --------   --------   --------   --------   -------
          Total charge-offs..................     2,354      1,373        844        468       274
Recoveries:
  Commercial, industrial and agricultural....        94         40         22         24         3
  Real estate................................        81         23          5          3         1
  Consumer...................................       395        217        134        122        99
                                               --------   --------   --------   --------   -------
          Total recoveries...................       570        280        161        149       103
                                               --------   --------   --------   --------   -------
Net charge-offs..............................     1,784      1,093        683        319       171
Provision for loan losses....................     3,433      1,849        966        550       166
                                               --------   --------   --------   --------   -------
Allowance for loan losses at end of period...  $  4,533   $  2,516   $  1,760   $  1,477   $ 1,246
                                               ========   ========   ========   ========   =======
Loans at end of period, net of unearned
  income.....................................  $365,379   $216,830   $153,074   $101,484   $70,213
Average loans, net of unearned income........   274,596    190,881    120,064     85,229    68,600
Ratio of ending allowance to ending loans....      1.24%      1.16%      1.15%      1.46%     1.77%
Ratio of net charge-offs to average loans....      0.65       0.57       0.57       0.37      0.25
Net charge-offs as a percentage of:
  Provision for loan losses..................      52.0       59.1       70.7       58.0     103.0
  Allowance for loan losses..................      39.4       43.4       38.8       21.6      13.7
Allowance for loan losses as a percentage of
  nonperforming loans........................     142.5      108.3       85.7      190.3     210.5

     Allocation of Allowance. The Corporation historically has allocated its allowance for loan losses to specific loan categories. Although the allowance is allocated, it is available to absorb losses in the entire loan portfolio.

                  ALLOCATION OF THE ALLOWANCE FOR LOAN LOSSES

                                                                           DECEMBER 31
                                -------------------------------------------------------------------------------------------------
                                      1998                1997                1996                1995                1994
                                -----------------   -----------------   -----------------   -----------------   -----------------
                                         PERCENT             PERCENT             PERCENT             PERCENT             PERCENT
                                AMOUNT   OF TOTAL   AMOUNT   OF TOTAL   AMOUNT   OF TOTAL   AMOUNT   OF TOTAL   AMOUNT   OF TOTAL
                                ------   --------   ------   --------   ------   --------   ------   --------   ------   --------
                                                                     (DOLLARS IN THOUSANDS)
Domestic
  Commercial, industrial and
    agricultural.............. $1,859       41%     $ 805       32%     $ 510       29%      $ 340      23%      $ 170      14%
  Real
    estate -- Construction....    181        4        151        6         70        4          62       4          50       4
  Real estate -- Mortgage.....    272        6        931       37        669       38         573      38         574      46
  Consumer....................  2,176       48        604       24        493       28         496      34         440      35
  Other.......................     45        1         25        1         18        1           6       1          12       1
                               ------      ---     ------      ---     ------      ---      ------     ---      ------     ---
                               $4,533      100%    $2,516      100%    $1,760      100%     $1,477     100%     $1,246     100%
                               ======      ===     ======      ===     ======      ===      ======     ===      ======     ===

     Nonperforming Assets. The following table represents the Corporation's nonperforming assets for the dates indicated.

                  NONACCRUAL, PAST DUE AND RESTRUCTURED LOANS

                                                                        DECEMBER 31
                                                           --------------------------------------
                                                            1998     1997     1996    1995   1994
                                                           ------   ------   ------   ----   ----
                                                                       (IN THOUSANDS)
Nonaccrual...............................................  $  946   $1,029   $1,478   $420   $249
Past due (contractually past due 90 days or more)........   2,234    1,294      576    356    343
Restructured.............................................      --       --       --     --     --
                                                           ------   ------   ------   ----   ----
                                                           $3,180   $2,323   $2,054   $776   $592
                                                           ======   ======   ======   ====   ====

     A delinquent loan is generally placed on nonaccrual status when it becomes 90 days or more past due and management believes, after considering economic and business conditions and collection efforts, that the borrower's financial condition is such that the collection of interest is doubtful. When a loan is placed on nonaccrual status, all interest which has been accrued on the loan but remains unpaid is reserved and deducted from earnings as a reduction of reported interest income. No additional interest income is accrued on the loan balance until the collection of both principal and interest becomes reasonably certain. When a problem loan is finally resolved, there may ultimately be an actual write-down or charge-off of the principal balance of the loan, which would necessitate additional charges to earnings.

EARNING ASSETS

     Loans. Loans are the largest category of earning assets and typically provide higher yields than other types of earning assets. Associated with the higher loan yields are the inherent credit and liquidity risks which management attempts to control and counterbalance. At December 31, 1998, total loans net of unearned income were $365.4 million, an increase of $148.6 million from $216.8 million at December 31, 1997. Average loans increased $83.7 million for the same period. Loans averaged $274.6 million in 1998 compared to $190.9 million in 1997 and $120.1 million in 1996. At December 31, 1997, total loans net of unearned income were $216.8 million compared to $153.0 million at December 31, 1996, and $101.5 million at December 31, 1995.

                       DISTRIBUTION OF LOANS BY CATEGORY

                                                                   DECEMBER 31
                                               ---------------------------------------------------
                                                 1998       1997       1996       1995      1994
                                               --------   --------   --------   --------   -------
                                                                 (IN THOUSANDS)
Commercial, industrial and agricultural......  $138,190   $ 72,086   $ 45,494   $ 23,488   $ 9,777
Real estate -- construction..................    35,647     17,730      5,604      4,272     2,881
Real estate -- mortgage......................   115,894     78,071     59,808     39,682    32,975
Consumer.....................................    67,968     47,187     40,731     34,293    25,236
Other........................................     8,468      2,995      2,861        443       669
                                               --------   --------   --------   --------   -------
          Total loans........................  $366,167   $218,069   $154,498   $102,178   $71,538
Unearned income..............................      (788)    (1,239)    (1,424)      (694)   (1,325)
Allowance for loan losses....................    (4,533)    (2,516)    (1,760)    (1,477)   (1,246)
                                               --------   --------   --------   --------   -------
          Net loans..........................  $360,846   $214,314   $151,314   $100,007   $68,967
                                               ========   ========   ========   ========   =======

     The repayment of loans in the loan portfolio as they mature is also a source of liquidity for the Corporation. The following table sets forth the Corporation's loans maturing within specified intervals at December 31, 1998.

              SELECTED LOAN MATURITY AND INTEREST RATE SENSITIVITY

                                                        RATE STRUCTURE FOR LOANS MATURING
                      MATURITY                                    OVER ONE YEAR
-----------------------------------------------------   ---------------------------------
           OVER ONE YEAR
ONE YEAR   THROUGH FIVE                                 PREDETERMINED      FLOATING OR
 OR LESS       YEARS       OVER FIVE YEARS    TOTAL     INTEREST RATE    ADJUSTABLE RATE
--------   -------------   ---------------   --------   --------------   ----------------
                                     (IN THOUSANDS)
$171,467     $145,821          $48,091       $365,379      $154,870          $39,042
=========    ========          =======       ========      ========          =======

     The information presented in the above table is based on the contractual maturities of the individual loans, including loans which may be subject to renewal at their contractual maturity. Renewal of such loans is subject to review and credit approval, as well as modification of terms upon their maturity. Consequently, management believes this treatment presents fairly the maturity and repricing structure of the loan portfolio.

     Investment Securities. The investment securities portfolio is a significant component of the Corporation's total earning assets. Total securities averaged $92.5 million in 1998, compared to $82.3 million in 1997 and $65.3 million in 1996. At December 31, 1998, the Corporation's securities portfolio totaled $77.4 million.

     The following table sets forth the book value of the securities held by the Corporation at the dates indicated.

                              INVESTMENT PORTFOLIO

                                                                DECEMBER 31,
                                                              -----------------
                                                               1998      1997
                                                              -------   -------
                                                               (IN THOUSANDS)
U.S. Treasury and Government agencies.......................  $ 7,055   $48,273
State and political subdivisions............................   18,245    11,244
Mortgage-backed securities..................................   48,894    18,976
Other investments...........................................    3,095     3,528
                                                              -------   -------
          Total investment securities.......................  $77,289   $82,021
                                                              =======   =======

     The following table shows the scheduled maturities and average yields of securities held at December 31, 1998.

                 MATURITY DISTRIBUTION OF INVESTMENT SECURITIES

                                                                               MATURING
                                         -------------------------------------------------------------------------------------
                                                           AFTER ONE BUT    AFTER FIVE BUT
                                           WITHIN ONE       WITHIN FIVE       WITHIN TEN
                                              YEAR             YEARS            YEARS        AFTER TEN YEARS        TOTAL
                                         --------------   ---------------   --------------   ---------------   ---------------
                                         AMOUNT   YIELD   AMOUNT    YIELD   AMOUNT   YIELD   AMOUNT    YIELD   AMOUNT    YIELD
                                         ------   -----   -------   -----   ------   -----   -------   -----   -------   -----
                                                                        (DOLLARS IN THOUSANDS)
Securities available for sale:
  U.S. Treasury and Govt Agencies......  $ 847    4.12%   $ 1,704   5.72%   $4,004   6.65%   $   500   7.01%   $ 7,055   6.15%
  State and political subdivisions.....    231    5.84      4,012   5.75     2,647   6.22     11,355   5.20     18,245   5.48
  Mortgage-backed securities...........  1,991    5.21      6,294   6.33     2,536   6.92     38,073   6.39     48,894   6.36
  Other investments....................    563    6.46      1,319   6.47       269   5.51        944   5.94      3,095   6.24
                                        ------            -------           ------           -------           -------
        Total investments.............. $3,632    5.19%   $13,329   6.09%   $9,456   6.57%   $50,872   6.12%   $77,289   6.13%
                                        ======            =======           ======           =======           =======

     Short-Term Investments. Short-term investments, which consist primarily of federal funds sold, averaged $15.9 million in 1998, compared to $17.1 million in 1997 and $19.5 million in 1996. These funds are a primary source of the Corporation's liquidity and are generally invested on an overnight basis.

DEPOSITS AND OTHER INTEREST-BEARING LIABILITIES

     Deposits. Average total deposits increased $86.5 million, or 31.2% to $364.1 million during 1998, from $277.6 million in 1997. Average total deposits increased $84.3 million, or 43.6% to $277.6 million during 1997, from $193.3 million in 1996.

     The following table sets forth average deposits of the Corporation by category for the periods indicated.

                                AVERAGE DEPOSITS

                                                             AVERAGE FOR THE YEAR
                                  ---------------------------------------------------------------------------
                                           1998                      1997                      1996
                                  -----------------------   -----------------------   -----------------------
                                    AVERAGE                   AVERAGE                   AVERAGE
                                    AMOUNT       AVERAGE      AMOUNT       AVERAGE      AMOUNT       AVERAGE
                                  OUTSTANDING   RATE PAID   OUTSTANDING   RATE PAID   OUTSTANDING   RATE PAID
                                  -----------   ---------   -----------   ---------   -----------   ---------
                                                            (DOLLARS IN THOUSANDS)
Noninterest bearing demand
  deposits......................   $ 50,039         --%      $ 39,453         --%      $ 29,029         --%
Interest bearing demand
  deposits......................     90,274       3.36         51,115       3.64         33,581       3.11
Savings deposits................     25,402       2.92         27,303       2.90         26,178       3.04
Time deposits...................    198,405       5.82        159,743       5.74        104,525       5.89
                                   --------                  --------                  --------
          Total average
            deposits............   $364,120       4.21%      $277,614       4.26%      $193,313       4.14%
                                   ========                  ========                  ========

     Deposits, and particularly core deposits, have historically been the Corporation's primary source of funding and have enabled the Corporation to meet successfully both its short-term and long-term liquidity needs. The Corporation anticipates that such deposits will continue to be its primary source of funding in the future. The Corporation's loan to deposit ratio was 82.9% at December 31, 1998, compared to 69.9% at December 31, 1997. The maturity distribution of the Corporation's time deposits over $100,000 at December 31, 1998 is shown in the following table.

                MATURITIES OF TIME DEPOSITS OF $100,000 OR MORE

              AT DECEMBER 31, 1998
-------------------------------------------------
 UNDER      3-6      6-12       OVER
3 MONTHS   MONTHS   MONTHS    12 MONTHS    TOTAL
--------   ------   -------   ---------   -------
                 (IN THOUSANDS)
$31,686    $7,848   $15,540    $11,705    $66,779
=======    ======   =======    =======    =======

     Approximately 47.4 % of the Corporation's time deposits over $100,000 had scheduled maturities within three months. The Corporation believes that large denomination certificate of deposit customers tend to be extremely sensitive to interest rate levels, making these deposits less reliable sources of funding for liquidity planning purposes than core deposits. While some financial institutions partially fund their balance sheets using large certificates of deposits obtained through brokers, these broker deposits are generally expensive and are unreliable as long-term funding sources. Accordingly, the Corporation does not actively solicit brokered deposits.

     Advances from Federal Home Loan Bank. In order to meet additional loan demand, the Corporation borrowed $23.2 million from the FHLB during 1998. The following is a summary of advances from the FHLB outstanding as of December 31, 1998.

                                                              INTEREST
MATURITY DATE                                                   RATE      AMOUNT
-------------                                                 --------    -------
February 6, 2003............................................    4.99%     $15,660
April 2, 2003...............................................    5.52        2,000
March 26, 2008..............................................    5.51        1,000
June 23, 2008...............................................    5.51        1,500
July 10, 2008...............................................    4.99        3,000
                                                                          -------
                                                                          $23,160
                                                                          =======

     The advances are secured by FHLB stock and a blanket lien on certain residential real estate loans.

NONINTEREST EXPENSE

     Noninterest expense increased $7.4 million, or 62.2% to $19.2 million in 1998 from $11.8 million in 1997. The increase is primarily attributable to the increases in salaries and employee benefits, occupancy expenses, the creation of new departments and the conversion of the data processing system. During 1998, the Corporation was formed and staffed appropriately to manage its growth. New branches were opened for The Bank in Birmingham and Decatur in 1998 and for Emerald Coast Bank in 1997, resulting in increased salaries and benefits and occupancy expense. Emerald Coast Bank sold all of its branch locations in 1998 in a sale-lease back transaction which resulted in an increase in rent expense of approximately $150,000. The various data processing systems acquired were consolidated into a new operations center which was staffed with existing employees. Salaries and benefits increased $2.7 million and occupancy expense increased $957,000. The other major component of the increase in noninterest expense was $1.5 million incurred in legal, accounting and printing expenses related to the Corporation's recent acquisitions and the write off of obsolete equipment and software.

REGULATORY CAPITAL TABLE

     The table below represents the Corporation's actual regulatory and minimum regulatory capital requirements at December 31, 1998 (Dollars in thousands):

                                                                             TO BE WELL
                                                                             CAPITALIZED
                                                                            UNDER PROMPT
                                                          FOR CAPITAL        CORRECTIVE
                                                           ADEQUACY            ACTION
                                         ACTUAL            PURPOSES          PROVISIONS
                                     ---------------    ---------------    ---------------
                                     AMOUNT    RATIO    AMOUNT    RATIO    AMOUNT    RATIO
                                     -------   -----    -------   -----    -------   -----
As of December 31, 1998:
     Total Capital (to Risk
       Weighted Assets)............  $60,923   14.99%   $32,519   8.00%    $40,649   10.00%
     Tier 1 Capital (to Risk
       Weighted Assets)............   56,393   13.87     16,260   4.00      24,389    6.00
     Tier 1 Capital (to Average
       Assets).....................   56,393   11.01     20,482   4.00      25,603    5.00

IMPACT OF INFLATION

     Unlike most industrial companies, the assets and liabilities of financial institutions such as the Corporation are primarily monetary in nature. Therefore, interest rates have a more significant effect on the Corporation's performance than do the effects of changes in the general rate of inflation and changes in prices. In addition, interest rates do not necessarily move in the same direction or in the same magnitude as the prices of goods and services. The Corporation seeks to manage the relationships between interest sensitive assets and liabilities in order to protect against wide interest rate fluctuations, including those resulting from inflation.

RECENT OPERATING RESULTS

     On April 28, 1999, the Corporation announced earnings for the first quarter ended March 31, 1999. For the first quarter of 1999, net income was $504,000, or $.04 per share on a basic and diluted basis, compared to $652,000, or $.06 per share on a basic and diluted basis for the first quarter of 1998. Net interest income for the first quarter of 1999 was $5.6 million compared to $3.8 million for the same period in 1998. Noninterest income for the first quarter of 1999 was $882,000 compared to $872,000 for the same period in 1998. Noninterest expense for the first quarter of 1999 was $5.6 million compared to $3.4 million for the same period in 1998.

     The provision for loan losses for the first quarter of 1999 was $224,000 compared to $410,000 for the same period in 1998. The allowance for loan losses at March 31, 1999 was $4.7 million or 1.17% of loans, net of unearned income, compared to $4.5 million or 1.25% at December 31, 1998. The allowance for loan losses as a percent of nonperforming loans was 183.70% at March 31, 1999, compared to 142.50% at December 31, 1998.

     As of March 31, 1999 compared to December 31, 1998, total assets increased to $536.9 million from $524.4 million; loans increased to $404.7 million from $365.4 million; deposits increased to $448.6 million from $435.4 million, and stockholders' equity increased to $59.5 million from $57.2 million.

                          BUSINESS OF THE CORPORATION

GENERAL

     The Banc Corporation is a bank holding company registered under the Bank Holding Company Act of 1956 ("BHCA") and a thrift holding company registered under the Home Owner's Loan Act, incorporated under the laws of Delaware in April 1998 and headquartered in Birmingham, Alabama. The Corporation was established so that Warrior Capital Corporation could merge into the Corporation and thereby change its name to "The Banc Corporation" and its domicile from Alabama to Delaware. Warrior merged with the Corporation on September 24, 1998. During the fourth quarter of 1998 and first quarter 1999, the Corporation acquired one bank and four bank holding companies:

Commercial Bancshares of Roanoke, Inc., and its bank
  subsidiary................................................  October 16, 1998
City National Corporation, and its bank subsidiary..........  October 30, 1998
First Citizens Bancshares, Inc., and its bank subsidiary....  October 30, 1998
Commerce Bank of Alabama....................................  November 6, 1998
Emerald Coast Bancshares, Inc., and its bank subsidiary.....  February 12, 1999

     The Corporation has two banking subsidiaries, The Bank and Emerald Coast Bank. The Bank is an Alabama banking corporation headquartered in Birmingham, Alabama, and is 99.75% owned by the Corporation. The Bank became a subsidiary of the Corporation as a result of the Warrior merger. The Bank has been in business as a full service commercial and retail bank since it was established in 1957 and had five branches at the time of the Warrior merger. Through The Bank, the Corporation has 17 locations in Alabama.

     On February 12, 1999, the Corporation acquired Emerald Coast Bancshares, Inc., a Florida bank holding company, in exchange for approximately 1,379,958 shares of Corporation common stock in a transaction that was accounted for as a pooling of interests. As a result of the merger, Emerald Coast Bank, a Florida banking corporation, and Emerald Coast Financial Management, Inc., a Florida corporation, became subsidiaries of the Corporation. Emerald Coast Bank was converted into a federally chartered thrift regulated by the Office of Thrift Supervision in order to facilitate the acquisition and merger. Emerald Coast Bank is now a wholly-owned subsidiary of the Corporation with four locations in Panama City Beach, Destin, Seagrove and Bay Point, Florida. Emerald Coast Bank has one subsidiary, Emerald Coast Financial Management, Inc., a Florida corporation. As of December 31, 1998, Emerald Coast Bancshares, Inc. had total assets of approximately $83.6 million, loans of approximately $66.0 million, total deposits of approximately $69.4 million, and total stockholder's equity of approximately $5.7 million.

     As of December 31, 1998, the Corporation had assets of approximately $524 million, loans of approximately $365 million, deposits of approximately $435 million and stockholders equity of approximately $57 million. The Corporation's management team has historically been successful in the integration of multiple community banking organizations. The Corporation has also retained the existing boards of directors at each of its acquired banks in order to ensure personalized, responsive, quality service for individuals and local and regional businesses. The Corporation believes that its operating philosophy of decentralized decision making supplemented by centralized policy oversight, credit review and management systems will result in significant internal loan and deposit growth. The Corporation's growth strategy also includes opening new branches as well as the acquisition of other financial institutions and branches.

     The principal executive offices of the Corporation and The Bank are located at 17 North 20th Street, Birmingham, Alabama 35203, and the telephone number is
(205) 326-2265. The principal executive offices of Emerald Coast Bank are located at 7522 Front Beach Road, Panama City Beach, Florida 32408, and its telephone number is (850) 230-9800. As used in this Prospectus-Joint Proxy Statement, the term "Corporation" refers to The Banc Corporation and its respective subsidiaries and affiliates, including The Bank and Emerald Coast Bank, unless the context requires otherwise.

RECENT DEVELOPMENTS

     During the fourth quarter of 1998, the Corporation completed an underwritten public offering of 1,000,000 shares of Corporation common stock resulting in net proceeds to the Corporation of approximately $9.6 million. On January 10, 1999, the underwriters of the public offering exercised their overallotment option to purchase an additional 150,000 shares of Corporation common stock resulting in net proceeds to the Corporation of approximately $1.5 million. The Corporation used the proceeds received from this offering to repay debt incurred for the acquisition of Commercial Bancshares of Roanoke, Inc. and for working capital.

     On January 13, 1999, the Corporation entered into an agreement to acquire BankersTrust of Alabama, Inc. BankersTrust is an Alabama bank holding company. BankersTrust's subsidiary has branches in Huntsville and Madison, Alabama. The BankersTrust acquisition is a purchase transaction. The BankersTrust acquisition is subject to regulatory approval and approval by the BankersTrust stockholders.

     On April 28, 1999, the Corporation announced its operating results for the first quarter ended March 31, 1999. For the first quarter of 1999, net income was $504,000, or $.04 per share on a basic and diluted basis, compared to $652,000, or $.06 per share on a basic and diluted basis for the first quarter of 1998. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- The Corporation -- Recent Developments."

STRATEGY

     Operations. The Corporation operates primarily in non-metropolitan areas, except for its Birmingham, Alabama, operations which commenced July 1, 1998. The Corporation targets individuals and local and regional businesses that prefer local bank decision making and personalized service. As a result of this strategy, the Corporation operates on a decentralized basis, emphasizing local knowledge and authority to make credit decisions. The Corporation believes this strategy enables The Bank and Emerald Coast Bank to generate high yielding loans and to attract and retain low cost core deposits that provide substantially all of The Bank's and Emerald Coast Bank's funding requirements. The Bank has eight presidents and chief executive officers each of whom is responsible for the day-to-day operations and decisions for the branches under his or her supervision. The president and chief executive officer of Emerald Coast Bank, who is responsible for the day-to-day operations and decisions of Emerald Coast Bank. The Corporation supplements this decentralized management approach with centralized policy oversight, credit review and management systems. The Corporation implements administrative and operations policies at each of its locations while retaining local management and directors as an advisory board to capitalize on their knowledge of the local community.

     The Bank and Emerald Coast Bank focus on residential mortgage, consumer, commercial and real estate construction lending to customers in each of their respective local markets. The Bank and Emerald Coast Bank also offer a variety of deposit programs to individuals and to businesses and other organizations at interest rates generally consistent with local market conditions. In addition, The Bank and Emerald Coast Bank offer individual retirement and KEOGH accounts, safe deposit and night depository facilities and additional services such as the sale of traveler's checks, money orders and cashier's checks.

     Growth. The Corporation believes its future growth will depend primarily on the expansion of the business of its banking subsidiaries through internal growth, the opening of new branch offices in new markets and the acquisition of other financial institutions and branches. The ability to grow profitably through the opening or acquisition of new branches will depend primarily on, among other things, the Corporation's ability to identify profitable, growing markets and branch locations within such markets, attract necessary deposits to operate such branches profitably and locate sound loans and investment opportunities within such markets. See "Risk Factors -- Ability to Sustain Growth; Profitability and Potential Need for Additional Capital."

MARKET AREAS

     Through The Bank, the Corporation operates in Birmingham, Alabama, and its suburbs of Warrior, Morris and Mt. Olive, Alabama, in relatively rural northern Jefferson County. The Bank also operates branches in Albertville, Childersburg, Decatur, Frisco City, Gadsden, Guntersville, Mignon, Monroeville (2), Rainbow City, Roanoke (2), and Sylacauga, Alabama. Through Emerald Coast Bank, the Corporation operates in Destin, Panama City Beach, Seagrove and Bay Point, Florida.

LENDING ACTIVITIES

     General. Through its subsidiaries, the Corporation offers a range of lending services, including real estate, consumer and commercial loans, primarily to individuals and businesses and other organizations that are located in or conduct a substantial portion of their business in The Bank's and Emerald Coast Bank's market areas. The Corporation's total loans at December 31, 1998, were $365 million, or 79% of total earning assets. The interest rates charged on loans vary with the degree of risk, maturity and amount of the loan and are further subject to competitive pressures, money market rates, availability of funds and government regulations. The Corporation has no foreign loans or loans for highly leveraged transactions.

  Loan Portfolio

     Real Estate Loans. Loans secured by real estate are a significant component of the Corporation's loan portfolio, constituting $152 million, or 41% of total loans at December 31, 1998. The Corporation's primary type of real estate loan is single family first mortgage loans, typically structured with fixed or adjustable interest rates, based on market conditions. Fixed rate loans usually have terms of five years or less, with payments through the date of maturity generally based on a 15 to 30-year amortization schedule. Adjustable rate loans generally have a term of 15 years. The Bank and Emerald Coast Bank charge an origination fee on these loans.

     The Bank's and Emerald Coast Bank's nonresidential mortgage loans include commercial, industrial and raw land loans. The commercial real estate loans are typically used to provide financing for retail establishments, offices and manufacturing facilities. The Bank and Emerald Coast Bank generally require nonresidential mortgage loans to have an 80% loan-to-value ratio and usually underwrite their commercial loans on the basis of the borrower's cash flow and ability to service the debt from earnings, rather than on the basis of the value of the collateral. Terms are typically five years and may have payments through the date of maturity based on a 15 to 30 year amortization schedule. Construction loans usually have a term of twelve months and generally require personal guarantees.

     Commercial, Industrial, and Agricultural Loans. The Bank and Emerald Coast Bank make loans for commercial purposes in various lines of business. These loans are typically made on terms up to 5 years at fixed or variable rates and are secured by accounts receivable, inventory or, in the case of equipment loans, the financed equipment. The Bank and Emerald Coast Bank attempt to reduce their credit risk on commercial loans by limiting the loan to value ratio to 65% on loans secured by accounts receivable or inventory and 75% on equipment loans. The Bank and Emerald Coast Bank also make unsecured commercial loans. Commercial, industrial and agricultural loans constituted $138 million, or 38% of the Corporation's loan portfolio at December 31, 1998.

     Consumer Loans. Consumer lending includes installment lending to individuals in The Bank's and Emerald Coast Bank's market areas and consists of loans to purchase automobiles, recreational vehicles, mobile homes and appliances. Consumer loans constituted $68 million, or 19% of the Corporation's loan portfolio at December 31, 1998. Consumer loans are underwritten based on the borrower's income, current debt, credit history and collateral. Terms generally range from four to five years on automobile loans and one to three years on other consumer loans.

  Credit Procedures and Review

     Loan Approval. There are credit risks associated with making any loan. These include prepayment risks, risks resulting from uncertainties in the future value of collateral, risks resulting from changes in economic and industry conditions and risks inherent in dealing with individual borrowers. In particular, longer maturities increase the risk that economic conditions will change and adversely affect collectability.

     The Corporation attempts to minimize loan losses through various means and uses generally recognized under writing criteria. In particular, on larger credits, the Corporation generally relies on the cash flow of a debtor as the source of repayment and secondarily on the value of the underlying collateral. In addition, the Corporation attempts to utilize shorter loan terms in order to reduce the risk of a decline in the value of such collateral.

     The Corporation addresses repayment risks by adhering to internal credit policies and procedures that include officer and customer lending limits, a multi-layered loan approval process for larger loans, periodic documentation examination and follow-up procedures for any exceptions to credit policies. The point in the Corporation's loan approval process at which a loan is approved depends on the size of the borrower's credit relationship with the Corporation.

     Loan Review. The Corporation has a loan review process designed to promote early identification of credit quality problems. All loan officers are charged with the responsibility of reviewing at least quarterly all past due loans in their respective portfolios. Loan officers establish a watch list of loans to be reviewed quarterly by The Bank's and Emerald Coast Bank's Board of Directors. The Chief Lending Officer of The Bank and Emerald Coast Bank along with other officers also conducts a regular centralized internal review which tests compliance with loan policy and documentation for all loans over $250,000 and a sampling of smaller loans.

DEPOSITS

     The principal sources of funds for The Bank and Emerald Coast Bank are core deposits, consisting of demand deposits, interest-bearing transaction accounts, money market accounts, savings deposits and certificates of deposit. Transaction accounts include checking, money market and negotiable order of withdrawal accounts that provide the banks with a source of fee income and cross-marketing opportunities, as well as a low-cost source of funds. Time and savings accounts also provide a relatively stable and low-cost source of funding. The largest source of funds for The Bank and Emerald Coast Bank is certificates of deposit. Certificates of deposit in excess of $100,000 are held primarily by customers in The Bank's and Emerald Coast Bank's market areas.

     Deposit rates are set weekly by senior management of The Bank and Emerald Coast Bank, subject to approval by management of the Corporation. Management believes that the rates The Bank and Emerald Coast Bank offer are competitive with those offered by competing institutions in The Bank's and Emerald Coast Bank's market areas. The Bank and Emerald Coast Bank focus on customer service, not high rates, to attract and retain deposits.

COMPETITION

     The Bank and Emerald Coast Bank encounter strong competition both in making loans and attracting deposits. Competition among financial institutions is based upon interest rates offered on deposit accounts, interest rates charged on loans and other credit and service charges. Customers also consider the quality and scope of the services rendered, the convenience of banking facilities and, in the case of loans to commercial borrowers, relative lending limits, and may also consider the fact that other banks offer certain services, such as trust services, that The Bank and Emerald Coast Bank do not currently provide. In addition, most of the Corporation's non-bank competitors are not subject to the same extensive federal regulations that govern bank holding companies, federally insured banks and federally insured thrifts. See "Supervision and Regulation."

MARKET INFORMATION

     Before the Corporation's public offering on December 10, 1998, there was no public market for Corporation common stock. Corporation common stock currently trades on the Nasdaq National Market System under the symbol "TBNC." As of December 31, 1998, the Corporation has not paid any dividends. Warrior, however, paid dividends in the past.

                                                               HIGH     LOW
                                                               ----     ---
1998
  December 10 through December 31...........................  $14.38   $11.78
1999
  First Quarter.............................................   12.81     9.75
  Second Quarter (through April   , 1999)...................      --       --

     As of March 31, 1999, there were                holders of record of
Corporation common stock.

PROPERTIES

     The Corporation owns the John A. Hand building, a 21-story office building located at 17 North 20th Street, Birmingham, Alabama 35203, in which the Corporation's headquarters are located and in which The Bank is located. The Corporation also owns each of The Bank's locations in Alabama, including Warrior, Morris, Mt. Olive, Decatur, Albertville, Guntersville, Rainbow City, Monroeville, Frisco City, Sylacauga, Childersburg, Mignon and Roanoke. The Corporation leases The Bank's locations in Gadsden and Monroeville, Alabama and Emerald Coast Bank's locations in Panama City Beach, Destin, Seagrove and Bay Point, Florida.

EMPLOYEES

     As of March 31, 1999, the Corporation and its subsidiaries had approximately 268 employees.

LEGAL PROCEEDINGS

     While the Corporation may from time to time be a party to various legal proceedings arising from the ordinary course of its business, the Corporation believes that there are currently no proceedings threatened or pending against the Corporation at this time that will individually, or in the aggregate, materially or adversely effect the Corporation's business or financial condition.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

     At your request, we will provide to you, without charge, a copy of any of the exhibits to our Registration Statement incorporated by reference in this Prospectus-Joint Proxy Statement. If you want more information, write or call us at:

         The Banc Corporation
         17 North 20th Street
         Birmingham, Alabama 35203
         Attention: Debbie Peoples
         Telephone: (205) 326-2265
         Facsimile: (205) 326-3479

     Our fiscal year ends December 31. We will provide to our stockholders annual reports containing audited financial statements and other appropriate reports. You may read and copy any reports, statements or other information we file with the SEC at the SEC's public reference rooms at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. Those reports, statements and other information should be available for inspection and copying at the regional offices of the SEC located at Seven World Trade Center, 13th Floor, New York, New York, and at Citicorp Center, 500 West Madison Street, Chicago, Illinois.

     You can request copies of these documents upon payment of a duplicating fee by writing to the SEC at Public Reference Section, 450 Fifth Street, NW, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The SEC maintains an Internet site that contains reports proxy and information statements and other information. Our SEC filings are available to the public on the SEC Internet site at http:www.sec.gov.

                           SUPERVISION AND REGULATION

     The supervision and regulation of bank holding and thrift companies and their subsidiaries is intended primarily for the protection of depositors, the deposit insurance funds of the FDIC and the banking system as a whole, not for the protection of bank holding company stockholders or creditors. The banking agencies have broad enforcement power over bank holding companies and banks including the power to impose substantial fines and other penalties for violation of laws and regulations.

     The following description summarizes some of the laws to which the Corporation, The Bank and Emerald Coast Bank are subject. References herein to applicable statutes and regulations are brief summaries thereof, do not purport to be complete and are qualified in their entirety by reference to such statutes and regulations.

THE CORPORATION -- BANK HOLDING COMPANY

     The Corporation is a bank holding company registered under the BHCA and it is subject to supervision, regulation and examination by the Federal Reserve Board. The BHCA and other federal laws subject bank and thrift holding companies to particular restrictions on the types of activities in which they may engage and to a range of supervisory requirements and activities, including regulatory enforcement actions for violations of laws and regulations.

     Regulatory Restrictions on Dividends; Source of Strength. It is the policy of the Federal Reserve Board that bank holding companies should pay cash dividends on common stock only out of income available over the past year and only if prospective earnings retention is consistent with the organization's expected future needs and financial condition. The policy provides that bank holding companies should not maintain a level of cash dividends that undermines the bank holding company's ability to serve as a source of strength to its banking subsidiaries.

     The Corporation's principal source of funds to pay dividends on the shares of Corporation common stock will be cash dividends that the Corporation receives from its subsidiaries. The payment of dividends by The Bank and Emerald Coast Bank to the Corporation is subject to certain restrictions imposed by state and federal banking laws, regulations and authorities. As of December 31, 1999, an aggregate of approximately $486,000 was available for payment of dividends by The Bank and Emerald Coast Bank to the Corporation under applicable restrictions, without regulatory approval. See "-- The Bank" and "-- Emerald Coast Bank."

     The federal banking statutes prohibit federally insured banks from making any capital distributions, including a dividend payment if, after making the distribution, the institution would be "undercapitalized" as defined by statute. In addition, the relevant federal regulatory agencies also have authority to prohibit an insured bank from engaging in an unsafe or unsound practice, as determined by the agency, in conducting an activity. The payment of dividends could be deemed to constitute such an unsafe or unsound practice, depending on the financial conditions of The Bank and other bank and thrift subsidiaries. Regulatory authorities could impose administratively stricter limitations on the ability of The Bank and other bank and thrift subsidiaries to pay dividends to the Corporation if such limits were deemed appropriate to preserve certain capital adequacy requirements.

     Under Federal Reserve Board policy, a bank holding company is expected to act as a source of financial strength to each of its banking subsidiaries and commit resources to their support. Such support may be required by the Federal Reserve Board at times when, absent this policy, a holding company may not be inclined to provide it. A bank holding company, in certain circumstances, could be required to guarantee the capital plan of an undercapitalized banking subsidiary.

     In the event of a bank holding company's bankruptcy under Chapter 11 of the U.S. Bankruptcy Code, the bankruptcy trustee will be deemed to have assumed and is required to cure immediately any deficit under any commitment by the debtor holding company to any of the federal banking agencies to maintain the capital of an insured depository institution, and any claim for breach of such obligation will generally have priority over most other unsecured claims.

     Activities "Closely Related" to Banking. The BHCA prohibits a bank holding company, with certain limited exceptions, from acquiring direct or indirect ownership or control of any voting shares of any company which is not a bank or from engaging in any activities other than those of banking, managing or controlling banks and certain other subsidiaries, or furnishing services to or performing services for its subsidiaries. One principal exception to these prohibitions allows the acquisition of interests in companies whose activities are found by the Federal Reserve Board, or order or regulation, to be so closely related to banking or managing or controlling banks, as to be a proper incident thereto. Some of the activities that have been determined to be closely related to banking are making or servicing loans, performing certain data processing services, acting as an investment or financial advisor to certain investment trusts and investment companies and providing securities brokerage services. Other activities approved by the Federal Reserve Board include consumer financial counseling, tax planning and tax preparation, futures and options advisory services, check guaranty services, collection agency and credit bureau services and personal property appraisals. In approving acquisitions by bank holding companies of companies engaged in banking-related activities, the Federal Reserve Board considers a number of factors and weighs the expected benefits to the public, such as greater convenience and increased competition or gains in efficiency, against the risks of possible adverse effects, such as undue concentration of resources, decreased or unfair competition, conflicts of interest, or unsound banking practices. The Federal Reserve Board is also empowered to differentiate between activities commenced de novo and activities commenced through acquisition of a going concern.

     Securities Activities. The Federal Reserve Board has approved applications by bank holding companies to engage, through nonbank subsidiaries, in certain securities-related activities which may include underwriting of municipal revenue bonds, commercial paper, consumer receivable-related securities and one-to-four family mortgage-backed securities, provided that the affiliates would not be "principally engaged" in such activities for purposes of Section 20 of the Glass-Steagall Act. In limited situations, holding companies may be able to use such subsidiaries to underwrite and deal in corporate debt and equity securities.

     Safe and Sound Banking Practices. Bank holding companies are not permitted to engage in unsafe or unsound banking practices. The Federal Reserve Board's Regulation Y, for example, generally requires a holding company to give the Federal Reserve Board prior notice of any redemption or repurchase of its own equity securities, if the consideration to be paid, together with the consideration paid for any repurchases or redemptions in the preceding year, is equal to 10% or more of the company's consolidated net worth. The Federal Reserve Board may oppose the transaction if it believes that the transaction would constitute an unsafe or unsound practice or would violate any law or regulation. Depending upon the circumstances, the Federal Reserve Board could take the position that paying a dividend would constitute an unsafe or unsound banking practice.

     The Federal Reserve Board has broad authority to prohibit activities of bank holding companies and their non-banking subsidiaries which represent unsafe or unsound banking practices or which constitute violations of laws or regulations, and can assess civil money penalties for certain activities conducted on a knowing and reckless basis, if those activities caused a substantial loss to a depository institution. The penalties can be as high as $1,000,000 for each day the activity continues.

     Anti-Tying Restrictions. Bank holding companies and their affiliates are prohibited from tying the provision of certain services, such as extensions of credit, to other services offered by a holding company or its affiliates.

     Capital Adequacy Requirements. The Federal Reserve Board has adopted a system using risk-based capital guidelines to evaluate the capital adequacy of bank holding companies. Under the guidelines, specific categories of assets are assigned different risk weights, based generally on the perceived credit risk of the asset. These risk weights are multiplied by corresponding asset balances to determine a "risk-weighted" asset base.

The guidelines require a minimum total risk-based capital ratio of 8.0% of which at least 4.0% is required to consist of Tier 1 capital elements. Total capital is the sum of Tier 1 and Tier 2 capital. As of December 31, 1998, the Corporation's ratio of Tier 1 capital to total risk-weighted assets was 13.87%, and its ratio of total capital to total risk-weighted assets was 14.99%. See "Supplemental Condensed Pro Forma Information" and "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Capital Resources."

     In addition to the risk-based capital guidelines, the Federal Reserve Board uses a leverage ratio as an additional tool to evaluate the capital adequacy of bank holding companies. The leverage ratio is a company's Tier 1 capital divided by its average total consolidated assets. Certain highly-rated bank holding companies may maintain a minimum leverage ratio of 3.0%, but other bank holding companies may be required to maintain a leverage ratio of up to 200 basis points or more above the regulatory minimum. The Corporation is required to maintain a leverage ratio of 4%. As of December 31, 1998, the Corporation's leverage ratio was 11.01%. See "Supplemental Condensed Pro Forma Information."

     The federal banking agencies' risk-based and leverage ratios are minimum supervisory ratios generally applicable to banking organizations that meet certain specified criteria, assuming that they have the highest regulatory rating. Banking organizations not meeting these criteria are expected to operate with capital positions well above the minimum ratios. The federal bank regulatory agencies may set capital requirements for a particular banking organizations that are higher than the minimum ratios when circumstances warrant. Federal Reserve Board guidelines also provide that banking organizations experiencing internal growth or making acquisitions will be expected to maintain strong capital positions substantially above the minimum supervisory levels, without significant reliance on intangible assets.

     Imposition of Liability for Undercapitalized Subsidiaries. Bank regulators are required to take "prompt corrective action" to resolve problems associated with insured depository institutions whose capital declines below certain levels. In the event an institution becomes "undercapitalized," it must submit a capital restoration plan. The capital restoration plan will not be accepted by the regulators unless each company having control of the undercapitalized institution guarantees the subsidiary's compliance with the capital restoration plan up to a certain specified amount. Any such guarantee from a depository institution's holding company is entitled to a priority of payment in bankruptcy.

     The aggregate liability of the holding company of an undercapitalized bank is limited to the lesser of 5% of the institution's assets at the time it became undercapitalized or the amount necessary to cause the institution to be "adequately capitalized." The bank regulators have greater enforcement power in situations where an institution becomes "significantly" or "critically" undercapitalized or fails to submit a capital restoration plan. For example, a bank holding company controlling such an institution can be required to obtain prior Federal Reserve Board approval of proposed dividends or might be required to consent to a consolidation or to divest the troubled institution or other affiliates.

     Acquisitions by Bank Holding Companies. The BHCA requires every bank holding company to obtain the prior approval of the Federal Reserve Board before it may acquire all or substantially all of the assets of any bank, or ownership or control of any voting shares of any bank, if after such acquisition it would own or control, directly or indirectly, more than 5% of the voting shares of such bank. In approving bank acquisitions by bank holding companies, the Federal Reserve Board is required to consider the financial and managerial resources and future prospects of the bank holding company and the banks concerned, the convenience and needs of the communities to be served and various competitive factors.

     Control Acquisitions. The Change in Bank Control Act prohibits a person or group of persons from acquiring "control" of a bank holding company unless the Federal Reserve Board has been notified and has not objected to the transaction. Under a rebuttable presumption established by the Federal Reserve Board, the acquisition of 10% or more of a class of voting stock of a bank holding company with a class of securities registered under Section 12 of the Exchange Act, would, under the circumstances set forth in the presumption, constitute acquisition of control of that bank holding company.

     In addition, any company is required to obtain the approval of the Federal Reserve Board under the BHCA before acquiring 25% (and bank holding companies are required to obtain approval of the Federal Reserve Board before acquiring 5% ) or more of the outstanding common stock of the Corporation, or otherwise obtaining control or a "controlling influence" over the Corporation.

THE CORPORATION -- THRIFT HOLDING COMPANY

     In addition to being a registered bank holding company, by virtue of the acquisition of Emerald Coast Bank on February 12, 1999, the Corporation is a thrift holding company as defined by the Home Owners' Loan Act ("HOLA"). As such, the Corporation is subject to OTS regulation, examination, supervision and reporting requirements. As a thrift subsidiary of a thrift holding company, Emerald Coast Bank is subject to regulation by the OTS and subject to certain restrictions in its dealings with the Corporation and affiliates thereof.

     Qualified Thrift Lender Test. In general, under HOLA thrifts must maintain at least 60% of their portfolio assets in specific, qualified investments. The 1997 Omnibus Appropriations Act allows assets such as mortgage backed securities, credit cards, small business loans and other types of loans (in applicable percentages) to qualify under this test.

     Restrictions on Acquisitions. Thrift holding companies are prohibited from acquiring, without prior approval of the OTS, (1) control of any other thrift or thrift holding company or substantially all the assets thereof or (2) more than 5% of the voting shares of a thrift or holding company thereof which is not a subsidiary. Under certain circumstances, a registered thrift holding company is permitted to acquire, with the approval of the OTS, up to 15% of the voting shares of an undercapitalized thrift pursuant to a "qualified stock issuance" without that thrift being deemed controlled by the holding company. In order for the shares acquired to constitute a "qualified stock issuance," the shares must consist of previously unissued stock or treasury shares, the shares must be acquired for cash, the thrift holding company's other subsidiaries must have tangible capital of at least 6 1/2% of total assets, there must not be more than one common director or officer between the thrift holding company and the issuing thrift and transactions between the thrift and the thrift holding company and any of its affiliates must conform to Sections 23A and 23B of the Federal Reserve Board Act. Except with the prior approval of the OTS, no director or officer of a thrift holding company or person owning or controlling by proxy or otherwise more than 25% of such company's stock, may also acquire control of any thrift, other than a subsidiary thrift, or of any other thrift holding company.

THE BANK

     The deposits of The Bank are insured by the Bank Insurance Fund ("BIF") of the FDIC. The Bank is a not member of the Federal Reserve System; therefore, The Bank is subject to supervision and regulation by the FDIC and the Alabama Banking Department. Such supervision and regulation subjects The Bank to special restrictions, requirements, potential enforcement actions and periodic examination by the FDIC and the Alabama Banking Department. Because the Federal Reserve Board regulates the bank holding company parent of The Bank, the Federal Reserve Board also has supervisory authority which directly affects The Bank.

     Branching. Under Alabama law, an Alabama-chartered bank can establish a branch anywhere in Alabama provided that the branch is approved in advance by the Alabama Banking Department. The branch must also be approved by the FDIC which considers a number of factors, including financial history, capital adequacy, earnings prospects, character of management, needs of the community and consistency with corporate powers.

     Restrictions on Transactions With Affiliates and Insiders. Transactions between The Bank and its affiliates, including the Corporation, are subject to
Section 23A of the Federal Reserve Act. In general, Section 23A imposes limits on the amount of such transactions, and also requires certain levels of collateral for loans to affiliated parties. It also limits the amount of advances to third parties which are collateralized by the securities or obligations of the Corporation or its subsidiaries.

     Affiliate transactions are also subject to Section 23B of the Federal Reserve Act which generally requires that certain transactions between The Bank and its respective affiliates be on terms substantially the same, or at least as favorable to such bank, as those prevailing at the time for comparable transactions with or involving other nonaffiliated persons.

     The restrictions on loans to directors, executive officers, principal stockholders and their related interests (collectively referred to herein as "insiders") contained in the Federal Reserve Act and Regulation O apply to all insured institutions and their subsidiaries and holding companies. These restrictions include limits on loans to one borrower and conditions that must be met before such a loan can be made. There is also an aggregate limitation on all loans to insiders and their related interests. These loans cannot exceed the institution's total unimpaired capital and surplus, and the FDIC may determine that a lesser amount is appropriate. Insiders are subject to enforcement actions for knowingly accepting loans in violation of applicable restrictions.

     Restrictions on Distribution of Subsidiary Bank Dividends and
Assets. Dividends paid by The Bank have provided a substantial part of the Corporation's operating funds and, for the foreseeable future, it is anticipated that dividends paid by The Bank to the Corporation will continue to be the Corporation's principal source of operating funds. Capital adequacy requirements serve to limit the amount of dividends that may be paid by The Bank. Under federal law, The Bank can not pay a dividend if, after paying the dividend, The Bank would be "undercapitalized." The FDIC may declare a dividend payment to be unsafe and unsound even though The Bank would continue to meet its capital requirements after the dividend.

     Because the Corporation is a legal entity separate and distinct from its subsidiaries, its right to participate in the distribution of assets of any subsidiary upon the subsidiary's liquidation or reorganization will be subject to the prior claims of the subsidiary's creditors. In the event of a liquidation or other resolution of an insured depository institution, the claims of depositors and other general or subordinated creditors are entitled to a priority of payment over the claims of holders of any obligation of the institution to its stockholders, including any depository institution holding company such as the Corporation or any stockholder or creditor thereof.

     Examinations. The FDIC periodically examines and evaluates insured banks. Based upon such an evaluation, the FDIC may revalue the assets of the institution and require that it establish specific reserves to compensate for the difference between the FDIC-determined value and the bank's established book value of such assets. The Alabama Banking Department also periodically conducts examinations of state banks.

     Capital Adequacy Requirements. The FDIC has adopted regulations establishing minimum requirements for the capital adequacy of insured institutions. The FDIC may establish higher minimum requirements if, for example, a bank has previously received special attention or has a high susceptibility to interest rate risk.

     The FDIC's risk-based capital guidelines generally require state banks to have a minimum of Tier 1 capital to total risk-weighted assets of 4.0% and a ratio of total capital to total risk-weighted assets of 8.0%. The capital categories have the same definitions for The Bank as for the Corporation. As of December 31, 1998, The Bank's ratio of Tier 1 capital to total risk-weighted assets was 10.67% and its ratio of total capital to total risk-weighted assets was 11.85%. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Corporation."

     Corrective Measures for Capital Deficiencies. The federal banking regulators are required to take "prompt corrective action" with respect to capital-deficient institutions. Agency regulations define, for each capital category, the levels at which institutions are "well-capitalized," "adequately capitalized," "under capitalized," "significantly under capitalized" and "critically under capitalized." A "well capitalized" bank has a total risk based capital ratio of 10.0% or higher; a Tier 1 risk based capital ratio of 6.0% or higher; a leverage ratio of 5.0% or higher; and is not subject to any written agreement, order or directive requiring it to maintain a specific capital level for any capital measure. An "adequately capitalized" bank has a total risk based capital ratio of 8.0% or higher; a Tier 1 risk based capital ratio of 4.0% or higher; a leverage ratio of 4.0% or higher (3.0% or higher if the bank was rated a CAMEL 1 in its most recent examination report and is not experiencing significant growth); and does not meet the criteria for a well capitalized bank. A bank is "under capitalized" if it fails to meet any one of the ratios required to be adequately capitalized. The Bank is classified as "well capitalized" for purposes of the FDIC's prompt corrective action regulations.

     In addition to requiring undercapitalized institutions to submit a capital restoration plan, agency regulations contain broad restrictions on certain activities of undercapitalized institutions including asset growth, acquisitions, branch establishment and expansion into new lines of business. With certain exceptions, an insured depository institution is prohibited from making capital distributions, including dividends, and is prohibited from paying management fees to control persons if the institution would be undercapitalized after any such distribution or payment.

     As an institution's capital decreases, the FDIC's enforcement powers become more extensive. A significantly undercapitalized institution is subject to mandated capital raising activities, restrictions on interest rates paid and transactions with affiliates, removal of management, and other restrictions. The FDIC has only very limited discretion in dealing with a critically undercapitalized institution and is virtually required to appoint a receiver or conservator.

     Banks with risk-based capital and leverage ratios below the required minimums may also be subject to certain administrative actions, including the termination of deposit insurance upon notice and hearing, or a temporary suspension of insurance without a hearing in the event the institution has no tangible capital.

     Deposit Insurance Assessments. The Bank must pay assessments to the FDIC for federal deposit insurance protection. The FDIC has adopted a risk based assessment system as required by the Federal Deposit Insurance Corporation Improvements Act ("FDICIA"). Under this system, FDIC-insured depository institutions pay insurance premiums at rates based on their risk classification. Institutions assigned to higher-risk classifications are generally institutions that pose a greater risk of loss to their respective deposit insurance funds and pay assessments at higher rates than institutions that pose a lower risk. An institution's risk classification is assigned based on its capital levels and the level of supervisory concern the institution poses to the regulators. In addition, the FDIC can impose special assessments in certain instances. The current range of BIF assessments is between 0% and 0.27% of deposits.

     The FDIC established a process for raising or lowering all rates for insured institutions semi-annually if conditions warrant a change. Under this new system, the FDIC has the flexibility to adjust the assessment rate schedule twice a year without seeking prior public comment, but only within a range of five cents per $100 above or below the premium schedule adopted. Changes in the rate schedule outside the five cent range above or below the current schedule can be made by the FDIC only after a full rule making with opportunity for public comment.

     On September 30, 1996, President Clinton signed into law an act that contained a comprehensive approach to recapitalizing the SAIF and to assure the payment of the Financial Corporation's ("FICO") bond obligations. Under this act, banks insured under the BIF are required to pay a portion of the interest due on bonds that were issued by FICO to help shore up the ailing Federal Savings and Loan Insurance Corporation in 1987. The BIF rate must equal one-fifth of the Savings Association Insurance Fund ("SAIF") rate through year-end 1999, or until the insurance funds are merged, whichever occurs first. Thereafter, BIF and SAIF payers will be assessed pro rata for the FICO bond obligations. With regard to the assessment for the FICO obligation, the current BIF rate is .0126% of deposits.

     Enforcement Powers. The FDIC and the other federal banking agencies have broad enforcement powers, including the power to terminate deposit insurance, impose substantial fines and other civil and criminal penalties and appoint a conservator or receiver. Failure to comply with applicable laws, regulations and supervisory agreements could subject the Corporation or its banking subsidiaries, as well as officers, directors and other institution-affiliated parties of these organizations, to administrative sanctions and substantial civil money penalties. The appropriate federal banking agency may appoint the FDIC as conservator or receiver for a banking institution (or the FDIC may appoint itself, under certain circumstances) if any one or more of a number of circumstances exist, including, without limitation, the fact that the banking institution is undercapitalized and has no reasonable prospect of becoming adequately capitalized; fails to become adequately capitalized when required to do so; fails to submit a timely and acceptable capital restoration plan; or materially fails to implement an accepted capital restoration plan. The Alabama Banking Department also has broad enforcement powers over The Bank including the power to impose orders, remove officers and directors, impose fines and appoint supervisors and conservators.

     Brokered Deposit Restrictions. Adequately capitalized institutions cannot accept, renew or roll over brokered deposits except with a waiver from the FDIC and are subject to restrictions on the interest rates that can be paid on such deposits. Undercapitalized institutions may not accept, renew or roll over brokered deposits.

     Cross-Guarantee Provisions. The Financial Institutions Reform, Recovery and Enforcement Act of 1989 ("FIRREA") contains a "cross-guarantee" provision which generally makes commonly controlled insured depository institutions liable to the FDIC for any losses incurred in connection with the failure of a commonly controlled depository institution.

     Community Reinvestment Act. The Community Reinvestment Act of 1977 ("CRA") and the regulations issued thereunder are intended to encourage banks to help meet the credit needs of their service area, including low and moderate income neighborhoods, consistent with the safe and sound operations of the banks. These regulations also provide for regulatory assessment of a bank's record in meeting the needs of its service area when considering applications to establish branches, merger applications and applications to acquire the assets and assume the liabilities of another bank. FIRREA requires federal banking agencies to make public a rating of a bank's performance under the CRA. In the case of a bank holding company, the CRA performance record of the banks involved in the transaction are reviewed in connection with the filing of an application to acquire ownership or control of shares or assets of a bank or to merge with any other bank holding company. An unsatisfactory record can substantially delay or block the transaction. The Bank's CRA rating is satisfactory.

     Consumer Laws and Regulations. In addition to the laws and regulations discussed herein, The Bank is also subject to certain consumer laws and regulations that are designed to protect consumers in transactions with banks. While the list set forth herein is not exhaustive, these laws and regulations include the Truth in Lending Act, the Truth in Savings Act, the Electronic Funds Transfer Act, the Expedited Funds Availability Act, the Equal Credit Opportunity Act and the Fair Housing Act, among others. These laws and regulations mandate certain disclosure requirements and regulate the manner in which financial institutions must deal with customers when taking deposits, making loans to or engaging in other types of transactions with such customers.

EMERALD COAST BANK

     The deposits of Emerald Coast Bank are insured up to $100,000 per insured member by the SAIF administered by the FDIC and are backed by the full faith and credit of the U.S. Government. As insurer, the FDIC is authorized to conduct examinations of, and to require reporting by, FDIC-insured institutions. It also may prohibit any FDIC-insured institution from engaging in any activity the FDIC determines by regulation or order to pose a serious threat to the FDIC. The FDIC also has the authority to initiate enforcement actions against thrifts, after giving the OTS an opportunity to take such action.

     Branching. Current OTS policy generally permits a federally-chartered thrift to establish branch offices outside of its home state if the thrift meets the domestic building and loan test in Section 7701(a)(19) of the Code, or the asset composition test of subparagraph (c) of that section, and if, with respect to each state outside of its home state where the thrift has established branches, the branches, taken alone, also satisfy one of the two tax tests. A thrift seeking to take advantage of this authority would have to have a branching application approved by the OTS, which would consider the regulatory capital of the thrift and its record under the CRA among other things.

     Restrictions on Transactions with Affiliates and Insiders. Transactions between a thrift and its "affiliates" are subject to quantitative and qualitative restrictions under Sections 23A and 23B of the Federal Reserve Act. Affiliates of a thrift include, among other entities, the thrift's holding company and companies that are under common control with the thrift.

     In general, Sections 23A and 23B and OTS regulations issued in connection therewith limit the extent to which a thrift or its subsidiaries may engage in certain "covered transactions" with affiliates to an amount equal to 10% of the thrift's capital and surplus, in the case of covered transactions with any one affiliate, and to

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

an amount equal to 20% of such capital and surplus, in the case of covered transactions with all affiliates. In addition, a thrift and its subsidiaries may engage in covered transactions and certain other transactions only on terms or under circumstances that are substantially the same, or at least as favorable to the thrift or its subsidiary, as those prevailing at the time for comparable transactions with non-affiliated companies. A "covered transaction" is defined to include a loan or extension of credit to an affiliate; a purchase of investment securities issued by an affiliate; a purchase of assets from an affiliate, with certain exceptions; the acceptance of securities issued by an affiliate as collateral for a loan or extension of credit to any party; or the issuance of a guarantee, acceptance, or letter of credit on behalf of an affiliate.

     In addition, under the OTS regulations, a thrift may not make a loan or extension of credit to an affiliate unless the affiliate is engaged only in activities permissible for bank holding companies; a thrift may not purchase or invest in securities of an affiliate other than shares of a subsidiary; a thrift and its subsidiaries may not purchase a low-quality asset from an affiliate; and covered transactions and certain other transactions between a thrift or its subsidiaries and an affiliate must be on terms and conditions that are consistent with safe and sound banking practices. With certain exceptions, each loan or extension of credit by a thrift to an affiliate must be secured by collateral with a market value ranging from 100% to 130% depending on the type of collateral of the amount of the loan or extension of credit.

     The OTS regulation generally excludes all non-bank and non-thrift subsidiaries of thrifts from treatment as affiliates, except to the extent that the OTS or the Federal Reserve Board decides to treat such subsidiaries as affiliates. The regulation also requires thrifts to make and retain records that reflect affiliate transactions in reasonable detail, and provides that certain classes of thrifts may be required to give the OTS prior notice of affiliate transactions.

     Restrictions on Distributions of Subsidiary Thrift Dividends and
Capital. OTS regulations govern capital distributions by thrifts, which include cash dividends, stock redemptions or repurchases, cash-out mergers, interest payments on certain convertible debt and other transactions charged to the capital account of a thrift to make capital distributions. Generally, the regulation creates a safe harbor for specified levels of capital distributions from thrifts meeting at least their minimum capital requirements, so long as such thrifts notify the OTS and receive no objection to the distribution from the OTS. Thrifts and distributions that do not qualify for the safe harbor are required to obtain prior OTS approval before making any capital distributions.

     Generally, thrifts that before and after the proposed distribution meet or exceed their fully phased-in capital requirements, or Tier 1 thrifts, may make capital distributions during any calendar year equal to the higher of (1) 100% of net income for the calendar year-to-date plus 50% of its "surplus capital ratio" at the beginning of the calendar year or (2) 75% of net income over the most recent four-quarter period. The "surplus capital ratio" is defined to mean the percentage by which the thrift's ratio of total capital to assets exceeds the ratio of its fully phased-in capital requirement to assets. "Fully phased-in capital requirement" is defined to mean a thrift's capital requirement under the statutory and regulatory standards, as modified to reflect any applicable individual minimum capital requirement imposed on the thrift. Failure to meet fully phased-in or minimum capital requirements will result in further restrictions on capital distributions including possible prohibition without explicit OTS approval. See "Capital Requirements."

     In order to make distributions under these safe harbors, Tier 1 and Tier 2 thrifts must submit written notice to the OTS 30 days prior to making the distribution. The OTS may object to the distribution during that 30-day period based on safety and soundness concerns. In addition, a Tier 1 thrift deemed to be in need of more than normal supervision by the OTS may be downgraded to a Tier 2 or Tier 3 thrift as a result of such a determination. Emerald Coast Bank currently is a Tier 1 institution for purposes of the regulation dealing with capital distributions.

     The OTS has also imposed additional requirements that would require thrifts with more than a "normal" level of interest rate risk to maintain additional capital. Certain exceptions would apply based upon capitalization and size of a thrift. Emerald Coast Bank believes that it would not be deemed to have more than a "normal" level of interest rate risk.

     Capital Adequacy Requirements. Current OTS capital standards require thrifts to satisfy three different capital requirements. Under these standards, thrifts must maintain "tangible" capital equal to 1.5% of adjusted total assets, "core" capital equal to 3% of adjusted total assets and "total" capital (a combination of core and "supplementary" capital) equal to 8% of "risk-weighted" assets. For purposes of the regulation, core capital generally consists of common stockholders' equity including retained earnings, non-cumulative perpetual preferred stock and related surplus minority interests in the equity accounts of fully consolidated subsidiaries, certain non-withdrawable accounts and pledged deposits and "qualifying supervisory goodwill." Tangible capital is given the same definition as core capital but does not include qualifying supervisory goodwill and is reduced by the amount of all the thrift's intangible assets. Emerald Coast Bank currently meets all capital requirements imposed by federal law.

     Corrective Measures for Capital Deficiencies. The prompt corrective action regulation of the OTS requires certain mandatory actions and authorizes certain other discretionary actions to be taken by the OTS against a thrift that falls within certain undercapitalized capital categories specified in the regulation.

     The regulation establishes five categories of capital classification:
"well-capitalized", "adequately capitalized", "undercapitalized", "significantly undercapitalized", and "critically undercapitalized." Under the regulation, the risk-based capital, leverage capital, and tangible capital ratios are used to determine an institution's capital classification. At December 31, 1998, Emerald Coast Bank met the capital requirements of a "well capitalized" institution under applicable OTS regulations.

     In general, the prompt corrective action regulation prohibits an insured depository institution from declaring any dividends, making any other capital distribution, or paying a management fee to a controlling person if, following the distribution or payment, the institution would be within any of the three undercapitalized categories. In addition, adequately capitalized institutions may accept brokered deposits only with a waiver from the FDIC and are subject to restrictions on the interest rates that can be paid on such deposits. Undercapitalized institutions may not accept, renew, or roll-over brokered deposits.

     If the OTS determines that an institution is in an unsafe or unsound condition, or if the institution is deemed to be engaging in an unsafe and unsound practice, the OTS may, if the institution is well capitalized, reclassify it as adequately capitalized; if the institution is adequately capitalized, but not well capitalized, require it to comply with restrictions applicable to undercapitalized institutions; and if the institution is undercapitalized, require it to comply with certain restrictions applicable to significantly undercapitalized institutions.

     Deposit Insurance Assessments. The deposits of Emerald Coast Bank are currently insured by the SAIF. Both the SAIF and the BIF, the federal deposit insurance fund that covers commercial bank deposits, are required by law to attain and thereafter maintain a reserve ratio of 1.25% of insured deposits. The BIF had achieved a fully funded status in contrast to the SAIF and, therefore, the FDIC substantially reduced the average deposit insurance premium paid by commercial banks to a level approximately 75% below the average premium paid by thrifts.

     The under funded status of the SAIF had resulted in the introduction of federal legislation intended to, among other things, recapitalize the SAIF and address the resulting premium disparity. On September 30, 1996, the Omnibus Appropriations Act was signed into law. The legislation authorized a one-time charge on SAIF insured deposits at a rate of $.657 per $100.00 of March 31, 1995 deposits. Additional provisions of the Act included new BIF and SAIF premiums and the merger of BIF and SAIF. The new BIF and SAIF premiums include a premium for repayment of the FICO bonds plus any regular insurance assessment, currently nothing for the lowest risk category institutions.

     The FDIC may terminate the deposit insurance of any insured depository institution if it determines after a hearing that the institution has engaged or is engaging in unsafe or unsound practices, is in an unsafe or unsound condition to continue operations, or has violated any applicable law, regulation, order or any condition imposed by an agreement with the FDIC. It also may suspend deposit insurance temporarily during the hearing process for the permanent termination of insurance, if the institution has no tangible capital. If insurance of accounts is terminated, the accounts at the institution at the time of the termination, less

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

subsequent withdrawals, shall continue to be insured for a period of six months to two years, as determined by the FDIC. Management is aware of no existing circumstances which would result in termination of Emerald Coast Bank's deposit insurance.

     Enforcement Powers. The OTS' enforcement authority includes, among other things, the ability to assess civil money penalties, to issue cease and desist or removal orders and to initiate injunctive actions. In general, these enforcement actions may be initiated for violations of laws and regulations and unsafe or unsound practices. Other actions or inactions may provide the basis for enforcement action, including misleading or untimely reports filed with the OTS.

     Federal Home Loan Bank System. Emerald Coast Bank is a member of the FHLB of Atlanta, which is one of 12 regional FHLBs that administers the home financing credit function of the thrifts. Each FHLB serves as a reserve or central bank for its members within its assigned region. It is funded primarily from proceeds derived from the sale of consolidated obligations of the FHLB System. It makes loans to members in accordance with the policies and procedures established by the Board of Directors of the FHLB.

     As a member, Emerald Coast Bank is required to purchase and maintain stock in the FHLB of Atlanta in an amount equal to at least 1% of its aggregate unpaid residential mortgage loans, home purchase contracts or similar obligations at the beginning of each year or 5% of its advances from the FHLB of Atlanta, whichever is greater. At December 31, 1998, Emerald Coast Bank had $225,000 in FHLB stock (2,250 shares), which was in compliance with this requirement.

     Liquidity Requirements. Each thrift is required to maintain an average daily balance of liquid assets, including cash, certain time deposits and savings accounts, bankers' acceptances, certain government obligations, and certain other investments, in each calendar quarter equal to a certain percentage of the sum of either: (i) its liquidity base (consisting of certain net withdrawable accounts plus short-term borrowings) as of the end of the preceding calendar quarter, or (ii) the average daily balance of its liquidity base during the preceding quarter. The liquidity requirement may vary from time to time (between 4% and 10%) depending upon economic conditions and savings flows of all thrifts. Emerald Coast Bank meets such liquidity requirements.

     Community Reinvestment Act and Fair Lending Developments. Emerald Coast Bank is subject to certain fair lending requirements and reporting obligations involving home mortgage lending operations and CRA activities. A thrift's compliance with its CRA obligations is based on a performance-based evaluation system which bases CRA ratings on an institution's lending service and investment performance. When a holding company applies for approval to acquire another financial institution or financial institution holding company, the OTS will review the assessment of each subsidiary thrift of the applicant. Such records may be the basis for denying the application. Emerald Coast Bank's CRA rating is satisfactory.

INSTABILITY OF REGULATORY STRUCTURE

     Various legislation is from time to time introduced in Congress, including proposals to overhaul the bank regulatory system, expand the insurance, securities and certain other powers of banking institutions and bank holding companies, limit the investments that a depository institution may make with insured funds, restrict the powers of thrift holding companies and restrict the powers of or eliminate the thrift charter. Such legislation may change banking statutes and the operating environment of the Corporation and its subsidiaries in substantial and unpredictable ways.

     Specifically, a financial services modernization bill cleared the Senate Banking Committee on March 4, 1999, and is targeted for a floor vote during the first two weeks of May 1999. The measure would allow bank holding companies to engage in a broad array of financial activities, including insurance, securities underwriting and merchant banking. National banks with $1 billion or less in assets could engage in those activities through operating subsidiaries. The House Banking Committee cleared its version of the financial services modernization legislation on March 11, 1999. Like the Senate measure, the House bill would allow new cross-industry business combinations; however, the House bill would do so by means of newly created financial holding companies and affiliated firms. Securities affiliates would be required to comply with all applicable federal securities laws, including registration and other requirements applicable to broker-dealers. The House bill also provides that insurance activities shall be subject to specified state insurance regulations and supervision. The Senate bill includes similar insurance provisions, but unlike the House bill, it does not prohibit national banks from underwriting title insurance. The Corporation cannot determine the ultimate effect that potential legislation, if enacted, or implementing regulations with respect thereto, would have on the financial condition or results of operations of the Corporation or its subsidiaries.

ENFORCEMENT AUTHORITY

     One of the major additional burdens imposed on the banking industry by FDICIA is the increased ability of banking regulators to monitor the activities of banks and thrifts and their holding companies. In addition, the Federal Reserve Board and FDIC are possessed of extensive authority to police unsafe or unsound practices and violations of applicable laws and regulations by depository institutions and their holding companies. For example, the FDIC may terminate the deposit insurance of any institution which it determines has engaged in an unsafe or unsound practice. The agencies can also assess civil money penalties, issue cease and desist or removal orders, seek injunctions and publicly disclose such actions. FDICIA, FIRREA and other laws have expanded the agencies' authority in recent years, and the agencies have not yet fully tested the limits of their powers.

EFFECT ON ECONOMIC ENVIRONMENT

     The policies of regulatory authorities, especially the monetary policy of the Federal Reserve Board, have a significant effect on the operating results of bank holding companies and their subsidiaries. Among the means available to the Federal Reserve Board to affect the money supply are open market operations in U.S. Government securities, changes in the discount rate on member bank borrowings and changes in reserve requirements against member bank deposits. These means are used in varying combinations to influence overall growth and distribution of bank loans, investments and deposits, and their use may affect interest rates charged on loans or paid for deposits.

     Federal Reserve Board monetary policies have materially affected the operating results of commercial banks in the past and are expected to continue to do so in the future. The nature of future monetary policies and the effect of such policies on the business and earnings of the Corporation and its subsidiaries cannot be predicted.

                           MANAGEMENT OF CORPORATION

DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth certain information about the executive
officers and directors of the Corporation as of                          , 1999:

                 NAME                   AGE         POSITION WITH CORPORATION
                 ----                   ---         -------------------------
James A. Taylor.......................  57    Chairman of the Board, Chief Executive
                                              Officer and President
David R. Carter.......................  46    Executive Vice President, Chief
                                              Financial Officer and Director
Terry DuBose..........................  51    Vice Chairman
James Mailon Kent, Jr. (1)............  58    Vice Chairman
Larry D. Striplin, Jr. (1)............  69    Vice Chairman
James A. Taylor, Jr...................  34    Executive Vice President, General
                                              Counsel, Secretary and Director
James R. Andrews, M.D.................  56    Director
Charles Barkley.......................  35    Director
Neal R. Berte, Ed.D...................  58    Director
W. T. Campbell, Jr....................  52    Director
Peter N. Dichiara (2).................  44    Director
K. Earl Durden (2)....................  62    Director
Steven C. Hays........................  42    Director
Larry R. House........................  54    Director
Thomas E. Jernigan, Jr. (2)...........  33    Director
Randall E. Jones......................  45    Director
Mayer Mitchell........................  66    Director
Ronald W. Orso, M.D. (1)..............  52    Director
Harold W. Ripps.......................  60    Director
Richard M. Scrushy....................  45    Director
Michael E. Stephens...................  55    Director
Marie Swift...........................  57    Director
T. Mandell Tillman....................  50    Director
Johnny Wallis.........................  70    Director

---------------

(1) Member of the Compensation Committee
(2) Member of the Audit Committee

     James A. Taylor has been Chairman of the Board and Chief Executive Officer of the Corporation since its incorporation in 1998. Mr. Taylor has served as President of the Corporation since February 1999. Mr. Taylor served as President of the Corporation from its incorporation until November 1998. Mr. Taylor served as Chairman of the Board, President and Chief Executive Officer of Warrior Capital Corporation from October 1997 until it was merged into the Corporation on September 24, 1998. Mr. Taylor was Founder, Chairman of the Board and Chief Executive Officer of Alabama National BanCorporation, a publicly-traded bank holding company based in Birmingham, Alabama, from its incorporation in 1986 until his retirement in April 1996. From 1981 until 1996, Mr. Taylor served as Chairman of the Board and Chief Executive Officer of various banks and bank holding companies that ultimately comprised Alabama National BanCorporation. Mr. Taylor is also on the Board of Directors of the American Sports Medicine Institute.

     David R. Carter has been Executive Vice President and Chief Financial Officer of the Corporation since September 1998. Mr. Carter has served as a director of the Corporation since December 1998. Mr. Carter served as Executive Vice President and Chief Financial Officer of Warrior Capital Corporation from April 1998 until it was merged into the Corporation on September 24, 1998. Mr. Carter served as a consultant to

Warrior Capital Corporation from January 1998 until April 1998. From June 1995 through January 1998, Mr. Carter served as the Chief Financial Officer of Roxco, Ltd., a regional construction company. From February 1981 through January 1995, Mr. Carter served in various capacities with Trustmark, a publicly-traded bank holding company based in Jackson, Mississippi, including Chief Financial Officer from September 1988 until January 1995.

     Terry DuBose has been a director of the Corporation and served as Vice Chairman since December 1998. Mr. DuBose served as Chief Executive Officer and President of Emerald Coast Bancshares, Inc. from its inception in 1996 until it was merged into the Corporation on February 12, 1999. Mr. DuBose served as Chairman of the Board, President and Chief Executive Officer of SouthTrust of Northwest Florida Holding Company from January 1987 until 1996. Mr. DuBose served as President and Chief Executive Officer of First Bank of Marianna from 1978 until it was acquired by SouthTrust in 1987. Mr. DuBose serves on the Board of Directors of the Florida Banking Association, the Florida Government Relations Counsel and the Florida Community Bankers Counsel.

     James Mailon Kent, Jr. has been a director of the Corporation since September 1998 and served as a director of Warrior Capital Corporation from October 1997 until it was merged into the Corporation on September 24, 1998. Mr. Kent has served as Vice Chairman of the Corporation since December 1998. Mr. Kent served as a director of Alabama National BanCorporation from 1988 until 1996 and served as Vice Chairman of Alabama National BanCorporation from 1988 until 1994. Mr. Kent has been the owner of Mailon Kent Insurance Agency in Birmingham, Alabama for over 20 years.

     Larry D. Striplin, Jr. has been a member of the Board of Directors of the Corporation since September 1998 and served as a director of Warrior Capital Corporation from October 1997 until it was merged into the Corporation on September 24, 1998. Mr. Striplin has served as Vice Chairman of the Corporation since December 1998. Since October 1995, Mr. Striplin has been the Chairman and Chief Executive Officer of Nelson-Brantley Glass Contractors, Inc. and Chairman and Chief Executive Officer of Clearview Properties, Inc. Until October 1995, Mr. Striplin had been Chairman of the Board and Chief Executive Officer of Circle "S" Industries, Inc., a privately-owned bonding wire manufacturer. Mr. Striplin is a member of the Board of Directors of MedPartners, Inc., a publicly-traded healthcare company, HEALTHSOUTH Corporation, a publicly-traded provider of rehabilitative health care services, and Kulicke & Soffa Industries, Inc., a publicly-traded manufacturer of electronic equipment.

     James A. Taylor, Jr. has been Executive Vice President and General Counsel of the Corporation since September 1998. Mr. Taylor has served as a director of the Corporation since December 1998 and Secretary of the Corporation since December 1998. Mr. Taylor was a director of Warrior Capital Corporation from October 1997 until it was merged into the Corporation on September 24, 1998 and served as Executive Vice President and General Counsel of Warrior Capital Corporation from April 1998 until September 1998. From June 1996 until April 1998, Mr. Taylor served as Vice President -- Legal Services for MedPartners, Inc. From July 1994 until December 1996, Mr. Taylor served as outside general counsel to Alabama National BanCorporation. From August 1990 until March 1996, Mr. Taylor was in private practice with a law firm in Birmingham, Alabama. Mr. Taylor is the son of James A. Taylor.

     James R. Andrews, M.D. has been a director of the Corporation since September 1998 and served as a director of Warrior Capital Corporation from October 1997 until it was merged into the Corporation on September 24, 1998. Dr. Andrews served as a director of Alabama National BanCorporation from 1989 until 1996. Dr. Andrews has practiced as an orthopedic surgeon specializing in sports-related injuries for over 25 years.

     Charles Barkley has been a director of the Corporation since September 1998 and served as a director of Warrior Capital Corporation from October 1997 until it was merged into the Corporation on September 24, 1998. Mr. Barkley has been a professional basketball player for over 14 years and currently plays with the Houston Rockets of the National Basketball Association.

     Neal R. Berte, Ed.D. has been a director of the Corporation since it was merged into the Corporation on September 24, 1998. Dr. Berte has been the President of Birmingham-Southern College since 1975.

     W.T. Campbell, Jr. has been a director of the Corporation since October 30, 1998. Mr. Campbell served as President of City National Corporation and Chairman of the Board of Directors of City National until it was merged into the Corporation on October 30, 1998, and was a director of City National Bank. Mr. Campbell is a practicing attorney in Sylacauga, Alabama with the firm of McKay and Campbell.

     Peter N. Dichiara has been a director of the Corporation since September 1998 and served as a director of Warrior Capital Corporation from 1984 until it was merged into the Corporation on September 24, 1998. Mr. Dichiara has been the President of City Wholesale Grocery, a grocery supply company based in Birmingham, Alabama since October 1983.

     K. Earl Durden has been a director of the Corporation since December 1998. Mr. Durden served as a Director of Emerald Coast Bancshares, Inc. from its inception in 1996 until it was merged into the Corporation on February 12, 1999. Mr. Durden is the President, Chief Executive Officer and a director of Rail Management Corporation. Mr. Durden also serves as President and a director of the following companies: Copper Basin Railway, Inc., KWT Railway, Galveston Railway, Inc. and Grizzard Transfer, Inc., a small trucking company. Mr. Durden also serves as Chairman, Executive Committee member and a director of the American Short Line and Regional Railroad Association. Mr. Durden has been heavily involved in the acquisition, ownership, start up and operation of short line railroads for the past 19 years.

     Steven C. Hays has been a director of the Corporation since November 6, 1998. Mr. Hays served as a director of Commerce Bank of Alabama from April 1995 until it was merged into The Bank on November 6, 1998. Mr. Hays also served as Executive Vice President of Steel Processing Services, Inc. from 1981 until the sale of the company in 1993. He presently manages a number of personal investments.

     Larry R. House has been a director of the Corporation since September 1998 and served as a director of Warrior Capital Corporation from October 1997 until it was merged into the Corporation on September 24, 1998. From 1985 to 1992, he was Chief Operating Officer of HEALTHSOUTH Rehabilitation Corporation, now HEALTHSOUTH Corporation. From 1992 to 1993, Mr. House was President of HEALTHSOUTH International, Inc. From 1993 to 1998, Mr. House served as Chairman of the Board and Chief Executive Officer of MedPartners, Inc.. Mr. House is a member of the Board of Directors of the American Sports Medicine Institute.

     Thomas E. Jernigan, Jr. has been a director of the Corporation since September 1998 and served as a director of Warrior Capital Corporation from December 1997 until it was merged into the Corporation on September 24, 1998. Mr. Jernigan has been the President of Marathon Corporation, a privately-held investment management company based in Birmingham, Alabama for over two years. Mr. Jernigan has been employed by Marathon Corporation since 1989. Mr. Jernigan's father, Thomas E. Jernigan, holds the title of "Director Emeritus," a non-voting position.

     Randall E. Jones has been a director of the Corporation since November 6, 1998. Mr. Jones served as a director of Commerce Bank of Alabama from April 1995 until it was merged into The Bank on November 6, 1998. Mr. Jones is the owner and President of Randy Jones Insurance Agency, Inc., representing Nationwide Insurance Company since 1978. He is a past president of the Albertville Rotary Club and the Albertville Chamber of Commerce.

     Mayer Mitchell has been a director of the Corporation since September 1998 and served as a director of Warrior Capital Corporation from December 1997 until it was merged into the Corporation on September 24, 1998. He served as Chairman and Chief Executive Officer of The Mitchell Company, a real estate development firm based in Mobile, Alabama, from September 1955 until his retirement from that company on December 31, 1986. He is currently a co-owner of Mitchell Brothers, Inc., a private investment company. Mr. Mitchell is a former National President and Chairman of the Board of Directors of the American Israel Public Affairs Committee ("AIPAC") and a past member of the Board of Directors of AmSouth Bank N.A. of Mobile and Altus Bank of Mobile.

     Ronald W. Orso, M.D. has been a director of the Corporation since September 1998 and served as a director of Warrior Capital Corporation from October 1997 until it was merged into the Corporation on September 24, 1998. Dr. Orso served as a director of Alabama National BanCorporation from 1988 until 1997.

Dr. Orso has practiced in the field of obstetrics and gynecology for over 23 years. He is the past Chairman of the Department of Obstetrics and Gynecology and the past president of the Medical Staff at Baptist Medical Center in Birmingham.

     Harold W. Ripps has been a director of the Corporation since September 1998 and served as a director of Warrior Capital Corporation from December 1997 until it was merged into the Corporation on September 24, 1998. He has served as a trustee of Colonial Properties Trust since 1995. In 1969, Mr. Ripps founded The Rime Companies, a real estate development, construction and management firm, headquartered in Birmingham, Alabama, specializing in the development of multi-family properties. Mr. Ripps has served The Rime Companies in an executive capacity since that time.

     Richard M. Scrushy has been a director of the Corporation since September 1998 and served as a director of Warrior Capital Corporation from December 1997 until it was merged into the Corporation on September 24, 1998. Since 1984, Mr. Scrushy has been Chairman of the Board and Chief Executive Officer of HEALTHSOUTH Corporation. Mr. Scrushy has been a director of MedPartners, Inc. since January 1993 and served as its Chairman of the Board of Directors from January 1998 through October 1998.

     Michael Stephens has been a director of the Corporation since September 1998 and served as a director of Warrior Capital Corporation from December 1997 until it was merged into the Corporation on September 24, 1998. He has been the Chairman and Chief Executive Officer of S Enterprises, Inc. He founded and was Chairman and Chief Executive Officer of ReLife, a publicly-traded rehabilitation company based in Birmingham, Alabama from 1986 until 1994. Mr. Stephens also serves on the Board of Directors of Rehabilitation Designs of America based in Kansas City, Kansas, and PsychPartners, Inc. based in Birmingham, Alabama.

     Marie Swift has been a director of the Corporation since September 1998 and served as a director of Warrior Capital Corporation from its incorporation in 1982 until it was merged into the Corporation on September 24, 1998. Ms. Swift served as Secretary of the Corporation from September 1998 to December 1998. Ms. Swift has been President of The Bank of Warrior Capital Corporation since January 1998 prior to that she served as Senior Vice President of The Bank beginning in 1982.

     T. Mandell Tillman has been a director of the Corporation since the November 6, 1998. Mr. Tillman was a director of Commerce Bank of Alabama from April 1995 until it was merged into The Bank on November 6, 1998. Mr. Tillman has served as Chairman of the Board of Real Property Services, Inc. since 1985. He holds the MAI and CRE designations.

     Johnny Wallis has been a director of the Corporation since September 1998 and served as director of Warrior Capital Corporation from its incorporation in 1982 until it was merged into the Corporation on September 24, 1998. Mr. Wallis served as the Chairman of the Board, President and Chief Executive Officer of Warrior Capital Corporation until October 1997. Mr. Wallis served as President of The Bank until January 1998, and continues to serve as Chief Executive Officer of The Bank of Warrior.

CLASSIFIED BOARD OF DIRECTORS

     Pursuant to the terms of the Corporation's Restated Certificate of Incorporation (the "Corporation Certificate") and the Corporation's Bylaws, the Board of Directors of the Corporation is divided into three classes, with each class being as nearly equal in number as reasonably possible. One class holds office for a term that will expire at the annual meeting of stockholders to be held in 1999, a second class holds office for a term that will expire at the annual meeting of stockholders to be held in 2000, and a third class holds office for a term that will expire at the annual meeting of stockholders to be held in 2001. Each director holds office for the term to which he is elected and until his successor is duly elected and qualified. At each annual meeting of stockholders of the Corporation, the successors to the class of directors whose terms expire at such meeting are elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election. Messrs. Barkley, Campbell, Durden, Jernigan, Jr., Mitchell, Ripps, Taylor, Jr., and Tillman have terms expiring in 1999, Messrs. Dichiara, Hays, House, Jones, Scrushy, Stephens and Wallis and Ms. Swift have terms expiring in 2000, and Messrs. Berte, Carter, DuBose, Kent, and Striplin and Taylor, and Drs. Andrews and Orso have terms expiring in 2001. The Board of Directors of the Corporation elects officers annually, and these officers serve at the discretion of the Board of Directors of the Corporation.

COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors of the Corporation has two committees: the Audit Committee and the Compensation Committee.

     The Audit Committee has the responsibility for reviewing and supervising the financial controls of the Corporation. The Audit Committee makes recommendations to the Board of Directors of the Corporation with respect to the audit of the Corporation's financial statements and the appointment of independent auditors, reviews significant audit and accounting policies and practices, meets with the Corporation's independent public auditors concerning, among other things, the scope of audits and reports, and reviews the performance of overall accounting and financial controls of the Corporation. The Audit Committee consists of Messrs. Dichiara, Durden and Jernigan, Jr.

     The Compensation Committee has the responsibility for reviewing the performance of the officers of the Corporation and recommending to the Board of Directors of the Corporation's annual salary and bonus amounts for all officers of the Corporation. The Compensation Committee consists of Messrs. Kent, Jr., Striplin, Jr. and Dr. Orso.

EXECUTIVE OFFICER COMPENSATION

     Executive Officer Compensation. The following table presents certain information concerning compensation paid or accrued for services rendered to the Corporation in all capacities during the years ended December 31, 1998, 1997 and 1996, for the chief executive officer and the four other most highly compensated executive officers of the Corporation whose total annual salary and bonus in the last fiscal year exceeded $100,000. These executive officers are referred to collectively as the "named executive officers."

                           SUMMARY COMPENSATION TABLE

                                                                                              LONG-TERM
                                                                                             COMPENSATION
                                                       ANNUAL COMPENSATION(1)                   AWARDS
                                           -----------------------------------------------   ------------
                                                                                OTHER         SECURITIES
                                                                               ANNUAL         UNDERLYING
    NAME AND PRINCIPAL POSITION HELD       YEAR   SALARY ($)   BONUS ($)   COMPENSATION(2)   OPTIONS (#)
    --------------------------------       ----   ----------   ---------   ---------------   ------------
James A. Taylor(3).......................  1998    $161,111     $96,667        $31,113         $125,000
  Chairman of the Board and                1997      25,000          --          4,200               --
  Chief Executive Officer                  1996          --          --             --               --
Terry DuBose.............................  1998     175,000      25,000         17,916               --
  Vice Chairman of the Board,              1997     160,718          --         17,524               --
  Chairman of the Board and                1996      63,000          --          6,500               --
  and Chief Executive Officer of
  Emerald Coast Bank
J. Daniel Sizemore(3)....................  1998     158,583      17,217         26,400               --
  former President and Chief               1997     108,233      39,706         15,700            2,335
  Operating Officer                        1996     103,161      30,000         21,236            2,335
David R. Carter(4).......................  1998     162,000      25,000          8,968           50,000
  Executive Vice President, Chief          1997          --          --             --               --
  Financial Officer and Director           1996          --          --             --               --
Johnny Wallis(5).........................  1998     150,000       6,250         24,774            5,000
  Director; Chairman and Chief             1997     108,450      37,025         25,636               --
  Executive Officer of The Bank of         1996     104,100      14,300         21,652               --
     Warrior

---------------

(1) Dollar value of perquisites and other benefits were less than the lesser of $50,000 or 10% of total salary and bonus for each named executive officer.
(2) Represents the dollar value of insurance premiums paid by the Corporation with respect to life, health, dental and disability insurance and automobile allowance for the benefit of, and board fees received by, the named executive officer.
(3) Mr. Sizemore resigned his position as President and Chief Operating Officer in February 1999 and currently serves as consultant to the Corporation. James A. Taylor currently serves as President of the Corporation.
(4) Mr. Carter received $40,500 in consultation fees in 1998, which is included in his reported 1998 salary.
(5) Mr. Wallis served as Chairman of the Board, President and Chief Executive Officer of the Corporation from its incorporation in 1982 until October 1997. Mr. Wallis served as President of The Bank until January 1998, and now serves as Chief Executive Officer of The Bank of Warrior Capital Corporation.

     Option Grants in 1998. The following table contains information concerning the grant of stock options under the Corporation's stock option plans to the named executive officers.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                  INDIVIDUAL GRANTS
                                 -----------------------------------------------------------------------------------
                                                          PERCENT OF
                                                            TOTAL
                                       NUMBER OF         OPTIONS/SARS    EXERCISE
                                 SECURITIES UNDERLYING    GRANTED TO        OF
                                     OPTIONS/SARS        EMPLOYEES IN   BASE PRICE   EXPIRATION       GRANT DATE
             NAME                     GRANTED (#)        FISCAL YEAR      ($/SH)        DATE      PRESENT VALUE $(1)
             ----                ---------------------   ------------   ----------   ----------   ------------------
James A. Taylor................         125,000             30.39%        $11.00      11/5/2008        $516,250
Terry DuBose...................              --                --          11.00             --              --
J. Daniel Sizemore.............              --                --             --             --              --
David R. Carter................          50,000             12.15          11.00      11/5/2008         206,500
Johnny Wallis..................           5,000              1.20          11.00      11/5/2008          20,650

---------------

(1) Grant value is determined using the Black-Scholes option pricing model assuming (a) option life equal to 80%, (b) an average volatility for the banking industry, (c) a risk free rate of return of 4.68%, and (d) dividend yield of 0%.

     Aggregated Option Exercises in 1998 and Option Values at Year End. The following table provides information with respect to options exercised by the named executive officers during 1998 and the number and value of securities underlying unexercised options held by the named executive officers at December 31, 1998.

            AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                           YEAR-END OPTION/SAR VALUES

                                                                NUMBER OF SECURITIES    VALUE OF UNEXERCISED
                                                               UNDERLYING UNEXERCISED       IN-THE-MONEY
                                                                  OPTIONS/SARS AT         OPTIONS/SARS AT
                                                                  FISCAL YEAR-END         FISCAL YEAR-END
                                        SHARES       VALUE              (#)                     ($)
                                      ACQUIRED ON   REALIZED        EXERCISABLE/            EXERCISABLE/
NAME                                  EXERCISE(#)     ($)          UNEXERCISABLE           UNEXERCISABLE
----                                  -----------   --------   ----------------------   --------------------
James A. Taylor.....................         --           --       25,000/100,000          35,750/143,000
Terry DuBose........................         --           --                   --                      --
J. Daniel Sizemore..................         --           --               51,055                 407,003
David R. Carter.....................         --           --        10,000/40,000           14,300/57,200
Johnny Wallis.......................         --           --          1,000/4,000             1,430/5,720

DIRECTOR COMPENSATION

     Directors of the Corporation receive $1,500 compensation for each board meeting attended and a retainer of $1,500 per quarter for serving as directors of the Corporation. Directors are eligible to receive grants of stock options under the Amended and Restated 1998 Stock Incentive Plan of The Banc Corporation. See "-- Executive Officer Compensation -- Option Grants in 1998" and "Principal Stockholders of the Corporation."

EMPLOYMENT AGREEMENTS

     Pursuant to the executive employment agreement entered into between the Corporation and James A. Taylor in October 1997, Mr. Taylor will serve as Chairman of the Board and Chief Executive Officer of the Corporation and Chairman of the Board of The Bank. In addition, Mr. Taylor will be nominated to serve as a director of the Corporation and each of its subsidiaries. Mr. Taylor will receive a minimum annual base compensation of $250,000 in the first three years of the agreement plus a bonus of 15% of the base amount per quarter.

     Under this agreement, Mr. Taylor will be entitled to receive other benefits including a car allowance, country club dues and may participate in other executive compensation plans. The agreement is for a term of three years which renews daily, and it is terminable by the Corporation only upon three years notice. If Mr. Taylor is terminated for any reason other than cause (including constructive termination), he shall receive three years base compensation, directors' fees and all benefits or their cash equivalents and be entitled to a "gross-up" payment to cover any excise tax imposed on any severance payment to him.

     The Corporation entered into a deferred compensation agreement with Mr. Taylor on July 23, 1998. That agreement provides that the Corporation shall fund the premium of two life insurance policies on Mr. Taylor's life which will provide a split dollar benefit to the Corporation and Mr. Taylor's estate in the event of his death. Upon the termination of Mr. Taylor's employment for reasons other than death or cause (as defined in the agreement), Mr. Taylor will become entitled to receive 15 annual payments in the approximate amount of $140,000 commencing April 15, 2007.

     The Corporation had an employment agreement with J. Daniel Sizemore from November 6, 1998, until he resigned his employment on February 15, 1999. Mr. Sizemore was employed in November 1998 as President and Chief Operating Officer of the Corporation, President and Chief Executive Officer of The Bank and President of The Bank's Albertville branch. In addition, Mr. Sizemore was a director of the Corporation and each of its subsidiary banks. The agreement provided for minimum annual compensation of $270,000 including salary, director's fees and bonuses and entitled Mr. Sizemore to receive other benefits such as a car allowance, country club dues and life insurance and participation in other executive compensation plans. The agreement was for a term of three years, was renewable daily and was terminable by the employer only upon three years' notice.

     On February 15, 1999, Mr. Sizemore and the Corporation entered into a three-year Non-Competition and Referral Agreement pursuant to which Mr. Sizemore resigned from the Corporation and terminated his employment. Under this agreement, Mr. Sizemore will receive a total of $240,000: $20,000 each month from March 1999 to August 1999, $10,000 each month from September 1999 to February 2000, and $5,000 per month from March 2000 to February 2001. As part of this agreement, Mr. Sizemore agreed to refer $12,000,000 in loans to the Corporation's subsidiaries. In addition, Mr. Sizemore agreed not to compete directly or indirectly with the Corporation and not to solicit the employment of any employee of the Corporation.

     The Corporation entered into an employment agreement with Terry DuBose on February 12, 1999. Under the terms of his employment agreement, Mr. DuBose will serve as Vice Chairman of the Corporation and Chairman of the Board and Chief Executive Officer of Emerald Coast Bank. The agreement is for a term of three years which is renewable daily for a three-year term and terminable by the Corporation only upon three years' notice. Mr. DuBose will receive a minimum annual compensation of $235,000 of which $60,000 is payable by the Corporation and $175,000 is payable by Emerald Coast Bank. In addition, Mr. DuBose is entitled to receive other benefits including performance bonuses, payment of country club fees and dues, life insurance, an automobile and payment of reasonable travel expenses, and may participate in all benefit plans provided by the Corporation. If Mr. DuBose is terminated for any reason other than cause as defined in his employment agreement, Mr. DuBose shall receive his annual compensation for the three years following his termination. In the event of the change in control as defined in his employment agreement, the Corporation shall pay Mr. DuBose his average monthly compensation as calculated per the agreement for thirty-six months.

     On January 1, 1998, The Bank entered into an employment agreement with Johnny Wallis, a director of the Corporation. Mr. Wallis serves as Chairman of the Board and Chief Executive Officer of The Bank of Warrior. The term of the agreement is for three years and will be reviewed annually by the Board of Directors of The Bank. Mr. Wallis receives a base salary of $100,000. Under the agreement, The Bank must provide Mr. Wallis with an automobile.

     The Corporation has entered into an employment agreement with James A. Taylor, Jr., dated as of January 1, 1999. Under his employment agreement, Mr. Taylor, Jr. will serve as the Executive Vice President, General Counsel and Secretary of the Corporation and Executive Vice President, General Counsel and Secretary of The Bank. In addition, Mr. Taylor, Jr. will be nominated to serve as a director of the Corporation and its subsidiaries. Mr. Taylor, Jr. will receive a base salary of $162,500 per year and is eligible for bonuses.

In addition, he is entitled to receive other benefits including a car allowance and country club or athletic club dues and may participate in all other executive compensation plans. The term of the agreement is three years, and it will be reviewed at least annually by the Board of Directors of the Corporation for the extension of the term for another year. If Mr. Taylor, Jr. is terminated for any reason other than "cause" as defined in the agreement, he shall receive three years' base compensation, director's fees and all benefits or their cash equivalents and be entitled to a "gross up" payment to cover any excise tax imposed on any severance payment to Mr. Taylor, Jr.

     During the three-year term of the employment agreement entered into among the Corporation, The Bank and W.T. Campbell, Jr. on October 30, 1998, Mr. Campbell will serve as the Chairman of the Board for The Bank of Sylacauga. Mr. Campbell will receive a minimum annual salary of $135,000. The agreement provides that Mr. Campbell will be entitled to receive other benefits including a life insurance policy and may participate in other executive compensation plans. The agreement is terminable by the Corporation only upon prior notice for a period equal to the remaining term. If Mr. Campbell is terminated for any reason other than cause as defined in the agreement, Mr. Campbell shall receive his annual compensation for three years following termination and may not, directly or indirectly, carry on or do similar business or solicit similar business with any customer of the Corporation in any county where the Corporation or its subsidiaries do business.

     On January 1, 1998, The Bank entered into an employment agreement with Marie Swift, a director of the Corporation. Ms. Swift serves as President of The Bank of Warrior. The term of the agreement is for three years and will be reviewed annually by the Board of Directors. Ms. Swift receives a base salary of $100,000 per year plus any bonus which may be approved by the Board of Directors of The Bank. Under the agreement, The Bank must provide Ms. Swift with an automobile.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Messrs. Kent, Jr., Striplin, Jr. and Dr. Orso comprise the Compensation Committee.

INCENTIVE PLANS

     Corporation Incentive Plan. The objectives of the Amended and Restated 1998 Stock Incentive Plan of The Banc Corporation are to further the growth and development of the Corporation and its subsidiaries by (1) encouraging selected Participants who contribute or are expected to contribute materially to the Corporation's success to obtain proprietary interests in the Corporation to encourage them to promote the best interests of the Corporation and (2) affording the Corporation a means of attracting qualified personnel. A total of 1,000,000 shares of Corporation Common Stock are covered by the Corporation Incentive Plan. Such shares of Corporation Common Stock may be in whole or in part, authorized but unissued shares or issued shares which have been reacquired by the Corporation. The Corporation Incentive Plan authorizes the grant of options to purchase Corporation Common Stock intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code of 1986, and the grant of options that do not qualify as Incentive Options Section 422 of the Internal Revenue Code. The Corporation Incentive Plans also authorized other awards including awards of stock appreciation rights, restricted stock awards and performance shares.

     The Corporation Incentive Plan is administered by the Compensation Committee of the Board of Directors of the Corporation. The Compensation Committee, subject to the approval of the Board of Directors and the provisions of the Corporation Incentive Plan, has full power to determine the types of awards to be granted, to select the individuals to whom awards will be granted, to fix the number of shares that each optionee may purchase, to set the terms and conditions of each option, and to determine all other matters relating to the Corporation Incentive Plan. The Corporation Incentive Plan provides that the Compensation Committee will select grantees from among employees, officers, directors, consultants, agents, independent contractors and other persons who contributed are expected to contribute materially to the success of the Corporation or its subsidiaries.

     The option exercise price of each option shall be determined by the Compensation Committee, but shall not be less than 100% of the fair market value of the shares on the date of grant in the case of incentive options. No incentive option may be granted to any employee who owns at the date of grant stock representing in excess of 10% of the combined voting power of all classes of stock of the Corporation or a subsidiary unless the exercise price for stock subject to such options is at least 110% of the fair market value of such stock at the time of grant and the option term does not exceed five years. The aggregate fair market value of stock with regard to which incentive options are exercisable by an individual for the first time during any calendar year may not exceed $100,000. The terms and conditions of each option shall be fixed from time to time by the Compensation Committee. The Compensation Committee has approved grants under the Corporation Incentive Plan of options to purchase 524,000 shares at an exercise price equal to the higher of (1) the Offering price hereunder or (2) "fair market value", as defined in the Corporation Incentive Plan, on the date of the grant.

     The Commerce Option Plan. On May 4, 1995, the Commerce Bank of Alabama, Inc. stockholders adopted the Commerce Bank of Alabama Incentive Stock Option Plan for the benefit of key employees of Commerce. The Commerce Option Plan authorizes the grant of options to purchase Commerce Common Stock intended to qualify as Incentive Options and the grant of non-qualified options.

     The Commerce Option Plan was assumed by the Corporation pursuant to the merger of Commerce with and into The Bank. As of December 31, 1998, there were outstanding options under the Commerce Option Plan to purchase 82,384 shares of Corporation common stock at prices between $4.30 and $6.24 per share.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Bank and Emerald Coast Bank have entered into transactions with their directors, executive officers, significant stockholders and their affiliates. Such transactions were made in the ordinary course of business on substantially the same terms and conditions, including interest rates and collateral, as those prevailing at the same time for comparable transactions with other customers, and did not, in the opinion of management of The Bank and Emerald Coast Bank involve more than normal credit risk or present other unfavorable features.

     During 1998, Warrior Capital Corporation sold a total of 495,000 shares of Warrior Capital Corporation common stock at $4.79 per share to various executive officers and directors of the Corporation. James A. Taylor, James A. Taylor, Jr., Richard M. Scrushy and James R. Andrews each purchased 210,000, 105,000, 105,000 and 75,000 shares, respectively. The dollar amounts and the share numbers have been adjusted to take into account the 300-for-one exchange effected in the Warrior Capital Corporation merger of Warrior Capital Corporation into the Corporation in September 1998.

     On February 12, 1999, Emerald Coast Bancshares, Inc. was merged with and into the Corporation. As a result of the merger, K. Earl Durden and Terry DuBose, who became directors of the Corporation on December 15, 1998, received 203,534 and 85,483 shares of Corporation common stock.

                   PRINCIPAL STOCKHOLDERS OF THE CORPORATION

     The following table sets forth certain information regarding beneficial stock ownership of the Corporation as of March 31, 1999: (1) each director and named executive officer of the Corporation, (2) all directors and executive officers as a group, and (3) each stockholder known by the Corporation to be the beneficial owner of more than 5% of the outstanding Corporation common stock. Except as otherwise indicated, each person or entity listed below has sole voting and investment power with respect to all shares shown to be beneficially owned by him or it except to the extent such power is shared by a spouse under applicable law.

                                                                NUMBER OF SHARES OF         PERCENTAGE
                                                                  THE CORPORATION            OF COMMON
NAME                                  POSITION HELD                COMMON STOCK             STOCK OWNED
----                                  -------------             -------------------         -----------
James A. Taylor...........  Chairman of the Board, Chief               603,400(3)(4)            4.94%
                            Executive Officer and President
Terry DuBose..............  Vice Chairman                              252,204(5)(6)            2.06
James Mailon Kent, Jr.....  Vice Chairman                              212,000(7)               1.73
Larry D. Striplin, Jr.....  Vice Chairman                              226,000(7)(8)            1.85
David R. Carter...........  Executive Vice President, Chief             15,000(5)                  *
                            Financial Officer and Director
James A. Taylor, Jr.......  Executive Vice President, General          145,000(5)               1.18
                            Counsel, Secretary and Director
James R. Andrews, M.D.....  Director                                   296,000(5)               2.43
Charles Barkley...........  Director                                   211,000(9)               1.73
Neal R. Berte, Ed.D.......  Director                                    11,000(9)                  *
W. T. Campbell, Jr........  Director                                   421,469(9)(10)           3.45
Peter N. Dichiara.........  Director                                   211,000(9)(11)           1.73
K. Earl Durden............  Director                                   204,534(9)               1.68
Steven C. Hays............  Director                                    75,096(9)(12)              *
Larry R. House............  Director                                   104,800(9)                  *
Thomas E. Jernigan........  Director Emeritus(13)                      417,600                  3.42
Thomas E. Jernigan, Jr....  Director                                    19,000(7)                  *
Randall E. Jones..........  Director                                    48,867(9)                  *
Mayer Mitchell............  Director                                     1,000(9)                  *
Ronald W. Orso, M.D.......  Director                                   221,000(9)(14)           1.81
Harold W. Ripps...........  Director                                   211,000(9)               1.73
Richard M. Scrushy........  Director                                   226,000(9)               1.85
Michael E. Stephens.......  Director                                   216,000(9)               1.77
Marie Swift...............  Director                                    53,500(9)(11)              *
T. Mandell Tillman........  Director                                    55,172(9)(15)              *
Johnny Wallis.............  Director                                   106,000(9)                  *
                                                                     ---------                 -----
All executive officers and
  directors as a group (24
  persons)................                                           4,563,642(16)             37.39%
                                                                     =========                 =====

---------------

  *  Less than one percent.
 (1) Under Section 13(d) of the Exchange Act, a person is deemed to be a beneficial owner of any security owned by certain family members and any security with respect to which that person has the right to acquire beneficial ownership within 60 days, including, without limitation, shares of Corporation common stock subject to currently exercisable options.
 (2) Percentage for each named individual is calculated by treating any shares subject to options that are held by the named individual and that are exercisable within the next 60 days as if outstanding, but treating such option shares held by others and treating shares subject to options held by the named individual but not exercisable within 60 days as not outstanding.

 (3) Does not include 32,100 shares owned by his wife, or 30,000 shares owned by his son, Brett Taylor with respect to which he disclaims ownership.
 (4) Includes 25,000 shares subject to options.
 (5) Includes 10,000 shares subject to options.
 (6) Includes 156,721 shares as Trustee of the Emerald Coast Bank Profit Sharing Plan, of which he maintains voting control, and 14,247 shares owned by his wife.
 (7) Includes 2,000 shares subject to options.
 (8) Includes 6,000 shares as custodian.
 (9) Includes 1,000 shares subject to options.
(10) Includes 39,132 shares held as custodian, and 17,143 shares held by his wife.
(11) Includes 210,000 shares owned by City Wholesale Grocery Co., Inc. of which he is the President.
(12) Includes 4,021 shares as custodian for his children.
(13) Director Emeritus is a non-voting position.
(14) Includes 210,000 shares as Trustee of Birmingham OB/GYN, P.A. Pension Plan.
(15) Includes 4,670 shares held as custodian and 2,802 shares owned by his wife.
(16) Includes 78,000 shares subject to options.

               SELECTED FINANCIAL DATA -- C&L BANKING CORPORATION

     The following table sets forth selected financial data for C&L derived from C&L consolidated statements and should be read in conjunction with the related consolidated financial statements and notes thereto.

                                                               YEAR ENDED DECEMBER 31
                                                   -----------------------------------------------
                                                    1998      1997      1996      1995      1994
                                                   -------   -------   -------   -------   -------
                                                    (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
SELECTED STATEMENT OF FINANCIAL CONDITION DATA:
Total assets.....................................  $48,937   $41,059   $36,213   $31,397   $28,247
Loans, net of unearned income....................   34,894    31,435    27,100    22,716    19,684
Investment securities............................    7,446     3,531     3,881     4,817     4,397
Deposits.........................................   43,425    35,909    31,914    27,890    25,438
Stockholders' equity.............................    4,885     4,371     3,708     3,242     2,654
SELECTED STATEMENT OF INCOME DATA:
Interest income..................................    4,102     3,609     3,134     2,705     2,198
Interest expense.................................    1,948     1,579     1,354     1,101       860
                                                   -------   -------   -------   -------   -------
          Net interest income....................    2,154     2,030     1,780     1,604     1,338
Provision for loan losses........................      440       113        78        73        42
Noninterest income...............................      501       379       355       323       273
Minority Interest................................       10        13        12        11         8
Other noninterest expense........................    1,306     1,211     1,135     1,089     1,066
                                                   -------   -------   -------   -------   -------
Income before tax................................      899     1,072       910       754       495
Income tax expense...............................      323       373       316       246       133
                                                   -------   -------   -------   -------   -------
          Net income.............................  $   576   $   699   $   594   $   508   $   362
                                                   =======   =======   =======   =======   =======
PER SHARE DATA:
Net income -- basic and diluted..................  $ 35.39   $ 42.98   $ 36.51   $ 31.75   $ 22.63
Book value.......................................   300.17    268.57    227.85    202.63    165.88
Dividends........................................     3.07      3.07      2.05      2.00      2.00
PERFORMANCE RATIOS:
Return on average assets.........................     1.30%     1.81%     1.76%     1.70%     1.29%
Return on average equity.........................    11.91     17.00     16.92     17.23     13.94
ASSET QUALITY RATIOS:
Allowance for loan losses to nonperforming
  loans..........................................    317.2   1,093.0   3,258.3     294.4     127.2
Allowance for loan losses to loans, net of
  unearned income................................     2.44      1.50      1.44      1.61      1.78
Nonperforming loans to loans, net of unearned
  income.........................................      .77       .14       .04       .55      1.40
Net loan charge-offs to average loans............      .18       .12       .21       .28       .31

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
              FINANCIAL CONDITION AND RESULTS OF OPERATIONS -- C&L

BASIS OF PRESENTATION

     The following provides a narrative discussion and analysis of significant changes in C&L Banking Corporation's results of operations and financial condition. This discussion should be read in conjunction with the consolidated financial statements and selected financial data of C&L included elsewhere in this document. C&L owns 98.1% of its subsidiary Bank of Bristol. Bank of Bristol was organized in May 1975 under the laws of Florida and is headquartered in Bristol, Florida. The one bank holding company, C&L was organized in June 1988. In January 1987, the same majority owners and directors organized a second bank, Bank of Blountstown, located in Blountstown, Florida. Due to the laws at that time, another charter was necessary to establish this location. In June 1996, Bank of Blountstown established a branch location in Altha, Florida.

     This discussion contains information and forward looking statements that are based on C&L's belief as well as certain assumptions made by, and information currently available to, C&L with respect to the adequacy of the allowance for loans losses, financial condition as a result of operations and liquidity, Year 2000 compliance issues and market risk disclosures, as well as other information. The risks and uncertainties that may affect operations, performance, growth projections and the results of C&L's business include, but are not limited to, fluctuations in the economy, the relative strength and weakness in the commercial and consumer sector and in the real estate market, the actions taken by the Federal Reserve for the purpose of managing the economy, interest rate movements, the impact of competitive products, services and pricing, timely development by C&L of technology enhancements for its products and operating systems, legislation and similar matters. Although management of C&L believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Such forward-looking statements are subject to certain risks, uncertainties and assumptions which may prove to be significantly different, therefore causing actual results to vary materially from those anticipated, estimated, projected or expected. See "Forward Looking Statements."

YEAR 2000 READINESS DISCLOSURE

     The Year 2000 issue is the result of computer programs being written using two digits rather than four to define the applicable year. Any of C&L's computer programs or hardware that have date-sensitive software or embedded chips may recognize a date using "00" as the year 1900 rather than the year 2000. This could cause a system failure or miscalculations resulting in disruptions of operations, including among other things, a temporary inability to process transactions, send statements or engage in similar normal business activities.

     C&L has a five-step plan to resolve the Year 2000 Issue:

     - Establishing awareness of and educating key personnel with respect to the Year 2000 issues and C&L's plan to address those potential problems;
     - Identifying significant systems and assessing potential Year 2000 issues relating to those systems;
     - Renovating and repairing non-compliant systems;
     - Testing and validating solutions; and
     - Implementing those solutions.

     To date, C&L has completed the first three steps and is well into the fourth step. C&L has determined that it must upgrade a significant portion of its software and hardware so that those systems will properly utilize dates beyond December 31, 1999. C&L presently believes that with these upgrades of its existing software and hardware, potential Year 2000 issues can be mitigated.

     C&L is utilizing both internal and external resources to re-program, replace and test software and other components of its systems for Year 2000 modifications. Modifications have been scheduled to ensure that mission-critical systems are completed in time to allow for extensive testing.

     C&L does not make use of any internally developed system but relies on those provided by external vendors. The Year 2000 releases provided by vendors have already been installed on the majority of the systems. C&L completed century date testing on February 8, 1999 and validation of core business systems on February 10, 1999. For the remainder of the externally maintained systems, C&L has received written confirmation from its vendors that each system will be made Year 2000 compliant in 1999. C&L will continue to assess, with its vendors, the status of their year 2000 compliance and install any necessary additional releases through 1999.

     The majority of C&L's software is supplied by third parties affecting most significant systems of C&L. C&L had begun formal communications with all of its significant suppliers and large customers to determine the extent to which C&L is vulnerable to those third parties' failure to remediate their own Year 2000 issues. C&L is applying the majority of its resources that are allocated to the Year 2000 issue to installing and testing vendor releases. To date, C&L is not aware of any external agent with a Year 2000 issue that would have a material adverse affect on C&L's financial condition or results of operations.

     C&L has approved an unlimited budget for the Year 2000 project. It is estimated that the majority of the funds spent will be for purpose of upgrading systems, training personnel and educating customers.

     C&L believes it has an effective program in place to resolve the Year 2000 issue in a timely manner. However, disruptions in the economy that are beyond C&L's control resulting from Year 2000 issues could materially adversely affect C&L. Furthermore, C&L has no means of ensuring that third parties that it does not control will be Year 2000 compliant. C&L believes that failure of third parties to address their Year 2000 problems in a timely fashion presents the greatest likelihood of C&L not being Year 2000 compliant. Such a failure could materially adversely impact C&L's operations, the estimated costs of the Year 2000 project and the target dates for completion. The effect of non-compliance by third parties is not determinable at this time. C&L could be subject to litigation for computer systems product failure, including equipment shutdown or failure to properly date business records. The amount of potential liability, if any, and lost revenue cannot be reasonably estimated at this time.

     C&L has developed contingency plans in the event that efforts to renovate C&L's systems are not fully successful or are not completed in accordance with current expectations. The contingency plans address all pertinent Year 2000 issues including long term down time and business resumption.

RESULTS OF OPERATIONS

  Year ended December 31, 1998, compared with years ended December 31, 1997 and 1996

     C&L's net income decreased $123,000, or 17.66%, to $576,000 in 1998 from $699,000 in 1997, which was an increase of $105,000, or 17.72%, from $594,000 in
1996. Return on average assets in 1998 was 1.30%, compared to 1.81% in 1997 and 1.76% in 1996. Return on average equity was 11.91% in 1998, compared to 16.99% in 1997 and 16.92% in 1996.

     Net interest income increased $124,000, or 6.12% to $2,154,000 in 1998 from $2,030,000 in 1997, which in turn increased $249,000, or 13.95% from $1,781,000 in 1996. The increase in net interest income was due to an increase of 15.36% in average earning assets to $41,805,000 in 1998 from $36,240,000 in 1997, which increased 14.65% from $31,608,000 in 1996.

     The provision for loan losses was $440,000 in 1998, compared to $112,500 in 1997 and $77,500 in 1996. C&L's allowance for loan losses as a percentage of its loans was 2.4% at December 31, 1998, compared to 1.5% at December 31, 1997, and 1.4% at December 31, 1996. The allowance for loan losses as a percentage of year end non-performing loans was 317.2% at December 31, 1998, compared to 1093.0% at December 31, 1997 and 3258.3% at December 31, 1996. C&L had net charge-offs of $60,100 in 1998, resulting in a ratio of net charge-offs to average loans of
 .18%. This compares to $33,700 or .12% in 1997 and $51,700 or .21% in 1996.

     Noninterest income increased $122,000, or 32.1%, to $501,000 in 1998 from $379,000 in 1997, which increased $24,000, or 6.8%, from $355,000 in 1996.

     Noninterest expense increased $95,000 or 7.8% to $1,306,000 in 1998 from $1,211,000 in 1997, which increased $76,000, or 6.7%, from $1,135,000 in 1996.

NET INTEREST INCOME

     The largest component of C&L's net income is its net interest income, which is the difference between the income earned on interest earning assets and interest paid on deposits and borrowings used in support of such assets. Net interest income is determined by the rates earned on C&L's interest earning assets and the rates paid on its interest-bearing liabilities, the relative amounts of interest earning assets and interest-bearing liabilities, and the degree of mismatch in the maturity and repricing characteristics of its interest-earning assets and interest-bearing liabilities. Net interest income divided by average interest-earning assets represents C&L's net interest margin.

     Average Balances, Income, Expenses and Rates. The following tables depict certain information related to C&L's average balance sheet and its average yields on assets and average costs of liabilities. Such yields are derived by dividing income or expense by the average balance of the corresponding assets or liabilities. Average balances have been derived from annual averages.

           CONSOLIDATED AVERAGE BALANCES, INTEREST/INCOME/EXPENSE AND
                      YIELD/RATES TAXABLE EQUIVALENT BASIS

                                               YEAR ENDED DECEMBER 31       YEAR ENDED DECEMBER 31       YEAR ENDED DECEMBER 31
                                             --------------------------   --------------------------   --------------------------
                                                        1998                         1997                         1996
                                             --------------------------   --------------------------   --------------------------
                                             AVERAGE   INCOME/   YIELD/   AVERAGE   INCOME/   YIELD/   AVERAGE   INCOME/   YIELD/
                                             BALANCE   EXPENSE    RATE    BALANCE   EXPENSE    RATE    BALANCE   EXPENSE    RATE
                                             -------   -------   ------   -------   -------   ------   -------   -------   ------
                                                                            (DOLLARS IN THOUSANDS)
Earning assets:
  Loans, net of unearned
  Income (1)...............................  $33,070   $3,588    10.85%   $29,267   $3,232    11.04%   $24,908   $2,751    11.04%
  Investment securities
    Taxable................................    2,056      152     7.39      2,241      140     6.25      2,969      164     5.52
    Tax-exempt.............................    1,418       72     5.08      1,370       70     5.11      1,333       73     5.48
                                             -------   ------             -------   ------             -------   ------
        Total investment Securities........    3,474      224     6.45      3,611      210     5.82      4,302      237     5.51
  Federal funds sold.......................    4,371      236     5.40      2,427      117     4.82      1,561       94     6.02
  Other investments........................      890       54     6.07        935       50     5.35        837       52     6.21
                                             -------   ------             -------   ------             -------   ------
        Total interest-earning Assets......   41,805    4,102     9.81     36,240    3,609     9.96     31,608    3,134     9.92
                                                       ------                       ------                       ------
Non interest-bearing assets:
  Cash and due from banks..................    2,091                        1,845                        1,662
  Premises and equipment...................      362                          376                          391
  Accrued interest and other assets........      748                          605                          543
  Allowance for loan losses................     (549)                        (430)                        (378)
                                             -------                      -------                      -------
        Total assets.......................  $44,457                      $38,636                      $33,826
                                             =======                      =======                      =======
                                              LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing liabilities
  Demand deposits..........................  $ 4,992   $  132     2.64%   $ 4,852   $  120     2.47%   $ 4,572   $  113     2.47%
  Savings deposits.........................    2,060       61     2.96      2,038       60     2.94      2,130       63     2.96
  Time deposits............................   27,152    1,755     6.46     22,277    1,400     6.28     18,777    1,177     6.27
                                             -------   ------             -------   ------             -------   ------
        Total
        interest-bearing/liabilities.......   34,204    1,948     5.70     29,167    1,580     5.42     25,479    1,353     5.31
                                                       ------                       ------                       ------
Non-interest bearing liabilities
  Demand deposits..........................    5,553                        4,746                        4,242
  Accrued interest and other Liabilities...      314                          609                          595
  Shareholders' equity.....................    4,836                        4,114                        3,510
                                             -------                      -------                      -------
        Total liabilities and shareholders'
          equity...........................  $44,907                      $38,636                      $33,826
                                             =======                      =======                      =======
Net interest income/net interest spread....             2,154     4.11%              2,029     4.54%              1,781     4.61%
                                                       ------    =====              ------    =====              ------    =====
Net yield on earning assets................                       5.15%                        5.60%                        5.63%
                                                                 =====                        =====                        =====
Net interest income........................            $2,154                       $2,029                       $1,781
                                                       ======                       ======                       ======

---------------

(1) Nonaccrual loans are included in loans net of unearned income.

     Analysis of Changes in Net Interest Income. The following table sets forth the effect which the varying levels of earning assets and interest-bearing liabilities and the applicable rates have had on changes in net income for the years ended December 31, 1998, 1997 and 1996.

                                                              YEAR ENDED DECEMBER 31(1)
                                                     1998 VS. 1997                 1997 VS. 1996
                                              ---------------------------   ----------------------------
                                                           CHANGES DUE TO                CHANGES DUE TO
                                               INCREASE    --------------    INCREASE    ---------------
                                              (DECREASE)   RATE    VOLUME   (DECREASE)   RATE    VOLUME
                                              ----------   -----   ------   ----------   -----   -------
                                                                (DOLLARS IN THOUSANDS)
Increase (Decrease)
  Income from earning assets:
     Interest and fees on loans.............     $356      $ (73)   $429       $481      $  1     $480
     Interest on securities:
       Taxable..............................       12         (6)     18        (24)       17      (41)
       Tax-exempt...........................        2         --       2         (3)       (5)       2
     Interest on federal funds..............      119         19     100         23       (12)      35
     Interest on other investments..........        4         --       4         (2)       --       (2)
                                                 ----      -----    ----       ----      ----     ----
          Total interest income.............      493        (60)    553        475         1      474
                                                 ----      -----    ----       ----      ----     ----
Expense from interest-bearing liabilities:
  Interest on demand deposits...............       12        (20)     32          7        16       (9)
  Interest on savings deposits..............        1         (6)      7         (3)        3       (6)
  Interest on time deposits.................      355       (137)    492        223       (75)     298
                                                 ----      -----    ----       ----      ----     ----
          Total interest expense............      368       (163)    531        227       (56)     283
                                                 ----      -----    ----       ----      ----     ----
          Net interest income...............     $125      $ 103    $ 22       $248      $ 57     $191
                                                 ====      =====    ====       ====      ====     ====

---------------

(1) The change in interest has been allocated to volume in proportion to the relationship of the absolute dollar amounts of the changes in volume. Remaining change has been allocated to rate.

     Interest Sensitivity. C&L monitors and manages the pricing and maturity of its assets and liabilities in order to diminish the potential adverse impact that changes in interest rates could have on net interest income. The principal monitoring technique employed by C&L is the measurement of C&L's interest rate sensitivity "gap," which is the positive or negative dollar difference between assets and liabilities that are subject to interest rate repricing within a given period of time. The objective of C&L's Asset/Liability Management (ALM) function is to maintain a consistent level of net interest income in a rising, falling or static interest rate environment. ALM monitors the pricing of both interest earning assets and interest bearing liabilities and the maturities of each. Interest rate sensitivity can be managed by repricing assets or liabilities, selling securities available for sale, replacing an asset or liability at maturity or by adjusting the interest rates during the life of an asset or liability.

     C&L evaluates interest rate sensitivity risk and then formulates guidelines regarding asset generation and repricing, funding sources and pricing and off-balance sheet commitments in order to decrease interest rate sensitivity risk. C&L uses computer simulations to measure the net income effect of various interest rate scenarios. The modeling reflects interest rate changes and the related impact on net income over specified periods of time.

     The goal of liquidity management is to provide adequate funds to meet changes in loan and lease demand or any potential unexpected deposit withdrawals. Additionally, management strives to maximize its earnings by investing its excess funds in securities and other securitized loan assets with maturities matching its offsetting liabilities. See the "Selected Loan Maturity and Interest Rate Sensitivity" and the "Maturity Distribution of Investment Securities" tables.

PROVISION AND ALLOWANCE FOR LOAN LOSSES

     C&L has developed policies and procedures for evaluating the overall quality of its credit portfolio and the timely identification of potential problem credits. C&L reviews the appropriate level of allowance for loan losses based on results of the internal monitoring and reporting system, analysis of economic conditions in its markets and a review of historical statistical data for both C&L and other financial institutions. C&L's judgment as to the adequacy of the allowance is based on a number of assumptions about future events, which it believes to be reasonable but which may or may not be valid. Thus, there can be no assurance that charge-offs in future periods will not exceed the allowance for loan losses or that additional increases in the allowance for loan losses will not be required. The adequacy of the allowance for loan losses and the effectiveness of C&L's monitoring and analysis system are also reviewed periodically by the banking regulators.

     Additions to the allowance for loan losses, which are expensed as the provision for loan losses on C&L's income statement, are made periodically to maintain the allowance at an appropriate level based on management's analysis of the potential risk in the loan portfolio. Loan losses and recoveries are charged or credited directly to the allowance. The amount of the provision is a function of the levels of loans outstanding, the level of nonperforming loans, historical loan loss experience, the amount of loan losses actually charged against the reserve during a given period and current and anticipated economic conditions. Total loans net of unearned income increased 11.1% for the year ended December 31, 1998 from 31.4 million at December 31, 1997 to $34.9 million. Additionally, net charge-offs increased 76.50% over the same period from $34,000 at December 31, 1997 to $60,000, and changes in the distribution of loans by category resulted in an increase of 18.5% in combined industrial and agricultural loans from $13.0 million at December 31, 1997 to $15.4 million at December 31, 1998. In light of these factors and the increased demand for loans, C&L increased its allowance for loan losses to $.9 million at December 31, 1998 from $.5 million at December 31, 1997.

     The following table summarizes certain information with respect to C&L's allowance for loan losses and the composition of charge-offs and recoveries for the periods indicated.

                        SUMMARY OF LOAN LOSS EXPERIENCE

                                                           YEAR ENDED DECEMBER 31
                                               -----------------------------------------------
                                                1998      1997      1996      1995      1994
                                               -------   -------   -------   -------   -------
                                                           (DOLLARS IN THOUSANDS)
Allowance for loan losses at beginning of
  period.....................................  $   470   $   391   $   365   $   351   $   368
                                               -------   -------   -------   -------   -------
Charge-offs:
  Commercial, industrial and agricultural....       50        13        47        34        10
  Real estate................................        6        20        10        37        40
  Consumer...................................       14         9         2         7        19
                                               -------   -------   -------   -------   -------
          Total charge-offs..................       70        42        59        78        69
                                               -------   -------   -------   -------   -------
Recoveries:
  Commercial, industrial and agricultural....        5         2         2        10        --
  Real estate................................       --        --        --         4        --
  Consumer...................................        5         6         5         5        10
                                               -------   -------   -------   -------   -------
          Total recoveries...................       10         8         7        19        10
                                               -------   -------   -------   -------   -------
Net charge-offs..............................       60        34        52        59        59
Provision for loan losses....................      440       113        78        73        42
                                               -------   -------   -------   -------   -------
Allowance for loan losses at end of period...  $   850   $   470   $   391   $   365   $   351
                                               =======   =======   =======   =======   =======

                                                           YEAR ENDED DECEMBER 31
                                               -----------------------------------------------
                                                1998      1997      1996      1995      1994
                                               -------   -------   -------   -------   -------
                                                           (DOLLARS IN THOUSANDS)
Loans at end of period, net of unearned
  income.....................................  $34,895   $31,435   $27,100   $22,716   $19,684
Ratio of ending allowance to ending loans....     2.44%     1.50%     1.44%     1.61%     1.78%
Average loans, net of unearned income........  $33,070   $29,267   $24,908   $21,200   $18,986
Ratio of net charge-offs to average loans....      .18%      .12%      .21%      .28%      .31%
Net charge-offs as a percentage of:
  Provision for loan losses..................     13.6      30.1      66.7      80.8     140.5
  Allowance for loan losses..................     7.06       7.2      13.3      16.2      16.8
Allowance for loan losses as a percentage of
  non-performing loans.......................    317.2    1093.0    3258.3     294.4     127.2

     Allocation of Allowance. C&L historically has allocated its allowance for loan losses to specific loan categories. Although the allowance is allocated, it is available to absorb losses in the entire loan portfolio.

                  ALLOCATION OF THE ALLOWANCE FOR LOAN LOSSES

                                           1998               1997               1996               1995               1994
                                     ----------------   ----------------   ----------------   ----------------   ----------------
                                              PERCENT            PERCENT            PERCENT            PERCENT            PERCENT
                                                OF                 OF                 OF                 OF                 OF
                                     AMOUNT    TOTAL    AMOUNT    TOTAL    AMOUNT    TOTAL    AMOUNT    TOTAL    AMOUNT    TOTAL
                                     ------   -------   ------   -------   ------   -------   ------   -------   ------   -------
                                                                        (DOLLARS IN THOUSANDS)
Domestic
  Commercial, industrial and
    agricultural...................   $480      56%      $232       49%     $203       52%     $183      50%      $171       49%
  Real estate --
    Mortgage.......................    347       41       223       48       176       45       171      47        169       48
  Consumer other...................     23        3        15        3        12        3        11       3         11        3
                                      ----      ---      ----      ---      ----      ---      ----      --       ----     ----
                                      $850      100%     $470      100%     $391      100%     $365      50%      $351      100%
                                      ====      ===      ====      ===      ====      ===      ====      ==       ====     ====

     Non-performing Assets: The following table represents C&L's non-performing assets for the dates indicated.

                  NONACCRUAL, PAST DUE AND RESTRUCTURED LOANS

                                                                        DECEMBER 31
                                                              --------------------------------
                                                              1998   1997   1996   1995   1994
                                                              ----   ----   ----   ----   ----
                                                                       (IN THOUSANDS)
Nonaccrual..................................................  $268   $43    $ 9    $124   $276
Past Due (contractually past due 90 days or more)...........    --    --      3      --     --
Restructured................................................    --    --     --      --     --
                                                              ----   ---    ---    ----   ----
          Total.............................................  $268   $43    $12    $124   $276
                                                              ====   ===    ===    ====   ====

     A delinquent loan is generally placed on nonaccrual status when it becomes 90 days or more past due and management believes, after considering economic and business conditions and collection efforts, that the borrower's financial condition is such that the collection of interest is doubtful. When a loan is placed on nonaccrual status, all interest which has been accrued on the loan but remains unpaid is reserved and deducted from earnings as a reduction of reported interest income. No additional interest income is accrued on the loan balance until the collection of both principal and interest becomes reasonably certain. When a problem loan is finally resolved, there may ultimately be an actual write-down or charge-off of the principal balance of the loan, which would necessitate additional charges to earnings. If the above past due loans had been current in accordance with their original terms, approximately $29,180 would have been earned on these loans in 1998.

EARNING ASSETS

     Loans. Loans are the largest category of earning assets and typically provide higher yields than the other types of earning assets. Associated with the higher loan yields are the inherent credit and liquidity risks which management attempts to control and counterbalance. At December 31, 1998, total loans net of unearned income were $34.9 million, an increase of $3.5 million from $31.4 million at December 31, 1997. Average loans increased $3.8 million for the same period. Loans averaged $33.1 million in 1998 compared to $29.3 million in 1997 and $25.0 million in 1996.

                       DISTRIBUTION OF LOANS BY CATEGORY

                                                                     DECEMBER 31
                                                   -----------------------------------------------
                                                    1998      1997      1996      1995      1994
                                                   -------   -------   -------   -------   -------
                                                                   (IN THOUSANDS)
Commercial, industrial and agricultural..........  $15,415   $13,013   $17,143   $10,135   $ 6,428
Real estate -- mortgage..........................   18,035    16,668     8,207    10,868    10,818
Consumer.........................................    1,725     2,095     2,084     2,030     2,701
                                                   -------   -------   -------   -------   -------
          Total loans............................   35,175    31,776    27,434    23,033    19,947
Unearned income..................................     (280)     (341)     (334)     (317)     (263)
Allowance for loan losses........................     (850)     (470)     (391)     (365)     (351)
                                                   -------   -------   -------   -------   -------
          Net loans..............................  $34,045   $30,965   $26,709   $22,351   $19,333
                                                   =======   =======   =======   =======   =======

     The repayment of loans in the loan portfolio as they mature is also a source of liquidity for C&L. The following table sets forth C&L's loans maturing within specified intervals at December 31, 1998.

              SELECTED LOAN MATURITY AND INTEREST RATE SENSITIVITY
                                 (IN THOUSANDS)

MATURITY                                      RATE STRUCTURE FOR LOANS
------------------------------------------     MATURING OVER ONE YEAR
           OVER ONE                          ---------------------------
             YEAR                                            FLOATING OR
ONE YEAR   THROUGH     OVER FIVE             PREDETERMINED   ADJUSTABLE
OR LESS   FIVE YEARS     YEARS      TOTAL    INTEREST RATE      RATE
--------  ----------   ---------   -------   -------------   -----------
$12,425    $11,592      $11,158    $35,175      $8,451         $14,299
=======    =======      =======    =======      ======         =======

     The information presented in the above table is based on the contractual maturities of the individual loans, including loans which may be subject to renewal at their contractual maturity. Renewal of such loans is subject to review and credit approval, as well as modification of terms upon their maturity. Consequently, management believes this treatment presents fairly the maturity and repricing structure of the loan portfolio.

     Investment Securities. The investment securities portfolio is a significant component of C&L's total earning assets. Total securities averaged $3.9 million in 1998, compared to $3.6 million in 1997 and $4.3 million in 1996. At December 31, 1998, the total securities portfolio was $7.4 million.

     The following table sets forth the book value of the securities held by C&L at the dates indicated.

                              INVESTMENT PORTFOLIO

                                                                DECEMBER 31
                                                              ---------------
                                                               1998     1997
                                                              ------   ------
                                                              (IN THOUSANDS)
U.S. Treasury and U.S. Government agencies..................  $6,035   $2,005
State and political subdivisions............................   1,416    1,419
Other investments...........................................      --       95
                                                              ------   ------
          Total investment securities.......................  $7,451   $3,519
                                                              ======   ======

     The following table shows the scheduled maturities and average yields of securities held at December 31, 1998.

                 MATURITY DISTRIBUTION OF INVESTMENT SECURITIES

                                                                                MATURING
                                           ----------------------------------------------------------------------------------
                                                              AFTER ONE        AFTER FIVE
                                                                 BUT              BUT
                                             WITHIN ONE      WITHIN FIVE       WITHIN TEN       WITHIN TEN
                                                YEAR            YEARS            YEARS            YEARS            TOTAL
                                           --------------   --------------   --------------   --------------   --------------
                                           AMOUNT   YIELD   AMOUNT   YIELD   AMOUNT   YIELD   AMOUNT   YIELD   AMOUNT   YIELD
                                           ------   -----   ------   -----   ------   -----   ------   -----   ------   -----
                                                                         (DOLLARS IN THOUSANDS)
Securities available-for-sale:
  U.S. Treasury and Government
    Agencies.............................   $702    4.77%   $3,104   5.49%   $1,000   6.02%   $1,114   6.63%   $5,920   5.71%
                                            ====    ====    ======   ====    ======   ====    ======   ====    ======   ====
Securities held to maturity:
  U.S. Treasury and Government
    Agencies.............................   $ 43    6.66%    $  --     --%    $  --     --%    $  73   7.82%    $ 116   7.38%
  State and political Subdivision........    175    5.91     1,076   4.93       165   4.80        --     --     1,415   5.04
                                            ----    ----    ------   ----    ------   ----    ------   ----    ------   ----
        Total securities Held to
          maturity.......................   $218    6.06%   $1,076   4.93%    $ 165   4.80%    $  73   7.82%   $1,531   5.22%
                                            ====    ====    ======   ====    ======   ====    ======   ====    ======   ====

     Short-Term Investments. Short-term investments, which consist primarily of federal funds sold, averaged $2.8 million in 1998, compared to $2.4 million in 1997 and $1.6 million in 1996. These funds are a primary source of C&L's liquidity and are generally invested on an overnight basis.

DEPOSITS AND OTHER INTEREST-BEARING LIABILITIES

     Deposits. Average total deposits increased $5.9 million, or 17% to $39.8 million during 1998 from $33.9 million in 1997. Average total deposits increased $4.2 million or 14% to $33.9 million during 1997, from $29.7 million in 1996.

     The following table sets forth the deposits of C&L by category at the dates indicated.

                                AVERAGE DEPOSITS

                                                               AVERAGE FOR THE YEAR
                                       ---------------------------------------------------------------------
                                               1998                    1997                    1996
                                       ---------------------   ---------------------   ---------------------
                                         AVERAGE     AVERAGE     AVERAGE     AVERAGE     AVERAGE     AVERAGE
                                         AMOUNT       RATE       AMOUNT       RATE       AMOUNT       RATE
                                       OUTSTANDING    PAID     OUTSTANDING    PAID     OUTSTANDING    PAID
                                       -----------   -------   -----------   -------   -----------   -------
                                                              (DOLLARS IN THOUSANDS)
Non-interest bearing demand
  deposits...........................    $ 5,553        --%      $ 4,746        --%      $ 4,242        --%
Interest bearing demand deposits.....      4,992      2.64         4,852      2.47         4,572      2.47
Savings deposits.....................      2,060      2.96         2,038      2.94         2,130      2.96
Time deposits........................     27,152      6.46        22,277      6.28        18,777      6.27
                                         -------                 -------                 -------
          Total average deposits.....    $39,757                 $33,913                 $29,721
                                         =======                 =======                 =======

     Deposits, and particularly core deposits, have historically been C&L's primary source of funding and have enabled C&L to meet successfully both its short-term and long-term liquidity needs. C&L anticipates that such deposits will continue to be its primary source of funding in the future. C&L's loan to deposit ratio was 78.4% at December 31, 1998, compared to 86.2% at December 31, 1997. The maturity distribution of C&L's time deposits of $100,000 or more at December 31, 1998 is shown in the following table.

                MATURITIES OF TIME DEPOSITS OF $100,000 OR MORE

                AT DECEMBER 31, 1998
-----------------------------------------------------
UNDER 3                             OVER 12
MONTHS   3-6 MONTHS   6-12 MONTHS   MONTHS     TOTAL
-------  ----------   -----------   -------   -------
                   (IN THOUSANDS)
$5,179     $2,196       $6,306      $1,938    $15,619
=======    ======       ======      ======    =======

     Approximately 33.2% of C&L's time deposits of $100,000 or more had scheduled maturities within three months. C&L believes that large denomination certificate of deposit customers tend to be extremely sensitive to interest rate levels, making these deposits less reliable sources of funding for liquidity planning purposes than core deposits. While some financial institutions partially fund their balance sheets using large certificates of deposits obtained through brokers, these broker deposits are generally expensive and are unreliable as long-term funding sources. Accordingly, C&L does not actively solicit brokered deposits.

REGULATORY CAPITAL TABLE

     The table below represents C&L's actual regulatory and minimum regulatory capital requirements at December 31, 1998:

                                                                                     TO BE WELL
                                                                                 CAPITALIZED UNDER
                                                              FOR CAPITAL        PROMPT CORRECTIVE
                                       ACTUAL              ADEQUACY PURPOSES     ACTION PROVISIONS:
                                     ----------            ------------------    ------------------
                                       AMOUNT     RATIO      AMOUNT     RATIO      AMOUNT     RATIO
                                     ----------   -----    ----------   -----    ----------   -----
As of December 31, 1998
Total Capital
  (to Risk Weighted Assets)........  $5,390,858   16.3%    $2,645,120   >=8.0%   $3,306,400   >=10.0%
Tier I Capital
  (to Risk Weighted Assets)........   4,971,858   15.0      1,322,560     >=      1,983,840      >=
Tier I Capital
  (to Average Assets)..............   4,971,858   10.2      1,467,810     >=      2,446,350      >=

IMPACT OF INFLATION

     Unlike most industrial companies, the assets and liabilities of financial institutions such as C&L and Bank of Bristol are primarily monetary in nature. Therefore, interest rates have a more significant effect on C&L's performance than do the effect of changes in the general rate of inflation and changes in prices. In addition, interest rates do not necessarily move in the same direction or in the same magnitude as the prices of goods and services. Management seeks to manage the relationships between interest sensitive assets and liabilities in order to protect against wide interest rate fluctuations, including any resulting from inflation. See "-- Net Interest Income: Interest Sensitivity."

                      BUSINESS OF C&L AND BANK OF BRISTOL

     C&L is a bank holding company organized under the laws of the state of Florida with its principal executive office located in Bristol, Florida. C&L operates principally through Bank of Bristol, which is a state-chartered commercial bank and which provides a range of consumer and commercial banking services through one office in Liberty County, Florida. At March 31, 1999, C&L had assets of approximately $48.9 million, loans and approximately $34.9 million, deposits of approximately $43.4 million, and stockholders' equity of approximately $4.9 million. C&L's principal executive office is located at Highway 20 and Baker Street, Bristol, Florida 32321, and its telephone number at such address is (850) 643-2221.

BUSINESS AND PROPERTIES

     Banking Services. Bank of Bristol has operated a commercial banking business since 1975. Bank of Bristol offers many banking services, including checking accounts, savings accounts, certificates of deposit, money market accounts, money orders, travelers' checks, safe deposit boxes, night depository, installment loans, commercial loans, mortgage loans and mortgage collections. Bank of Bristol does not have trust powers.

     Bank of Bristol's commercial loan department serves a variety of professionals and local businesses, including many small, family owned enterprises. The department offers a full range of business credit services including lines of credit, term loans, revolving loans, equipment financing and mortgages loans. Bank of Bristol's consumer loan services include consumer credit common to most full-service commercial banks. These services include automobile loans, home improvement loans, home equity lines of credit and other personal loans.

     C&L was incorporated in June 1988 to be a one-bank holding company for the Bank of Bristol. C&L was originally formed to acquire the Bank of Bristol common stock from a former Bank of Bristol director.

     Employees. As of March 31, 1999, Bank of Bristol had 22 employees. Management of Bank of Bristol believes that its employee relations have been and continue to be good. No employees are represented by any union or similar group, and Bank of Bristol has never experienced any strike or labor dispute.

     Properties. Bank of Bristol's main office is located in a one-story 4,500 square foot building located at Highway 20 and Baker Street, Bristol, Florida. The building was erected in 1979 and additional space was added in 1985. The facility includes three (3) drive-in lanes and is owned by Bank of Bristol.

COMPETITION

     C&L encounters vigorous competition in its market areas for the provision of depository institution financial services from a number of sources, including bank holding companies and commercial banks and savings and loan associations that are domiciled in or operate in Liberty and Calhoun Counties, where most of the Bank of Bristol's customers reside. Regional interstate banking laws and other recent federal and state laws have resulted in increased competition from both conventional banking institutions and other businesses offering financial services and products. Bank of Bristol also competes for interest-bearing funds with a number of other financial intermediaries and nontraditional consumer investment alternatives, including brokerage firms, consumer finance companies, commercial finance companies, credit unions, money market funds, and federal, state, and municipal issuers of short-term obligations. Many of these competitors have greater financial resources than Bank of Bristol. At March 31, 1999, there were approximately two commercial banks and one credit union competing with Bank of Bristol in Liberty and Calhoun Counties.

LEGAL PROCEEDINGS

     C&L and Bank of Bristol are not parties to any material legal proceedings other than ordinary routine litigation incidental to their business.

MANAGEMENT

     The directors and executive officers of C&L and Bank of Bristol, their ages and positions and the number of shares of C&L common stock beneficially owned by them at March 31, 1999 are indicated below. Except as otherwise indicated, the person named has sole investment and voting power.

                                                                                            NUMBER AND PERCENT
                                                                                                 OF SHARES
                                                         POSITION                           BENEFICIALLY OWNED
                                 ---------------------------------------------------------  -------------------
NAME                       AGE               C&L                    BANK OF BRISTOL         NUMBER     PERCENT
----                       ---   ---------------------------  ----------------------------  -------    --------
Gerald Cayson............  73    Director                     Director                       1,985(1)   12.2
Douglas R. Davis, Jr.....  63    Director                     Director                       2,342      14.4
Sylvia Gates.............  52    Secretary and Treasurer      Executive Vice President and       0       N/A
                                                                Cashier
Jed M. Hiers.............  37    President, CEO and Director  President, CEO and Director        0       N/A
Malone Peddie............  68    Director                     Director                       1,066(2)    6.5
Gordon Revell............  67    Chairman and Director        Chairman and Director          2,672(3)   16.4
Jerry M. Smith...........  59    Director                     Director                       1,346       8.3
J.W. Weaver, Jr..........  58    Director                     Director                       2,200      13.5

---------------

(1) Includes 933 shares in the name of Betty Ann Cayson.
(2) Includes 655 shares held in the name of Malone or Darleen Peddie and 70 shares held by Darleen Peddie.
(3) Includes 1,337 shares held by Willie Frances Revell

     All executive officers and directors of C&L and the Bank of Bristol are elected for one year terms.

     Jerry M. Smith, who will become a member of the Board of Directors of the Corporation upon consummation of the C&L merger and related transactions, has served as a member of the Board of Directors of Bank of Bristol since 1975, as a member of the Board of Directors of Bank of Blountstown since 1987 and as a member of the Board of Directors of C&L since its formation in 1988. Mr. Smith has, since 1971, been Chairman and President of First National Bank of Alachua, Alachua, Florida.

SUMMARY OF EMPLOYMENT CONTRACT OF JED M. HIERS

     Jed M. Hiers has entered into an employment contract with C&L and Bank of Bristol, whereby Mr. Hiers serves as President and CEO of C&L and Bank of Bristol. The original term of such employment contract ended on November 27, 1997 and is renewed from year to year, unless either party to the contract sends written notice to the other of its intention not to renew at least thirty (30) days prior to the annual expiration date. The contract is also extended for an additional three (3) years if C&L and Bank of Bristol are acquired by another corporation. The contract also gives Mr. Hiers an option to serve as President of both Bank of Bristol and Bank of Blountstown if the banks ever consummate a merger. The contract further provides that, in the event that Bank of Bristol is acquired by another corporation, Mr. Hiers' past years of service with C&L and Bank of Bristol will be negotiated as qualifying years of retirement with the acquiring corporation.

MARKET FOR THE C&L COMMON STOCK

     C&L's authorized capital stock consists of 20,000 shares of common stock, par value $10.00 per share, of which 16,274 shares were issued and outstanding as of the record date. There are presently approximately 82 shareholders of record of C&L. C&L acts as its own transfer agent and registrar. There is no established public market for the C&L common stock, nor are there any published quotations for such shares. C&L's management has no knowledge of any trades of C&L common stock in 1997, 1998 or thus far in 1999.

     Because of the absence of an established public trading market for the C&L common stock, the exchange ratio for the C&L common stock in connection with the C&L merger was determined by arm's-length negotiations with the Corporation, and the price was based on a number of factors, including, among other things, the growth rate and earnings of C&L and book value of the C&L common stock, the industry, the capital structure of C&L, the market in which C&L operates, the capital needs of C&L and judgments as to C&L's future prospects. The exchange ratio, which is supported by the fairness opinion, may not be indicative of the market or actual value of the C&L common stock. See the fairness opinion attached hereto as Annex F and the C&L Financial Statements and related notes included elsewhere in this Prospectus-Joint Proxy Statement.

     Mr. Jerry Smith, a director of each of C&L, Bank of Bristol and Bank of Blountstown intends to sell approximately 63 shares of his C&L common stock and approximately 586 shares of his Bank of Blountstown common stock in a private transaction, the aggregate amount of which will not exceed $100,000.

MARKET FOR THE BANK OF BRISTOL COMMON STOCK

     Bank of Bristol's authorized capital stock consists of 20,000 shares of common stock, par value $10.00 per share, of which 20,000 shares were issued and outstanding as of the record date. There are presently approximately 8 stockholders of record of Bank of Bristol. Bank of Bristol acts as its own transfer agent and registrar. There is no established public market for the Bank of Bristol common stock, nor are there any published quotations for such shares.

     Bank of Bristol's management has knowledge of only two trades of Bank of Bristol common stock in 1997, 1998 or thus far in 1999. In first quarter 1997, seven shares of Bank of Bristol common stock were traded at a price of $189.12 per share, and in fourth quarter 1997, twenty-five shares of Bank of Bristol common stock were traded at a price of $215.93 per share. These prices represent actual trades but may not include all trades that occurred during the reported periods. The prices given are the result of limited trading and may not be representative of the actual fair market value of the Bank of Bristol common stock.

     Because of the absence of an established public trading market for the Bank of Bristol common stock, the exchange ratio for the Bank of Bristol common stock in connection with the share exchange and the Bank of Blountstown merger was determined by arm's-length negotiations with the Corporation, and the price was based on a number of factors, including, among other things, the growth rate and earnings of Bank of Bristol and book value of the Bank of Bristol common stock, the industry, the capital structure of Bank of Bristol, the market in which Bank of Bristol operates, the capital needs of Bank of Bristol and judgments as to Bank of Bristol's future prospects. The exchange ratio, which is supported by the fairness opinion, may not be indicative of the market or actual value of the Bank of Bristol common stock. See the fairness opinion attached hereto as Annex G and the Financial Statements and related notes included elsewhere in this Prospectus-Joint Proxy Statement.

                  SELECTED FINANCIAL DATA--BANK OF BLOUNTSTOWN

     The following table sets forth selected financial data for Bank of Blountstown derived from Bank of Blountstown financial statements and should be read in conjunction with the related financial statements and notes thereto.

                                                               YEAR ENDED DECEMBER 31
                                                   -----------------------------------------------
                                                    1998      1997      1996      1995      1994
                                                   -------   -------   -------   -------   -------
                                                    (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
SELECTED STATEMENT OF FINANCIAL CONDITION DATA:
Total assets.....................................  $56,788   $57,217   $50,945   $46,663   $38,512
Loans, net of unearned income....................   31,657    34,637    33,359    28,240    20,245
Investment securities............................   13,320    12,914    11,971    13,010    12,377
Deposits.........................................   52,279    52,528    46,716    42,818    35,500
Stockholders' equity.............................    3,871     3,848     3,819     3,494     2,846
SELECTED STATEMENT OF INCOME DATA:
Interest income..................................    4,361     4,391     4,099     3,527     2,628
Interest expense.................................    2,340     2,261     2,107     1,706     1,130
                                                   -------   -------   -------   -------   -------
          Net interest income....................    2,021     2,130     1,992     1,821     1,498
Provision for loan losses........................      784       723       192        76        48
Noninterest income...............................      359       318       325       302       210
Other noninterest expense........................    1,589     1,701     1,428     1,203     1,048
                                                   -------   -------   -------   -------   -------
Income before tax................................        7        24       697       844       612
Income tax (benefit) expense.....................      (69)        5       211       269       196
                                                   -------   -------   -------   -------   -------
          Net income.............................  $    76   $    19   $   486   $   575   $   416
                                                   =======   =======   =======   =======   =======
PER SHARE DATA:
Net income-basic and diluted.....................  $   .76   $   .19   $  4.86      5.75   $  4.16
Book value.......................................    38.71     38.48     38.19     35.01     28.46
Dividends........................................      .60       .60       .60       .50       .40
PERFORMANCE RATIOS:
Return of average assets.........................      .13%      .04%     1.00%     1.35%     1.12%
Return on average equity.........................     1.97       .50     13.29     18.14     15.39
ASSET QUALITY RATIOS:
Allowance for loan losses to nonperforming
  loans..........................................   372.16%   399.47%   189.29%       --%       --%
Allowance for loan losses to loans, net of
  unearned income................................     3.42      2.18      1.11       .81       .91
Nonperforming loans to loans, net of unearned
  income.........................................      .92       .55       .59        --        --
Net loan charge-offs to average loans............     1.38      1.00       .17       .12       .24

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS-
                            C&L BANK OF BLOUNTSTOWN

BASIS OF PRESENTATION

     The following provides a narrative discussion and analysis of significant changes in C&L Bank of Blountstown's results of operations and financial condition. This discussion should be read in conjunction with the financial statements and selected financial data of Bank of Blountstown included elsewhere in this document. Bank of Blountstown was organized in January 1987 under the laws of Florida and is headquartered in Blountstown, Florida. In June 1996, Bank of Blountstown established a branch location in Altha, Florida.

     This discussion contains information and forward looking statements that are based on Bank of Blountstown's belief as well as certain assumptions made by, and information currently available to, Bank of Blountstown with respect to the adequacy of the allowance for loans losses, financial condition as a result of operations and liquidity, Year 2000 compliance issues and market risk disclosures, as well as other information. The risks and uncertainties that may affect operations, performance, growth projections and the results of Bank of Blountstown's business include, but are not limited to, fluctuations in the economy, the relative strength and weakness in the commercial and consumer sector and in the real estate market, the actions taken by the Federal Reserve for the purpose of managing the economy, interest rate movements, the impact of competitive products, services and pricing, timely development by Bank of Blountstown of technology enhancements for its products and operating systems, legislation and similar matters. Although management of Bank of Blountstown believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Such forward-looking statements are subject to certain risks, uncertainties and assumptions which may prove to be significantly different, thereby causing actual results to vary materially from those anticipated, estimated, projected or expected. See "Forward Looking Statements."

YEAR 2000 READINESS DISCLOSURE

     The Year 2000 issue is the result of computer programs being written using two digits rather than four to define the applicable year. Any of Bank of Blountstown's computer programs or hardware that have date-sensitive software or embedded chips may recognize a date using "00" as the year 1900 rather than the year 2000. This could cause a system failure or miscalculations resulting in disruptions of operations, including among other things, a temporary inability to process transactions, send statements or engage in similar normal business activities.

     Bank of Blountstown has a five-step plan to resolve the Year 2000 Issue:

     - Establishing awareness of and educating key personnel with respect to the Year 2000 issues and Bank of Blountstown's plan to address those potential problems;
     - Identifying significant systems and assessing potential Year 2000 issues relating to those systems;
     - Renovating and repairing non-compliant systems;
     - Testing and validating solutions; and
     - Implementing those solutions.

     To date, Bank of Blountstown has completed the first three steps and is well into the fourth step. Bank of Blountstown has determined that it must upgrade a significant portion of its software and hardware so that those systems will properly utilize dates beyond December 31, 1999. Bank of Blountstown presently believes that with these upgrades of its existing software and hardware, potential Year 2000 issues can be mitigated.

     Bank of Blountstown is utilizing both internal and external resources to re-program, replace and test software and other components of its systems for Year 2000 modifications. Modifications have been scheduled to ensure that mission-critical systems are completed in time to allow for extensive testing.

     Bank of Blountstown does not make use of any internally developed system but relies on those provided by external vendors. The Year 2000 releases provided by vendors have already been installed on the majority of the systems. Bank of Blountstown completed century date testing on February 26, 1999 and validation of core business systems on March 1, 1999. For the remainder of the externally maintained systems, Bank of Blountstown has received written confirmation from its vendors that each system will be made Year 2000 compliant in 1999. Bank of Blountstown will continue to assess, with its vendors, the status of their year 2000 compliance and install any necessary additional releases through 1999.

     The majority of Bank of Blountstown's software affecting its most significant systems is supplied by third parties. Bank of Blountstown had begun formal communications with all of its significant suppliers and large customers to determine the extent to which Bank of Blountstown is vulnerable to those third parties' failure to remediate their own Year 2000 issues. Bank of Blountstown is applying the majority of its resources that are allocated to the Year 2000 issue to installing and testing vendor releases. To date, Bank of Blountstown is not aware of any external agent with a Year 2000 issue that would have a material adverse affect on Bank of Blountstown's financial condition or results of operations.

     Bank of Blountstown has approved an unlimited budget for the Year 2000 project. It is estimated that the majority of the funds spent will be for purpose of upgrading systems, training personnel and educating customers.

     Bank of Blountstown believes it has an effective program in place to resolve the Year 2000 issue in a timely manner. However, disruptions in the economy that are beyond Bank of Blountstown's control resulting from Year 2000 issues could materially adversely affect Bank of Blountstown. Furthermore, Bank of Blountstown has no means of ensuring that third parties that it does not control will be Year 2000 compliant. Bank of Blountstown believes that failure of third parties to address their Year 2000 problems in a timely fashion presents the greatest likelihood of Bank of Blountstown not being Year 2000 compliant. Such a failure could materially adversely impact Bank of Blountstown's operations, the estimated costs of the Year 2000 project and the target dates for completion. The effect of non-compliance by third parties is not determinable at this time. Bank of Blountstown could be subject to litigation for computer systems product failure, including equipment shutdown or failure to properly date business records. The amount of potential liability, if any, and lost revenue cannot be reasonably estimated at this time.

     Bank of Blountstown has developed contingency plans in the event that efforts to renovate Bank of Blountstown's systems are not fully successful or are not completed in accordance with current expectations. The contingency plans address all pertinent Year 2000 issues including long term down time and business resumption.

RESULTS OF OPERATIONS

  Year ended December 31, 1998, compared with years ended December 31, 1997 and 1996

     Bank of Blountstown's net income increased $57,000, or 293.5%, to $76,000 in 1998 from $19,000 in 1997, which in turn decreased $467,000, or 96%, from $486,000 in 1996. Return on average assets in 1998 was .13%, compared to .04% in 1997 and 1.00% in 1996. Return on average equity was 1.97% in 1998, compared to
 .50% in 1997 and 13.28% in 1996.

     Net interest income decreased $109,000, or 5.1% to $2,021,000 in 1998 for $2,129,000 in 1997, which in turn increased $137,000, or 6.9% from $1,992,000 in
1996. The decrease in net interest income in 1998 was due primarily to a 2.5% decrease in average loans and a 4.9% increase in average deposits compared to 1997. The increase in net interest income in 1997 was due primarily to an 11.5% increase in average earning assets over 1996.

     The provision for loan losses was $784,000 in 1998, compared to $723,000 in 1997 and $192,000 in 1996. Bank of Blountstown's allowance for loan losses as a percentage of its loans was 3.4% at December 31, 1998, compared to 2.2% at December 31, 1997, and 1.1% at December 31, 1996. The allowance for loan losses as a percentage of year end non-performing loans was 372.2% at December 31, 1998, compared to 399.5% at December 31, 1997 and 189.3% at December 31, 1996. Bank of Blountstown had net charge-offs of $456,000 in 1998, resulting in a ratio of net charge-offs to average loans of 1.4%. This compares to $339,000 and 1.0% in 1997 and $51,000 and .2% in 1996.

     Noninterest income increased $40,000, or 12.5%, to $359,000 in 1998 from $319,000 in 1997, which decreased $6,000, or 1.8%, from $325,000 in 1996.

     Noninterest expense decreased $112,000 or 7% to $1,589,000 in 1998 from $1,701,000 in 1997, which increased $273,000 or 19.1% from $1,428,000 in 1996.

NET INTEREST INCOME

     The largest component of Bank of Blountstown's net income is its net interest income, which is the difference between the income earned on interest earning assets and interest paid on deposits and borrowings used in support of such assets. Net interest income is determined by the rates earned on Bank of Blountstown's interest earning assets and the rates paid on its interest-bearing liabilities, the relative amounts of interest earning assets and interest-bearing liabilities, and the degree of mismatch in the maturity and repricing characteristics of its interest-earning assets and interest-bearing liabilities. Net interest income divided by average interest-earning assets represents Bank of Blountstown's net interest margin.

     Average Balances, Income, Expenses and Rates. The following table depicts certain information related to Bank of Blountstown's average balance sheet and its average yields on assets and average costs of liabilities. Such yields are derived by dividing income or expense by the average balance of the corresponding assets or liabilities. Average balances have been derived from annual averages.

 CONSOLIDATED AVERAGE BALANCES, INTEREST/INCOME/EXPENSE AND YIELD/RATES TAXABLE
                                EQUIVALENT BASIS

                                                    YEAR ENDED                   YEAR ENDED                   YEAR ENDED
                                                DECEMBER 31, 1998            DECEMBER 31, 1997            DECEMBER 31, 1996
                                            --------------------------   --------------------------   --------------------------
                                            AVERAGE   INCOME/   YIELD/   AVERAGE   INCOME/   YIELD/   AVERAGE   INCOME/   YIELD/
                                            BALANCE   EXPENSE    RATE    BALANCE   EXPENSE    RATE    BALANCE   EXPENSE    RATE
                                            -------   -------   ------   -------   -------   ------   -------   -------   ------
                                                                           (DOLLARS IN THOUSANDS)
Earning assets:
  Loans, net of unearned Income (1).......  $33,147   $3,292     9.93%   $33,998   $3,479    10.23%   $30,800   $3,232    10.49%
  Investment securities
    Taxable...............................   10,225      616     6.02      9,727      617     6.34     10,286      624     6.07
    Tax-exempt............................    2,892      138     4.77      2,715      133     4.90      2,204      117     5.31
                                            -------   ------             -------   ------             -------   ------
        Total investment securities.......   13,117      754     5.75     12,442      750     6.03     12,490      741     5.93
  Federal funds sold......................    6,961      315     4.53      3,586      162     4.52      1,566      126     8.05
                                            -------   ------             -------   ------             -------   ------
        Total interest-earning assets.....   53,225    4,361     8.19     50,026    4,391     8.78     44,856    4,099     9.14
                                                      ------                       ------                       ------
Non interest-bearing assets:
  Cash and due from banks.................    2,867                        2,854                        2,740
  Premises and equipment..................      831                          862                          790
  Accrued interest and other assets.......      998                          901                          718
  Allowance for loan losses...............     (919)                        (563)                        (301)
                                            -------                      -------                      -------
        Total assets......................  $57,002                      $54,080                      $48,803
                                            =======                      =======                      =======
                                              LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing liabilities
  Demand deposits.........................  $11,425   $  367     3.21%   $10,384   $  323     3.12%   $ 8,554   $  268     3.13%
  Savings deposits........................    2,693       85     3.16      2,729       86     3.15      2,743       84     3.06
  Time deposits...........................   31,803    1,888     5.94     30,677    1,852     6.03     28,460    1,755     6.17
                                            -------   ------             -------   ------             -------   ------
        Total interest-bearing
          liabilities.....................   45,921    2,340     5.10     43,790    2,261     5.16     39,757    2,107     5.30
                                                      ------                       ------                       ------
Non-interest bearing liabilities
  Demand deposits.........................    6,482                        5,832                        5,009
  Accrued interest and other
    liabilities...........................      739                          625                          380
  Shareholders' equity....................    3,860                        3,833                        3,657
                                            -------                      -------                      -------
        Total liabilities and
          shareholders' equity............  $57,002                      $54,080                      $48,803
                                            =======                      =======                      =======
Net interest income/net interest spread...             2,021     3.09%              2,130     3.62%              1,992     3.84%
                                                      ------     ====              ------    =====              ------    =====
Net yield on earning assets...............                       3.80%                        4.26%                        4.44%
                                                                 ====                        =====                        =====
Net interest income.......................            $2,021                       $2,130                       $1,992
                                                      ======                       ======                       ======

---------------

(1) Nonaccrual loans are included in loans net of unearned income.

     Analysis of Changes in Net Interest Income. The following table sets forth the effect which the varying levels of earning assets and interest-bearing liabilities and the applicable rates have had on changes in net income for the years ended December 31, 1998, 1997 and 1996.

                                                             YEAR ENDED DECEMBER 31(1)
                                             ---------------------------------------------------------
                                                    1998 VS. 1997                 1997 VS. 1996
                                             ---------------------------   ---------------------------
                                                          CHANGES DUE TO                CHANGES DUE TO
                                              INCREASE    --------------    INCREASE    --------------
                                             (DECREASE)   RATE   VOLUME    (DECREASE)   RATE   VOLUME
                                             ----------   ----   -------   ----------   ----   -------
                                                              (DOLLARS IN THOUSANDS)
Increase (Decrease):
  Income from earning assets:
     Interest and fees on loans............    $(187)     $84     $(271)      $247      $ 29    $218
     Interest on securities:
       Taxable.............................       (1)      47       (48)        (7)      (48)     41
       Tax-exempt..........................        5       12        (7)        16        (6)     22
     Interest on federal funds.............      153        8       145         36       (18)     54
                                               -----      ---     -----       ----      ----    ----
          Total interest income............      (30)     151      (181)       292       (43)    335
                                               -----      ---     -----       ----      ----    ----
     Expense from interest-bearing
       liabilities:
     Interest on demand deposits...........       43       50        (7)        56        20      36
     Interest on savings deposits..........       (1)       1        (2)         2        (9)     11
     Interest on time deposits.............       36       35         1         97         6      91
                                               -----      ---     -----       ----      ----    ----
          Total interest expense...........       78       86        (8)       155        17     138
                                               -----      ---     -----       ----      ----    ----
          Net interest income..............    $(108)     $65     $(173)      $137      $(60)   $197
                                               =====      ===     =====       ====      ====    ====

---------------

(1) The change in interest has been allocated to volume in proportion to the relationship of the absolute dollar amounts of the changes in volume. Remaining change has been allocated to rate.

     Interest Sensitivity. Bank of Blountstown monitors and manages the pricing and maturity of its assets and liabilities in order to diminish the potential adverse impact that changes in interest rates could have on net interest income. The principal monitoring technique employed by Bank of Blountstown is the measurement of Bank of Blountstown's interest rate sensitivity "gap," which is the positive or negative dollar difference between assets and liabilities that are subject to interest rate repricing within a given period of time. The objective of Bank of Blountstown's Asset/Liability Management (ALM) function is to maintain a consistent level of net interest income in a rising, falling or static interest rate environment. ALM monitors the pricing of both interest earning assets and interest bearing liabilities and the maturities of each. Interest rate sensitivity can be managed by repricing assets or liabilities, selling securities available for sale, replacing an asset or liability at maturity or by adjusting the interest rates during the life of an asset or liability.

     Bank of Blountstown evaluates interest rate sensitivity risk and then formulates guidelines regarding asset generation and repricing, funding sources and pricing and off-balance sheet commitments in order to decrease interest rate sensitivity risk. Bank of Blountstown uses computer simulations to measure the net income effect of various interest rate scenarios. The modeling reflects interest rate changes and the related impact on net income over specified periods of time.

     The goal of liquidity management is to provide adequate funds to meet changes in loan and lease demand or any potential unexpected deposit withdrawals. Additionally, management strives to maximize its earnings by investing its excess funds in securities and other securitized loan assets with maturities matching its offsetting liabilities. See the "Selected Loan Maturity and Interest Rate Sensitivity" and the "Maturity Distribution of Investment Securities" tables.

PROVISION AND ALLOWANCE FOR LOAN LOSSES

     Bank of Blountstown has developed policies and procedures for evaluating the overall quality of its credit portfolio and the timely identification of potential problem credits. Bank of Blountstown reviews the appropriate level of allowance for loan losses based on results of the internal monitoring and reporting system, analysis of economic conditions in its markets and a review of historical statistical data for both Bank of Blountstown and other financial institutions. Bank of Blountstown's judgment as to the adequacy of the allowance is based on a number of assumptions about future events, which it believes to be reasonable but which may or may not be valid. Thus, there can be no assurance that charge-offs in future periods will not exceed the allowance for loan losses or that additional increases in the allowance for loan losses will not be required. The adequacy of the allowance for loan losses and the effectiveness of Bank of Blountstown's monitoring and analysis system are also reviewed periodically by the banking regulators.

     Additions to the allowance for loan losses, which are expensed as the provision for loan losses on Bank of Blountstown's income statement, are made periodically to maintain the allowance at an appropriate level based on management's analysis of the potential risk in the loan portfolio. Loan losses and recoveries are charged or credited directly to the allowance. The amount of the provision is a function of the levels of loans outstanding, the level of nonperforming loans, historical loan loss experience, the amount of loan losses actually charged against the reserve during a given period and current and anticipated economic conditions. Net charge-offs increased 34.5% from $339,000 at December 31, 1997 to $456,000 and non-performing loans increased 54.0% from $189,000 at December 31, 1997 to $291,000 at December 31, 1998. In light of these factors, Bank of Blountstown increased its allowance for loan losses to $1.1 million at December 31, 1998 from $755,000 at December 31, 1997.

     The following table summarizes certain information with respect to Bank of Blountstown's allowance for loan losses and the composition of charge-offs and recoveries for the periods indicated.

                        SUMMARY OF LOAN LOSS EXPERIENCE

                                                           YEAR ENDED DECEMBER 31
                                               -----------------------------------------------
                                                1998      1997      1996      1995      1994
                                               -------   -------   -------   -------   -------
                                                           (DOLLARS IN THOUSANDS)
Allowance for loan losses at beginning of
  period.....................................  $   755   $   371   $   230   $   184   $   181
                                               -------   -------   -------   -------   -------
Charge-offs:
  Commercial, industrial and agricultural....      388       245        --        --        40
  Real estate................................       42         4        --        --        --
  Consumer...................................       52        95        56        36         9
                                               -------   -------   -------   -------   -------
          Total charge-offs..................      482       344        56        36        49
                                               -------   -------   -------   -------   -------
Recoveries:
  Commercial, industrial and agricultural....        9        --        --         3        --
  Real estate................................        5        --        --        --        --
  Consumer...................................       12         5         5         3         4
                                               -------   -------   -------   -------   -------
          Total recoveries...................       26         5         5         6         4
                                               -------   -------   -------   -------   -------
Net charge-offs..............................      456       339        51        30        45
Provision for loan losses....................      784       723       192        76        48
                                               -------   -------   -------   -------   -------
Allowance for loan losses at end of period...  $ 1,083   $   755   $   371   $   230   $   184
                                               =======   =======   =======   =======   =======
Loans at end of period, net of unearned
  income.....................................  $31,657   $34,637   $33,359   $28,240   $20,245
Ratio of ending allowance to ending loans....     3.42%     2.18%     1.11%      .81%      .91%
Average loans, net of unearned income........  $33,147   $33,998   $30,800   $24,243   $18,590
Ratio of net charge-offs to average loans....     1.38%     1.00%      .17%      .12%      .24%
Net charge-offs as a percentage of:
  Provision for loan losses..................    58.16     46.89     26.56     39.47     93.75
  Allowance for loan losses..................    42.11     44.90     13.75     13.04     24.46
Allowance for loan losses as a percentage of
  non-performing loans.......................   372.16    399.47    189.29        --        --

     Allocation of Allowance. Bank of Blountstown historically has allocated its allowance for loan losses to specific loan categories. Although the allowance is allocated, it is available to absorb losses in the entire loan portfolio.

                  ALLOCATION OF THE ALLOWANCE FOR LOAN LOSSES

                                     1998               1997               1996               1995               1994
                               ----------------   ----------------   ----------------   ----------------   ----------------
                                        PERCENT            PERCENT            PERCENT            PERCENT            PERCENT
                                          OF                 OF                 OF                 OF                 OF
                               AMOUNT    TOTAL    AMOUNT    TOTAL    AMOUNT    TOTAL    AMOUNT    TOTAL    AMOUNT    TOTAL
                               ------   -------   ------   -------   ------   -------   ------   -------   ------   -------
                                                                  (DOLLARS IN THOUSANDS)
Domestic
  Commercial, industrial and
    agricultural.............  $  780      72%     $546       72%     $270       73%     $161       70%     $129       70%
  Real estate -- mortgage....     207      19       142       19        74       20        51       22        40       22
  Consumer other.............      96       9        67        9        27        7        18        8        15        8
                               ------     ---      ----      ---      ----      ---      ----      ---      ----      ---
                               $1,083     100%     $755      100%     $371      100%     $230      100%     $184      100%
                               ======     ===      ====      ===      ====      ===      ====      ===      ====      ===

     Non-performing Assets: The following table represents Bank of Blountstown's non-performing assets for the dates indicated.

                  NONACCRUAL, PAST DUE AND RESTRUCTURED LOANS

                                                                        DECEMBER 31
                                                              --------------------------------
                                                              1998   1997   1996   1995   1994
                                                              ----   ----   ----   ----   ----
                                                                       (IN THOUSANDS)
Nonaccrual..................................................  $282   $ 97   $ 75   $ --   $ --
Past Due (contractually past due 90 days or more)...........     9     92    121     --     --
Restructured................................................    --     --     --     --     --
                                                              ----   ----   ----   ----   ----
         Total..............................................  $291   $189   $196   $ --   $ --
                                                              ====   ====   ====   ====   ====

     A delinquent loan is generally placed on nonaccrual status when it becomes 90 days or more past due and management believes, after considering economic and business conditions and collection efforts, that the borrower's financial condition is such that the collection of interest is doubtful. When a loan is placed on nonaccrual status, all interest which has been accrued on the loan but remains unpaid is reserved and deducted from earnings as a reduction of reported interest income. No additional interest income is accrued on the loan balance until the collection of both principal and interest becomes reasonably certain. When a problem loan is finally resolved, there may ultimately be an actual write-down or charge-off of the principal balance of the loan, which would necessitate additional charges to earnings. If the above past due loans had been current in accordance with their original terms, approximately $44,000 would have been earned on these loans in 1998.

EARNING ASSETS

     Loans. Loans are the largest category of earning assets and typically provide higher yields than the other types of earning assets. Associated with the higher loan yields are the inherent credit and liquidity risks which management attempts to control and counterbalance. At December 31, 1998, total loans net of unearned income were $31.7 million, a decrease of $2.9 million from $34.6 million at December 31, 1997. Average loans decreased $.9 million for the same period. Loans averaged $33.1 million in 1998 compared to $34.0 million in 1997 and $30.8 million in 1996.

                       DISTRIBUTION OF LOANS BY CATEGORY
                                 (IN THOUSANDS)

                                                                     DECEMBER 31
                                                   -----------------------------------------------
                                                    1998      1997      1996      1995      1994
                                                   -------   -------   -------   -------   -------
Commercial, industrial and agricultural..........  $10,242   $11,684   $11,446   $ 8,860   $ 7,304
Real estate -- mortgage..........................   20,417    21,051    19,459    16,789    10,882
Consumer.........................................    1,174     2,189     2,886     3,136     2,274
                                                   -------   -------   -------   -------   -------
          Total loans............................   31,833    34,924    33,791    28,785    20,460
Unearned income..................................     (176)     (287)     (432)     (545)     (215)
Allowance for loan losses........................   (1,083)     (755)     (371)     (230)     (184)
                                                   -------   -------   -------   -------   -------
          Net loans..............................  $30,574   $33,882   $32,988   $28,010   $20,061
                                                   =======   =======   =======   =======   =======

     The repayment of loans in the loan portfolio as they mature is also a source of liquidity for Bank of Blountstown. The following table sets forth Bank of Blountstown's loans maturing within specified intervals at December 31, 1998.

              SELECTED LOAN MATURITY AND INTEREST RATE SENSITIVITY
                                 (IN THOUSANDS)

                                                     RATE STRUCTURE FOR LOANS
                     MATURITY                         MATURING OVER ONE YEAR
  -----------------------------------------------   ---------------------------
             OVER ONE YEAR                                          FLOATING OR
  ONE YEAR      THROUGH         OVER                PREDETERMINED   ADJUSTABLE
  OR LESS     FIVE YEARS     FIVE YEARS    TOTAL    INTEREST RATE      RATE
  --------   -------------   ----------   -------   -------------   -----------
  $7,557        $12,606       $11,670     $31,833      $9,512         $14,764
  ========   =============   ==========   =======   =============   ===========

     The information presented in the above table is based on the contractual maturities of the individual loans, including loans which may be subject to renewal at their contractual maturity. Renewal of such loans is subject to review and credit approval, as well as modification of terms upon their maturity. Consequently, management believes this treatment presents fairly the maturity and repricing structure of the loan portfolio.

     Investment Securities. The investment securities portfolio is a significant component of Bank of Blountstown's total earning assets. Total securities averaged $13.1 million, in 1998, compared to $12.4 million in 1997 and $12.5 million in 1996. At December 31, 1998, the total securities portfolio was $13.3 million.

     The following table sets forth the book value of the securities held by Bank of Blountstown at the dates indicated.

                              INVESTMENT PORTFOLIO

                                                                 DECEMBER 31
                                                              -----------------
                                                               1998      1997
                                                              -------   -------
                                                               (IN THOUSANDS)
U.S. Treasury and U.S. Government agencies..................  $10,477   $ 9,917
State and political subdivisions............................    2,807     2,972
                                                              -------   -------
          Total investment securities.......................  $13,284   $12,889
                                                              =======   =======

     The following table shows the scheduled maturities and average yields of securities held at December 31, 1998.

                 MATURITY DISTRIBUTION OF INVESTMENT SECURITIES

                                                                                MATURING
                                           ----------------------------------------------------------------------------------
                                                            AFTER ONE BUT    AFTER FIVE BUT
                                             WITHIN ONE      WITHIN FIVE       WITHIN TEN       WITHIN TEN
                                                YEAR            YEARS            YEARS            YEARS            TOTAL
                                           --------------   --------------   --------------   --------------   --------------
                                           AMOUNT   YIELD   AMOUNT   YIELD   AMOUNT   YIELD   AMOUNT   YIELD   AMOUNT   YIELD
                                           ------   -----   ------   -----   ------   -----   ------   -----   ------   -----
                                                                         (DOLLARS IN THOUSANDS)
Securities available-for-sale:
  U.S. Treasury and Government
    agencies.............................   $ --      --%   $2,364   5.88%   $3,885   5.72%   $1,742   7.03%   $7,991   6.05%
  Other securities.......................     --      --       100   4.76        --     --        --     --       100   4.76
                                            ----    ----    ------   ----    ------   ----    ------   ----    ------   ----
        Total securities
          available-for-sale.............   $ --      --    $2,464   5.82%   $3,885   5.72%   $1,742   7.03%   $8,091   6.03%
                                            ====    ====    ======   ====    ======   ====    ======   ====    ======   ====
Securities held to maturity:
  U.S. Treasury and Government
    agencies.............................   $ --      --%   $  668   6.08%   $  189   7.07%   $1,629   6.87%   $2,486   6.65%
  State and political subdivision........    235    4.16     2,083   4.88       389   4.98        --     --     2,707    4.83
                                            ----    ----    ------   ----    ------   ----    ------   ----    ------   ----
        Total securities held to
          maturity.......................   $235    4.16%   $2,751   5.17%    $ 578   5.65%   $1,629   6.87%   $5,193   5.70%
                                            ====    ====    ======   ====    ======   ====    ======   ====    ======   ====

     Short-Term Investments. Short-term investments, which consist primarily of federal funds sold, averaged $7.0 million in 1998, compared to $3.6 million in 1997 and $1.6 million in 1996. These funds are a primary source of Bank of Blountstown's liquidity and are generally invested on an overnight basis.

DEPOSITS AND OTHER INTEREST-BEARING LIABILITIES

     Deposits. Average total deposits increased $2.8 million, or 5.6% to $52.4 million during 1998 from $49.6 million in 1997. Average total deposits increased $4.8 million, or 10.7% to $49.6 million during 1997, from $44.8 million in 1996.

     The following table sets forth the deposits of Bank of Blountstown by category at the dates indicated.

                                                                   AVERAGE FOR THE YEAR
                                           ---------------------------------------------------------------------
                                                   1998                    1997                    1996
                                           ---------------------   ---------------------   ---------------------
                                             AVERAGE     AVERAGE     AVERAGE     AVERAGE     AVERAGE     AVERAGE
                                             AMOUNT       RATE       AMOUNT       RATE       AMOUNT       RATE
                                           OUTSTANDING    PAID     OUTSTANDING    PAID     OUTSTANDING    PAID
                                           -----------   -------   -----------   -------   -----------   -------
                                                                  (DOLLARS IN THOUSANDS)
Non-interest bearing demand deposits.....    $ 6,482        --%      $ 5,832        --%      $ 5,009        --%
Interest bearing demand deposits.........     11,425      3.22        10,384      3.13         8,554      3.14
Savings deposits.........................      2,693      3.15         2,729      3.14         2,743      3.05
Time deposits............................     31,803      5.93        30,677      6.03        28,460      6.17
                                             -------                 -------                 -------
          Total average deposits.........    $52,403                 $49,622                 $44,766
                                             =======                 =======                 =======

     Deposits, and particularly core deposits, have historically been Bank of Blountstown's primary source of funding and have enabled Bank of Blountstown to meet successfully both its short-term and long-term liquidity needs. Bank of Blountstown anticipates that such deposits will continue to be its primary source of funding in the future. Bank of Blountstown's loan to deposit ratio was 58.5% at December 31, 1998, compared to 64.5% at December 31, 1997. The maturity distribution of Bank of Blountstown's time deposits of $100,000 or more at December 31, 1998 is shown in the following table.

                MATURITIES OF TIME DEPOSITS OF $100,000 OR MORE

                AT DECEMBER 31, 1998
-----------------------------------------------------
UNDER 3                              OVER 12
MONTHS    3-6 MONTHS   6-12 MONTHS   MONTHS    TOTAL
-------   ----------   -----------   -------   ------
                   (IN THOUSANDS)
$3,130...   $2,327       $1,721      $2,179    $9,357
======      ======       ======      ======    ======

     Approximately 33.5% of Bank of Blountstown's time deposits of $100,000 or more had scheduled maturities within three months. Bank of Blountstown believes that large denomination certificate of deposit customers tend to be extremely sensitive to interest rate levels, making these deposits less reliable sources of funding for liquidity planning purposes than core deposits. While some financial institutions partially fund their balance sheets using large certificates of deposits obtained through brokers, these broker deposits are generally expensive and are unreliable as long-term funding sources. Accordingly, Bank of Blountstown does not actively solicit brokered deposits.

REGULATORY CAPITAL TABLE

     The table below represents Bank of Blountstown's actual regulatory and minimum regulatory capital requirements at December 31, 1998:

                                                                               TO BE WELL
                                                                           CAPITALIZED UNDER
                                                        FOR CAPITAL        PROMPT CORRECTIVE
                                     ACTUAL          ADEQUACY PURPOSES     ACTION PROVISIONS:
                               ------------------   -------------------   --------------------
                                 AMOUNT     RATIO     AMOUNT     RATIO      AMOUNT      RATIO
                               ----------   -----   ----------   ------   ----------   -------
AS OF DECEMBER 31, 1998
  Total Capital (to Risk
     Weighted Assets)........  $4,245,431   14.5%   $2,336,240    >=8.0%  $2,920,300    >=10.0%
  Tier I Capital (to Risk
     Weighted Assets)........  $3,871,431   13.3%   $1,168,120    >=4.0%  $1,752,180     >=6.0%
  Tier I Capital (to Average
     Assets).................  $3,871,431    7.0%   $2,212,960    >=4.0%  $2,766,200     >=5.0%

IMPACT OF INFLATION

     Unlike most industrial companies, the assets and liabilities of financial institutions such as Bank of Blountstown are primarily monetary in nature. Therefore, interest rates have a more significant effect on Bank of Blountstown's performance than do the effect of changes in the general rate of inflation and changes in prices. In addition, interest rates do not necessarily move in the same direction or in the same magnitude as the prices of goods and services. Management seeks to manage the relationships between interest sensitive assets and liabilities in order to protect against wide interest rate fluctuations, including any resulting from inflation. See "-- Net Interest
Income: Interest Sensitivity."

                        BUSINESS OF BANK OF BLOUNTSTOWN

     Bank of Blountstown is a state-chartered commercial bank which provides a range of consumer and commercial banking services through two offices in Calhoun County, Florida. At March 31, 1999, Bank of Blountstown had assets of approximately $56.8 million, loans of approximately $31.7 million, deposits of approximately $52.3 million, and stockholders' equity of approximately $3.9 million. Bank of Blountstown's principal executive office is located at 307 W. Central Avenue, Blountstown, Florida 32424-1903, and its telephone number at such address is (850) 674-5900.

BUSINESS AND PROPERTIES

     Banking Services. Bank of Blountstown has operated a commercial banking business since 1987. Bank of Blountstown offers many banking services, including checking accounts, savings accounts, certificates of deposit, money market accounts, money orders, travelers' checks, safe deposit boxes, night depository, installment loans, commercial loans, mortgage loans and mortgage collections. Bank of Blountstown does not have trust powers.

     Bank of Blountstown's commercial loan department serves a variety of professionals and local businesses, including many small, family owned enterprises. The department offers a full range of business credit services including lines of credit, term loans, revolving loans, equipment financing and mortgages loans. Bank of Blountstown's consumer loan services include consumer credit common to most full-service commercial banks. These services include automobile loans, home improvement loans, home equity lines of credit and other personal loans.

     Employees. As of March 31, 1999, Bank of Blountstown had 27 employees. Management of Bank of Blountstown believes that its employee relations have been and continue to be good. No employees are represented by any union or similar group, and Bank of Blountstown has never experienced any strike or labor dispute.

     Properties. Bank of Blountstown's main office is located in a one-story 4,600 square foot building located at 307 W. Central Avenue, Blountstown, Florida. The building was erected in 1987 and includes four (4) drive-in lanes. This facility is owned by Bank of Blountstown. Bank of Blountstown also leases a modular unit for its branch in Altha, Florida which opened in 1997. The branch is located at Highway 71 N. at Look and Tremble Road, Altha, Florida 32421 and includes one drive-in lane.

COMPETITION

     Bank of Blountstown encounters vigorous competition in its market areas for the provision of depository institution financial services from a number of sources, including bank holding companies and commercial banks and savings and loan associations that are domiciled in or operate in Calhoun County, where most of Bank of Blountstown's customers reside. Regional interstate banking laws and other recent federal and state laws have resulted in increased competition from both conventional banking institutions and other businesses offering financial services and products. Bank of Blountstown also competes for interest-bearing funds with a number of other financial intermediaries and nontraditional consumer investment alternatives, including brokerage firms, consumer finance companies, commercial finance companies, credit unions, money market funds, and federal, state, and municipal issuers of short-term obligations. Many of these competitors have greater financial resources than Bank of Blountstown. At March 31, 1999, there were approximately two commercial banks and one credit union competing with Bank of Blountstown in Calhoun County.

LEGAL PROCEEDINGS

     Bank of Blountstown is not a party to any material legal proceedings other than ordinary routine litigation incidental to its business.

MANAGEMENT

     The directors and executive officers of the Bank of Blountstown, their ages and positions and the number of shares of the Bank of Blountstown common stock beneficially owned by them at March 31, 1999 are indicated below. Except as otherwise indicated, the person named has sole investment and voting power.

                                                                              NUMBER AND PERCENT
                                                                                  OF SHARES
                                                                              BENEFICIALLY OWNED
                                                                              ------------------
NAME                                          AGE     BANK OF BLOUNTSTOWN     NUMBER     PERCENT
----                                          ---     -------------------     ------     -------
Gerald Cayson...............................  73     Chairman and Director    10,685(1)   10.6
Douglas R. Davis, Jr........................  63     Director                  8,000       8.0
                                                     President and
Jed M. Hiers................................  37     Director                      0       N/A
Gordon Revell...............................  67     Director                 12,330(2)   12.3
Jerry M. Smith..............................  59     Director                  9,750(3)    9.7
J.W. Weaver, Jr.............................  58     Director                 11,294      11.2
Terry Waldron...............................  29     Cashier                       0       N/A
Clay Whitehead..............................  49     CEO and Director              0       N/A

---------------

(1) Includes 5,422 shares held in the name Betty Ann Cayson.
(2) Includes 6,164 shares in the name of Willie Frances Revell.
(3) Held in the name Jerry M. Smith or Laura G. Smith.

     All executive officers and directors of the Bank of Blountstown are elected for one year terms.

MARKET FOR THE BANK OF BLOUNTSTOWN COMMON STOCK

     Bank of Blountstown's authorized capital stock consists of 100,000 shares of common stock, par value $12.00 per share, of which 100,000 shares were issued and outstanding as of the record date. There are presently approximately 110 stockholders of record of Bank of Blountstown. Bank of Blountstown acts as its own transfer agent and registrar. There is no established public market for the Bank of Blountstown common stock, nor are there any published quotations for such shares.

     Bank of Blountstown's management has knowledge of only two trades of Bank of Blountstown common stock in 1997, 1998 or thus far in 1999. In the third quarter of 1997, 575 shares of Bank of Blountstown common stock were traded at a price of $62.50 per share, and in the third quarter of 1998, 50 shares of Bank of Blountstown common stock were traded at a price of $40.00 per share. These prices represent actual trades but may not include all trades that occurred during the reported periods. The prices given are the result of limited trading and may not be representative of the actual fair market value of the Bank of Blountstown common stock.

     Because of the absence of an established public trading market for the Bank of Blountstown common stock, the exchange ratio for the Bank of Blountstown common stock in connection with the Bank of Blountstown merger was determined by arm's-length negotiations with the Corporation, and the price was based on a number of factors, including, among other things, the growth rate and earnings of Bank of Blountstown and book value of the Bank of Blountstown common stock, the industry, the capital structure of Bank of Blountstown, the market in which Bank of Blountstown operates, the capital needs of Bank of Blountstown and judgments as to Bank of Blountstown's future prospects. The exchange ratio, which is supported by the fairness opinion, may not be indicative of the market or actual value of the Bank of Blountstown common stock. See the fairness opinion attached hereto as Annex H and the Bank of Blountstown Financial Statements and related notes included elsewhere in this Prospectus-Joint Proxy Statement.

     Jerry M. Smith, a director of each of C&L, Bank of Bristol and Bank of Blountstown, intends to sell approximately 63 shares of his C&L common stock and approximately 586 shares of his Bank of Blountstown common stock in a private transaction, the aggregate amount of which will not exceed $100,000.

           COMPARISON OF RIGHTS OF C&L STOCKHOLDERS, BANK OF BRISTOL
                 STOCKHOLDERS, BANK OF BLOUNTSTOWN STOCKHOLDERS
                          AND CORPORATION STOCKHOLDERS

     C&L, Bank of Bristol and Bank of Blountstown are incorporated in Florida, and the Corporation is incorporated in Delaware. After the mergers and the share exchange, the former C&L, Bank of Bristol and Bank of Blountstown stockholders will have their rights and obligations as Corporation stockholders governed by Delaware law. A summary comparison of the material rights of a Corporation stockholder under the Corporation Restated Certificate and the Corporation Bylaws, the rights of a C&L stockholder under the C&L's Articles of Incorporation and Bylaws, the rights of a Bank of Bristol stockholder under the Bank of Bristol's Articles of Incorporation and Bylaws and the rights of a Bank of Blountstown stockholder under Bank of Blountstown's Articles of Incorporation and Bylaws, is described below. The information set forth below is qualified in its entirety by reference to the Corporation Restated Certificate, the Corporation Bylaws and to the Articles of Incorporation and the Bylaws of each of C&L, Bank of Bristol and Bank of Blountstown.

CLASSES AND SERIES OF CAPITAL STOCK

     C&L. Pursuant to the C&L Articles, C&L is authorized to issue 20,000 shares of common stock, par value $10.00 per share. There are no other classes of stock authorized under the Articles. As of March 31, 1999, there were 16,274 shares of C&L common stock issued and outstanding.

     Bank of Bristol. The Bank of Bristol is authorized to issue up to 20,000 shares of common stock, par value $10.00 per share. There are no other classes of stock authorized under the Bank of Bristol Articles. As of March 31, 1999, 20,000 shares were issued and outstanding.

     Bank of Blountstown. The Bank of Blountstown Articles authorize the issuance of up to 100,000 shares of Blountstown common stock, par value $12.00, of which 100,000 were issued and outstanding as of March 31, 1999. There are no other classes of stock authorized.

     The Corporation. The Corporation is authorized by the Corporation Restated Certificate to issue up to 30,000,000 shares of capital stock, of which 25,000,000 shares are designated common stock, par value $.001 per share, and 5,000,000 shares are designated preferred stock, par value $.001 per share. As of March 31, 1999, there were 12,204,562 shares of Corporation common stock outstanding. In addition, 1,000,000 shares of Corporation common stock have been reserved for future option grants under the Corporation's stock option plans. The Board of Directors of the Corporation has the authority to issue Corporation preferred stock in one or more series and fix the rights, preferences, privileges and restrictions for each such series, without any further vote or action by the stockholders. As of March 31, 1999, there were no shares of Corporation preferred stock issued and outstanding, and the Board of Directors of the Corporation does not currently intend to issue shares of Corporation preferred stock.

     Therefore, as a consequence of and following the mergers and the share exchange, the holders of C&L, Bank of Bristol and Bank of Blountstown common stock exchanged for Corporation common stock will be subject to the Corporation Restated Certificate which authorizes substantially more shares of common stock, as well as the issuance of preferred stock.

SIZE AND ELECTION OF THE BOARD OF DIRECTORS

     C&L. The Amended and Restated Bylaws of C&L (the "C&L Bylaws") provide that the C&L Board of Directors shall consist of not more than fifteen but not less than three members. The terms of directors of C&L expire at the next annual stockholders' meeting following their election. The C&L Board of Directors shall fix the size of the board by resolution. The C&L Board of Directors are elected by a plurality vote at the annual meeting of stockholders.

     Bank of Bristol. The Bank of Bristol Articles provide that the number of directors shall be no less than five and no more than twenty-five who shall be elected by the stockholders at their annual meeting. If authorized by a majority of the stockholders, a majority of the full board of directors may increase the number of directors and appoint persons to fill the resulting vacancies, but not more than two such additional directors may be so authorized and appointed in any one year.

     Bank of Blountstown. The Bank of Blountstown Board of Directors shall be not fewer than five members, nor more than twenty-five members. The exact number of directors may be fixed by the stockholders at any stockholders meeting, provided that the Bank of Blountstown Board of Directors may not increase the number of directors to a number which exceeds by more than two the number of directors last elected by stockholders where such number was fifteen or less, or which exceeds by more than four the number of directors last elected by stockholders where such number was sixteen or more.

     The Corporation. The Corporation Restated Certificate divides the Board of Directors of the Corporation into three classes as nearly equal in number as is reasonably possible, with staggered terms. With a classified board of directors, at least two annual meetings of stockholders, instead of one, will be required to effect a change in the majority of the Board of Directors of the Corporation. The Corporation Bylaws provide that the Board of Directors of the Corporation shall consist of not more than 30 directors, nor less than three directors. The Board of Directors of the Corporation shall fix the size of the board by the resolution. Directors of the Corporation are elected by a plurality of votes cast at the annual meeting of stockholders.

     Therefore, as a consequence of and following the mergers and the share exchange, the holders of C&L, Bank of Bristol and Bank of Blountstown common stock exchanged for Corporation common stock with respect to the size and composition of the Board of Directors of the Corporation will be governed by the Corporation Restated Certificate described in the preceeding paragraph.

REMOVAL OF DIRECTORS

     C&L. The C&L Bylaws provide that the stockholders may remove one or more directors with or without cause pursuant to the provisions of Section 607.0808 of the Florida Business Corporation Act. Cumulative voting is not authorized in C&L's Articles.

     Bank of Bristol. The Bank of Bristol stockholders may remove one or more directors with or without cause pursuant to the provisions of the Florida Business Corporation Act. Cumulative voting is not authorized in the Bank of Bristol Articles.

     Bank of Blountstown. The Bank of Blountstown stockholders may remove one or more directors with or without cause pursuant to the provisions of the Florida Business Corporation Act. Cumulative voting is not authorized in the Bank of Blountstown Articles.

     The Corporation. The Corporation Bylaws provide that a director may be removed with or without cause by the vote of the holders of a majority of the shares of Corporation common stock entitled to vote at an election of directors, except as otherwise provided by applicable law.

     Therefore, as a consequence of and following the mergers and the share exchange, the holders of C&L, Bank of Bristol and Bank of Blountstown common stock exchanged for Corporation common stock will be able to remove a director from the Board of Directors of the Corporation only by a vote of the holders of a majority of the shares of Corporation common stock entitled to vote at an election of directors, except as otherwise provided by applicable law.

DIVIDENDS

     C&L. Pursuant to the Florida Business Corporation Act, a board of directors may from time to time make distributions to its stockholders, subject to restrictions in its articles of incorporation, provided that no distribution may be made if, after giving it effect, (1) the corporation would not be able to pay its debts as they become due in the usual course of business, or (2) the corporation's total assets would be less than the sum of its total liabilities plus (unless the articles of incorporation permit otherwise) the amount that would be needed, if the corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of stockholders whose preferential rights are superior to those receiving the distribution.

     Bank of Bristol. The Florida Banking Code provides that, after charging off bad debts, depreciation and other worthless assets, if any, and after making provision for reasonably anticipated future losses on loans and other assets, the board of directors of a state bank may declare (1) quarterly, semi-annually or annually a dividend out of the aggregate of the net profits of that period combine with its retained net profits of the preceding two years and (2) with the prior approval of the Florida Banking Department, a dividend from retained net profits which accrued prior to the preceding two years; provided, however, that (x) no dividend may be declared on the bank's common stock until the bank carries 20% of its net profits for such preceding period as is covered by the dividend to its surplus fund, until the surplus fund equals at least the amount of its common and preferred stock then issued and outstanding; and that (y) no dividend may be declared if the bank's net income from the current year combined with the retained net income from the preceding two years is a loss or would cause the capital accounts of the bank to fall below the minimum amount required by law, regulation, order or any written agreement with the Florida Banking Department or a state or federal regulatory agency. Under the Florida Banking Code, a stock split or dividend on shares of capital stock of a bank which results in a greater number of shares without increasing or decreasing the capital accounts of the bank does not constitute a dividend.

     Bank of Blountstown. The Florida Banking Code provides that, after charging off bad debts, depreciation and other worthless assets, if any, and after making provision for reasonably anticipated future losses on loans and other assets, the board of directors of a state bank may declare (1) quarterly, semi-annually or annually a dividend out of the aggregate of the net profits of that period combine with its retained net profits of the preceding two years and
(2) with the prior approval of the Florida Banking Department, a dividend from retained net profits which accrued prior to the preceding two years; provided, however, that (x) no dividend may be declared on the bank's common stock until the bank carries 20% of its net profits for such preceding period as is covered by the dividend to its surplus fund, until the surplus fund equals at least the amount of its common and preferred stock then issued and outstanding; and that
(y) no dividend may be declared if the bank's net income from the current year combined with the retained net income from the preceding two years is a loss or would cause the capital accounts of the bank to fall below the minimum amount required by law, regulation, order or any written agreement with the Florida Banking Department or a state or federal regulatory agency. Under the Florida Banking Code, a stock split or dividend on shares of capital stock of a bank which results in a greater number of shares without increasing or decreasing the capital accounts of the bank does not constitute a dividend.

     The Corporation. The Corporation Restated Certificate authorizes the Board of Directors of the Corporation to declare a dividend to distribute to the stockholders, without a vote of the stockholders, any portion of the assets of the Corporation which are available under Delaware law for distribution.

     Therefore, as a consequence of and following the mergers and the share exchange, the rights and obligations of holders of C&L, Bank of Bristol and Bank of Blountstown common stock exchanged for Corporation common stock with respect to the payment of dividends will be governed by the Corporation Restated Certificate.

CONVERSION AND DISSOLUTION

     C&L. The C&L common stock cannot be converted into any other type of stock. The C&L Articles do not authorize the issuance of preferred stock.

     Bank of Bristol. The Bank of Bristol common stock cannot be converted into any other type of stock. The Bank of Bristol Articles do not authorize the issuance of preferred stock.

     Bank of Blountstown. The Bank of Blountstown common stock cannot be converted into any other type of stock. The Bank of Blountstown Articles do not authorize the issuance of preferred stock.

     The Corporation. The Corporation common stock cannot be converted into any other type of stock of the Corporation. The Corporation Restated Certificate authorizes the issuance of 5,000,000 shares of preferred stock, par value $.001 per share, and provides that shares of Corporation preferred stock may have the voting powers, preferences and other special rights (including, without limitation, the right to convert the shares of

Corporation preferred stock into shares of Corporation common stock) as described in the Corporation Restated Certificate or resolutions providing for the issuance of Corporation preferred stock. If the Board of Directors of the Corporation designated a series of Corporation preferred stock, such Corporation preferred stock could be entitled to preferential payments in the event of dissolution of the Corporation.

     Therefore, as a consequence of and following the mergers and the share exchange, the rights and obligations of holders of C&L, Bank of Bristol and Bank of Blountstown common stock exchanged for Corporation common stock with respect to conversion and dissolution will be subject to subordination to any Corporation preferred stock designated by the Board of Directors of the Corporation to be entitled to preferential payments in the event of dissolution of the Corporation.

AMENDMENT OR REPEAL OF THE CERTIFICATE OF INCORPORATION AND BYLAWS

     C&L. The Florida Business Corporation Act generally provides that a Florida corporation's articles of incorporation may be amended in certain minor respects without stockholder action, but the Florida Business Corporation Act requires most amendments to be adopted by the affirmative vote of a majority of the shares entitled to vote thereon upon recommendation of the board of directors. Unless the Florida Business Corporation Act requires a greater vote, amendments may be adopted by a majority of the votes cast, a quorum being present. The Florida Business Corporation Act also permits a board of directors to amend or repeal the bylaws unless the Florida Business Corporation Act or the stockholders provide otherwise. The stockholders entitled to vote have concurrent power to amend or repeal the bylaws.

     Bank of Bristol. Under the Florida Banking Code, amendments to the Bank of Bristol Articles must receive the prior written approval of the Florida Banking Department. Pursuant to the Florida Business Corporation Act, except in limited circumstances, amendments to the Bank of Bristol Articles of Incorporation must also be recommended by the Bank of Bristol Board of Directors and approved by a majority of votes entitled to be cast by each voting group entitled to vote on the amendment. Under the Florida Banking Code and the Bank of Bristol Bylaws, the Bank of Bristol Board of Directors may amend the Bank of Bristol Bylaws.

     Bank of Blountstown. Under the Florida Banking Code, amendments to the Bank of Blountstown Articles must receive the prior written approval of the Florida Banking Department. Pursuant to the Florida Business Corporation Act, except in limited circumstances, amendments to the Bank of Blountstown Articles also must be recommended by the Bank of Blountstown Board of Directors and approved by a majority of votes entitled to be cast by each voting group entitled to vote on the amendment. Under the Florida Banking Code and the Bank of Blountstown Bylaws, the Bank of Blountstown Board of Directors may amend the Bank of Blountstown Bylaws.

     The Corporation. Under Delaware law, unless its certificate of incorporation or bylaws require a greater vote, amendment of a corporation's certificate of incorporation generally requires the approval of the holders of a majority of the outstanding stock entitled to vote thereon. If the amendment would increase or decrease the number of authorized shares of any class or series or the par value of such shares or would adversely affect the shares of such class or series, the approval of the holders of a majority of the outstanding stock of such class or series is required to amend the certificate of incorporation. The Corporation's Restated Certificate and Bylaws impose no greater voting requirement.

     The Corporation Restated Certificate and Bylaws provide that the Corporation Bylaws may be altered, amended or repealed by a vote of a majority of the entire Board of Directors of the Corporation, or by a majority of the outstanding stock entitled to vote thereon.

     Therefore, as a consequence of and following the mergers and the share exchange, the rights and obligations of holders of C&L, Bank of Bristol and Bank of Blountstown common stock exchanged for Corporation common stock with respect to amendment or repeal of the Corporation Restated Certificate or Corporation Bylaws will be governed by the provisions described in the preceding paragraphs.

SPECIAL MEETINGS OF STOCKHOLDERS

     C&L. C&L's Bylaws provide that special meetings may be called by the President, the C&L Board of Directors or stockholders holding at least ten percent of the outstanding shares of capital stock of C&L.

     Bank of Bristol. The Bank of Bristol Bylaws provide that, unless specifically provided by statute, special meetings of the Bank of Bristol stockholders may be called for any purpose at any time by the Bank of Bristol Board of Directors or by any three or more stockholders owning, in the aggregate, not less than twenty-five percent of the Bank of Bristol common stock.

     Bank of Blountstown. The Bank of Blountstown Bylaws provide that, unless specifically provided by statute, special meetings of the Bank of Blountstown stockholders may be called for any purpose at any time by the Bank of Blountstown Board of Directors or by any three or more stockholders owning, in the aggregate, not less than twenty-five percent of the Bank of Blountstown common stock.

     The Corporation. The Corporation Bylaws provide that a special meeting of the Corporation stockholders, unless otherwise prescribed by law, may be called at any time by the Chairman of the Board, President or by order of the Board of Directors of the Corporation. Special meetings of stockholders prescribed by law for the election of directors shall be called by the Board of Directors of the Corporation, the Chairman of the Board, the President or the Secretary whenever "required" to do so by applicable law.

     Therefore, as a consequence of and following the mergers and the share exchange, the rights and obligations of holders of C&L, Bank of Bristol and Bank of Blountstown common stock exchanged for Corporation common stock with respect to the calling of special meetings of stockholders will be governed by the Corporation Bylaws.

LIABILITY OF DIRECTORS

     C&L. The Florida Business Corporation Act generally provides that a director is not personally liable for monetary damages to the corporation or any other person for any statement, vote, decision or failure to act regarding corporate management or policy, unless: (i) the director breached or failed to perform his duties as a director and (ii) the director's breach of or failure to perform those duties constitutes: (1) a violation of the criminal law, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful; (2) a transaction from which the director derived an improper personal benefit, either directly or indirectly; (3) an unlawful distribution; (4) conscious disregard for the best interest of the corporation, or willful misconduct; or (5) recklessness or an act or omission which was committed in bad faith or with malicious purpose or in a manner exhibiting wanton and willful disregard of human rights, safety or property. This provision would absolve directors of C&L of personal liability for negligence in the performance of their duties, including gross negligence. It would not permit a director to be exculpated, however, from liability for actions involving conflicts of interest or breaches of the traditional "duty of loyalty" to C&L and its stockholders, and it would not affect the availability of injunctive or other equitable relief as a remedy.

     Bank of Bristol. The Florida Business Corporation Act generally provides that a director is not personally liable for monetary damages to the corporation or any other person for any statement, vote, decision or failure to act regarding corporate management or policy, unless: (i) the director breached or failed to perform his duties as a director and (ii) the director's breach of or failure to perform those duties constitutes: (1) a violation of the criminal law, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful; (2) a transaction from which the director derived an improper personal benefit, either directly or indirectly; (3) an unlawful distribution; (4) conscious disregard for the best interest of the corporation, or willful misconduct; or (5) recklessness or an act or omission which was committed in bad faith or with malicious purpose or in a manner exhibiting wanton and willful disregard of human rights, safety or property. This provision would absolve directors of Bank of Bristol of personal liability for negligence in the performance of their duties, including gross negligence. It would not permit a director to be exculpated, however, from liability for actions involving conflicts of interest or breaches of the traditional "duty of loyalty" to Bank of Bristol and its stockholders, and it would not affect the availability of injunctive or other equitable relief as a remedy.

     Bank of Blountstown. The Florida Business Corporation Act generally provides that a director is not personally liable for monetary damages to the corporation or any other person for any statement, vote, decision or failure to act regarding corporate management or policy, unless: (i) the director breached or failed to perform his duties as a director and (ii) the director's breach of or failure to perform those duties constitutes: (1) a violation of the criminal law, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful; (2) a transaction from which the director derived an improper personal benefit, either directly or indirectly; (3) an unlawful distribution; (4) conscious disregard for the best interest of the corporation, or willful misconduct; or (5) recklessness or an act or omission which was committed in bad faith or with malicious purpose or in a manner exhibiting wanton and willful disregard of human rights, safety or property. This provision would absolve directors of Bank of Blountstown of personal liability for negligence in the performance of their duties, including gross negligence. It would not permit a director to be exculpated, however, from liability for actions involving conflicts of interest or breaches of the traditional "duty of loyalty" to Bank of Blountstown and its stockholders, and it would not affect the availability of injunctive or other equitable relief as a remedy.

     The Corporation. Delaware law permits a corporation to include a provision in its certificate of incorporation eliminating or limiting the personal liability of a director or officer to a corporation or its stockholders for damages for breach of the director's fiduciary duty, subject to certain limitations. The Corporation Restated Certificate includes such a provision which, as described below, limits the liability to the fullest extent permitted under applicable law.

     The Corporation Restated Certificate provides that a director will not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

     - for any breach of the director's duty of loyalty to the corporation or its stockholders;

     - for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

     - under Section 174 of Delaware law, which concerns unlawful payments of dividends or expenditures of funds for unlawful stock purchases or redemptions; or

     - for any transaction from which the director derived an improper personal benefit.

     While these provisions provide directors with protection from awards of monetary damages for breaches of their duty of care, they do not eliminate such duty. Accordingly, these provisions will have no effect on the availability of equitable remedies such as an injunction or rescission based on a director's breach of his or her duty of care. The provisions described above apply to an officer of the Corporation only if he or she is a director of the corporation and is acting in his or her capacity as director, and do not apply to officers of the corporation who are not directors.

     Therefore, as a consequence of and following the mergers and the share exchange, the holders of C&L, Bank of Bristol and Bank of Blountstown common stock exchanged for Corporation common stock with respect to the liability of directors will be governed by the provisions of the Corporation Restated Certificate described above.

                DESCRIPTION OF CAPITAL STOCK OF THE CORPORATION

AUTHORIZED CAPITAL STOCK

     The Corporation Restated Certificate provides that the Corporation may issue 5,000,000 shares of Corporation preferred stock, par value $.001 per share, and 25,000,000 shares of Corporation common stock, par value $.001 per share.

CORPORATION COMMON STOCK

     Holders of Corporation common stock are entitled to one vote for each share held of record on all matters to be submitted to a vote of the stockholders and do not have pre-emptive rights. Cumulative voting is not permitted. This means that the holders of shares entitled to exercise more than 50 percent of the voting rights in the election of directors, for example, will be able to elect all the Corporation's directors.

     The holders of Corporation common stock are entitled to dividends and other distributions as and if declared by the Board of Directors of the Corporation out of funds legally available. See "Summary of Prospectus -- Joint Proxy Statement -- Market and Market Prices." All outstanding shares of Corporation common stock are, and the shares to be issued in the mergers and share exchange will be, when issued pursuant to the applicable agreement, fully paid and nonassessable. Upon the liquidation, dissolution or winding up of the Corporation, the holders of Corporation common stock would be entitled to share pro rata in the distribution of all assets, if any, of the Corporation remaining after payment or provision for payment of all the Corporation's debts and obligations and preferred liquidation payments, if any, to holders of any outstanding shares of Corporation preferred stock. Shares of the Corporation common stock are not subject to any redemption provisions and are not convertible into any other security or other property of the Corporation. No share of Corporation common stock is subject to any call or assessment.

CORPORATION PREFERRED STOCK

     The Board of Directors of the Corporation, without further stockholder authorization, is authorized to issue shares of Corporation preferred stock in one or more series. The Board of Directors of the Corporation shall determine and fix the rights, preferences and privileges of each series, including dividend rights and preferences over dividends on Corporation common stock and one or more series of Corporation preferred stock, conversion rights, voting rights (in addition to those provided by law), redemption rights and the terms of any sinking fund therefore, and rights upon liquidation, dissolution or winding up, including preferences over Corporation common stock and one or more series of Corporation preferred stock. Although the Corporation has no present plans to issue any shares of Corporation preferred stock, the issuance of shares of Corporation preferred stock, or the issuance of rights to purchase such shares, may have the effect of delaying, deferring or preventing a change in control of the Corporation or an unsolicited acquisition proposal.

CERTAIN PROVISIONS OF THE CORPORATION CERTIFICATE AND DELAWARE LAW

     Classified Board of Directors. The Corporation Restated Certificate and the Corporation Bylaws provide for the Board of Directors of the Corporation to be divided into three classes of directors, as nearly equal in number as is reasonably possible, with staggered terms. One class of directors is elected every year. The directors' terms expire either at the 1999, 2000 or 2001 annual meeting of stockholders of the Corporation, and every three years thereafter as to each class. See "The Corporation's Management -- Classified Board of Directors."

     The Corporation believes that classification of the Board of Directors into three classes will help to assure the continuity and stability of the Board of Directors of the Corporation and the Corporation's business strategies and policies as determined by the Board of Directors, since, generally, a majority of the directors at any given time will have had prior experience as directors of the Corporation. The Corporation believes that this, in turn, will permit the Board of Directors to more effectively represent the interests of stockholders.

     With three classes, at least two annual meetings of stockholders, instead of one, will generally be required to effect a change in the majority of the Board of Directors of the Corporation. This classification may discourage proxy contests for the election of directors or purchases of a substantial block of Corporation common stock because classification tends to prevent a change in control in a relatively short period of time. This classification could also have the effect of discouraging a third party from making a tender offer or otherwise attempting to obtain control of the Corporation. Under Delaware law, unless the certificate of incorporation otherwise provides, a director on a classified board may be removed by the stockholders of the corporation only for cause. The Corporation's Restated Certificate does not provide otherwise.

     Advance Notice Provisions for Stockholder Proposals and Stockholder Nominations of Directors. The Corporation's Restated Certificate provides that at an annual meeting of stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting business must be (a) specified in the notice of posting (or any supplement thereof, given by or at the direction of the Board of Directors of the Corporation, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors of the Corporation, or (c) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation.

     Delaware Takeover Statute. The Corporation is subject to Section 203 of Delaware law which, subject to certain exceptions, prohibits a Delaware corporation from engaging in any of a broad range of business combinations with any "interested stockholder" for a period of three years following the date that such stockholder became an interested stockholder, unless:

     - before that date, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

     - upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned;

     - by persons who are directors and also officers; and

     - by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

     - on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder. An "interested stockholder" is defined as any person that is (a) the owner of 15% or more of the outstanding voting stock of the corporation or (b) an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the three-year period immediately prior to the date on which it is sought to be determined whether such person is an interested stockholder.

LIMITATIONS ON LIABILITY OF OFFICERS AND DIRECTORS

     The Corporation Restated Certificate contains a provision eliminating or limiting director liability to the Corporation and its stockholders for monetary damages arising from acts or omissions in the director's capacity as a director. The provision does not, however, eliminate or limit the personal liability of a director:

     - for any breach of such director's duty of loyalty to the Corporation or its stockholders.

     - for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law.

     - under the Delaware statutory provision making directors personally liable, under a negligence standard, for unlawful dividends or unlawful stock purchases or redemptions.

     - for any transaction from which the director derived an improper personal benefit.

This provision offers persons who serve on the Board of Directors of the Corporation protection against awards of monetary damages resulting from breaches of their duty of care except as indicated above. As a result of this provision, the ability of the Corporation or a stockholder of the Corporation to successfully prosecute an action against a director for a breach of his duty of care is limited. However, the provision does not affect the availability of equitable remedies such as an injunction or rescission based upon a director's breach of his duty of care. The SEC has taken the position that the provision will have no effect on claims arising under the federal securities laws.

     In addition, the Corporation Restated Certificate and the Corporation Bylaws provide for mandatory indemnification rights, subject to limited exceptions, to any director, officer, employee or agent of the Corporation who by reason of the fact that he or she is a director, officer, employee or agent of the Corporation, is involved in a legal proceeding of any nature. Such indemnification rights include reimbursement for expenses incurred by such director, officer, employee or agent in advance of the final disposition of such proceeding in accordance with the applicable provisions of Delaware law.

TRANSFER AGENT AND REGISTRAR

     The transfer agent and registrar for the Corporation common stock is SunTrust Bank.

                                    EXPERTS

     The supplemental consolidated financial statements of The Banc Corporation appearing in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent auditors, to the extent indicated in their report thereon also appearing elsewhere herein. Such supplemental consolidated financial statements have been included herein in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

     Williams Cox Weidner and Cox, independent public accountants, serve as the independent accountants for C&L and Bank of Bristol.

     Williams Cox Weidner and Cox, independent public accountants, serve as the independent accountants for Bank of Blountstown.

                                 LEGAL MATTERS

     The validity of the shares of Corporation common stock to be issued to the stockholders of C&L, Bank of Bristol and Bank of Blountstown pursuant to the mergers and the share exchange will be passed upon by Haskell Slaughter & Young, L.L.C., Birmingham, Alabama. As of March 31, 1999, representatives of Haskell Slaughter & Young, L.L.C., beneficially own 24,150 shares of Corporation common stock.

                             ADDITIONAL INFORMATION

OTHER BUSINESS

     The Board of Directors of C&L, Bank of Bristol and Bank of Blountstown are not aware of any business to be acted upon at the special meetings other than as described herein. If, however, other matters are properly brought before any special meeting, or any adjournments or postponements thereof, the persons appointed as proxies will have discretion to vote or act thereon according to their best judgment and applicable SEC rules.

                         INDEX TO FINANCIAL STATEMENTS

                                                              PAGE
                                                              ----
THE BANC CORPORATION AND SUBSIDIARIES
Report of Independent Auditors..............................   F-3
Independent Auditor's Report................................   F-4
Supplemental Consolidated Statements of Financial
  Condition.................................................   F-5
Supplemental Consolidated Statements of Operations..........   F-6
Supplemental Consolidated Statements of Cash Flows..........   F-7
Supplemental Consolidated Statements of Changes in
  Stockholders' Equity......................................   F-8
Notes to Supplemental Consolidated Financial Statements.....   F-9
C & L BANKING CORPORATION AND SUBSIDIARIES
Independent Auditors' Report................................  F-34
Financial Statements
  Balance Sheets............................................  F-35
  Statements of Income and Comprehensive Income.............  F-36
  Statements of Changes in Stockholders' Equity.............  F-37
  Consolidated Statements of Cash Flows.....................  F-38
Notes to Financial Statements...............................  F-39
C & L BANK OF BLOUNTSTOWN
Independent Auditors' Report................................  F-51
Financial Statements
  Balance Sheets............................................  F-52
  Statements of Income and Comprehensive Income.............  F-53
  Statements of Changes in Stockholders' Equity.............  F-54
  Statements of Cash Flows..................................  F-55
  Notes to Financial Statements.............................  F-56

                         REPORT OF INDEPENDENT AUDITORS

Board of Directors

The Banc Corporation

     We have audited the accompanying supplemental consolidated statements of financial condition of The Banc Corporation and Subsidiaries as of December 31, 1998 and 1997 and the related supplemental consolidated statements of operations, changes in stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1998. The supplemental consolidated financial statements give retroactive effect to the merger of The Banc Corporation and Emerald Coast Bancshares, Inc. on February 12, 1999 which has been accounted for using the pooling of interests method as described in the notes to the supplemental consolidated financial statements. These financial statements are the responsibility of the management of The Banc Corporation. Our responsibility is to express an opinion on these supplemental financial statements based on our audits. We did not audit the financial statements of Emerald Coast Bancshares, Inc., which statements reflect total assets constituting 16% in 1998 and 15% in 1997, and net interest income constituting 17% in 1998, 11% in 1997, and 2% in 1996 of the related consolidated totals. Those statements were audited by other auditors whose report has been furnished to us, and our opinion, insofar as it relates to data included for Emerald Coast Bancshares, Inc., is based solely on the report of the other auditors.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits and the report of other auditors provide a reasonable basis for our opinion.

     In our opinion, based on our audits and the report of other auditors, the supplemental financial statements referred to above present fairly, in all material respects, the consolidated financial position of The Banc Corporation and Subsidiaries at December 31, 1998 and 1997, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1998, after giving retroactive effect to the merger of Emerald Coast Bancshares, Inc. as described in the notes to the supplemental consolidated financial statements in conformity with generally accepted accounting principles.

                                          /s/ Ernst & Young LLP

Birmingham, Alabama
March 19, 1999

                          INDEPENDENT AUDITOR'S REPORT

Board of Directors

The Banc Corporation

     We have audited and reported on the consolidated statements of financial condition of Emerald Coast Bancshares, Inc. and Subsidiary as of December 31, 1998 and 1997 and the consolidated statements of operations, changes in stockholders' equity, and cash flows for the years ended December 31, 1998 and 1997, and for the four months ended December 31, 1996 prior to their inclusion in the supplemental consolidated financial position of The Banc Corporation and Subsidiaries as of December 31, 1998 and 1997, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1998. These consolidated financial statements are the responsibility of the management of Emerald Coast Bancshares, Inc. and Subsidiary. Our responsibility is to express an opinion on these financial statements based on our audits. The contribution to the assets of the supplemental consolidated financial statements of The Banc Corporation by Emerald Coast Bancshares, Inc. and Subsidiary represented 16% in 1998 and 15% in 1997, and to net interest income 17% in 1998, 11% in 1997, and 2% in 1996 of the related consolidated totals.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Emerald Coast Bancshares, Inc. and Subsidiary as of December 31, 1998 and 1997, and the consolidated results of their operations and their cash flows for the years ended December 31, 1998 and 1997 and for the four months ended December 31, 1996 in conformity with generally accepted accounting principles.

                                          /s/ Saltmarsh, Cleaveland & Gund

Pensacola, Florida
March 19, 1999

                     THE BANC CORPORATION AND SUBSIDIARIES

          SUPPLEMENTAL CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                 (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                 DECEMBER 31,
                                                              -------------------
                                                                1998       1997
                                                              --------   --------
                                     ASSETS
Cash and due from banks.....................................  $ 25,595   $ 15,020
Interest bearing deposits in other banks....................       158        200
Federal funds sold..........................................    14,435     27,605
Securities available for sale...............................    77,442     56,142
Securities held-to-maturity (fair value of $26,309 in
  1997).....................................................        --     26,298
Mortgage loans held for sale................................     4,899         --
Loans.......................................................   366,167    218,069
Unearned income.............................................      (788)    (1,239)
                                                              --------   --------
Loans, net of unearned income...............................   365,379    216,830
Less allowance for loan losses..............................    (4,533)    (2,516)
                                                              --------   --------
          Net loans.........................................   360,846    214,314
Premises and equipment, net.................................    28,515     17,291
Accrued interest receivable.................................     3,791      3,194
Stock in FHLB and Federal Reserve Bank......................     1,760        649
Other assets................................................     6,953      2,997
                                                              --------   --------
                                                              $524,394   $363,710
                                                              ========   ========
                      LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits:
  Non-interest bearing demand...............................  $ 67,963   $ 39,864
  Interest-bearing demand...................................   124,761     65,172
  Savings...................................................    25,609     23,501
  Time deposits $100,000 and over...........................    66,779     61,406
  Other time................................................   150,254    116,842
                                                              --------   --------
          Total deposits....................................   435,366    306,785
Advances from FHLB..........................................    23,160         --
Other borrowed funds........................................     3,700      8,229
Accrued expenses and other liabilities......................     4,957      3,199
                                                              --------   --------
Total liabilities...........................................   467,183    318,213
Stockholders' equity:
  Preferred stock, par value $.001 per share; shares
     authorized 5,000,000; shares issued -0-................        --         --
  Common stock, par value $.001 per share; shares authorized
     25,000,000; shares issued 11,973,180 in 1998 and
     10,374,242 in 1997.....................................        12         10
  Surplus...................................................    42,888     30,481
  Retained earnings.........................................    14,233     14,770
  Accumulated other comprehensive income....................        78        236
                                                              --------   --------
Total stockholders' equity..................................    57,211     45,497
                                                              --------   --------
                                                              $524,394   $363,710
                                                              ========   ========

          See notes to supplemental consolidated financial statements.

                     THE BANC CORPORATION AND SUBSIDIARIES

               SUPPLEMENTAL CONSOLIDATED STATEMENTS OF OPERATIONS
                 (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                YEAR ENDED DECEMBER 31,
                                                              ---------------------------
                                                               1998      1997      1996
                                                              -------   -------   -------
Interest income:
  Interest and fees on loans................................  $27,430   $19,378   $12,698
  Interest on taxable securities............................    4,725     4,795     3,613
  Interest on tax exempt securities.........................      715       493       596
  Interest on federal funds sold............................      941       955     1,002
  Interest and dividends on other investments...............      198        83        65
                                                              -------   -------   -------
          Total interest income.............................   34,009    25,704    17,974
Interest expense:
  Interest on deposits......................................   15,328    11,823     7,997
  Interest expense on advances from FHLB and other borrowed
     funds..................................................      590       129        28
                                                              -------   -------   -------
          Total interest expense............................   15,918    11,952     8,025
                                                              -------   -------   -------
Net interest income.........................................   18,091    13,752     9,949
Provision for loan losses...................................    3,433     1,849       966
                                                              -------   -------   -------
Net interest income after provision for loan losses.........   14,658    11,903     8,983
Noninterest income:
  Service charges and fees..................................    2,251     1,862     1,622
  Gain on sale of loans.....................................      232        25        --
  Securities gains..........................................      272       217        52
  Other.....................................................      466       216       292
                                                              -------   -------   -------
          Total noninterest income..........................    3,221     2,320     1,966
Noninterest expense:
  Salaries and employee benefits............................    9,276     6,493     5,068
  Occupancy and equipment...................................    2,908     1,951     1,507
  Merger related costs......................................    1,466        --        --
  Other.....................................................    5,574     3,405     2,881
                                                              -------   -------   -------
          Total noninterest expenses........................   19,224    11,849     9,456
                                                              -------   -------   -------
(Loss) income before income taxes...........................   (1,345)    2,374     1,493
Income tax (benefit) expense................................     (978)      696       390
                                                              -------   -------   -------
Net (loss) income...........................................     (367)    1,678     1,103
                                                              -------   -------   -------
Average common shares outstanding...........................   11,011     8,449     7,217
Average common shares outstanding, assuming dilution........   11,011     8,568     7,314
Basic and diluted net (loss) income per common share........     (.03)      .20       .15
Dividends per common share..................................       --       .09       .08

          See notes to supplemental consolidated financial statements.

                     THE BANC CORPORATION AND SUBSIDIARIES

               SUPPLEMENTAL CONSOLIDATED STATEMENTS OF CASH FLOWS
                 (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                  YEAR ENDED DECEMBER 31,
                                                              -------------------------------
                                                                1998        1997       1996
                                                              ---------   --------   --------
OPERATING ACTIVITIES
Net (loss) income...........................................  $    (367)  $  1,678   $  1,103
Adjustments to reconcile net (loss) income to net cash
  (used) provided by operations:
  Depreciation..............................................      1,634        965        698
  Net amortization (accretion) of securities................        293       (265)       (75)
  Gain on sale of securities available for sale.............       (272)      (217)       (52)
  Provision for loan losses.................................      3,433      1,849        966
  Increase in mortgage loans held for sale..................     (4,899)        --         --
  Increase in accrued interest receivable...................       (234)      (541)      (443)
  Deferred income tax benefit...............................     (1,697)        (5)      (378)
  Other changes, net........................................      1,702         24        172
                                                              ---------   --------   --------
Net cash (used) provided by operating activities............       (407)     3,488      1,991
INVESTING ACTIVITIES
Proceeds from maturity of interest bearing deposits.........        241         --        202
Decrease (increase) in federal funds sold...................     21,420    (14,135)     3,890
Proceeds from sales of securities available for sale........     61,109     28,185      9,107
Proceeds from maturities of securities available for sale...     39,509      8,951     10,071
Proceeds from maturities of securities held to maturity.....     15,028     12,137     10,178
Purchase of securities available for sale...................    (69,468)   (38,661)   (30,744)
Purchase of securities held to maturity.....................    (23,520)   (14,568)   (11,330)
Net increase in loans.......................................   (137,017)   (64,847)   (52,531)
Net cash paid in business combination.......................     (5,786)        --         --
Purchase of premises and equipment..........................    (14,670)    (4,851)    (4,610)
Proceeds from sale of bank premises.........................      3,795         --         --
Other investing activities, net.............................     (3,429)      (404)      (226)
                                                              ---------   --------   --------
Net cash used in investing activities.......................   (112,788)   (88,193)   (65,993)
FINANCING ACTIVITIES
Net increase in demand and savings deposits.................     66,339     29,477     48,488
Net increase in time deposits...............................     26,642     42,425     13,837
Increase (decrease) in FHLB advances........................     23,160     (1,600)     1,600
Payment on assumed debt.....................................         --     (1,513)        --
(Payments) advances of other borrowed funds.................     (4,529)     7,980     (1,005)
Proceeds from issuance and reissuance of common stock.......     12,279     17,890      7,764
Repurchase of common stock..................................         --     (9,496)       (16)
Dividends paid by pooled subsidiary.........................       (121)      (389)      (364)
                                                              ---------   --------   --------
Net cash provided by financing activities...................    123,770     84,774     70,304
                                                              ---------   --------   --------
Increase in cash and due from banks.........................     10,575         69      6,302
Cash and due from banks at beginning of year................     15,020     14,951      8,649
                                                              ---------   --------   --------
Cash and due from banks at end of year......................  $  25,595   $ 15,020   $ 14,951
                                                              =========   ========   ========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
  Cash paid during the year for:
    Interest................................................  $  15,433   $ 11,710   $  7,703
    Income taxes............................................        455        889        796
  Noncash transactions:
    Assets acquired in business combination.................  $  43,413   $     --         --
    Liabilities assumed in business combination.............     36,113         --         --
    Real estate acquired by assuming related liability and
      issuing common stock..................................         --      4,534         --
    Minority interest in subsidiary acquired by issuing
      common stock..........................................        130         --         --

          See notes to supplemental consolidated financial statements.

                     THE BANC CORPORATION AND SUBSIDIARIES

    SUPPLEMENTAL CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                    (AMOUNTS IN THOUSANDS EXCEPT SHARE DATA)

                                                                          ACCUMULATED
                                                                             OTHER
                                                                         COMPREHENSIVE                  TOTAL
                                           COMMON             RETAINED      INCOME       TREASURY   STOCKHOLDERS'
                                           STOCK    SURPLUS   EARNINGS      (LOSS)        STOCK        EQUITY
                                           ------   -------   --------   -------------   --------   -------------
Balance at January 1, 1996...............   $ 7     $12,083   $12,795        $ 261       $    --       $25,146
Comprehensive income:
  Net income.............................    --          --     1,103           --            --         1,103
  Other comprehensive (loss), net of
    taxes of $149:
    Unrealized losses on securities
      available for sale, net of
      reclassification adjustment........    --          --        --         (286)           --          (286)
                                                                                                       -------
  Comprehensive income...................                                                                  817
Dividends declared by pooled
  subsidiary.............................    --          --      (364)          --            --          (364)
Issuance of 1,508,461 shares of common
  stock, net of direct costs.............     1       7,714        --           --            --         7,715
Stock options exercised..................    --          50        --           --            --            50
Purchase of 7,454 shares of treasury
  stock..................................    --          --        --           --           (16)          (16)
Retirement of 7,454 shares of treasury
  stock..................................    --          --       (16)          --            16            --
                                            ---     -------   -------        -----       -------       -------
Balance at December 31, 1996.............     8      19,847    13,518          (25)           --        33,348
Comprehensive income:
  Net income.............................    --          --     1,678           --            --         1,678
  Other comprehensive income, net of
    taxes of $136:
    Unrealized gains on securities
      available for sale, net of
      reclassification adjustment........    --          --        --          261            --           261
                                                                                                       -------
  Comprehensive income...................                                                                1,939
Dividends declared by pooled
  subsidiary.............................    --          --      (389)          --            --          (389)
Issuance of 1,778,215 shares of common
  stock, net of direct costs.............     2       8,429        --           --            --         8,431
Acquisition of building through issuance
  of 460,500 shares of common stock......    --       2,205        --           --            --         2,205
Purchase of 1,990,908 shares of treasury
  stock..................................    --          --        --           --        (9,496)       (9,496)
Reissuance of treasury stock.............    --          --        --           --         9,459         9,459
Retirement of 14,908 shares of treasury
  stock..................................    --          --       (37)          --            37            --
                                            ---     -------   -------        -----       -------       -------
Balance at December 31, 1997.............    10      30,481    14,770          236            --        45,497
Comprehensive loss:
  Net loss...............................    --          --      (367)          --            --          (367)
  Other comprehensive (loss) net of taxes
    of $108:
    Unrealized losses on securities
      available for sale, arising during
      the period, net of reclassification
      adjustment.........................    --          --        --         (158)           --          (158)
                                                                                                       -------
  Comprehensive loss.....................                                                                 (525)
Issuance of 1,526,054 shares of common
  stock, net of direct costs.............     2      12,116        --           --            --        12,118
Stock options exercised..................    --         177        --           --            --           177
Restricted shares issued by pooled
  subsidiary.............................    --         114        --           --            --           114
Redemption of common stock by pooled
  subsidiary.............................    --          --       (49)          --            --           (49)
Dividends paid by pooled subsidiary......    --          --      (121)          --            --          (121)
                                            ---     -------   -------        -----       -------       -------
Balance at December 31, 1998.............   $12     $42,888   $14,233        $  78       $    --       $57,211
                                            ===     =======   =======        =====       =======       =======

          See notes to supplemental consolidated financial statements.

                     THE BANC CORPORATION AND SUBSIDIARIES

            NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     The Banc Corporation (Corporation) is a bank holding company incorporated under the laws of Delaware in April 1998 and headquartered in Birmingham, Alabama. The Corporation was established so that Warrior Capital Corporation (Warrior) could merge into the Corporation and thereby change its name to "The Banc Corporation" and its domicile from Alabama to Delaware. Warrior merged with the Corporation on September 24, 1998. During the fourth quarter of 1998, the Corporation acquired four financial institutions: Commercial Bancshares of Roanoke, Inc. and its subsidiary, the Commercial Bank of Roanoke (Roanoke), on October 16, 1998; City National Corporation and its subsidiary, City National Bank of Sylacauga (City National), on October 30, 1998; First Citizens Bancorp, Inc. and First Citizens Bank of Monroe County (First Citizens), on October 30, 1998; and Commerce Bank of Alabama (Commerce), on November 6, 1998. Each of the acquired banks and their branches have been merged with and into The Bank resulting in a single bank with 17 branch offices in Alabama.

     On February 12, 1999, the Corporation acquired Emerald Coast Bancshares, Inc. and its subsidiary, Emerald Coast Bank (Emerald). Emerald Coast Bank was formed on August 30, 1996. Emerald Coast Bancshares, Inc. was incorporated on August 16, 1997, at which time it acquired all of the outstanding shares of Emerald Coast Bank. Emerald Coast Bancshares, Inc. was merged into the Corporation on February 12, 1999. Emerald Coast Bank is a separate subsidiary of the Corporation with four branch offices in Northwest Florida. In February 1999, Emerald Coast Bank changed its charter from a state bank to a federal thrift.

BASIS OF PRESENTATION

     The supplemental consolidated financial statements of the Corporation give retroactive effect to the mergers with Warrior, City National, First Citizens, Commerce and Emerald, which have been accounted for using the pooling of interests method as described in Note 13. The merger with Roanoke was accounted for as a purchase. The Corporation's supplemental consolidated statements of operations include the results of operations of Roanoke from October 16, 1998, its date of acquisition. All significant intercompany accounts and transactions have been eliminated.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

INVESTMENT SECURITIES

     Investment securities are classified as either held-to-maturity, available for sale or trading at the time of purchase. The Corporation defines held-to-maturity securities as debt securities which management has the positive intent and ability to hold to maturity.

     Held-to-maturity securities are reported at cost, adjusted for amortization of premiums and accretion of discounts which are recognized in interest income using the effective yield method.

     Securities available for sale are reported at fair value and consist of bonds, notes, debentures, and certain equity securities not classified as trading securities nor as securities to be held to maturity. Unrealized holding gains and losses, net of deferred taxes, on securities available for sale are reported as a separate component of stockholders' equity until realized.

                     THE BANC CORPORATION AND SUBSIDIARIES

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)
     Gains and losses on the sale of securities available for sale are determined using the specific-identification method.

LOANS AND ALLOWANCE FOR LOAN LOSSES

     Loans are stated at the amount of unpaid principal, reduced by unearned discount and an allowance for loan losses. Interest income with respect to loans is accrued on the principal amount outstanding, except for interest on certain consumer loans, which is recognized over the term of the loan using a method which approximates a level yield.

     Accrual of interest is discontinued on a loan when management believes, after considering economic and business conditions and collection efforts, that the loan is impaired. Any unpaid interest previously accrued on those loans is reversed from income. Interest income generally is not recognized on specific impaired loans unless the likelihood of further loss is remote. Interest payments received on such loans are applied as a reduction of the loan principal balance. Interest income on other nonaccrual loans is recognized only to the extent of interest payments received.

     Impaired loans are specifically reviewed loans for which it is probable that the Corporation will be unable to collect all amounts due according to the terms of the loan agreement. Impairment is measured by comparing the recorded investment in the loan with the present value of expected future cash flows discounted at the loan's effective interest rate, at the loans observable market price, or the fair value of the collateral if the loan is collateral dependent. A valuation allowance is provided to the extent that the measure of the impaired loans is less than the recorded investment. A loan is not considered impaired during a period of delay in payment if the ultimate collectibility of all amounts due is expected. Larger groups of homogenous loans such as consumer installment and residential real estate mortgage loans are collectively evaluated for impairment. Payments received on impaired loans for which the ultimate collectibility of principal is uncertain are generally applied first as principal reductions.

     The allowance for loan loss is established through a provision for loan losses charged to expense. Loans are charged against the allowance for loan losses when management believes the collectibility of principal is unlikely. The allowance is the amount that management believes will be adequate to absorb possible losses on existing loans which may become uncollectible, based on evaluation of the collectibility of loans and prior loan loss experience. The evaluations take into consideration such factors as changes in the nature and volume of the loan portfolio, overall portfolio quality, review of specific problem loans, and current economic conditions that may affect the borrower's ability to pay.

MORTGAGE LOANS HELD FOR SALE

     Mortgage loans held for sale are carried at the lower of cost or market, determined on a net aggregate basis. Differences between the carrying amount of mortgage loans held for sale and the amounts received upon sale are credited or charged to income at the time the proceeds of the sale are collected. The fair values are based on quoted market prices of similar loans sold in conjunction with securitization transactions, adjusted for differences in loan characteristics.

PREMISES AND EQUIPMENT

     Premises and equipment are stated at cost less accumulated depreciation and amortization. Depreciation is computed over the estimated service lives of the assets using certain straight-line and accelerated methods, generally using five to fifty years for premises and five to ten years for furniture and equipment.

                     THE BANC CORPORATION AND SUBSIDIARIES

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)
     Expenditures for maintenance and repairs are charged to operations as incurred; expenditures for renewals and betterments are capitalized and written off by depreciation charges. Property retired or sold is removed from the asset and related accumulated depreciation accounts and any profit or loss resulting therefrom is reflected in the statement of operations.

INTANGIBLE ASSETS

     Intangible assets, primarily goodwill, are included in other assets, net of amortization calculated on a straight-line basis over a fifteen-year period.

     The Corporation reviews on a regular basis the carrying value of goodwill to determine if any impairment has occurred or if the period of recoverability has changed. If this review indicates that goodwill will not be recoverable, as determined based on the undiscounted cash flows of the entity acquired over the remaining amortization period, the carrying value of the goodwill will be reduced by the estimated shortfall of such cash flows. At December 31, 1998 and 1997 goodwill, net of accumulated amortization totaled $867,000 and $414,000, respectively.

OTHER REAL ESTATE

     Other real estate, acquired through partial or total satisfaction of loans, is carried at the lower of cost or net realized value in other assets. At the date of acquisition, losses are charged to the allowance for loan losses. Gain or loss from the sale of other real estate is included in other expense.

INCOME TAXES

     The supplemental consolidated financial statements are prepared on the accrual basis. The Corporation accounts for income taxes using the liability method pursuant to Statement of Financial Accounting Standards (SFAS) No. 109, Accounting for Income Taxes. Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to reverse.

OFF BALANCE SHEET FINANCIAL INSTRUMENTS

     In the ordinary course of business the Corporation has entered into off balance sheet financial instruments consisting of commitments to extend credit, commitments under credit card arrangements and commercial letters of credit and standby letters of credit. Such financial instruments are recorded in the financial statements when they become payable.

PER SHARE AMOUNTS

     Earnings per share computations are based on the weighted average number of shares outstanding during the periods presented.

     Diluted earnings per share computations are based on the weighted average number of shares outstanding during the period, plus the dilutive effect of stock options. All per share amounts reflect the adoption of SFAS No. 128, Earnings per Share.

STOCK-BASED COMPENSATION

     SFAS No. 123, Accounting for Stock-Based Compensation (Statement 123) establishes a "fair value" based method of accounting for stock-based compensation plans and allows entities to adopt that method of

                     THE BANC CORPORATION AND SUBSIDIARIES

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED) accounting for their employee stock compensation plans. However, it also allows an entity to continue to measure compensation cost for those plans using the intrinsic value based method of accounting prescribed by the Accounting Principles Board ("APB") Opinion No. 25, Accounting for Stock Issued to Employees (Opinion 25). The Corporation has elected to follow Opinion 25 and related interpretations in accounting for its employee stock options. Under Opinion 25, because the exercise price of the Corporation's employee stock options equals the market price of the underlying stock on the date of grant, no compensation expense is recognized.

     Statement 123 requires the disclosure of pro forma net income and earnings per share determined as if the Corporation had accounted for its employee stock options under the fair value method of that statement. The fair value for these options was estimated at the date of grant using a Black-Scholes option pricing model. Option valuation models require the input of subjective assumptions. Because these assumptions are subjective, the effects of applying Statement 123 for pro forma disclosures are not likely to be representative of the effects on reported net income for future years.

RECENT ACCOUNTING PRONOUNCEMENTS

     On January 1, 1998, the Corporation adopted SFAS No. 130, Reporting Comprehensive Income (Statement 130). This statement establishes standards for reporting the components of comprehensive income and requires that all items that are required to be recognized under accounting standards as components of comprehensive income be included in a financial statement that is displayed with the same prominence as other financial statements. Comprehensive income includes net income as well as certain items that are reported directly within a separate component of stockholders' equity and bypass net income. The adoption of Statement 130 had no impact on the Corporation's financial condition or results of operations.

     On December 31, 1998, the Corporation adopted SFAS No. 131, Disclosures About Segments of an Enterprise and Related Information (Statement 131). This statement changes the reporting of segment information in annual financial statements and requires public companies to report selected segment information in interim financial reports to shareholders. Under the Statement's "management approach," public companies are to report financial and descriptive information about their operating segments. Operating segments are revenue-producing components of an enterprise for which separate financial information is produced internally and are subject to evaluation by the chief operating decision maker in deciding how to allocate resources to segments. The disclosure requirements of Statement 131 had no impact on the Corporation's financial condition or results of operations.

     On December 31, 1998, the Corporation adopted SFAS No. 132, Employer's Disclosures about Pensions and Other Postretirement Benefits (Statement 132). This statement revises employers' disclosures about pension and other postretirement benefit plans. It does not change the measurement or recognition of those plans. It standardizes the disclosure requirements for pensions and other postretirement benefits to the extent practicable, requires additional information on changes in the benefit obligations and fair values of plan assets that will facilitate financial analysis. The adoption of Statement 132 had no impact on the Corporation's financial condition or results of operation.

     In June of 1998, the Financial Accounting Standards Board issued SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities (Statement
133). This statement established accounting and reporting standards for derivatives and for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the statement of financial condition and measure those instruments at fair value. The statement continues to allow derivative instruments to be used to hedge various risks and sets forth specific criteria to be used to determine when hedge accounting can be used. It also establishes special accounting treatment for fair value hedges, cash flow hedges and foreign currency hedges. The accounting for

                     THE BANC CORPORATION AND SUBSIDIARIES

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED) qualifying hedges results in recognizing offsetting changes in value or cash flows of both the hedge and the hedged item in earnings in the same period. Changes in the fair value of derivatives that do not meet the criteria of a qualifying hedge or that represent the ineffective portion of a hedge are required to be recognized in earnings in the period of change. The provisions of this statement become effective for quarterly and annual reporting beginning January 1, 2000. The impact of adopting Statement 133 on the Corporation's financial condition or results of operations has not been determined at this time.

2. INVESTMENT SECURITIES

     The amounts at which investment securities are carried and their approximate fair values at December 31, 1998 are as follows:

                                                               GROSS        GROSS      ESTIMATED
                                                 AMORTIZED   UNREALIZED   UNREALIZED     FAIR
                                                   COST        GAINS        LOSSES       VALUE
                                                 ---------   ----------   ----------   ---------
                                                                 (IN THOUSANDS)
Investment securities available for sale:
  Equity securities............................   $   170       $ --         $ 25       $   145
  U.S. Treasury and agency securities..........     7,055         24            5         7,074
  State, county and municipal securities.......    18,245        448           18        18,675
  Mortgage-backed securities...................    48,894        173          491        48,576
  Corporate debt...............................     1,712         25           --         1,737
  Other securities.............................     1,213         22           --         1,235
                                                  -------       ----         ----       -------
          Total................................   $77,289       $692         $539       $77,442
                                                  =======       ====         ====       =======

     The amounts at which investment securities are carried and their approximate fair values at December 31, 1997 are as follows:

                                                               GROSS        GROSS      ESTIMATED
                                                 AMORTIZED   UNREALIZED   UNREALIZED     FAIR
                                                   COST        GAINS        LOSSES       VALUE
                                                 ---------   ----------   ----------   ---------
                                                                 (IN THOUSANDS)
Investment securities available for sale:
  Equity securities............................   $   261       $ --         $ 38       $   223
  U.S. Treasury and agency securities..........    31,829         68           54        31,843
  State, county and municipal securities.......     7,699        353           --         8,052
  Mortgage-backed securities...................    12,867        101           29        12,939
  Corporate debt...............................     3,067         18           --         3,085
                                                  -------       ----         ----       -------
          Total................................   $55,723       $540         $121       $56,142
                                                  =======       ====         ====       =======
Investment securities held to maturity:
  U.S. Treasury and agency securities..........   $16,444       $ 21         $ 56       $16,409
  State, county and municipal securities.......     3,545         61           13         3,593
  Mortgage-backed securities...................     6,109         25           38         6,096
  Corporate debt...............................       200         11           --           211
                                                  -------       ----         ----       -------
          Total................................   $26,298       $118         $107       $26,309
                                                  =======       ====         ====       =======

     Securities with an amortized cost of $40,151,000 and $35,066,000 at December 31, 1998 and 1997, respectively, were pledged to secure United States government deposits and other public funds and for other purposes as required or permitted by law.

                     THE BANC CORPORATION AND SUBSIDIARIES

2. INVESTMENT SECURITIES -- (CONTINUED)
     The amortized cost and estimated fair values of investment securities at December 31, 1998, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                                SECURITIES AVAILABLE FOR SALE
                                                                ------------------------------
                                                                                    ESTIMATED
                                                                AMORTIZED COST     FAIR VALUE
                                                                ---------------    -----------
                                                                        (IN THOUSANDS)
Due in one year or less.....................................        $ 1,470          $ 1,469
Due after one year through five years.......................          7,035            7,159
Due after five years through ten years......................          6,921            7,138
Due after ten years.........................................         12,799           12,955
Mortgage-backed securities..................................         48,894           48,576
Equity securities...........................................            170              145
                                                                    -------          -------
                                                                    $77,289          $77,442
                                                                    =======          =======

     Gross realized gains on sales of investment securities available for sale in 1998, 1997 and 1996 were $384,000, $245,000 and $82,000, respectively, and gross realized losses for the same periods were $112,000, $28,000 and $30,000, respectively.

     During 1998 the Corporation transferred securities with a carrying value of $34,790,000 and fair value of $34,988,000 from the held to maturity category to available for sale. The unrealized gain of $198,000 at the date of transfer has been recognized in other comprehensive income net of deferred income taxes of $79,000. The securities were transferred in order to provide liquidity to the Corporation to meet the increasing loan demand being generated from its Birmingham branch which opened on July 1, 1998.

     The components of other comprehensive loss for the year ended December 31, 1998 are as follows:

                                                                       INCOME TAX   NET OF
                                                             PRE-TAX   (BENEFIT)    INCOME
                                                             AMOUNT     EXPENSE      TAX
                                                             -------   ----------   ------
Unrealized gain on available for sale securities...........   $   6      $  --      $   6
Less: reclassification adjustment for gains realized in net
  loss.....................................................     272        108        164
                                                              -----      -----      -----
          Net unrealized loss..............................   $(266)     $(108)     $(158)
                                                              =====      =====      =====

3. LOANS

     At December 31, 1998 and 1997 the composition of the loan portfolio was as follows:

                                                                1998       1997
                                                              --------   --------
                                                                (IN THOUSANDS)
Commercial and industrial...................................  $138,190   $ 72,086
Real estate -- construction.................................    35,647     17,730
Real estate -- mortgage.....................................   115,894     78,071
Consumer....................................................    67,968     47,187
All other loans.............................................     8,468      2,995
                                                              --------   --------
Total loans.................................................  $366,167   $218,069
                                                              ========   ========

     At December 31, 1998 and 1997 the Corporation's recorded investment in loans considered to be impaired under SFAS No. 114 was $894,000 and $300,000, respectively. There was approximately $134,000 and $29,000 at December 31, 1998 and 1997, respectively, in the allowance for loan losses specifically

                     THE BANC CORPORATION AND SUBSIDIARIES

3. LOANS -- (CONTINUED)
allocated to impaired loans. The average recorded investment in impaired loans during 1998, 1997 and 1996 was approximately $598,000, $258,000 and $215,000, respectively. No material amount of interest income was recognized on impaired loans for the years ended December 31, 1998, 1997 and 1996.

     The Corporation has no commitments to loan additional funds to the borrowers whose loans are on nonaccrual.

4. ALLOWANCE FOR LOAN LOSSES

     A summary of the allowance for loan losses for the years ended December 31, 1998, 1997 and 1996 follows:

                                                              1998      1997      1996
                                                             -------   -------   ------
                                                                   (IN THOUSANDS)
Balance at beginning of year...............................  $ 2,516   $ 1,760   $1,477
Allowance of acquired bank.................................      368        --       --
Provision for loan losses..................................    3,433     1,849      966
Loan charge-offs...........................................   (2,354)   (1,373)    (844)
Recoveries.................................................      570       280      161
                                                             -------   -------   ------
Balance at end of year.....................................  $ 4,533   $ 2,516   $1,760
                                                             =======   =======   ======

5. PREMISES AND EQUIPMENT AND LEASES

     Components of premises and equipment at December 31, 1998 and 1997 are as follows:

                                                               1998      1997
                                                              -------   -------
                                                               (IN THOUSANDS)
Land........................................................  $ 3,534   $ 3,137
Premises....................................................   20,141     7,064
Furniture and equipment.....................................    9,440     6,885
                                                              -------   -------
                                                               33,115    17,086
Less accumulated depreciation and amortization..............   (5,227)   (4,473)
                                                              -------   -------
Net book value of premises and equipment in service.........   27,888    12,613
Real estate under renovation................................      627     4,678
                                                              -------   -------
Total.......................................................  $28,515   $17,291
                                                              =======   =======

     Depreciation expense for the years ended December 31, 1998, 1997 and 1996 was $1,634,000, $965,000 and $698,000, respectively.

     Emerald Coast Bank leases all of its branch buildings under operating leases expiring through 2003. The leases require payment of taxes, insurance and maintenance costs in addition to rental payments. In addition, three of the four building leases have two five-year renewal options.

                     THE BANC CORPORATION AND SUBSIDIARIES

5. PREMISES AND EQUIPMENT AND LEASES -- (CONTINUED)
     Future minimum lease payments under operating leases for the years indicated below are summarized as follows (in thousands):

1999........................................................  $  415
2000........................................................     403
2001........................................................     392
2002........................................................     392
2003........................................................     200
                                                              ------
          Total.............................................  $1,802
                                                              ======

     Rental expense relating to operating leases amounted to approximately $201,000, $52,000, and $45,000 for the years ended December 31, 1998, 1997 and
1996, respectively.

6. DEPOSITS

     The following schedule details interest expense on deposits:

                                                              YEAR ENDED DECEMBER 31,
                                                             --------------------------
                                                              1998      1997      1996
                                                             -------   -------   ------
                                                                   (IN THOUSANDS)
Interest-bearing demand....................................  $ 3,030   $ 1,859   $1,045
Savings....................................................      743       791      796
Time deposits $100,000 and over............................    3,371     2,811    2,123
Other time.................................................    8,184     6,362    4,033
                                                             -------   -------   ------
          Total............................................  $15,328   $11,823   $7,997
                                                             =======   =======   ======

     At December 31, 1998, the scheduled maturities of time deposits are as follows (in thousands):

1999........................................................  $151,400
2000........................................................    40,969
2001........................................................     6,502
2002........................................................     4,124
2003 and thereafter.........................................    14,038
                                                              --------
                                                              $217,033
                                                              ========

7. ADVANCES FROM FEDERAL HOME LOAN BANK (FHLB) AND OTHER BORROWED FUNDS

     The following is a summary of advances from the FHLB as of December 31, 1998 (in thousands):

MATURITY DATE                                                 INTEREST RATE   AMOUNT
-------------                                                 -------------   -------
July 10, 2008...............................................      4.99%       $ 3,000
June 23, 2008...............................................      5.51          1,500
March 26, 2008..............................................      5.51          1,000
April 2, 2003...............................................      5.52          2,000
February 6, 2003............................................      4.99         15,660
                                                                              -------
                                                                              $23,160
                                                                              =======

     The advances are secured by FHLB stock and a blanket lien on certain residential real estate loans with a carrying value of approximately $61,822,000 at December 31, 1998.

                     THE BANC CORPORATION AND SUBSIDIARIES

7. ADVANCES FROM FEDERAL HOME LOAN BANK (FHLB) AND OTHER BORROWED
FUNDS -- (CONTINUED)
     The Corporation had federal funds purchased outstanding of $3,150,000 and $7,670,000 at December 31, 1998 and 1997, respectively.

8. STOCK OPTION PLANS AND RESTRICTED STOCK

     The Corporation has established a stock option plan for directors and certain key employees that provide for the granting of incentive and nonqualified options to purchase up to 1,000,000 shares of the Corporation's common stock. The terms of the options granted are determined by the compensation committee of the Board of Directors. All options granted have a maximum term of ten years, and the option price per share of options granted cannot be less than the fair market value of the Corporation's common stock on the grant date. All options granted during 1998 under this plan vest 20% on the grant date immediately and an additional 20% annually on the anniversary of the grant date.

     In addition, the Corporation assumed the Commerce Bank of Alabama Incentive Stock Compensation Plan concurrent with the Commerce merger. Options to purchase 82,396 shares of the Corporation's common stock have been granted under this plan. No additional options may be granted under this plan.

     Emerald, which merged with the Corporation on February 12, 1999, granted to officers options to purchase 10,177 shares in 1998, 10,177 shares in 1997 and 61,060 shares in 1996, on an equivalent Corporation shares basis. These options were issued at a price approximating fair value at the date of the grant. These options vested immediately and had no expiration date. All of these options were exercised one day prior to the merger.

     For purposes of the following disclosures, the number and exercise prices for options granted by entities which merged with the Corporation during 1998 and options granted by Emerald, have been converted to equivalent amounts for the Corporation based on the exchange ratios in the mergers.

                                                                 DECEMBER 31,
                                      ------------------------------------------------------------------
                                              1998                   1997                   1996
                                      --------------------   --------------------   --------------------
                                                 WEIGHTED-              WEIGHTED-              WEIGHTED-
                                                  AVERAGE                AVERAGE                AVERAGE
                                                 EXERCISE               EXERCISE               EXERCISE
                                       NUMBER      PRICE      NUMBER      PRICE      NUMBER      PRICE
                                      --------   ---------   --------   ---------   --------   ---------
Under option, beginning of year.....   202,589    $ 4.70      186,575    $ 4.64       64,213     $4.28
  Granted...........................   466,677     10.87       16,014      5.40      134,038      4.79
  Exercised.........................    48,460      3.65           --        --       11,675      4.28
                                      --------               --------               --------
Under option, end of year...........   620,806      9.52      202,589      4.71      186,576      4.64
                                      ========               ========               ========
Exercisable at end of year..........   255,606                196,751                178,402
                                      ========               ========               ========
Weighted-average fair value per
  option of options granted during
  the year..........................  $   5.49               $   1.22               $   1.20
                                      ========               ========               ========

                     THE BANC CORPORATION AND SUBSIDIARIES

8. STOCK OPTION PLANS AND RESTRICTED STOCK -- (CONTINUED)
     A further summary about options outstanding at December 31, 1998 is as follows:

                                                 OPTIONS OUTSTANDING                 OPTIONS EXERCISABLE
                                            ------------------------------   -----------------------------------
                                                             WEIGHTED-       WEIGHTED-                 WEIGHTED-
                                                              AVERAGE         AVERAGE                   AVERAGE
EXERCISE                                      NUMBER        CONTRACTUAL      EXERCISE      NUMBER      EXERCISE
PRICE                                       OUTSTANDING   LIFE IN YEARS(1)     PRICE     OUTSTANDING     PRICE
--------                                    -----------   ----------------   ---------   -----------   ---------
 $ 4.30...................................      46,700           6.5          $ 4.30        46,700      $ 4.30
   4.91...................................      81,413            --            4.91        81,413        4.91
   6.24...................................      36,193           7.6            6.24        36,193        6.24
  11.00...................................     456,500          10.0           11.00        91,300       11.00
                                               -------                                     -------
                                               620,806           9.5            9.42       255,606        7.16
                                               =======                                     =======

---------------

(1) Excludes options granted by Emerald, which did not expire.

     The Corporation recognizes compensation cost for stock-based employee compensation awards in accordance with APB Opinion No. 25, Accounting for Stock Issued to Employees. The Corporation recognized no compensation cost for stock-based employee compensation awards for the years ended December 31, 1998, 1997 and 1996. If the Corporation had recognized compensation cost in accordance with SFAS No. 123, net income and earnings per share would have been reduced as follows (amounts in thousands, except per share data):

                                                                     DECEMBER 31
                                                              -------------------------
                                                               1998      1997     1996
                                                              -------   ------   ------
Net (loss) income:
  As reported...............................................  $  (367)  $1,678   $1,103
  Pro forma.................................................   (1,981)   1,666      998
Basic net (loss) income per share:
  As reported...............................................  $  (.03)  $  .20   $  .15
  Pro forma.................................................     (.18)     .20      .14
Diluted net (loss) income per share:
  As reported...............................................  $  (.03)  $  .20   $  .15
  Pro forma.................................................     (.18)     .19      .14

     The fair value of the options granted in 1998 was based upon the Black-Scholes pricing model using the following assumptions:

Risk-free interest rate.....................................  6.44%
Expected life of the options................................  6 years
Expected dividends (as a percent of the fair value of the
  stock)....................................................  0.00%
Expected volatility.........................................  .424%

     Emerald issued 24,424 shares (on an equivalent Corporation shares basis) under the terms of a Restricted Stock Award Agreement between Emerald and its Chairman and Chief Executive Officer. All restricted shares vested in 1998 as a result of the pending merger with the Corporation. Compensation expense of $114,000 has been recognized in 1998 relating to these shares.

9. RETIREMENT PLANS

     Warrior, which merged with the Corporation on September 24, 1998, sponsors a defined benefit plan ("Plan") that provides retirement, disability and death benefits. All employees of Warrior over age 21 are

                     THE BANC CORPORATION AND SUBSIDIARIES

9. RETIREMENT PLANS -- (CONTINUED)
eligible to participate in the plan after the completion of one year of service. The Corporation contributes amounts to the pension funds sufficient to satisfy funding requirements of the Employee Retirement Income Security Act. The net periodic pension costs and the prepaid pension costs related to the Plan are not material to the Corporation's financial condition and results of operations.

     The Corporation sponsors a profit-sharing plan which permits participants to make contributions by salary reduction pursuant to Section 401(k) of the Internal Revenue Code. This plan covers substantially all employees who meet certain age and length of service requirements. The Corporation matches contributions at its discretion. The Corporation's contributions to the plan were $179,000, $170,000 and $147,000 in 1998, 1997 and 1996, respectively.

10. INCOME TAXES

     The components of the income tax (benefit) expense are as follows (in thousands):

                                                               1998     1997    1996
                                                              -------   -----   -----
Current:
  Federal...................................................  $   427   $ 730   $ 671
  State.....................................................       38     133      97
  Benefit of net operating loss carryforwards (NOL).........     (153)   (162)     --
                                                              -------   -----   -----
Total current expense.......................................      312     701     768
Deferred tax benefit expense................................   (1,290)     (5)   (378)
                                                              -------   -----   -----
Total income tax (benefit) expense..........................  $  (978)  $ 696   $ 390
                                                              =======   =====   =====

     Significant components of the Corporation's deferred tax assets and liabilities as of December 31, 1998 and 1997 are as follows (in thousands):

                                                               1998     1997
                                                              ------   ------
Deferred tax assets:
  Rehabilitation tax credit.................................  $1,737   $   --
  Provision for loan losses.................................   1,565      797
  NOL carryover.............................................     235      397
  Alternative minimum tax credit carryover..................      47       95
  Other.....................................................     127      193
                                                              ------   ------
Total deferred assets before valuation allowance............   3,711    1,482
Valuation allowance.........................................    (200)      --
                                                              ------   ------
Total deferred tax assets after valuation allowance.........   3,511    1,482
Deferred tax liabilities:
  Difference in book and tax basis of premises and
     equipment..............................................   1,445      816
  Purchase accounting adjustments...........................     318       --
  Depreciation..............................................     265      305
  Cash to accrual basis adjustment..........................      81      138
  Unrealized gain on securities.............................      77      184
  Other.....................................................       7      182
                                                              ------   ------
Total deferred tax liabilities..............................   2,193    1,625
                                                              ------   ------
Net deferred tax asset (liability)..........................  $1,318   $ (143)
                                                              ======   ======

                     THE BANC CORPORATION AND SUBSIDIARIES

10. INCOME TAXES -- (CONTINUED)
     The effective tax rate differs from the expected tax using statutory rate of 34%. Reconciliation between the expected tax and the actual income tax (benefit) expense follows (in thousands):

                                                               1998     1997    1996
                                                              -------   -----   -----
Expected (benefit) tax at 34% of income before taxes........  $  (458)  $ 807   $ 507
Add (deduct):
  Rehabilitation tax credit.................................   (1,737)     --      --
  State income taxes, net of federal tax benefit............      (12)     65      53
  Effect of interest income exempt from Federal income
     taxes..................................................     (254)   (185)   (219)
  Nondeductible merger costs................................      447      --      --
  Basis reduction...........................................      590      --      --
  Valuation Allowance.......................................      200      --      --
  Other items -- net........................................      246       9      49
                                                              -------   -----   -----
Income tax (benefit) expense................................  $  (978)  $ 696   $ 390
                                                              =======   =====   =====

     The Corporation has generated a rehabilitation tax credit of $1,737,000 during 1998 which can be carried forward and utilized through 2019. This credit was established as a result of the restoration and enhancement of the John A. Hand building, which is designated as a Historical Structure and serves as the corporate headquarters for the Corporation. This credit is equal to 20% of certain qualified expenditures incurred by the Corporation prior to December 31, 1998.

     At December 31, 1998, the Corporation had net operating loss carryforwards for federal tax purposes of $595,000, which will expire in 2011 and 2012.

     Income taxes paid were $455,000, $889,000 and $796,000 for the years ended December 31, 1998, 1997 and 1996, respectively. Applicable income tax expense of $108,000, $87,000 and $21,000 on securities gains for the years ended December 31, 1998, 1997 and 1996, respectively, is included in income taxes.

11. RELATED PARTY TRANSACTIONS

     The Corporation has entered into transactions with its directors, executive officers, significant stockholders and their affiliates (related parties). Such transactions were made in the ordinary course of business on substantially the same terms and conditions, including interest rates and collateral, as those prevailing at the same time for comparable transactions with other customers, and did not, in the opinion of management, involve more than normal credit risk or present other unfavorable features. The aggregate amount of loans to such related parties at December 31, 1998 and 1997 were $19,036,000 and $9,575,000, respectively.

     Activity during the year ended December 31, 1998 is summarized as follows (in thousands):

  BALANCE                                                   BALANCE
DECEMBER 31,                                              DECEMBER 31,
    1997       ADVANCES   REPAYMENTS   RECLASSIFICATION       1998
------------   --------   ----------   ----------------   ------------
   $9,575      $25,193     $(10,930)       $(4,802)         $19,036
   ======      =======     ========        =======          =======

     At December 31, 1998, the outstanding deposits of such related parties amounted to approximately $25,814,000.

     During 1997 the Corporation, through its predecessor Warrior, purchased a twenty-one story building in downtown Birmingham from Taylor Acquisition Corporation, a corporation owned by James A. Taylor, Sr., Chairman and Chief Executive Officer of the Corporation and certain family members. The building was purchased through the issuance of 1,535 shares of Warrior common stock (equivalent to 460,500 shares of the

                     THE BANC CORPORATION AND SUBSIDIARIES

11. RELATED PARTY TRANSACTIONS -- (CONTINUED)
Corporation) and, in addition, the Corporation assumed $1,513,000 in outstanding debt on the property. The building and related equipment have been capitalized at the appraised fair value of $3,718,000.

     In July 1998, Emerald sold the land and building of its main office building and two branch offices to an entity under the control of certain members of Emerald's Board of Directors for their fair value of approximately $3,795,000. The sales were accounted for under a sale-leaseback arrangement. The total deferred gain on the sales of $87,000 is being amortized into income over the lease terms. At December 31, 1998, the remaining deferred gain was $79,000. Terms of the leases are described in Note 5. Rental expense under these operating leases amounted to approximately $163,000 in 1998.

12. COMMITMENTS AND CONTINGENCIES

     The supplemental consolidated financial statements do not reflect the Corporation's various commitments and contingent liabilities which arise in the normal course of business and which involve elements of credit risk, interest rate risk and liquidity risk. These commitments and contingent liabilities are commitments to extend credit and standby letters of credit. The following is a summary of the Corporation's maximum exposure to credit loss for loan commitments and standby letters of credit (in thousands):

                                                                DECEMBER 31,
                                                              -----------------
                                                               1998      1997
                                                              -------   -------
Commitments to extend credit................................  $47,670   $20,764
Standby letters of credit...................................    2,341     1,131

     Commitments to extend credit and standby letters of credit all include exposure to some credit loss in the event of nonperformance of the customer. The Corporation's credit policies and procedures for credit commitments and financial guarantees are the same as those for extension of credit that are recorded in the supplemental consolidated statement of financial condition. Because these instruments have fixed maturity dates, and because many of them expire without being drawn upon, they do not generally present any significant liquidity risk to the Corporation.

     The Corporation is party to litigation and claims arising in the normal course of business. Management, after consultation with legal counsel, believes that the liabilities, if any, arising from such litigation and claims will not be material to the supplemental consolidated financial statements.

                     THE BANC CORPORATION AND SUBSIDIARIES

13. BUSINESS COMBINATIONS AND MERGER RELATED COSTS

     The Corporation has completed the following business combinations during 1998:

                                                                                                ACCOUNTING
DATE                                  INSTITUTION           TOTAL ASSETS      CONSIDERATION     TREATMENT
----                                  -----------           ------------   -------------------  ----------
                                                            (DOLLARS IN
                                                             MILLIONS)
September 24................  Warrior Capital Corporation       $ 84       5,448,000 shares of  Pooling
                                                                             common stock
October 16..................  Commercial Bancshares of            42       $7,300,000 cash      Purchase
                                Roanoke, Inc.
October 30..................  City National Corporation           84       2,026,579 shares of  Pooling
                                                                             common stock
October 30..................  First Citizens Bancorp, Inc.        35       652,859 shares of    Pooling
                                                                             common stock
November 6..................  Commerce Bank of Alabama           105       1,547,198 shares of  Pooling
                                                                             common stock

     The following table presents financial information contributed by the pooled companies during 1998 prior to the consummation of the mergers (in thousands):

                                                       NET INTEREST INCOME   NET INCOME (LOSS)
                                                       -------------------   -----------------
Net interest income
  Warrior............................................        $2,908                $ 387
  Commerce...........................................         3,714                 (404)
  First Citizens.....................................         1,706                  175
  City National......................................         3,231                 (209)

     On February 12, 1999, the Corporation consummated the merger with Emerald. On a supplemental consolidated basis, Emerald contributed $3,149,000 of net interest income and $72,000 of net income ($.06 per equivalent share of Corporation common stock) during 1998.

                     THE BANC CORPORATION AND SUBSIDIARIES

13. BUSINESS COMBINATIONS AND MERGER RELATED COSTS -- (CONTINUED)
     The following table presents net interest income, net income and net income per common share of the combining entities on a historical and a historical combined basis, and on a supplemental combined basis (amounts in thousands, except per share data):

                                                               1997      1996
                                                              -------   ------
Net interest income:
  Warrior...................................................  $ 3,152   $2,826
  Commerce..................................................    3,485    1,886
  First Citizens............................................    1,742    1,429
  City National.............................................    3,810    3,566
                                                              -------   ------
Historical combined.........................................   12,189    9,707
  Emerald...................................................    1,563      242
                                                              -------   ------
Supplemental combined.......................................  $13,752   $9,949
                                                              =======   ======
Net income (loss):
  Warrior...................................................  $   798   $  790
  Commerce..................................................      228     (293)
  First Citizens............................................      423      400
  City National.............................................      625      560
                                                              -------   ------
Historical combined.........................................    2,074    1,457
  Emerald...................................................     (396)    (354)
                                                              -------   ------
Supplemental combined.......................................  $ 1,678   $1,103
                                                              =======   ======
Net income (loss) per equivalent share of Corporation:
  Warrior...................................................  $   .26   $  .29
  Commerce..................................................      .15     (.20)
  First Citizens............................................      .68      .64
  City National.............................................      .31      .28
  Historical combined.......................................      .29      .21
  Emerald...................................................     (.31)    (.28)(1)
  Supplemental combined.....................................      .20      .15

---------------

(1) For the four month period ended December 31, 1996. Emerald Coast Bank was formed August 30, 1996.

                     THE BANC CORPORATION AND SUBSIDIARIES

13. BUSINESS COMBINATIONS AND MERGER RELATED COSTS -- (CONTINUED)
     The Corporation's supplemental consolidated financial statements include the results of operations of Roanoke only from October 16, 1998, its date of acquisition. The following unaudited summary information presents the supplemental consolidated results of operations of the Corporation on a pro forma basis, as if Commercial Bancshares of Roanoke, had been acquired on January 1, 1997. The pro forma summary information does not necessarily reflect the results of operations that would have occurred, if the acquisition had occurred as of the beginning of the periods presented, or of results that may occur in the future.

                                                               1998      1997
                                                              -------   -------
Interest income.............................................  $36,324   $28,818
Interest expense............................................   16,996    13,259
                                                              -------   -------
          Net interest income...............................   19,328    15,559
Provision for loan losses...................................    3,776     2,250
Noninterest income..........................................    4,010     3,300
Noninterest expense.........................................   20,760    13,858
                                                              -------   -------
          (Loss) income before income taxes.................   (1,198)    2,751
Income tax (benefit) expense................................     (941)      765
                                                              -------   -------
Net (loss) income...........................................  $  (257)  $ 1,986
                                                              =======   =======
Basic and diluted net (loss) income per common share........  $  (.03)  $   .20
                                                              =======   =======

     Total intangible assets recorded in connection with this transaction of approximately $483,000 are being amortized on a straight-line basis over 15 years.

     In 1998, the Corporation incurred and recognized a pre-tax, non-recurring merger and consolidation charge of $1,466,000 related to the mergers with Warrior, Commerce, First Citizens, and City National. The charge consisted of professional and other fees associated with the mergers ($1,314,000) and obsolete equipment write-offs ($152,000).

     The Corporation recorded $152,000 of write-offs related primarily to computer equipment and software impaired as a result of the Corporation's consolidation of certain back-office and branch operations, and instituting efficiencies through alteration and elimination of activities of the combining enterprises.

     The Corporation's other business combinations pending as of December 31, 1998, or announced thereafter, are as follows (unaudited):

                                                                                  ANTICIPATED
                                       ASSET SIZE                                 ACCOUNTING
INSTITUTION                         (IN MILLIONS)(1)         CONSIDERATION         TREATMENT
-----------                         -----------------   ------------------------  -----------
C&L Banking Corporation...........         $49          Corporation Common Stock  Pooling
C&L Bank of Blountstown...........          57          Corporation Common Stock  Pooling
BankersTrust of Alabama, Inc......          45          Corporation Common Stock  Purchase

---------------

(1) As of September 30, 1998 for BankersTrust of Alabama, Inc.; all others as of December 31, 1998.

14. REGULATORY RESTRICTIONS

     The Corporation's subsidiaries are required to maintain reserve balances with the Federal Reserve Bank. The amount of reserve balances maintained as of December 31, 1998 was $1,447,000.

     The primary source of funds available to the Corporation is the payment of dividends by its subsidiary. Banking regulations limit the amount of dividends that may be paid without prior approval of the subsidiaries

                     THE BANC CORPORATION AND SUBSIDIARIES

14. REGULATORY RESTRICTIONS -- (CONTINUED) regulatory agency. Approximately $486,000 in retained earnings are available to be paid as dividends by the subsidiaries at December 31, 1998.

     The Corporation and its subsidiaries are subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory, and possibly additional discretionary, actions by regulators that, if undertaken, could have a direct material effect on the Corporation's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Corporation and its subsidiaries must meet specific capital guidelines that involve quantitative measures of the Corporation's and its subsidiaries' assets, liabilities, and certain off-balance sheet items as calculated under regulatory accounting practices. The Corporation's and its subsidiaries' capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

     Quantitative measures established by regulation to ensure capital adequacy require the Corporation and its subsidiaries to maintain minimum amounts and ratios (set forth in the table below) of total and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier I capital (as defined) to average assets (as defined). Management believes, as of December 31, 1998 and 1997 that the Corporation and its subsidiaries meet all capital adequacy requirements to which it is subject.

     As of December 31, 1998 and 1997, the most recent notification from the FDIC categorized the subsidiaries as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized the Corporation and its subsidiaries must maintain minimum total risk-based, Tier I risk-based, Tier I leverage ratios as set forth in the table. There are no conditions or events since that notification that management believes have changed the institution's category.

                     THE BANC CORPORATION AND SUBSIDIARIES

14. REGULATORY RESTRICTIONS -- (CONTINUED)
     The Corporation and its subsidiaries actual capital amounts and ratios are also presented in the table (dollars in thousands).

                                                                                        TO BE WELL
                                                                                     CAPITALIZED UNDER
                                                                     FOR CAPITAL     PROMPT CORRECTIVE
                                                                      ADEQUACY            ACTION
                                                     ACTUAL           PURPOSES          PROVISIONS
                                                 ---------------   ---------------   -----------------
                                                 AMOUNT    RATIO   AMOUNT    RATIO    AMOUNT    RATIO
                                                 -------   -----   -------   -----   --------   ------
As of December 31, 1998:
  Total Capital (to Risk Weighted Assets):
     Corporation...............................  $60,923   14.99%  $32,519   8.00%   $40,649    10.00%
     The Bank..................................   38,485   11.85    25,971   8.00     32,464    10.00
     Emerald Coast Bank........................    6,283    9.50     5,293   8.00      6,618    10.00
  Tier I Capital (to Risk Weighted Assets):
     Corporation...............................   56,393   13.87    16,260   4.00     24,389     6.00
     The Bank..................................   34,626   10.67    12,985   4.00     19,478     6.00
     Emerald Coast Bank........................    5,609    8.48     2,646   4.00      3,969     6.00
  Tier I Capital (to Average Assets):
     Corporation...............................   56,393   11.01    20,482   4.00     25,603     5.00
     The Bank..................................   34,626    8.32    16,646   4.00     20,808     5.00
     Emerald Coast Bank........................    5,609    6.92     3,244   4.00      4,055     5.00
As of December 31, 1997:
  Total Capital (to Risk Weighted Assets):
     Corporation...............................   47,364   19.31    19,624   8.00     24,530    10.00
     The Bank..................................   30,350   15.46    15,705   8.00     19,631    10.00
     Emerald Coast Bank........................    5,870   13.50     3,479   8.00      4,349    10.00
  Tier I Capital (to Risk Weighted Assets):
     Corporation...............................   44,847   18.28     9,812   4.00     14,718     6.00
     The Bank..................................   28,221   14.37     7,856   4.00     11,783     6.00
     Emerald Coast Bank........................    5,482   12.60     1,740   4.00      2,610     6.00
  Tier I Capital (to Average Assets):
     Corporation...............................   44,847   13.59    13,917   4.00     16,497     5.00
     The Bank..................................   28,221   10.08    11,199   4.00     13,999     5.00
     Emerald Coast Bank........................    5,482   10.47     2,093   4.00      2,617     5.00

     In February, 1999, Emerald Coast Bank changed its charter from a state bank to a federal thrift. The minimum requirements for capital adequacy purposes for a thrift are a total capital to risk weighted assets ratio of 8%, a tier 1 capital to adjusted total assets ratio of 3%, and a tangible capital to adjusted total assets ratio of 1.5%. Management believes Emerald Coast Bank will meet these minimum capital requirements during 1999.

15. FAIR VALUES OF FINANCIAL INSTRUMENTS

     The following methods and assumptions were used by the Corporation in estimating fair values of financial instruments as disclosed herein:

          Cash and short-term instruments. The carrying amounts of cash and short-term instruments approximate their fair value.

                     THE BANC CORPORATION AND SUBSIDIARIES

15. FAIR VALUES OF FINANCIAL INSTRUMENTS -- (CONTINUED)
          Securities available-for-sale and securities held-to maturity. Fair values for securities are based on quoted market prices. The carrying values of restricted equity securities approximate fair values.

          Mortgage loans held for sale. The carrying amounts of mortgage loans held for sale approximate their fair value.

          Net loans. Fair values for variable-rate loans that reprice frequently and have no significant change in credit risk are based on carrying values. Fair values for certain mortgage loans (for example, one-to-four family residential), and other consumer loans are based on quoted market prices of similar loans sold in conjunction with securitization transactions, adjusted for differences in loan characteristics. Fair values for commercial real estate and commercial loans are estimated using discounted cash flow analyses using interest rates currently being offered for loans with similar terms to borrowers of similar credit quality. Fair values for impaired loans are estimated using discounted cash flow analyses or underlying collateral values, where applicable.

          Accrued interest receivable. The carrying amounts of accrued interest receivable approximate their fair values.

          Deposits. The fair values disclosed for demand deposits are, by definition, equal to the amount payable on demand at the reporting date (that is, their carrying amounts). The carrying amounts of variable-rate, fixed-term money market accounts and certificates of deposit ("CDs") approximate their fair values at the reporting date. Fair values for fixed-rate CDs are estimated using a discounted cash flow calculation that applies interest rates currently being offered on certificates to a schedule of aggregated expected monthly maturities on time deposits.

          Advances from FHLB. Rates currently available to the Corporation for debt with similar terms and remaining maturities are used to estimate fair value of existing debt.

          Other borrowed funds. The carrying amounts of other borrowed funds approximate their fair values.

          Off-balance sheet items. The fair values of commitments to extend credit and standby letters of credit are not material to the Corporation's financial condition.

          Limitations. Fair value estimates are made at a specific point of time and are based on relevant market information which is continuously changing. Because no quoted market prices exist for a significant portion of the Corporation's financial instruments, fair values for such instruments are based on management's assumptions with respect to future economic conditions, estimated discount rates, estimates of the amount and timing of future cash flows, expected loss experience, and other factors. These estimates are subjective in nature involving uncertainties and matters of significant judgment; therefore, they cannot be determined with precision. Changes in the assumptions could significantly affect the estimates.

                     THE BANC CORPORATION AND SUBSIDIARIES

15. FAIR VALUES OF FINANCIAL INSTRUMENTS -- (CONTINUED)
     The estimated fair values of the Corporation's financial instruments are as follows:

                                                         DECEMBER 31, 1998     DECEMBER 31, 1997
                                                        -------------------   -------------------
                                                        CARRYING     FAIR     CARRYING     FAIR
                                                         AMOUNT     VALUE      AMOUNT     VALUE
                                                        --------   --------   --------   --------
                                                                     (IN THOUSANDS)
Financial assets:
  Cash and due from banks.............................  $ 25,595   $ 25,595   $ 15,020   $ 15,020
  Interest bearing deposits in other banks............       158        158        200        200
  Federal funds sold..................................    14,435     14,435     27,605     27,605
  Securities available for sale.......................    77,442     77,442     56,142     56,142
  Securities held-to-maturity.........................        --         --     26,298     26,309
  Mortgage loans held for sale........................     4,898      4,898         --         --
  Net loans...........................................   360,846    365,167    214,314    216,703
  Accrued interest receivable.........................     3,791      3,791      3,194      3,194
Financial liabilities:
  Deposits............................................   435,366    437,119    306,785    304,176
  Advances from FHLB..................................    23,160     23,166         --         --
  Other borrowed funds................................     3,700      3,700      8,229      8,229

16. OTHER NONINTEREST EXPENSE

     Other noninterest expense consisted of the following (in thousands):

                                                               YEAR ENDED DECEMBER 31
                                                              ------------------------
                                                               1998     1997     1996
                                                              ------   ------   ------
Professional fees...........................................  $1,031   $  522   $  347
Directors fees..............................................     560      293      249
Insurance and assessments...................................     311      209      172
Postage, stationery and supplies............................     729      417      426
Advertising.................................................     358      259      189
Other operating expense.....................................   2,585    1,705    1,478
                                                              ------   ------   ------
          Total.............................................  $5,574   $3,405   $2,861
                                                              ======   ======   ======

17. CONCENTRATIONS OF CREDIT RISK

     All of the Corporation's loans, commitments and standby letters of credit have been granted to customers in the Corporation's market area. The concentrations of credit by type of loan or commitment are set forth in Notes 3 and 12, respectively.

     The Corporation maintains cash balances and federal funds sold at several financial institutions in Alabama and Florida. Cash balances at each institution are insured by the Federal Deposit Insurance Corporation (the "FDIC") up to $100,000. At various times throughout the year cash balances held at these institutions will exceed federally insured limits. The Bank's management monitors these institutions on a quarterly basis in order to determine that the institutions meet "well-capitalized" guidelines as established by the FDIC.

                     THE BANC CORPORATION AND SUBSIDIARIES

18. NET (LOSS) INCOME PER SHARE

     The following table sets forth the computation of basic net (loss) income per common share and diluted net (loss) income per common share (in thousands, except per share amounts):

                                                               1998      1997     1996
                                                              -------   ------   ------
Numerator:
  For basic and diluted, net (loss) income..................  $  (367)  $1,678   $1,103
                                                              =======   ======   ======
Denominator:
  For basic, weighted average common shares outstanding.....   11,011    8,449    7,217
  Effect of dilutive stock options..........................       --      119       97
                                                              -------   ------   ------
  Average diluted common shares outstanding.................   11,011    8,568    7,314
                                                              =======   ======   ======
Basic and diluted net (loss) income per common share........  $  (.03)  $  .20   $  .15
                                                              =======   ======   ======

19. PARENT COMPANY

     The condensed financial information for The Banc Corporation (Parent Company only) is presented as follows (in thousands):

                                                                DECEMBER 31,
                                                              -----------------
                                                               1998      1997
                                                              -------   -------
STATEMENTS OF FINANCIAL CONDITION
Assets:
  Cash......................................................  $ 2,536   $ 6,783
  Investment in subsidiaries................................   40,674    34,312
  Intangibles, net..........................................      444       415
  Premises and equipment -- net.............................   15,012     4,822
  Other assets..............................................      674       279
                                                              -------   -------
                                                              $59,340   $46,611
                                                              =======   =======
Liabilities:
  Accounts payable and deferred taxes.......................  $   965   $   816
  Dividends payable.........................................       --        40
  Accrued expenses and other liabilities....................    1,164       258
Stockholders' equity........................................   57,211    45,497
                                                              -------   -------
                                                              $59,340   $46,611
                                                              =======   =======

                                                               YEAR ENDED DECEMBER 31,
                                                              -------------------------
                                                               1998      1997     1996
                                                              -------   ------   ------
STATEMENTS OF OPERATIONS
Income:
  Dividends from subsidiaries...............................  $ 2,370   $  269   $  401
  Interest..................................................      199       67        2
  Other income..............................................      515       95      124
                                                              -------   ------   ------
                                                                3,084      431      527

                     THE BANC CORPORATION AND SUBSIDIARIES

19. PARENT COMPANY -- (CONTINUED)

                                                               YEAR ENDED DECEMBER 31,
                                                              -------------------------
                                                               1998      1997     1996
                                                              -------   ------   ------
Expense:
  Directors' fees...........................................  $   194   $  136   $   98
  Salaries and benefits.....................................      529       94       77
  Occupancy expense.........................................      250       --       --
  Interest expense..........................................       81       --       --
  Other.....................................................    1,117       70       46
                                                              -------   ------   ------
                                                                2,171      300      221
                                                              -------   ------   ------
Income before income taxes and equity in undistributed
  earnings of subsidiaries..................................      913      131      306
Income tax benefit (expense)................................    1,321       48      (27)
                                                              -------   ------   ------
Income before equity in undistributed earnings of
  subsidiaries..............................................    2,234      179      279
Equity in undistributed (loss) earnings of subsidiaries.....   (2,601)   1,499      824
                                                              -------   ------   ------
Net (loss) income...........................................  $  (367)  $1,678   $1,103
                                                              =======   ======   ======

                                                              YEAR ENDED DECEMBER 31,
                                                            ---------------------------
                                                              1998      1997      1996
                                                            --------   -------   ------
STATEMENTS OF CASH FLOWS
Cash flows from operating activities
Net (loss) income.........................................  $   (367)  $ 1,678   $1,103
Adjustments to reconcile net (loss) income to net cash
  provided by operating activities:
  Amortization and depreciation expense...................       171        25       21
  Equity in undistributed loss (earnings) of subsidiary...     2,601    (1,499)    (824)
  Increase (decrease) in other liabilities................       786        62     (139)
  (Increase) decrease in other assets.....................    (1,181)     (194)      70
                                                            --------   -------   ------
Net cash provided by operating activities.................     2,010        72      231
Net cash used in investing activities
Purchases of premises and equipment.......................    (9,102)     (141)      --
Net cash paid in acquisition..............................    (5,390)       --       --
Maturity of investment securities available for sale......       500        --       --
Sale of investment securities available for sale..........       246        --       --
Proceeds from other receivables...........................       329        30       --
Capital contribution to subsidiary........................    (5,000)       --       --
                                                            --------   -------   ------
Net cash used in investing activities.....................   (18,417)     (111)      --
Cash used in financing activities
Dividends paid by pooled subsidiary.......................      (121)     (389)    (364)
Proceeds from issuance of common stock....................    12,281    17,878       --
Repurchase of common stock................................        --    (9,496)     (16)
Decrease in notes payable.................................        --        --      (30)
Payment on assumed debt...................................        --    (1,513)      --
                                                            --------   -------   ------

                     THE BANC CORPORATION AND SUBSIDIARIES

19. PARENT COMPANY -- (CONTINUED)

                                                              YEAR ENDED DECEMBER 31,
                                                            ---------------------------
                                                              1998      1997      1996
                                                            --------   -------   ------
Net cash provided (used) by financing activities..........  $ 12,160   $ 6,480   $ (410)
Net (decrease) increase in cash...........................    (4,247)    6,441     (179)
Cash at beginning of year.................................     6,783       342      521
                                                            --------   -------   ------
Cash at end of year.......................................  $  2,536   $ 6,783   $  342
                                                            ========   =======   ======

20. SELECTED QUARTERLY RESULTS OF OPERATIONS (UNAUDITED)

     A summary of the unaudited results of operations for each quarter of 1998 and 1997 follows (in thousands, except per share data):

                                                         FIRST    SECOND     THIRD    FOURTH
                                                        QUARTER   QUARTER   QUARTER   QUARTER
                                                        -------   -------   -------   -------
1998
Total interest income.................................  $7,309    $7,738    $9,031    $9,931
Total interest expense................................   3,508     3,529     4,158     4,723
Net interest income...................................   3,801     4,209     4,873     5,208
Provision for loan losses.............................     410       623     2,190       210
Securities gains......................................      --        62       148        62
Merger related costs..................................      --        --        --     1,466
Income (loss) before income taxes.....................     883       669    (2,283)     (614)
Net income (loss).....................................     652       695    (1,324)     (390)
Basic and diluted net income (loss) per share.........     .06       .07     (0.13)    (0.03)
1997
Total interest income.................................  $5,686    $6,207    $6,652    $7,159
Total interest expense................................   2,616     2,886     3,143     3,307
Net interest income...................................   3,070     3,321     3,509     3,852
Provision for loan losses.............................     431       324       336       758
Securities (losses) gains.............................      --        (1)       98       120
Income before income taxes............................     518       633       868       355
Net income............................................     376       448       464       390
Basic and diluted net income per share................     .05       .05       .06       .04

21. SEGMENT REPORTING

     The Corporation has two reportable segments, the Alabama Region and the Florida Region. The Alabama Region consists of operations located throughout the state of Alabama. The Florida Region consists of operations located in the panhandle of Florida. The Corporation's reportable segments are managed as separate business units because they are located in different geographic areas. Both segments derive revenues from the delivery of financial services. These services include commercial loan, mortgage loans, consumer loans, deposit accounts, and other financial services.

                     THE BANC CORPORATION AND SUBSIDIARIES

21. SEGMENT REPORTING -- (CONTINUED)
     The Corporation evaluates performance and allocates resources based on profit or loss from operations. There are no material intersegment sales or transfers. Net interest revenue is used as the basis for performance evaluation rather than its components, total interest revenue and total interest expense. The accounting policies used by each reportable segment are the same as those discussed in Note 1. All costs have been allocated to the reportable segments. Therefore, combined segment amounts agree to the consolidated totals.

                                                              ALABAMA    FLORIDA
                                                               REGION    REGION    COMBINED
                                                              --------   -------   --------
1998
Net interest income.........................................  $ 14,942   $ 3,149   $ 18,091
Provision for loan loss.....................................     3,094       339      3,433
Non-interest income.........................................     2,617       604      3,221
Non-interest expense........................................    15,926     3,298     19,224
Income tax (benefit) expense................................    (1,022)       44       (978)
          Net (loss) income.................................      (439)       72       (367)
Total assets................................................   440,845    83,549    524,394
1997
Net interest income.........................................  $ 12,189   $ 1,563   $ 13,752
Provision for loan loss.....................................     1,516       333      1,849
Non-interest income.........................................     2,205       115      2,320
Non-interest expense........................................     9,913     1,936     11,849
Income tax expense (benefit)................................       891      (195)       696
          Net income (loss).................................     2,074      (396)     1,678
Total assets................................................   307,713    55,997    363,710
1996
Net interest income.........................................  $  9,707   $   242   $  9,949
Provision for loan loss.....................................       896        70        966
Non-interest income.........................................     1,956        10      1,966
Non-interest expense........................................     8,663       793      9,456
Income tax expense (benefit)................................       647      (257)       390
          Net income (loss).................................     1,457      (354)     1,103
Total assets................................................   250,955    21,217    272,172

22. SUBSEQUENT EVENT

     In January 1999, the underwriters of the Corporation's public offering exercised their option to purchase an additional 150,000 shares of the Corporation's $.001 par value common stock at $11.00 per share, providing $1,534,500 which was used for working capital.

     In December 1998, Emerald Coast Bank received approval from the Office of Thrift Supervision to change its charter to a federal thrift from a state bank. The change to a federal thrift charter was completed in February 1999.

                          INDEPENDENT AUDITORS' REPORT

Board of Directors
C & L Banking Corporation and Subsidiary
Bristol, Florida

     We have audited the accompanying balance sheets of C & L Banking Corporation and Subsidiary as of December 31, 1998, 1997 and 1996 and the related statements of income and comprehensive income, changes in stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of C & L Banking Corporation and Subsidiary as of December 31, 1998, 1997 and 1996, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

                                          Williams, Cox, Weidner and Cox

March 3, 1999

                    C & L BANKING CORPORATION AND SUBSIDIARY

                                 BALANCE SHEETS
                        DECEMBER 31, 1998, 1997 AND 1996

                                                             1998          1997          1996
                                                          -----------   -----------   -----------
                                             ASSETS
Cash and Due from Banks.................................  $ 2,694,689   $ 1,618,358   $ 2,072,183
Interest-bearing Deposits with Banks....................      889,963       889,963       790,000
Federal Funds Sold......................................    2,582,000     3,001,000     1,853,000
Investment Securities...................................    7,446,376     3,531,060     3,881,417
Loans Receivable -- Net.................................   34,044,724    30,964,805    26,708,775
Bank Premises and Equipment -- Net......................      351,678       373,360       379,473
Accrued Interest Receivable.............................      564,180       451,854       363,259
Deferred Income Taxes...................................      265,448       136,076       101,694
Other Real Estate Owned.................................       54,669        36,846        14,000
Other Assets............................................       42,555        55,210        49,656
                                                          -----------   -----------   -----------
          Total Assets..................................  $48,936,282   $41,058,532   $36,213,457
                                                          ===========   ===========   ===========
                              LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES
Deposits:
  Demand................................................  $ 5,272,733   $ 5,078,719   $ 4,408,816
  Savings and NOW Accounts..............................    7,840,042     6,634,699     7,145,671
  Time Deposits Over $100,000...........................   14,421,192     8,877,705     6,801,721
  Time Deposits - Other.................................   15,890,614    15,317,805    13,558,273
                                                          -----------   -----------   -----------
          Total Deposits................................   43,424,581    35,908,928    31,914,481
Accrued Interest and Other Liabilities..................      504,721       665,699       488,145
Deferred Income Taxes...................................       27,521        28,788        25,400
                                                          -----------   -----------   -----------
          Total Liabilities.............................   43,956,823    36,603,415    32,428,026
                                                          -----------   -----------   -----------
MINORITY INTERESTS......................................       94,401        84,494        77,781
                                                          -----------   -----------   -----------
STOCKHOLDERS' EQUITY
Common Stock -- $10 Par Value, 20,000
Shares Authorized, 16,274 Issued and Outstanding........      162,740       162,740       162,740
Capital Surplus.........................................      492,276       492,276       492,276
Accumulated Other Comprehensive Income..................       (3,405)        8,108        (5,424)
Undivided Profits.......................................    4,233,447     3,707,499     3,058,058
                                                          -----------   -----------   -----------
          Total Stockholders' Equity....................    4,885,058     4,370,623     3,707,650
                                                          -----------   -----------   -----------
          Total Liabilities and Stockholders' Equity....  $48,936,282   $41,058,532   $36,213,457
                                                          ===========   ===========   ===========

   The accompanying notes are an integral part of these financial statements.

                    C & L BANKING CORPORATION AND SUBSIDIARY

                 STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
                  YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996

                                                                1998         1997         1996
                                                             ----------   ----------   ----------
INTEREST INCOME
Interest and Fees on Loans.................................  $3,587,846   $3,231,895   $2,750,921
Interest on Investment Securities:
  Taxable..................................................     152,396      140,371      163,420
  Exempt from Federal Income Tax...........................      71,580       69,599       73,352
Interest on Federal Funds Sold.............................     235,564      117,440       93,965
Interest on Deposits with Banks............................      54,312       50,011       52,374
                                                             ----------   ----------   ----------
          Total Interest Income............................   4,101,698    3,609,316    3,134,032
INTEREST EXPENSE ON DEPOSITS...............................   1,947,821    1,579,690    1,353,829
                                                             ----------   ----------   ----------
          Net Interest Income..............................   2,153,877    2,029,626    1,780,203
PROVISION FOR LOAN LOSSES..................................     440,000      112,500       77,500
                                                             ----------   ----------   ----------
  Net Interest Income after Provision For Loan Losses......   1,713,877    1,917,126    1,702,703
                                                             ----------   ----------   ----------
OTHER INCOME
Service Charges............................................     473,692      342,783      306,749
Gain on Sale of Securities.................................          --        2,972       21,885
Other......................................................      27,228       33,565       26,486
                                                             ----------   ----------   ----------
          Total Other Income...............................     500,920      379,320      355,120
                                                             ----------   ----------   ----------
OTHER EXPENSE
Salaries and Employee Benefits.............................     650,665      586,955      527,698
Occupancy Expense..........................................     218,865      209,861      193,598
Other......................................................     436,577      414,045      414,178
                                                             ----------   ----------   ----------
          Total Other Expense..............................   1,306,107    1,210,861    1,135,474
                                                             ----------   ----------   ----------
MINORITY INTEREST..........................................      (9,908)     (13,436)     (12,593)
                                                             ----------   ----------   ----------
INCOME BEFORE INCOME TAXES.................................     898,782    1,072,149      909,756
INCOME TAX EXPENSE.........................................     322,872      372,709      315,599
                                                             ----------   ----------   ----------
NET INCOME.................................................     575,910      699,440      594,157
                                                             ----------   ----------   ----------
OTHER COMPREHENSIVE INCOME, NET OF TAX:
  Change in Unrealized Gains (Losses) on Available-for-Sale
     Securities............................................  $  (11,513)  $   13,532   $   14,607
                                                             ----------   ----------   ----------
COMPREHENSIVE INCOME.......................................  $  564,397   $  712,972   $  608,764
                                                             ==========   ==========   ==========
NET INCOME PER SHARE OF COMMON STOCK.......................  $    35.39   $    42.98   $    36.51
                                                             ==========   ==========   ==========

   The accompanying notes are an integral part of these financial statements.

              C & L BANKING CORPORATION AND SUBSIDIARY PAGE 1 OF 2

                 STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                  YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996

                                                    ACCUMULATED
                                                       OTHER
                                                   COMPREHENSIVE    COMMON    CAPITAL    UNDIVIDED
                                                      INCOME        STOCK     SURPLUS     PROFITS
                                                   -------------   --------   --------   ----------
BALANCE -- DECEMBER 31, 1995.....................    $(20,031)     $162,740   $492,276   $2,497,340
  Net Income.....................................          --            --         --      594,157
  Cash Dividends Declared, $2.25 per share.......          --            --         --      (33,439)
  Other Comprehensive Income:
     Net Change in Unrealized Gains (Losses) on
       Available-for-Sale Securities.............      14,607            --         --           --
                                                     --------      --------   --------   ----------
BALANCE -- DECEMBER 31, 1996.....................      (5,424)      162,740    492,276    3,058,058
  Net Income.....................................          --            --         --      699,440
  Cash Dividends Declared, $3.00 per share.......          --            --         --      (49,999)
  Other Comprehensive Income:
     Net Change in Unrealized Gains (Losses) on
       Available-for-Sale Securities.............      13,532            --         --           --
                                                     --------      --------   --------   ----------
BALANCE -- DECEMBER 31, 1997.....................       8,108       162,740    492,276    3,707,499
  Net Income.....................................          --            --         --      575,910
  Cash Dividends Declared, $3.00 per share.......          --            --         --      (49,962)
  Other Comprehensive Income:
     Net Change in Unrealized Gains (Losses) on
       Available-for-Sale Securities.............     (11,513)                      --           --
                                                     --------      --------   --------   ----------
BALANCE -- DECEMBER 31, 1998.....................    $ (3,405)     $162,740   $492,276   $4,233,447
                                                     ========      ========   ========   ==========

   The accompanying notes are an integral part of these financial statements.

                    C & L BANKING CORPORATION AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                 YEARS ENDED DECEMBER 31, 1998, 1997, AND 1996

                                                             1998          1997          1996
                                                          -----------   -----------   -----------
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income..............................................  $   575,910   $   699,440   $   594,157
Adjustments to Reconcile Net Income to Net Cash Provided
  by Operating Activities:
  Depreciation..........................................       58,671        64,888        55,437
  Accretion/Amortization of Discounts/Premium...........        6,332         2,507        21,261
  Gain on Sale of Securities............................           --        (2,972)      (21,885)
  Provision for Loan Losses.............................      440,000       112,500        77,500
  Minority Interests....................................        9,908        13,436        12,593
  (Increase) Decrease in:
     Accrued Interest Receivable........................     (112,327)      (88,589)      (14,934)
     Deferred Income Taxes..............................     (130,885)      (34,382)        5,461
     Other Assets.......................................       12,575        (5,554)      (17,065)
  Increase (Decrease) in:
     Accrued Interest and Other Liabilities.............     (160,978)      177,553      (161,551)
     Deferred Income Taxes..............................       (1,267)        3,388         2,362
                                                          -----------   -----------   -----------
          Net Cash Provided by Operating Activities.....      697,939       942,215       553,336
                                                          -----------   -----------   -----------
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of Interest-bearing Deposits with Banks.......           --      (593,963)     (391,000)
Proceeds from Maturities of Interest-bearing Deposits
  with Banks............................................       95,000       494,000       294,794
Net Decrease (Increase) in Federal Funds Sold...........      419,000    (1,148,000)     (584,000)
Purchases of Held to Maturity Investment Securities.....           --       (99,797)     (136,375)
Proceeds from Sales/Maturities of Held to Maturity
  Investment Securities.................................       75,337        58,017       394,309
Purchases of Available-for-Sale Investment Securities...   (5,381,359)     (493,281)     (585,172)
Proceeds from Sales/Maturities of Available-for-Sale
  Investment Securities.................................    1,289,454       899,415     1,380,707
Net Increase in Loans...................................   (3,519,919)   (4,368,536)   (4,435,452)
Purchase of Bank Premises and Equipment.................      (36,989)      (58,775)      (32,566)
Net (Increase) in Other Real Estate.....................      (17,823)      (22,846)       50,753
                                                          -----------   -----------   -----------
          Net Cash Used for Investing Activities........   (7,077,299)   (5,333,766)   (4,044,002)
                                                          -----------   -----------   -----------
CASH FLOWS FROM FINANCING ACTIVITIES
Net Increase in Demand Deposits, NOW Accounts and
  Savings Accounts......................................    1,399,357       158,931     1,220,290
Net Increase in Time Deposits...........................    6,106,296     3,835,516     3,165,198
Dividends Paid..........................................      (49,962)      (49,999)      (33,439)
Purchase of C & L Bank Stock............................           --        (6,722)       (4,633)
Principal Payment on Debt...............................           --            --       (35,472)
                                                          -----------   -----------   -----------
Net Cash Provided by Financing Activities...............    7,455,691     3,937,726     4,311,944
                                                          -----------   -----------   -----------
NET (DECREASE) INCREASE IN CASH AND DUE FROM BANKS......    1,076,331      (453,825)      821,278
BEGINNING CASH AND DUE FROM BANKS.......................    1,618,358     2,072,183     1,250,905
                                                          -----------   -----------   -----------
ENDING CASH AND DUE FROM BANKS..........................  $ 2,694,689   $ 1,618,358   $ 2,072,183
                                                          ===========   ===========   ===========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash Paid during the year for:
     Income Taxes.......................................  $   521,282   $   449,527   $   310,806
                                                          ===========   ===========   ===========
     Interest...........................................  $ 1,952,208   $ 1,582,601   $ 1,362,389
                                                          ===========   ===========   ===========

   The accompanying notes are an integral part of these financial statements.

                    C & L BANKING CORPORATION AND SUBSIDIARY

                         NOTES TO FINANCIAL STATEMENTS
                        DECEMBER 31, 1998, 1997 AND 1996

NOTE 1 -- ORGANIZATION

     C & L Banking Corporation (the "Company") is a bank holding company organized under the laws of the State of Florida. The Company owns 98.1% of C & L Bank of Bristol, a state bank in Bristol, Florida offering a full range of banking activities including loans. Note 2 contains a description of the Company's significant accounting and reporting policies.

NOTE 2 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Principles of Consolidation. The consolidated financial statements include the accounts of the Company and its subsidiary, C & L Bank of Bristol (the "Bank"). All material intercompany balances and transactions have been eliminated in consolidation.

     Investment Securities. The Bank's investments in securities are classified in two categories and accounted for as follows:

     - Securities to be Held to Maturity: Bonds, notes and debentures for which the Bank has a positive intent and ability to hold to maturity are reported at cost, adjusted for amortization of premiums and accretion of discounts, which are recognized in interest income using the interest method over the period to maturity.

     - Securities Available-for-Sale: Securities available-for-sale consist of bonds, notes, and debentures not classified as securities to be held to maturity. These securities are reported at market value, with unrealized holding gains or losses reported as a separate component of stockholders' equity until realized.

     Gains and losses on sale of securities available-for-sale are determined using specific-identification method.

     Loans Receivable. Loans receivable that management has the intent and ability to hold for the foreseeable future or until maturity or pay-off are reported at their outstanding principal adjusted for any charge-offs, the allowance for loan losses, and any deferred fees or costs on originated loans and unamortized premiums or discounts on purchased loans.

     Loan Origination Fees and Costs. Loan origination fees and certain direct origination costs are capitalized and recognized as an adjustment of the yield on the related loan.

     Impaired Loans. The accrual of interest on impaired loans is discontinued when, in management's opinion, the borrower may be unable to meet payments as they become due. When interest accrual is discontinued, all unpaid accrued interest is reversed. Interest income is subsequently recognized only to the extent cash payments are received.

     Loans and Allowance for Loan Losses. Loans are stated at the amount of unpaid principal, reduced by unearned discount and an allowance for loan losses. Unearned discount on installment loans is recognized as income over the terms of the loans by the interest method. Interest on other loans is calculated by using the simple interest method on daily balances of the principal amount outstanding. The allowance for loan losses is established through a provision for loan losses charged to expense. Loans are charged against the allowance for loan losses when management believes that the collectibility of the principal is unlikely. The allowance is an amount that management believes will be adequate to absorb possible losses on existing loans that may become uncollectible, based on evaluations of the collectibility of loans and prior loan loss experience. The evaluations take into consideration such factors as changes in the nature and volume of the loan portfolio, overall portfolio quality, review of specific problem loans, and current economic conditions that may affect the

                    C & L BANKING CORPORATION AND SUBSIDIARY borrowers' ability to pay. Accrual of interest is generally discontinued when a loan becomes 90 days past due as to either interest or principal.

     Bank Premises and Equipment. Bank premises and equipment are stated at cost less accumulated depreciation. Depreciation expense is computed on the declining balance and straight-line methods over the estimated useful lives of the assets.

     Maintenance and repairs are charged to expense as incurred. Improvements which materially prolong the useful lives of assets are capitalized. Upon sale or retirement, the cost and accumulated depreciation are removed from the accounts, and any resulting gain or loss is reflected in operations.

     Income Taxes. The Company and its subsidiary file consolidated income tax returns. Provisions for income taxes are based on taxes payable or refundable for the current year (after exclusion of non-taxable income such as interest on state and municipal securities) and deferred taxes on temporary differences between the amount of taxable income and pretax financial income and between the tax bases of assets and liabilities and their reported amounts in the financial statements. Deferred tax assets and liabilities are included in the financial statements at currently enacted income tax rates applicable to the period in which the deferred tax assets and liabilities are expected to be realized or settled as prescribed in Financial Accounting Standards Board Statement No. 109, Accounting for Income Taxes. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes.

     Net Income Per Share of Common Stock. Net income per share of common stock is computed by dividing net income by the weighted average number of shares of common stock outstanding during the year.

     Foreclosed Real Estate. Real estate properties acquired through, or in lieu of, loan foreclosure are to be sold and are initially recorded at fair value at the date of foreclosure establishing a new cost basis. After foreclosure, valuations are periodically performed by management and the real estate is carried at the lower of carrying amount or fair value less cost to sell. Revenue and expenses from operations and changes in the valuation allowance are included in loss on foreclosed real estate.

     Off-Balance-Sheet Financial Instruments. In the ordinary course of business, the Bank has entered into off-balance-sheet financial instruments consisting of commitments to extend credit. Such financial instruments are recorded in the financial statements when they become payable.

     Cash and Cash Equivalents. For the purpose of presentation in the Statement of Cash Flows, cash and cash equivalents are defined as those amounts included in the balance sheet caption "Cash and Due From Banks".

     Estimates. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Advertising. Advertising costs are expensed as incurred. Advertising expense for the years ended December 31, 1998, 1997 and 1996 was $30,621, $29,049 and $37,220, respectively.

                    C & L BANKING CORPORATION AND SUBSIDIARY

NOTE 3 -- INVESTMENT SECURITIES

     Par value, carrying value, and market value of investment securities are as follows:

                                                                PAR        CARRYING      MARKET
                                                               VALUE        VALUE        VALUE
                                                             ----------   ----------   ----------
DECEMBER 31, 1998
U. S. Government Agencies..................................  $6,034,318   $6,030,168   $6,034,163
Obligations of State and Political Subdivisions............   1,410,000    1,416,208    1,457,993
                                                             ----------   ----------   ----------
          Total............................................  $7,444,318   $7,446,376   $7,492,156
                                                             ==========   ==========   ==========
DECEMBER 31, 1997
U. S. Government Agencies..................................  $2,018,531   $2,017,298   $2,025,188
Obligations of State and Political Subdivisions............   1,410,000    1,418,762    1,449,252
                                                             ----------   ----------   ----------
          Total............................................  $3,428,531   $3,436,060   $3,474,440
                                                             ==========   ==========   ==========
DECEMBER 31, 1996
U. S. Government Agencies..................................  $2,464,154   $2,464,995   $2,472,601
Obligations of State and Political Subdivisions............   1,310,000    1,321,422    1,326,328
                                                             ----------   ----------   ----------
          Total............................................  $3,774,154   $3,786,417   $3,798,929
                                                             ==========   ==========   ==========

     Investment securities with a carrying value of $1,116,207, $1,384,728 and $1,420,386 at December 31, 1998, 1997 and 1996, respectively, were pledged to secure public and trust deposits and for other purposes as required or permitted by law. Market values for these securities were $1,152,868, $1,407,802 and $1,424,104 at December 31, 1998, 1997 and 1996, respectively.

                                                       MARKET     AMORTIZED    UNREALIZED   UNREALIZED
                                                       VALUE         COST        (LOSS)        GAIN
                                                     ----------   ----------   ----------   ----------
DECEMBER 31, 1998
SECURITIES HELD TO MATURITY
U.S. Government Securities.........................  $  120,107   $  116,112    $     --     $ 3,995
Obligations of State and Political Subdivisions....   1,457,993    1,416,208          --      41,785
                                                     ----------   ----------    --------     -------
          Total....................................   1,578,100    1,532,320          --      45,780
                                                     ----------   ----------    --------     -------
SECURITIES AVAILABLE-FOR-SALE
U.S. Government Securities.........................   5,914,056    5,919,215      (5,159)         --
                                                     ----------   ----------    --------     -------
          Total....................................   5,914,056    5,919,215      (5,159)         --
                                                     ----------   ----------    --------     -------
          Total Securities.........................  $7,492,156   $7,451,535    $ (5,159)    $45,780
                                                     ==========   ==========    ========     =======
DECEMBER 31, 1997
SECURITIES HELD TO MATURITY
U.S. Government Securities.........................  $  199,330   $  191,440    $     --     $ 7,890
Obligations of State and Political Subdivisions....   1,449,252    1,418,762          --      30,490
                                                     ----------   ----------    --------     -------
          Total....................................   1,648,582    1,610,202          --      38,380
                                                     ----------   ----------    --------     -------
SECURITIES AVAILABLE-FOR-SALE
U.S. Government Securities.........................   1,825,858    1,813,573      (7,485)     19,770
                                                     ----------   ----------    --------     -------
          Total....................................   1,825,858    1,813,573      (7,485)     19,770
                                                     ----------   ----------    --------     -------
          Total Securities.........................  $3,474,440   $3,423,775    $ (7,485)    $58,150
                                                     ==========   ==========    ========     =======

                    C & L BANKING CORPORATION AND SUBSIDIARY

                                                       MARKET     AMORTIZED    UNREALIZED   UNREALIZED
                                                       VALUE         COST        (LOSS)        GAIN
                                                     ----------   ----------   ----------   ----------
DECEMBER 31, 1996
SECURITIES HELD TO MATURITY
U.S. Government Securities.........................  $  257,056   $  249,450    $     --     $ 7,606
Obligations of State and Political Subdivisions....   1,326,328    1,321,422      (2,354)      7,260
                                                     ----------   ----------    --------     -------
          Total....................................   1,583,384    1,570,872      (2,354)     14,866
                                                     ----------   ----------    --------     -------
SECURITIES AVAILABLE-FOR-SALE
U.S. Government Securities.........................   2,215,545    2,223,763     (16,832)      8,614
                                                     ----------   ----------    --------     -------
          Total....................................   2,215,545    2,223,763     (16,832)      8,614
                                                     ----------   ----------    --------     -------
          Total Securities.........................  $3,798,929   $3,794,635    $(19,186)    $23,480
                                                     ==========   ==========    ========     =======

     Change in net unrealized holding gains (losses) on non-current marketable debt securities included in total stockholders' equity at December 31, 1998 were as follows:

Balance, December 31, 1997..................................  $ 12,285
Balance, December 31, 1998..................................    (5,159)
                                                              --------
Current Period Change.......................................   (17,444)
Less: Tax Effect............................................     5,913
                                                              --------
Net Change, Current Period..................................  $(11,531)
                                                              ========

     Realized gains and losses on securities sold during the year were as follows:

                                                           SALES       BOOK     REALIZED   REALIZED
                                                           PRICE      VALUE      GAINS      LOSSES
                                                          --------   --------   --------   --------
DECEMBER 31, 1998
U.S. Government Securities..............................  $     --   $     --   $    --      $ --
                                                          --------   --------   -------      ----
          Totals........................................  $     --   $     --   $    --      $ --
                                                          ========   ========   =======      ====
DECEMBER 31, 1997
U.S. Government Securities..............................  $503,992   $501,020   $ 2,972      $ --
                                                          --------   --------   -------      ----
          Totals........................................  $503,992   $501,020   $ 2,972      $ --
                                                          ========   ========   =======      ====
DECEMBER 31, 1996
U.S. Government Securities..............................  $566,604   $566,955   $    --      $351
Obligations of State and Political Subdivisions.........   180,423    158,187    22,236        --
                                                          --------   --------   -------      ----
          Totals........................................  $747,027   $725,142   $22,236      $351
                                                          ========   ========   =======      ====

     The maturities of investment securities were as follows:

                                                              AMORTIZED      MARKET
                                                              COST BASIS     VALUE
                                                              ----------   ----------
DECEMBER 31, 1998
Due in one year or less.....................................  $  919,699   $  933,589
Due from one to five years..................................   4,179,799    4,187,595
Due from five to ten years..................................   1,165,000    1,172,725
Due after ten years.........................................   1,187,037    1,198,247
                                                              ----------   ----------
                                                              $7,451,535   $7,492,156
                                                              ==========   ==========

                    C & L BANKING CORPORATION AND SUBSIDIARY

                                                              AMORTIZED      MARKET
                                                              COST BASIS     VALUE
                                                              ----------   ----------
DECEMBER 31, 1997
Due in one year or less.....................................  $       --   $       --
Due from one to five years..................................   1,797,820    1,818,415
Due from five to ten years..................................   1,136,343    1,151,918
Due after ten years.........................................     489,612      504,107
                                                              ----------   ----------
                                                              $3,423,775   $3,474,440
                                                              ==========   ==========
DECEMBER 31, 1996
Due in one year or less.....................................  $  146,723   $  146,880
Due from one to five years..................................   1,566,686    1,572,102
Due from five to ten years..................................   1,497,574    1,493,494
Due after ten years.........................................     583,652      586,453
                                                              ----------   ----------
                                                              $3,794,635   $3,798,929
                                                              ==========   ==========

NOTE 4 -- LOANS

     Loans outstanding, by classification, at December 31 are summarized as follows:

                                                             1998          1997          1996
                                                          -----------   -----------   -----------
Commercial..............................................  $15,414,382   $13,013,179   $17,143,037
Real Estate.............................................   18,035,076    16,667,808     8,206,635
Installment.............................................    1,725,333     2,094,821     2,083,994
                                                          -----------   -----------   -----------
                                                           35,174,791    31,775,808    27,433,666
Unearned Discount.......................................     (197,708)     (263,967)     (259,780)
Unamortized Loan Fees...................................      (82,648)      (77,185)      (74,097)
Allowance for Loan Losses...............................     (849,711)     (469,851)     (391,020)
                                                          -----------   -----------   -----------
          Loans, net....................................  $34,044,724   $30,964,805   $26,708,769
                                                          ===========   ===========   ===========

     No loans were held for sale at December 31, 1998 or 1997. Loans held for sale are reported at the lower of cost or market value. The method used to determine these amounts is the individual loan method.

     The amount of loans being serviced by the Bank for the benefit of others was $6,022,870 and $8,750,888 for December 31, 1998 and 1997, respectively.

     Changes in the allowance for loan losses were as follows:

                                                           1998       1997       1996
                                                         --------   --------   --------
Balance, beginning of year.............................  $469,851   $391,020   $365,184
Provision charged to operations........................   440,000    112,500     77,500
Loans charged off......................................   (70,102)   (41,657)   (58,835)
Recoveries on loans charged off........................     9,962      7,988      7,171
                                                         --------   --------   --------
Balance, end of year...................................  $849,711   $469,851   $391,020
                                                         ========   ========   ========

                    C & L BANKING CORPORATION AND SUBSIDIARY

     The following are maturities of loans receivable as of December 31, 1998:

                 FIXED RATE                                     ADJUSTABLE RATE
--------------------------------------------      --------------------------------------------
TERM TO MATURITY                 BOOK VALUE       TERM TO MATURITY                 BOOK VALUE
----------------                 -----------      ----------------                 -----------
Less Than 1 Year...............  $ 9,232,088      Less Than 1 Year...............  $ 3,192,731
1 Year - 3 Years...............    4,857,919      1 Year - 3 Years...............      948,454
3 Years - Five Years...........    3,488,574      3 Years - Five Years...........    2,296,920
Greater Than Five Years........      104,845      Greater Than Five Years........   11,053,260
                                 -----------                                       -----------
                                 $17,683,426                                       $17,491,365
                                 ===========                                       ===========

     The following are maturities of loans receivable as of December 31, 1997:

                 FIXED RATE                                     ADJUSTABLE RATE
--------------------------------------------      --------------------------------------------
TERM TO MATURITY                 BOOK VALUE       TERM TO MATURITY                 BOOK VALUE
----------------                 -----------      ----------------                 -----------
Less Than 1 Year...............  $ 7,533,390      Less Than 1 Year...............  $ 1,769,052
1 Year - 3 Years...............    5,478,628      1 Year - 3 Years...............    1,275,018
3 Years - Five Years...........    4,456,926      3 Years - Five Years...........    2,055,614
Greater Than Five Years........      324,485      Greater Than Five Years........    8,882,695
                                 -----------                                       -----------
                                 $17,793,429                                       $13,982,379
                                 ===========                                       ===========

     The following are maturities of loans receivable as of December 31, 1996:

                 FIXED RATE                                     ADJUSTABLE RATE
--------------------------------------------      --------------------------------------------
TERM TO MATURITY                 BOOK VALUE       TERM TO MATURITY                 BOOK VALUE
----------------                 -----------      ----------------                 -----------
Less Than 1 Year...............  $ 7,151,440      Less Than 1 Year...............  $ 2,652,557
1 Year - 3 Years...............    3,476,788      1 Year - 3 Years...............      474,689
3 Years - Five Years...........    3,480,342      3 Years - Five Years...........    1,437,765
Greater Than Five Years........      465,858      Greater Than Five Years........    8,294,227
                                 -----------                                       -----------
                                 $14,574,428                                       $12,859,238
                                 ===========                                       ===========

     The adjustable rate loans have interest rate adjustment limitations and are generally indexed to the New York prime rate.

NOTE 5 -- BANK PREMISES AND EQUIPMENT -- NET

     A summary of bank premises and equipment at December 31:

                                             ESTIMATED
                                             LIFE YEARS     1998        1997        1996
                                             ----------   ---------   ---------   ---------
Land.......................................       --      $  45,148   $  45,148   $  45,148
Building...................................     5-40        342,346     342,346     342,346
Furniture, fixtures and equipment..........     5-40        429,059     405,852     450,430
Land improvements..........................      5-7         35,465      35,465      43,947
                                                          ---------   ---------   ---------
                                                            852,018     828,811     881,871
Accumulated depreciation...................                (500,340)   (455,451)   (502,398)
                                                          ---------   ---------   ---------
Bank Premises and Equipment -- Net.........               $ 351,678   $ 373,360   $ 379,473
                                                          =========   =========   =========

     Depreciation and amortization expense amounted to $58,671, $64,888 and $55,437 for the period ended December 31, 1998, 1997 and 1996, respectively.

                    C & L BANKING CORPORATION AND SUBSIDIARY

NOTE 6 -- DEPOSITS

     The aggregate amount of certificates of deposit with amounts of $100,000 and above at December 31, 1998 was approximately $15,619,291.

     At December 31, 1998, the scheduled maturities of certificate of deposits are as follows:

1999........................................................  $26,805,157
2000........................................................    1,705,331
2001........................................................      481,226
2002........................................................      340,449
2003 and thereafter.........................................      979,643

NOTE 7 -- OPERATING LEASE

     C & L Bank of Bristol has an agreement with AT&T Credit Corporation for data processing equipment used to process its day to day transactions. The lease is treated as an operating lease under generally accepted accounting principles. The rental expense was $45,120, $43,801 and $48,930 for December 31, 1998, 1997
and 1996, respectively.

     Minimum future rental payments under the non-cancelable operating lease having a remaining term in excess of 1 year as of December 31, 1998 for each of the next 5 years and in the aggregate are:

1999........................................................  $ 49,068
2000........................................................    49,068
2001........................................................    49,068
2002........................................................    49,068
2003 and thereafter.........................................    20,445
                                                              --------
Total Minimum future rental payments........................  $216,717
                                                              ========

NOTE 8 -- INCOME TAXES

     The Company's tax year ends on December 31, and state and federal income tax expense in these financial statements are based on results of operations for the year ended December 31. The Company files a consolidated return with C & L Bank (See Note 10). All income tax expense for the consolidated entity is allocated to the Bank.

     The effective tax rate differs from the expected tax using the statutory rate of 34%. Reconciliation between the expected tax and the actual provision for income taxes follows:

                                                           1998       1997       1996
                                                         --------   --------   --------
Expected tax at 34% of income before taxes.............  $311,374   $369,098   $315,152
Add (Deduct):
State income taxes, net of federal tax benefit.........    31,980     30,699     22,066
Effect of interest income exempt from federal income
  taxes................................................   (25,915)   (25,502)   (26,663)
Unallowable interest deduction.........................     4,165      3,929      3,786
Other items -- Net.....................................     1,268     (5,515)     1,258
                                                         --------   --------   --------
Income Tax Expense.....................................  $322,872   $372,709   $315,599
                                                         ========   ========   ========

                    C & L BANKING CORPORATION AND SUBSIDIARY

     Components of income tax expense are as follows:

                                                          1998        1997       1996
                                                        ---------   --------   --------
Current:
  Federal.............................................  $ 399,125   $364,160   $273,608
  State...............................................     48,455     46,514     34,504
Deferred:
  Federal.............................................   (124,708)   (37,965)     7,487
                                                        ---------   --------   --------
  Total Income Tax Expense............................  $ 322,872   $372,709   $315,599
                                                        =========   ========   ========

     Deferred tax assets and liabilities included in the balance sheets at December 31 consist of the following:

                                                           1998       1997       1996
                                                         --------   --------   --------
Deferred Tax Assets:
  Allowance for Loan Losses............................  $261,994   $136,076   $ 98,900
  Net Unrealized Loss on Available-For-Sale
     Securities........................................     1,754         --      2,794
  Reduction in Value of Repossessed Assets.............     1,700         --         --
                                                         --------   --------   --------
                                                         $265,448   $136,076   $101,694
                                                         ========   ========   ========
Deferred Tax Liability:
  Net Unrealized Gain on Available-for-Sale
     Securities........................................  $     --   $  4,177   $     --
  Accumulated Depreciation.............................    27,521     24,611     25,400
                                                         --------   --------   --------
                                                         $ 27,521   $ 28,788   $ 25,400
                                                         ========   ========   ========

     All deferred tax assets at December 31, 1998, 1997 and 1996 are considered current assets. The deferred tax liabilities at December 31, 1998, 1997 and 1996 are considered long-term.

NOTE 9 -- COMPREHENSIVE INCOME

                                                              BEFORE-TAX   TAX (EXPENSE)   NET-OF-TAX
                                                                AMOUNT      OR BENEFIT       AMOUNT
                                                              ----------   -------------   ----------
Unrealized Losses on Securities At December 31, 1998........   $17,444        $5,931        $11,513
                                                               =======        ======        =======

NOTE 10 -- RELATED PARTIES

     C & L Banking Corporation is a one-bank holding company which owns 98.1% of the stock of C & L Bank of Bristol.

     C & L Bank of Bristol is affiliated with C & L Bank of Blountstown by virtue of common board of directors. Loan participations are purchased and sold between the two institutions. See Note 11.

     Loans to directors and officers of the Bank amounted to approximately $1,340,959, $1,166,397 and $1,107,277 at December 31, 1998, 1997 and 1996. These
loans were made on substantially the same terms, including interest and collateral, as those prevailing at the time for comparable transactions with other customers.

     Bank certificates of deposit held by related parties amounted to approximately $2,437,209 and $424,000 at December 31, 1998 and 1997,
respectively.

                    C & L BANKING CORPORATION AND SUBSIDIARY

NOTE 11 -- PARTICIPATION LOANS

     The Bank has purchased participations in certain loans from various financial institutions. At December 31, 1998, 1997 and 1996, $-0-, $729,374 and $411,420, respectively, in participations had been purchased.

     The Bank has originated certain loans and subsequently sold them to participating financial institutions. At December 31, 1998, 1997 and 1996, $6,022,870, $8,750,888 and $7,548,539, respectively, in loans had been participated.

     Participation loans totaling $2,669,361, $1,997,316, and $1,386,367 at
December 31, 1998, 1997 and 1996, respectively, had been sold to C & L Bank of Blountstown, an affiliated bank under control of the same Board of Directors as the Bank.

NOTE 12 -- PENSION PLAN

     The Bank has a 401K plan covering all full-time employees who have completed six months of service prior to the entry date of January 1. The employees may contribute up to 10% of their salary. The Bank will match 50% of the employees' contribution and funds this amount monthly. Pension expense was $12,783, $12,423 and $14,938 for the years ended December 31, 1998, 1997 and
1996, respectively.

NOTE 13 -- COMMITMENTS AND CONTINGENCIES

     In the normal course of business, the Bank makes various commitments to extend credit which involve elements of credit risk, interest rate risk, and liquidity risk that are not presented in the financial statements. Commitments to extend credit were approximately $265,330, $954,000 and $1,183,000 at December 31, 1998, 1997 and 1996. There were no commercial letters of credit outstanding at year end. The commitments are both unsecured and collateralized by real estate, time deposits, and equipment. These commitments include exposure to some credit loss in the event of nonperformance by the customer.

     The Bank uses the same credit policies and procedures in making commitments and conditional obligations as it does for extension of credit recorded on the balance sheet. Because many of these instruments have fixed maturity dates, and because many of them expire without being drawn upon, the total commitment amounts do not necessarily represent future cash and liquidity requirements to the Bank. The Bank does not anticipate any material loss as a result of the commitments.

     The Bank is subject to various litigations and claims during the normal course of banking procedures and foreclosures. Management, after consultation with legal counsel, believes that any liabilities, if any, arising from such litigation and claims will not be material to the Bank's financial position.

     In order to qualify as a depository for public funds, the Bank entered into an agreement pursuant to the Florida Security for Public Deposits Act. In connection therewith, the Bank agreed to collectively share in any loss to public depositors caused by default or insolvency of other qualified public depositories.

NOTE 14 -- CONCENTRATIONS OF CREDIT RISK

     Substantially all of the Bank's loans and commitments have been granted to customers in the Bank's market area. The majority of the customers are depositors of the Bank, approximately 40% are associated with the timber industry. The concentrations of credit by type of loan are set forth in Note 4. A large portion of loans are made to individuals and businesses in the logging sector which has experienced difficulties which could affect their ability to pay. The Bank, as a matter of policy and state statute, does not extend credit to any single borrowers or group of related borrowers in excess of $1,108,883 unless a portion is participated or secured by certificates of deposits. Cash and Due from Banks includes $1,043,571 in excess of federally insured limits at December 31, 1998.

                    C & L BANKING CORPORATION AND SUBSIDIARY

NOTE 15 -- REGULATORY MATTERS

     The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory -- and possibly additional discretionary -- actions by regulators that, if undertaken, could have a direct material effect on the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

     Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier I capital (as defined) to average assets (as defined). Management believes, as of December 31, 1998, 1997 and 1996 that the Bank meets all capital adequacy requirements to which it is subject.

     As of December 31, the most recent notification from the Federal Deposit Insurance Corporation categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized the Bank must maintain minimum total risk-based, Tier I risk-based, and Tier I leverage ratios as set forth in the table. There are no conditions or events since that notification that management believes have changed the institution's category. The Bank's actual capital amounts and ratios are also presented in the table.

                                                                                               TO BE WELL
                                                                                            CAPITALIZED UNDER
                                                                        FOR CAPITAL         PROMPT CORRECTIVE
                                                     ACTUAL          ADEQUACY PURPOSES     ACTION PROVISIONS:
                                               ------------------    ------------------    -------------------
                                                 AMOUNT     RATIO      AMOUNT     RATIO      AMOUNT     RATIO
                                               ----------   -----    ----------   -----    ----------   ------
As of December 31, 1998
  Total Capital (to Risk Weighted Assets)....  $5,390,858   16.3%    $2,645,120   >=8.0%   $3,306,400   >=10.0%
  Tier I Capital (to Risk Weighted Assets)...   4,971,858   15.0      1,322,560   >=4.0     1,983,840    >=6.0
  Tier I Capital (to Average Assets).........   4,971,858   10.2      1,467,810   >=3.0     2,446,350    >=5.0
As of December 31, 1997
  Total Capital (to Risk Weighted Assets)....   4,808,924   16.2      2,368,000   >=8.0     2,960,000   >=10.0
  Tier I Capital (to Risk Weighted Assets)...   4,438,924   15.0      1,184,000   >=4.0     1,776,000    >=6.0
  Tier I Capital (to Average Assets).........   4,438,924   11.0      1,211,430   >=3.0     2,019,500    >=5.0
As of December 31, 1996
  Total Capital (to Risk Weighted Assets)....   4,104,048   16.2      2,030,320   >=8.0     2,537,900   >=10.0
  Tier I Capital (to Risk Weighted Assets)...   3,786,048   14.9      1,015,160   >=4.0     1,522,740    >=6.0
  Tier I Capital (to Average Assets).........   3,786,048   10.7      1,054,830   >=3.0     1,758,050    >=5.0

NOTE 16 -- YEAR 2000

     The year 2000 issue is the result of shortcomings in many electronics data-processing systems and other equipment that may affect operations in the year 1999 and beyond. C & L Bank of Bristol has taken steps to ensure that computer systems and other electronic equipment critical to conducting operations are year 2000 compliant. The Bank has formed a task force composed of employees from critical areas who have identified and assessed critical computer and electronic equipment systems. According to management, the Bank has completed their testing of critical systems and equipment.

                    C & L BANKING CORPORATION AND SUBSIDIARY

NOTE 17 -- SUBSEQUENT EVENTS

     C & L Banking Corporation and C & L Bank of Bristol signed a letter of intent on January 25, 1999 to merge with The Banc Corporation in Birmingham, Alabama. A definitive agreement was signed on February 23, 1999. According to management, this merger should take place close to the end of May, pending State and Federal approval. It is intended that the merger be accounted for as a "pooling of interest," and to qualify as a tax-free reorganization. The agreement will be void if the transaction has not been completed by September 30, 1999.

                          INDEPENDENT AUDITORS' REPORT

Board of Directors
C & L Bank of Blountstown
Blountstown, Florida

     We have audited the accompanying balance sheets of C & L Bank of Blountstown as of December 31, 1998, 1997 and 1996, and the related statements of income, changes in stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of C & L Bank of Blountstown as of December 31, 1998, 1997 and 1996, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

                                          Williams, Cox, Weidner and Cox

March 3, 1999

                           C & L BANK OF BLOUNTSTOWN

                                 BALANCE SHEETS
                        DECEMBER 31, 1998, 1997 AND 1996

                                                             1998          1997          1996
                                                          -----------   -----------   -----------
                                             ASSETS
Cash and Due from Banks.................................  $ 3,016,748   $ 2,620,794   $ 2,890,715
Interest-bearing Deposits with Banks....................           --        99,000        99,000
Federal Funds Sold......................................    8,028,000     5,894,000     1,279,000
Investment Securities Available-for-Sale................    8,126,148     6,889,393     5,702,431
Investment Securities Held to Maturity..................    5,193,598     6,024,569     6,268,263
Loans Receivable -- Net.................................   30,573,921    33,881,611    32,988,080
Bank Premises and Equipment -- Net......................      798,957       862,384       862,500
Accrued Interest Receivable.............................      456,994       476,755       560,154
Deferred Income Tax Asset...............................      266,776       148,317        94,516
Other Real Estate Owned.................................      217,792       215,645       112,368
Other Assets............................................      109,126       104,326        87,677
                                                          -----------   -----------   -----------
          Total Assets..................................  $56,788,060   $57,216,794   $50,944,704
                                                          ===========   ===========   ===========
                              LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES
Deposits:
  Demand................................................  $ 6,753,757   $ 6,209,342   $ 5,454,135
  Savings and NOW Accounts..............................   13,561,565    14,675,924    11,550,877
  Time Deposits Over $100,000...........................    9,356,984     9,332,372     9,119,204
  Time Deposits -- Other................................   22,606,208    22,310,569    20,591,420
                                                          -----------   -----------   -----------
          Total Deposits................................   52,278,514    52,528,207    46,715,636
  Accrued Interest and Other Liabilities................      638,115       840,517       410,374
                                                          -----------   -----------   -----------
          Total Liabilities.............................   52,916,629    53,368,724    47,126,010
                                                          -----------   -----------   -----------
STOCKHOLDERS' EQUITY
Common Stock -- $12 Par Value, 100,000
Shares Authorized, Issued and Outstanding...............    1,200,000     1,200,000     1,200,000
Capital Surplus.........................................      751,003       671,003       608,003
Accumulated Other Comprehensive Income..................       23,986        16,489       (53,607)
Undivided Profits.......................................    1,896,442     1,960,578     2,064,298
                                                          -----------   -----------   -----------
          Total Stockholders' Equity....................    3,871,431     3,848,070     3,818,694
                                                          -----------   -----------   -----------
          Total Liabilities and Stockholders' Equity....  $56,788,060   $57,216,794   $50,944,704
                                                          ===========   ===========   ===========

   The accompanying notes are an integral part of these financial statements.

                           C & L BANK OF BLOUNTSTOWN

                 STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
                  YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996

                                                                1998         1997         1996
                                                             ----------   ----------   ----------
INTEREST INCOME
Interest and Fees on Loans.................................  $3,291,646   $3,479,102   $3,231,896
Interest on Investment Securities:
  Taxable..................................................     616,303      617,123      623,597
  Exempt from Federal Income Tax...........................     138,018      132,632      117,672
Interest on Federal Funds Sold.............................     314,524      161,930      126,162
                                                             ----------   ----------   ----------
          Total Interest Income............................   4,360,491    4,390,787    4,099,327
INTEREST EXPENSE ON DEPOSITS...............................   2,339,692    2,261,278    2,107,503
                                                             ----------   ----------   ----------
  Net Interest Income......................................   2,020,799    2,129,509    1,991,824
PROVISION FOR LOAN LOSSES..................................     784,000      723,000      192,000
                                                             ----------   ----------   ----------
  Net Interest Income after Provision for Loan Losses......   1,236,799    1,406,509    1,799,824
                                                             ----------   ----------   ----------
OTHER INCOME
Service Charges............................................     281,595      258,043      250,656
Net Investment Securities Gains/(Losses)...................       6,589         (650)      26,088
Other......................................................      70,780       61,115       48,289
                                                             ----------   ----------   ----------
          Total Other Income...............................     358,964      318,508      325,033
                                                             ----------   ----------   ----------
OTHER EXPENSE
Salaries and Employee Benefits.............................     703,279      812,809      711,756
Occupancy Expense..........................................     304,711      309,667      258,759
Other......................................................     571,573      525,230      457,513
Loss on Foreclosed Real Estate.............................       9,134       53,600           --
                                                             ----------   ----------   ----------
          Total Other Expense..............................   1,588,697    1,701,306    1,428,028
                                                             ----------   ----------   ----------
INCOME BEFORE INCOME TAXES.................................       7,066       23,711      696,829
INCOME TAX (BENEFIT) EXPENSE...............................     (68,798)       4,431      211,070
                                                             ----------   ----------   ----------
NET INCOME.................................................      75,864       19,280      485,759
                                                             ----------   ----------   ----------
OTHER COMPREHENSIVE INCOME, NET OF TAX:
Change in Unrealized Gains (Losses) on Available-for-Sale
  Securities...............................................       7,497       70,096      (53,054)
                                                             ----------   ----------   ----------
COMPREHENSIVE INCOME.......................................  $   83,361   $   89,376   $  432,705
                                                             ==========   ==========   ==========
NET INCOME PER SHARE.......................................  $      .76   $      .19   $     4.86
                                                             ==========   ==========   ==========

   The accompanying notes are an integral part of these financial statements.

                           C & L BANK OF BLOUNTSTOWN

                 STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                  YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996

                                                   ACCUMULATED
                                                      OTHER
                                                  COMPREHENSIVE     COMMON     CAPITAL    UNDIVIDED
                                                     INCOME         STOCK      SURPLUS     PROFITS
                                                  -------------   ----------   --------   ----------
BALANCE -- DECEMBER 31, 1995....................    $   (553)     $1,200,000   $505,000   $1,741,542
  Net Income....................................          --              --         --      485,759
  Transfers.....................................          --              --    103,003     (103,003)
  Cash Dividends Declared, $.60 per share.......          --              --         --      (60,000)
  Other Comprehensive Income:
     Net Change in Unrealized Gains (Losses) on
       Available-for-Sale Securities............     (53,054)             --         --           --
                                                    --------      ----------   --------   ----------
BALANCE -- DECEMBER 31, 1996....................     (53,607)      1,200,000    608,003    2,064,298
  Net Income....................................          --              --         --       19,280
  Transfers.....................................          --              --     63,000      (63,000)
  Cash Dividends Declared, $.60 per share.......          --              --         --      (60,000)
  Other Comprehensive Income:
     Net Change in Unrealized Gains (Losses) on
       Available-for-Sale Securities............      70,096              --         --           --
                                                    --------      ----------   --------   ----------
BALANCE -- DECEMBER 31, 1997....................      16,489       1,200,000    671,003    1,960,578
  Net Income....................................          --              --         --       75,864
  Transfers.....................................          --              --     80,000      (80,000)
  Cash Dividends Declared, $.60 per share.......          --              --         --      (60,000)
  Other Comprehensive Income:
     Net Change in Unrealized Gains (Losses) on
       Available-for-Sale Securities............       7,497              --         --           --
                                                    --------      ----------   --------   ----------
BALANCE -- DECEMBER 31, 1998....................    $ 23,986      $1,200,000   $751,003   $1,896,442
                                                    ========      ==========   ========   ==========

   The accompanying notes are an integral part of these financial statements.

                           C & L BANK OF BLOUNTSTOWN

                            STATEMENTS OF CASH FLOWS
                  YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996

                                                             1998          1997          1996
                                                          -----------   -----------   -----------
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income..............................................  $    75,864   $    19,280   $   485,759
Adjustments to Reconcile Net Income to Net Cash Provided
  by Operating Activities:
  Depreciation..........................................       92,499        90,920        78,775
  Accretion/Amortization of Discount/Premium on
     Investment Securities..............................        1,625        21,302        42,995
Provision for Losses on Loans and Foreclosed Real
  Estate................................................      784,000       776,600       192,000
Loss on Disposition of Fixed Assets.....................        3,632            --            --
Net Realized (Gains) Losses on Available-for-Sale
  Securities............................................       (6,589)          650       (26,088)
(Increase) Decrease in:
  Accrued Interest Receivable...........................       19,761        83,399      (126,516)
  Deferred Income Tax Asset.............................     (118,459)      (25,684)      (20,248)
  Other Real Estate.....................................       (2,147)     (103,277)     (112,368)
  Other Assets..........................................       (4,800)      (16,649)       (2,652)
Increase (Decrease) in:
  Accrued Interest and Other Liabilities................     (175,117)      430,143       (62,883)
  Deferred Income Tax Liability.........................      (30,070)      (64,877)        4,017
                                                          -----------   -----------   -----------
          Net Cash Provided by Operating Activities.....      640,199     1,211,807       452,791
                                                          -----------   -----------   -----------
CASH FLOWS FROM INVESTING ACTIVITIES
Net Increase in Federal Funds Sold......................   (2,134,000)   (4,615,000)      574,000
Purchases of Investment Securities Available-for-Sale...   (3,984,345)   (2,591,586)   (3,923,658)
Proceeds from Sales/Maturities of Investment Securities
  Available-for-Sale....................................    2,770,617     1,508,264     3,894,495
Purchases of Investment Securities Held to Maturity.....           --      (513,449)     (959,646)
Proceeds from Maturities of Investment Securities Held
  to Maturity...........................................      823,190       738,409     1,931,306
Net Decrease (Increase) in Loans........................    2,523,690    (1,670,131)   (5,170,343)
Purchase of Bank Premises and Equipment.................      (32,704)      (90,804)     (223,717)
Proceeds from Maturities of Interest -- Bearing Deposits
  with Banks............................................       99,000            --            --
                                                          -----------   -----------   -----------
          Net Cash Provided by (Used in) Investing
            Activities..................................       65,448    (7,234,297)   (3,877,563)
                                                          -----------   -----------   -----------
CASH FLOWS FROM FINANCING ACTIVITIES
Net (Decrease) Increase in Demand Deposits, Savings and
  NOW Accounts..........................................     (569,944)    3,880,253     1,482,204
Net Increase in Time Deposits...........................      320,251     1,932,316     2,501,418
Dividends Paid..........................................      (60,000)      (60,000)      (60,000)
                                                          -----------   -----------   -----------
Net Cash (Used in) Provided by Financing Activities.....     (309,693)    5,752,569     3,923,622
                                                          -----------   -----------   -----------
NET INCREASE (DECREASE) IN CASH AND DUE FROM BANKS......      395,954      (269,921)      498,850
CASH AND DUE FROM BANKS AT BEGINNING OF YEAR............    2,620,794     2,890,715     2,391,865
                                                          -----------   -----------   -----------
CASH AND DUE FROM BANKS AT END OF YEAR..................  $ 3,016,748   $ 2,620,794   $ 2,890,715
                                                          ===========   ===========   ===========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash paid during the year for:
     Interest...........................................  $ 2,325,172   $ 2,260,869   $ 1,872,922
                                                          ===========   ===========   ===========
     Income Taxes.......................................  $    65,600   $   142,270   $   376,597
                                                          ===========   ===========   ===========

   The accompanying notes are an integral part of these financial statements.

                           C & L BANK OF BLOUNTSTOWN

                         NOTES TO FINANCIAL STATEMENTS
                        DECEMBER 31, 1998, 1997 AND 1996

NOTE 1 -- ORGANIZATION

     C & L Bank of Blountstown (the Bank) was incorporated in Florida on June 1, 1987, for the purpose of collecting deposits and making loans. The bank opened for business on August 31, 1987. The bank offers a full range of banking activities, including making loans and offering checking, savings, and time deposit accounts. The following is a description of the Bank's significant accounting and reporting policies.

NOTE 2 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Investment Securities. The Bank's investments in securities are classified in two categories and accounted for as follows:

     * Securities to be Held to Maturity: Bonds, notes and debentures for which the Bank has a positive intent and ability to hold to maturity are reported at cost, adjusted for amortization of premiums and accretion of discounts which are recognized in interest income using the interest method over the period to maturity.

     * Securities Available-for-Sale: Securities available-for-sale consist of bonds, notes, and debentures not classified as securities to be held to maturity.

     Unrealized holding gains and losses, net of tax, on securities available-for-sale are reported as a net amount in a separate component of stockholders' equity until realized.

     Gains and losses on sale of securities available-for-sale are determined using the specific-identification method.

     Premiums and discounts are recognized in interest income using the interest method over the period to maturity.

     Declines in the fair value of individual held-to-maturity and available-for-sale securities below their cost that are other than temporary result in write-downs of the individual securities to their fair value. The related write-downs are included in earnings as realized losses.

     Loans and Allowance for Loan Losses. Loans are stated at the amount of unpaid principal, reduced by unearned discount and an allowance for loan losses. Unearned discount on installment loans is recognized as income over the terms of the loans by the interest method. Interest on other loans is calculated by using the simple interest method on daily balances of the principal amount outstanding. The allowance for loan losses is established through a provision for loan losses charged to expense. Loans are charged against the allowance for loan losses when management believes that the collectibility of the principal is unlikely. The allowance is an amount that management believes will be adequate to absorb possible losses on existing loans that may become uncollectible, based on evaluations of the collectibility of loans and prior loan loss experience. The evaluations take into consideration such factors as changes in the nature and volume of the loan portfolio, overall portfolio quality, review of specific problem loans, and current economic conditions that may affect the borrowers' ability to pay. Accrual of interest is generally discontinued when a loan becomes 90 days past due as to either interest or principal. When interest accrual is discontinued, all unpaid accrued interest is reversed. Interest income is subsequently recognized only to the extent cash payments are received.

     Loan Origination Fees and Costs. Loan origination fees and certain direct origination costs are capitalized and recognized as an adjustment of the yield on the related loan.

     Bank Premises and Equipment. Bank premises and equipment are stated at cost less accumulated depreciation. Depreciation expense is computed on the straight-line and declining balance methods over the estimated useful lives of the assets.

                           C & L BANK OF BLOUNTSTOWN

     Maintenance and repairs are charged to expense as incurred. Improvements which materially prolong the useful lives of assets are capitalized. Upon sale or retirement, the cost and accumulated depreciation are removed from the accounts, and any resulting gain or loss is reflected in operations.

     Income Taxes. Provisions for income taxes are based on taxes payable or refundable for the current year, deferred taxes on temporary differences between the amount of taxable income and pretax financial income, and between the tax bases of assets and liabilities and their reported amounts in the financial statements. Deferred tax assets and liabilities are included in the financial statements at currently enacted income tax rates applicable to the period in which the deferred tax assets and liabilities are expected to be realized or settled as prescribed in Financial Accounting Standards Board Statement No. 109, Accounting for Income Taxes. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes.

     Net Income Per Share of Common Stock. Net income per share of common stock is computed by dividing net income by the weighted average number of shares of common stock outstanding during the year.

     Other Real Estate. Other real estate, acquired through partial or total satisfaction of loans, is carried at the lower of cost or fair market value. At the date of acquisition, any losses are charged to the allowance for loan losses. If it is later determined that the cost of the property cannot be recovered through sale, additional loss is recognized immediately by a charge to income with a corresponding writedown of the asset. Costs incurred to get property in a condition for sale upon foreclosure are capitalized. Foreclosure costs and subsequent holding costs are expensed as incurred.

     Off-Balance-Sheet Financial Instruments. In the ordinary course of business, the Bank has entered into off-balance-sheet financial instruments consisting of commitments to extend credit and commercial letters of credit. Such financial instruments are recorded in the financial statements when they become payable.

     Cash and Cash Equivalents. For the purpose of presentation in the Statement of Cash Flows, cash and cash equivalents are defined as those amounts included in the balance sheet caption "Cash and Due From Banks".

     Estimates. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Advertising. Advertising costs are expensed as incurred. Advertising expense for the years ended December 31, 1998, 1997 and 1996 was $31,086, $45,973 and $62,863, respectively.

NOTE 3 -- INVESTMENT SECURITIES

     Par value, carrying value, and market value of investment securities are as follows:

                                                      PAR        CARRYING       MARKET
                                                     VALUE         VALUE         VALUE
                                                  -----------   -----------   -----------
DECEMBER 31, 1998
U. S. Government Agencies.......................  $10,460,402   $10,508,311   $10,456,032
Obligations of State and Political
  Subdivisions..................................    2,805,000     2,811,435     2,866,697
                                                  -----------   -----------   -----------
          Total.................................  $13,265,402   $13,319,746   $13,322,729
                                                  ===========   ===========   ===========

                           C & L BANK OF BLOUNTSTOWN

                                                      PAR        CARRYING       MARKET
                                                     VALUE         VALUE         VALUE
                                                  -----------   -----------   -----------
DECEMBER 31, 1997
U. S. Government Agencies.......................  $ 9,879,316   $ 9,941,738   $ 9,935,254
Obligations of State and Political
  Subdivisions..................................    2,970,000     2,972,224     3,037,735
                                                  -----------   -----------   -----------
          Total.................................  $12,849,316   $12,913,962   $12,972,989
                                                  ===========   ===========   ===========
DECEMBER 31, 1996
U. S. Government Agencies.......................  $ 9,524,922   $ 9,511,807   $ 9,452,211
Obligations of State and Political
  Subdivisions..................................    2,455,000     2,458,887     2,470,374
                                                  -----------   -----------   -----------
          Total.................................  $11,979,922   $11,970,694   $11,922,585
                                                  ===========   ===========   ===========

     Investment securities with a book value of $3,417,168, $2,084,018 and $1,750,985 at December 31, 1998, 1997 and 1996, respectively, were pledged to secure public and trust deposits and for other purposes as required or permitted by law. Market values for these securities were $3,384,476, $2,070,547 and $1,728,877 at December 31, 1998, 1997 and 1996, respectively.

     Realized gains and losses on securities sold during the years ended were as follows:

                                                 SALES         BOOK      REALIZED   REALIZED
                                                 PRICE        VALUE       GAINS     (LOSSES)
                                               ----------   ----------   --------   --------
DECEMBER 31, 1998
U.S. Government Securities...................  $3,439,126   $3,432,537   $ 6,589    $    --
                                               ==========   ==========   =======    =======
DECEMBER 31, 1997
U.S. Government Securities...................  $  669,553   $  670,203   $   577    $(1,227)
                                               ==========   ==========   =======    =======
DECEMBER 31, 1996
U.S. Government Securities...................  $2,613,429   $2,587,341   $29,732    $(3,644)
                                               ==========   ==========   =======    =======

     The scheduled maturities of investment securities were as follows:

                                                                MARKET     AMORTIZED
DECEMBER 31, 1998                                               VALUE         COST
-----------------                                             ----------   ----------
SECURITIES HELD TO MATURITY
Less than one year..........................................  $  236,570   $  234,957
One to five years...........................................   2,816,972    2,751,481
Five to ten years...........................................     601,419      578,051
Over ten years..............................................   1,541,620    1,629,109
                                                              ----------   ----------
          Total.............................................  $5,196,581   $5,193,598
                                                              ==========   ==========
SECURITIES AVAILABLE-FOR-SALE
Less than one year..........................................  $       --   $       --
One to five years...........................................   2,459,912    2,464,060
Five to ten years...........................................   3,892,506    3,884,923
Over ten years..............................................   1,773,730    1,741,861
                                                              ----------   ----------
          Total.............................................  $8,126,148   $8,090,844
                                                              ==========   ==========

                           C & L BANK OF BLOUNTSTOWN

                                                                MARKET     AMORTIZED
DECEMBER 31, 1997                                               VALUE         COST
-----------------                                             ----------   ----------
SECURITIES HELD TO MATURITY
Less than one year..........................................  $  379,100   $  381,423
One to five years...........................................   2,711,637    2,255,058
Five to ten years...........................................     928,256      898,216
Over ten years..............................................   2,064,603    2,489,872
                                                              ----------   ----------
          Total.............................................  $6,083,596   $6,024,569
                                                              ==========   ==========
SECURITIES AVAILABLE-FOR-SALE
Less than one year..........................................  $       --   $       --
One to five years...........................................   1,852,893    1,849,373
Five to ten years...........................................   2,792,426    2,790,141
Over ten years..............................................   2,244,074    2,224,895
                                                              ----------   ----------
          Total.............................................  $6,889,393   $6,864,409
                                                              ==========   ==========

                                                                MARKET     AMORTIZED
DECEMBER 31, 1996                                               VALUE         COST
-----------------                                             ----------   ----------
SECURITIES HELD TO MATURITY
Less than one year..........................................  $   25,359   $   24,866
One to five years...........................................   2,315,500    2,336,085
Five to ten years...........................................   1,138,975    1,128,125
Over ten years..............................................   2,740,320    2,779,187
                                                              ----------   ----------
          Total.............................................  $6,220,154   $6,268,263
                                                              ==========   ==========
SECURITIES AVAILABLE-FOR-SALE
Less than one year..........................................  $  305,220   $  296,709
One to five years...........................................          --           --
Five to ten years...........................................   1,911,040    1,953,956
Over ten years..............................................   3,486,171    3,532,989
                                                              ----------   ----------
          Total.............................................  $5,702,431   $5,783,654
                                                              ==========   ==========

     The carrying amount of investment securities and their approximate fair values are as follows:

                                            MARKET       AMORTIZED    UNREALIZED   UNREALIZED
DECEMBER 31, 1998                            VALUE         COST          GAIN        (LOSS)
-----------------                         -----------   -----------   ----------   ----------
SECURITIES HELD TO MATURITY
U.S. Government Agencies................  $ 2,433,679   $ 2,485,958    $ 43,311    $ (95,590)
Obligations of State and Political
  Subdivisions..........................    2,762,902     2,707,640      55,262           --
                                          -----------   -----------    --------    ---------
          Total.........................    5,196,581     5,193,598      98,573      (95,590)
                                          -----------   -----------    --------    ---------
SECURITIES AVAILABLE-FOR-SALE
U.S. Government Agencies................    8,022,353     7,991,283      60,576      (29,506)
Obligations of State and Political
  Subdivisions..........................      103,795        99,561       4,234           --
                                          -----------   -----------    --------    ---------
          Total.........................    8,126,148     8,090,844      64,810      (29,506)
                                          -----------   -----------    --------    ---------
          Total Securities..............  $13,322,729   $13,284,442    $163,383    $(125,096)
                                          ===========   ===========    ========    =========

                           C & L BANK OF BLOUNTSTOWN

     The carrying amount of investment securities and their approximate fair values are as follows:

                                                    MARKET       AMORTIZED    UNREALIZED   UNREALIZED
DECEMBER 31, 1997                                    VALUE         COST          GAIN        (LOSS)
-----------------                                 -----------   -----------   ----------   ----------
SECURITIES HELD TO MATURITY
U.S. Government Agencies........................  $ 3,148,205   $ 3,151,831    $ 28,121    $ (31,747)
Obligations of State and Political
  Subdivisions..................................    2,935,391     2,872,738      62,653           --
                                                  -----------   -----------    --------    ---------
          Total.................................    6,083,596     6,024,569      90,774      (31,747)
                                                  -----------   -----------    --------    ---------
SECURITIES AVAILABLE-FOR-SALE
U.S. Government Agencies........................    6,787,049     6,764,924      51,919      (29,794)
Obligations of State and Political
  Subdivisions..................................      102,344        99,485       2,859           --
                                                  -----------   -----------    --------    ---------
          Total.................................    6,889,393     6,864,409      54,778      (29,794)
                                                  -----------   -----------    --------    ---------
          Total Securities......................  $12,972,989   $12,888,978    $145,552    $ (61,541)
                                                  ===========   ===========    ========    =========
DECEMBER 31, 1996
SECURITIES HELD TO MATURITY
U.S. Government Agencies........................  $ 3,849,307   $ 3,908,787    $  5,513    $ (64,993)
  Obligations of State and Political
     Subdivisions...............................    2,370,847     2,359,476      18,083       (6,712)
                                                  -----------   -----------    --------    ---------
          Total.................................    6,220,154     6,268,263      23,596      (71,705)
                                                  -----------   -----------    --------    ---------
SECURITIES AVAILABLE-FOR-SALE
U.S. Government Agencies........................    5,602,904     5,684,242      20,712     (102,050)
  Obligations of State and Political
     Subdivisions...............................       99,527        99,412         115           --
                                                  -----------   -----------    --------    ---------
          Total.................................    5,702,431     5,783,654      20,827     (102,050)
                                                  -----------   -----------    --------    ---------
          Total Securities......................  $11,922,585   $12,051,917    $ 44,423    $(173,755)
                                                  ===========   ===========    ========    =========

     Change in net unrealized holding gains (losses) on non-current marketable debt securities included in total stockholders' equity at December 31 were as follows:

                                                           1998       1997       1996
                                                          -------   --------   --------
Balance, Beginning of Year..............................  $24,983   $(81,223)  $   (838)
Balance, End of Year....................................   35,244     24,983    (81,223)
                                                          -------   --------   --------
Current Year Change.....................................   10,261    106,206    (80,385)
Less: Tax Effect........................................   (2,764)   (36,110)    27,331
                                                          -------   --------   --------
Net Change, Current Period..............................  $ 7,497   $ 70,096   $(53,054)
                                                          =======   ========   ========

NOTE 4 -- LOANS

     Loans outstanding, by classification, are summarized as follows at December 31:

                                                     1998          1997          1996
                                                  -----------   -----------   -----------
Commercial......................................  $10,242,213   $11,684,037   $11,446,255
Real Estate.....................................   20,417,265    21,051,086    19,458,980
Installment.....................................    1,173,941     2,189,043     2,886,140
                                                  -----------   -----------   -----------
                                                   31,833,419    34,924,166    33,791,375
Unearned Discount...............................     (113,069)     (237,892)     (372,970)
Unamortized Loan Fees...........................      (63,232)      (49,745)      (59,602)
Allowance for Loan Losses.......................   (1,083,197)     (754,918)     (370,723)
                                                  -----------   -----------   -----------
          Loans, net............................  $30,573,921   $33,881,611   $32,988,080
                                                  ===========   ===========   ===========

                           C & L BANK OF BLOUNTSTOWN

     Loans on which the accrual of interest has been discontinued or reduced amounted to $362,006, $172,401 and $71,139 at December 31, 1998, 1997 and 1996,
respectively. Forfeited interest on these loans totaled $43,956, $32,782 and $7,018 as of December 31, 1998, 1997 and 1996, respectively.

     Changes in the allowance for loan losses were as follows:

                                                           1998        1997       1996
                                                        ----------   --------   --------
Balance, beginning of year............................  $  754,918   $370,723   $230,516
Provision charged to operations.......................     784,000    723,000    192,000
Loans charged off.....................................    (482,208)  (343,941)   (56,292)
Recoveries on loans charged off.......................      26,487      5,136      4,499
                                                        ----------   --------   --------
Balance, end of year..................................  $1,083,197   $754,918   $370,723
                                                        ==========   ========   ========

     The following are maturities of loans receivable as of December 31, 1998:

                  FIXED RATE                                    ADJUSTABLE RATE
----------------------------------------------   ----------------------------------------------
        TERM TO MATURITY           BOOK VALUE            TERM TO MATURITY           BOOK VALUE
        ----------------           -----------           ----------------           -----------
Less Than 1 Year.................  $ 3,817,629   Less Than 1 Year.................  $ 3,739,870
1 Year - 3 Years.................    5,721,422   1 Year - 3 Years.................    2,658,550
3 Years - Five Years.............    2,540,047   3 Years - Five Years.............    1,685,924
Greater Than Five Years..........    1,250,030   Greater Than Five Years..........   10,419,947
                                   -----------                                      -----------
                                   $13,329,128                                      $18,504,291
                                   ===========                                      ===========

     The following are maturities of loans receivable as of December 31, 1997:

                  FIXED RATE                                    ADJUSTABLE RATE
----------------------------------------------   ----------------------------------------------
        TERM TO MATURITY           BOOK VALUE            TERM TO MATURITY           BOOK VALUE
        ----------------           -----------           ----------------           -----------
Less Than 1 Year.................  $ 3,971,346   Less Than 1 Year.................  $17,272,328
1 Year - 3 Years.................    6,662,424   1 Year - 3 Years.................      111,575
3 Years - Five Years.............    5,013,821   3 Years - Five Years.............           --
Greater Than Five Years..........    1,605,035   Greater Than Five Years..........           --
                                   -----------                                      -----------
                                   $17,252,626                                      $17,383,903
                                   ===========                                      ===========

     The following are maturities of loans receivable as of December 31, 1996:

                  FIXED RATE                                    ADJUSTABLE RATE
----------------------------------------------   ----------------------------------------------
        TERM TO MATURITY           BOOK VALUE            TERM TO MATURITY           BOOK VALUE
        ----------------           -----------           ----------------           -----------
Less Than 1 Year.................  $ 5,991,109   Less Than 1 Year.................  $17,237,994
1 Year - 3 Years.................    3,633,484   1 Year - 3 Years.................       77,502
3 Years - Five Years.............    5,327,658   3 Years - Five Years.............           --
Greater Than Five Years..........    1,523,628   Greater Than Five Years..........           --
                                   -----------                                      -----------
                                   $16,475,879                                      $17,315,496
                                   ===========                                      ===========

     The adjustable rate loans have interest rate adjustment limitations and are generally indexed to the New York prime rate.

                           C & L BANK OF BLOUNTSTOWN

NOTE 5 -- BANK PREMISES AND EQUIPMENT -- NET

     A summary of bank premises and equipment at December 31:

                                            ESTIMATED
                                            LIFE YEARS      1998         1997         1996
                                            ----------   ----------   ----------   ----------
Land......................................        --     $  206,663   $  206,663   $  206,663
Building..................................    5 - 40        521,569      521,569      521,569
Furniture, fixtures and equipment.........    5 - 40        659,671      657,126      600,276
Land improvements.........................     5 - 7        101,144      101,144       67,190
                                              ------     ----------   ----------   ----------
                                                          1,489,047    1,486,502    1,395,698
Accumulated depreciation..................                 (690,090)    (624,118)    (533,198)
                                                         ----------   ----------   ----------
  Bank Premises and Equipment -- Net......               $  798,957   $  862,384   $  862,500
                                                         ==========   ==========   ==========

     Depreciation expense amounted to $92,499, $90,920 and $78,775 for the years ended December 31, 1998, 1997 and 1996, respectively.

NOTE 6 -- INCOME TAXES

     Components of income tax expense are as follows:

                                                          1998        1997       1996
                                                        ---------   --------   --------
Current:
  Federal.............................................  $  33,035   $ 53,103   $144,610
  State...............................................      4,544      5,129     10,229
Deferred:
  Federal.............................................   (106,377)   (53,801)    56,231
  State...............................................         --         --         --
                                                        ---------   --------   --------
          Total Income Tax (Benefit) Expense..........  $ (68,798)  $  4,431   $211,070
                                                        =========   ========   ========

     The effective tax rate differs from the expected tax using the statutory rates due to certain permanent differences between book and taxable income. Reconciliation between the expected tax and the actual provision for income taxes follows:

                                                           1998       1997       1996
                                                         --------   --------   --------
Expected tax at statutory rates applied to income
  before taxes.........................................  $  1,060   $  3,557   $236,921
Add (Deduct):
State income taxes, net of federal tax benefit.........       390      1,029     25,113
Effect of interest income exempt from federal income
  taxes................................................   (57,569)   (56,730)   (55,776)
Unallowable interest deduction.........................     9,912      9,720      8,330
Other items -- Net.....................................   (22,591)    46,855     (3,518)
                                                         --------   --------   --------
Income Tax (Benefit) Expense...........................  $(68,798)  $  4,431   $211,070
                                                         ========   ========   ========

                           C & L BANK OF BLOUNTSTOWN

     Deferred Income Taxes included on the balance sheet at December 31, consist of the following:

                                                           1998       1997       1996
                                                         --------   --------   --------
Deferred Tax Assets:
  Allowance for Loan Losses............................  $266,776   $179,444   $ 95,017
  Net Unrealized Loss on AFS Securities................        --         --     27,616
                                                         --------   --------   --------
                                                         $266,776   $179,444   $122,633
                                                         ========   ========   ========
Deferred Tax Liability:
  Accumulated Depreciation.............................  $ 27,392   $ 31,127   $ 28,117
  Net Unrealized Gain of AFS Securities................    11,278      8,494         --
                                                         --------   --------   --------
                                                         $ 38,670   $ 39,621   $ 28,117
                                                         ========   ========   ========

NOTE 7 -- DEPOSITS

     The aggregate amount of certificates of deposit with amounts of $100,000 and above at December 31, 1998 was approximately $9,356,984.

     At December 31, 1998, the scheduled maturities of certificate of deposits are as follows:

1999                                                          $25,108,624
2000                                                            3,863,841
2001                                                              981,999
2002                                                              593,268
2003 and thereafter                                             1,415,460

NOTE 8 -- RELATED PARTIES

     C & L Bank of Blountstown is affiliated with C & L Bank of Bristol by virtue of common Board of Directors. Loan participations are purchased and sold between the two institutions. See Note 9.

     Loans to directors and officers of the Bank amounted to approximately $803,038, $953,230 and $783,585 at December 31, 1998, 1997 and 1996. These loans were made on substantially the same terms, including interest and collateral, as those prevailing at the time for comparable transactions with other customers.

     The aggregate amount of time deposits held by the Bank from directors totaled $161,228, $275,426 and $290,350 at December 31, 1998, 1997 and 1996,
respectively.

NOTE 9 -- PARTICIPATION LOANS

     The Bank has originated certain loans and subsequently sold them to participating financial institutions. At December 31, 1998, 1997 and 1996, respectively, $963,365, $1,407,856 and $439,939 in loans had been participated. Of this amount, $0, $423,687 and $19,605 were sold to C & L Bank of Bristol, an affiliated bank, at December 31, 1998, 1997 and 1996, respectively.

     The Bank has also purchased certain loans from participating financial institutions, totaling $2,958,552, $2,303,004 and $1,708,804 at December 31,
1998, 1997 and 1996, respectively.

NOTE 10 -- PENSION PLAN

     The Bank has a 401K plan covering all full-time employees who have completed six months of service prior to the entry of date of January 1. The employees may contribute up to 10% of their salary. The Bank will match 50% of the employees' contribution and funds this amount monthly. Pension expense was $7,458, $8,636 and $8,081 for the years ended December 31, 1998, 1997 and 1996, respectively.

                           C & L BANK OF BLOUNTSTOWN

NOTE 11 -- COMMITMENTS AND CONTINGENCIES

     In the normal course of business, the Bank makes various commitments to extend credit which involve elements of credit risk, interest rate risk, and liquidity risk that are not presented in the financial statements. These consist of commitments to extend credit (lines of credit) and commercial letters of credit. Commitments to extend credit amounted to $2,203,845, $2,066,881 and $1,740,553 and commercial letters of credit amounted to $115,247, $120,000 and $184,541 at December 31, 1998, 1997 and 1996, respectively. These commitments and letters of credit are both unsecured and secured by real estate, time deposits, and equipment. These commitments and letters of credit include exposure to some credit loss in the event of nonperformance of the customer. The Bank uses the same credit policies and procedures in making commitments and conditional obligations as it does for extension of credit recorded on the balance sheet. Because many of these instruments have fixed maturity dates, and because many of them expire without being drawn upon, the total commitment amounts do not necessarily represent future cash and liquidity requirements to the Bank. The Bank does not anticipate any material loss as a result of the commitments.

     The Bank is subject to various litigation and claims during the normal course of banking procedures and foreclosures. Management believes that liabilities, if any, arising from such litigation and claims will not be material to the Bank's financial position.

     In order to qualify as a depository for public funds, the Bank entered into an agreement pursuant to the Florida Security for Public Deposits Act. In connection therewith, the Bank agreed to collectively share in any loss to public depositors caused by default or insolvency of other qualified public depositories.

NOTE 12 -- CONCENTRATIONS OF CREDIT RISK

     Substantially all of the Bank's loans and commitments have been granted to customers in the Bank's market area. The majority of the customers are depositors of the Bank, less than 10% are associated with any particular industry. The concentrations of credit by type of loan are set forth in Note 4. The Bank, as a matter of policy and state statute, does not extend credit to any single borrowers or group of related borrowers in excess of $957,895 unless a portion is participated or secured by certificates of deposits. Cash and due from banks includes $1,120,419 in excess of federally insured limits at December 31, 1998.

NOTE 13 -- COMPREHENSIVE INCOME

                                                              BEFORE-TAX   TAX (EXPENSE)   NET-OF-TAX
                                                                AMOUNT      OR BENEFIT       AMOUNT
                                                              ----------   -------------   ----------
Unrealized Gains (Losses) on Securities at December 31,
  1998......................................................   $10,260        $(2,763)       $7,497
                                                               =======        =======        ======

NOTE 14 -- LEASES

     The Bank leases data processing equipment used to process its day to day transactions. The lease contains a purchase option at the end of the lease for fair value of the equipment. Future minimum rental commitments under this lease is as follows:

YEAR ENDED                                                     AMOUNT
----------                                                    --------
1999........................................................  $ 36,041
2000........................................................    36,041
2001........................................................    36,041
2002........................................................    36,041
2003 and thereafter.........................................    12,014
                                                              --------
                                                              $156,178
                                                              ========

                           C & L BANK OF BLOUNTSTOWN

     Rental expense was $52,710, $39,056 and $34,492 for the years ended December 31, 1998, 1997 and 1996, respectively.

NOTE 15 -- REGULATORY MATTERS

     The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory -- and possibly additional discretionary -- actions by regulators that, if undertaken, could have a direct material effect on the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

     Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier I capital (as defined) to average assets (as defined). Management believes, as of December 31, 1998, 1997 and 1996, that the Bank meets all capital adequacy requirements to which it is subject.

     As of December 31, the most recent notification from the Federal Deposit Insurance Corporation categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized the Bank must maintain minimum total risk-based, Tier I risk-based, and Tier I leverage ratios as set forth in the table. There are no conditions or events since that notification that management believes have changed the institution's category. The Bank's actual capital amounts and ratios are also presented in the table.

                                                                               TO BE WELL
                                                                           CAPITALIZED UNDER
                                                        FOR CAPITAL        PROMPT CORRECTIVE
                                     ACTUAL          ADEQUACY PURPOSES     ACTION PROVISIONS:
                               ------------------   -------------------   --------------------
                                 AMOUNT     RATIO     AMOUNT     RATIO      AMOUNT      RATIO
                               ----------   -----   ----------   ------   ----------   -------
AS OF DECEMBER 31, 1998
  Total Capital (to Risk
     Weighted Assets)........  $4,245,431   14.5%   $2,336,240    >=8.0%  $2,920,300    >=10.0%
  Tier I Capital (to Risk
     Weighted Assets)........   3,871,431   13.3     1,168,120      4.0    1,752,180       6.0
  Tier I Capital (to Average
     Assets).................   3,871,431    7.0     2,212,960      4.0    2,766,200       5.0
AS OF DECEMBER 31, 1997
  Total Capital (to Risk
     Weighted Assets)........   4,587,000   14.1     2,611,000      8.0    3,263,000      10.0
  Tier I Capital (to Risk
     Weighted Assets)........   3,832,000   11.7     1,305,000      4.0    1,958,000       6.0
  Tier I Capital (to Average
     Assets).................   3,832,000    6.9     1,305,000      4.0    2,787,000       5.0

                           C & L BANK OF BLOUNTSTOWN

                                                                               TO BE WELL
                                                                           CAPITALIZED UNDER
                                                        FOR CAPITAL        PROMPT CORRECTIVE
                                     ACTUAL          ADEQUACY PURPOSES     ACTION PROVISIONS:
                               ------------------   -------------------   --------------------
                                 AMOUNT     RATIO     AMOUNT     RATIO      AMOUNT      RATIO
                               ----------   -----   ----------   ------   ----------   -------
AS OF DECEMBER 31, 1996
  Total Capital (to Risk
     Weighted Assets)........  $4,245,000   13.7%   $2,484,000    >=8.0%  $3,105,000    >=10.0%
  Tier I Capital (to Risk
     Weighted Assets)........   3,907,000   12.6     1,242,000      4.0    1,863,000       6.0
  Tier I Capital (to Average
     Assets).................   3,907,000    7.6     1,546,000      3.0    2,577,000       5.0

NOTE 16 -- YEAR 2000

     The year 2000 issue is the result of shortcomings in many electronic data-processing systems and other equipment that may affect operations in the year 1999 and beyond. C & L Bank of Blountstown has taken steps to ensure that computer systems and other electronic equipment critical to conducting operations are year 2000 compliant. The Bank has formed a task force composed of employees from critical areas who have identified and assessed critical computer and electronic equipment systems. According to the Bank's management, the Bank has completed their testing of critical systems and equipment.

NOTE 17 -- SUBSEQUENT EVENTS

     C & L Bank of Blountstown signed a letter of intent on January 25, 1999 to merge with The Banc Corporation in Birmingham, Alabama. A definitive agreement was signed on February 23, 1999. According to management, this merger should take place close to the end of May, pending State and Federal approval. It is intended that the merger be accounted for as a "pooling of interest," and to qualify as a tax-free reorganization. The agreement will be void if the transaction has not been completed by September 30, 1999.

                                                                         ANNEX A

                          PLAN AND AGREEMENT OF MERGER

     This Plan and Agreement of Merger ("Plan of Merger") is entered into this 25th day of February, 1999, by and between The Banc Corporation, a Delaware corporation ("TBC"), and C&L Banking Corporation, a Florida corporation (the "Company").

                                   RECITALS:

     WHEREAS, TBC is a bank holding company existing under the laws of the State of Delaware, with its principal office at 17 North 20th Street, Birmingham, Alabama 35203, and is a registered bank holding company through ownership of 99.75% of the outstanding shares of The Bank, a bank chartered under the laws of the State of Alabama ("The Bank");

     WHEREAS, the Company is a bank holding company existing under the laws of the State of Florida, with its principal office at Highway 20 and Baker Street, Bristol, Florida 32321, and is a registered bank holding company through ownership of 98.10% of the issued and outstanding shares of C&L Bank of Bristol, a bank chartered under the laws of the State of Florida (the "Subsidiary");

     WHEREAS, TBC and the Company have entered into that certain Plan and Agreement of Merger, dated as of February 25, 1999, by and between TBC, Subsidiary and C&L Bank of Blountstown, a Florida banking corporation, pursuant to which C&L Bank of Blountstown will be acquired by TBC simultaneously with TBC's acquisition of the Company;

     WHEREAS, TBC, the Company, Bristol Acquisition Corporation and the Subsidiary have entered into that certain Share Exchange Agreement, dated as of February 25, 1999 (the "Share Exchange Agreement"), pursuant to which the outstanding shares of the common stock of the Subsidiary will be exchanged for TBC Common Stock (the "Share Exchange");

     WHEREAS, the Boards of Directors of TBC and the Company have determined that it is in the best interests of TBC and the Company respectively and in the best interests of their respective stockholders and shareholders that TBC and the Company merge in accordance with, and subject to, the terms and conditions hereinafter set forth;

     WHEREAS, the respective Boards of Directors of TBC and the Company have unanimously approved and authorized the execution and delivery of this Plan of Merger and the merger of the Company with and into TBC (the "Merger") in accordance with, and subject to, the terms and conditions set forth herein, and the Board of Directors of the Company has unanimously voted to recommend to its shareholders that this Plan of Merger and the Merger be approved;

     WHEREAS, TBC and the Company desire to merge in a transaction intended to qualify as a tax-free reorganization under the provisions of Sections 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the "Code");

     WHEREAS, the parties intend that this Plan of Merger shall constitute a plan of reorganization as that term is used in Sections 354 and 361 of the Code; and

     WHEREAS, for accounting purposes, it is intended that the Merger be accounted for as a "pooling of interests;"

     NOW THEREFORE, in consideration of the mutual covenants, promises, agreements and provisions contained herein and subject to the satisfaction of the terms and conditions set forth herein, and intending to be legally bound hereby, TBC and the Company do hereby agree as follows:

SECTION 1.  THE MERGER.

     1.1 The Merger. At the Effective Time, in accordance with, and subject to, the terms and conditions of this Plan of Merger, including the receipt of all requisite governmental and shareholder approvals, and in accordance with, and subject to, the General Corporation Law of the State of Delaware (the "DGCL") and the Florida Business Corporation Act (the "FBCA"): (i) the Company shall merge with and into TBC; (ii) the separate existence of the Company shall cease, and TBC shall continue as the surviving entity under the name "The Banc Corporation" (TBC, in its capacity as the corporation surviving the Merger, is hereinafter sometimes referred to as the "Surviving Corporation"); and (iii) the Subsidiary will become a wholly-owned subsidiary of TBC.

     1.2 The Closing. The closing of the Merger (the "Closing") shall take place at 10:00 a.m. Central Time on a date to be specified by the parties (the "Closing Date") which (subject to the satisfaction or waiver of the conditions specified in Sections 7.2 and 7.3) shall be no later than the second business day after satisfaction or waiver of the conditions set forth in Section 7.1 at the office of Haskell Slaughter & Young, L.L.C., Birmingham, Alabama, or at such other place as the parties hereto may agree. The Closing Date may be extended from time to time by the mutual agreement of the parties hereto. At the Closing, the parties hereto shall exchange the various agreements, certificates, instruments and documents to be delivered pursuant to the terms of this Plan of Merger.

     1.3 Effective Time. Subject to the provisions of this Plan of Merger, Articles of Merger and a Certificate of Merger, substantially in the form attached as Exhibits 1.3(a) and 1.3(b) hereto, shall be duly executed and, on the Closing Date (as defined in section 1.2 hereof) or as soon thereafter as reasonably practicable, filed with the Secretary of State of the State of Florida (the "Florida Secretary of State") and the Secretary of State of the State of Delaware (the "Delaware Secretary of State") in accordance with the FBCA and the DGCL. The Merger shall become effective upon the filing of the Articles of Merger with the Florida Secretary of State and the Certificate of Merger with the Delaware Secretary of State (the "Effective Time").

     1.4 Effect of the Merger.  The Merger shall have the effect provided in
Section 259 of the DGCL and Section 607.1106 of the FBCA.

SECTION 2. EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE CONSTITUENT
           CORPORATION; EXCHANGE OF CERTIFICATES.

     2.1 Effect on Capital Stock. As of the Effective Time, by virtue of the Merger and without any action on the part of any holder of Company Common Stock:

          (a) Cancellation of Treasury Stock. Each share of Company Common Stock, par value $10.00 per share ("Company Common Stock"), that is owned by the Company or by any subsidiary of the Company shall automatically be canceled and retired and shall cease to exist, and none of the Common Stock, par value $.001 per share, of TBC ("TBC Common Stock"), cash or other consideration shall be delivered in exchange therefor.

          (b) Conversion of Company Common Stock. In the Merger, at the Effective Time, each issued and outstanding share of Company Common Stock (other than Dissenting Shares) shall be converted into the right to receive on a pro rata basis that number of shares of TBC Common Stock equal to the Merger Consideration (as defined herein). All such shares of TBC Common Stock to be issued shall be duly and validly issued, fully paid and nonassessable, issued pursuant to an effective Registration Statement (as defined herein) under the Securities Act (as defined herein) and listed on the Nasdaq National Market ("Nasdaq") and are hereinafter sometimes referred to as the "TBC Shares". Upon such conversion, all such shares of Company Common Stock shall be canceled and cease to exist, and each holder thereof shall cease to have any rights with respect thereto other than the right to receive TBC Shares issued in exchange therefor or to dissent from the Merger on the terms provided herein and cash payments required pursuant to Sections 2.2(c) and 2.2(e).

          "Merger Consideration" means that number of TBC Shares (rounded to the nearest whole share) equal to approximately $12,866,857.42 (plus the Additional Merger Consideration if applicable) divided by the Closing Date Trading Price of TBC Common Stock. In the event the Closing Date Trading Price is in excess of $14.00 per share, then for purposes of the calculation of the Merger Consideration set forth in this Section 2.1, $14.00 shall be used as the Closing Date Trading Price. If the Effective Time has not occurred as of July 31, 1999, the Merger Consideration shall be increased, but not decreased, on a dollar for dollar basis, by the earnings of the Company from August 1, 1999, through the most reasonable practicable day of determination (but no more than three business days) immediately prior to the Special Meeting of Company Shareholders described in Section 6.4 (the "Additional Merger Consideration"). "Closing Date Trading Price" means the average last sale prices for shares of TBC Common Stock for the twenty consecutive trading days on which such shares are actually traded (as reported to TBC by Nasdaq or as reported in The Wall Street Journal, Eastern Edition, or if not reported thereby, any other authoritative source) ending at the close of trading on the third trading day immediately preceding the date on which the shareholders of the Company meet to consider this Plan of Merger.

          (c) Exchange Ratio. The number of shares of TBC Common Stock that will be exchanged for each share of the Company Common Stock outstanding immediately prior to the Effective Time (except for those shares of the Company Common Stock with respect to which dissenters' rights of appraisal are effectively perfected) shall be a ratio (the "Exchange Ratio") determined by dividing the number of shares of TBC Common Stock comprising the Merger Consideration (plus the Additional Merger Consideration if applicable) by the number of shares of the Company Common Stock outstanding immediately prior to the Effective Time (without regard to any exercise of dissenters' rights of appraisal).

          (d) Anti-Dilution Provisions. If after the date hereof and prior to the Effective Time, TBC shall have declared a stock split (including a reverse split) of TBC Common Stock or a dividend payable in TBC Common Stock, or any other distribution of securities or dividend (in cash or otherwise) to holders of TBC Common Stock with respect to their TBC Common Stock (including without limitation such a distribution or dividend made in connection with a recapitalization, reclassification, merger, consolidation, reorganization or similar transaction) then the Exchange Ratio shall be appropriately adjusted to reflect such stock split or dividend or other distribution of securities and if such stock split, dividend or distribution has a record date during or after the ten trading day period set forth in Section 2.1(b) and prior to the Effective Time, then the number of shares of TBC Common Stock to be issued upon conversion of a share of Company Common Stock pursuant to Section 2.1(b) shall be appropriately adjusted to reflect such stock split, dividend or other distribution of securities.

          (e) Dissenting Shares. Notwithstanding anything in this Plan of Merger to the contrary, the shares of Company Common Stock outstanding immediately prior to the Effective Time of the Merger held by a holder (if any) who is entitled to dissent, and who properly dissents, in accordance with Sections 607.1301 through 607.1320 of the FBCA ("Dissenting Shares") shall be entitled to receive only the fair value of his shares as defined under Section 607.1301 of the FBCA. Such Dissenting Shares shall not be converted into a right to receive the Merger Consideration and any cash in lieu of fractional shares of TBC Common Stock unless such holder fails to perfect or otherwise loses such holder's right to appraisal. If, after the Effective Time of the Merger, such holder fails to perfect or loses any such right to appraisal, such shares, as of the time of such failure or loss, shall no longer be deemed Dissenting Shares, and such holder shall be entitled to receive from the Surviving Corporation the number of TBC Shares that any participating Company shareholder is entitled to receive under
     Section 2.1(c) and the cash in lieu of fractional shares of TBC Common Stock specified in Section 2.2(e).

     2.2 Exchange of Certificates.

          (a) Exchange Agent. Prior to the Effective Time, TBC shall enter into an agreement with such bank or trust company as may be designated by TBC (the "Exchange Agent"), which is reasonably
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     acceptable to the Company, which shall provide that TBC shall deposit with the Exchange Agent as of the Effective Time, for the benefit of the holders of the Company Common Stock, for exchange in accordance with this Section 2, through the Exchange Agent, certificates representing the shares of TBC Common Stock (such shares of TBC Common Stock, together with any dividends or distributions with respect thereto with a record date after the Effective Time but prior to their exchange, being hereinafter referred to as the "Exchange Fund") issuable pursuant to Section 2.1 in exchange for outstanding shares of the Company Common Stock.

          (b) Exchange Procedures. As soon as reasonably practicable after the Effective Time, the Surviving Corporation shall cause the Exchange Agent to mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of the Company Common Stock (the "Certificates") whose shares were converted into the right to receive the Merger Consideration pursuant to Section 2.1,
     (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as TBC may reasonably specify) and
     (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of TBC Common Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by TBC, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of TBC Common Stock and cash in lieu of any fractional share of TBC Common Stock which such holder has the right to receive pursuant to the provisions of this Section 2, and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of shares of the Company Common Stock which is not registered in the transfer records of the Company, a certificate representing the proper number of shares of TBC Common Stock may be issued to a person other than the person in whose name the Certificate so surrendered is registered, if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such payment shall pay any transfer or other taxes required by reason of the issuance of shares of TBC Common Stock to a person other than the registered holder of such Certificate or establish to the satisfaction of TBC that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 2.2, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the certificate representing shares of TBC Common Stock, cash in lieu of any fractional share of TBC Common Stock as contemplated by this Section 2.2. No interest will be paid or will accrue on any cash payable in lieu of any fractional shares of TBC Common Stock. To the extent permitted by law, former shareholders of record of the Company shall be entitled to vote after the Effective Time at any meeting of TBC's stockholders the number of whole shares of TBC Common Stock into which their respective shares of the Company Common Stock are converted, regardless of whether such holders have exchanged their Certificates for certificates representing TBC Common Stock in accordance with this Section
     2.2. Those persons who are entitled to receive, in accordance with this
     Section 2.2, certificates representing shares of TBC Common Stock in exchange for surrendered Certificates are hereinafter referred to as "the Company Shareholders."

          (c) Distributions with Respect to the Unexchanged Shares. No dividends or other distributions with respect to TBC Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of TBC Common Stock represented thereby and no cash payment in lieu of any fractional share shall be paid to any such holder pursuant to Section 2.2(e) until the surrender of such Certificate in accordance with this Section 2. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the holder of the certificate representing whole shares of TBC Common Stock issued in exchange therefor, without interest,
     (i) at the time of such surrender, the amount of any cash payable in lieu of a fractional share of TBC Common Stock to which such holder is entitled pursuant to Section 2.2(e) and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of TBC Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender
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     and with a payment date subsequent to such surrender payable with respect to such whole shares of TBC Common Stock.

          (d) No Further Ownership Rights in the Company Common Stock. All shares of TBC Common Stock issued upon the surrender for exchange of Certificates in accordance with the terms of this Section 2 (including any cash paid pursuant to Section 2.2(c) or 2.2(e)) shall be deemed to have been issued (and paid) in full satisfaction of all rights pertaining to the Company Common Stock theretofore represented by such Certificates. If, after the Effective Time, Certificates are presented to the Surviving Corporation or the Exchange Agent for any reason, they shall be canceled and exchanged as provided in this Section 2, except as otherwise provided by law.

          (e) No Fractional Shares. No certificates or scrip representing fractional shares of TBC Common Stock shall be issued upon the surrender for exchange of Certificates, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of TBC. Notwithstanding any other provision of this Plan of Merger, each holder of the Company Common Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of TBC Common Stock (after taking into account all Certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of TBC Common Stock multiplied by the Closing Date Trading Price.

          (f) Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the holders of the Certificates for six months after the Effective Time shall be delivered to TBC, upon demand, and any holders of the Certificates who have not theretofore complied with this
     Section 2 shall thereafter look only to TBC for payment of TBC Common Stock, any cash in lieu of fractional shares of TBC Common Stock and any dividends or distributions with respect to TBC Common Stock.

          (g) No Liability. None of TBC, the Company or the Exchange Agent shall be liable to any person in respect of any shares of TBC Common Stock (or dividends or distributions with respect thereto) or cash from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificates shall not have been surrendered prior to seven years after the Effective Time (or immediately prior to such earlier date on which any shares of TBC Common Stock, any cash in lieu of fractional shares of TBC Common Stock or any dividends or distributions with respect to TBC Common Stock in respect of such Certificates would otherwise escheat to or become the property of any governmental entity), any such shares, cash, dividends or distributions in respect of such Certificates shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto.

          (h) Investment of Exchange Fund. The Exchange Agent shall invest any cash included in the Exchange Fund in deposit accounts or short-term money market instruments, as directed by TBC, on a daily basis. Any interest and other income resulting from such investments shall be paid to TBC.

     2.3 Certificate of Incorporation of the Surviving Corporation. The certificate of incorporation of TBC in effect immediately prior to the Effective Time shall remain the certificate of incorporation of the Surviving Corporation from and after the Effective Time until amended or repealed in accordance with its provisions and applicable law.

     2.4 Bylaws of the Surviving Corporation. The bylaws of TBC in effect immediately prior to the Effective Time shall remain the bylaws of the Surviving Corporation from and after the Effective Time until amended or repealed in accordance with their provisions and applicable law.

     2.5 Capitalization of the Surviving Corporation. The combined capitalization of the Company and TBC immediately prior to the Effective Time shall be the capitalization of the Surviving Corporation until changed by resolution of the Board of Directors of the Surviving Corporation or by action of the stockholders of the Surviving Corporation.

     2.6 Directors and Officers of the Surviving Corporation. Except as provided in Sections 6.18 and 6.19, the directors and officers of TBC immediately prior to the Effective Time shall be the directors and officers of
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the Surviving Corporation to serve until their successors have been elected or qualified or until their resignation or removal according to applicable law and the bylaws of the Surviving Corporation.

SECTION 3.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

     Except as set forth in the Disclosure Schedule delivered to TBC by the Company (the "Company Disclosure Schedule") as set forth in Section 6.25 hereof, the Company hereby represents and warrants to TBC, as of the date hereof and up to and including the Closing Date as follows (to the extent applicable, all representations and warranties by the Company include its subsidiaries):

     3.1 Organization, Existence and Good Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida, with full corporate power and authority to, and possesses all material governmental, regulatory and other permits, licenses and authorizations necessary to, carry on its business as now conducted and to own and operate the properties and assets it owns or operates, to enter into this Plan of Merger and the Merger and to perform its obligations hereunder and thereunder. The Company is duly qualified or licensed to transact business as a foreign corporation in good standing in the states and foreign jurisdictions where the character of its assets or the nature or conduct of the business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a material adverse effect on the business, operations, properties or assets, or the condition, financial or otherwise, of the Company. The deposit accounts of the Subsidiary are insured by the Federal Deposit Insurance Corporation (the "FDIC") to the full extent permitted under applicable law and the rules and regulations of the FDIC.

     3.2 The Company Capital Stock.

          (a) The Company's authorized capital stock consists of 20,000 shares of common stock, $10.00 par value per share, of which 16,274 shares are outstanding, all of which are validly issued and outstanding.

          (b) Other than the Subsidiary or as set forth on Schedule 3.2(b) to the Company Disclosure Schedule, the Company does not own directly, beneficially or of record, more than five percent of the outstanding stock of any other corporation and does not otherwise control any company or bank. Other than the Subsidiary, the Company does not have any direct or indirect subsidiaries and does not have any interest in any partnership, firm, association, corporation or joint venture other than investment securities purchased and loans made in the regular and usual course of its business.

          (c) The Company has no outstanding securities convertible into shares of capital stock or existing options, warrants, calls, commitments or other rights of any character granted or entered into by the Company relating to its authorized, issued or unissued capital stock, and no such rights will be granted or entered into.

          (d) There are no outstanding or unsatisfied preemptive rights or rights of first refusal with respect to the Company's capital stock.

          (e) No shares of the Company's capital stock will be issued between the date hereof and the Effective Time.

          (f) Attached to the Company Disclosure Schedule are copies of the Company's articles of incorporation and bylaws as in effect on the date this Plan of Merger is executed and delivered, both certified to be complete and correct by the Secretary of the Company, the same to remain unchanged up to the Effective Time.

     3.3 The Subsidiary Capital Stock.

          (a) The Subsidiary's authorized capital stock consists of 20,000 shares of common stock, $10.00 par value per share (the "Subsidiary Common Stock"), of which 20,000 shares are outstanding, all of which are validly issued and outstanding. All of the issued and outstanding shares of the Subsidiary Common Stock are owned by the persons and entities as reflected in Schedule 3.3(a) to the Company Disclosure Schedule.

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

          (b) Other than as set forth on Schedule 3.3(b) to the Company Disclosure Schedule, the Subsidiary does not own directly, beneficially or of record, more than five percent of the outstanding stock of any other corporation and does not otherwise control any company or bank.

          (c) The Subsidiary has no outstanding securities convertible into shares of capital stock or existing options, warrants, calls, commitments or other rights of any character granted or entered into by the Subsidiary relating to its authorized, issued or unissued capital stock, and no such rights will be granted or entered into.

          (d) There are no outstanding or unsatisfied preemptive rights or rights of first refusal with respect to the Subsidiary's capital stock.

          (e) No shares of the Subsidiary's capital stock will be issued between the date hereof and the Effective Time.

          (f) Attached to the Company Disclosure Schedule are copies of the Subsidiary's articles of incorporation and bylaws as in effect on the date this Plan of Merger is executed and delivered, both certified to be complete and correct by the Cashier or Secretary of the Subsidiary, the same to remain unchanged up to the Effective Time.

     3.4 Organization, Existence and Good Standing of Subsidiaries and
Assets. The Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida. The Subsidiary has all necessary corporate power to own its properties and assets and to carry on its business as presently conducted.

     3.5 Power and Authority. Subject to the satisfaction of the conditions precedent set forth herein, the Company has the corporate power to execute, deliver and perform this Plan of Merger and all agreements and other documents executed and delivered or to be executed and delivered by it pursuant to this Plan of Merger, and, subject to the satisfaction of the conditions precedent set forth herein, has taken all action required by its articles of incorporation, bylaws or otherwise, to authorize the execution, delivery and performance of this Plan of Merger and such related documents. The execution and delivery of this Plan of Merger does not and, subject to the receipt of required stockholder and regulatory approvals and any other required third-party consents or approvals, the consummation of the Merger will not violate any provisions of any statute or other law, any rule or regulation of any governmental agency or authority, the articles of incorporation of the Company or any provisions of, or result in the acceleration of any obligation under, any mortgage, lien, lease, agreement, instrument, order, arbitration award, judgment or decree, to which the Company or the Subsidiary is a party, or by which it is bound, or violate any restrictions of any kind to which it is subject which, if violated or accelerated, would have a material adverse effect on the Company. The execution and delivery of this Plan of Merger has been approved by the Board of Directors of the Company. This Plan of Merger has been duly executed and delivered by the Company and, assuming this Plan of Merger constitutes a valid and binding obligation of TBC, constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms except as such enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting creditors' rights generally and principles of equity.

     3.6 Financial Statements. The Company has delivered to TBC balance sheets of the Company as of December 31, 1998, the related statements of operations, changes in shareholders' equity and changes in financial position or statements of cash flows for the periods then ended, and the related notes and related opinions thereon as applicable (the "Company Financial Statements"). The Company Financial Statements, as and when prepared, (i) with the exception of the statement for and as of the period ended December 31, 1998, have been audited,
(ii) present fairly the financial condition of the Company as of the respective dates indicated and the results of operations, the changes in shareholders' equity, the changes in financial position and cash flows for the respective periods indicated; (iii) have been prepared in accordance with generally accepted accounting principles ("GAAP") and regulatory accounting principles ("RAP") (to the extent GAAP and RAP are the same, and GAAP in case of any differences between the two) as to audited statements and in a manner consistent with past practice as to unaudited statements; (iv) contain and reflect

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reserves for all material accrued liabilities; and (v) are based on the books and records of the Company and the Subsidiary.

     3.7 Absence of Undisclosed Liabilities. Except as and to the extent reflected or reserved against in the Company Financial Statements or disclosed in Schedule 3.7 to the Company Disclosure Schedule, the Company has no material liabilities or obligations whether accrued, absolute, contingent or otherwise, including governmental charges or lawsuits, or any tax liabilities due or to become due and whether (i) incurred in respect of or measured by the income of the Company for any period up to the close of business on the respective dates of the Company Financial Statements, or (ii) arising out of transactions entered into, or any state of facts existing, thereafter.

     3.8 Absence of Certain Changes or Events.  Except as set forth on Schedule
3.8 to the Company Disclosure Schedule, since the date of the Company Financial Statements, there has not been:

          (a) any material adverse change in the condition (financial or otherwise), assets, liabilities or business of the Company;

          (b) any material adverse change in the character of the assets or liabilities of the Company;

          (c) any capital improvements, except for ordinary maintenance and repairs, or any purchase of property by the Company at a cost in excess of $25,000 other than supplies in the ordinary course of business;

          (d) any physical damage, destruction or loss not covered by insurance affecting in a material and adverse way the property or assets of the Company;

          (e) any material change in the accounting methods or practices of the Company unless required by law, regulation, GAAP or RAP, as the case may be;

          (f) any material change in the capital structure of the Company;

          (g) any loss incurred or accrued for by the Company as a result of environmental problems which has or would be expected to have a material adverse effect on the financial position of the Company; or

          (h) any increase in the compensation payable or to become payable by the Company to any officer or employee or any bonus, except bonuses accrued and reflected on the Company Financial Statements, percentage compensation, service award or other like benefit, granted, made or accrued or credited to any officer or employee or any pension, retirement or deferred compensation payment agreed to, other than in accordance with preexisting plans or normal and customary annual salary reviews and adjustments and promotional increases.

     3.9 Tax Matters. The Company has filed all federal, state, municipal and local income, excise, property, special district, sales, transfer and other tax returns and reports of information statements that are required to be filed and has paid all taxes that have become due pursuant to such returns or pursuant to any assessment that has become payable. The returns filed by the Company have been and will be accurately and properly prepared in all material respects. To the extent that any tax liability or assessment has accrued, but has not yet become payable or has been proposed for assessment or determination but remains unpaid, the same has been reflected (if it is required to be so reflected under GAAP) as a liability on the books and records of the Company and the Company Financial Statements subject to normal year-end adjustments. Since the date of the Company Financial Statements, the Company has not incurred any liability with respect to any such taxes except for normal taxes incurred in the ordinary and regular course of its business. The Company has not executed or filed with the Internal Revenue Service or any other taxing authority any agreement extending the period for the assessment or collection of any income taxes. There are no examinations, reviews, audits or investigations of any tax return or report of the Company that are presently pending or, to the Company's knowledge, threatened, and the Company is not a party to any pending action or proceeding by any governmental authority for assessment or collection of income taxes.

     3.10 Title to Properties; Absence of Liens and Encumbrances; Enforceability of Leases.

          (a) Except as to property indicated on Schedule 3.10 to the Company Disclosure Schedule as being leased or mortgaged, the Company has good and marketable title to its assets, real and personal (including those reflected in the Company Financial Statements, except for loans and investments thereafter sold or otherwise disposed of in the ordinary course of business for adequate consideration), free and clear of all material mortgages, pledges, liens, charges and encumbrances, except (A) investment securities that are pledged to secure the deposit of public monies, FHLB advances or monies under the control of any court, (B) the lien of taxes not yet due and payable or being contested in good faith by appropriate proceedings, and (C) such imperfections of title and encumbrances, if any, and such liens, if any, incidental to the conduct of the Company's business or the ownership of its assets as are not material in amount and do not affect the value of, or interfere with the present use of, the Company's assets or otherwise materially impair its operations.

          (b) To the best knowledge of the Company, the structures and equipment owned or used by the Company comply with applicable laws, regulations and ordinances or if not in compliance, such noncompliance does not give rise to a material adverse effect, and are in good operating condition, subject to ordinary wear and tear.

          (c) The real property, if any, leased by the Company is held by it under valid and enforceable leases. The Company is not in material default under any such leases.

     3.11 Legal Proceedings. Except as set forth on Schedule 3.11 to the Company Disclosure Statement, there are no material claims, actions, suits, proceedings or investigations pending, or to the best knowledge of the Company, threatened by or against or otherwise affecting the Company or its assets, business or properties, or the transactions contemplated by the Plan of Merger, or its directors, officers or employees in reference to actions taken by them in such capacity at law or in equity, or before or by any federal, state, municipal or other government department, commission, board, agency, instrumentality or authority, nor to the Company's knowledge is there any valid basis for any such action, proceeding or investigation, other than (i) claims by the Company in the ordinary course of its business for the recovery of loans or protection of its interest as a secured or unsecured creditor, and (ii) claims fully covered by insurance. To the best knowledge of the Company, it is in compliance in all respects with laws, ordinances, rules, regulations, orders, licenses and permits that are applicable to its business as now conducted, or if not in compliance, such noncompliance does not give rise to a material adverse effect.

     3.12 No Untrue Representations. The documents furnished by the Company to TBC (the "Company Documents"), including but not limited to the Company Disclosure Schedule and the Company Financial Statements, are true and complete copies of such documents and do not contain any untrue statement of a material fact. The Company Disclosure Schedule does not omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. There is no fact that the Company has not disclosed in the Company Disclosure Schedule or otherwise to TBC in writing which materially and adversely affects the properties, business, profits or condition (financial or otherwise) of the Company or the ability of the Company to perform this Plan of Merger, except that the Company makes no representation or warranty as to the effect of general economic conditions, the condition of the financial markets, future legislation, future regulatory action or any other event or circumstance that affects financial institutions generally.

     3.13 Employee Benefit Plans.

          (a) Except as described in the Company Documents or set forth on
     Schedule 3.13(a) to the Company Disclosure Schedule, the Company has neither established nor maintains nor is obligated to make contributions to or under or otherwise participate in (i) any bonus or other type of incentive compensation plan, program, agreement, policy, commitment, contract or arrangement (whether or not set forth in a written document),
     (ii) any pension, profit-sharing, retirement or other plan, program or arrangement, or (iii) any other employee benefit plan, fund or program, including, but not limited to, those described in Section 3(3) of ERISA. All such plans (individually, a "Plan" and collectively, the

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     "Plans") have been operated and administered in all material respects in accordance with, as applicable, ERISA, the Code, Title VII of the Civil Rights Act of 1964, as amended, the Equal Pay Act of 1967, as amended, the Age Discrimination in Employment Act of 1967, as amended, and the related rules and regulations adopted by those federal agencies responsible for the administration of such laws. No act or failure to act by the Company has resulted in a "prohibited transaction" (as defined in ERISA) with respect to the Plans that is not subject to a statutory or regulatory exception. No "reportable event" (as defined in ERISA) has occurred with respect to any of the Plans which is subject to Title IV of ERISA. The Company has not previously made, is not currently making, and is not obligated in any way to make, any contributions to any multi-employer plan within the meaning of the Multi-Employer Pension Plan Amendments Act of 1980.

          (b) Except as described in the Company Documents or set forth on
     Schedule 3.13(b) to the Company Disclosure Schedule, the Company is not a party to any oral or written (i) union, guild or collective bargaining agreement which agreement covers employees in the United States (nor is it aware of any union organizing activity currently being conducted in respect to any of its employees), (ii) agreement with any executive officer or other key employee the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction of the nature contemplated by this Plan of Merger and which provides for the payment of in excess of $25,000, or (iii) agreement or plan, including any stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Plan of Merger or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Plan of Merger.

     3.14 Environmental Protection.

          (a) None of the assets of the Company (defined for purposes of this subsection as the real property and tangible personal property owned or leased by the Company as of the date of this Plan of Merger and as of the Effective Time) contain any hazardous materials, defined as any substance whose nature and/or quantity or existence, use, manufacture or effect render it subject to federal, state or local regulation as potentially injurious to public health or welfare, or to the environment, including, without limitation, friable asbestos, petroleum products or PCBs ("Hazardous Materials"), other than in such quantities which are incidental and customary for the maintenance and operation of such assets, e.g., cleaning fluids ("Incidental Quantities").

          (b) No notice or other communication has been received from any governmental agency having jurisdiction over the Company or to the best knowledge of the Company from any other person, with respect to any alleged violation by the Company of any federal, state or local laws, rules, regulations, ordinances and codes governing Hazardous Materials and which are applicable to the assets of the Company.

          (c) All Hazardous Materials which have been remediated from any assets of the Company prior to or during their ownership by the Company have been handled in compliance with all applicable laws.

          (d) To the Company's best knowledge, no collateral securing any loan made by the Company, as of the date of this Plan of Merger and as of the Effective Time, contains any Hazardous Materials, other than in Incidental Quantities.

     3.15 Material Contract Defaults. The Company is not in default in any material respect under the terms of any outstanding material contract, agreement, lease or other commitment, which would have a material adverse effect on the business, operations, properties or assets, or the condition, financial or otherwise, of the Company or under its articles of incorporation or bylaws, and no event has occurred which, with notice or lapse of time, or both, may be or become a material default of any such contract, agreement, lease or other commitment or under the articles of incorporation or bylaws of the Company.

     3.16 Brokers and Finders. Except as permitted in Section 3.18, neither the Company nor any of its officers, directors or employees have employed any broker or finder or incurred any liability for any financial advisory, brokerage or finders fees or commissions and no broker or finder has acted directly or indirectly for the Company in connection with this Plan of Merger or the transactions contemplated hereby.

     3.17 Vote Required. The affirmative vote of the holders of a majority of the outstanding shares of the Company Common Stock entitled to vote thereon is the only vote of the holders of any class or series of the Company capital stock necessary to approve this Plan of Merger, the Merger and the transactions contemplated hereby.

     3.18 Opinion of Financial Advisor. The Board of Directors of the Company has employed Alex Sheshunoff & Co. ("Sheshunoff") to provide the Board of Directors of the Company with opinions by March 5, 1999, and as of the most reasonably practicable date closest and prior to the mailing of the definitive proxy materials to the effect that, as of March 5, 1999, and as of the most reasonably practicable date closest and prior to the mailing of the definitive proxy materials, respectively, the Merger Consideration is fair to the holders of the Company Common Stock from a financial point of view, a written copy of such opinion will be delivered by the Company to TBC prior to the date on which the definitive proxy materials for the Proxy Statement (as defined in Section 6.8(a)) are filed with the SEC.

     3.19 Year 2000 Compliance. Except as set forth on Schedule 3.19 to the Company Disclosure Schedule, each item of software, hardware, firmware, third-party software, goods with computer chips and services (i) provided by the Company or the Subsidiary during the past four (4) years to any customer of the Company or the Subsidiary or any other party or (ii) used by the Company or the Subsidiary in its respective business, is and shall remain Year 2000 Compliant, as that term is hereinafter defined, through the year 2000. For purposes of this Agreement, "Year 2000 Compliant" means that the item:

          (a) functions without interruption or human intervention with four-digit year processing on all data, input, or output which includes an indication date (collectively, "Date Data"), including errors or interruptions from functions that may involve Date Data from more than one century, leap years, or the date September 9, 1999, regardless of the date of processing or date of Date Data;

          (b) provides results from any operation accurately reflecting any Date Data used in the operation performed, with output in any form, except graphics, having four digit years;

          (c) accepts two digit year Date Data in a manner that resolves any ambiguities as to century in a defined manner; and

          (d) provides data interchange in the IS08601:1988 standard of CCYYMMDD.

          Except as set forth on Schedule 3.19 to the Company Disclosure Schedule, to the best knowledge of the Company and the Subsidiary, each of the Company's and the Subsidiary's vendors and customers has ensured that each item of software, hardware, firmware, third-party software, goods with computer chips, and services (a) provided by such vendor or customer during the past four (4) years to any of its respective customers or any other party or (b) used by such vendor or customer in its business, is and shall remain Year 2000 Compliant through the Year 2000. The Company and the Subsidiary have followed the procedures set forth in, and have taken and will continue to take all actions required by the October 15, 1998 interim FFIEC Interagency Guidelines Establishing Year 2000 Standards for Safety and Soundness Guidelines Concerning the Year 2000 Business Risk and the companion interim rule Safety and Soundness Standards and all previously applicable regulatory standards and guidance papers regarding Year 2000 readiness (collectively, the "Year 2000 Guidelines") to ensure that all computer software owned by or licensed to the Company or the Subsidiary is fully compliant with the Year 2000 Guidelines. Except as set forth on
     Schedule 3.19 to the Company Disclosure Schedule, neither the Company nor the Subsidiary has received a regulatory rating of less than satisfactory from any regulatory authority with respect to any review of its compliance with the Year 2000 Guidelines or the adequacy of its Year 2000 planning efforts.

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SECTION 4.  REPRESENTATIONS AND WARRANTIES OF TBC.

     Except as set forth in its Disclosure Schedule delivered to the Company (the "TBC Disclosure Schedule") as set forth in Section 6.25 hereof, TBC hereby represents and warrants to the Company as of the date hereof and up to and including the Closing Date as follows (all representations and warranties by TBC include its subsidiaries):

     4.1 Organization, Existence and Good Standing. TBC is a corporation duly organized, validly existing and in good standing under the laws of Delaware, with full corporate power and authority, and possesses all material governmental, regulatory and other permits, licenses and other authorization, necessary to carry on its business as now conducted and to own and operate the properties and assets it owns or operates, to enter into this Plan of Merger and the Merger and to perform its obligations hereunder and thereunder. TBC is duly qualified or licensed to transact business as a foreign corporation in good standing in the states and foreign jurisdictions where the character of its assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a material adverse effect on the business, operations, properties, or assets, or the condition, financial or otherwise, of TBC. The deposit accounts of The Bank are insured by the FDIC to the full extent permitted under applicable law and the rules and regulations of the FDIC.

     4.2 TBC Capital Stock.

          (a) The authorized capital stock of TBC consists of 25,000,000 shares of common stock of which 12,204,594 shares of common stock are issued and outstanding and 5,000,000 shares of preferred stock of which no shares are issued and outstanding. TBC Common Stock issued in this Merger will be, when issued, duly authorized, validly issued, fully paid and nonassessable.

          (b) Other than as set forth on Schedule 4.2(b) to TBC Disclosure Schedule, TBC does not own directly or indirectly, beneficially or of record, more than five percent of the outstanding stock of any other corporation and does not otherwise control any company or bank. Except as set forth on Schedule 4.2(b) to TBC Disclosure Schedule, TBC does not have any direct or indirect subsidiaries and does not have any interest in any partnership, firm, association, corporation, or joint venture other than investment securities purchased and loans made in the regular and usual course of its business.

          (c) Other than as set forth on Schedule 4.2(c) to TBC Disclosure Schedule, there are no outstanding securities convertible into shares of TBC capital stock or existing options, warrants, calls, commitments, or other rights of any character granted or entered into by TBC relating to its authorized, issued or unissued capital stock.

          (d) There are no outstanding or unsatisfied preemptive rights or rights of first refusal with respect to TBC Common Stock or TBC's preferred stock.

          (e) Other than as set forth on Schedule 4.2(e) to TBC Disclosure Schedule, as of the date of this Agreement there are no outstanding agreements, arrangements, or understandings of any kind, to which TBC is a party, affecting or relating to the voting, issuance, purchase, redemption, repurchase, or transfer of TBC Common Stock or any other securities of TBC.

          (f) Attached to TBC Disclosure Schedule are copies of TBC's certificate of incorporation and bylaws, certified to be complete and correct by the Secretary of TBC, the same to remain unchanged up to the Effective Time.

     4.3 Organization, Existence and Good Standing of Subsidiaries and
Assets. Each of the subsidiaries of TBC is duly organized, validly existing and in good standing under the laws of its respective state of incorporation. Each subsidiary has all necessary corporate power to own its properties and assets and to carry on its business as presently conducted.

     4.4 Financial Statements. TBC has delivered to the Company balance sheets of TBC as of December 31, 1996 and 1997 and September 30, 1998, and the related statements of operations, changes in

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stockholders' equity, and changes in financial position or statements of cash flows for the year then ended, and the related notes and related opinions thereon as applicable (the "TBC Financial Statements"). TBC Financial Statements, as and when prepared, (i) with the exception of the statement for and as of the period ended September 30, 1998, have been audited, (ii) present fairly the financial condition of TBC as of the date indicated and the results of operations, the changes in stockholders' equity, the changes in financial position and cash flows for the respective periods indicated; (iii) have been prepared in accordance with GAAP and RAP (to the extent GAAP and RAP principles are the same, and GAAP in the case of any difference between the two) as to audited statements and in a manner consistent with past practice as to unaudited statements; (iv) contain and reflect reserves for all material accrued liabilities; and (v) are based on the books and records of TBC.

     4.5 Power and Authority. Subject to the satisfaction of the conditions precedent set forth herein, TBC has corporate power to execute, deliver and perform the Plan of Merger and all agreements and other documents executed and delivered, or to be executed and delivered, by it pursuant to the Plan of Merger, and has taken all actions required by law, its certificate of incorporation, its bylaws or otherwise, to authorize the execution and delivery of the Plan of Merger and such related documents. The execution and delivery of the Plan of Merger does not and, subject to the receipt of required stockholder and regulatory approvals and other required third-party consents or approvals, the consummation of the Merger contemplated hereby will not, violate any provisions of the certificate of incorporation or bylaws of TBC, or any provision of, or result in the acceleration of any obligation under, any mortgage, lien, lease, agreement, instrument, order, arbitration award, judgment or decree to which TBC is a party or by which it is bound, or violate any restrictions of any kind to which TBC is subject. The execution and delivery of this Plan of Merger has been approved by the Board of Directors of TBC. This Plan of Merger has been duly executed and delivered by TBC and, assuming this Plan of Merger constitutes a valid and binding obligation of the Company, constitutes a valid and binding obligation of TBC, enforceable against TBC in accordance with its terms except as such enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting creditors' rights generally and principles of equity.

     4.6 Absence of Undisclosed Liabilities. Except as and to the extent reflected or reserved against in TBC Financial Statements or disclosed in
Schedule 4.6 to TBC Disclosure Schedule, TBC has no material liabilities or obligations whether accrued, absolute, contingent or otherwise, including, governmental charges or lawsuits, or any tax liabilities due or to become due and whether (i) incurred in respect of or measured by the income of TBC for any period up to the close of business on the respective dates of the TBC Financial Statements, or (ii) arising out of transactions entered into, or any state of facts existing, prior thereto. TBC has no liabilities or obligations, either accrued or contingent, which are material to TBC and which have not been either
(i) reflected or disclosed in the audited financial statements of TBC for the December 31, 1997, and provided to the Company in writing; or (ii) incurred subsequent to September 30, 1998, in the ordinary course of business.

     4.7 Absence of Certain Changes or Events.  Except as set forth on Schedule
4.7 to TBC Disclosure Schedule, since September 30, 1998, there has not been:

          (a) any material adverse change in the condition (financial or otherwise), of the assets, liabilities or business of TBC;

          (b) any material adverse change in the character of the assets or liabilities of TBC;

          (c) any capital improvements, except for ordinary maintenance and repairs, or any purchase of property by TBC at a cost in excess of $25,000 other than supplies in the ordinary course of business;

          (d) any physical damage, destruction or loss not covered by insurance exceeding $25,000 in value or affecting in a material and adverse way the property, assets, business or prospects of TBC;

          (e) any material change in the accounting methods or practices of TBC unless required by law, regulation, GAAP or RAP, as the case may be;

          (f) any material change in the capital structure of TBC;

          (g) any loss incurred or determined to be probable for TBC as a result of environmental problems which has or would be expected to have a material adverse effect on the financial position of TBC; or

          (h) any increase in the compensation payable or to become payable by TBC to any officer or employee or any bonus, except bonuses accrued and reflected on the TBC Financial Statements, percentage compensation, service award or other like benefit, granted, made or accrued or credited to any officer or employee or any pension, retirement, or deferred compensation payment agreed to, other than in accordance with preexisting plans or normal and customary annual salary reviews and adjustments and promotional increases.

     4.8 Tax Matters. TBC has filed all federal, state, municipal and local income, excise, property, special district, sales, transfer and other tax returns and reports of information statements that are required to be filed and have paid all taxes that have become due pursuant to such returns or pursuant to any assessment that has become payable. The returns filed by TBC have been and will be accurately and properly prepared. To the extent that any tax liability or assessment has accrued, but has not yet become payable or has been proposed for assessment or determination but remains unpaid, the same has been reflected as a liability on the books and records of TBC and TBC Financial Statements subject to normal year-end adjustments. Since September 30, 1998, TBC has not incurred any liability with respect to any such taxes except for normal taxes incurred in the ordinary and regular course of its business. TBC has not executed or filed with the Internal Revenue Service or any other taxing authority any agreement extending the period for assessment or collection of any income taxes. There are no examinations, reviews, audits or investigations of any tax return or report of TBC that is presently pending or threatened, and TBC is not a party to any pending action or proceeding by any governmental authority for assessment or collection of income taxes.

     4.9 Title to Properties; Absence of Liens and Encumbrances, Leases Enforceable.

          (a) Except as to property indicated in Schedule 4.9 to TBC Disclosure Schedule as being leased or mortgaged, TBC has good and marketable title to its assets, real and personal (including those reflected in TBC Financial Statements, except for loans and investments as thereafter sold or otherwise disposed of in the ordinary course of business and for adequate consideration), free and clear of all material mortgages, pledges, liens, charges and encumbrances, except (A) investment securities that are pledged to secure the deposit of public monies, FHLB advances or monies under the control of any court, (B) the lien of taxes not yet due and payable or being contested in good faith by appropriate proceedings, and (C) such imperfections of title and encumbrances, if any, and such liens, if any, incidental to the conduct of TBC's business or the ownership of its assets as are not material in amount and do not affect the value of, or interfere with the present use of, TBC's assets or otherwise materially impair its operations.

          (b) To the best knowledge of TBC, the structures and equipment owned or used by TBC comply with applicable laws, regulations and ordinances or if not in compliance, such noncompliance does not give rise to a material adverse effect and are in good operating condition, subject to ordinary wear and tear.

          (c) The real property, if any, leased by TBC is held by it under valid and enforceable leases. TBC is not in material default under any such leases.

     4.10 Legal Proceedings. Except as set forth on Schedule 4.10 to TBC Disclosure Schedule, there are no material claims, actions, suits, proceedings or investigations pending, or to the best knowledge of TBC, threatened, by or against, or otherwise affecting TBC or its assets, business or properties, or the transactions contemplated by the Plan of Merger, or its directors, officers or employees in reference to actions taken by them in such capacity at law or in equity, or before or by any federal, state, municipal or other government department, commission, board, agency, instrumentality or authority, nor to TBC's knowledge is there any valid basis for any such action, proceeding or investigation, other than (i) claims by TBC in the ordinary course of its business for the recovery of loans or protection of its interest as a secured or unsecured creditor, and (ii) claims fully covered by insurance. To the best knowledge of TBC, TBC is in compliance in all respects with laws, ordinances, rules, regulations, orders, licenses and permits that are applicable to its business as now conducted or if not in compliance, such noncompliance does not give rise to a material adverse effect.

     4.11 No Untrue Representations. The documents furnished by TBC to the Company (the "TBC Documents"), including but not limited to TBC Disclosure Schedule and TBC Financial Statements, are true and complete copies of such documents and do not contain any untrue statement of a material fact. The TBC Disclosure Schedule does not omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. There is no fact that TBC has not disclosed in TBC Documents or otherwise to the Company in writing which materially and adversely affects the properties, business, profits or condition (financial or otherwise) of TBC or the ability of TBC to perform this Plan of Merger, except that TBC makes no representation or warranty as to the effect of general economic conditions, the condition of the financial markets, future legislation, future regulatory action or any other event or circumstance that affects financial institutions generally.

     4.12 Employee Benefit Plans.

          (a) Except as described in TBC Documents or set forth on Schedule 4.12(a) to TBC Disclosure Schedule, TBC has neither established nor maintains nor is obligated to make contributions to or under or otherwise participate in (i) any bonus or other type of incentive compensation plan, program, agreement, policy, commitment, contract or arrangement (whether or not set forth in a written document), (ii) any pension, profit-sharing, retirement or other plan, program or arrangement, or (iii) any other employee benefit plan, fund or program, including, but not limited to, those described in Section 3(3) of ERISA. All such Plans have been operated and administered in all material respects in accordance with, as applicable, ERISA, the Code, Title VII of the Civil Rights Act of 1964, as amended, the Equal Pay Act of 1967, as amended, the Age Discrimination in Employment Act of 1967, as amended, and the related rules and regulations adopted by those federal agencies responsible for the administration of such laws. No act or failure to act by TBC has resulted in a "prohibited transaction" (as defined in ERISA) with respect to the Plans that is not subject to a statutory or regulatory exception. No "reportable event" (as defined in ERISA) has occurred with respect to any of the Plans which is subject to Title IV of ERISA. TBC has not previously made, is not currently making, and is not obligated in any way to make, any contributions to any multi-employer plan within the meaning of the Multi-Employer Pension Plan Amendments Act of 1980.

          (b) Except as described in TBC Documents or set forth on Schedule 4.12(b) to TBC Disclosure Schedule, TBC is not a party to any oral or written (i) union, guild or collective bargaining agreement which agreement covers employees in the United States (nor is it aware of any union organizing activity currently being conducted in respect to any of its employees), (ii) agreement with any executive officer or other key employee the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction of the nature contemplated by this Plan of Merger and which provides for the payment of in excess of $25,000, or (iii) agreement or plan, including any stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Plan of Merger or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Plan of Merger.

     4.13 Environmental Protection.

          (a) None of the assets of TBC (defined for purposes of this subsection as the real property and tangible personal property owned or leased by TBC as of the date of this Plan of Merger and as of the Effective Time) contain any Hazardous Materials, other than in Incidental Quantities.

          (b) No notice or other communication has been received from any governmental agency having jurisdiction over TBC or to their best knowledge from any other person, with respect to any alleged violation by TBC of any federal, state or local laws, rules, regulations, ordinances and codes governing Hazardous Materials and which are applicable to the assets of TBC.

          (c) All Hazardous Materials which have been remediated from any assets of TBC prior to or during their ownership by TBC have been handled in compliance with all applicable laws.

          (d) To TBC's best knowledge, no collateral securing any loan made by TBC, as of the date of this Plan of Merger and as of the Effective Time, contains any Hazardous Materials, other than in Incidental Quantities.

     4.14 Material Contract Defaults. TBC is not in default in any material respect under the terms of any outstanding material contract, agreement, lease or other commitment, which would have a material adverse effect on the business, operations, properties or assets, or the condition, financial or otherwise, of TBC or under its certificate of incorporation or bylaws and no event has occurred which, with notice or lapse of time, or both, may be or become a material default of any such contract, agreement, lease or other commitment or under the certificate of incorporation or bylaws of TBC.

     4.15 Brokers and Finders. Neither TBC nor any of its officers, directors or employees have employed any broker or finder or incurred any liability for any financial advisory, brokerage or finders fees or commissions and no broker or finder has acted directly or indirectly for TBC in connection with this Plan of Merger or the transactions contemplated hereby.

     4.16 Year 2000 Compliance. Except as set forth on Schedule 4.16 to the TBC Disclosure Schedule, each item of software, hardware, firmware, third-party software, goods with computer chips and services (i) provided by TBC or its subsidiaries during the past four (4) years to any customer of TBC or its subsidiaries or any other party or (ii) used by TBC or its subsidiaries in its respective business, is and shall remain Year 2000 Compliant through the year 2000.

     Except as set forth on Schedule 4.16 to the TBC Disclosure Schedule, to the best knowledge of TBC and its subsidiaries, each of TBC's and its subsidiaries' vendors and customers has ensured that each item of software, hardware, firmware, third-party software, goods with computer chips, and services (a) provided by such vendor or customer during the past four (4) years to any of its respective customers or any other party or (b) used by such vendor or customer in its business, is and shall remain Year 2000 Compliant through the Year 2000. TBC and its subsidiaries have followed the procedures set forth in, and have taken and will continue to take all actions required by the Year 2000 Guidelines to ensure that all computer software owned by or licensed to TBC or its subsidiaries is fully compliant with the Year 2000 Guidelines. Neither TBC nor its subsidiaries have received a regulatory rating of less than satisfactory from any regulatory authority with respect to any review of its compliance with the Year 2000 Guidelines or the adequacy of its Year 2000 planning efforts.

     4.17 Investment Intent. TBC is (a) experienced in the evaluation of banking businesses similar to the Company, (b) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of this investment, (c) has the ability to bear the economic risks of this investment, (d) was not organized or reorganized for the specific purpose of acquiring the shares of Company Common Stock pursuant to this Plan of Merger and
(e) has been afforded the opportunity to ask questions of, and to receive answers from, the Company and to obtain any additional information, to the extent the Company possesses such information or could have acquired it without reasonable effort or expense, necessary for TBC to make an informed decision with respect to the purchase of the shares of Company Common Stock. TBC acknowledges that it is not acting on the basis of any representations or warranties made by or on behalf of the Company or the Subsidiary other than those contained in this Plan of Merger.

     4.18 Consents and Approvals.  Except for regulatory approvals disclosed on
Schedule 4.18 to the TBC Disclosure Schedule, no approval, consent, order or authorization of, or registration, declaration or filing with, any governmental authority or other third party is required on the part of TBC in connection with the execution, delivery or performance of this Plan of Merger or the agreements contemplated hereby or the consummation by TBC of the transactions contemplated hereby or thereby. TBC is not aware of any matters that would prevent TBC from obtaining all necessary approvals (including SEC approval and all required regulatory approvals) on a timely basis.

SECTION 5.  ACCESS TO INFORMATION CONCERNING PROPERTIES AND RECORDS.

     5.1 Access to Information. The Company will give to TBC and to its counsel, accountants and other representatives ("advisors"), upon reasonable notice, during normal business hours throughout the period prior to the Closing Date, full access to its books, records, customer and loan files, contracts and commitments. Any investigation conducted by TBC or its advisors pursuant to this
Section 5.1 shall be conducted in a manner that is the least disruptive to the Company's business. For the period prior to the Effective Time, the Company shall deliver to TBC such statements, schedules and reports concerning the business, operations and financial condition of the Company as are regularly provided to its Board of Directors at such times as they are regularly supplied to its Board of Directors.

     5.2 Return of Records. If the transactions contemplated hereby are not consummated and this Plan of Merger terminates, each party agrees to promptly return all documents, contracts, records, properties analyses, abstracts and any related notes of the other party and all copies thereof furnished pursuant to this Section 5 or otherwise. All information disclosed by any party or any affiliate or representative of any party shall be deemed to be "Confidential Information" as defined in that certain Confidentiality Agreement, dated as of January 20, 1999, by and between TBC and the Company (the "Confidentiality Agreement").

     5.3 Effect of Access.

          (a) Nothing contained in this Section 5 shall be deemed to create any duty or responsibility on the part of either party to investigate or evaluate the value, validity or enforceability of any contract, lease or other asset included in the assets of the other party.

          (b) With respect to matters as to which any party has made express representations or warranties herein, the parties shall be entitled to rely upon such express representations and warranties irrespective of any investigations made by such parties, except to the extent that such investigations result in actual knowledge of the inaccuracy or falsehood of particular representations and warranties.

SECTION 6.  COVENANTS.

     6.1 Preservation of Business. From the date of this Agreement, the Company will, and will cause the Subsidiary to, use its best efforts to preserve the business organization of the Company and the Subsidiary intact, to keep available to the Surviving Corporation the services of the present employees of the Company and the Subsidiary, and to preserve for the Surviving Corporation the goodwill of the suppliers, customers, depositors and others having business relations with the Company and the Subsidiary.

     6.2 Material Transactions. Until the Effective Time or the earlier termination of this Plan of Merger, and except as contemplated by this Plan of Merger or disclosed in the Disclosure Schedules or as consented to or otherwise approved by TBC in writing, which consent or approval will not be unreasonably withheld:

          (a) the business of the Company and the Subsidiary shall be conducted only in the ordinary course, and the Company will not, and will cause the Subsidiary not to, encumber any asset or enter into any transaction or make any contract or commitment relating to its properties, assets and businesses, other than in the ordinary course of business or as otherwise disclosed herein;

          (b) no change shall be made in the articles of incorporation or bylaws of the Company or the Subsidiary;

          (c) except as provided in the Company's Disclosure Schedule, no change shall be made in the number of shares of capital stock of the Company or the Subsidiary issued and outstanding, nor shall any option, warrant, call, convertible security, commitment or other right be granted or made by the Company (or permitted by the Company with respect to the Subsidiary) relating to its authorized or issued capital stock;

          (d) except in the ordinary course of business as previously conducted, no purchase order, contract or commitment (other than deposits, loan commitments and investments or the sale of other real estate owned in the ordinary course of business of the Company or the Subsidiary, as the case may be) shall be entered into by or on behalf of the Company or permitted by the Company with respect to the Subsidiary extending for more than one year or involving payment by the Company or the Subsidiary, as the case may be, of more than $25,000 in any one contract or related series of contracts or otherwise materially affecting its business;

          (e) no employment agreement or other agreement will be entered into with any employee of the Company (or be permitted to be entered into by the Subsidiary) and no employee's salary or benefits will be increased except for normal annual increases as agreed to in writing, and no employee benefit plan will be modified or amended except as required by law;

          (f) the Company will comply, and will cause the Subsidiary to comply, in all material respects with all laws applicable to it and to the conduct of its business, if failure to comply could have a material adverse effect upon its business;

          (g) no dividends shall be paid, or distributions made, with respect to the Company Common Stock;

          (h) no loan in excess of $100,000 will be made by the Company (or be permitted to be made by the Subsidiary) without providing TBC with all relevant documents related thereto and giving TBC a reasonable opportunity to review such loan and comment thereon;

          (i) no security owned by the Company will be sold and no new securities will be purchased, other than securities of a type and duration as the Company has previously purchased under its investment policy, without the approval of TBC; and

          (j) the obligations under all employment, severance or other agreements between the Company and its respective employees related to the termination of such agreements shall not be in excess of the amounts described in the employment agreements attached to the Company Disclosure Schedule.

          (k) the Company shall not take any action of a character as described in Section 3.8(a) to 3.8(h), inclusive.

     6.3 Confidentiality.  [Intentionally Omitted]

     6.4 The Company Shareholder Meeting. The Company shall take all action necessary in accordance with applicable law and its articles of incorporation and bylaws to call, give notice of, convene and hold a meeting of its shareholders (the "Special Meeting") for the purpose of approving and adopting this Plan of Merger, the Merger and the transactions contemplated thereby. In connection therewith, the Company shall mail to all shareholders of record entitled to vote at such meeting the Proxy Statement, as defined in Section 6.8 hereof, which shall indicate that the Board of Directors of the Company has, by resolution, approved the Merger on the terms and subject to the conditions set forth in this Plan of Merger and, if consistent with the fiduciary duty of the directors to the Company and the shareholders, recommends to the shareholders that they vote in favor of adopting and approving the Merger and the Plan of Merger. Subject to applicable laws and the fiduciary duties of its directors, the Company shall use reasonable efforts to solicit from its share holders proxies in favor of such adoption and approval and shall take all other reasonable action necessary or helpful to secure a favorable vote of its shareholders.

     6.5 Affiliate's Letters. The Company and TBC shall use their respective best efforts to obtain and deliver to one another prior to the Special Meeting a signed letter in the form attached hereto as Exhibit 6.5 from each of their respective officers, directors or shareholders who may be deemed an "affiliate" of the Company or TBC, as appropriate within the meaning of such term as used in Rule 145 under the Securities Act.

     6.6 Accounting Methods. Neither the Company nor TBC shall change, in any material respect, its methods of accounting in effect at its most recent fiscal year end, except as required by changes in GAAP or RAP, as the case may be, if applicable, as concurred by such party's independent accountants.

     6.7 Approvals of Regulatory Authorities. The Company will, and will cause the Subsidiary to cooperate with TBC and TBC will cooperate with the Company and the Subsidiary in the preparation and the filing by TBC of such applications to the Board of Governors of the Federal Reserve System (the "Fed"), the FDIC, the Florida Department of Banking and Finance, and other regulatory authorities as may be necessary to obtain all governmental approvals requisite to the consummation of the Merger. As soon as practicable, but in no event later than 30 days after execution of the Plan of Merger, TBC shall file applications with the proper regulatory authorities for approval of the Merger and the acquisition of the Company by TBC and shall thereafter take all action to obtain the approval of such regulatory authorities. All of the representations contained in the applications filed by TBC with regulators with or on behalf of the Company or the Subsidiary, will be, at the time they are made, accurate in all material respects, except TBC makes no representation or warranty as to matters contained therein that are based on information provided by the Company or the Subsidiary. All filings, requests for approval or other submissions for any regulatory approval, and all public notices associated with such filings, shall be made available for review by the Company sufficiently prior to filing to enable the Company to comment thereon.

     6.8 Registration Statement.

          (a) TBC shall prepare and file with the Securities and Exchange Commission (the "SEC") and any other applicable regulatory bodies, as soon as reasonably practicable, a Registration Statement on Form S-4 with respect to the shares of TBC Common Stock to be issued in the Merger (the "Registration Statement") and will otherwise proceed promptly to satisfy the requirements of the Securities Act of 1933 (the "Securities Act") including Rule 145 thereunder. Such Registration Statement shall contain a proxy statement of the Company (the "Proxy Statement"), prepared by the Company and subject to review and comments by TBC, containing information required by the Securities Exchange Act of 1934 (the "Exchange Act"). Prior to the filing, TBC shall provide the Company with a draft of the Registration Statement and allow the Company sufficient time to review and comment on the same. TBC shall take all reasonable steps necessary to cause the Registration Statement to be declared effective and to maintain such effectiveness until all of the shares of TBC Common Stock covered thereby have been distributed. TBC shall promptly amend or supplement the Registration Statement to the extent necessary in order to make the statements therein not misleading or to correct any statements which have become false or misleading. TBC shall use its reasonable best efforts to have the Registration Statement declared effective by the SEC under the provisions of the Securities Act and the Exchange Act. TBC shall provide the Company with copies of all filings made pursuant to this Section 6.8 and shall consult with the Company on responses to any comments made by the staff of the SEC with respect thereto.

          (b) The information specifically designated as being supplied by the Company for inclusion or incorporation by reference in the Registration Statement shall not, at the time the Registration Statement is declared effective, at the time the Proxy Statement is first mailed to holders of the Company Common Stock, at the time of the Special Meeting and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, not misleading. The information specifically designated as being supplied by the Company for inclusion or incorporation by reference in the Proxy Statement shall not, at the date the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to holders of the Company Common Stock, at the time of the Special Meeting and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event or circumstance relating to the Company or its officers or directors should be discovered by the Company which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement, the Company shall promptly inform TBC. All documents, if any, that the Company is responsible for filing with the SEC in connection with the transactions contemplated hereby will comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the Exchange Act and the rules and regulations thereunder.

          (c) The information specifically designated as being supplied by TBC for inclusion or incorporation by reference in the Registration Statement shall not, at the time the Registration Statement is declared effective, at the time the Proxy Statement is first mailed to holders of the Company Common Stock, at the time of the Special Meeting and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, not misleading. The information specifically designated as being supplied by TBC for inclusion or incorporation by reference in the Proxy Statement in connection with the Special Meeting shall not, at the date the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to holders of the Company Common Stock, at the time of the Special Meeting or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, not misleading. If at any time prior to the Effective Time any event or circumstance relating to TBC or its officers or directors, should be discovered by TBC which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement, TBC should promptly inform the Company and shall promptly file such amendment to the Registration Statement. All documents that TBC is responsible for filing with the SEC in connection with the transactions contemplated herein will comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the Exchange Act and the rules and regulations thereunder.

          (d) Prior to the Closing Date, TBC shall use its best efforts to cause the shares of TBC Common Stock to be issued in the Merger to be registered or qualified under all applicable securities or Blue Sky laws of each of the states and territories of the United States, and to take any other actions which may be necessary to enable TBC Common Stock to be issued in the Merger to be distributed in each such jurisdiction.

          (e) Prior to the Closing Date, TBC shall file a notification form for listing of additional shares (the "Listing Form") with Nasdaq relating to shares of TBC Common Stock to be issued in connection with the Merger, and shall use reasonable good faith efforts to cause such shares of TBC Common Stock to be approved for listing on Nasdaq prior to the Closing Date.

          (f) The Company shall furnish all information to TBC with respect to the Company and its subsidiaries as TBC may reasonably request for inclusion in the Registration Statement, the Proxy Statement and the Listing Form, and shall otherwise cooperate with TBC in the preparation and filing of such documents.

     6.9 Due Diligence. The Company and TBC shall each deliver by the Closing Date all opinions, certificates and other documents required to be delivered by it.

     6.10 Status Reports. The Company and TBC shall advise one another from time to time regarding the applications for regulatory approval of the Merger and provide one another copies of all comments, correspondence and approvals to or from regulators in connection with the applications, and give one another copies of all regulatory approvals referred to in this Plan of Merger.

     6.11 Pooling and Tax-Free Reorganization Treatment. Unless required by law, neither the Company nor TBC shall take or cause to be taken any action, whether on or before the Effective Time, which would disqualify the Merger as a "pooling of interests" for accounting purposes or as a "reorganization" within the meaning of Section 368(a) of the Code.

     6.12 Other Actions. Unless required by law, neither the Company nor TBC shall knowingly or intentionally take any action, or omit to take any action, if such action or omission would, or reasonably might be expected to, result in any of its representations and warranties set forth herein being or becoming untrue in any material respect, or in any of the conditions to the Merger set forth in this Plan of Merger not being satisfied, or (unless such action is required by applicable law) which would materially adversely affect the ability of TBC or the Company to obtain any consents or approvals required for the consummation of the Merger without imposition of a condition or restriction which would have a material adverse effect on the Surviving Corporation or which would otherwise materially impair the ability of TBC or the Company to consummate the Merger in accordance with the terms of the Plan of Merger or materially delay such consummation.

     6.13 Notice of Subsequent Events. Each party hereto shall notify the other parties of any changes, additions or events which would cause any material change in or material addition to any schedule to the Disclosure Schedule delivered by the notifying party under this Plan of Merger, promptly after the occurrence of the same. If the effect of such change or addition would, individually or in the aggregate with the effect of changes or additions previously disclosed pursuant to this Section 6.13, constitute a material adverse effect on the notifying party, the non-notifying party may, within ten
(10) days after receipt of such notice, elect to terminate this Plan of Merger. If the non-notifying party does not give written notice of such termination within such 10-day period, the non-notifying party shall be deemed to have consented to such change and shall not be entitled to terminate this Plan of Merger by reason thereof.

     6.14 Public Disclosures. TBC and the Company will consult with each other before issuing any press release or otherwise making any public statement with respect to the transactions contemplated by this Plan of Merger, and shall not issue any such press release or make any such public statement prior to such consultation except as may be required by applicable law or requirements of Nasdaq. The parties shall issue a joint press release or simultaneous separate press releases, mutually acceptable to TBC and the Company, promptly upon execution and delivery of this Plan of Merger.

     6.15 No Solicitations. Neither the Company nor any of its officers and directors will, and the Company shall direct and use its best efforts to cause its employees, agents and representatives not to, during the period beginning on the date hereof and ending on the first to occur of (a) the Effective Time or
(b) the termination of this Plan of Merger, (i) sell or arrange for sale of any the Company Common Stock, other than as required by the Company employee stock purchase or option plan; (ii) negotiate, solicit or encourage or authorize any person to solicit from any third party any proposals relating to the merger or consolidation of the Company, disposition of a substantial portion of the business or assets of the Company or the acquisition of the capital stock of the Company; or (iii) except to the extent legally required for the discharge by the board of directors of its fiduciary duties, make any information concerning the Company available to any person for the purpose of affecting or causing a merger, consolidation or disposition of the Company or its assets or common stock.

     6.16 Directors of the Subsidiary. TBC shall cause the Subsidiary to maintain the existing directors of the Subsidiary as directors of the Subsidiary, and receive the current fees for serving as such, through at least December 31, 1999.

     6.17 Cooperation.

          (a) TBC and the Company shall together, or pursuant to an allocation of responsibility agreed to between them, (i) cooperate with one another in determining whether any filings are required to be made or consents are required to be obtained in any jurisdiction prior to the Effective Time in connection with the consummation of the transactions contemplated hereby; and cooperate in making any such filings promptly and in seeking to obtain timely any such consents, (ii) use their respective best efforts to cause to be lifted any injunction prohibiting the Merger, or any part thereof, or the other transactions contemplated hereby, and (iii) furnish to one another and to one another's counsel all such information as may be required to effect the foregoing actions.

          (b) Subject to the terms and conditions herein provided, and unless this Plan of Merger shall have been validly terminated as provided herein, each of TBC and the Company shall use all reasonable efforts (i) to take, or cause to be taken, all actions necessary to comply promptly with all legal requirements which may be imposed on such party (or any subsidiaries or affiliates of such party) with respect to the Plan of Merger and to consummate the transactions contemplated hereby and (ii) to obtain (and to cooperate with the other party to obtain) any consent, authorization, order or approval of, or any exemption by, any governmental entity and/or any other public or private third party which is required to be obtained or made by such party or any of its subsidiaries or affiliates in connection with this Plan of Merger and the transactions contemplated hereby. Each of TBC and the Company will promptly cooperate with and furnish information to the other in connection with any such burden suffered by, or requirement imposed upon, either of them or any of their subsidiaries or affiliates in connection with the foregoing. The parties shall, as of and upon the Closing Date and if earlier required by Section 6.13, prepare and deliver to each other updated Disclosure Schedules as are necessary or appropriate to assure the accuracy and completeness thereof; provided that the furnishing of any such supplement shall not modify, limit, or otherwise affect any representations or warranties of a party contained in this Agreement or any right of a party to terminate this Agreement.

     6.18 Officers' and Directors' Liability Insurance. The Surviving Corporation shall maintain in effect for not less than four years after the Effective Time the Company's current policy of directors' and officers' liability insurance for the benefit of the individuals who, at or before the Effective Time, were directors or officers of the Company with respect to matters occurring prior to the Effective Time; provided, however, that (i) the Surviving Corporation may substitute therefor policies of at least the same coverage containing terms and conditions which are no less advantageous to the covered officers and directors and (ii) the Surviving Corporation shall not be required to pay an annual premium for such insurance in excess of the last annual premium paid prior to the date hereof, but in the event such premium shall exceed such amount shall purchase as much coverage as possible for such amount.

     6.19 Employment Agreement. TBC shall cause the Subsidiary to enter into an employment agreement with Jed M. Hiers on substantially the same terms and conditions as set forth in Exhibit 6.19.

     6.20 Nomination and Election of Director. TBC shall take all necessary actions to cause Jerry M. Smith to be nominated and elected as a director of TBC at the first regularly scheduled Board of Directors meeting subsequent to the Effective Time.

     6.21 Proxies from the Directors of the Company. The directors of the Company shall have granted proxies to TBC, substantially in the form of Exhibit 6.21(i), as of the date of this Plan of Merger, to vote the shares of the Company owned by such directors in favor of the Merger and such proxies shall remain valid and in effect until the Effective Time.

     6.22 Due Diligence of the Company Financial Advisor. TBC shall cooperate with Sheshunoff and provide Sheshunoff with any information reasonably necessary in order for Sheshunoff to render an opinion regarding the fairness of the Merger.

     6.23 Section 16 Exemption. Prior to the Effective Time, the Board of Directors, or a committee thereof, of the Company shall have approved the disposition of Company Common Stock as being exempt under Rule 16b-3 of the Exchange Act if the disposition occurs simultaneously with or immediately before the Merger. The Board of Directors of TBC shall approve the Rule 16b-3 exemption of the acquisition of TBC Common Stock in the Merger.

     6.24 TBC Employees. Any employees of the Company who are employed after the Effective Time by TBC shall be employees-at-will (except to the extent that such employees are parties to contracts providing for other employment terms, in which case such employees shall be retained in accordance with the terms of such contracts) and TBC shall provide such employees with the same customary employee benefits as TBC provides its existing employees, or reasonably equivalent benefits. For the purposes of computing such benefits, any employee retained by TBC shall receive credit for the time he was employed by the Company though nothing herein shall entitle such employees to greater benefits than those customarily given to the existing employees of TBC. Except as provided in
Section 6.19, nothing herein shall create any right to employment for the employees of the Company.

     6.25 Disclosure Schedules. TBC and the Company will deliver the TBC Disclosure Schedule and the Company Disclosure Schedule, as the case may be, to each other within ten (10) business days of the date of this Plan of Merger. TBC and the Company shall then have five (5) business days to notify the other party of any objections or exceptions taken to such other party's Disclosure Schedule. If any reasonable objection or exception cannot be cured within ten (10) business days of receipt of notice of objection or exception by the disclosing party, the notifying party may elect to terminate this Plan of Merger, without liability to either party, or its respective officers, directors, employees or agents.

SECTION 7.  CONDITIONS.

     7.1 Mutual Conditions. The respective obligations of the Company and TBC under this Plan of Merger are subject to and conditioned upon the satisfaction, prior to the Closing Date, of each of the following conditions except as both the Company and TBC may waive in writing:

          (a) Registration Statement. The Registration Statement shall have been declared effective by the SEC and no stop order shall be in effect, and all applicable federal securities or state blue sky laws shall have been complied with or an exemption thereunder shall be available.

          (b) Listing of TBC Common Stock. The shares of TBC Common Stock to be issued in connection with the Merger shall have been approved for listing by Nasdaq.

          (c) No Litigation. No suit, action, claim or other proceeding shall have been threatened or pending before any court, administrative or governmental agency which, in the reasonable opinion of the Company or TBC, presents a significant risk of restraint or prohibition of the transactions contemplated hereby or the attainment of material damages or other relief against the Company or its shareholders or TBC or its stockholders in connection therewith.

          (d) Shareholder Approval. The holders of a majority of the outstanding shares of the Company Common Stock shall have approved the adoption of the Plan of Merger and any other matters submitted to them pursuant to Section 6.4 hereof.

          (e) Approvals. Receipt of all authorizations, approvals and/or consents of any third parties as well as the expiration of applicable waiting periods, including federal or state governmental and/or regulatory bodies and officials, necessary for the consummation of this Plan of Merger and for the continuation in all material respects of the business of TBC and the Company, without interruption after the Effective Time, in substantially the manner in which such business is now conducted shall have been received, and no such authorizations or approvals shall contain any conditions or restrictions that the Company or TBC reasonably believes will materially restrict or limit the business or activities of the Surviving Corporation subsequent to the Merger, or have a material adverse effect on their businesses, operations or financial conditions taken as a whole.

          (f) Dissenter's Rights. Holders of not more than ten percent (10%) of the outstanding shares of the Company Common Stock shall have voted against approval of, and given notice in writing to the Company at or prior to the Company shareholders' meeting that he or she dissents from, the transactions contemplated by the Plan of Merger.

          (g) Share Exchange. TBC and the Subsidiary shall have entered into the Share Exchange Agreement providing for the Share Exchange to immediately follow consummation of the Merger.

          (h) Employment Agreement. TBC, the Subsidiary and Jed M. Hiers shall have entered into the employment agreement as set forth in Exhibit 6.19, providing for Mr. Hiers continued employment with the Subsidiary subsequent to the Effective Time.

     7.2 Conditions in Favor of the Company. All obligations of the Company under this Plan of Merger are subject to and conditioned upon the satisfaction, prior to the Closing Date, of each of the following conditions except as the Company may waive in writing:

          (a) Material Adverse Change. Since the date of this Plan of Merger, there have been no material adverse changes, occurrences or developments in the business of TBC that have, or would be expected to have, a material adverse effect on the business, operations or financial condition of TBC, and the Company shall not have discovered any fact or circumstance not disclosed by TBC prior to the date of this Plan of Merger that has resulted in, or could reasonably be expected to result in, a material adverse effect on the business, operations or financial condition of TBC.

          (b) Representations, Warranties and Agreements. Each representation and warranty of TBC contained in this Plan of Merger or in any certificates, schedules or other documents delivered pursuant hereto or in connection with the transactions contemplated hereby, that is qualified as to materiality shall be true and correct, and each representation and warranty that is not so qualified shall be true and correct in all material respects, as of the date of the Plan of Merger and at the Closing Date as if then made, except to the extent that any such representation and warranty expressly relates to an earlier date (in which case any such representation and warranty that is qualified as to materiality shall be true and correct, and any such representation that is not so qualified shall be true and correct in all material respects, as of such earlier date). TBC shall have performed and complied with all covenants, agreements and conditions required by this Plan of Merger to be performed or complied with in all material respects by them, or either of them, prior to or at the Closing Date.

          (c) Officers' Certificate. The Company shall have received a certificate in form and content satisfactory to the Company from the appropriate officers of TBC, dated as of the Closing Date, to the effect that the representations and warranties made herein by TBC on the date hereof and on the Closing Date are true and correct as set forth in Section 4 and that TBC has performed the covenants, obligations and agreements undertaken by it herein in all material respects.

          (d) Secretary's Certificate. The Company shall have received in form and content satisfactory to it a certificate of the Secretary or an Assistant Secretary of TBC to the effect that all necessary approvals of Plan of Merger and the Merger by the Board of Directors and shareholders of TBC were obtained at meetings duly called for such purposes and as to the incumbency of all corporate officers of TBC at all relevant times.

          (e) Legal Opinion. The Company shall have received an opinion of Haskell Slaughter & Young, L.L.C., legal counsel for TBC, substantially in the form attached hereto as Exhibit 7.2(e). Such opinion shall be subject to reasonable and customary qualifications. In addition, counsel may rely on representations and certificates of officers and directors of TBC and certificates of public officials.

          (f) Federal Tax Opinion. An opinion of Jenkens & Gilchrist, P.C. shall have been received by the Company to the effect that for federal income tax purposes the Merger will constitute a reorganization within the meaning of section 368(a) of the Internal Revenue Code, which opinion may be based upon representations of officers of the Company reasonably satisfactory in form and substance to such counsel.

          (g) Accountant's Letter. The Company shall have received from Ernst & Young LLP a letter dated as of the date of the mailing of the Proxy Statement and the Closing Date, in form and substance reasonably satisfactory to the Company and customary in scope and substance for letters delivered by independent public accountants in connection with pooling of interests transactions similar to the Merger.

          (h) Proper Actions and Documentation. All actions required to be taken by TBC in connection with the transactions contemplated by this Plan of Merger shall have been taken, and all documents incidental thereto shall be in a form and substance reasonably satisfactory to the Company, and the Company shall have received copies of all documents that it may have reasonably requested in connection with such transactions.

          (i) Opinion of Financial Advisor. The Board of Directors of the Company shall have received an opinion from Sheshunoff by March 5, 1999, and as of the most reasonably practicable date closest and prior to the mailing of the definitive proxy materials to the effect that, as of March 5, 1999, and as of the most reasonably practicable date closest and prior to the mailing of the definitive proxy materials, respectively, the Merger Consideration is fair to the holders of Company Common Stock from a financial point of view. A written copy of such opinion shall be delivered to the Company and TBC prior to the date on which the definitive proxy materials are filed with the SEC.

          (j) Acquisition of C&L Bank of Blountstown. The Merger shall occur simultaneously with and be conditioned on TBC's acquisition of C&L Bank of Blountstown.

     7.3 Conditions in Favor of TBC. All obligations of TBC under this Plan of Merger are subject to and shall be conditioned upon the satisfaction, prior to or on the Closing Date, of each of the following conditions except as TBC may waive such conditions in writing:

          (a) Material Adverse Change. Since the date of this Plan of Merger there have been no material adverse changes, occurrences or developments in the business of the Company that have, or would be expected to have, a material adverse effect on the business, operations or financial condition of the Company, and TBC shall not have discovered any fact or circumstance not disclosed by the Company prior to the date of this Plan of Merger that has resulted in, or could reasonably be expected to result in, a material adverse effect on the business, operations or financial condition of the Company.

          (b) Representations, Warranties and Agreements. Each representation and warranty of the Company contained in this Plan of Merger or in any certificates, schedules or other agreements delivered pursuant hereto or in connection with the transactions contemplated hereby, that is qualified as to materiality shall be true and correct, and each representation and warranty that is not so qualified shall be true and correct in all material respects, as of the date of the Plan of Merger and at the Closing Date as if then made, except to the extent that any such representation and warranty expressly relates to an earlier date (in which case any such representation and warranty that is qualified as to materiality shall be true and correct, and any such representation that is not so qualified shall be true and correct in all material respects, as of such earlier date). The Company shall have performed and complied with all covenants, agreements and conditions required by this Plan of Merger to be performed or complied with in all material respects by it prior to or at the Closing Date.

          (c) Officer's Certificate. TBC shall have received a certificate in form and content satisfactory to it from the appropriate officers of the Company, dated the Closing Date, to the effect that the representations and warranties made herein by the Company on the date hereof, and on the Closing Date, are true and correct as set forth in Section 3, and that the Company has performed the covenants, obligations and agreements undertaken by it herein in all material respects.

          (d) Secretary's Certificate. TBC shall have received in form and content satisfactory to it a certificate of the Secretary or an Assistant Secretary of the Company to the effect that all necessary approvals of the Plan of Merger and the Merger by the Board of Directors and shareholders of the Company were obtained at meetings duly called for such purposes and as to the incumbency of all corporate officers of the Company at all relevant times.

          (e) Legal Opinion. TBC shall have received an opinion of Jenkens & Gilchrist, P.C., legal counsel for the Company, substantially in the form attached as Exhibit 7.3(e). Such opinion shall be subject to reasonable and customary qualifications. In addition, such counsel may rely on representations and certificates of officers and directors of the Company and certificates of public officials.

          (f) Federal Tax Opinion. An opinion of Haskell Slaughter & Young, L.L.C. shall have been received by TBC to the effect that for federal income tax purposes the Merger will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, which opinion may be based upon representations of officers of TBC reasonably satisfactory in form and substance to such counsel.

          (g) Accountant's Letter. TBC shall have received from Ernst & Young LLP a letter dated the date of the mailing of the Proxy Statement and the Closing Date, in form and substance reasonably satisfactory to TBC and customary in scope and substance for letters delivered by independent public accountants in connection with pooling of interests transactions similar to the Merger.

          (h) Proper Actions and Documentation. All actions required to be taken by the Company by this Plan of Merger shall have been taken or satisfied in all material respects, and all documents incidental thereto shall be in a form and substance reasonably satisfactory to TBC and its counsel, and TBC shall have received copies of all documents that they may have reasonably requested in connection with such transactions.

          (i) Acquisition of C&L Bank of Blountstown. The Merger shall occur simultaneously with and be conditioned on TBC's acquisition of C&L Bank of Blountstown.

SECTION 8.  TERMINATION.

     8.1 Termination. This Plan of Merger may be terminated and the Merger abandoned (either before or after approvals and authorizations by the shareholders of the Company and TBC contemplated hereby and without seeking further shareholder approval) at any time prior to the Effective Time only in one of the following manners:

          (a) Mutual Agreement. By mutual written consent of the parties authorized by their respective Boards of Directors at any time prior to the Effective Time.

          (b) by either the Company or TBC:

             (i) if, upon a vote at a duly held meeting of shareholders or any adjournment thereof, any required approval of the holders of shares of the Company Common Stock shall not have been obtained;

             (ii) if the Merger shall not have been consummated on or before September 30, 1999, unless the failure to consummate the Merger is the result of a willful and material breach of this Plan of Merger by the party seeking to terminate this Plan of Merger; provided, however, that the passage of such period shall be tolled for any part thereof (but not exceeding 60 days in the aggregate) during which any party shall be subject to a nonfinal order, decree, ruling or action restraining, enjoining or otherwise prohibiting the consummation of the Merger or the calling or holding of a meeting of stockholders;

             (iii) if any court of competent jurisdiction or other governmental entity shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable;

             (iv) in the event of a breach by the other party of any representation, warranty, covenant or other agreement contained in this Plan of Merger which (A) would give rise to the failure of a condition set forth in Section 7.2(a) or (b) or Section 7.3(a) or (b), as applicable, and (B) cannot be or has not been cured within 30 days after the giving of written notice to the breaching party of such breach (a "Material Breach") (provided that the terminating party is not then in Material Breach of any representation, warranty, covenant or other agreement contained in this Plan of Merger);

          (c) by either the Company or TBC in the event that any condition to the obligation of such party to effect the Merger set forth in Sections 7.1 or 7.2 (in the case of the Company) or Sections 7.1 or 7.3 (in the case of TBC) is not capable of being satisfied prior to the end of the period referred to in Section 8.1(b)(ii);

          (d) by TBC or the Company, if TBC's or the Company's Board of Directors shall have determined, in the exercise of its fiduciary duties under applicable law, not to recommend the Merger to the holders of TBC Common Stock or the holders of the Company Common Stock or shall have withdrawn such recommendation; and

          (e) by TBC or the Company, if the Closing Date Trading Price of TBC Common Stock is equal to or less than $10.00.

     8.2 Effect of Termination. In the event of termination of this Plan of Merger as provided in Section 8.1, this Plan of Merger shall forthwith become void and have no effect, without any liability or obligation on the part of any party, other than the provisions of Sections 6.14, 8.2 and 8.6, and except to the extent that such termination results from the willful and material breach by a party of any of its representations, warranties, covenants or other agreements set forth in this Plan of Merger. Further, in the event of termination of this Plan of Merger, the Confidentiality Agreement shall remain in full force and effect.

     8.3 Amendment. This Plan of Merger may be amended by the parties at any time before or after any required approval of matters presented in connection with the Merger by the holders of shares of the Company Common Stock and TBC Common Stock; provided, however, that after any such approval, there shall be made no amendment that pursuant to Section 251(d) of the DGCL requires further approval by such stockholders without the further approval of such stockholders. This Plan of Merger may not be amended except by an instrument in writing signed on behalf of each of the parties.

     8.4 Extension; Waiver. At any time prior to the Effective Time of the Merger, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained in this Plan of Merger or in any document delivered pursuant to this Plan of Merger or (c) subject to the proviso of Section 8.3, waive compliance with any of the agreements or conditions contained in this Plan of Merger. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Plan of Merger to assert any of its rights under this Plan of Merger or otherwise shall not constitute a waiver of such rights.

     8.5 Procedure for Termination, Amendment, Extension or Waiver. A termination of this Plan of Merger pursuant to Section 8.1, an amendment of this Plan of Merger pursuant to Section 8.3, or an extension or waiver pursuant to
Section 8.4 shall, in order to be effective, require in the case of the Company or TBC, action by its Board of Directors or the duly authorized designee of the Board of Directors.

     8.6 Expenses and Damages. Each party shall pay its own expenses in connection with the Plan of Merger and the Merger. Nothing contained in Section
8.7 shall be deemed to preclude either party from seeking to recover damages which it incurs as a result of a breach by the other party of this Plan of Merger or to obtain other legal or equitable relief (including specific performance).

     8.7 No Liability Upon Proper Termination. Upon proper termination by written notice as provided in Section 8.1 of this Plan of Merger, this Plan of Merger shall be void and of no further effect, except as set forth in Section 8.2, and there shall be no liability by reason of this Plan of Merger or the termination thereof on the part of either TBC, the Company or the directors, officers, employees, agents or shareholders of any of them, and all such parties shall be released from all such liability, provided that any such termination shall not excuse a party for liability for any breach of this Agreement.

SECTION 9.  MISCELLANEOUS.

     9.1 Survival of Representations, Warranties and Covenants. Unless expressly provided otherwise, none of the respective representations, warranties, agreements and covenants of the parties in this Plan of Merger or in any instrument delivered pursuant to this Plan of Merger shall survive the Effective Time.

     9.2 Notices. Any notice, request, instruction, legal process or other instrument to be given or served hereunder by any party to another, shall be deemed given or served if in writing and delivered personally or by facsimile and overnight courier to the respective party or parties at the following addresses or at such other address as either party may advise the other in writing from time to time:

       If to TBC:

        Mr. James A. Taylor
        Chairman of the Board
          and Chief Executive Officer
        The Banc Corporation
        17 North 20th Street
        Birmingham, Alabama 35203

        With copies to:

        James A. Taylor, Jr., Esq.
        Executive Vice President, General Counsel and Secretary
        The Banc Corporation
        17 North 20th Street
        Birmingham, Alabama 35203

        and

        Haskell Slaughter & Young, L.L.C.
        Attn: F. Hampton McFadden, Jr., Esq.
        1200 AmSouth/Harbert Plaza
        1901 Sixth Avenue North
        Birmingham, Alabama 35203

        If to the Company:

        Mr. Jed M. Hiers
        President and Chief Executive Officer
        C & L Banking Corporation
        Post Office Box 550
        Bristol, Florida 32321

        With copies to:

        Jenkens & Gilchrist, P.C.
        Attn: Peter G. Weinstock, Esq.
        1445 Ross Avenue
        Suite 3200
        Dallas, Texas 75202-2799

All such communications shall be deemed to have been delivered on the date of hand delivery or on the next business day following the deposit of such communications with the overnight courier.

     9.3 Employee Benefits. All employees of the Company who continue as employees of the Surviving Corporation after the Merger shall receive service credits for employment at the Company prior to the Effective Time for purposes of meeting all the eligibility requirements and all vesting requirements for all of the Surviving Corporation's benefit programs in which such employees shall become eligible to participate on or after the Effective Time, including but not limited to health, retirement, vacation and disability plans. The Surviving Corporation will waive waiting periods and pre-existing conditions limitations under its group health plan (within the meaning of Section 5000(b)(i) of the Internal Revenue Code of 1986, as amended) for those employees of the Company who continue as employees of the Surviving Corporation after the Merger and who had coverage under compatible group health plans of the Company immediately prior to the Effective Time. The Surviving Corporation shall provide the opportunity for continuation of coverage through COBRA for any former Company employee who participated as or who had a right to elect participation as a COBRA continuee under the Company's group health plans immediately prior to the Effective Time.

     9.4 Further Assurances. Each party hereby agrees to perform any further acts and to execute and deliver any documents which may be reasonably necessary to carry out the provisions of this Plan of Merger.

     9.5 "Including". The word "including", when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific terms or matters as provided immediately following the word "including" or to similar items or matters, whether or not non-limiting language (such as "without limitation", "but not limited to", or words of similar import) is used with reference to the word

"including" or the similar items or matters, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadcast possible scope of the general statement, term or matter.

     9.6 "Material", "material adverse change" or "material adverse effect". "Material" means, when used in connection with one or more entities, material to the business, prospects, assets, properties, operations, results of operations or condition (financial or other) of such entity or entities and all other entities with which such entity or entities are consolidated for financial accounting purposes, taken as a whole. "Material adverse change" or "material adverse effect" means, when used in connection with one or more entities, any change, effect, event, circumstance or occurrence that has, or is reasonably likely to have, individually or in the aggregate, a material adverse impact on the business, prospects, assets, properties, operations, results of operations or condition (financial or other) of such entity or entities and all other entities with which such entity or entities are consolidated for financial accounting purposes, taken as a whole; provided, however, that "material adverse change" and "material adverse effect" shall be deemed to exclude the impact of
(i) changes in generally accepted accounting principles, (ii) the public announcement of the Merger and compliance with the provisions of this Plan of Merger, (iii) any changes resulting from any restructuring or other similar charges or write-offs taken by the Company in its consolidated financial statements with the consent of TBC, and (iv) any changes resulting from any event or circumstance affecting financial institutions generally.

     9.7 Knowledge. Whenever the term "knowledge," "best knowledge" or similar expression is used in this Plan of Merger, it shall mean knowledge of a party's respective directors and the executive officers listed on Schedule 9.7 of each party's respective Disclosure Schedule and to include the assurance that such knowledge is based upon reasonable investigation unless otherwise expressly provided.

     9.8 Waiver or Modification. Any party to this Plan of Merger may, at any time prior to the Effective Time, by action taken by its Board of Directors or officers thereunto duly authorized, waive any of the terms or conditions of this Plan of Merger or agree to an amendment or modification to this Plan of Merger by an agreement in writing executed in the same manner (but not necessarily by the same persons) as this Plan of Merger. No amendment, modification or waiver of this Plan of Merger shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Plan of Merger shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar), nor shall any waiver constitute a continuing waiver unless expressly provided. TBC's Board of Directors may authorize the amendment or supplementation of this Plan of Merger or waiver of any provision hereof or thereof, either before or after the approval of TBC's shareholders (and without seeking further shareholder approval to the extent allowed by law), so long as such amendment, supplement or waiver does not result in the reduction of the consideration given or result in an adverse tax or other effect to TBC's shareholders.

     9.9 Governing Law. This Plan of Merger shall be construed in accordance with the laws of the State of Delaware, applied without giving effect to any conflicts-of-law principles.

     9.10 Integration of Exhibits. All Exhibits attached to this Plan of Merger are integral parts of this Plan of Merger as if fully set forth herein, and all statements appearing therein shall be deemed disclosed for all purposes and not only in connection with the specific representation in which they are explicitly referenced.

     9.11 Entire Agreement. Other than the letter dated January 28, 1999, regarding provisions to the loan allowance, the letters dated January 26, 1999 regarding the employment of Mr. Jed M. Hiers and the director position for Mr. Jerry Smith and the Confidentiality Agreement which specifically covered the Plan of Merger, all of which are hereby incorporated by reference, this Plan of Merger contains the entire agreement between the parties hereto with respect to the transactions contemplated hereby and thereby supersedes the Letter of Intent, dated January 26, 1999, and all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the parties, and there are no warranties, representations, covenants or other agreements between the parties in connection with the subject matter hereof except as specifically set forth herein.

     9.12 Counterparts. This Plan of Merger may be executed in any number of copies, each of which shall be deemed an original, and all of which together shall be deemed one and the same instrument.

     9.13 Binding Effect. This Plan of Merger shall be binding on, and shall inure to the benefit of, the parties hereto, and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Plan of Merger. No party may assign any right or obligation hereunder without the prior written consent of the other parties.

     9.14 No Rule of Construction. The parties acknowledge that this Plan of Merger was initially prepared by TBC and that all parties have read and negotiated the language used in this Plan of Merger. The parties agree that, because all parties participated in negotiating and drafting this Plan of Merger, no rule of construction shall apply to this Plan of Merger which construes ambiguous language in favor of or against any party by reason of that party's role in drafting this Plan of Merger.

     IN WITNESS WHEREOF, pursuant to authority duly given by the respective Boards of Directors of TBC and the Company, this Plan of Merger has been signed on behalf of said corporations by their respective duly authorized officers, all on the date, month and year first written above.

                                          THE BANC CORPORATION

                                          By:      /s/ JAMES A. TAYLOR
                                            ------------------------------------
                                                      James A. Taylor
                                                   Chairman of the Board
                                                and Chief Executive Officer

                                          C&L BANKING CORPORATION

                                          By:       /s/ JED M. HIERS
                                            ------------------------------------
                                                        Jed M. Hiers
                                                       President and
                                                  Chief Executive Officer

                                                                         ANNEX B

                            SHARE EXCHANGE AGREEMENT

     THIS SHARE EXCHANGE AGREEMENT ("Agreement") is made and entered into as of the 25th day of February, 1999, by and between C&L BANK OF BRISTOL, a Florida corporation (the "Bank") and BRISTOL ACQUISITION CORPORATION ("Newco"), a Florida corporation and wholly-owned subsidiary of THE BANC CORPORATION ("TBC"), and joined in by C&L BANKING CORPORATION, a Florida corporation, with its principal place of business located at Highway 20 and Baker Street, Bristol, Florida ("C&L").

                                  WITNESSETH:

     WHEREAS, the Bank is a Florida state bank duly organized and existing under the laws of the State of Florida having an authorized capital stock consisting of 20,000 shares of common stock, par value $10.00 per share (the "Bank Common Stock"), of which 20,000 shares are currently issued and outstanding; and

     WHEREAS, C&L is a registered bank holding company which owns 19,620 (or 98.1%) of the issued and outstanding shares of the Bank Common Stock; and

     WHEREAS, C&L has authorized capital stock consisting of 20,000 shares of common stock (the "C&L Common Stock"), of which 16,274 shares are currently issued and outstanding; and

     WHEREAS, C&L has entered into that certain Plan and Agreement of Merger (the "Merger Agreement"), dated as of February 25, 1999, by and between TBC and C&L, pursuant to which the shareholders of C&L will receive shares of TBC Common Stock for their shares of the C&L Common Stock. Capitalized terms used herein and not otherwise defined herein have their respective meanings under the Merger Agreement; and

     WHEREAS, the Board of Directors of C&L, in negotiating the Merger Agreement, desired to obtain the same proportionate consideration for the Bank's shareholders other than C&L; and

     WHEREAS, Board of Directors of TBC deems it to be in the best interest of TBC for TBC to contribute shares of TBC Common Stock to Newco in order to facilitate the transactions contemplated by this Agreement; and

     WHEREAS, the Boards of Directors of the Bank and TBC deem it advisable and to the benefit of the Bank and TBC and their respective shareholders, that the Bank and Newco participate in a share exchange in accordance with the authority of Section 607.1102 of the Florida Business Corporation Act (the "FBCA"), as applicable to the Bank pursuant to Section 658.30 of the Florida Banking Statutes, pursuant to which the shareholders of the Bank (other than TBC) will receive shares of TBC Common Stock from Newco in exchange for their shares of the Bank Common Stock which shall be delivered to Newco (the "Exchange") in accordance with the terms of this Agreement.

     NOW, THEREFORE, in consideration of the mutual promises, covenants, and agreements herein contained, the Bank, Newco and TBC, joined in by C&L, agree as follows:

                                   ARTICLE I

                        THE EXCHANGE AND RELATED MATTERS

     1.01 The Exchange.

          (a) Acquisition of the Bank Common Stock. Subject to the terms and conditions of this Agreement, pursuant to the provisions of Section
     607.1102 of the FBCA, at the Effective Time (as such term is defined in Section 1.03 hereof) each share of Bank Common Stock which is not currently owned by C&L (other than Dissenting Shares, as such term is defined in Section 1.01(b) hereof) which is outstanding immediately prior to the Effective Time shall, by virtue of the Exchange and without any action on the part of the holder thereof, be converted into the right to receive that number of shares of TBC common stock (rounded to the nearest whole share) equal to $249,205.19 (plus 1.9% of the Additional Merger Consideration, if applicable) divided by the Closing Date Trading Price.

          (b) Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, shares of Bank Common Stock which are outstanding immediately prior to the Effective Time and which are held by shareholders who shall not have voted such shares in favor of the Exchange and who shall have delivered to the Bank a written notice of the shareholder's intent to demand payment of such shares in the manner provided in the provisions of the FBCA (the "Dissenting Shares") shall be entitled to payment of the appraised fair value of such shares in accordance with the provisions of the FBCA; provided, in the event a holder fails to perfect, withdraws or otherwise loses his or her right to appraisal and payment for his or her shares of Bank Common Stock pursuant to the applicable provisions of the FBCA, each dissenting share held by such holder shall be converted into and represent only the right to receive the consideration specified in Section 1.01(a) hereof upon surrender of the certificate or certificates representing the Dissenting Shares.

          (c) Effect of Exchange. At the Effective Time, Newco shall become the owner of 1.9% of the issued and outstanding shares of the Bank Common Stock, which shares shall be immediately contributed to TBC, making the Bank a wholly-owned subsidiary of TBC, all without any further action on the part of the Bank, Newco or TBC, or any of their respective shareholders. The shareholders of the Bank (other than TBC) shall have no further rights in such shares which shall be automatically converted into the right to receive the consideration set forth herein. The Exchange shall have the additional effects provided by applicable law.

          (d) Articles. The Articles of Incorporation of each of the Bank and Newco, respectively, and the Certificate of Incorporation of TBC as in effect immediately prior to the Effective Time, shall remain in effect thereafter, unless and until amended as provided by applicable law.

          (e) Bylaws. The respective Bylaws of the Bank, Newco and TBC, as in effect immediately prior to the Effective Time, shall remain in effect thereafter, unless and until amended or repealed as provided by the Bylaws, the respective Articles of Incorporation or Certificate of Incorporation and applicable law.

     1.02 Surrender of Certificates.  Suntrust Bank,                ,
               shall act as the exchange agent (the "Exchange Agent") to effect the exchange of Bank Common Stock. Each holder of a stock certificate or certificates representing outstanding shares of Bank Common Stock being converted in the Exchange at the Effective Time shall, as soon after the Effective Time as possible, surrender such certificate or certificates to the Exchange Agent for cancellation (or, if such certificate or certificates shall have been lost or destroyed, shall deliver to the Exchange Agent an affidavit to such effect and, if requested by the Exchange Agent, a bond in form and amount satisfactory to Exchange Agent), and each such holder shall be entitled upon such surrender and cancellation (or upon such delivery) to receive from Newco, in exchange therefore, (i) a stock certificate representing the number of shares to which such shareholder is entitled as determined pursuant to Section 1.01(a) and (ii) a check for the applicable amount owed to such shareholder pursuant to any dividend declared on the TBC common stock after the Effective Time.

     1.03 Effective Time. The Exchange shall become effective on the date of filing the Articles of Share Exchange in substantially the form attached hereto as Annex 1 with the Secretary of State of the State of Florida and the Florida Department of Banking and Finance ("Banking Department") in accordance with the provisions of the FBCA and the Florida Banking Statutes and at the time specified in such Articles, which time shall be immediately after consummation of the transactions contemplated by the Merger Agreement. The date and time when the Exchange shall become effective is hereinafter referred to as the "Effective Time."

     1.04 Closing. The closing of the transactions contemplated by this Agreement, including the filing of the Articles of Share Exchange described in
Section 1.03 hereof (the "Closing") shall take place at such time and place as the parties may mutually agree on the date of the later to occur of (i) thirty
(30) days after the
date of the approval (the "Banking Department Approval") by the Banking Department, provided, in the event that such date is not a business day, the closing shall occur on the first business day thereafter; (ii) the receipt of any other approvals or consents described in Article V hereof; or (iii) such later or earlier date as the Bank, Newco and TBC may mutually agree. The date of closing is hereinafter referred to as the "Closing Date."

                                   ARTICLE II

                   REPRESENTATIONS AND WARRANTIES OF THE BANK

     The Bank hereby represents and warrants to TBC as follows:

     2.01 Corporate Organization, Authorization, etc. The Bank is a Florida corporation, duly organized, validly existing and in good standing under the laws of the State of Florida and has full corporate power and authority to conduct its business as it is now being conducted and to own or lease the properties and assets it now owns or holds under lease; and is duly qualified or licensed to do business and is in good standing in every other state of the United States and other jurisdictions where the character of its business or the nature of its properties makes such qualification or licensing necessary and the failure to be so qualified, licensed and in good standing could have a material adverse effect on the rights, property or business of the Bank. The Bank has full corporate power and authority to enter into this Agreement and, subject to the requisite approval of its shareholders, to consummate the transactions contemplated herein. This Agreement has been duly executed and delivered by the Bank and, subject to such approval, is a valid and binding agreement of the Bank in accordance with its terms, subject to laws relating to creditors' rights generally.

     2.02 Authorized and Outstanding Stock. The authorized capital stock of the Bank consists of 20,000 shares of common stock, par value $10.00 per share. As of the date hereof, 20,000 shares of Bank Common Stock are issued and outstanding. All of such issued shares are and will be validly issued, fully paid and nonassessable. The Bank does not have outstanding, and is not bound by, any subscriptions, options, warrants, calls, commitments or agreements to issue any additional shares of its capital stock, including any right of conversion or exchange under any outstanding security or other instrument, and the Bank is not obligated to issue any shares of its capital stock for any purpose. There are no unsatisfied preemptive rights in respect to the capital stock of the Bank.

     2.03 Consents, Approvals, Filings, etc., of Governmental
Authorities. Neither the business nor operations of the Bank requires any consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated herein except for (i) the approval of the Exchange by the Banking Department pursuant to Section 658.43 of the Florida Banking Statutes, and any other state or federal bank regulatory agency; and (ii) the filing of Articles of Share Exchange as required by the FBCA, as applicable to the Bank pursuant to
Section 658.30 of the Florida Banking Statutes.

                                  ARTICLE III

                     REPRESENTATIONS AND WARRANTIES OF TBC

     TBC hereby represents and warrants to the Bank that:

     3.01 Organization, Authority. TBC is a duly organized corporation, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own and lease its properties, to carry on its business as presently conducted and to carry out the transactions contemplated hereby.

     3.02 Corporate Action. TBC has full corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by TBC, and is a valid and binding agreement of TBC, enforceable in accordance with its terms, and subject to laws relating to creditors' rights generally.

     3.03 Newco -- Organization, Authority. Newco is a duly organized corporation, validly existing and in good standing under the laws of the State of Florida and has all requisite corporate power and authority to own and lease its properties, to carry on its business as presently conducted and to carry out the transactions contemplated hereby.

     3.04 Newco -- Corporate Action. Newco has full corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Newco, and is a valid and binding agreement of Newco, enforceable in accordance with its terms, and subject to laws relating to creditors' rights generally.

                                   ARTICLE IV

               OBLIGATIONS PRIOR AND SUBSEQUENT TO EFFECTIVE TIME

     Prior to the Effective Time:

     4.01 Filing Requirements. The Bank, Newco and TBC will promptly comply with all other filing requirements which federal, state or local law may impose on the Bank, Newco or TBC with respect to this Agreement.

     4.02 Approval of the Bank's Shareholders. Promptly following the execution of this Agreement, the Bank shall commence to take such actions as may be necessary to obtain adoption and approval of this Agreement by shareholders of the Bank, including, without limitation, the calling of such meeting and the preparation of preliminary proxy or similar materials for a meeting of shareholders of the Bank to be held as soon as practicable. Upon completion by the Bank of such preliminary material, the Bank will furnish to Newco and TBC copies of such preliminary materials which the Bank proposes to send to its shareholders. Newco and TBC will promptly provide the Bank with comments thereon, and such materials shall be expediently finalized by the Bank.

     4.03 Further Assurances. Each party hereto agrees to execute and deliver such instruments and take such other actions as the other parties may reasonably require in order to carry out the intent of this Agreement. Each party shall use its best efforts to perform and fulfill all conditions and obligations on its part to be performed or fulfilled under this Agreement and to effect the Exchange in accordance with the terms and conditions of this Agreement.

                                   ARTICLE V

                              CONDITIONS PRECEDENT

     5.01 Conditions to Newco's and TBC's Obligations. The obligations of Newco and TBC to effect the Exchange are subject to the satisfaction of the following conditions, unless waived by Newco and TBC:

          (a) Representations and Warranties. The representations and warranties of the Bank set forth in this Agreement shall be true and correct in all material respects (i) as of the date of this Agreement, and
     (ii) as of the Effective Time, as though made as of each such time, except an otherwise contemplated by this Agreement. Newco and TBC shall have received a certificate signed by a senior executive officer of the Bank to such effect.

          (b) Consummation of C&L Merger. The transactions contemplated by the Merger Agreement shall have been consummated.

          (c) Shareholder Approval. This Agreement and the transactions contemplated hereby shall have been approved by the shareholders of the Bank in accordance with the provisions of the FBCA, as applicable to the Bank pursuant to Section 658.30 of the Florida Banking Statutes.

          (d) Performance of Obligations of the Bank. The Bank shall have performed all obligations and covenants required to be performed by it under this Agreement prior to the Effective Time, and Newco and TBC shall have received a certificate signed by a senior executive officer of the Bank to such effect.

          (e) Approvals and Consents. All approvals of applications to public authorities, federal, state or local, and all approvals of private persons, the granting of which is necessary for the consummation of the Exchange, for the preventing of the termination of any material right, privilege, license or agreement of, or any material loss or disadvantage to, or the withholding of which might have a material adverse effect on the business, results of operations, prospects or financial condition of the Bank upon the consummation of the Exchange, shall have been obtained, and all statutory waiting periods with respect thereto shall have expired. With respect to the Banking Department Approval, and the approval of any other state or federal bank, bank holding company or other regulatory agency, as described in Section 2.03 hereof, the form and substance of such approval(s) shall be satisfactory to Newco and TBC in their sole respective discretion.

          (f) Litigation. There shall not be pending or threatened any litigation in any court or any proceeding before or by any governmental department, agency or instrumentality against the Bank, Newco or TBC (or any officer or director thereof) in which it is sought to restrain or prohibit or obtain damages in respect of the consummation of transactions contemplated by this Agreement.

     5.02 Conditions to the Bank's Obligations. The obligations of the Bank to effect the Exchange are subject to the satisfaction of the following conditions, unless waived by the Bank:

          (a) Representations and Warranties. The representations and warranties of Newco and TBC set forth in this Agreement shall be true and correct in all material respects (i) as of the date of this Agreement, and
     (ii) as of the Effective Time, as though made as of each such time, except as otherwise contemplated by this Agreement, and the Bank shall have received a certificate signed by a senior executive officer of each of Newco and TBC to such effect.

          (b) Consummation of C&L Merger. The transactions contemplated by the Merger Agreement shall have been consummated.

          (c) Shareholder Approval. This Agreement and the transactions contemplated hereby shall have been approved by the shareholders of the Bank in accordance with the provisions of the FBCA, as applicable to the Bank pursuant to Section 658.30 of the Florida Banking Statutes.

          (d) Performance of Obligations of Newco and TBC. Newco and TBC shall have performed all obligations and covenants required to be performed by them under this Agreement prior to the Effective Time, and the Bank shall have received a certificate signed by a senior executive officer of each of Newco and TBC to such effect.

          (e) Approvals and Consents. All approvals of applications to public authorities, federal, state or local, and any approvals of private persons, the granting of which is necessary for the consummation of the Exchange (except such approvals, the failure to obtain of which would not be materially adverse to the Bank or its shareholders) shall have been obtained, and all statutory waiting periods with respect thereto shall have expired.

          (f) Litigation. There shall not be pending or threatened any litigation in any court or any proceeding before or by any governmental department, agency or instrumentality against the Bank, Newco or TBC (or any officer or director thereof) in which it is sought to restrain or prohibit or obtain damages in respect of the consummation of transactions contemplated by this Agreement.

                                   ARTICLE VI

                          TERMINATION AND ABANDONMENT

     6.01 Methods of Termination. Notwithstanding anything herein to the contrary, prior to the filing of this Agreement with the Secretary of State of the State of Florida, this Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time (i) by a consent in writing of Newco and TBC, on one hand, and the Bank, on the other hand, whether before or after action thereon by the shareholders of the Bank, or (ii) by either party in the event that the conditions to such party's obligations have not been met or waived.

     6.02 Requirements and Effect of Termination. If this Agreement is terminated pursuant to Section 6.01, the same shall be of no further force or effect and there shall be no liability by reason of this Agreement or the termination thereof on the part of either the Bank, Newco, TBC or the directors, officers, employees, agents or stockholders of either of them, except as to any liability for breach of any duty, representation, warranty or obligation arising prior to the date of termination.

                                  ARTICLE VII

                            MISCELLANEOUS PROVISIONS

     7.01 Amendment and Modification. To the fullest extent provided by applicable law, this Agreement may be amended, modified and supplemented by mutual consent of the respective Boards of Directors of the Bank, on one hand, and TBC, on the other hand, at any time prior to the Effective Time with respect to any of the terms contained herein; provided, that following action thereon by the shareholders of the Bank, no modification or amendment shall be made without the further approval of such shareholders which (i) alters or changes the amount or kind of consideration to be received in exchange for or on conversion of all or part of the shares to be acquired, (ii) alters or changes any term of the Articles of Incorporation of the Bank, or (iii) alters or changes any of the terms of this Agreement if such alteration or change would adversely effect the shareholders of the Bank. Any such amendment, modification or supplement shall be in writing.

     7.02 Waiver of Compliance. Any failure of the Bank, Newco or TBC to comply with any obligation, covenant, agreement or condition herein may be expressly waived (to the extent permitted under applicable law) in writing by the President of the Bank, Newco or TBC, as the case may be; provided, however, such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

     7.03 Notices. Any notice or communication required or permitted to be made hereunder shall be in writing, and shall be deemed to have been made if delivered personally or by a nationally recognized overnight courier service, or by facsimile, receipt confirmed, or if mailed, by registered or certified mail, return receipt requested, to the parties at the addresses shown below. If notice is given by personal delivery or facsimile, the date of personal delivery or the date of the receipt confirming the delivery of facsimile shall be the date of giving notice; if notice is given by a nationally recognized courier service, notice shall be deemed to have been given one (1) business day after delivery to such courier service; and if notice is given by mail in the manner prescribed above, notice shall be deemed to have been given three (3) business days after the date of mailing.

To the Bank:                           C&L Bank of Bristol
                                       Highway 20 and Baker Street
                                       Bristol, Florida 32321
                                       Attention: Mr. Jed Hiers, President

To TBC:                                The Banc Corporation
                                       17 North 20th Street
                                       Birmingham, Alabama 35203
                                       Attention: Mr. James A. Taylor,
                                       Chairman of the Board and Chief Executive Officer

With a copy to:                        Mr. James A. Taylor, Jr.,
                                       Executive Vice President, General Counsel and
                                       Secretary
                                       The Banc Corporation
                                       17 North 20th Street
                                       Birmingham, Alabama 35203

     7.04 Severability. If any provision of this Agreement, or the application thereof, will for any reason and to any extent be invalid or unenforceable, the remainder of this Agreement and application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provision.

     7.05 Attorneys' Fees. If any legal action, arbitration or other proceeding is brought for the enforcement of this Agreement, or as a result of any other dispute, in connection with any of the provisions of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees and other costs and expenses incurred in that action or proceeding, in addition to any other relief to which it may be entitled.

     7.06 Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by the respective parties hereto without the prior written consent of the other party; provided, no such consent shall be required for assignment by the Bank or TBC to a corporate affiliate, as such term in defined under the Banking Affiliates Act of 1982. No such assignment shall relieve TBC of its obligations hereunder.

     7.07 GOVERNING LAW. THIS AGREEMENT AND THE LEGAL RELATIONS BETWEEN THE PARTIES HERETO SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF FLORIDA, EXCEPT INSOFAR AS THE INTERNAL LAW OF ANY OTHER POLITICAL ENTITY OR JURISDICTION SHALL SPECIFICALLY AND MANDATORILY APPLY TO ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

     7.08 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     7.09 Headings. The headings of the Sections of this Agreement are inserted for convenience only and shall not constitute a part hereof.

     7.10 Entire Agreement. This Agreement, including the other documents referred to herein which form a part hereof, contains the entire understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                         [SEE NEXT PAGE FOR SIGNATURES]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered all as of the day and year first above written.

BANK:                                          C&L BANK OF BRISTOL,
                                               a Florida corporation

                                                           By: /s/ JED M. HIERS
                                               ---------------------------------------------
                                                               Jed M. Hiers,
                                                                 President

NEWCO:                                         BRISTOL ACQUISITION CORPORATION,
                                               a Florida corporation

                                                          By: /s/ JAMES A. TAYLOR
                                               ---------------------------------------------
                                                              James A. Taylor
                                                           Chairman of the Board

TBC:                                           THE BANC CORPORATION,
                                               a Delaware corporation

                                                          By: /s/ JAMES A. TAYLOR
                                               ---------------------------------------------
                                                             James A. Taylor,
                                                           Chairman of the Board
                                                        and Chief Executive Officer

     The undersigned hereby joins in the execution of this Agreement for the purpose of acknowledging the intent of C&L to receive the benefits to be derived therefrom and to meet the obligations agreed to by C&L under Section 1.01 of this Agreement.

C&L:                                           C&L BANKING CORPORATION,
                                               a Florida corporation

                                                           By: /s/ JED M. HIERS
                                               ---------------------------------------------
                                                               Jed M. Hiers,
                                                   President and Chief Executive Officer

                                                                         ANNEX 1

                           ARTICLES OF SHARE EXCHANGE

                                                                         ANNEX C

                          PLAN AND AGREEMENT OF MERGER

     This Plan and Agreement of Merger ("Plan of Merger") is entered into this 25th day of February, 1999, among The Banc Corporation, a Delaware corporation ("TBC"), C&L Banking Corporation, a Florida corporation ("C&L"), C&L Bank of Bristol, a Florida corporation (the "Subsidiary"), and C&L Bank of Blountstown, a Florida corporation (the "Company").

                                   RECITALS:

     WHEREAS, TBC is a bank holding company existing under the laws of the State of Delaware, with its principal office at 17 North 20th Street, Birmingham, Alabama 35203, and is a registered bank holding company through ownership of 99.75% of the outstanding shares of The Bank, a bank chartered under the laws of the State of Alabama ("The Bank");

     WHEREAS, C&L is a bank holding company existing under the laws of the State of Florida, with its principal office at Highway 20 and Baker Street, Bristol, Florida 32321, and has entered into that certain Plan and Agreement of Merger, dated as of February 25, 1999, by and between TBC and C&L pursuant to which C&L shall be merged with and into TBC with the Subsidiary becoming a subsidiary of TBC immediately prior to TBC's acquisition of the Company;

     WHEREAS, the Subsidiary, a 98.10% owned subsidiary of C&L, is a bank chartered under the laws of Florida, with its principal office at Highway 20 & Baker Street, Bristol, Florida 32321;

     WHEREAS, the Company is a bank chartered under the laws of the State of Florida with its principal office at 307 W. Central Avenue, Blountstown, Florida 32424;

     WHEREAS, TBC, C&L, Bristol Acquisition Corporation and the Subsidiary have entered into that certain Share Exchange Agreement, dated as of February 25, 1999 (the "Share Exchange Agreement"), pursuant to which the outstanding shares of the common stock of the Subsidiary not owned by C&L will be exchanged for TBC Common Stock immediately prior to the merger of the Company with and into the Subsidiary (the "Share Exchange");

     WHEREAS, the Boards of Directors of TBC, C&L, the Subsidiary and the Company have determined that it is in the best interests of TBC, C&L, the Subsidiary and the Company respectively and in the best interests of their respective stockholders and shareholders that TBC, C&L, the Subsidiary and the Company merge in accordance with, and subject to, the terms and conditions hereinafter set forth;

     WHEREAS, the respective Boards of Directors of TBC, C&L, the Subsidiary and the Company have unanimously approved and authorized the execution and delivery of this Plan of Merger and the merger of the Company with and into the Subsidiary (the "Merger") in accordance with, and subject to, the terms and conditions set forth herein, and the Board of Directors of the Company has unanimously voted to recommend to its shareholders that this Plan of Merger and the Merger be approved;

     WHEREAS, TBC and the Company desire to merge in a transaction intended to qualify as a tax-free reorganization under the provisions of Sections 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the "Code");

     WHEREAS, the parties intend that this Plan of Merger shall constitute a plan of reorganization as that term is used in Sections 354 and 361 of the Code; and

     WHEREAS, for accounting purposes, it is intended that the Merger be accounted for as a "pooling of interests;"

     NOW THEREFORE, in consideration of the mutual covenants, promises, agreements and provisions contained herein and subject to the satisfaction of the terms and conditions set forth herein, and intending to be legally bound hereby, TBC, the Subsidiary and the Company do hereby agree as follows:

SECTION 1.  THE MERGER.

     1.1 The Merger. At the Effective Time, in accordance with, and subject to, the terms and conditions of this Plan of Merger, including the receipt of all requisite governmental and shareholder approvals, and in accordance with, and subject to, the Florida Financial Institutions Code (the "FFIC"): (i) the Company shall merge with and into the Subsidiary; and (ii) the separate existence of the Company shall cease, and the Subsidiary shall continue as the surviving entity under the name "C&L Bank" (the Subsidiary, in its capacity as the corporation surviving the Merger, is hereinafter sometimes referred to as the "Surviving Corporation").

     1.2 The Closing. The closing of the Merger (the "Closing") shall take place at 10:00 a.m. Central Time on a date to be specified by the parties (the "Closing Date") which (subject to the satisfaction or waiver of the conditions specified in Sections 7.2 and 7.3) shall be no later than the second business day after satisfaction or waiver of the conditions set forth in Section 7.1 at the office of Haskell Slaughter & Young, L.L.C., Birmingham, Alabama, or at such other place as the parties hereto may agree. The Closing Date may be extended from time to time by the mutual agreement of the parties hereto. At the Closing, the parties hereto shall exchange the various agreements, certificates, instruments and documents to be delivered pursuant to the terms of this Plan of Merger.

     1.3 Effective Time. Subject to the provisions of this Plan of Merger, the Plan of Merger and Merger Agreement (the "Merger Agreement"), substantially in the form attached as Exhibit 1.3 hereto, shall be duly executed and, on the Closing Date (as defined in section 1.2 hereof) or as soon thereafter as reasonably practicable, filed with Florida Department of Banking and Finance (the "Florida Banking Department") in accordance with the FFIC. The Merger shall become effective upon the issuance of a Certificate of Merger by the Florida Banking Department and upon the filing of the Merger Agreement with the Secretary of State of the State of Florida (the "Effective Time").

     1.4 Effect of the Merger.  The Merger shall have the effect provided in
Section 658.45 of the FFIC.

SECTION 2. EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE CONSTITUENT
           CORPORATION; EXCHANGE OF CERTIFICATES.

     2.1 Effect on Capital Stock. As of the Effective Time, by virtue of the Merger and without any action on the part of any holder of Company Common Stock:

          (a) Cancellation of Treasury Stock. Each share of Company Common Stock, par value $12.00 per share ("Company Common Stock") that is owned by the Company or by any subsidiary of the Company shall automatically be canceled and retired and shall cease to exist, and none of the Common Stock, par value $.001 per share, of TBC ("TBC Common Stock"), cash or other consideration shall be delivered in exchange therefor.

          (b) Conversion of Company Common Stock. In the Merger, at the Effective Time, each issued and outstanding share of Company Common Stock (other than Dissenting Shares) shall be converted into the right to receive on a pro rata basis that number of shares of TBC Common Stock equal to the Merger Consideration (as defined herein). All such shares of TBC Common Stock to be issued shall be duly and validly issued, fully paid and nonassessable, issued pursuant to an effective Registration Statement (as defined herein) under the Securities Act (as defined herein) and listed on the Nasdaq National Market ("Nasdaq") and are hereinafter sometimes referred to as the "TBC Shares". Upon such conversion, all such shares of Company Common Stock shall be canceled and cease to exist, and each holder thereof shall cease to have any rights with respect thereto other than the right to receive TBC Shares issued in exchange therefor or to dissent from the Merger on the terms provided herein and cash payments required pursuant to Sections 2.2(c) and 2.2(e).

          "Merger Consideration" means that number of TBC Shares (rounded to the nearest whole share) equal to approximately $8,533,142.58 (plus the Additional Merger Consideration if applicable) divided by the Closing Date Trading Price of TBC Common Stock. In the event the Closing Date Trading Price is in excess of $14.00 per share, then for purposes of the calculation of the Merger Consideration set forth in this Section 2.1, $14.00 shall be used as the Closing Date Trading Price. If the Effective Time has not occurred as of July 31, 1999, the Merger Consideration shall be increased, but not decreased, on a dollar for dollar basis, by the earnings of the Company from August 1, 1999, through the most reasonable practicable day of determination (but no more than three business days) immediately prior to the Special Meeting of Company Shareholders described in Section 6.4 (the "Additional Merger Consideration"). "Closing Date Trading Price' means the average last sale prices for shares of TBC Common Stock for the twenty consecutive trading days on which such shares are actually traded (as reported to TBC by Nasdaq or as reported in The Wall Street Journal, Eastern Edition, or if not reported thereby, any other authoritative source) ending at the close of trading on the third trading day immediately preceding the date on which the shareholders of the Company meet to consider this Plan of Merger.

          (c) Exchange Ratio. The number of shares of TBC Common Stock that will be exchanged for each share of the Company Common Stock outstanding immediately prior to the Effective Time (except for those shares of the Company Common Stock with respect to which dissenters' rights of appraisal are effectively perfected) shall be a ratio (the "Exchange Ratio") determined by dividing the number of shares of TBC Common Stock comprising the Merger Consideration (plus the Additional Merger Consideration if applicable) by the number of shares of the Company Common Stock outstanding immediately prior to the Effective Time (without regard to any exercise of dissenters' rights of appraisal).

          (d) Anti-Dilution Provisions. If after the date hereof and prior to the Effective Time, TBC shall have declared a stock split (including a reverse split) of TBC Common Stock or a dividend payable in TBC Common Stock, or any other distribution of securities or dividend (in cash or otherwise) to holders of TBC Common Stock with respect to their TBC Common Stock (including without limitation such a distribution or dividend made in connection with a recapitalization, reclassification, merger, consolidation, reorganization or similar transaction) then the Exchange Ratio shall be appropriately adjusted to reflect such stock split or dividend or other distribution of securities and if such stock split, dividend or distribution has a record date during or after the ten trading day period set forth in Section 2.1(b) and prior to the Effective Time, then the number of shares of TBC Common Stock to be issued upon conversion of a share of Company Common Stock pursuant to Section 2.1(b) shall be appropriately adjusted to reflect such stock split, dividend or other distribution of securities.

          (e) Dissenting Shares. Notwithstanding anything in this Plan of Merger to the contrary, the shares of Company Common Stock outstanding immediately prior to the Effective Time of the Merger held by a holder (if any) who is entitled to dissent, and who properly dissents, in accordance with Section 658.44 of the FFIC ("Dissenting Shares") shall be entitled to receive only the fair value of his shares as defined under Section 658.44 of the FFIC. Such Dissenting Shares shall not be converted into a right to receive the Merger Consideration and any cash in lieu of fractional shares of TBC Common Stock unless such holder fails to perfect or otherwise loses such holder's right to appraisal. If, after the Effective Time of the Merger, such holder fails to perfect or loses any such right to appraisal, such shares, as of the time of such failure or loss, shall no longer be deemed Dissenting Shares, and such holder shall be entitled to receive from the Surviving Corporation the number of TBC Shares that any participating Company shareholder is entitled to receive under Section 2.1(c) and the cash in lieu of fractional shares of TBC Common Stock specified in Section 2.2(e).

     2.2 Exchange of Certificates.

          (a) Exchange Agent. Prior to the Effective Time, TBC shall enter into an agreement with such bank or trust company as may be designated by TBC (the "Exchange Agent"), which is reasonably acceptable to the Company, which shall provide that TBC shall deposit with the Exchange Agent as of the Effective Time, for the benefit of the holders of the Company Common Stock, for exchange in accordance with this Section 2, through the Exchange Agent, certificates representing the shares of TBC

     Common Stock (such shares of TBC Common Stock, together with any dividends or distributions with respect thereto with a record date after the Effective Time but prior to their exchange, being hereinafter referred to as the "Exchange Fund") issuable pursuant to Section 2.1 in exchange for outstanding shares of the Company Common Stock.

          (b) Exchange Procedures. As soon as reasonably practicable after the Effective Time, the Surviving Corporation shall cause the Exchange Agent to mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of the Company Common Stock (the "Certificates") whose shares were converted into the right to receive the Merger Consideration pursuant to Section 2.1,
     (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as TBC may reasonably specify) and
     (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of TBC Common Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by TBC, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of TBC Common Stock and cash in lieu of any fractional share of TBC Common Stock which such holder has the right to receive pursuant to the provisions of this Section 2, and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of shares of the Company Common Stock which is not registered in the transfer records of the Company, a certificate representing the proper number of shares of TBC Common Stock may be issued to a person other than the person in whose name the Certificate so surrendered is registered, if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such payment shall pay any transfer or other taxes required by reason of the issuance of shares of TBC Common Stock to a person other than the registered holder of such Certificate or establish to the satisfaction of TBC that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 2.2, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the certificate representing shares of TBC Common Stock, cash in lieu of any fractional share of TBC Common Stock as contemplated by this Section 2.2. No interest will be paid or will accrue on any cash payable in lieu of any fractional shares of TBC Common Stock. To the extent permitted by law, former shareholders of record of the Company shall be entitled to vote after the Effective Time at any meeting of TBC's stockholders the number of whole shares of TBC Common Stock into which their respective shares of the Company Common Stock are converted, regardless of whether such holders have exchanged their Certificates for certificates representing TBC Common Stock in accordance with this Section
     2.2. Those persons who are entitled to receive, in accordance with this
     Section 2.2, certificates representing shares of TBC Common Stock in exchange for surrendered Certificates are hereinafter referred to as "the Company Shareholders."

          (c) Distributions with Respect to the Unexchanged Shares. No dividends or other distributions with respect to TBC Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of TBC Common Stock represented thereby and no cash payment in lieu of any fractional share shall be paid to any such holder pursuant to Section 2.2(e) until the surrender of such Certificate in accordance with this Section 2. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the holder of the certificate representing whole shares of TBC Common Stock issued in exchange therefor, without interest,
     (i) at the time of such surrender, the amount of any cash payable in lieu of a fractional share of TBC Common Stock to which such holder is entitled pursuant to Section 2.2(e) and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of TBC Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and with a payment date subsequent to such surrender payable with respect to such whole shares of TBC Common Stock.

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

          (d) No Further Ownership Rights in the Company Common Stock. All shares of TBC Common Stock issued upon the surrender for exchange of Certificates in accordance with the terms of this Section 2 (including any cash paid pursuant to Section 2.2(c) or 2.2(e)) shall be deemed to have been issued (and paid) in full satisfaction of all rights pertaining to the Company Common Stock theretofore represented by such Certificates. If, after the Effective Time, Certificates are presented to the Surviving Corporation or the Exchange Agent for any reason, they shall be canceled and exchanged as provided in this Section 2, except as otherwise provided by law.

          (e) No Fractional Shares. No certificates or scrip representing fractional shares of TBC Common Stock shall be issued upon the surrender for exchange of Certificates, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of TBC. Notwithstanding any other provision of this Plan of Merger, each holder of the Company Common Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of TBC Common Stock (after taking into account all Certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of TBC Common Stock multiplied by the Closing Date Trading Price.

          (f) Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the holders of the Certificates for six months after the Effective Time shall be delivered to TBC, upon demand, and any holders of the Certificates who have not theretofore complied with this
     Section 2 shall thereafter look only to TBC for payment of TBC Common Stock, any cash in lieu of fractional shares of TBC Common Stock and any dividends or distributions with respect to TBC Common Stock.

          (g) No Liability. None of TBC, the Company or the Exchange Agent shall be liable to any person in respect of any shares of TBC Common Stock (or dividends or distributions with respect thereto) or cash from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificates shall not have been surrendered prior to seven years after the Effective Time (or immediately prior to such earlier date on which any shares of TBC Common Stock, any cash in lieu of fractional shares of TBC Common Stock or any dividends or distributions with respect to TBC Common Stock in respect of such Certificates would otherwise escheat to or become the property of any governmental entity), any such shares, cash, dividends or distributions in respect of such Certificates shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto.

          (h) Investment of Exchange Fund. The Exchange Agent shall invest any cash included in the Exchange Fund in deposit accounts or short-term money market instruments, as directed by TBC, on a daily basis. Any interest and other income resulting from such investments shall be paid to TBC.

     2.3 Certificate of Incorporation of the Surviving Corporation. The articles of incorporation of the Subsidiary, attached hereto as Exhibit 2.3, in effect immediately prior to the Effective Time shall remain the articles of incorporation of the Surviving Corporation from and after the Effective Time until amended or repealed in accordance with its provisions and applicable law.

     2.4 Bylaws of the Surviving Corporation. The bylaws of the Subsidiary, attached hereto as Exhibit 2.4, in effect immediately prior to the Effective Time shall remain the bylaws of the Surviving Corporation from and after the Effective Time until amended or repealed in accordance with their provisions and applicable law.

     2.5 Capitalization of the Surviving Corporation. The combined capitalization of the Company and the Subsidiary immediately prior to the Effective Time shall be the capitalization of the Surviving Corporation until changed by resolution of the Board of Directors of the Surviving Corporation or by action of the shareholders of the Surviving Corporation.

     2.6 Directors and Officers of the Surviving Corporation. The directors and officers of the Subsidiary, listed on Exhibit 2.6 attached hereto, shall be the directors and officers of the Surviving Corporation to serve until their successors have been elected or qualified or until their resignation or removal according to applicable law and the bylaws of the Surviving Corporation.

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     2.7 Locations of the Surviving Corporation.  The locations of the principal offices and branch offices of each of the Company and the Subsidiary, attached hereto as Exhibit 2.7, shall be the principal offices and branch offices of the Surviving Corporation.

SECTION 3.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

     Except as set forth in the Disclosure Schedule delivered to TBC by the Company (the "Company Disclosure Schedule") as set forth in Section 6.24, the Company hereby represents and warrants to TBC, as of the date hereof and up to and including the Closing Date as follows (to the extent applicable, all representations and warranties by the Company include its subsidiaries):

     3.1 Organization, Existence and Good Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida, with full corporate power and authority to, and possesses all material governmental, regulatory and other permits, licenses and authorizations necessary to, carry on its business as now conducted and to own and operate the properties and assets it owns or operates, to enter into this Plan of Merger and the Merger and to perform its obligations hereunder and thereunder. The Company is duly qualified or licensed to transact business as a foreign corporation in good standing in the states and foreign jurisdictions where the character of its assets or the nature or conduct of the business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a material adverse effect on the business, operations, properties or assets, or the condition, financial or otherwise, of the Company. The deposit accounts of the Company are insured by the Federal Deposit Insurance Corporation (the "FDIC") to the full extent permitted under applicable law and the rules and regulations of the FDIC.

     3.2 The Company Capital Stock.

          (a) The Company's authorized capital stock consists of 100,000 shares of common stock, $12.00 par value per share, of which 100,000 shares are outstanding, all of which are validly issued.

          (b) Other than as set forth on Schedule 3.2(b) to the Company Disclosure Schedule, the Company does not own directly, beneficially or of record, more than five percent of the outstanding stock of any other corporation and does not otherwise control any company or bank. The Company does not have any direct or indirect subsidiaries and does not have any interest in any partnership, firm, association, corporation or joint venture other than investment securities purchased and loans made in the regular and usual course of its business.

          (c) The Company has no outstanding securities convertible into shares of capital stock or existing options, warrants, calls, commitments or other rights of any character granted or entered into by the Company relating to its authorized, issued or unissued capital stock, and no such rights will be granted or entered into.

          (d) There are no outstanding or unsatisfied preemptive rights or rights of first refusal with respect to the Company's capital stock.

          (e) No shares of the Company's capital stock will be issued between the date hereof and the Effective Time.

          (f) Attached to the Company Disclosure Schedule are copies of the Company's articles of incorporation and bylaws as in effect on the date this Plan of Merger is executed and delivered, both certified to be complete and correct by the Secretary of the Company, the same to remain unchanged up to the Effective Time.

     3.3 Intentionally Omitted.

     3.4 Power and Authority. Subject to the satisfaction of the conditions precedent set forth herein, the Company has the corporate power to execute, deliver and perform this Plan of Merger and all agreements and other documents executed and delivered or to be executed and delivered by it pursuant to this Plan of Merger, and, subject to the satisfaction of the conditions precedent set forth herein, has taken all action required by its articles of incorporation, bylaws or otherwise, to authorize the execution, delivery and performance of this Plan of Merger and such related documents. The execution and delivery of this Plan of Merger does not and, subject to the receipt of required stock holder and regulatory approvals and any other required third-party consents or approvals, the consummation of the Merger will not violate any provisions of any statute or other law, any rule or regulation of any governmental agency or authority, the articles of incorporation of the Company or any provisions of, or result in the acceleration of any obligation under, any mortgage, lien, lease, agreement, instrument, order, arbitration award, judgment or decree, to which the Company or the Subsidiary is a party, or by which it is bound, or violate any restrictions of any kind to which it is subject which, if violated or accelerated, would have a material adverse effect on the Company. The execution and delivery of this Plan of Merger has been approved by the Board of Directors of the Company. This Plan of Merger has been duly executed and delivered by the Company and, assuming this Plan of Merger constitutes a valid and binding obligation of TBC, constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms except as such enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting creditors' rights generally and principles of equity.

     3.5 Financial Statements. The Company has delivered to TBC balance sheets of the Company as of December 31, 1998, the related statements of operations and changes in financial position for the period then ended (the "Company Financial Statements"). The Company Financial Statements, as and when prepared, (i) have not been audited, (ii) present fairly the financial condition of the Company as of the date indicated and the results of operations for the period indicated;
(iii) have been prepared in accordance with generally accepted accounting principles ("GAAP") and regulatory accounting principles ("RAP") (to the extent GAAP and RAP are the same, and RAP in case of any differences between the two) and in a manner consistent with past practice; (iv) contain and reflect reserves for all material accrued liabilities; and (v) are based on the books and records of the Company.

     3.6 Absence of Undisclosed Liabilities. Except as and to the extent reflected or reserved against in the Company Financial Statements or disclosed in Schedule 3.6 to the Company Disclosure Schedule, the Company has no material liabilities or obligations whether accrued, absolute, contingent or otherwise, including governmental charges or lawsuits, or any tax liabilities due or to become due and whether (i) incurred in respect of or measured by the income of the Company for any period up to the close of business on the respective dates of the Company Financial Statements, or (ii) arising out of transactions entered into, or any state of facts existing, thereafter.

     3.7 Absence of Certain Changes or Events.  Except as set forth on Schedule
3.7 to the Company Disclosure Schedule, since the date of the Company Financial Statements, there has not been:

          (a) any material adverse change in the condition (financial or otherwise), assets, liabilities or business of the Company;

          (b) any material adverse change in the character of the assets or liabilities of the Company;

          (c) any capital improvements, except for ordinary maintenance and repairs, or any purchase of property by the Company at a cost in excess of $25,000 other than supplies in the ordinary course of business;

          (d) any physical damage, destruction or loss not covered by insurance affecting in a material and adverse way the property or assets of the Company;

          (e) any material change in the accounting methods or practices of the Company unless required by law, regulation, GAAP or RAP, as the case may be;

          (f) any material change in the capital structure of the Company;

          (g) any loss incurred or accrued for by the Company as a result of environmental problems which has or would be expected to have a material adverse effect on the financial position of the Company; or

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

          (h) any increase in the compensation payable or to become payable by the Company to any officer or employee or any bonus, except bonuses accrued and reflected on the Company Financial Statements, percentage compensation, service award or other like benefit, granted, made or accrued or credited to any officer or employee or any pension, retirement or deferred compensation payment agreed to, other than in accordance with preexisting plans or normal and customary annual salary reviews and adjustments and promotional increases.

     3.8 Tax Matters. The Company has filed all federal, state, municipal and local income, excise, property, special district, sales, transfer and other tax returns and reports of information statements that are required to be filed and has paid all taxes that have become due pursuant to such returns or pursuant to any assessment that has become payable. The returns filed by the Company have been and will be accurately and properly prepared in all material respects. To the extent that any tax liability or assessment has accrued, but has not yet become payable or has been proposed for assessment or determination but remains unpaid, the same has been reflected (if it is required to be so reflected under RAP) as a liability on the books and records of the Company and the Company Financial Statements. Since the date of the Company Financial Statements, the Company has not incurred any liability with respect to any such taxes except for normal taxes incurred in the ordinary and regular course of its business. The Company has not executed or filed with the Internal Revenue Service or any other taxing authority any agreement extending the period for the assessment or collection of any income taxes. There are no examinations, reviews, audits or investigations of any tax return or report of the Company that are presently pending or, to the Company's knowledge, threatened, and the Company is not a party to any pending action or proceeding by any governmental authority for assessment or collection of income taxes.

     3.9 Title to Properties; Absence of Liens and Encumbrances; Enforceability of Leases.

          (a) Except as to property indicated on Schedule 3.9 to the Company Disclosure Schedule as being leased or mortgaged, the Company has good and marketable title to its assets, real and personal (including those reflected in the Company Financial Statements, except for loans and investments thereafter sold or otherwise disposed of in the ordinary course of business for adequate consideration), free and clear of all material mortgages, pledges, liens, charges and encumbrances, except (A) investment securities that are pledged to secure the deposit of public monies, FHLB advances or monies under the control of any court, (B) the lien of taxes not yet due and payable or being contested in good faith by appropriate proceedings, and (C) such imperfections of title and encumbrances, if any, and such liens, if any, incidental to the conduct of the Company's business or the ownership of its assets as are not material in amount and do not affect the value of, or interfere with the present use of, the Company's assets or otherwise materially impair its operations.

          (b) To the best knowledge of the Company, the structures and equipment owned or used by the Company comply with applicable laws, regulations and ordinances or if not in compliance, such noncompliance does not give rise to a material adverse effect, and are in good operating condition, subject to ordinary wear and tear.

          (c) The real property, if any, leased by the Company is held by it under valid and enforceable leases. The Company is not in material default under any such leases.

     3.10 Legal Proceedings. Except as set forth on Schedule 3.10 to the Company Disclosure Statement, there are no material claims, actions, suits, proceedings or investigations pending, or to the best knowledge of the Company, threatened by or against or otherwise affecting the Company or its assets, business or properties, or the transactions contemplated by the Plan of Merger, or its directors, officers or employees in reference to actions taken by them in such capacity at law or in equity, or before or by any federal, state, municipal or other government department, commission, board, agency, instrumentality or authority, nor to the Company's knowledge is there any valid basis for any such action, proceeding or investigation, other than (i) claims by the Company in the ordinary course of its business for the recovery of loans or protection of its interest as a secured or unsecured creditor, and (ii) claims fully covered by insurance. To the best knowledge of the Company, it is in compliance in all respects with laws, ordinances, rules, regulations, orders, licenses and

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

permits that are applicable to its business as now conducted, or if not in compliance, such noncompliance does not give rise to a material adverse effect.

     3.11 No Untrue Representations. The documents furnished by the Company to TBC (the "Company Documents"), including but not limited to the Company Disclosure Schedule and the Company Financial Statements, are true and complete copies of such documents and do not contain any untrue statement of a material fact. The Company Disclosure Schedule does not omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. There is no fact that the Company has not disclosed in the Company Disclosure Schedule or otherwise to TBC in writing which materially and adversely affects the properties, business, profits or condition (financial or otherwise) of the Company or the ability of the Company to perform this Plan of Merger, except that the Company makes no representation or warranty as to the effect of general economic conditions, the condition of the financial markets, future legislation, future regulatory action or any other event or circumstance that affects financial institutions generally.

     3.12 Employee Benefit Plans.

          (a) Except as described in the Company Documents or set forth on
     Schedule 3.12(a) to the Company Disclosure Schedule, the Company has neither established nor maintains nor is obligated to make contributions to or under or otherwise participate in (i) any bonus or other type of incentive compensation plan, program, agreement, policy, commitment, contract or arrangement (whether or not set forth in a written document),
     (ii) any pension, profit-sharing, retirement or other plan, program or arrangement, or (iii) any other employee benefit plan, fund or program, including, but not limited to, those described in Section 3(3) of ERISA. All such plans (individually, a "Plan" and collectively, the "Plans") have been operated and administered in all material respects in accordance with, as applicable, ERISA, the Code, Title VII of the Civil Rights Act of 1964, as amended, the Equal Pay Act of 1967, as amended, the Age Discrimination in Employment Act of 1967, as amended, and the related rules and regulations adopted by those federal agencies responsible for the administration of such laws. No act or failure to act by the Company has resulted in a "prohibited transaction" (as defined in ERISA) with respect to the Plans that is not subject to a statutory or regulatory exception. No "reportable event" (as defined in ERISA) has occurred with respect to any of the Plans which is subject to Title IV of ERISA. The Company has not previously made, is not currently making, and is not obligated in any way to make, any contributions to any multi-employer plan within the meaning of the Multi-Employer Pension Plan Amendments Act of 1980.

          (b) Except as described in the Company Documents or set forth on
     Schedule 3.12(b) to the Company Disclosure Schedule, the Company is not a party to any oral or written (i) union, guild or collective bargaining agreement which agreement covers employees in the United States (nor is it aware of any union organizing activity currently being conducted in respect to any of its employees), (ii) agreement with any executive officer or other key employee the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction of the nature contemplated by this Plan of Merger and which provides for the payment of in excess of $25,000, or (iii) agreement or plan, including any stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Plan of Merger or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Plan of Merger.

     3.13 Environmental Protection.

          (a) None of the assets of the Company (defined for purposes of this subsection as the real property and tangible personal property owned or leased by the Company as of the date of this Plan of Merger and as of the Effective Time) contain any hazardous materials, defined as any substance whose nature and/or quantity or existence, use, manufacture or effect render it subject to federal, state or local regulation as potentially injurious to public health or welfare, or to the environment, including, without limitation, friable asbestos, petroleum products or PCBs ("Hazardous Materials"), other than in such quantities
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

     which are incidental and customary for the maintenance and operation of such assets, e.g., cleaning fluids ("Incidental Quantities").

          (b) No notice or other communication has been received from any governmental agency having jurisdiction over the Company or to the best knowledge of the Company from any other person, with respect to any alleged violation by the Company of any federal, state or local laws, rules, regulations, ordinances and codes governing Hazardous Materials and which are applicable to the assets of the Company.

          (c) All Hazardous Materials which have been remediated from any assets of the Company prior to or during their ownership by the Company have been handled in compliance with all applicable laws.

          (d) To the Company's best knowledge, no collateral securing any loan made by the Company, as of the date of this Plan of Merger and as of the Effective Time, contains any Hazardous Materials, other than in Incidental Quantities.

     3.14 Material Contract Defaults. The Company is not in default in any material respect under the terms of any outstanding material contract, agreement, lease or other commitment, which would have a material adverse effect on the business, operations, properties or assets, or the condition, financial or otherwise, of the Company or under its articles of incorporation or bylaws, and no event has occurred which, with notice or lapse of time, or both, may be or become a material default of any such contract, agreement, lease or other commitment or under the articles of incorporation or bylaws of the Company.

     3.15 Brokers and Finders. Except as permitted in Section 3.17, neither the Company nor any of its officers, directors or employees have employed any broker or finder or incurred any liability for any financial advisory, brokerage or finders fees or commissions and no broker or finder has acted directly or indirectly for the Company in connection with this Plan of Merger or the transactions contemplated hereby.

     3.16 Vote Required. The affirmative vote of the holders of a majority of the outstanding shares of the Company Common Stock entitled to vote thereon is the only vote of the holders of any class or series of the Company capital stock necessary to approve this Plan of Merger, the Merger and the transactions contemplated hereby.

     3.17 Opinion of Financial Advisor. The Board of Directors of the Company has employed Alex Sheshunoff & Co. ("Sheshunoff") to provide the Board of Directors of the Company with opinions by March 5, 1999, and as of the most reasonably practicable date closest and prior to the mailing of the definitive proxy materials to the effect that, as of March 5, 1999, and as of the most reasonably practicable date closest and prior to the mailing of the definitive proxy materials, respectively, the Merger Consideration is fair to the holders of the Company Common Stock from a financial point of view, a written copy of such opinion will be delivered by the Company to TBC prior to the date on which the definitive proxy materials for the Proxy Statement (as defined in Section 6.9(a)) are filed with the SEC.

     3.18 Year 2000 Compliance. Except as set forth on Schedule 3.18 to the Company Disclosure Schedule, each item of software, hardware, firmware, third-party software, goods with computer chips and services (i) provided by the Company during the past four (4) years to any customer of the Company or any other party or (ii) used by the Company in its respective business, is and shall remain Year 2000 Compliant, as that term is hereinafter defined, through the year 2000. For purposes of this Agreement, "Year 2000 Compliant" means that the item:

          (a) functions without interruption or human intervention with four-digit year processing on all data, input, or output which includes an indication date (collectively, "Date Data"), including errors or interruptions from functions that may involve Date Data from more than one century, leap years, or the date September 9, 1999, regardless of the date of processing or date of Date Data;

          (b) provides results from any operation accurately reflecting any Date Data used in the operation performed, with output in any form, except graphics, having four digit years;

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          (c) accepts two digit year Date Data in a manner that resolves any ambiguities as to century in a defined manner; and

          (d) provides data interchange in the IS08601:1988 standard of CCYYMMDD.

     Except as set forth on Schedule 3.18 to the Company Disclosure Schedule, to the best knowledge of the Company, each of the Company's vendors and customers has ensured that each item of software, hardware, firmware, third-party software, goods with computer chips, and services (a) provided by such vendor or customer during the past four (4) years to any of its respective customers or any other party or (b) used by such vendor or customer in its business, is and shall remain Year 2000 Compliant through the Year 2000. The Company have followed the procedures set forth in, and have taken and will continue to take all actions required by the October 15, 1998 interim FFIEC Interagency Guidelines Establishing Year 2000 Standards for Safety and Soundness Guidelines Concerning the Year 2000 Business Risk and the companion interim rule Safety and Soundness Standards and all previously applicable regulatory standards and guidance papers regarding Year 2000 readiness (collectively, the "Year 2000 Guidelines") to ensure that all computer software owned by or licensed to the Company is fully compliant with the Year 2000 Guidelines. Except as set forth on
Schedule 3.18 to the Company Disclosure Schedule, the Company has not received a regulatory rating of less than satisfactory from any regulatory authority with respect to any review of its compliance with the Year 2000 Guidelines or the adequacy of its Year 2000 planning efforts.

SECTION 4.  REPRESENTATIONS AND WARRANTIES OF TBC.

     Except as set forth in its Disclosure Schedule delivered to the Company (the "TBC Disclosure Schedule") as set forth in Section 6.24 hereof, TBC hereby represents and warrants to the Company as of the date hereof and up to and including the Closing Date as follows (all representations and warranties by TBC include its subsidiaries):

     4.1 Organization, Existence and Good Standing. TBC is a corporation duly organized, validly existing and in good standing under the laws of Delaware, with full corporate power and authority, and possesses all material governmental, regulatory and other permits, licenses and other authorization, necessary to carry on its business as now conducted and to own and operate the properties and assets it owns or operates, to enter into this Plan of Merger and the Merger and to perform its obligations hereunder and thereunder. TBC is duly qualified or licensed to transact business as a foreign corporation in good standing in the states and foreign jurisdictions where the character of its assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a material adverse effect on the business, operations, properties, or assets, or the condition, financial or otherwise, of TBC. The deposit accounts of The Bank are insured by the FDIC to the full extent permitted under applicable law and the rules and regulations of the FDIC.

     4.2 TBC Capital Stock.

          (a) The authorized capital stock of TBC consists of 25,000,000 shares of common stock of which 12,204,594 shares of common stock are issued and outstanding and 5,000,000 shares of preferred stock of which no shares are issued and outstanding. TBC Common Stock issued in this Merger will be, when issued, duly authorized, validly issued, fully paid and nonassessable.

          (b) Other than as set forth on Schedule 4.2(b) to TBC Disclosure Schedule, TBC does not own directly or indirectly, beneficially or of record, more than five percent of the out standing stock of any other corporation and does not otherwise control any company or bank. Except as set forth on Schedule 4.2(b) to TBC Disclosure Schedule, TBC does not have any direct or indirect subsidiaries and does not have any interest in any partnership, firm, association, corporation, or joint venture other than investment securities purchased and loans made in the regular and usual course of its business.

          (c) Other than as set forth on Schedule 4.2(c) to TBC Disclosure Schedule, there are no outstanding securities convertible into shares of TBC capital stock or existing options, warrants, calls,

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     commitments, or other rights of any character granted or entered into by
     TBC relating to its authorized, issued or unissued capital stock.

          (d) There are no outstanding or unsatisfied preemptive rights or rights of first refusal with respect to TBC Common Stock or TBC's preferred stock.

          (e) Other than as set forth on Schedule 4.2(e) to TBC Disclosure Schedule, as of the date of this Agreement there are no outstanding agreements, arrangements, or understandings of any kind, to which TBC is a party, affecting or relating to the voting, issuance, purchase, redemption, repurchase, or transfer of TBC Common Stock or any other securities of TBC.

          (f) Attached to TBC Disclosure Schedule are copies of TBC's certificate of incorporation and bylaws, certified to be complete and correct by the Secretary of TBC, the same to remain unchanged up to the Effective Time.

     4.3 Organization, Existence and Good Standing of Subsidiaries and
Assets. Each of the subsidiaries of TBC is duly organized, validly existing and in good standing under the laws of its respective state of incorporation. Each subsidiary has all necessary corporate power to own its properties and assets and to carry on its business as presently conducted.

     4.4 Financial Statements. TBC has delivered to the Company balance sheets of TBC as of December 31, 1996 and 1997 and September 30, 1998, and the related statements of operations, changes in stockholders' equity, and changes in financial position or statements of cash flows for the year then ended, and the related notes and related opinions thereon as applicable (the "TBC Financial Statements"). TBC Financial Statements, as and when prepared, (i) with the exception of the statement for and as of the period ended September 30, 1998, have been audited, (ii) present fairly the financial condition of TBC as of the date indicated and the results of operations, the changes in stockholders' equity, the changes in financial position and cash flows for the respective periods indicated; (iii) have been prepared in accordance with GAAP and RAP (to the extent GAAP and RAP principles are the same, and GAAP in the case of any difference between the two) as to audited statements and in a manner consistent with past practice as to unaudited statements; (iv) contain and reflect reserves for all material accrued liabilities; and (v) are based on the books and records of TBC.

     4.5 Power and Authority. Subject to the satisfaction of the conditions precedent set forth herein, TBC has corporate power to execute, deliver and perform the Plan of Merger and all agreements and other documents executed and delivered, or to be executed and delivered, by it pursuant to the Plan of Merger, and has taken all actions required by law, its certificate of incorporation, its bylaws or otherwise, to authorize the execution and delivery of the Plan of Merger and such related documents. The execution and delivery of the Plan of Merger does not and, subject to the receipt of required stockholder and regulatory approvals and other required third-party consents or approvals, the consummation of the Merger contemplated hereby will not, violate any provisions of the certificate of incorporation or bylaws of TBC, or any provision of, or result in the acceleration of any obligation under, any mortgage, lien, lease, agreement, instrument, order, arbitration award, judgment or decree to which TBC is a party or by which it is bound, or violate any restrictions of any kind to which TBC is subject. The execution and delivery of this Plan of Merger has been approved by the Board of Directors of TBC. This Plan of Merger has been duly executed and delivered by TBC and, assuming this Plan of Merger constitutes a valid and binding obligation of the Company, constitutes a valid and binding obligation of TBC, enforceable against TBC in accordance with its terms except as such enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting creditors' rights generally and principles of equity.

     4.6 Absence of Undisclosed Liabilities. Except as and to the extent reflected or reserved against in TBC Financial Statements or disclosed in
Schedule 4.6 to TBC Disclosure Schedule, TBC has no material liabilities or obligations whether accrued, absolute, contingent or otherwise, including, governmental charges or lawsuits, or any tax liabilities due or to become due and whether (i) incurred in respect of or measured by the income of TBC for any period up to the close of business on the respective dates of the TBC Financial Statements, or (ii) arising out of transactions entered into, or any state of facts existing, prior thereto. TBC has no liabilities or obligations, either accrued or contingent, which are material to TBC and which have not been either (i) reflected or disclosed in the audited financial statements of TBC for the December 31, 1997, and provided to the Company in writing; or (ii) incurred subsequent to September 30, 1998, in the ordinary course of business.

     4.7 Absence of Certain Changes or Events.  Except as set forth on Schedule
4.7 to TBC Disclosure Schedule, since September 30, 1998, there has not been:

          (a) any material adverse change in the condition (financial or otherwise), of the assets, liabilities or business of TBC;

          (b) any material adverse change in the character of the assets or liabilities of TBC;

          (c) any capital improvements, except for ordinary maintenance and repairs, or any purchase of property by TBC at a cost in excess of $25,000 other than supplies in the ordinary course of business;

          (d) any physical damage, destruction or loss not covered by insurance exceeding $25,000 in value or affecting in a material and adverse way the property, assets, business or prospects of TBC;

          (e) any material change in the accounting methods or practices of TBC unless required by law, regulation, GAAP or RAP, as the case may be;

          (f) any material change in the capital structure of TBC;

          (g) any loss incurred or determined to be probable for TBC as a result of environmental problems which has or would be expected to have a material adverse effect on the financial position of TBC; or

          (h) any increase in the compensation payable or to become payable by TBC to any officer or employee or any bonus, except bonuses accrued and reflected on the TBC Financial Statements, percentage compensation, service award or other like benefit, granted, made or accrued or credited to any officer or employee or any pension, retirement, or deferred compensation payment agreed to, other than in accordance with preexisting plans or normal and customary annual salary reviews and adjustments and promotional increases.

     4.8 Tax Matters. TBC has filed all federal, state, municipal and local income, excise, property, special district, sales, transfer and other tax returns and reports of information statements that are required to be filed and have paid all taxes that have become due pursuant to such returns or pursuant to any assessment that has become payable. The returns filed by TBC have been and will be accurately and properly prepared. To the extent that any tax liability or assessment has accrued, but has not yet become payable or has been proposed for assessment or determination but remains unpaid, the same has been reflected as a liability on the books and records of TBC and TBC Financial Statements subject to normal year-end adjustments. Since September 30, 1998, TBC has not incurred any liability with respect to any such taxes except for normal taxes incurred in the ordinary and regular course of its business. TBC has not executed or filed with the Internal Revenue Service or any other taxing authority any agreement extending the period for assessment or collection of any income taxes. There are no examinations, reviews, audits or investigations of any tax return or report of TBC that is presently pending or threatened, and TBC is not a party to any pending action or proceeding by any governmental authority for assessment or collection of income taxes.

     4.9 Title to Properties; Absence of Liens and Encumbrances, Leases Enforceable.

          (a) Except as to property indicated in Schedule 4.9 to TBC Disclosure Schedule as being leased or mortgaged, TBC has good and marketable title to its assets, real and personal (including those reflected in TBC Financial Statements, except for loans and investments as thereafter sold or otherwise disposed of in the ordinary course of business and for adequate consideration), free and clear of all material mortgages, pledges, liens, charges and encumbrances, except (A) investment securities that are pledged to secure the deposit of public monies, FHLB advances or monies under the control of any court, (B) the lien of taxes not yet due and payable or being contested in good faith by appropriate proceedings, and (C) such imperfections of title and encumbrances, if any, and such liens, if any, incidental to the conduct of TBC's business or the ownership of its assets as are not material in amount and do not affect the value of, or interfere with the present use of, TBC's assets or otherwise materially impair its operations.

          (b) To the best knowledge of TBC, the structures and equipment owned or used by TBC comply with applicable laws, regulations and ordinances or if not in compliance, such noncompliance does not give rise to a material adverse effect and are in good operating condition, subject to ordinary wear and tear.

          (c) The real property, if any, leased by TBC is held by it under valid and enforceable leases. TBC is not in material default under any such leases.

     4.10 Legal Proceedings. Except as set forth on Schedule 4.10 to TBC Disclosure Schedule, there are no material claims, actions, suits, proceedings or investigations pending, or to the best knowledge of TBC, threatened, by or against, or otherwise affecting TBC or its assets, business or properties, or the transactions contemplated by the Plan of Merger, or its directors, officers or employees in reference to actions taken by them in such capacity at law or in equity, or before or by any federal, state, municipal or other government department, commission, board, agency, instrumentality or authority, nor to TBC's knowledge is there any valid basis for any such action, proceeding or investigation, other than (i) claims by TBC in the ordinary course of its business for the recovery of loans or protection of its interest as a secured or unsecured creditor, and (ii) claims fully covered by insurance. To the best knowledge of TBC, TBC is in compliance in all respects with laws, ordinances, rules, regulations, orders, licenses and permits that are applicable to its business as now conducted or if not in compliance, such noncompliance does not give rise to a material adverse effect.

     4.11 No Untrue Representations. The documents furnished by TBC to the Company (the "TBC Documents"), including but not limited to TBC Disclosure Schedule and TBC Financial Statements, are true and complete copies of such documents and do not contain any untrue statement of a material fact. The TBC Disclosure Schedule does not omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. There is no fact that TBC has not disclosed in TBC Documents or otherwise to the Company in writing which materially and adversely affects the properties, business, prospects, profits or condition (financial or otherwise) of TBC or the ability of TBC to perform this Plan of Merger, except that TBC makes no representation or warranty as to the effect of general economic conditions, the condition of the financial markets, future legislation, future regulatory action or any other event or circumstance that affects financial institutions generally.

     4.12 Employee Benefit Plans.

          (a) Except as described in TBC Documents or set forth on Schedule 4.12(a) to TBC Disclosure Schedule, TBC has neither established nor maintains nor is obligated to make contributions to or under or otherwise participate in (i) any bonus or other type of incentive compensation plan, program, agreement, policy, commitment, contract or arrangement (whether or not set forth in a written document), (ii) any pension, profit-sharing, retirement or other plan, program or arrangement, or (iii) any other employee benefit plan, fund or program, including, but not limited to, those described in Section 3(3) of ERISA. All such Plans have been operated and administered in all material respects in accordance with, as applicable, ERISA, the Code, Title VII of the Civil Rights Act of 1964, as amended, the Equal Pay Act of 1967, as amended, the Age Discrimination in Employment Act of 1967, as amended, and the related rules and regulations adopted by those federal agencies responsible for the administration of such laws. No act or failure to act by TBC has resulted in a "prohibited transaction" (as defined in ERISA) with respect to the Plans that is not subject to a statutory or regulatory exception. No "reportable event" (as defined in ERISA) has occurred with respect to any of the Plans which is subject to Title IV of ERISA. TBC has not previously made, is not currently making, and is not obligated in any way to make, any contributions to any multi-employer plan within the meaning of the Multi-Employer Pension Plan Amendments Act of 1980.

          (b) Except as described in TBC Documents or set forth on Schedule 4.12(b) to TBC Disclosure Schedule, TBC is not a party to any oral or written (i) union, guild or collective bargaining agreement which agreement covers employees in the United States (nor is it aware of any union organizing activity currently being conducted in respect to any of its employees), (ii) agreement with any executive officer or other key employee the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction of the nature contemplated by this Plan of Merger and which provides for the payment of in excess of $25,000, or (iii) agreement or plan, including any stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Plan of Merger or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Plan of Merger.

     4.13 Environmental Protection.

          (a) None of the assets of TBC (defined for purposes of this subsection as the real property and tangible personal property owned or leased by TBC as of the date of this Plan of Merger and as of the Effective Time) contain any Hazardous Materials, other than in Incidental Quantities.

          (b) No notice or other communication has been received from any governmental agency having jurisdiction over TBC or to their best knowledge from any other person, with respect to any alleged violation by TBC of any federal, state or local laws, rules, regulations, ordinances and codes governing Hazardous Materials and which are applicable to the assets of TBC.

          (c) All Hazardous Materials which have been remediated from any assets of TBC prior to or during their ownership by TBC have been handled in compliance with all applicable laws.

          (d) To TBC's best knowledge, no collateral securing any loan made by TBC, as of the date of this Plan of Merger and as of the Effective Time, contains any Hazardous Materials, other than in Incidental Quantities.

     4.14 Material Contract Defaults. TBC is not in default in any material respect under the terms of any outstanding material contract, agreement, lease or other commitment, which would have a material adverse effect on the business, operations, properties or assets, or the condition, financial or otherwise, of TBC or under its certificate of incorporation or bylaws and no event has occurred which, with notice or lapse of time, or both, may be or become a material default of any such contract, agreement, lease or other commitment or under the certificate of incorporation or bylaws of TBC.

     4.15 Brokers and Finders. Neither TBC nor any of its officers, directors or employees have employed any broker or finder or incurred any liability for any financial advisory, brokerage or finders fees or commissions and no broker or finder has acted directly or indirectly for TBC in connection with this Plan of Merger or the transactions contemplated hereby.

     4.16 Year 2000 Compliance. Except as set forth on Schedule 4.16 to the TBC Disclosure Schedule, each item of software, hardware, firmware, third-party software, goods with computer chips and services (i) provided by TBC or its subsidiaries during the past four (4) years to any customer of TBC or its subsidiaries or any other party or (ii) used by TBC or its subsidiaries in its respective business, is and shall remain Year 2000 Compliant through the year 2000.

     Except as set forth on Schedule 4.16 to the TBC Disclosure Schedule, to the best knowledge of TBC and its subsidiaries, each of TBC's and TBC's subsidiary's vendors and customers has ensured that each item of software, hardware, firmware, third-party software, goods with computer chips, and services (a) provided by such vendor or customer during the past four (4) years to any of its respective customers or any other party or (b) used by such vendor or customer in its business, is and shall remain Year 2000 Compliant through the Year 2000. TBC and its subsidiaries have followed the procedures set forth in, and have taken and will continue to take all actions required by the Year 2000 Guidelines to ensure that all computer software owned by or licensed to TBC or its subsidiaries is fully compliant with the Year 2000 Guidelines. Neither TBC nor its subsidiaries have received a regulatory rating of less than satisfactory from any regulatory authority with respect to any review of its compliance with the Year 2000 Guidelines or the adequacy of its Year 2000 planning efforts.

     4.17 Investment Intent. TBC is (a) experienced in the evaluation of banking businesses similar to the Company, (b) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of this investment, (c) has the ability to bear the economic risks of this investment, (d) was not organized or reorganized for the specific purpose of acquiring the shares of Company Common Stock pursuant to this Plan of Merger and
(e) has been afforded the opportunity to ask questions of, and to receive answers from, the Company and to obtain any additional information, to the extent the Company possesses such information or could have acquired it without reasonable effort or expense, necessary for TBC to make an informed decision with respect to the purchase of the shares of Company Common Stock. TBC acknowledges that it is not acting on the basis of any representations or warranties made by or on behalf of the Company or the Subsidiary other than those contained in this Plan of Merger.

     4.18 Consents and Approvals.  Except for regulatory approvals disclosed on
Schedule 4.18 to the TBC Disclosure Schedule, no approval, consent, order or authorization of, or registration, declaration or filing with, any governmental authority or other third party is required on the part of TBC in connection with the execution, delivery or performance of this Plan of Merger or the agreements contemplated hereby or the consummation by TBC of the transactions contemplated hereby or thereby. TBC is not aware of any matters that would prevent TBC from obtaining all necessary approvals (including SEC approval and all required regulatory approvals) on a timely basis.

SECTION 5.  ACCESS TO INFORMATION CONCERNING PROPERTIES AND RECORDS.

     5.1 Access to Information. The Company will give to TBC and to its counsel, accountants and other representatives ("advisors"), upon reasonable notice, during normal business hours throughout the period prior to the Closing Date, full access to its books, records, customer and loan files, contracts and commitments. Any investigation conducted by TBC or its advisors pursuant to this
Section 5.1 shall be conducted in a manner that is the least disruptive to the Company's business. For the period prior to the Effective Time, the Company shall deliver to TBC such statements, schedules and reports concerning the business, operations and financial condition of the Company as are regularly provided to its Board of Directors at such times as they are regularly supplied to its Board of Directors.

     5.2 Return of Records. If the transactions contemplated hereby are not consummated and this Plan of Merger terminates, each party agrees to promptly return all documents, contracts, records, properties analyses, abstracts and any related notes of the other party and all copies thereof furnished pursuant to this Section 5 or otherwise. All information disclosed by any party or any affiliate or representative of any party shall be deemed to be "Confidential Information" as defined by that certain Confidentiality Agreement, dated January 20, 1999, by and between TBC and the Company.

     5.3 Effect of Access.

          (a) Nothing contained in this Section 5 shall be deemed to create any duty or responsibility on the part of either party to investigate or evaluate the value, validity or enforceability of any contract, lease or other asset included in the assets of the other party.

          (b) With respect to matters as to which any party has made express representations or warranties herein, the parties shall be entitled to rely upon such express representations and warranties irrespective of any investigations made by such parties, except to the extent that such investigations result in actual knowledge of the inaccuracy or falsehood of particular representations and warranties.

SECTION 6.  COVENANTS.

     6.1 Preservation of Business. From the date of this Agreement, the Company will use its best efforts to preserve the business organization of the Company intact, to keep available to the Surviving Corporation the services of the present employees of the Company, and to preserve for the Surviving Corporation the goodwill of the suppliers, customers, depositors and others having business relations with the Company.

     6.2 Material Transactions. Until the Effective Time or the earlier termination of this Plan of Merger, and except as contemplated by this Plan of Merger or disclosed in the Disclosure Schedules or as consented to or otherwise approved by TBC in writing, which consent or approval will not be unreasonably withheld:

          (a) the business of the Company shall be conducted only in the ordinary course, and the Company will not encumber any asset or enter into any transaction or make any contract or commitment relating to its properties, assets and businesses, other than in the ordinary course of business or as otherwise disclosed herein;

          (b) no change shall be made in the articles of incorporation or bylaws of the Company;

          (c) except as provided in the Company's Disclosure Schedule, no change shall be made in the number of shares of capital stock of the Company issued and outstanding, nor shall any option, warrant, call, convertible security, commitment or other right be granted or made by the Company relating to its authorized or issued capital stock;

          (d) except in the ordinary course of business as previously conducted, no purchase order, contract or commitment (other than deposits, loan commitments and investments or the sale of other real estate owned in the ordinary course of business of the Company shall be entered into by or on behalf of the Company extending for more than one year or involving payment by the Company, as the case may be, of more than $25,000 in any one contract or related series of contracts or otherwise materially affecting its business;

          (e) no employment agreement or other agreement will be entered into with any employee of the Company and no employee's salary or benefits will be increased except for normal annual increases as agreed to in writing, and no employee benefit plan will be modified or amended except as required by law;

          (f) the Company will comply in all material respects with all laws applicable to it and to the conduct of its business, if failure to comply could have a material adverse effect upon its business;

          (g) no dividends shall be paid, or distributions made, with respect to the Company Common Stock;

          (h) no loan in excess of $100,000 will be made by the Company without providing TBC with all relevant documents related thereto and giving TBC a reasonable opportunity to review such loan and comment thereon;

          (i) no security owned by the Company will be sold and no new securities will be purchased, other than securities of a type and duration as the Company has previously purchased under its investment policy, without the approval of TBC;

          (j) the obligations under all employment, severance or other agreements between the Company and its respective employees related to the termination of such agreements shall not be in excess of the amounts described in the employment agreements attached to the Company Disclosure Schedule; and

          (k) the Company shall not take any action of a character as described in Section 3.7(a) to 3.7(h), inclusive.

     6.3 Intentionally Omitted.

     6.4 The Subsidiary Shareholder Meeting. The Subsidiary shall take all action necessary in accordance with applicable law and its articles of incorporation and bylaws to (i) call, give notice of, convene and hold a meeting of its shareholders (the "Subsidiary Special Meeting"), or (ii) obtain the written consent of its shareholders for the purpose of approving and adopting this Plan of Merger, the Merger and the transactions contemplated thereby. In connection therewith, the Subsidiary shall mail to all shareholders of record entitled to vote at the Subsidiary Special Meeting the Proxy Statement, as defined in Section 6.8 hereof, which shall indicate that the Board of Directors of the Subsidiary has, by resolution, approved the Merger on the terms and subject to the conditions set forth in this Plan of Merger and, if consistent with the fiduciary duty of the directors to the Subsidiary and the shareholders, recommends to the shareholders that they vote in favor of adopting and approving the Merger and the Plan of Merger. Subject to applicable laws and the fiduciary duties of its directors, the Subsidiary shall use reasonable efforts to solicit from its shareholders proxies in favor of such adoption and approval and shall take all other reasonable action necessary or helpful to secure a favorable vote of its shareholders.

     6.5 The Company Shareholder Meeting. The Company shall take all action necessary in accordance with applicable law and its articles of incorporation and bylaws to call, give notice of, convene and hold a meeting of its shareholders (the "Company Special Meeting" and collectively with the Subsidiary Special Meeting, the "Special Meetings") for the purpose of approving and adopting this Plan of Merger, the Merger and the transactions contemplated thereby. In connection therewith, the Company shall mail to all shareholders of record entitled to vote at the Company Special Meeting the Proxy Statement, as defined in Section 6.9 hereof, which shall indicate that the Board of Directors of the Company has, by resolution, approved the Merger on the terms and subject to the conditions set forth in this Plan of Merger and, if consistent with the fiduciary duty of the directors to the Company and the shareholders, recommends to the shareholders that they vote in favor of adopting and approving the Merger and the Plan of Merger. Subject to applicable laws and the fiduciary duties of its directors, the Company shall use reasonable efforts to solicit from its share holders proxies in favor of such adoption and approval and shall take all other reasonable action necessary or helpful to secure a favorable vote of its shareholders.

     6.6 Affiliate's Letters. The Company and TBC shall use their respective best efforts to obtain and deliver to one another prior to the Special Meetings a signed letter in the form attached hereto as Exhibit 6.6 from each of their respective officers, directors or shareholders who may be deemed an "affiliate" of the Company or TBC, as appropriate within the meaning of such term as used in Rule 145 under the Securities Act.

     6.7 Accounting Methods. Neither the Company nor TBC shall change, in any material respect, its methods of accounting in effect at its most recent fiscal year end, except as required by changes in GAAP or RAP, as the case may be, if applicable, as concurred by such party's independent accountants.

     6.8 Approvals of Regulatory Authorities. The Company will cooperate with TBC and TBC will cooperate with the Company in the preparation and the filing by TBC and the Subsidiary of such applications to the Board of Governors of the Federal Reserve System (the "Fed"), the FDIC, the Florida Banking Department, and other regulatory authorities as may be necessary to obtain all governmental approvals requisite to the consummation of the Merger. As soon as practicable, but in no event later than 30 days after execution of the Plan of Merger, TBC and the Subsidiary shall file applications with the proper regulatory authorities for approval of the Merger and shall thereafter take all action to obtain the approval of such regulatory authorities. All of the representations contained in the applications filed by TBC and the Subsidiary with regulators with or on behalf of the Company, will be, at the time they are made, accurate in all material respects, except TBC makes no representation or warranty as to matters contained therein that are based on information provided by the Company and the Company makes no representation or warranty as to matters contained therein that are based on information provided by TBC. All filings, requests for approval or other submissions for any regulatory approval, and all public notices associated with such filings, shall be made available for review by the Company sufficiently prior to filing to enable the Company to comment thereon.

     6.9 Registration Statement.

          (a) TBC shall prepare and file with the Securities and Exchange Commission (the "SEC") and any other applicable regulatory bodies, as soon as reasonably practicable, a Registration Statement on Form S-4 with respect to the shares of TBC Common Stock to be issued in the Merger (the "Registration Statement") and will otherwise proceed promptly to satisfy the requirements of the Securities Act of 1933 (the "Securities Act") including Rule 145 thereunder. Such Registration Statement shall contain a proxy statement of the Company (the "Proxy Statement"), prepared by the Company and subject to review and comments by TBC, containing information required by the Securities Exchange Act of 1934 (the "Exchange Act"). Prior to the filing, TBC shall provide the Company with a draft of the Registration Statement and allow the Company sufficient time to review and comment on the same. TBC shall take all reasonable steps necessary to cause the Registration Statement to be declared effective and to maintain such effectiveness until all of the shares of TBC Common Stock covered thereby have been distributed. TBC shall promptly amend or supplement the Registration Statement to the extent necessary in order to make the statements therein not misleading or to correct any statements which have become false or misleading. TBC shall use its reasonable best efforts to have the Registration

     Statement declared effective by the SEC under the provisions of the Securities Act and the Exchange Act. TBC shall provide the Company with copies of all filings made pursuant to this Section 6.8 and shall consult with the Company on responses to any comments made by the staff of the SEC with respect thereto.

          (b) The information specifically designated as being supplied by the Company for inclusion or incorporation by reference in the Registration Statement shall not, at the time the Registration Statement is declared effective, at the time the Proxy Statement is first mailed to holders of the Company Common Stock, at the time of the Special Meetings and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, not misleading. The information specifically designated as being supplied by the Company for inclusion or incorporation by reference in the Proxy Statement shall not, at the date the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to holders of the Company Common Stock, at the time of the Special Meetings and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event or circumstance relating to the Company or its officers or directors should be discovered by the Company which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement, the Company shall promptly inform TBC. All documents, if any, that the Company is responsible for filing with the SEC in connection with the transactions contemplated hereby will comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the Exchange Act and the rules and regulations thereunder.

          (c) The information specifically designated as being supplied by TBC for inclusion or incorporation by reference in the Registration Statement shall not, at the time the Registration Statement is declared effective, at the time the Proxy Statement is first mailed to holders of the Company Common Stock, at the time of the Special Meetings and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, not misleading. The information specifically designated as being supplied by TBC for inclusion or incorporation by reference in the Proxy Statement in connection with the Special Meetings shall not, at the date the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to holders of the Company Common Stock, at the time of the Special Meetings or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, not misleading. If at any time prior to the Effective Time any event or circumstance relating to TBC or its officers or directors, should be discovered by TBC which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement, TBC should promptly inform the Company and shall promptly file such amendment to the Registration Statement. All documents that TBC is responsible for filing with the SEC in connection with the transactions contemplated herein will comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the Exchange Act and the rules and regulations thereunder.

          (d) Prior to the Closing Date, TBC shall use its best efforts to cause the shares of TBC Common Stock to be issued in the Merger to be registered or qualified under all applicable securities or Blue Sky laws of each of the states and territories of the United States, and to take any other actions which may be necessary to enable TBC Common Stock to be issued in the Merger to be distributed in each such jurisdiction.

          (e) Prior to the Closing Date, TBC shall file a notification form for listing of additional shares (the "Listing Form") with Nasdaq relating to shares of TBC Common Stock to be issued in connection with the Merger, and shall use reasonable good faith efforts to cause such shares of TBC Common Stock to be approved for listing on Nasdaq prior to the Closing Date.

          (f) The Company shall furnish all information to TBC with respect to the Company and its subsidiaries as TBC may reasonably request for inclusion in the Registration Statement, the Proxy Statement and the Listing Form, and shall otherwise cooperate with TBC in the preparation and filing of such documents.

     6.10 Due Diligence. The Company and TBC shall each deliver by the Closing Date all opinions, certificates and other documents required to be delivered by it.

     6.11 Status Reports. The Company and TBC shall advise one another from time to time regarding the applications for regulatory approval of the Merger and provide one another copies of all comments, correspondence and approvals to or from regulators in connection with the applications, and give one another copies of all regulatory approvals referred to in this Plan of Merger.

     6.12 Pooling and Tax-Free Reorganization Treatment. Unless required by law, neither the Company nor TBC shall take or cause to be taken any action, whether on or before the Effective Time, which would disqualify the Merger as a "pooling of interests" for accounting purposes or as a "reorganization" within the meaning of Section 368(a) of the Code.

     6.13 Other Actions. Unless required by law, neither the Company nor TBC shall knowingly or intentionally take any action, or omit to take any action, if such action or omission would, or reasonably might be expected to, result in any of its representations and warranties set forth herein being or becoming untrue in any material respect, or in any of the conditions to the Merger set forth in this Plan of Merger not being satisfied, or (unless such action is required by applicable law) which would materially adversely affect the ability of TBC or the Company to obtain any consents or approvals required for the consummation of the Merger without imposition of a condition or restriction which would have a material adverse effect on the Surviving Corporation or which would otherwise materially impair the ability of TBC or the Company to consummate the Merger in accordance with the terms of the Plan of Merger or materially delay such consummation.

     6.14 Notice of Subsequent Events. Each party hereto shall notify the other parties of any changes, additions or events which would cause any material change in or material addition to any schedule to the Disclosure Schedule delivered by the notifying party under this Plan of Merger, promptly after the occurrence of the same. If the effect of such change or addition would, individually or in the aggregate with the effect of changes or additions previously disclosed pursuant to this Section 6.14, constitute a material adverse effect on the notifying party, the non-notifying party may, within ten
(10) days after receipt of such notice, elect to terminate this Plan of Merger. If the non-notifying party does not give written notice of such termination within such 10-day period, the non-notifying party shall be deemed to have consented to such change and shall not be entitled to terminate this Plan of Merger by reason thereof.

     6.15 Public Disclosures. TBC and the Company will consult with each other before issuing any press release or otherwise making any public statement with respect to the transactions contemplated by this Plan of Merger, and shall not issue any such press release or make any such public statement prior to such consultation except as may be required by applicable law or requirements of Nasdaq. The parties shall issue a joint press release or simultaneous separate press releases, mutually acceptable to TBC and the Company, promptly upon execution and delivery of this Plan of Merger.

     6.16 No Solicitations. Neither the Company nor any of its officers and directors will, and the Company shall direct and use its best efforts to cause its employees, agents and representatives not to, during the period beginning on the date hereof and ending on the first to occur of (a) the Effective Time or
(b) the termination of this Plan of Merger, (i) sell or arrange for sale of any the Company Common Stock, other than as required by the Company employee stock purchase or option plan; (ii) negotiate, solicit or encourage or authorize any person to solicit from any third party any proposals relating to the merger or consolidation of the Company, disposition of a substantial portion of the business or assets of the Company or the acquisition of the capital stock of the Company; or (iii) except to the extent legally required for the discharge by the board of directors of its fiduciary duties, make any information concerning the Company available to any person for the purpose of affecting or causing a merger, consolidation or disposition of the Company or its assets or common stock.

     6.17 Cooperation.

          (a) TBC and the Company shall together, or pursuant to an allocation of responsibility agreed to between them, (i) cooperate with one another in determining whether any filings are required to be made or consents are required to be obtained in any jurisdiction prior to the Effective Time in connection with the consummation of the transactions contemplated hereby; and cooperate in making any such filings promptly and in seeking to obtain timely any such consents, (ii) use their respective best efforts to cause to be lifted any injunction prohibiting the Merger, or any part thereof, or the other transactions contemplated hereby, and (iii) furnish to one another and to one another's counsel all such information as may be required to effect the foregoing actions.

          (b) Subject to the terms and conditions herein provided, and unless this Plan of Merger shall have been validly terminated as provided herein, each of TBC and the Company shall use all reasonable efforts (i) to take, or cause to be taken, all actions necessary to comply promptly with all legal requirements which may be imposed on such party (or any subsidiaries or affiliates of such party) with respect to the Plan of Merger and to consummate the transactions contemplated hereby and (ii) to obtain (and to cooperate with the other party to obtain) any consent, authorization, order or approval of, or any exemption by, any governmental entity and/or any other public or private third party which is required to be obtained or made by such party or any of its subsidiaries or affiliates in connection with this Plan of Merger and the transactions contemplated hereby. Each of TBC and the Company will promptly cooperate with and furnish information to the other in connection with any such burden suffered by, or requirement imposed upon, either of them or any of their subsidiaries or affiliates in connection with the foregoing. The parties shall, as of and upon the Closing Date and if earlier required by Section 6.14, prepare and deliver to each other updated Disclosure Schedules as are necessary or appropriate to assure the accuracy and completeness thereof; provided that the furnishing of any such supplement shall not modify, limit, or otherwise affect any representations or warranties of a party contained in this Agreement or any right of a party to terminate this Agreement.

     6.18 Officers' and Directors' Liability Insurance. The Surviving Corporation shall maintain in effect for not less than four years after the Effective Time the Company's current policy of directors' and officers' liability insurance for the benefit of the individuals who, at or before the Effective Time, were directors or officers of the Company with respect to matters occurring prior to the Effective Time; provided, however, that (i) the Surviving Corporation may substitute therefor policies of at least the same coverage containing terms and conditions which are no less advantageous to the covered officers and directors and (ii) the Surviving Corporation shall not be required to pay an annual premium for such insurance in excess of the last annual premium paid prior to the date hereof, but in the event such premium shall exceed such amount shall purchase as much coverage as possible for such amount.

     6.19 Proxies from the Directors of the Company. The directors of the Company shall have granted proxies to TBC, substantially in the form of Exhibit 6.19, as of the date of this Plan of Merger, to vote the shares of the Company owned by such directors in favor of the Merger and such proxies shall remain valid and in effect until the Effective Time.

     6.20 Due Diligence of the Company Financial Advisor. TBC shall cooperate with Sheshunoff and provide Sheshunoff with any information reasonably necessary in order for Sheshunoff to render an opinion regarding the fairness of the Merger.

     6.21 Section 16 Exemption. Prior to the Effective Time, the Board of Directors, or a committee thereof, of the Company shall have approved the disposition of Company Common Stock as being exempt under Rule 16b-3 of the Exchange Act if the disposition occurs simultaneously with or immediately before the Merger. The Board of Directors of TBC shall approve the Rule 16b-3 exemption of the acquisition of TBC Common Stock in the Merger.

     6.22 TBC Employees. Any employees of the Company who are employed after the Effective Time by TBC shall be employees-at-will (except to the extent that such employees are parties to contracts providing for other employment terms, in which case such employees shall be retained in accordance with the terms of such contracts) and TBC shall provide such employees with the same customary employee benefits as TBC provides its existing employees, or reasonably equivalent benefits. For the purpose of computing such benefits, any employee of the Company retained by TBC shall receive credit for the time he was employed by the Company though nothing herein shall entitle such employees to greater benefits than those customarily given to the existing employees of TBC. Nothing herein shall create any right to employment for the employees of the Company.

     6.23 Restructuring the Merger. If the parties mutually determine that a forward subsidiary merger would adversely affect the ability of the parties to consummate the Merger and that a reverse subsidiary merger, or other equivalent structure, would not, the Merger will be restructured in the form of a reverse subsidiary merger of the Subsidiary into the Company, with the Company being the Surviving Corporation, or otherwise as mutually agreed upon by the parties. In such event, this Plan of Merger shall be appropriately modified to reflect such form of merger, or other equivalent structure, though no change shall be made to the Merger Consideration as a result of any such restructuring unless mutually agreed upon by the parties.

     6.24 Disclosure Schedules. TBC and the Company will deliver the TBC Disclosure Schedule and the Company Disclosure Schedule, as the case may be, to each other within ten business days of the date of this Plan of Merger. TBC and the Company shall then have five business days to notify the other party of any objections or exceptions taken to such other party's Disclosure Schedule. If any reasonable objection or exception cannot be cured within ten (10) business days of receipt of notice of objection or exception by the disclosing party, the notifying party may elect to terminate this Plan of Merger, without liability to either party, or its respective officers, directors, employees or agents.

SECTION 7.  CONDITIONS.

     7.1 Mutual Conditions. The respective obligations of the Company, the Subsidiary and TBC under this Plan of Merger are subject to and conditioned upon the satisfaction, prior to the Closing Date, of each of the following conditions except as both the Company, the Subsidiary and TBC may waive in writing:

          (a) Registration Statement. The Registration Statement shall have been declared effective by the SEC and no stop order shall be in effect, and all applicable federal securities or state blue sky laws shall have been complied with or an exemption thereunder shall be available.

          (b) Listing of TBC Common Stock. The shares of TBC Common Stock to be issued in connection with the Merger shall have been approved for listing by Nasdaq.

          (c) No Litigation. No suit, action, claim or other proceeding shall have been threatened or pending before any court, administrative or governmental agency which, in the reasonable opinion of the Company or TBC, presents a significant risk of restraint or prohibition of the transactions contemplated hereby or the attainment of material damages or other relief against the Company or its shareholders or TBC or its stockholders in connection therewith.

          (d) Shareholder Approval. The holders of a majority of the outstanding shares of the Company Common Stock and of the Subsidiary Common Stock shall have approved the adoption of the Plan of Merger and any other matters submitted to them pursuant to Sections 6.4 and 6.5 hereof.

          (e) Approvals. Receipt of all authorizations, approvals and/or consents of any third parties as well as the expiration of applicable waiting periods, including federal or state governmental and/or regulatory bodies and officials (including the Florida Banking Department and the FDIC), necessary for the consummation of this Plan of Merger and for the continuation in all material respects of the business of TBC and the Company, without interruption after the Effective Time, in substantially the manner in which such business is now conducted shall have been received, and no such authorizations or approvals shall contain any conditions or restrictions that the Company or TBC reasonably believes will materially restrict or limit the business or activities of the Surviving Corporation subsequent to the Merger, or have a material adverse effect on their businesses, operations or financial conditions taken as a whole.

          (f) Dissenter's Rights. Holders of not more than ten percent (10%) of the outstanding shares of the Company Common Stock shall have voted against approval of, and given notice in writing to the Company at or prior to the Company shareholders' meeting that he or she dissents from, the transactions contemplated by the Plan of Merger.

          (g) Share Exchange. The outstanding shares of common stock of the Subsidiary not owned by C&L shall have been exchanged for shares of TBC Common Stock pursuant to the Share Exchange Agreement prior to the Merger.

     7.2 Conditions in Favor of the Company. All obligations of the Company under this Plan of Merger are subject to and conditioned upon the satisfaction, prior to the Closing Date, of each of the following conditions except as the Company may waive in writing:

          (a) Material Adverse Change. Since the date of this Plan of Merger, there have been no material adverse changes, occurrences or developments in the business of TBC that have, or would be expected to have, a material adverse effect on the business, operations or financial condition of TBC, and the Company shall not have discovered any fact or circumstance not disclosed by TBC prior to the date of this Plan of Merger that has resulted in, or could reasonably be expected to result in, a material adverse effect on the business, operations or financial condition of TBC.

          (b) Representations, Warranties and Agreements. Each representation and warranty of TBC contained in this Plan of Merger or in any certificates, schedules or other agreements delivered pursuant hereto or in connection with the transactions contemplated hereby, that is qualified as to materiality shall be true and correct, and each representation and warranty that is not so qualified shall be true and correct in all material respects, as of the date of the Plan of Merger and at the Closing Date as if then made, except to the extent that any such representation and warranty expressly relates to an earlier date (in which case any such representation and warranty that is qualified as to materiality shall be true and correct, and any such representation that is not so qualified shall be true and correct in all material respects, as of such earlier date). TBC shall have performed and complied with all covenants, agreements and conditions required by this Plan of Merger to be performed or complied with in all material respects by them, or either of them, prior to or at the Closing Date.

          (c) Officers' Certificate. The Company shall have received a certificate in form and content satisfactory to the Company from the appropriate officers of TBC, dated as of the Closing Date, to the effect that the representations and warranties made herein by TBC on the date hereof and on the Closing Date are true and correct as set forth in Section 4 and that TBC has per formed the covenants, obligations and agreements undertaken by it herein in all material respects.

          (d) Secretary's Certificate. The Company shall have received in form and content satisfactory to it a certificate of the Secretary or an Assistant Secretary of TBC to the effect that all necessary approvals of Plan of Merger and the Merger by the Board of Directors and shareholders of TBC were obtained at meetings duly called for such purposes and as to the incumbency of all corporate officers of TBC at all relevant times.

          (e) Legal Opinion. The Company shall have received an opinion of Haskell Slaughter & Young, L.L.C., legal counsel for TBC, substantially in the form attached hereto as Exhibit 7.2(e). Such opinion shall be subject to reasonable and customary qualifications. In addition, counsel may rely on representations and certificates of officers and directors of TBC and certificates of public officials.

          (f) Federal Tax Opinion. An opinion of Jenkens & Gilchrist, P.C. shall have been received by the Company to the effect that for federal income tax purposes the Merger will constitute a reorganization within the meaning of section 368(a) of the Internal Revenue Code, which opinion may be based upon representations of officers of the Company reasonably satisfactory in form and substance to such counsel.

          (g) Accountant's Letter. The Company shall have received from Ernst & Young LLP a letter dated as of the date of the mailing of the Proxy Statement and the Closing Date, in form and substance reasonably satisfactory to the Company and customary in scope and substance for letters delivered by independent public accountants in connection with pooling of interests transactions similar to the Merger.

          (h) Proper Actions and Documentation. All actions required to be taken by TBC in connection with the transactions contemplated by this Plan of Merger shall have been taken, and all documents incidental thereto shall be in a form and substance reasonably satisfactory to the Company, and the Company shall have received copies of all documents that it may have reasonably requested in connection with such transactions.

          (i) Opinion of Financial Advisor. The Board of Directors of the Company shall have received an opinion from Sheshunoff by March 5, 1999, and as of the most reasonably practicable date closest and prior to the mailing of the definitive proxy materials to the effect that, as of March 5, 1999, and as of the most reasonably practicable date closest and prior to the mailing of the definitive proxy materials, respectively, the Merger Consideration is fair to the holders of Company Common Stock from a financial point of view. A written copy of such opinion shall be delivered to the Company and TBC prior to the date on which the definitive proxy materials are filed with the SEC.

          (j) Acquisition of C&L Bank of Blountstown. The Merger shall occur simultaneously with and be conditioned on TBC's acquisition of C&L Banking Corporation.

     7.3 Conditions in Favor of TBC and the Subsidiary. All obligations of TBC under this Plan of Merger are subject to and shall be conditioned upon the satisfaction, prior to or on the Closing Date, of each of the following conditions except as TBC may waive such conditions in writing:

          (a) Material Adverse Change. Since the date of this Plan of Merger there have been no material adverse changes, occurrences or developments in the business of the Company that have, or would be expected to have, a material adverse effect on the business, operations or financial condition of the Company, and TBC shall not have discovered any fact or circumstance not disclosed by the Company prior to the date of this Plan of Merger that has resulted in, or could reasonably be expected to result in, a material adverse effect on the business, operations or financial condition of the Company.

          (b) Representations, Warranties and Agreements. Each representation and warranty of the Company contained in this Plan of Merger or in any certificates, schedules or other agreements delivered pursuant hereto or in connection with the transactions contemplated hereby, that is qualified as to materiality shall be true and correct, and each representation and warranty that is not so qualified shall be true and correct in all material respects, as of the date of the Plan of Merger and at the Closing Date as if then made, except to the extent that any such representation and warranty expressly relates to an earlier date (in which case any such representation and warranty that is qualified as to materiality shall be true and correct, and any such representation that is not so qualified shall be true and correct in all material respects, as of such earlier date). The Company shall have performed and complied with all covenants, agreements and conditions required by this Plan of Merger to be performed or complied with in all material respects by it prior to or at the Closing Date.

          (c) Officer's Certificate. TBC shall have received a certificate in form and content satisfactory to it from the appropriate officers of the Company, dated the Closing Date, to the effect that the representations and warranties made herein by the Company on the date hereof, and on the Closing Date, are true and correct as set forth in Section 3, and that the Company has performed the covenants, obligations and agreements undertaken by it herein in all material respects.

          (d) Secretary's Certificate. TBC shall have received in form and content satisfactory to it a certificate of the Secretary or an Assistant Secretary of the Company to the effect that all necessary approvals of the Plan of Merger and the Merger by the Board of Directors and shareholders of the Company were obtained at meetings duly called for such purposes and as to the incumbency of all corporate officers of the Company at all relevant times.

          (e) Legal Opinion. TBC shall have received an opinion of Jenkens & Gilchrist, P.C., legal counsel for the Company, substantially in the form attached as Exhibit 7.3(e). Such opinion shall be subject to reasonable and customary qualifications. In addition, such counsel may rely on representations and certificates of officers and directors of the Company and certificates of public officials.

          (f) Federal Tax Opinion. An opinion of Haskell Slaughter & Young, L.L.C. shall have been received by TBC to the effect that for federal income tax purposes the Merger will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, which opinion may be based upon representations of officers of TBC reasonably satisfactory in form and substance to such counsel.

          (g) Accountant's Letter. TBC shall have received from Ernst & Young LLP a letter dated the date of the mailing of the Proxy Statement and the Closing Date, in form and substance reasonably satisfactory to TBC and customary in scope and substance for letters delivered by independent public accountants in connection with pooling of interests transactions similar to the Merger.

          (h) Proper Actions and Documentation. All actions required to be taken by the Company by this Plan of Merger shall have been taken or satisfied in all material respects, and all documents incidental thereto shall be in a form and substance reasonably satisfactory to TBC, the Subsidiary and its counsel, and TBC and the Subsidiary shall have received copies of all documents that they may have reasonably requested in connection with such transactions.

          (i) Acquisition of C&L Bank of Blountstown. The Merger shall occur simultaneously with and be conditioned on TBC's acquisition of C&L Banking Corporation.

SECTION 8.  TERMINATION

     8.1 Termination. This Plan of Merger may be terminated and the Merger abandoned (either before or after approvals and authorizations by the shareholders of the Company, the Subsidiary and TBC contemplated hereby and without seeking further shareholder approval) at any time prior to the Effective Time only in one of the following manners:

          (a) Mutual Agreement. By mutual written consent of the parties authorized by their respective Boards of Directors at any time prior to the Effective Time.

          (b) by either the Company or TBC:

             (i) if, upon a vote at a duly held meeting of shareholders or any adjournment thereof, any required approval of the holders of shares of the Company Common Stock shall not have been obtained;

             (ii) if the Merger shall not have been consummated on or before September 30, 1999, unless the failure to consummate the Merger is the result of a willful and material breach of this Plan of Merger by the party seeking to terminate this Plan of Merger; provided, however, that the passage of such period shall be tolled for any part thereof (but not exceeding 60 days in the aggregate) during which any party shall be subject to a nonfinal order, decree, ruling or action restraining, enjoining or otherwise prohibiting the consummation of the Merger or the calling or holding of a meeting of stockholders;

             (iii) if any court of competent jurisdiction or other governmental entity shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable;

             (iv) in the event of a breach by the other party of any representation, warranty, covenant or other agreement contained in this Plan of Merger which (A) would give rise to the failure of a condition set forth in Section 7.2(a) or (b) or Section 7.3(a) or (b), as applicable, and (B) cannot be or has not been cured within 30 days after the giving of written notice to the breaching party of such breach (a "Material Breach") (provided that the terminating party is not then in Material

        Breach of any representation, warranty, covenant or other agreement contained in this Plan of Merger);

          (c) by either the Company or TBC in the event that any condition to the obligation of such party to effect the Merger set forth in Sections 7.1 or 7.2 (in the case of the Company) or Sections 7.1 or 7.3 (in the case of TBC) is not capable of being satisfied prior to the end of the period referred to in Section 8.1(b)(ii);

          (d) by TBC or the Company, if TBC's or the Company's Board of Directors shall have determined, in the exercise of its fiduciary duties under applicable law, not to recommend the Merger to the holders of TBC Common Stock or the holders of the Company Common Stock or shall have withdrawn such recommendation; or

          (e) by TBC or the Company, if the Closing Date Trading Price of TBC Common Stock is equal to or less than $10.00.

     8.2 Effect of Termination. In the event of termination of this Plan of Merger as provided in Section 8.1, this Plan of Merger shall forthwith become void and have no effect, without any liability or obligation on the part of any party, other than the provisions of Sections 6.15, 8.2 and 8.6, and except to the extent that such termination results from the willful and material breach by a party of any of its representations, warranties, covenants or other agreements set forth in this Plan of Merger. Further, in event of termination of this Plan of Merger, the Confidentiality Agreement shall remain in full force and effect.

     8.3 Amendment. This Plan of Merger may be amended by the parties at any time before or after any required approval of matters presented in connection with the Merger by the holders of shares of the Company Common Stock and TBC Common Stock; provided, however, that after any such approval, there shall be made no amendment that pursuant to Section 251(d) of the DGCL requires further approval by such stockholders without the further approval of such stockholders. This Plan of Merger may not be amended except by an instrument in writing signed on behalf of each of the parties.

     8.4 Extension; Waiver. At any time prior to the Effective Time of the Merger, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained in this Plan of Merger or in any document delivered pursuant to this Plan of Merger or (c) subject to the proviso of Section 8.3, waive compliance with any of the agreements or conditions contained in this Plan of Merger. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Plan of Merger to assert any of its rights under this Plan of Merger or otherwise shall not constitute a waiver of such rights.

     8.5 Procedure for Termination, Amendment, Extension or Waiver. A termination of this Plan of Merger pursuant to Section 8.1, an amendment of this Plan of Merger pursuant to Section 8.3, or an extension or waiver pursuant to
Section 8.4 shall, in order to be effective, require in the case of the Company or TBC, action by its Board of Directors or the duly authorized designee of the Board of Directors.

     8.6 Expenses and Damages. Each party shall pay its own expenses in connection with the Plan of Merger and the Merger. Nothing contained in Section
8.7 shall be deemed to preclude either party from seeking to recover damages which it incurs as a result of a breach by the other party of this Plan of Merger or to obtain other legal or equitable relief (including specific performance).

     8.7 No Liability Upon Proper Termination. Upon proper termination by written notice as provided in Section 8.1 of this Plan of Merger, this Plan of Merger shall be void and of no further effect, except as set forth in Section 8.2, and there shall be no liability by reason of this Plan of Merger or the termination thereof on the part of either TBC, the Company or the directors, officers, employees, agents or shareholders of any of them, and all such parties shall be released from all such liability, provided that any such termination shall not excuse a party for liability for any breach of this Agreement.

SECTION 9.  MISCELLANEOUS.

     9.1 Survival of Representations, Warranties and Covenants. Unless expressly provided otherwise, none of the respective representations, warranties, agreements and covenants of the parties in this Plan of Merger or in any instrument delivered pursuant to this Plan of Merger shall survive the Effective Time.

     9.2 Notices. Any notice, request, instruction, legal process or other instrument to be given or served hereunder by any party to another, shall be deemed given or served if in writing and delivered personally or by facsimile and overnight courier to the respective party or parties at the following addresses or at such other address as either party may advise the other in writing from time to time:

     If to TBC:

     Mr. James A. Taylor
     Chairman of the Board
       and Chief Executive Officer
     The Banc Corporation
     17 North 20th Street
     Birmingham, Alabama 35203

     With copies to:

     James A. Taylor, Jr., Esq.
     Executive Vice President, General Counsel
       and Secretary
     The Banc Corporation
     17 North 20th Street
     Birmingham, Alabama 35203

     and

     Haskell Slaughter & Young, L.L.C.
     Attn: F. Hampton McFadden, Jr., Esq.
     1200 AmSouth/Harbert Plaza
     1901 Sixth Avenue North
     Birmingham, Alabama 35203

     If to the Company:

     Mr. Jed M. Hiers
     President and Chief Executive Officer
     C&L Bank of Blountstown
     307 W. Central Avenue
     Blountstown, Florida 32424

     With copies to:

     Jenkens & Gilchrist, P.C.
     Attn: Peter G. Weinstock, Esq.
     1445 Ross Avenue
     Suite 3200
     Dallas, Texas 75202-2799

All such communications shall be deemed to have been delivered on the date of hand delivery or on the next business day following the deposit of such communications with the overnight courier.

     9.3 Employee Benefits. All employees of the Company who continue as employees of the Surviving Corporation after the Merger shall receive service credits for employment at the Company prior to the Effective Time for purposes of meeting all the eligibility requirements and all vesting requirements for all of the Surviving Corporation's benefit programs in which such employees shall become eligible to participate on or after the Effective Time, including but not limited to health, retirement, vacation and disability plans. The Surviving Corporation will waive waiting periods and pre-existing conditions limitations under its group health plan (within the meaning of Section 5000(b)(i) of the Internal Revenue Code of 1986, as amended) for those employees of the Company who continue as employees of the Surviving Corporation after the Merger and who had coverage under compatible group health plans of the Company immediately prior to the Effective Time. The Surviving Corporation shall provide the opportunity for continuation of coverage through COBRA for any former Company employee who participated as or who had a right to elect participation as a COBRA continuee under the Company's group health plans immediately prior to the Effective Time.

     9.4 Further Assurances. Each party hereby agrees to perform any further acts and to execute and deliver any documents which may be reasonably necessary to carry out the provisions of this Plan of Merger.

     9.5 "Including". The word "including", when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific terms or matters as provided immediately following the word "including" or to similar items or matters, whether or not non-limiting language (such as "without limitation", "but not limited to", or words of similar import) is used with reference to the word "including" or the similar items or matters, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadcast possible scope of the general statement, term or matter.

     9.6 "Material", "material adverse change" or "material adverse effect". "Material" means, when used in connection with one or more entities, material to the business, prospects, assets, properties, operations, results of operations or condition (financial or other) of such entity or entities and all other entities with which such entity or entities are consolidated for financial accounting purposes, taken as a whole. "Material adverse change" or "material adverse effect" means, when used in connection with one or more entities, any change, effect, event, circumstance or occurrence that has, or is reasonably likely to have, individually or in the aggregate, a material adverse impact on the business, prospects, assets, properties, operations, results of operations or condition (financial or other) of such entity or entities and all other entities with which such entity or entities are consolidated for financial accounting purposes, taken as a whole; provided, however, that "material adverse change" and "material adverse effect" shall be deemed to exclude the impact of
(i) changes in generally accepted accounting principles, (ii) the public announcement of the Merger and compliance with the provisions of this Plan of Merger, (iii) any changes resulting from any restructuring or other similar charges or write-offs taken by the Company in its consolidated financial statements with the consent of TBC, and (iv) any changes resulting from any event or circumstance affecting financial institutions generally.

     9.7 Knowledge. Whenever the term "knowledge," "best knowledge" or similar expression is used in this Plan of Merger, it shall mean knowledge of a party's respective directors and the executive officers listed on Schedule 9.7 of each party's respective Disclosure Schedule and to include the assurance that such knowledge is based upon reasonable investigation unless otherwise expressly provided.

     9.8 Waiver or Modification. Any party to this Plan of Merger may, at any time prior to the Effective Time, by action taken by its Board of Directors or officers thereunto duly authorized, waive any of the terms or conditions of this Plan of Merger or agree to an amendment or modification to this Plan of Merger by an agreement in writing executed in the same manner (but not necessarily by the same persons) as this Plan of Merger. No amendment, modification or waiver of this Plan of Merger shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Plan of Merger shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar), nor shall any waiver constitute a continuing waiver unless expressly provided. TBC's Board of Directors may authorize the amendment or supplementation of this Plan of Merger or waiver of any provision hereof or thereof, either before or after the approval of TBC's shareholders (and without seeking further shareholder approval to the extent allowed by law), so long as such amendment, supplement or waiver does not result in the reduction of the consideration given or result in an adverse tax or other effect to TBC's shareholders.

     9.9 Governing Law. This Plan of Merger shall be construed in accordance with the laws of the State of Delaware, applied without giving effect to any conflicts-of-law principles.

     9.10 Integration of Exhibits. All Exhibits attached to this Plan of Merger are integral parts of this Plan of Merger as if fully set forth herein, and all statements appearing therein shall be deemed disclosed for all purposes and not only in connection with the specific representation in which they are explicitly referenced.

     9.11 Entire Agreement. Other than the letter dated January 28, 1999, regarding provisions to the loan allowance and the Confidentiality Agreement which specifically covered the Plan of Merger, both of which are hereby incorporated by reference, this Plan of Merger contains the entire agreement between the parties hereto with respect to the transactions contemplated hereby and thereby supersedes the Letter of Intent, dated January 26, 1999, and all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the parties, and there are no warranties, representations, covenants or other agreements between the parties in connection with the subject matter hereof except as specifically set forth herein.

     9.12 Counterparts. This Plan of Merger may be executed in any number of copies, each of which shall be deemed an original, and all of which together shall be deemed one and the same instrument.

     9.13 Binding Effect. This Plan of Merger shall be binding on, and shall inure to the benefit of, the parties hereto, and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Plan of Merger. No party may assign any right or obligation hereunder without the prior written consent of the other parties.

     9.14 No Rule of Construction. The parties acknowledge that this Plan of Merger was initially prepared by TBC and that all parties have read and negotiated the language used in this Plan of Merger. The parties agree that, because all parties participated in negotiating and drafting this Plan of Merger, no rule of construction shall apply to this Plan of Merger which construes ambiguous language in favor of or against any party by reason of that party's role in drafting this Plan of Merger.

     IN WITNESS WHEREOF, pursuant to authority duly given by the respective Boards of Directors of TBC, C&L, the Subsidiary and the Company, this Plan of Merger has been signed on behalf of said corporations by their respective duly authorized officers, all on the date, month and year first written above.

                                          THE BANC CORPORATION

                                          By:      /s/ JAMES A. TAYLOR
                                            ------------------------------------
                                                      James A. Taylor
                                                   Chairman of the Board
                                                and Chief Executive Officer

                                          C&L BANKING CORPORATION

                                          By:       /s/ JED M. HIERS
                                            ------------------------------------
                                                        Jed M. Hiers
                                               President and Chief Executive
                                                           Officer

                                          C&L BANK OF BRISTOL

                                          By:       /s/ JED M. HIERS
                                            ------------------------------------
                                                        Jed M. Hiers
                                                         President

                                          C&L BANK OF BLOUNTSTOWN

                                          By:       /s/ JED M. HIERS
                                            ------------------------------------
                                                        Jed M. Hiers
                                               President and Chief Executive
                                                           Officer

                                                                         ANNEX D

         DISSENTERS' RIGHTS UNDER THE FLORIDA BUSINESS CORPORATION ACT

607.1301 DISSENTERS' RIGHTS; DEFINITIONS. The following definitions apply to sec.sec. 607.1302 and 607.1320:

     (1) "Corporation" means the issuer of the shares held by a dissenting shareholder before the corporate action or the surviving or acquiring corporation by merger or share exchange of that issuer.

     (2) "Fair value," with respect to a dissenter's shares, means the value of the shares as of the close of business on the day prior to the shareholders' authorization date, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.

     (3) "Shareholders' authorization date" means the date on which the shareholders' vote authorizing the proposed action was taken, the date on which the corporation received written consents without a meeting from the requisite number of shareholders in order to authorize the action, or, in the case of a merger pursuant to sec. 607.1104, the day prior to the date on which a copy of the plan of merger was mailed to each shareholder of record of the subsidiary corporation.

     History. sec. 118, ch. 89-154.

607.1302 RIGHT OF SHAREHOLDERS TO DISSENT.

     (1) Any shareholder of a corporation has the right to dissent from, and obtain payment of the fair value of his or her shares in the event of, any of the following corporate actions:

          (a) Consummation of a plan of merger to which the corporation is a party:

             1. If the shareholder is entitled to vote on the merger, or

             2. If the corporation is a subsidiary that is merged with its parent under sec. 607.1104, and the shareholders would have been entitled to vote on action taken, except for the applicability of sec. 607.1104.

          (b) Consummation of a sale or exchange of all, or substantially all, of the property of the corporation, other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange pursuant to sec. 607.1202, including a sale in dissolution but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within 1 year after the date of sale;

          (c) As provided in sec. 607.0902(11), the approval of a control-share acquisition;

          (d) Consummation of a plan of share exchange to which the corporation is a party as the corporation the shares of which will be acquired, if the shareholder is entitled to vote on the plan;

          (e) Any amendment of the articles of incorporation if the shareholder is entitled to vote on the amendment and if such amendment would adversely affect such shareholder by:

             1. Altering or abolishing any preemptive rights attached to any of his or her shares;

             2. Altering or abolishing the voting rights pertaining to any of his or her shares, except as such rights may be affected by the voting rights of new shares then being authorized of any existing or new class or series of shares;

             3. Effecting an exchange, cancellation, or reclassification of any of his or her shares, when such exchange, cancellation, or reclassification would alter or abolish the shareholder's voting rights or alter his or her percentage of equity in the corporation, or effecting a reduction or cancellation of accrued dividends or other arrearages in respect to such shares;

             4. Reducing the stated redemption price of any of the shareholder's redeemable shares, altering or abolishing any provision relating to any sinking fund for the redemption or purchase of any of his or her shares, or making any of his or her shares subject to redemption when they are not otherwise redeemable;

             5. Making noncumulative, in whole or in part, dividends of any of the shareholder's preferred shares which had theretofore been cumulative;

             6. Reducing the stated dividend preference of any of the shareholder's preferred shares; or

             7. Reducing any stated preferential amount payable on any of the shareholder's preferred shares upon voluntary or involuntary liquidation; or

          (f) Any corporate action taken, to the extent the articles of incorporation provide that a voting or nonvoting shareholder is entitled to dissent and obtain payment for his or her shares.

     (2) A shareholder dissenting from any amendment specified in paragraph
(1)(e) has the right to dissent only as to those of his or her shares which are adversely affected by the amendment.

     (3) A shareholder may dissent as to less than all the shares registered in his or her name. In that event, the shareholder's rights shall be determined as if the shares as to which he or she has dissented and his or her other shares were registered in the name of different shareholders.

     (4) Unless the articles of incorporation otherwise provide, this section does not apply with respect to a plan of merger or share exchange or a proposed sale or exchange of property, to the holders of shares of any class or series which, on the record date fixed to determine the shareholders entitled to vote at the meeting of shareholders at which such action is to be acted upon or to consent to any such action without a meeting, were either registered on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc., or held of record by not fewer than 2,000 shareholders.

     (5) A shareholder entitled to dissent and obtain payment for his or her shares under this section may not challenge the corporate action creating his or her entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

     History. sec.119, ch. 89-154; sec.5, ch. 94-327; sec.31, ch. 97-102.

607.1320 PROCEDURE FOR EXERCISE OF DISSENTERS' RIGHTS.

     (1)(a) If a proposed corporate action creating dissenters' rights under sec.607-1302 is submitted to a vote at a shareholders' meeting, the meeting notice shall state that shareholders are or may be entitled to assert dissenters' rights and be accompanied by a copy of sec.sec.607.1301, 607.1302, and 607.1320. A shareholder who wishes to assert dissenters' rights shall:

             1. Deliver to the corporation before the vote is taken written notice of the shareholder's intent to demand payment for his or her shares if the proposed action is effectuated; and

             2. Not vote his or her shares in favor of the proposed action. A proxy or vote against the proposed action does not constitute such a notice of intent to demand payment.

          (b) If proposed corporate action creating dissenters' rights under sec. 607.1302 is effectuated by written consent without a meeting, the corporation shall deliver a copy of sec.sec. 607.1301, 607.1302, and
     607.1320 to each shareholder simultaneously with any request for the shareholder's written consent or, if such a request is not made, within 10 days after the date the corporation received written consents without a meeting from the requisite number of shareholders necessary to authorize the action.

     (2) Within 10 days after the shareholders' authorization date, the corporation shall give written notice of such authorization or consent or adoption of the plan of merger, as the case may be, to each shareholder who filed a notice of intent to demand payment for his or her shares pursuant to paragraph (1)(a) or, in the case of action authorized by written consent, to each shareholder, excepting any who voted for, or consented in writing to, the proposed action.

     (3) Within 20 days after the giving of notice to him or her, any shareholder who elects to dissent shall file with the corporation a notice of such election, stating the shareholder's name and address, the number, classes, and series of shares as to which he or she dissents, and a demand for payment of the fair value of his or her shares. Any shareholder failing to file such election to dissent within the period set forth shall be bound by the terms of the proposed corporate action. Any shareholder filing an election to dissent shall deposit his or her certificates for certified shares with the corporation simultaneously with the filing of the election to dissent. The corporation may restrict the transfer of uncertified shares from the date the shareholder's election to dissent is filed with the corporation.

     (4) Upon filing a notice of election to dissent, the shareholder shall thereafter be entitled only to payment as provided in this section and shall not be entitled to vote or to exercise any other rights of a shareholder. A notice of election may be withdrawn in writing by the shareholder at any time before an offer is made by the corporation, as provided in subsection (5), to pay for his or her shares. After such offer, no such notice of election may be withdrawn unless the corporation consents thereto. However, the right of such shareholder to be paid the fair value of his or her shares shall cease, and the shareholder shall be reinstated to have all his or her rights as a shareholder as of the filing of his or her notice of election, including any intervening preemptive rights and the right to payment of any intervening dividend or other distribution or, if any such rights have expired or any such dividend or distribution other than in cash has been completed, in lieu thereof, at the election of the corporation, the fair value thereof in cash as determined by the board as of the time of such expiration or completion, but without prejudice otherwise to any corporate proceedings that may have been taken in the interim, if:

          (a) Such demand is withdrawn as provided in this section;

          (b) The proposed corporate action is abandoned or rescinded or the shareholders revoke the authority to effect such action;

          (c) No demand or petition for the determination of fair value by a court has been made or filed within the time provided in this section; or

          (d) A court of competent jurisdiction determines that such shareholder is not entitled to the relief provided by this section.

     (5) Within 10 days after the expiration of the period in which shareholders may file their notices of election to dissent, or within 10 days after such corporate action is effected, whichever is later (but in no case later than 90 days from the shareholders' authorization date), the corporation shall make a written offer to each dissenting shareholder who has made demand as provided in this section to pay an amount the corporation estimates to be the fair value for such shares. If the corporate action has not been consummated before the expiration of the 90-day period after the shareholders' authorization date, the offer may be made conditional upon the consummation of such action. Such notice and offer shall be accompanied by:

          (a) A balance sheet of the corporation, the shares of which the dissenting shareholder holds, as of the latest available date and not more than 12 months prior to the making of such offer; and

          (b) A profit and loss statement of such corporation for the 12-month period ended on the date of such balance sheet or, if the corporation was not in existence throughout such 12-month period, for the portion thereof during which it was in existence.

     (6) If within 30 days after the making of such offer any shareholder accepts the same, payment for his or her shares shall be made within 90 days after the making of such offer or the consummation of the proposed action, whichever is later. Upon payment of the agreed value, the dissenting shareholder shall cease to have any interest in such shares.

     (7) If the corporation fails to make such offer within the period specified therefor in subsection (5) or if it makes the offer and any dissenting shareholder or shareholders fail to accept the same within the period of 30 days thereafter, then the corporation, within 30 days after receipt of written demand from any dissenting shareholder given within 60 days after the date on which such corporate action was effected, shall, or at its election at any time within such period of 60 days may, file an action in any court of competent jurisdiction in the county in this state where the registered office of the corporation is located requesting that the fair value of such shares be determined. The court shall also determine whether each dissenting shareholder, as to whom the corporation requests the court to make such determination, is entitled to receive payment for his or her shares. If the corporation fails to institute the proceeding as herein provided, any dissenting shareholder may do so in the name of the corporation. All dissenting shareholders (whether or not residents of this state), other than shareholders who have agreed with the corporation as to the value of this shares, shall be made parties to the proceeding as an action against their shares. The corporation shall serve a copy of the initial pleading in such proceeding upon each dissenting shareholder who is a resident of this state in the manner provided by law for the service of a summons and complaint and upon each nonresident dissenting shareholder either by registered or certified mail and publication or in such other manner as is permitted by law. The jurisdiction of the court is plenary and exclusive. All shareholders who are proper parties to the proceeding are entitled to judgment against the corporation for the amount of the fair value of their shares. The court may, if it so elects, appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers shall have such power and authority as is specified in the order of their appointment or an amendment thereof. The corporation shall pay each dissenting shareholder the amount found to be due him or her within 10 days after final determination of the proceedings. Upon payment of the judgment, the dissenting shareholder shall cease to have any interest in such shares.

     (8) The judgment may, at the discretion of the court, include a fair rate of interest, to be determined by the court.

     (9) The costs and expenses of any such proceeding shall be determined by the court and shall be assessed against the corporation, but all or any part of such costs and expenses may be apportioned and assessed as the court deems equitable against any or all of the dissenting shareholders who are parties to the proceeding, to whom the corporation has made an offer to pay for the shares, if the court finds that the action of such shareholders in failing to accept such offer was arbitrary, vexatious, or not in good faith. Such expenses shall include reasonable compensation for, and reasonable expenses of, the appraisers, but shall exclude the fees and expenses of counsel for, and experts employed by, any party. If the fair value of the shares, as determined, materially exceeds the amount which the corporation offered to pay therefor or if no offer was made, the court in its discretion may award to any shareholder who is a party to the proceeding such sum as the court determines to be reasonable compensation to any attorney or expert employed by the shareholder in the proceeding.

     (10) Shares acquired by a corporation pursuant to payment of the agreed value thereof or pursuant to payment of the judgment entered therefor, as provided in this section, may be held and disposed of by such corporation as authorized but unissued shares of the corporation, except that, in the case of a merger, they may be held and disposed of as the plan of merger otherwise provides. The shares of the surviving corporation into which the shares of such dissenting shareholders would have been converted had they assented to the merger shall have the status of authorized but unissued shares of the surviving corporation.

     History. sec. 120, ch. 89-154; sec. 35, ch. 93-281; sec. 32, ch. 97-102.

                                                                         ANNEX E

               DISSENTERS' RIGHTS UNDER THE FLORIDA BANKING CODE

658.44 APPROVAL BY STOCKHOLDERS; RIGHTS OF DISSENTERS; PREEMPTIVE RIGHTS.

     (1) The department shall not issue a certificate of merger to a resulting state bank or trust company unless the plan of merger and merger agreement, as adopted by a majority of the entire board of directors of each constituent bank or trust company, and as approved by each appropriate federal regulatory agency and by the department, has been approved:

          (a) By the stockholders of each constituent national bank as provided by, and in accordance with the procedures required by, the laws of the United States applicable thereto, and

          (b) After notice as hereinafter provided, by the affirmative vote or written consent of the holders of at least a majority of the shares entitled to vote thereon of each constituent state bank or state trust company, unless any class of shares of any constituent state bank or state trust company is entitled to vote thereon as a class, in which event as to such constituent state bank or state trust company the plan of merger and merger agreement shall be approved by the stockholders upon receiving the affirmative vote or written consent of the holders of a majority of the shares of each class of shares entitled to vote thereon as a class and of the total shares entitled to vote thereon. Such vote of stockholders of a constituent state bank of state trust company shall be at an annual or special meeting of stockholders or by written consent of the stockholders without a meeting as provided in sec. 607.0704.

     Approval by the stockholders of a constituent bank or trust company of a plan of merger and merger agreement shall constitute the adoption by the stockholders of the articles of incorporation of the resulting state bank or state trust company as set forth in the plan of merger and merger agreement.

     (2) Written notice of the meeting of, or proposed written consent action by, the stockholders of each constituent state bank or state trust company shall be given to each stockholder of record, whether or not entitled to vote, and whether the meeting is an annual or a special meeting or whether the vote is to be by written consent pursuant to sec. 607.0704, and the notice shall state that the purpose or one of the purposes of the meeting, or of the proposed action by the stockholders without a meeting, is to consider the proposed plan of merger and merger agreement. Except to the extent provided otherwise with respect to stockholders of a resulting bank or trust company pursuant to subsection (7), the notice shall also state that dissenting stockholders will be entitled to payment in cash of the value of only those shares held by the stockholders:

          (a) Which at a meeting of the stockholders are voted against the approval of the plan of merger and merger agreement;

          (b) As to which, if the proposed action is to be by written consent of stockholders pursuant to s. 607.0704, such written consent is not given by the holder thereof; or

          (c) With respect to which the holder thereof has given written notice to the constituent state bank or trust company, at or prior to the meeting of the stockholders or on or prior to the date specified for action by the stockholders without a meeting pursuant to sec. 607.0704 in the notice of such proposed action, that the stockholder dissents from the plan of merger and merger agreement.

     Hereinafter in this section, the term "dissenting shares" means and includes only those shares, which may be all or less than all the shares of any class owned by a stockholder, described in paragraphs (a), (b), and (c).

     (3) On or promptly after the effective date of the merger, the resulting state bank or trust company, or a bank holding company which, as set out in the plan of merger or merger agreement, is offering shares rights, obligations, or other securities or property in exchange for shares of the constituent banks or trust companies, may fix an amount which it considers to be not more than the fair market value of the shares of a constituent bank or trust company and which it will pay to the holders of dissenting shares of that constituent bank of trust company and, if it fixes such amount, shall offer to pay such amount to the holders of all dissenting shares of that constituent bank or trust company. The amount payable pursuant to any such offer which is accepted by the holders of dissenting shares, and the amount payable to the holders of dissenting shares pursuant to an appraisal, shall constitute a debt of the resulting state bank or state trust company.

     (4) The owners of dissenting shares who have accepted an offer made pursuant to subsection (3) shall be entitled to receive the amount so offered for such shares in cash upon surrendering the stock certificates representing such shares at any time within 30 days after the effective date of the merger, and the owners of dissenting shares, the value of which is to be determined by appraisal, shall be entitled to receive the value of such shares in cash upon surrender of the stock certificates representing such shares at any time within 30 days after the value of such shares has been determined by appraisal made on or after the effective date of the merger.

     (5) The value of dissenting shares of each constituent state bank or state trust company, the owners of which have not accepted an offer for such shares made pursuant to subsection (3), shall be determined as of the effective date of the merger by three appraisers, one to be selected by the owners of at least two-thirds of such dissenting shares, one to be selected by the board of directors of the resulting state bank, and the third to be selected by the two so chosen. The value agreed upon by any two of the appraisers shall control and be final and binding on all parties. If, within 90 days from the effective date of the merger, for any reason one or more of the appraisers is not selected as herein provided, or the appraisers fail to determine the value of such dissenting shares, the department shall cause an appraisal of such dissenting shares to be made which will be final and binding on all parties. The expenses of appraisal shall be paid by the resulting state bank of trust company.

     (6) Upon the effective date of the merger, all the shares of stock of every class of each constituent bank or trust company, whether or not surrendered by the holders thereof, shall be void and deemed to be canceled, and no voting or other rights of any kind shall pertain thereto or to the holders thereof except only such rights as may be expressly provided in the plan of merger and merger agreement or expressly provided by law.

     (7) The provisions of subsection (6) and, unless agreed by all the constituent banks and trust companies and expressly provided in the plan of merger and merger agreement, subsections (3), (4), and (5) are not applicable to a resulting bank or trust company or to the shares or holders of shares of a resulting bank or trust company the cash, shares, rights, obligations, or other securities or property of which, in whole or in part, is provided in the plan of merger or merger agreement to be exchanged for the shares of the other constituent bank or trust companies.

     (8) The stock, rights, obligations, and other securities of a resulting bank or trust company may be issued as provided by the terms of the plan of merger and merger agreement, free from any preemptive rights of the holders of any of the shares of stock or of any of the rights, obligations, or other securities of such resulting bank or trust company or of any of the constituent banks or trust companies.

     (9) After approval of the plan of merger and merger agreement by the stockholders as provided in subsection (1), there shall be filed with the department, within 30 days after the time limit in s. 658.43(5), a fully executed counterpart of the plan of merger and merger agreement as so approved if it differs in any respect from any fully executed counterpart thereof theretofore filed with the department, and copies of the resolutions approving the same by the stockholders of each constituent bank or trust company, certified by the president, or chief executive officer if other than the president, and the cashier or corporate secretary of each constituent bank or trust company, respectively, with the corporate seal impressed thereon.

     History. sec. 4, ch. 28016, 1953; sec.sec. 12,35, ch. 69-106; sec. 3, ch.
76-168; sec. 1, ch. 77-457; sec.sec. 34, 151, 152, ch. 80-260; sec.sec. 2, 3,
ch. 81-318; sec. 147, ch. 83-216; sec.sec. 29, 51, ch. 84-216; sec. 1, ch.
91-307; sec.sec. 1, 127, ch. 92-303.

     Note.--Former sec. 661.05.

                                                                         ANNEX F

                             ALEX SHESHUNOFF & CO.
                               INVESTMENT BANKING

                                 April   , 1999

Board of Directors
C&L Banking Corporation
Hwy 20 & Baker Street
Bristol, Florida 32321

Members of the Board:

     You have requested us to update our oral opinion rendered on February 23, 1999 and our written opinion rendered on March 5, 1999, as to the fairness, from a financial point of view, to the holders of the outstanding shares of common stock of C&L Banking Corporation ("C&L") of the Merger Consideration to be received in the proposed merger between C&L and The Banc Corporation, Birmingham, Alabama, (the "Corporation"). It is our understanding that C&L owns
98.10 percent of the issued and outstanding shares of C&L Bank of Bristol ("Bank of Bristol"). In consideration of the Merger, the Corporation has offered to exchange $12,857,866.42 of its shares of common stock (the "Merger Consideration") for the outstanding shares of C&L common stock subject to an exchange ratio based upon the formula contained in the Merger Agreement. The shares will be exchanged pursuant to the Plan and Agreement of Merger effective as of February 25, 1999 (the "Merger Agreement"). Pursuant to the Merger Agreement, the Corporation shall cause C&L to be merged with and into the Corporation (the "Merger").

     C&L did not retain Sheshunoff to act as its financial advisor in the proposed Merger and the terms and conditions of the Merger were negotiated directly between C&L and the Corporation.

     Alex Sheshunoff & Co. Investment Banking ("Sheshunoff") is regularly engaged in the valuation of securities in connection with mergers and acquisitions, private placements, and valuations for estate, corporate and other purposes.

     In connection with our opinion, we have, among other things:

        1. Evaluated Bank of Bristol's consolidated results based upon a review of its annual financial statements for the three-year period ending December 31, 1997 and the unaudited consolidated results for the period ending December 31, 1998;

        2. Reviewed Call Report information as of December 1998 for Bank of Bristol;

        3. Conducted conversations with executive management regarding recent and projected financial performance of Bank of Bristol;

        4. Compared Bank of Bristol's recent operating results with those of certain other banks in the Southeast region of the United States which have recently been acquired;

        5. Compared Bank of Bristol's recent operating results with those of certain other banks in Florida which have recently been acquired;

        6. Compared the pricing multiples for C&L in the Merger to those of certain other banks in the Southeast region of the United States which have recently been acquired;

            98 San Jacinto boulevard Suite 1925 Austin, Texas 78701
                      Phone 512-479-8200 Fax 512-472-8953

Board of Directors
C&L Banking Corporation
April 20, 1999
Page 2

        7. Compared the pricing multiples for C&L in the Merger to those of certain other banks in Florida which have recently been acquired;

        8. Analyzed the net present value of the after-tax cash flows Bank of Bristol could produce through the year 2003, based on assumptions provided by management;

        9. Performed an affordability analysis based on the projections of earnings for the combined entity subsequent to the Merger;

        10. Reviewed the historical stock price data and trading volume of the Corporation common stock and the lack of any active market for the common stock of C&L; and

        11. Performed such other analyses as we deemed appropriate.

     We have assumed and relied upon, without independent verification, the accuracy and completeness of the information provided to us by C&L for the purposes of this opinion. In addition, where appropriate, we have relied upon publicly available information that we believe to be reliable, accurate and complete; however, we cannot guarantee the reliability, accuracy or completeness of any such publicly available information.

     We have not made an independent evaluation of the assets or liabilities of Bank of Bristol or the Corporation, nor have we been furnished with any such appraisals. We are not experts in the evaluation of loan portfolios for the purposes of assessing the adequacy of the allowance for loan and lease losses and have assumed that such allowances for each of the companies are, in the aggregate, adequate to cover such losses.

     Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. Events occurring after the date hereof could materially affect the assumptions used in preparing this opinion. The Corporation is a new entity having completed its initial public offering of securities on December 10, 1998. Because of this, there is only a limited trading history for the common stock of the Corporation and there is thus a higher than normal potential for stock price changes, both positive and negative, in the immediate future. This factor could have a material impact on a C&L shareholder's ability to sell the shares received in the Merger at the price of such shares as of the date of the closing of the transaction.

     Our opinion is limited to the fairness of the Merger Consideration, from a financial point of view, to the holders of C&L common stock. Moreover, this letter and the opinion expressed herein do not constitute a recommendation to any shareholder as to any approval of the Merger or the Merger Agreement. It is understood that this letter is for the information of the Board of Directors of C&L and may not be used for any other purpose without our prior written consent.

     Based on the foregoing and such other matters we have deemed relevant, it is our opinion, as of the date hereof, that the Merger Consideration to be received by the C&L shareholders pursuant to the Merger is fair, from a financial point of view, to the holders of C&L common stock.

                                          Very truly yours,

                                          ALEX SHESHUNOFF & CO.
                                          INVESTMENT BANKING

                                                                         ANNEX G

                             ALEX SHESHUNOFF & CO.
                               INVESTMENT BANKING

                                 April 20, 1999

Board of Directors
C&L Banking Corporation
Hwy 20 & Baker Street
Bristol, Florida 32321

Members of the Board:

     You have requested our written opinion as to the fairness, from a financial point of view, to the holders of the outstanding shares of common stock of C&L Bank of Bristol ("Bank of Bristol") of the Consideration to be received in the proposed share exchange (the "Share Exchange") between C&L Banking Corporation ("C&L"), Bank of Bristol, and The Banc Corporation, Birmingham, Alabama, (the "Corporation"). In consideration of the Share Exchange, the Corporation has offered to exchange $249,205.19 of its shares of common stock (the "Consideration") for the outstanding shares of Bristol common stock not owned by C&L subject to an exchange ratio based upon the formula contained in the Share Exchange Agreement. The shares will be exchanged pursuant to the Plan and Agreement of Merger and the Share Exchange Agreement both effective as of February 25, 1999 (the "Agreements"). Pursuant to the Agreements, the Corporation shall cause C&L to be merged with and into the Corporation (the "Merger") and the Bank of Bristol shall become a wholly-owned subsidiary of the Corporation.

     C&L did not retain Sheshunoff to act as its financial advisor in the proposed Merger and Share Exchange for itself or Bank of Bristol and the terms and conditions of the Merger were negotiated directly between C&L and the Corporation.

     Alex Sheshunoff & Co. Investment Banking ("Sheshunoff") is regularly engaged in the valuation of securities in connection with mergers and acquisitions, private placements, and valuations for estate, corporate and other purposes.

     In connection with our opinion, we have, among other things:

        1. Evaluated Bank of Bristol's consolidated results based upon a review of its annual financial statements for the three-year period ending December 31, 1997 and the unaudited consolidated results for the period ending December 31, 1998;

        2. Reviewed Call Report information as of December 1998 for Bank of Bristol;

        3. Conducted conversations with executive management regarding recent and projected financial performance of Bank of Bristol;

        4. Compared Bank of Bristol's recent operating results with those of certain other banks in the Southeast region of the United States which have recently been acquired;

        5. Compared Bank of Bristol's recent operating results with those of certain other banks in Florida which have recently been acquired;

        6. Compared the pricing multiples for Bank of Bristol in the Share Exchange to those of certain other banks in the Southeast region of the United States which have recently been acquired;

Board of Directors
C&L Banking Corporation
Page 2

        7. Compared the pricing multiples for Bank of Bristol in the Share Exchange to those of certain other banks in Florida which have recently been acquired;

        8. Analyzed the net present value of the after-tax cash flows Bank of Bristol could produce through the year 2003, based on assumptions provided by management;

        9. Performed an affordability analysis based on the projections of earnings for the combined entity subsequent to the Merger and Share Exchange;

        10. Reviewed the historical stock price data and trading volume of the Corporation common stock and the lack of any active market for the common stock of Bank of Bristol; and

        11. Performed such other analyses as we deemed appropriate.

     We have assumed and relied upon, without independent verification, the accuracy and completeness of the information provided to us by C&L for the purposes of this opinion. In addition, where appropriate, we have relied upon publicly available information that we believe to be reliable, accurate and complete; however, we cannot guarantee the reliability, accuracy or completeness of any such publicly available information.

     We have not made an independent evaluation of the assets or liabilities of Bank of Bristol or the Corporation, nor have we been furnished with any such appraisals. We are not experts in the evaluation of loan portfolios for the purposes of assessing the adequacy of the allowance for loan and lease losses and have assumed that such allowances for each of the companies are, in the aggregate, adequate to cover such losses.

     Our opinion is necessarily based on economic, market, and other conditions as in effect on, and the information made available to us as of, the date hereof. Events occurring after the date hereof could materially affect the assumptions used in preparing this opinion. The Corporation is a new entity having completed its initial public offering of securities on December 10, 1998. Because of this, there is only a limited trading history for the common stock of the Corporation and there is thus a higher than normal potential for stock price changes, both positive and negative, in the immediate future. This factor could have a material impact on a Bank of Bristol shareholder's ability to sell the shares received in the Share Exchange at the price of such shares as of the date of the closing of the transaction.

     Our opinion is limited to the fairness of the Consideration, from a financial point of view, to the holders of Bank of Bristol common stock. Moreover, this letter and the opinion expressed herein do not constitute a recommendation to any shareholder as to any approval of the Share Exchange or the Agreements. It is understood that this letter is for the information of the Board of Directors of C&L and may not be used for any other purpose without our prior written consent.

     Based on the foregoing and such other matters we have deemed relevant, it is our opinion, as of the date hereof, that the Consideration to be received by the Bank of Bristol shareholders pursuant to the Share Exchange is fair, from a financial point of view, to the holders of Bank of Bristol common stock.

                                          Very truly yours,

                                          ALEX SHESHUNOFF & CO.
                                          INVESTMENT BANKING

                                                                         ANNEX H

                             ALEX SHESHUNOFF & CO.
                               INVESTMENT BANKING

                                 April 20, 1999

Board of Directors
C&L Bank of Blountstown
307 West Central Avenue
Blountstown, Florida 32424-1903

Members of the Board:

     You have requested us to update our oral opinion rendered on February 23, 1999 and our written opinion rendered on March 5, 1999, as to the fairness, from a financial point of view, to the holders of the outstanding shares of common stock of C&L Bank of Blountstown ("Bank of Blountstown") of the Merger Consideration to be received in the proposed merger between Bank of Blountstown, C&L Bank of Bristol ("Bank of Bristol") and The Banc Corporation, Birmingham, Alabama, (the "Corporation"). In consideration of the Merger, the Corporation has offered to exchange $8,533,142.58 of its shares of common stock (the "Merger Consideration") for the outstanding shares of Bank of Blountstown common stock subject to an exchange ratio based upon the formula contained in the Merger Agreement. The shares will be exchanged pursuant to the Plan and Agreement of Merger effective as of February 25, 1999 (the "Merger Agreement"). Pursuant to the Merger Agreement, the Corporation shall cause Bank of Blountstown to be merged with and into the Bank of Bristol (the "Merger"). Immediately prior to the Merger, C&L Banking Corporation ("C&L") shall be merged with and into the Corporation and the Bank of Bristol shall become a wholly-owned subsidiary of the Corporation.

     Bank of Blountstown did not retain Sheshunoff to act as its financial advisor in the proposed Merger and the terms and conditions of the Merger were negotiated directly between Bank of Blountstown and the Corporation.

     Alex Sheshunoff & Co. Investment Banking ("Sheshunoff") is regularly engaged in the valuation of securities in connection with mergers and acquisitions, private placements, and valuations for estate, corporate and other purposes.

     In connection with our opinion, we have, among other things:

        1. Evaluated Bank of Blountstown's consolidated results based upon a review of its annual financial statements for the three-year period ending December 31, 1997 and the unaudited consolidated results for the period ending December 31, 1998;

        2. Reviewed Call Report information as of December 1998 for Bank of Blountstown;

        3. Conducted conversations with executive management regarding recent and projected financial performance of Bank of Blountstown;

        4. Compared Bank of Blountstown's recent operating results with those of certain other banks in the Southeast region of the United States which have recently been acquired;

        5. Compared Bank of Blountstown's recent operating results with those of certain other banks in Florida which have recently been acquired;

        6. Compared the pricing multiples for Bank of Blountstown in the Merger to those of certain other banks in the Southeast region of the United States which have recently been acquired;

Board of Directors
C&L Bank of Blountstown
Page 2

        7. Compared the pricing multiples for Bank of Blountstown in the Merger to those of certain other banks in Florida which have recently been acquired;

        8. Analyzed the net present value of the after-tax cash flows Bank of Blountstown could produce through the year 2003, based on assumptions provided by management;

        9. Performed an affordability analysis based on the projections of earnings for the combined entity subsequent to the Merger;

        10. Reviewed the historical stock price data and trading volume of the Corporation common stock and the lack of any active market for the common stock of Bank of Blountstown; and

        11. Performed such other analyses as we deemed appropriate.

     We have assumed and relied upon, without independent verification, the accuracy and completeness of the information provided to us by Bank of Blountstown for the purposes of this opinion. In addition, where appropriate, we have relied upon publicly available information that we believe to be reliable, accurate and complete; however, we cannot guarantee the reliability, accuracy or completeness of any such publicly available information.

     We have not made an independent evaluation of the assets or liabilities of Bank of Blountstown or the Corporation, nor have we been furnished with any such appraisals. We are not experts in the evaluation of loan portfolios for the purposes of assessing the adequacy of the allowance for loan and lease losses and have assumed that such allowances for each of the companies are, in the aggregate, adequate to cover such losses.

     Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. Events occurring after the date hereof could materially affect the assumptions used in preparing this opinion. The Corporation is a new entity having completed its initial public offering of securities on December 10, 1998. Because of this, there is only a limited trading history for the common stock of the Corporation and there is thus a higher than normal potential for stock price changes, both positive and negative, in the immediate future. This factor could have a material impact on a Bank of Blountstown shareholder's ability to sell the shares received in the Merger at the price of such shares as of the date of the closing of the transaction.

     Our opinion is limited to the fairness of the Merger Consideration, from a financial point of view, to the holders of Bank of Blountstown common stock. Moreover, this letter and the opinion expressed herein do not constitute a recommendation to any shareholder as to any approval of the Merger or the Merger Agreement. It is understood that this letter is for the information of the Board of Directors of Bank of Blountstown and may not be used for any other purpose without our prior written consent.

     Based on the foregoing and such other matters we have deemed relevant, it is our opinion, as of the date hereof, that the Merger Consideration to be received by the Bank of Blountstown shareholders pursuant to the Merger is fair, from a financial point of view, to the holders of Bank of Blountstown common stock.

                                          Very truly yours,

                                          ALEX SHESHUNOFF & CO.
                                          INVESTMENT BANKING

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

THE BANC CORPORATION

     Section 102(b)(7) of Delaware law grants corporations the right to limit or eliminate the personal liability of their directors in certain circumstances in accordance with provisions therein set forth. The Corporation's Restated Certificate of Incorporation contains a provision eliminating or limiting director liability to the Corporation and its stockholders for monetary damages arising from acts or omissions in the director's capacity as a director. The provision does not, however, eliminate or limit the personal liability of a director

     - for any breach of such director's duty of loyalty to the Corporation or its stockholders.

     - for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law.

     - under the Delaware statutory provision making directors personally liable, under a negligence standard, for unlawful dividends or unlawful stock purchases or redemptions.

     - for any transaction from which the director derived an improper personal benefit. This provision offers persons who serve on the Board of Directors of the Corporation protection against awards of monetary damages resulting from breaches of their duty of care (except as indicated above). As a result of this provision, the ability of the Corporation or a stockholder thereof to successfully prosecute an action against a director for a breach of his duty of care is limited. However, the provision does not affect the availability of equitable remedies such as an injunction or rescission based upon a director's breach of his duty of care. The SEC has taken the position that the provision will have no effect on claims arising under the federal securities laws.

     Section 145 of Delaware law grants corporations the right to indemnify their directors, officers, employees and agents in accordance with the provisions therein set forth. The Corporation's Bylaws provide for mandatory indemnification rights, subject to limited exceptions, to any director, officer, employee, or agent of the Corporation who, by reason of the fact that he or she is a director, officer, employee, or agent of the Corporation, is involved in a legal proceeding of any nature. Such indemnification rights include reimbursement for expenses incurred by such director, officer, employee, or agent in advance of the final disposition of such proceeding in accordance with the applicable provisions of Delaware law.

     The Corporation has entered into agreements with all of its directors and its executive officers pursuant to which the Corporation has agreed to indemnify such directors and executive officers against liability incurred by them by reason of their services of a director to the fullest extent allowable under applicable law.

     See Item 22 of this Registration Statement on Form S-4.

ITEM 21.  EXHIBITS

     Exhibits:

EXHIBIT
 NUMBER                                  DESCRIPTION
--------                                 -----------
  (2)-1     --   Plan and Agreement of Merger, dated as of February 25, 1999, by and between The Banc Corporation and C&L Banking
                 Corporation, attached to this Registration Statement as
                 Annex A to the Prospectus-Joint Proxy Statement, is hereby incorporated herein by reference.

EXHIBIT
 NUMBER                                  DESCRIPTION
--------                                 -----------
  (2)-2     --   Share Exchange Agreement, dated as of February 25, 1999,
                 among The Banc Corporation, Bristol Acquisition Corporation,
                 C&L Banking Corporation and C&L Bank of Bristol attached to the Registration Statement on Annex B to the
                 Prospectus-Joint Proxy Statement, is hereby incorporated
                 herein by reference.
  (2)-3     --   Plan and Agreement of Merger, dated as of February 25, 1999, by and among The Banc Corporation, C&L Banking Corporation,
                 C&L Bank of Bristol and C&L Bank of Blountstown, attached to this Registration Statement as Annex C to the
                 Prospectus-Joint Proxy Statement, is hereby incorporated
                 herein by reference.
  (3)-1     --   Restated Certificate of Incorporation of The Banc
                 Corporation, filed as Exhibit (3)-1 to the Corporation's
                 Registration Statement on Form S-4 (Registration No.
                 333-58493), is hereby incorporated herein by reference.
  (3)-2     --   Bylaws of The Banc Corporation, filed as Exhibit (3)-2 to
                 the Corporation's Registration Statement on Form S-4
                 (Registration No. 333-58493), is hereby incorporated herein by reference.
    (5)     --   Form of Opinion of Haskell Slaughter & Young, L.L.C., as to
                 the legality of the shares of the Corporation common stock being registered.
  (8)-1     --   Form of Opinion of Haskell Slaughter & Young, L.L.C., as to
                 certain federal income tax consequences of the C&L Banking
                 Corporation merger.
  (8)-2     --   Form of Opinion of Jenkens & Gilchrist, P.C. as to certain federal income tax consequences of the C&L Banking
                 Corporation merger.
  (8)-3     --   Form of Opinion of Haskell Slaughter & Young, L.L.C., as to
                 certain federal income tax consequences of the share
                 exchange.
  (8)-4     --   Form of Opinion of Jenkens & Gilchrist, P.C., as to certain federal income tax consequences of the share exchange.
  (8)-5     --   Form of Opinion of Haskell Slaughter & Young, L.L.C., as to
                 certain federal income tax consequences of the C&L Bank of
                 Blountstown merger.
  (8)-6     --   Form of Opinion of Jenkens & Gilchrist, P.C. as to certain federal income tax consequences of the C&L Bank of
                 Blountstown merger.
 (10)-1     --   Amended and Restated 1998 Stock Incentive Plan of The Banc
                 Corporation, filed as Exhibit (4)-2 to the Corporation's
                 Registration Statement on Form S-8, dated February 22, 1999
                 (Registration No. 333-72747), is hereby incorporated herein by reference.
 (10)-2     --   Commerce Bank of Alabama Incentive Stock Compensation Plan,
                 filed as Exhibit (4)-3 to the Corporation's Registration
                 Statement on Form S-8, dated February 22, 1999 (Registration
                 No. 333-72747), is hereby incorporated herein by reference.
 (10)-3     --   The Banc Corporation 401(k) Plan, filed as Exhibit (4)-2 to the Corporation's Registration Statement on Form S-8, dated
                 January 21, 1999 (Registration No. 333-70953) is hereby
                 incorporated by reference herein.
 (10)-4     --   Employment Agreement by and between The Banc Corporation and
                 James A. Taylor, filed as Exhibit (10)-1 to the
                 Corporation's Registration Statement on Form S-1
                 (Registration No. 333-67011), is hereby incorporated herein by reference.
 (10)-5     --   Deferred Compensation Plan by and between The Banc
                 Corporation and James A. Taylor, filed as Exhibit (10)-2 to the Corporation's Registration Statement on Form S-1
                 (Registration No. 333-67011), is hereby incorporated herein by reference.
 (10)-6     --   Employment Agreement, dated as of October 30, 1998, by and between The Banc Corporation and W.T. Campbell, Jr., filed as Exhibit (10)-4 to the Corporation's Registration
                 Statement on Form S-1 (Registration No. 333-67011), is
                 hereby incorporated herein by reference.

EXHIBIT
 NUMBER                                  DESCRIPTION
--------                                 -----------
 (10)-7     --   Employment Agreement, dated as of February 12, 1998, by and between The Banc Corporation and Terry DuBose, filed as
                 Exhibit (10)-7 to the Corporation's Annual Report on Form
                 10-K for the year ended December 31, 1998, is hereby
                 incorporated by reference herein.
 (10)-8     --   Employment Agreement, dated as of January 1, 1999, by and
                 between The Banc Corporation and James A. Taylor, Jr., filed as Exhibit (10)-8 to the Corporation's Annual Report on Form
                 10-K for the year ended December 31, 1998, is hereby
                 incorporated herein by reference.
 (10)-9     --   Employment Agreement, dated as of January 1, 1999, between
                 The Bank and Marie Swift filed as Exhibit (10)-9 to the
                 Corporation's Annual Report on Form 10-K for the year ended
                 December 31, 1998, is hereby incorporated by reference.
(10)-10     --   Employment Agreement, dated as of January 1, 1999, between
                 The Bank and Johnny Wallis filed as Exhibit (10)-10 to the
                 Corporation's Annual Report on Form 10-K for the year ended
                 December 31, 1998, is hereby incorporated by reference.
(10)-11     --   Form of Employment Agreement by and between The Banc
                 Corporation and Jed M. Hiers
   (21)     --   Subsidiaries of the Corporation filed as Exhibit (21) to the
                 Corporation's Annual Report on Form 10-K for the year ended
                 December 31, 1998, is hereby incorporated by reference.
 (23)-1     --   Consent of Ernst & Young LLP.
 (23)-2     --   Consent of Saltmarsh Cleaveland & Gund.
 (23)-3     --   Consent of Williams Cox Weidner and Cox.
 (23)-4     --   Consent of Williams Cox Weidner and Cox.
 (23)-5     --   Consent of Haskell Slaughter & Young, L.L.C. (included in
                 the opinions filed as Exhibits (5) and (8)-1, (8)-3 and
                 (8)-5.
 (23)-6     --   Consent of Jenkens & Gilchrist, P.C. (included in the
                 opinions filed as Exhibit (8)-2, (8)-4 and (8)-6.
 (23)-7     --   Consent of Jerry M. Smith.
 (23)-8     --   Consent of Alex Sheshunoff & Co.
   (24)     --   Powers of Attorney. See the signature page to original
                 filing of this Registration Statement on Form S-4.
 (99)-1     --   Form of C&L Proxy.
 (99)-2     --   Form of Bank of Bristol Proxy.
 (99)-3     --   Form of Bank of Blountstown Proxy.

ITEM 22.  UNDERTAKINGS

     (1) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (2) The undersigned Registrant hereby undertakes as follows: that prior to any public re-offering of the securities registered hereunder through use of a prospectus which is part of the registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such re-offering prospectus will contain the information called for by the applicable registration form with respect to re-offerings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

     (3) The Registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (2) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (4) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not subject of and included in the Registration Statement when it became effective.

     (5) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama on April 30, 1999.

                                          THE BANC CORPORATION

                                          By:      /s/ JAMES A. TAYLOR
                                            ------------------------------------
                                                      James A. Taylor
                                                   Chairman of the Board,
                                                Chief Executive Officer and
                                                          President

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James A. Taylor, Jr. and David R. Carter, and each of them, his attorney-in-fact with power of substitution for him in any and all capacities, to sign any amendments, supplements, subsequent registration statements relating to the offering to which this Registration Statement relates, or other instruments he deems necessary or appropriate, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

                      SIGNATURE                                     TITLE                     DATE
                      ---------                                     -----                     ----

                 /s/ JAMES A. TAYLOR                   Chairman of the Board, Chief      April 30, 1999
-----------------------------------------------------    Executive Officer and
                   James A. Taylor                       President (Principal Executive
                                                         Officer)

                 /s/ DAVID R. CARTER                   Executive Vice President, Chief   April 30, 1999
-----------------------------------------------------    Financial Officer and Director
                   David R. Carter                       (Principal Financial and
                                                         Accounting Officer)

                  /s/ TERRY DUBOSE                     Vice Chairman                     April 30, 1999
-----------------------------------------------------
                    Terry Dubose

             /s/ JAMES MAILON KENT, JR.                Vice Chairman                     April 30, 1999
-----------------------------------------------------
               James Mailon Kent, Jr.

             /s/ LARRY D. STRIPLIN, JR.                Vice Chairman                     April 30, 1999
-----------------------------------------------------
               Larry D. Striplin, Jr.

             /s/ JAMES R. ANDREWS, M.D.                Director                          April 30, 1999
-----------------------------------------------------
               James R. Andrews, M.D.

                 /s/ CHARLES BARKLEY                   Director                          April 30, 1999
-----------------------------------------------------
                   Charles Barkley

                      SIGNATURE                                     TITLE                     DATE
                      ---------                                     -----                     ----

               /s/ NEAL R. BERTE, ED.D                 Director                          April 30, 1999
-----------------------------------------------------
                 Neal R. Berte, ED.D

               /s/ W.T. CAMPBELL, JR.                  Director                          April 30, 1999
-----------------------------------------------------
                 W.T. Campbell, Jr.

                /s/ PETER N. DICHIARA                  Director                          April 30, 1999
-----------------------------------------------------
                  Peter N. Dichiara

                 /s/ K. EARL DURDEN                    Director                          April 30, 1999
-----------------------------------------------------
                   K. Earl Durden

                 /s/ STEVEN C. HAYS                    Director                          April 30, 1999
-----------------------------------------------------
                   Steven C. Hays

                 /s/ LARRY R. HOUSE                    Director                          April 30, 1999
-----------------------------------------------------
                   Larry R. House

             /s/ THOMAS E. JERNIGAN, JR.               Director                          April 30, 1999
-----------------------------------------------------
               Thomas E. Jernigan, Jr.

                /s/ RANDALL E. JONES                   Director                          April 30, 1999
-----------------------------------------------------
                  Randall E. Jones

                 /s/ MAYER MITCHELL                    Director                          April 30, 1999
-----------------------------------------------------
                   Mayer Mitchell

              /s/ RONALD W. ORSO, M.D.                 Director                          April 30, 1999
-----------------------------------------------------
                Ronald W. Orso, M.D.

                 /s/ HAROLD W. RIPPS                   Director                          April 30, 1999
-----------------------------------------------------
                   Harold W. Ripps

               /s/ RICHARD M. SCRUSHY                  Director                          April 30, 1999
-----------------------------------------------------
                 Richard M. Scrushy

               /s/ MICHAEL E. STEPHENS                 Director                          April 30, 1999
-----------------------------------------------------
                 Michael E. Stephens

                   /s/ MARIE SWIFT                     Director                          April 30, 1999
-----------------------------------------------------
                     Marie Swift

              /s/ JAMES A. TAYLOR, JR.                 Director                          April 30, 1999
-----------------------------------------------------
                James A. Taylor, Jr.

               /s/ T. MANDELL TILLMAN                  Director                          April 30, 1999
-----------------------------------------------------
                 T. Mandell Tillman

                  /s/ JOHNNY WALLIS                    Director                          April 30, 1999
-----------------------------------------------------
                    Johnny Wallis